FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257737-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 1, 2022, may be amended or completed prior to time of sale.

PROSPECTUS

$922,229,000 (Approximate)

BBCMS Mortgage Trust 2022-C16

(Central Index Key Number 0001924780)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

UBS AG
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-C16

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-C16 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2022-C16. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2022. The rated final distribution date for the certificates is the distribution date in June 2055.

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$15,000,000%		(5)	March 2027
Class A-2	$108,000,000%		(5)	June 2027
Class A-3	$16,000,000%		(5)	February 2029
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$22,296,000%		(5)	December 2031
Class X-A	$721,296,000	(7)%	Variable(8)	NAP
Class X-B	$200,933,000	(9)%	Variable(10)	NAP
Class A-S	$113,347,000%		(5)	May 2032
Class B	$46,369,000%		(5)	May 2032
Class C	$41,217,000%		(5)	June 2032

(Footnotes on table on pages 3, 4 and 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and page 61, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc., will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 68.4% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 15.9% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 15.7% of each class of offered certificates. Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 28, 2022. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2022, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Mischler Financial Group, Inc.	Natixis
Co-Managers

June , 2022

BBCMS Mortgage Trust 2022-C16

Commercial Mortgage Pass-Through Certificates, Series 2022-C16

Missouri
2 properties
$7,668,421
0.7% of total
Iowa
1 property
$653,714
0.1% of total
Minnesota
2 properties
$12,667,429
1.2% of total
Illinois
14 properties
$34,406,699
3.2% of total
Wisconsin
2 properties
$4,583,200
0.4% of total
Indiana
4 properties
$3,242,686
0.3% of total
Pennsylvania
3 properties
$27,280,702
2.5% of total
New York
5 properties
$92,189,240
8.5% of total
New Hampshire
1 property
$4,145,714
0.4% of total
Maine
1 property
$436,800
0.0% of total
Washington
8 properties
$62,150,000
5.7% of total
Michigan
5 properties
$26,575,600
2.5% of total
Connecticut
1 property
$2,950,000
0.3% of total
Ohio
6 properties
$26,660,485
2.5% of total
Rhode Island
2 properties
$9,100,000
0.8% of total
Nevada
7 properties
$14,129,143
1.3% of total
New Jersey
6 properties
$123,404,571
11.4% of total
Maryland
2 properties
$35,067,143
3.2% of total
California
15 properties
$203,377,066
18.8% of total
Delaware
15 properties
$28,230,800
2.6% of total
Virginia
2 properties
$4,650,686
0.4% of total
West Virginia
1 property
$1,027,600
0.1% of total
Hawaii
1 property
$9,600,000
0.9% of total
Colorado
2 properties
$21,660,000
2.0% of total
South Carolina
3 properties
$13,120,000
1.2% of total
Kentucky
1 property
$551,600
0.1% of total
New Mexico
1 property
$6,350,000
0.6% of total
Georgia
1 property
$4,200,000
0.4% of total
Kansas
1 property
$1,872,000
0.2% of total
Tennessee
10 properties
$79,392,735
7.3% of total
Florida
4 properties
$53,150,000
4.9% of total
Texas
16 properties
$135,920,979
12.5% of total
Louisiana
8 properties
$30,311,400
2.8% of total
Alabama
2 properties
$3,930,000
0.4% of total
Percentage of Initial Pool Balance
0.0% – 5.0%
5.1% – 10.0%
10.1% – 18.8%

Summary of Certificates(*)

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$15,000,000		30.000%	%	(5)	March 2027	2.59	07/22-03/27
A-2	$108,000,000		30.000%	%	(5)	June 2027	4.86	03/27-06/27
A-3	$16,000,000		30.000%	%	(5)	February 2029	6.63	02/29-02/29
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$22,296,000		30.000%	%	(5)	December 2031	7.24	06/27-12/31
X-A	$721,296,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$200,933,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$113,347,000		19.000%	%	(5)	May 2032	9.88	05/32-05/32
B	$46,369,000		14.500%	%	(5)	May 2032	9.88	05/32-05/32
C	$41,217,000		10.500%	%	(5)	June 2032	9.93	05/32-06/32
Non-Offered Certificates
X-D	$41,217,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-F	$23,184,000	(13)	NAP	%	Variable(14)	NAP	NAP	NAP
X-G	$10,304,000	(15)	NAP	%	Variable(16)	NAP	NAP	NAP
X-H	$12,881,000	(17)	NAP	%	Variable(18)	NAP	NAP	NAP
X-J	$20,608,590	(19)	NAP	%	Variable(20)	NAP	NAP	NAP
D	$24,472,000		8.125%	%	(5)	June 2032	9.96	06/32-06/32
E	$16,745,000		6.500%	%	(5)	June 2032	9.96	06/32-06/32
F	$23,184,000		4.250%	%	(5)	June 2032	9.96	06/32-06/32
G	$10,304,000		3.250%	%	(5)	June 2032	9.96	06/32-06/32
H	$12,881,000		2.000%	%	(5)	June 2032	9.96	06/32-06/32
J	$20,608,590		0.000%	%	(5)	June 2032	9.96	06/32-06/32
S(21)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(22)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(*)	The Class VRR certificates are not offered pursuant to this Prospectus. Information regarding the Class VRR certificates is set forth in the table entitled “Summary of Class VRR Certificates” below and under “Credit Risk Retention” in this Prospectus. The certificate balance of the Class VRR certificates is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” and “Non-Offered Certificates” in the table above.
(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the Class VRR certificates. The Class VRR certificates provide credit support only to the limited extent that they are allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $560,000,000, subject to a variance of plus or minus 5%.

Class of Certificates	Range of Approx. Initial Certificate Balances	Range of Assumed Final Distribution Dates	Range of Expected Weighted Average Life (Years)	Range of Expected Principal Windows
Class A-4	$0 – $270,000,000	NAP – April 2032	NAP – 9.49	NAP - 02/29-04/32
Class A-5	$290,000,000 – $560,000,000	May 2032	9.86 – 9.68	04/32-05/32 - 02/29-05/32
3

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.
(16)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(17)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.
(18)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(19)	The Class X-J certificates are notional amount certificates. The notional amount of the Class X-J certificates will be equal to the certificate balance of the Class J certificates outstanding from time to time. The Class X-J certificates will not be entitled to distributions of principal.
(20)	The pass-through rate for the Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class J certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(21)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on
4

any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class VRR and Class S certificates. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(22)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

Summary of Class VRR Certificates

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Certificate Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class VRR	$54,232,821%		(4)	June 2032	9.04	07/22-06/32

(1)	The Class VRR certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and are expected to be acquired and retained by Barclays Capital Real Estate Inc.(or its “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class VRR certificates represent the right to receive approximately 5.0% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates on each distribution date, as further described under “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the Class VRR certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.
(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Class VRR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class VRR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
PROHIBITION ON SALES TO EEA RETAIL INVESTORS	15
EU PRODUCT GOVERNANCE	15
PROHIBITION ON SALES TO UK RETAIL INVESTORS	15
UK PRODUCT GOVERNANCE	16
Summary of Terms	23
Summary of Risk Factors	59
Special Risks	59
Risks Relating to the Mortgage Loans	59
Risks Relating to Conflicts of Interest	60
Other Risks Relating to the Certificates	60
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
Office Properties Have Special Risks	71
Retail Properties Have Special Risks	72
Multifamily Properties Have Special Risks	75
Industrial Properties Have Special Risks	77
Self Storage Properties Have Special Risks	78
Manufactured Housing Community Properties Have Special Risks	79
Hotel Properties Have Special Risks	80
Risks Relating to Affiliation with a Franchise or Hotel Management Company	82

Healthcare-Related Properties Have Special Risks	83
Leased Fee Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	92
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	96
Risks Associated with Blanket Insurance Policies or Self-Insurance	97
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97

6

Limited Information Causes Uncertainty	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	100
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
Seasoned Mortgage Loans Present Additional Risk of Repayment	102
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	105
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability to Incur Other Indebtedness Entails Risk	107
Tenancies-in-Common May Hinder Recovery	108
Risks Relating to Delaware Statutory Trusts	109
Risks Relating to Enforceability of Cross-Collateralization	109
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	109
Risks Associated with One Action Rules	110
State Law Limitations on Assignments of Leases and Rents May Entail Risks	110
Various Other Laws Could Affect the Exercise of Lender’s Rights	110

Risks of Anticipated Repayment Date Loans	111
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	111
Risks Related to Ground Leases and Other Leasehold Interests	112
Sale-Leaseback Transactions Have Special Risks	114
Increases in Real Estate Taxes May Reduce Available Funds	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	116
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	120
Potential Conflicts of Interest of the Operating Advisor	123
Potential Conflicts of Interest of the Asset Representations Reviewer	123
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	124
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	126
The Servicing of each Servicing Shift Whole Loan Will Shift to Other Servicers	127
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	127

7

Other Potential Conflicts of Interest May Affect Your Investment	128
Other Risks Relating to the Certificates	128
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	128
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	132
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	136
Risks Relating to Modifications of the Mortgage Loans	141
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Payments Allocated to the Class VRR Certificates Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the Class VRR Certificates	143
Risks Relating to Interest on Advances and Special Servicing Compensation	143
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	144
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing

Entity’s Ownership of the Mortgage Loans	144
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	145
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	145
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
General Risks	148
The Certificates May Not Be a Suitable Investment for You	148
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	148
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	148
Other Events May Affect the Value and Liquidity of Your Investment	148
The Certificates Are Limited Obligations	149
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	149
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	149
Description of the Mortgage Pool	151
General	151
Co-Originated and Third-Party Originated Mortgage Loans	152
Certain Calculations and Definitions	153
Definitions	154
Mortgage Pool Characteristics	165
Overview	165
Property Types	166
Mortgage Loan Concentrations	173
Top Fifteen Mortgage Loans	173

8

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	173
Geographic Concentrations	175
Mortgaged Properties with Limited Prior Operating History	175
Tenancies-in-Common or Diversified Ownership	176
Delaware Statutory Trusts	176
Condominium and Other Shared Interests	176
Fee & Leasehold Estates; Ground Leases	177
COVID-19 Considerations	178
Environmental Considerations	178
Mortgaged Properties Subject to Local Law 97	184
Redevelopment, Renovation and Expansion	184
Assessment of Property Value and Condition	184
Litigation and Other Considerations	185
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	187
Tenant Issues	188
Tenant Concentrations	188
Lease Expirations and Terminations	188
Purchase Options and Rights of First Refusal	193
Affiliated Leases	196
Competition from Certain Nearby Properties	196
Insurance Considerations	196
Use Restrictions	198
Appraised Value	200
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	201
Delinquency Information	203
Certain Terms of the Mortgage Loans	203
Amortization of Principal	203
Due Dates; Mortgage Rates; Calculations of Interest	204
Single Purpose Entity Covenants	205
ARD Loan	205
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	206
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	207
Defeasance	208
Releases; Partial Releases	209
Escrows	213
Mortgaged Property Accounts	214

Exceptions to Underwriting Guidelines	216
Additional Indebtedness	216
General	216
Whole Loans	216
Mezzanine Indebtedness	216
Other Secured Indebtedness	219
Preferred Equity	219
Other Unsecured Indebtedness	219
The Whole Loans	220
General	220
The Serviced Pari Passu Whole Loans	227
The Non-Serviced Pari Passu Whole Loans	229
The A/B Whole Loans	232
Additional Information	256
Transaction Parties	256
The Sponsors and Mortgage Loan Sellers	256
Barclays Capital Real Estate Inc.	257
Starwood Mortgage Capital LLC	263
Societe Generale Financial Corporation	269
UBS AG, New York Branch	276
BSPRT CMBS Finance, LLC	285
LMF Commercial, LLC	292
Natixis Real Estate Capital LLC	298
The Depositor	306
The Issuing Entity	307
The Master Servicer	307
The Special Servicer	311
The Trustee	316
The Certificate Administrator	316
The Operating Advisor and Asset Representations Reviewer	318
Credit Risk Retention	320
General	320
Material Terms of the Class VRR Certificates	320
Qualifying CRE Loans; Required Credit Risk Retention Percentage	322
Hedging, Transfer and Financing Restrictions	322
Description of the Certificates	323
General	323
Distributions	325
Method, Timing and Amount	325
Available Funds	326
Priority of Distributions	328
Pass-Through Rates	332
Interest Distribution Amount	334
Principal Distribution Amount	334
Certain Calculations with Respect to Individual Mortgage Loans	336
Excess Interest	337

9

Application Priority of Mortgage Loan Collections or Whole Loan Collections	337
Allocation of Yield Maintenance Charges and Prepayment Premiums	340
Assumed Final Distribution Date; Rated Final Distribution Date	342
Prepayment Interest Shortfalls	343
Subordination; Allocation of Realized Losses	344
Reports to Certificateholders; Certain Available Information	347
Certificate Administrator Reports	347
Information to be Provided to Risk Retention Consultation Party	352
Information Available Electronically	353
Voting Rights	357
Delivery, Form, Transfer and Denomination	357
Book-Entry Registration	358
Definitive Certificates	360
Certificateholder Communication	361
Access to Certificateholders’ Names and Addresses	361
Requests to Communicate	361
List of Certificateholders	362
Description of the Mortgage Loan Purchase Agreements	362
General	362
Dispute Resolution Provisions	371
Asset Review Obligations	371
Pooling and Servicing Agreement	372
General	372
Assignment of the Mortgage Loans	372
Servicing Standard	373
Subservicing	374
Advances	375
P&I Advances	375
Servicing Advances	376
Nonrecoverable Advances	377
Recovery of Advances	378
Accounts	379
Withdrawals from the Collection Account	381
Servicing and Other Compensation and Payment of Expenses	384
General	384
Master Servicing Compensation	388
Special Servicing Compensation	391
Disclosable Special Servicer Fees	396
Certificate Administrator and Trustee Compensation	396
Operating Advisor Compensation	396
Asset Representations Reviewer Compensation	397

CREFC® Intellectual Property Royalty License Fee	398
Appraisal Reduction Amounts	398
Maintenance of Insurance	405
Modifications, Waivers and Amendments	408
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	412
Inspections	413
Collection of Operating Information	414
Special Servicing Transfer Event	414
Asset Status Report	417
Realization Upon Mortgage Loans	420
Sale of Defaulted Loans and REO Properties	422
The Directing Certificateholder	425
General	425
Major Decisions	427
Asset Status Report	429
Replacement of the Special Servicer	429
Control Termination Event and Consultation Termination Event	430
Servicing Override	431
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	432
Rights of the Holders of Serviced Pari Passu Companion Loans	432
Limitation on Liability of Directing Certificateholder	432
The Operating Advisor	433
General	433
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	434
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	434
Recommendation of the Replacement of the Special Servicer	436
Eligibility of Operating Advisor	437
Other Obligations of Operating Advisor	437
Delegation of Operating Advisor’s Duties	438
Termination of the Operating Advisor With Cause	438
Rights Upon Operating Advisor Termination Event	439
Waiver of Operating Advisor Termination Event	439
Termination of the Operating Advisor Without Cause	440
Resignation of the Operating Advisor	440

10

Operating Advisor Compensation	441
The Asset Representations Reviewer	441
Asset Review	441
Eligibility of Asset Representations Reviewer	445
Other Obligations of Asset Representations Reviewer	446
Delegation of Asset Representations Reviewer’s Duties	446
Assignment of Asset Representations Reviewer’s Rights and Obligations	447
Asset Representations Reviewer Termination Events	447
Rights Upon Asset Representations Reviewer Termination Event	448
Termination of the Asset Representations Reviewer Without Cause	448
Resignation of Asset Representations Reviewer	448
Asset Representations Reviewer Compensation	449
Limitation on Liability of Risk Retention Consultation Party	449
Replacement of the Special Servicer Without Cause	449
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	451
Termination of the Master Servicer or Special Servicer for Cause	452
Servicer Termination Events	452
Rights Upon Servicer Termination Event	454
Waiver of Servicer Termination Event	455
Resignation of the Master Servicer or Special Servicer	456
Limitation on Liability; Indemnification	456
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	459
Dispute Resolution Provisions	459
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	459
Repurchase Request Delivered by a Party to the PSA	460
Resolution of a Repurchase Request	460
Mediation and Arbitration Provisions	463
Servicing of the Servicing Shift Mortgage Loans	464
Servicing of the Non-Serviced Mortgage Loans	464
General	465

Servicing of the Yorkshire & Lexington Towers Mortgage Loan	467
Servicing of the ILPT Logistics Portfolio Mortgage Loan	468
Servicing of The Summit Mortgage Loan	469
Rating Agency Confirmations	469
Evidence as to Compliance	471
Limitation on Rights of Certificateholders to Institute a Proceeding	472
Termination; Retirement of Certificates	473
Amendment	474
Resignation and Removal of the Trustee and the Certificate Administrator	476
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	477
Certain Legal Aspects of Mortgage Loans	478
General	479
Types of Mortgage Instruments	480
Leases and Rents	480
Personalty	480
Foreclosure	481
General	481
Foreclosure Procedures Vary from State to State	481
Judicial Foreclosure	481
Equitable and Other Limitations on Enforceability of Certain Provisions	481
Nonjudicial Foreclosure/Power of Sale	482
Public Sale	482
Rights of Redemption	483
Anti-Deficiency Legislation	483
Leasehold Considerations	484
Bankruptcy Laws	484
Environmental Considerations	490
General	490
Superlien Laws	491
CERCLA	491
Certain Other Federal and State Laws	491
Additional Considerations	492
Due-on-Sale and Due-on-Encumbrance Provisions	492
Subordinate Financing	492
Default Interest and Limitations on Prepayments	493
Applicability of Usury Laws	493
Americans with Disabilities Act	493
Servicemembers Civil Relief Act	493
Anti-Money Laundering, Economic Sanctions and Bribery	494
Potential Forfeiture of Assets	494

11

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	495
Pending Legal Proceedings Involving Transaction Parties	498
Use of Proceeds	498
Yield and Maturity Considerations	498
Yield Considerations	498
General	498
Rate and Timing of Principal Payments	498
Losses and Shortfalls	500
Certain Relevant Factors Affecting Loan Payments and Defaults	500
Delay in Payment of Distributions	501
Yield on the Certificates with Notional Amounts	502
Weighted Average Life	502
Pre-Tax Yield to Maturity Tables	508
Material Federal Income Tax Considerations	511
General	511
Qualification as a REMIC	512
Status of Offered Certificates	513
Taxation of Regular Interests	514
General	514
Original Issue Discount	514
Acquisition Premium	516
Market Discount	516
Premium	517
Election To Treat All Interest Under the Constant Yield Method	517
Treatment of Losses	517

Yield Maintenance Charges and Prepayment Premiums	518
Sale or Exchange of Regular Interests	518
Taxes That May Be Imposed on a REMIC	519
Prohibited Transactions	519
Contributions to a REMIC After the Startup Day	519
Net Income from Foreclosure Property	520
REMIC Partnership Representative	520
Taxation of Certain Foreign Investors	520
FATCA	521
Backup Withholding	521
Information Reporting	522
3.8% Medicare Tax on “Net Investment Income”	522
Reporting Requirements	522
Certain State and Local Tax Considerations	523
Method of Distribution (Underwriter)	523
Incorporation of Certain Information by Reference	526
Where You Can Find More Information	526
Financial Information	527
Certain ERISA Considerations	527
General	527
Plan Asset Regulations	527
Administrative Exemptions	528
Insurance Company General Accounts	530
Legal Investment	531
Legal Matters	532
Ratings	532
Index of Defined Terms	534

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

12

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

13

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2022-C16 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master
14

servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined

15

in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

16

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)       it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

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SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
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●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2022-C16, Commercial Mortgage Pass-Through Certificates, Series 2022-C16.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2022-C16, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors; Mortgage Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Natixis Real Estate Capital LLC, a Delaware limited liability company
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	18	$338,953,493	31.2%
Starwood Mortgage Capital LLC	11	187,318,846	17.3
Societe Generale Financial Corporation	8	172,663,431	15.9
UBS AG	6	170,499,999	15.7
BSPRT CMBS Finance, LLC	4	76,716,541	7.1
LMF Commercial, LLC	11	74,471,462	6.9
Natixis Real Estate Capital LLC	2	64,032,639	5.9
Total	60	$1,084,656,412	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description

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of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC is anticipated to be appointed as the special servicer by LNR Securities Holdings, LLC (“LNRSH”). LNRSH is anticipated to be appointed as the directing certificateholder by its affiliate, STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates. STWD Liquid Holdings LLC, also an affiliate of LNR Partners LLC and LNRSH, is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H certificates, and may purchase other classes of certificates. LNRSH is anticipated to acquire approximately 55% of the Class S certificates. LNR Partners currently serves as the special servicer under the BBCMS 2021-C12 pooling and servicing agreement which governs the servicing of the Hamilton Commons whole loan. The principal servicing office of the special servicer is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, LNR Partners, LLC, Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers companion loans, and Starwood Mortgage Funding III LLC, the holder of the Stockton Self Storage Portfolio companion loan are affiliates of each other.
LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such

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mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
LNR Partners, LLC is anticipated to be appointed as the special servicer by LNR Securities Holdings, LLC (“LNRSH”). LNRSH is anticipated to be appointed as the directing certificateholder by its affiliate, STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates, and LNRSH is anticipated to acquire a majority of the Class S certificates. STWD Liquid Holdings LLC, also an affiliate of LNR Partners LLC and LNRSH is anticipated to purchase at least a majority of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H certificates, and may purchase other classes of certificates.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2022-C16. Following the

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transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under
“—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge

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Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling companion loan holder with respect to the servicing shift whole loan prior to the servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be the most subordinate class of the Class F, Class G, Class H and Class J certificates

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then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that LNRSH, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers companion loans, (iv) Starwood Mortgage Funding III LLC, the holder of the Stockton Self Storage Portfolio companion loan, (v) STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates, and (vi) STWD Liquid Holdings LLC, which is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates and may purchase other classes of certificates, on the closing date, is (x) expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan, or (iii) any excluded loan) and (y) anticipated to acquire approximately 55% of the Class S certificates.
With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. Barclays Bank PLC (a majority-owned affiliate of Barclays Capital Real Estate Inc.) is expected to be appointed as the initial risk retention consultation party.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2022 (or, in the case of any mortgage loan that has its first due date after June 2022, the date that would have been its due date in June 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about June 28, 2022.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2022.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina,

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New York, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	March 2027
Class A-2	June 2027
Class A-3	February 2029
Class A-4	NAP – April 2032(1)
Class A-5	May 2032
Class A-SB	December 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2032
Class B	May 2032
Class C	June 2032
(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $270,000,000.
The rated final distribution date for the offered certificates will be the distribution date in June 2055.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-C16:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class VRR, Class S and Class R certificates (referred to as the “non-offered certificates”). The certificates (other than the Class VRR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(2)
Class A-1	$15,000,000		1.383%	30.000%
Class A-2	$108,000,000		9.957%	30.000%
Class A-3	$16,000,000		1.475%	30.000%
Class A-4	$0 - $270,0	00,000(3)	0.000% – 24.893%(3)	30.000%
Class A-5	$290,000,000 - $560,0	00,000(3)	26.737% – 51.629%(3)	30.000%
Class A-SB	$22,296,000		2.056%	30.000%
Class X-A	$721,296,000		NAP	NAP
Class X-B	$200,933,000		NAP	NAP
Class A-S	$113,347,000		10.450%	19.000%
Class B	$46,369,000		4.275%	14.500%
Class C	$41,217,000		3.800%	10.500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents
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the approximate initial credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. The Class VRR certificates provide credit support only to the limited extent that they are allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.
(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $560,000,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

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For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the

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master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00687%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a per annum rate equal to 0.00138%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00023%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the

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Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
Yorkshire & Lexington Towers	0.00125%	0.2500%
1888 Century Park East	0.00125%	0.2500%
ExchangeRight Net Leased Portfolio #55	0.00125%	0.2500%
Bell Works	0.00125%	0.2500%
ILPT Logistics Portfolio	0.01375%	0.1500%
Twin Spans Business Park and Delaware River Industrial Park	0.00125%	0.2500%
The Summit	0.02500%	0.2500%
Moonwater Office Portfolio	0.00125%	0.2500%

(1)	Does not reflect the 70 Hudson Street mortgage loan or the 3075 Olcott mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans and/or subordinate companion loans that may be included in one or more future securitizations. After the securitization of the related controlling companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.

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Distributions

A. Allocation Between Class VRR
Certificates and Non-VRR

Certificates	The aggregate amount available for distributions to holders of the non-VRR certificates and the Class VRR certificates on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the Class VRR certificates, on the one hand, and for distribution to the non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the Class VRR certificates will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.
The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.
The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the Class VRR certificates, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the Class VRR certificates.

B. Amount and Order of

Distributions on the

Non-VRR Certificates	On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on

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the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement;

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(b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class S and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the Class VRR certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates”. As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the Class VRR certificates on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—Material Terms of the Class VRR Certificates”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the Class VRR certificates, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

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For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the Class VRR certificates and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the Class VRR certificates and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

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(*)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
(**)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are interest-only certificates and the Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are not offered by this prospectus. The Class VRR certificates are not offered by this prospectus.
(***)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class S and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the Class VRR certificates will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the

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aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H certificates. The notional amount of the Class X-J certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class J certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—Material Terms of the Class VRR Certificates” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the Class VRR certificates and the allocation of losses to the non-VRR certificates and the Class VRR certificates.
F. Shortfalls in Available Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the Class VRR certificates and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and

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●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the Class VRR certificates, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates— Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the

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trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

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C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be sixty (60) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one-hundred fifty-five (155) commercial, multifamily, leased fee or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,084,656,412.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty (60) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Yorkshire & Lexington Towers	$65,000,000	6.0%	$253,000,000	$221,500,000	33.3%	3.61x	11.1%	56.6%	2.13x	6.6%
1888 Century Park East	$65,000,000	6.0%	$135,000,000	N/A	41.8%	4.35x	12.1%	41.8%	4.35x	12.1%
3075 Olcott	$65,000,000	6.0%	$77,000,000	N/A	59.2%	1.66x	8.6%	59.2%	1.66x	8.6%
70 Hudson Street	$48,000,000	4.4%	$72,000,000	$76,950,000	40.0%	4.10x	13.3%	65.7%	2.50x	8.1%
ExchangeRight Net Leased Portfolio #55	$41,560,000	3.8%	$62,340,000	N/A	53.1%	2.03x	9.6%	53.1%	2.03x	9.6%
Bell Works	$40,000,000	3.7%	$170,000,000	N/A	62.6%	1.68x	9.4%	62.6%	1.68x	9.4%
ILPT Logistics Portfolio	$39,999,999	3.7%	$301,140,001	$103,860,000	29.0%	3.12x	13.2%	37.9%	2.40x	10.1%
Phoenix Industrial Portfolio VIII	$35,000,000	3.2%	$22,000,000	N/A	64.6%	1.57x	11.8%	64.6%	1.57x	11.8%
The Shoppes at Eagle Point	$29,966,541	2.8%	$9,988,847	N/A	57.1%	1.39x	9.9%	57.1%	1.39x	9.9%
Twin Spans Business Park and Delaware River Industrial Park	$28,000,000	2.6%	$110,000,000	N/A	61.5%	2.23x	8.7%	61.5%	2.23x	8.7%
Stockton Self Storage Portfolio	$24,974,325	2.3%	$13,985,622	N/A	49.1%	1.60x	10.7%	49.1%	1.60x	10.7%
The Summit	$17,000,000	1.6%	$310,000,000	$198,000,000	36.5%	4.11x	12.6%	58.6%	2.56x	7.8%
Hamilton Commons	$17,000,000	1.6%	$22,000,000	N/A	59.5%	3.91x	14.2%	59.5%	3.91x	14.2%
Oak Ridge Office Park	$16,032,639	1.5%	$10,688,426	N/A	62.1%	1.84x	12.3%	62.1%	1.84x	12.3%
Moonwater Office Portfolio	$13,000,000	1.2%	$103,000,000	N/A	59.1%	1.42x	9.0%	59.1%	1.42x	9.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the ILPT Logistics Portfolio mortgage loan, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.
The 70 Hudson Street whole loan and the 3075 Olcott whole loan (each, a “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing

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agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Yorkshire & Lexington Towers	CGCMT 2022-GC48	6.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
1888 Century Park East	BBCMS 2022-C14	6.0%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
ExchangeRight Net Leased Portfolio #55	Benchmark 2022-B35	3.8%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
Bell Works	Benchmark 2022-B35	3.7%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
ILPT Logistics Portfolio	ILPT 2022-LPFX	3.7%	Berkadia Commercial Mortgage LLC	Situs Holdings, LLC	Wilmington Trust, National Association
Twin Spans Business Park and Delaware River Industrial Park	BBCMS 2022-C15	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
The Summit	SUMIT 2022-BVUE	1.6%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
Hamilton Commons	BBCMS 2021-C12	1.6%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
Moonwater Office Portfolio	Benchmark 2022-B32	1.2%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wilmington Trust, National Association

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Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(1)
Yorkshire & Lexington Towers	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	FS CREIT Investments HRR, LLC
1888 Century Park East	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR CMBS II Aggregator Type 2 L.P.
ExchangeRight Net Leased Portfolio #55	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD III Sub VII, LLC
Bell Works	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD III Sub VII, LLC
ILPT Logistics Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	N/A	CPPIB Credit Structured North America III, Inc.
Twin Spans Business Park and Delaware River Industrial Park	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR, LLC
The Summit	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	N/A	Prima Capital Advisors LLC
Hamilton Commons	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III Sub III, LLC
Moonwater Office Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Ellington Management Group, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the 70 Hudson Street whole loan or the 3075 Olcott whole loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans and/or subordinate companion loans that may be included in one or more future securitizations. After the securitization of the related controlling companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,084,656,412
Number of mortgage loans	60
Number of mortgaged properties	155
Range of Cut-off Date Balances	$1,200,000 to $76,000,000
Average Cut-off Date Balance	$18,077,607
Range of Mortgage Rates	2.64050% to 6.30700%
Weighted average Mortgage Rate	4.69555%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	273 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	19.4% to 71.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(6)	19.4% to 65.6%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	49.5%
Range of U/W NCF DSCRs(6)(7)	1.20x to 5.17x
Weighted average U/W NCF DSCR(6)(7)	2.28x
Range of U/W NOI Debt Yields(6)	7.9% to 25.3%
Weighted average U/W NOI Debt Yield(5)	11.1%
Percentage of Initial Pool Balance consisting of:
Interest-only	71.3%
Amortizing Balloon	16.7%
Interest-only, Amortizing Balloon	8.9%
Interest-only, ARD	3.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to two (2) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as Village at Mitchell Ranch (2.6%) and CVS Pawtucket (0.5%), calculated as of the related anticipated repayment date.
(3)	Excludes forty (40) mortgage loans (collectively, 74.5%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of the Deerfield and Courtyard Apartments (2.2%), the cut-off date loan-to-value ratio and underwritten net operating income debt yield are based on cut-off date balance after netting out a $3,000,000 holdback reserve. The cut-off date loan-to-value ratio and underwritten net operating income debt yield based on cut-off date balance without netting out the holdback reserve are 64.7% and 8.4%, respectively.
(6)	In the case of fifteen (15) mortgage loans (collectively, 50.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the Yorkshire & Lexington Towers mortgage loan (6.0%), the loan-to-value ratio, debt yield and debt service coverage ratio include any

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pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.13x, 56.6%, 56.6% and 6.6%, respectively. With respect to the 70 Hudson Street mortgage loan (4.4%), the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.50x, 65.7%, 65.7% and 8.1%, respectively. With respect to the mortgage loan identified as the ILPT Logistics Portfolio mortgage loan (3.7%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.40x, 37.9%, 37.9% and 10.1%, respectively. With respect to the mortgage loan identified as The Summit mortgage loan (1.6%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.56x, 58.6%, 58.6% and 7.8%, respectively.
(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”,
“—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
Fifty-nine (59) of the mortgage loans (97.2)% accrue interest on an actual/360 basis.
One (1) of the mortgage loans (2.8%) accrues interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	No loans were modified due to delinquency.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to forty-three (43) of the mortgaged properties (collectively, 13.7%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired

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mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

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See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in June 2032 and the Village at Mitchell Ranch mortgage loan and/or CVS Pawtucket mortgage loan are still an asset or are still assets of the issuing entity, then

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any such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) (iii) such holder (or holders) pay an amount equal to the Class VRR certificates’ proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a

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defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of each of the Yorkshire & Lexington Towers whole loan, the 70 Hudson Street whole loan, the ILPT Logistics Portfolio whole loan and The Summit whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); and (2) the Class S certificates and the Class VRR certificates will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

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Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and

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regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self storage, multifamily, retail, industrial, hospitality, manufactured housing and mixed use) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain counties implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates.

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Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;
●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;
●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;
●	self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;
●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;
●	office properties have been impacted, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and
●	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and
●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures

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and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

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Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition,

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certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
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●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
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●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

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See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●       changing local demographics;

●       competition from other schools;

●       increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●       school closures in connection with COVID-19;

●       poor performance by teachers, administrative staff or students; or

●       mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
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●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
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●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks

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related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the

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supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation

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against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
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●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

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Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

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Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage

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properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
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●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
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●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These

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characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.
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The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.
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Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the

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tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject

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the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for

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non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, industrial and self-storage properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, New Jersey, New York, Tennessee and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual

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household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such

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redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

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Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

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Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

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In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.

With respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical

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depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2022. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.
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Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

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Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that

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future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the

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loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

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While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
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●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Two (2) mortgage loans (collectively, 2.1%) are seasoned mortgage loans and were originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

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●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In particular, all of the seasoned mortgage loans were originated prior to the COVID-19 pandemic, and as a result, they were underwritten in a substantially different economic climate. Assumptions about property expenses, tenant demand and market trends made in connection with the underwriting of seasoned loans may have proven incorrect.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other

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independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of

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such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the

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aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

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Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the

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related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

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Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

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Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class VRR and Class S certificates, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided

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that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain
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standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by a prior owner or the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition

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(or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of the Class VRR certificates (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and the expected initial risk retention consultation party and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans.

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The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the

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sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) is expected to hold the Class VRR certificates as described in “Credit Risk Retention” and is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (as holder of the Class VRR certificates and as the risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) as holder of the Class VRR certificates or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Starwood Mortgage Capital LLC, a sponsor, mortgage loan seller and originator, is an affiliate of LNR Partners, LLC, the special servicer with respect to the serviced Mortgage Loans and the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the Hamilton Commons Whole Loan, LNR Securities Holdings, LLC, which is anticipated to acquire approximately 55% of the Class S Certificates and to be appointed as the initial directing certificateholder by STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates, and STWD Liquid Holdings LLC, which is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H certificates, and may purchase other classes of certificates.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage

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loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. The expected holder of the Class VRR certificates and the party expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is an

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Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2022-C16 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other

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mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC, LNR Partners, LLC, Starwood Mortgage Funding II LLC, Starwood Mortgage Funding III LLC, Starwood Mortgage Capital LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC are each affiliates of each other.  LNR Securities Holdings, LLC is the entity that is expected to be the initial directing certificateholder.  LNR Partners, LLC, is the special servicer. Starwood Mortgage Capital LLC is a sponsor, originator and mortgage loan seller. Starwood Mortgage Funding II LLC is the initial holder of certain of the Yorkshire & Lexington Towers companion loans. Starwood Mortgage Funding III LLC is the initial holder of the Stockton Self Storage Portfolio companion loan. STWD CMBS Liquid Holdings LLC is expected to purchase approximately 55% interest in the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates. STWD CMBS Venture Holdings LLC is expected to purchase approximately 55% interest in the Class J Certificates. LNR Securities Holdings, LLC is expected to purchase approximately 55% of the Class S Certificates. LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then-Controlling Class of certificates.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

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Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan, any servicing shift mortgage loan), any non-serviced mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan or any servicing shift mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing

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Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those

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restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H and Class J certificates, which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole

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loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “The Non-Serviced Pari Passu Whole Loans—Control Rights”, “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan—Consultation and Control”, “—The A/B Whole Loans—The 70 Hudson Street Whole Loan—Consultation and Control”, “—The A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan—Consultation and Control” and “—The A/B Whole Loans—The Summit Whole Loan—Consultation and Control”.

LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of each Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of each of the 70 Hudson Street whole loan and the 3075 Olcott whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans or a servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and

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management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the

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structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
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●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected those nationally recognized statistical rating organizations to rate those classes of

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offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.
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Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates
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A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the Class VRR certificates, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the Class VRR certificates, pro rata based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

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In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class J certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced

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mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

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These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

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(iv)    may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan—Servicing”, “—The A/B Whole Loans—The 70 Hudson Street Whole Loan—Servicing”, “—The A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan—Servicing” and “—The A/B Whole Loans—The Summit Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to the servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate

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balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and

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additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any

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modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under

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that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the Class VRR Certificates Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the Class VRR Certificates

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the Class VRR certificates, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the Class VRR certificates. Likewise, amounts received and allocated to the Class VRR certificates will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the Class VRR certificates, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. In any event, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or insolvency cases. In this regard, legal opinions on bankruptcy and insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the

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federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

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Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

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The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, (the “Code”) during any taxable year, the Code, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible,

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giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

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The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the Class VRR certificates, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—Material Terms of the Class VRR Certificates”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.

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Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
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●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty (60) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,084,656,412 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in June 2022 (or, in the case of any Mortgage Loan that has its first due date after June 2022, the date that would have been its due date in June 2022 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fifteen (15) Mortgage Loans (collectively, 50.3%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii)  in the case of four (4) Mortgage Loans (collectively, 15.7%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	18	71	$338,953,493	31.2%
Starwood Mortgage Capital LLC	11	26	187,318,846	17.3
Societe Generale Financial Corporation	8	14	172,663,431	15.9
UBS AG	6	26	170,499,999	15.7
BSPRT CMBS Finance, LLC	4	4	76,716,541	7.1
LMF Commercial, LLC	11	11	74,471,462	6.9
Natixis Real Estate Capital LLC	2	3	64,032,639	5.9
Total	60	155	$1,084,656,412	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leased fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Yorkshire & Lexington Towers Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC, Citi Real Estate Funding Inc. and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to Starwood Mortgage Capital LLC’s underwriting guidelines.
●	The ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
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●	The Bell Works Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of Montreal and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The ILPT Logistics Portfolio Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., UBS AG, New York Branch, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank N.A. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.
●	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Summit Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Moonwater Office Portfolio Mortgage Loan (1.2%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 28, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 1888 Century Park East Mortgage Loan or the 1888 Century Park East Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 1888 Century Park East Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 1888 Century Park East Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate

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Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year(other than with respect to The Shoppes at Eagle Point Mortgage Loan (2.8%), which accrues interest on a 30/360 basis); and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

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“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of

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which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Load and Lock Self Storage(1)	0.5%	56.0%	56.0%	$ 9,200,000	57.9%	57.9%	$ 8,900,000

(1)	With respect to the Load and Lock Self Storage Mortgage Loan (0.5%), the (Other Than “As-Is”) Appraised Value of $9,200,000 is based on the extraordinary assumption that after the origination of the Mortgage Loan, the container units at the Mortgaged Property will be permanently affixed to the ground via a fortified anchoring system and will be considered real estate rather than real property. Such container units at the Mortgaged Property have been permanently affixed to the ground via a fortified anchoring system.

With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%) the (Other Than “As-Is”) Appraised Value represents the portfolio market value of the ILPT Logistics Portfolio Mortgaged Properties as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of such Mortgaged Properties as a whole if sold in their entirety to a single purchaser.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each

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Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Deerfield and Courtyard Apartments, representing approximately 2.2% of the Initial Pool Balance, such Mortgage Loan has a Cut-off Date LTV Ratio calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve in the amount of $3,000,000. The Cut-off Date LTV Ratio including the related holdback reserve is 64.7%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

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“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Deerfield and Courtyard Apartments, representing approximately 2.2% of the Initial Pool Balance, such Mortgage Loan has an LTV Ratio at Maturity or ARD calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve in the amount of $3,000,000. The LTV Ratio at Maturity or ARD including the related holdback reserve is 53.7%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units

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rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged

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Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements,

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estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

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For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Deerfield and Courtyard Apartments, representing approximately 2.2% of the Initial Pool Balance, such Mortgage Loan has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve in the amount of $3,000,000. The Underwritten NCF Debt Yield including the related holdback reserve is 7.9%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating

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expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances,

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adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Deerfield and Courtyard Apartments, representing approximately 2.2% of the Initial Pool Balance, such Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve in the amount of $3,000,000. The U/W NOI Debt Yield including the related holdback reserve is 8.4%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured

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by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,084,656,412
Number of Mortgage Loans	60
Number of Mortgaged Properties	155
Range of Cut-off Date Balances	$1,200,000 to $76,000,000
Average Cut-off Date Balance	$18,077,607
Range of Mortgage Rates	2.64050% to 6.30700%
Weighted average Mortgage Rate	4.69555%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	273 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	19.4% to 71.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(6)	19.4% to 65.6%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	49.5%
Range of U/W NCF DSCRs(6)(7)	1.20x to 5.17x
Weighted average U/W NCF DSCR(6)(7)	2.28x
Range of U/W NOI Debt Yields(6)	7.9% to 25.3%
Weighted average U/W NOI Debt Yield(5)	11.1%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	71.3%
Amortizing Balloon	16.7%
Interest-only, Amortizing Balloon	8.9%
Interest-only, ARD	3.2%

(1)	Subject to a permitted variance of plus or minus 5%.
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(2)	With respect to two (2) mortgage loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Village at Mitchell Ranch (2.6%) and CVS Pawtucket (0.5%), calculated as of the related Anticipated Repayment Date.
(3)	Excludes forty (40) Mortgage Loans (collectively, 74.5%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of the Deerfield and Courtyard Apartments (2.2%), the cut-off date loan-to-value ratio and underwritten net operating income debt yield are based on cut-off date balance after netting out a $3,000,000 holdback reserve. The cut-off date loan-to-value ratio and underwritten net operating income debt yield based on cut-off date balance without netting out the holdback reserve are 64.7% and 8.4%, respectively.
(6)	In the case of fifteen (15) Mortgage Loans (collectively, 50.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the Yorkshire & Lexington Towers Mortgage Loan (6.0%), the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-Off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loans are, 2.13x, 56.6%, 56.6% and 6.6%, respectively. With respect to the Mortgage Loan identified as the 70 Hudson Street Mortgage Loan (4.4%), the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.50x, 65.7%, 65.7% and 8.1%, respectively. With respect to the Mortgage Loan identified as the ILPT Logistics Portfolio Mortgage Loan (3.7%), the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.40x, 37.9%, 37.9% and 10.1%, respectively. With respect to the Mortgage Loan identified as The Summit Mortgage Loan (1.6%), the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.56x, 58.6%, 58.6% and 7.8%, respectively.
(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include twelve (12) Mortgage Loans (collectively, 31.2%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	18	$309,042,639	28.5%
Suburban	12	156,542,639	14.4
CBD	4	130,000,000	12.0
Medical	2	22,500,000	2.1
Retail	57	$306,597,567	28.3%
Anchored	12	203,668,505	18.8
Single Tenant	40	70,979,062	6.5
Shadow Anchored	3	23,700,000	2.2
Unanchored	2	8,250,000	0.8
Multifamily	11	$182,197,879	16.8%
Garden	8	108,197,879	10.0
High Rise	2	65,000,000	6.0
Mid Rise	1	9,000,000	0.8
Industrial	39	$125,201,836	11.5%
Warehouse / Distribution	32	95,022,436	8.8
Cold Storage / Warehouse	1	14,800,000	1.4
Manufacturing	2	8,470,258	0.8
Flex	1	4,200,000	0.4
Manufacturing / Distribution	3	2,709,143	0.2
Self Storage	14	$76,422,488	7.0%
Self Storage	14	76,422,488	7.0
Manufactured Housing	10	$40,200,000	3.7%
Manufactured Housing	10	40,200,000	3.7
Hospitality	5	$35,504,762	3.3%
Extended Stay	3	22,062,536	2.0
Limited Service	2	13,442,226	1.2
Other	1	$9,489,240	0.9%
Leased Fee	1	9,489,240	0.9
Total	155	$1,084,656,412	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Houston Multifamily Portfolio Mortgage Loan (7.0%), approximately (i) 2 units at the Buena Vista Mortgaged Property and (ii) 11 units at the Casa Del Mar Mortgaged Property are leased to tenants receiving subsidies through the Section 8 rental assistance program.
●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (6.0%), as of March 1, 2022, 305 of the 808 units at the Mortgaged Properties are rent stabilized, and the remaining 503 units at the Mortgaged Properties are rented at fair market value. Rent stabilized leases can be 1 or 2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (MCIs) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal (“DHCR”) to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (IAIs) (for example, new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, and total costs eligible for a rent
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increase calculation cannot exceed $15,000. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the Borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

●	The borrowers with respect to other Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.3%), approximately 15.2% of the income derived from the Mortgaged Properties is from parking income.
●	The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	Such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Home2 Suites Bedford	$ 8,977,580	0.8%	09/30/2038	04/06/2032
Corpus Christi Portfolio – The Staybridge Suites	$ 7,774,267	0.7%	04/06/2037	04/06/2032
Corpus Christi Portfolio – The Holiday Inn Express & Suites	$ 6,496,852	0.6%	04/06/2037	04/06/2032
Holiday Inn Express - Memphis, TN	$ 6,945,374	0.6%	04/13/2038	4/6/2032
Candlewood Suites Elgin	$ 5,310,689	0.5%	12/19/2033	03/01/2030

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), the collateral for the Mortgage Loan is the borrower’s fee interest in a 0.32-acre (13,800 sq. ft.) parcel. The borrower has leased the improvements to 16th and 8th LLC and 305 West 16th Street Owners Corp., jointly (the “Ground Tenant”) pursuant to a 99-year ground lease that commenced on February 9, 2006 and expires on August 31, 2105. The leasehold estate is subject to a condominium declaration creating a condominium ownership structure under the leasehold estate (the “Leasehold Condominium”) that contains two units. One of the units is owned by a residential cooperative, whose shareholders own the shares in the cooperative and, therefore, the individual residential coop units within the cooperative. The other condominium unit is the retail space. During the term of the ground lease, the Ground Tenant under the ground lease is responsible for the improvements and any related costs. Upon expiration of the ground lease, ownership of the improvements revert to the borrower. In the event of a termination of the ground lease, the Leasehold Condominium and cooperative regimes will also terminate.
●	The borrowers with respect to Mortgage Loans secured by leased fee properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by leased fee properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store(1)	13	9.6%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	11	9.2%
Bank branch(3)	10	8.1%
Gym, fitness center, spa or a health club(4)	7	8.0%
Restaurant/Bakery(5)	8	6.8%
Theater/entertainment venue(6)	3	4.3%
Gas station(7)	4	2.2%
Cold Storage(8)	1	1.4%
Clean room/lab space(9)	1	0.3%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #55 – Schnucks - Love's Park (Harlem), IL, ExchangeRight Net Leased Portfolio #55 – Pick N Save - Sun Prairie (Main), WI, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Prairieville (Airline), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Thibodaux (Main), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Houma (Park), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - New Iberia (Parkview), LA, ExchangeRight Net Leased
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Portfolio #55 – Walmart Neighborhood Market - Meraux (Archbishop), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Opelousas (Union), LA, ExchangeRight Net Leased Portfolio #55 – Publix - Decatur (Point), AL, Perry Hall Centre and Perry Hall Square, The Shoppes at Eagle Point, Rosedale & Soundview and 5400-5450 W. Atlantic Blvd.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Biotrial Medical Center, Nona Commons, Aragona Retail Portfolio – Macomb Centre Plaza, Centennial Plaza, South Valley Center, 965-977 Frankford Avenue, Shops at The Domain (Swish Dental), Hartsville Crossing, 5400-5450 W. Atlantic Blvd, 28818 Cinco Ranch and 4S Ranch Village Center.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 1888 Century Park East, ExchangeRight Net Leased Portfolio #55 - PNC Bank - Clarendon Hills (Holmes), IL, ExchangeRight Net Leased Portfolio #55 - Huntington Bank - Clarksburg (Pike), WV, ExchangeRight Net Leased Portfolio #55 - U.S. Bank - Northlake (North), IL, ExchangeRight Net Leased Portfolio #55 - U.S. Bank - Elk Grove Village (Devon), IL, ExchangeRight Net Leased Portfolio #55 - PNC Bank - Aurora (Galena), IL, ExchangeRight Net Leased Portfolio #55 - U.S. Bank - Niles (Dempster), IL, ExchangeRight Net Leased Portfolio #55 - Citizens Bank - Wilmington (Marsh), DE and The Summit.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 4S Ranch Village Center, Panther Lake Shopping Center, Nona Commons, Centennial Plaza, 965-977 Frankford Avenue, 28818 Cinco Ranch and Sawmill Plaza.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 4S Ranch Village Center, Rosedale & Soundview, Panther Lake Shopping Center, Aragona Retail Portfolio – Macomb Centre Plaza, Aragona Retail Portfolio – River Park Plaza, 965-977 Frankford Avenue, 5400-5450 W. Atlantic Blvd and 28818 Cinco Ranch.
(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Sawmill Plaza, Hamilton Commons, and Centennial Plaza.
(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #55 - Walmart Neighborhood Market - New Iberia (Parkview), LA, ExchangeRight Net Leased Portfolio #55 - Walmart Neighborhood Market - Meraux (Archbishop), LA, ExchangeRight Net Leased Portfolio #55 - Walmart Neighborhood Market - Opelousas (Union), LA and 4S Ranch Village Center.
(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Kalamazoo Distribution Center.
(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Stockton Self Storage Portfolio – Beckman Road Industrial.

In addition, each of the Rosedale & Soundview Mortgaged Property (1.2%) and the Perry Hall Centre and Perry Hall Square Mortgaged Property (2.8%) includes one tenant that operates an on-site dry cleaner.

In addition, the Perry Hall Centre and Perry Hall Square Mortgaged Property (2.8%) includes one tenant that operates a bowling alley.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Houston Multifamily Portfolio	$76,000,000	7.0%	$ 48,780.49	1.66x	45.0%	Multifamily
Yorkshire & Lexington Towers	$65,000,000	6.0%	$ 393,564.36	3.61x	33.3%	Multifamily
1888 Century Park East	$65,000,000	6.0%	$ 398.00	4.35x	41.8%	Office
3075 Olcott	$65,000,000	6.0%	$ 575.82	1.66x	59.2%	Office
70 Hudson Street	$48,000,000	4.4%	$ 278.24	4.10x	40.0%	Office
ExchangeRight Net Leased Portfolio #55	$41,560,000	3.8%	$ 138.91	2.03x	53.1%	Retail
Bell Works	$40,000,000	3.7%	$ 153.12	1.68x	62.6%	Office
ILPT Logistics Portfolio	$39,999,999	3.7%	$ 36.14	3.12x	29.0%	Industrial
Phoenix Industrial Portfolio VIII	$35,000,000	3.2%	$ 24.47	1.57x	64.6%	Industrial
BVG Portfolio III	$34,000,000	3.1%	$ 50,974.51	1.52x	52.2%	Manufactured Housing
Perry Hall Centre and Perry Hall Square	$30,130,000	2.8%	$ 130.01	1.79x	65.5%	Retail
The Shoppes at Eagle Point	$29,966,541	2.8%	$ 175.21	1.39x	57.1%	Retail
Village at Mitchell Ranch	$28,500,000	2.6%	$ 194.25	2.23x	41.6%	Retail
Twin Spans Business Park and Delaware River Industrial Park	$28,000,000	2.6%	$ 63.30	2.23x	61.5%	Industrial
Stockton Self Storage Portfolio	$24,974,325	2.3%	$ 83.87	1.60x	49.1%	Various
Top 3 Total/Weighted Average	$206,000,000	19.0%		3.12x	40.3%
Top 5 Total/Weighted Average	$319,000,000	29.4%		2.97x	44.1%
Top 15 Total/Weighted Average	$651,130,865	60.0%		2.45x	48.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Houston Multifamily Portfolio	$ 76,000,000	7.0%
Yorkshire & Lexington Towers	65,000,000	6.0
ExchangeRight Net Leased Portfolio #55	41,560,000	3.8
ILPT Logistics Portfolio	39,999,999	3.7
Phoenix Industrial Portfolio VIII	35,000,000	3.2
BVG Portfolio III	34,000,000	3.1
Twin Spans Business Park and Delaware River Industrial Park	28,000,000	2.6
Stockton Self Storage Portfolio	24,974,325	2.3
Deerfield and Courtyard Apartments	23,947,879	2.2
ABC Mini Storage Portfolio	22,500,000	2.1
The Summit	17,000,000	1.6
Oak Ridge Office Park	16,032,639	1.5
Corpus Christi Portfolio	14,271,119	1.3
Moonwater Office Portfolio	13,000,000	1.2
Aragona Retail Portfolio	10,650,000	1.0
Total	$ 461,935,961	42.60%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to each of the Yorkshire & Lexington Towers Mortgaged Property and the Oak Ridge Office Park – Oak Ridge Technical Center Mortgaged Property (collectively, 7.1%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Walgreens McDonough	1	$4,200,000	0.4%
Walgreens Plainfield	1	2,950,000	0.3
Walgreens House Springs	1	2,400,000	0.2
Total for Group 1:	3	$9,550,000	0.9%
Group 2:
Load and Lock Self Storage	1	$5,150,000	0.5%
Inner Space Storage	1	1,300,000	0.1
Total for Group 2:	2	$6,450,000	0.6%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography,

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Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	15	$ 203,377,066	18.8%
Texas	16	$135,920,979	12.5%
New Jersey	6	$123,404,571	11.4%
New York	5	$92,189,240	8.5%
Tennessee	10	$79,392,735	7.3%
Washington	8	$62,150,000	5.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-eight (28) other states, with no more than approximately 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Nineteen (19) Mortgaged Properties (collectively, 16.4%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Twenty-one (21) Mortgaged Properties (collectively, 22.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Forty-three (43) of the Mortgaged Properties (collectively, 13.7%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Yorkshire & Lexington Towers, Hamilton Commons, Church Ranch Corporate Center, Moonwater Office Portfolio and Hartsville Crossing (collectively, 10.7%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 400 investors.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #55 and Go Store It Crossville Mortgage Loans (collectively, 4.7%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

Certain Mortgaged Properties may permit the creation of a condominium interest. For example:

●	With respect to the Bell Works Mortgage Loan (3.7%), the Mortgage Loan documents provide that, provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to and following a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it will impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	152	$ 1,068,756,412	98.5%
Leasehold	2	14,028,000	1.3
Fee/Leasehold(3)	1	1,872,000	0.2
Total	155	$ 1,084,656,412	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Edwards Landing Apartments Mortgage Loan (0.8%), the related borrower owns the fee interest in the Mortgaged Property and ground leased a portion of the Mortgaged Property consisting of 26.73 acres of unimproved land (the “Ground Lease Parcel”) to an affiliate of the borrower sponsor, as lessee, under a 99-year ground lease dated as of April 21, 2022. The ground lease is subordinate to the Mortgage. Ground rent is $25,000 per year, with no annual increases. The affiliated lessee is expected to develop the Ground Lease Parcel with additional residential units. Such additional units will not part of the collateral for the Mortgage Loan and any tenants renting such units would be tenants of the affiliated lessee and subtenants of the borrower. The ground lease permits the affiliated lessee to obtain a leasehold mortgage secured by its leasehold interest in the Ground Lease Parcel. The Mortgage Loan documents contain an anti-poaching clause which prohibits the borrower or any of its affiliates from: (i) leasing any space at the Mortgaged Property to a prospective tenant at the Ground Lease Parcel, (ii) in bad faith, directing any prospective tenant seeking to lease space at the Mortgaged Property to lease space at the Ground Lease Parcel or (iii) providing or in any way participating in or consenting to the provisions of any incentive, financial or otherwise, that might have the effect of inducing any tenant to relocate from the Mortgaged Property to the Ground Lease Parcel.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirty (30) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Houston Multifamily Portfolio Mortgage Loan (7.0%), the related Phase I ESA identified a controlled recognized environmental condition at the Diamond Hill Mortgaged Property in connection with residual soil and groundwater impacts including, among other things, chlorinated volatile organic compounds, potentially attributable to the former operations of a dry cleaner on an adjacent property. According to the Phase I ESA, in 2016 an “Innocent Owner / Operator Certificate” was issued to the prior owner of the Mortgaged Property by the Texas Commission on Environmental Quality in connection with such residual impacts. In addition, a risk assessment was performed for vapor intrusion that determined that no significant level of risk to the health of the occupants of the Mortgaged Property existed.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a CREC at the Pick N Save - Sun Prairie (Main), WI Mortgaged Property in connection with a former tenant use of several USTs on the Mortgaged Property. Dane County Highway Department was a tenant from at least 1953 until 2009. The USTs were removed from the Mortgaged Property in 1991. According to regulatory agency files reviewed, residual soil and groundwater contamination remains at the area of the former office/garage building located in south-central portion of the Mortgaged Property, where the former USTs were located. Land use restrictions prior to closure were documented in a Pavement Cover and Building Barrier Pavement Plan dated August 2010 prepared by BT Squared, Inc. According to the document, the site soil at the Mortgaged Property is impacted by petroleum volatile organic compounds (“PVOCs”) and polynuclear aromatic hydrocarbons (“PAHs”). This document indicates that the paved surfaces and the building foundation over the contaminated soil will serve as a barrier to prevent direct human contact with the residual soil contamination. A Final Case Closure Former Dane County Highway Garage Wisconsin Department of Environmental Resources (“WDNR”) Bureau for Remediation
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and Redevelopment Tracking System (“BRRTS”) Activity # 03-13-551860 issued by the WDNR dated September 21, 2010, was also on file on the BRRTS database. According to the closure letter, soil and groundwater at the Mortgaged Property must be maintained by the Pavement Cover and Building Barrier Pavement. The letter notes that groundwater contamination exceeded enforcement standards and extends to the right of way. It is also noted that based on the concentrations remaining, any dewatering activities would require a permit from the Watershed Management Program prior to any disturbance. Based on the current regulatory status, redevelopment, barrier in place (which requires annual inspection) and land use restrictions at the Mortgaged Property, the residual soil and groundwater contamination originating from historical activities located on the Mortgaged Property are considered a CREC.

●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a REC for the CVS Pharmacy – Grand Rapids (Fuller), MI Mortgaged Property. Review of historical records and prior subsurface investigation reports indicates the historical use of the southern portion of the Mortgaged Property for automotive service and other environmentally sensitive operations also resulted in releases to soil and groundwater. Review of the most recent laboratory analytical data from prior subsurface investigations for the Mortgaged Property indicates concentrations of target parameters above the most restrictive Part 201 Generic Residential Cleanup Criteria (GRCC) as well as the 2020 Volatilization to Indoor Air Pathway Screening Levels (VIAP). The documented presence of contaminants in the soil and groundwater on the Mortgaged Property at concentrations exceeding regulatory cleanup criteria that are not associated with the former closed Leaking Underground Storage Tank (LUST) is considered to represent a REC to the Mortgaged Property. A Phase II investigation, dated April 8, 2022, was conducted at the Mortgaged Property. Based on the results of the Phase II investigation, the Mortgaged Property is considered a facility in accordance with Part 201 of public Act 451 of the Michigan Natural Resources and Environmental Protection Act and an updated Baseline Environmental Assessment (“BEA”) should be completed and submitted to the Michigan Department of Environment, Great Lakes, and Energy for the Mortgaged Property for liability protection. A BEA was completed in 2000 for WEC 2000B-DBM-2 LLC, granting liability protection from the contamination present on the Mortgaged Property.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a REC for the CVS Pharmacy – Grand Rapids (Fuller), MI Mortgaged Property. Review of historical records also identified a potential dry cleaning facility historically located onsite, specifically on the northern portion of the Mortgaged Property. In 1949, the Mortgaged Property reportedly was occupied by Pride Cleaners. This tenant was not identified in either the 1946 or 1955 city directory listings, but the potential exists that this dry cleaning tenant operated onsite between 1947 through 1954. Dry cleaning operations typically used chlorinated solvents, particularly tetrachloroethylene (PCE), during the dry cleaning process. These solvents, even when properly stored and disposed, can be released from these facilities in small, frequent releases through floor drains, cracked concrete, and sewer systems. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and migrate to groundwater beneath a facility. Based on this information, the former presence of a dry cleaning facility on the Mortgaged Property represents a REC. A Phase II investigation, dated April 8, 2022, was conducted at the Mortgaged Property, which found no evidence of impacts from a potential historical on-site dry cleaning operation.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a controlled recognized environmental condition (“CREC”) for the CVS Pharmacy – Grand Rapids (Fuller), MI Mortgaged Property. The northern portion of the Mortgaged Property, identified as Former Mobil/ Mobil Service Station at 1155 Fuller Avenue NE and 1141 Fuller Avenue NE, was historically utilized by a gasoline service station. A confirmed release was reported on March 7, 1991 following the discovery of soil staining during a subsurface investigation. A restrictive covenant was recorded for the Mortgaged Property in September 1996. According to the restrictive covenant, the Mortgaged Property must be used in a manner consistent with the Commercial III category. In addition, a restricted area has been established on the northern portion
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of the Mortgaged Property. Any future construction of a structure over this area must address potential volatilization to indoor air concerns. The restricted area appears to currently be an asphalt paved parking lot located to the north of the current Mortgaged Property building. A Closure Report was submitted for regulatory approval in October 1996 that detailed Tier I and Tier II evaluations of the Mortgaged Property for a Commercial III closure with restrictive covenant. The Mortgaged Property was granted restricted closure in October 1996. Based on the regulatory closure and the property use restriction in place, the gasoline station and USTs formerly located on the northern portion of the Mortgaged Property are considered a CREC. A Phase II investigation, dated April 8, 2022, was conducted at the Mortgaged Property, which found that residual petroleum impacts remain onsite and are likely migrating offsite. The Phase II investigation recommended that a BEA and Due Care Plan be prepared for the Mortgaged Property by future purchasers of the Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a REC for the 7-Eleven – La Grange (Ogden), IL Mortgaged Property. The Mortgaged Property is currently equipped with one 15,000-gallon gasoline underground storage tank (UST) and one 10,000-gallon gasoline UST that were installed on March 1, 2000. The USTs are reportedly of double-walled fiberglass-reinforced plastic construction and the product piping is of double-walled flex construction. The UST system is equipped with a Veeder Root leak-detection system, spill buckets for spill prevention, and overfill prevention. According to records on file with the Illinois Fire Marshal (IFM), the most recent UST inspection was conducted in July 2021. The tank and products line release detection systems passed the most recent tests in June 2020. The UST system was reported to be in compliance by the IFM. Although the recent inspection, tightness test data, and continuous monitoring system mitigates the potential for a material threat of release, the environmental risk associated with the use of UST systems increases over time, as these systems age. Based on the age of the current UST system (22 years-old), the UST system represents a REC. A Phase II investigation, dated April 8, 2022, was conducted at the Mortgaged Property, which found that no further investigation is warranted at this time.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Phase I ESA identified a REC for the 7-Eleven – La Grange (Ogden), IL Mortgaged Property in connection with the former presence of one 4,000-gallon hazardous substance UST that was removed on October 21, 1978; one 4,000-gallon kerosene UST that was removed on October 16, 1997; one 5,100-gallon and one 12,000-gallon hazardous substance UST that were removed on October 21, 1997; four 8,000-gallon hazardous substance USTs that were removed on November 25, 1997; and two 4,000-gallon, four 6,000-gallon, and two 8,000-gallon hazardous substance USTs that were removed on May 13 and 14, 2014. LUST Incident #892204 was reported on November 1, 1989, and LUST Incident #971978 was reported on October 16, 1997. The 45-day report was dated March 6, 2008. To address the LUST incidents, the site enrolled in the Site Remediation Program (“SRP”) as Site #0311530001 and a No Further Remediation (“NFR”) status was granted on October 27, 2016, recorded on December 21, 2016. The NFR letter included institutional and engineered controls. Partner Assessment Corporation obtained the Remediation Action Completion Report, performed by Environmental Consulting Group, Inc (ECG) dated January 30, 2016, and the Additional Technical Information Report, performed by ECG dated May 12, 2016, from the Illinois Environmental Protection Agency (IEPA). According to these reports, soil and groundwater impacts at this site included benzene, ethylbenzene, toluene, xylenes (collectively, BTEX) and chlorinated solvents. Various subsurface investigations were conducted at this site between 2007 and 2016. Remedial action included free product recovery in conjunction with chemical in-situ remediation utilizing chemical oxidation between 2013 and 2015. Following the remedial activities, benzene, toluene, xylene, and tetrachloroethene (PCE) and its degradation products were detected in soil above Soil Remediation Objectives. Various contaminants of concern including acetone, BTEX, Methyl tert-butyl ether, various polynuclear aromatic compounds, PCE and its degradation products and various PAHs were detected above Tier 1 Groundwater Remediation Objectives (“GRO”). At the time of the most recent available groundwater sampling data, dated April 8, 2016, PCE was detected at a concentration of 0.0216 ppm above the Tier 1 GRO of 0.005 ppm, trichloroethene (TCE) at a concentration of 0.0106 ppm
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above the Tier 1 GRO of 0.005 ppm, methylene chloride at a concentration of 0.0448 ppm above the Tier 1 GRO of 0.005 ppm, and vinyl chloride at a concentration of 0.0793 ppm above the Tier 1 GRO of 0.002 ppm in an existing monitoring well, located approximately 20 feet west of the westernmost Mortgaged Property boundary. It does not appear that any groundwater sampling was conducted at the Mortgaged Property for this site to obtain closure. Based on the proximity of the chlorinated solvent impacts to the Mortgaged Property, this site represents a REC and a vapor encroachment condition cannot be ruled out. A Phase II investigation, dated April 8, 2022, was conducted at the Mortgaged Property, which found that no volatile organic compounds (VOCs) were detected in the collected soil and groundwater samples above their respective laboratory method detection limits. Although polycyclic aromatic hydrocarbons were detected in collected soil and groundwater samples, none of the targeted analytes exceeded regulatory action levels. Given the low order of magnitude of these analytes, Partner Assessment Corporation concluded that no further investigation would likely be required by the IEPA, if reported. Given the lack of VOCs in the collected sub-slab soil gas sample at concentrations above Environmental Protection Agency Vapor Intrusion Screening Levels, Partner Assessment Corporation concluded that the potential for vapor intrusion into onsite structures from the release at the west-adjacent property is low and that the detected concentrations in soil gas do not pose a significant health and safety risk to onsite workers/occupants. No further investigation is warranted at this time.

●	With respect to the Bell Works Mortgage Loan (3.7%), the Phase I ESA identified CRECs at the Mortgaged Property in connection with the former operation of telecommunication research and development activities that were conducted onsite by Bell Laboratories, Inc. for a period of at least 70 years. Due to the operations and associated petroleum-based products, solvents, and other hazardous materials used, the Mortgaged Property is listed in numerous regulatory databases. Laboratory wastes generated in the onsite laboratories during former site operations were labeled and tagged by laboratory personnel for an onsite chemical management group to remove. Once removed from the laboratories, the laboratory wastes were stored in a 90-day room in the chemical storage building for off-site disposal. Records and permits indicated radioactive materials were stored, utilized, and disposed of near the Mortgaged Property between 1961 and 2005. All radioactive materials were stored in small quantities and utilized for research and development purposes. The usage of these materials was permitted and regulated by both the United States Nuclear Regulatory Commission (“NRC”) and the New Jersey Department of Environmental Protection (“NJDEP”). Inventories of these materials were tracked by the NRC and NJDEP, and the facility was inspected routinely. Based on the small quantities of radioactive materials stored and used and the regulatory oversight, and since these materials have been removed from the subject property, they do not represent a significant environmental concern, according to the Phase I ESA consultant. According to the Phase I ESA consultant, no further action is warranted at this time. Alcatel-Lucent (formerly Lucent Technologies, Inc. (“Lucent”)) has reportedly been conducting ongoing remedial investigations and activities since 1995 at the Mortgaged Property, pursuant to the Industrial Site Recovery Act (“ISRA”). The 1995 ISRA trigger was due to Lucent’s divestiture from AT&T between 1992 and 1996. ISRA was triggered a second time due to Lucent’s planned sale of the property in 2006. As a result of the ISRA triggers, preliminary assessments were performed in 1996 and 2006 to identify Areas of Concern (“AOCs”) requiring further investigation. The subject property was identified with 101 AOCs between the two preliminary assessments performed in 1996 and 2006. AOCs included tanks, storage areas, waste treatment areas, mechanical rooms, dumpster/compactor areas, stormwater drainage areas, past spill incidents, and others. At the time of the 2006 preliminary assessment, 64 AOCs required further evaluation. When the 2006 preliminary assessment update report addendum prepared by Langan Engineering and Environmental Services Inc. (“Langan”) was completed on December 21, 2015, Response Action Outcomes (“RAOs”) were recommended for 89 of the 101 AOCs. RAOs were not recommended for 12 of the AOCs because Langan believed additional monitoring, reporting, and/or evaluation was required. However, as of November 2021, all AOCs have RAOs. Deed Notices (“DNs”) have reportedly been established for certain Mortgaged Property AOCs that have received RAOs including for residual polychlorinated biphenyls in the soil and for total petroleum hydrocarbons in the soil. These AOCs represent a CREC. The Phase I ESA recommends the continued implementation of the DNs for the AOCs on the Mortgaged Property.
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●	With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%) with respect to the 510 John Dodd Road Mortgaged Property (0.4%), the related ESA stated that according to the regulatory database report, the adjoining parcel to the south (575 John Dodd Road), has known volatile organic compounds (chlorinated solvents) in the soil and groundwater. The ESA stated that the adjoining parcel is potentially a REC originating from an off-property facility, and recommended that a regulatory file review at the South Carolina Department of Environmental Control should be completed to determine the extent of contamination and to evaluate the potential for the adjoining parcel to impact the Mortgaged Property. Such investigation has not been conducted.
●	With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%), with respect to the 309 Dulty’s Lane Mortgaged Property (0.3%) the related ESA stated that confirmed groundwater impact on the adjacent property to the north, followed by site remediations and the establishment in 2002 of a Classification Exception Area (CEA) and associated issuance in 2020 of a Response Action Outcome-Entire Site (Limited Restricted Use) approval that extend to the northern portion of the Mortgaged Property, represent a CREC on the Mortgaged Property. The CEA restricts the installation and use of wells in the applicable area for a period of 33 years. The ESA concluded that given the identified responsible party, no further investigations/remediations were warranted at the time of the ESA.
●	With respect to the Phoenix Industrial Portfolio VIII Mortgage Loan (3.2%), the Church Hill, TN Mortgaged Property is subject to that certain Notice of Land Use Restrictions issued by Tennessee Department of Environment and Conservation on May 1, 2017 which limits the use of the Church Hill, TN Mortgaged Property to commercial/industrial use (which is consistent with the current use) related to a controlled recognized environmental condition identified in the related ESA dated February 24, 2022 associated with the Church Hill, TN Mortgaged Property being listed in regulatory databases in connection with releases that occurred during storage tank closures in 1988 and 1992.
●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (2.6%), the Phase I ESA identified a CREC for the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties a certificate of completion of remedy (“COCR”) issued by the Delaware Department of Natural Resources and Environmental Control (“DNREC”) in association with impacts to soil and groundwater caused by the historic, onsite operations of Chicago Bridge & Iron (“CB&I”). These impacts were addressed through various investigations and remediations conducted during the 1990s on a larger CB&I site which encompasses portions of the Mortgaged Properties and received closure via the COCR in 1996. The COCR, amended in 2007, establishes, among other things, a groundwater management zone restricting the withdrawal of water and requiring that an off-site public water supply be used for all purposes. In addition to the COCR, a Remedial Action Work Plan was approved by the Delaware NREC in June 2014 and closure was reportedly obtained on July 10, 2014 when the Mortgaged Property was listed with a conditional no further action status by the Delaware DNREC for a release of off-road diesel fuel on a portion of the Mortgaged Properties previously known as the Buttonwood Dike Oil contamination site. Any restrictions that may be associated with this conditional no further action status have been identified in the Phase I ESA as an additional CREC for the Mortgaged Property. Given that the known impacts to the Mortgaged Properties have received closure from the governing authority, the Phase I ESA consultant did not recommend any additional investigation, but did recommend continued adherence to any restrictions identified in the COCR and/or associated with the conditional no further action.
●	With respect to the Panther Lake Shopping Center Mortgage Loan (1.2%), the Mortgaged Property is identified as “Panther Lake Shopping Center” at 20610 and 20618 108th Avenue SE as a Voluntary Cleanup Program (“VCP”) and Confirmed and Suspected Contaminated Facilities facility, which is also cross-listed on several regulatory databases. Due to the historical presence of a dry cleaner onsite (which operated from at least 1992-2012), Partner Assessment Corporation
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(“Partner”) previously conducted several subsurface investigations at the Mortgaged Property which confirmed a release of halogenated solvents to the subsurface had occurred. More specifically, a January 2016 Phase II subsurface investigation identified elevated levels of tetrachloroethylene (“PCE”) exceeding Washington State Department of Ecology Model Toxics Control Act (“WA MTCA”) in five of six soil samples. Additionally, soil gas samples from beneath the building slab identified various VOCs exceeding WA MTCA levels. No groundwater samples were taken during the January 2016 investigations due to drilling refusal. The Mortgaged Property was subsequently enrolled into the Washington State Department of Ecology (“WA Ecology”) VCP in February 2017 under VCP Project ID NW3124 / Cleanup Site ID #13526 / Facility/Site ID #17428. Site mitigation activities are ongoing and the case is currently active with a “Cleanup Started” status. Partner reviewed a September 2020 Soil Vapor Extraction (“SVE”) work plan for the Mortgaged Property prepared by Tetra Tech, Inc. (“Tetra Tech”) for WA Ecology which outlined proposed methods to address remediation for soil and soil gas. No groundwater remediation is believed to be necessary per WA Ecology records. The report outlines the work plan for a full-scale SVE system to remediate soil and soil gas impacted by chlorinated VOCs. According to the September 2020 report, “operation of the SVE system will continue until PCE concentrations in the influent are less than 90 percent of the influent concentrations measured during startup.” According to the most recent status report dated February 7, 2022, prepared by Tetra Tech, a full-scale SVE system was installed in July 2021 and, due to equipment failure, has been out of operation. According to Tetra Tech, the replacement SVE system was delivered on March 30, 2022, and became operational on April 1, 2022. This system is scheduled to operate until mid-September 2022. Tetra Tech anticipates costs to complete remedial action would be approximately $180,000. Based on the confirmed release of chlorinated solvents to the subsurface and the open ongoing status of the regulatory case, the release from the dry cleaner represents a REC. The Phase I ESA recommended that planned site mitigation activities should be undertaken with the approval of Ecology pursuant to attaining a no further action status for the Mortgaged Property VCP case. The Mortgage Loan documents require the borrower to operate and maintain the SVE system at the Mortgaged Property and perform all required monitoring and reporting in compliance with the approved remedial action plan.

●	With respect to the Biotrial Medical Center Mortgage Loan (1.2%), the related ESA dated April 22, 2022, identified a CREC with respect to known soil contamination at the Mortgaged Property associated with contaminated historic fill. After significant sub-surface investigation of the Mortgaged Property and adjacent parcels between 1999-2000, and remediation of isolated areas including removal of underground storage tanks, debris piles and associated impacted soil, the New Jersey Department of Environmental Protection (“NJDEP”) issued a restricted use no further action letter on February 13, 2004 and determining that impacts associated with historic fill would be allowed to remain in place subject to institutional and engineering controls set forth in a deed notice recorded on June 25, 2004 (similar to a deed notice for adjacent parcels that had been recorded on June 15, 2002) to include the Mortgaged Property. On August 24, 2020, a deed notice specifically for the Mortgaged Property was recorded with the Essex County Register restricting use to non-residential and restricting groundwater use. On July 17, 2021, a “Soil Remedial Action Permit (“SRAP”), Deed Notice with Engineering Control” was issued by NJDEP. The SRAP sets forth the monitoring & maintenance requirements, including regular inspections of the cap, maintenance of financial assurance and submission of biennial certification by an LSRP. According to the schedule set forth in the SRAP, the next “statement confirming the value of financial assurance” is due on June 19, 2022, and the next “Remedial Action Protectiveness /Biennial Certification Form is due on July 19, 2023.
●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), the related ESA dated April 12, 2022 identified a REC at the Mortgaged Property associated with the possibility that dry cleaners may have operated on site between approximately 1969 to 1975 and 1986 to 1993. The potential former dry cleaners were listed on city and business directories but were not identified on any regulatory databases that report releases, registered dry cleaners, hazardous waste generators, or permitted facilities. Based upon the possible presence of historic dry cleaner facilities at the Mortgaged Property, the potential could not be ruled out that dry cleaning solvents
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may have impacted subsurface conditions at the Mortgaged Property. To address the REC, at origination, a Pollution Legal Liability Plus (PLLP) policy was obtained from SiriusPoint Specialty Insurance Corporation (A.M. Best “A-” and S&P “A-”), naming the lender and its successors and assigns as the Named Insured, with a policy limit of $1,000,000 per incident and in the aggregate, a self-insured retention of $100,000 and a policy term that extends three years beyond the term of the Mortgage Loan. The premium was paid in full at origination.

Mortgaged Properties Subject to Local Law 97

With respect to the Yorkshire & Lexington Towers and Rosedale & Soundview Mortgage Loans (collectively, 7.2%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (6.0%), the related Mortgaged Properties are currently subject to an estimated $6.5 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into an entirely new unit and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. As of March 1, 2022, the related borrowers have executed the major renovation strategy on 41 units to date with 26 major renovation units remaining, which will be combined into 12 total units. For the light renovations, the related borrowers have completed 16 units to date with 284 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.
●	With respect to the 3075 Olcott Mortgage Loan (6.0%), the related Mortgaged Property was recently constructed and there remain some punch-list items to be completed, as well as remaining amounts to be paid to contractors with respect thereto and with respect to completed work on the Mortgaged Property. At origination, the related borrower reserved approximately $24.0 million for outstanding tenant improvement allowances, $4.4 million for punch-list items, $9.2 million for final construction payments, and $6.5 million in completed work payments. In addition, the lender has engaged a construction consultant to monitor the completion of the punch-list items and payment of the remaining amounts owed.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent

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appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirty (30) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (6.0%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. The borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by Hurricane Irma. The lender declared a default under the terms of the loan and filed a lawsuit against the borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. The borrower sponsor reported that it filed a counterclaim alleging the plaintiff’s suit is an abuse of legal process, and the litigation is currently in discovery. In addition, certain of the borrowers reported that they are subject to a pending lawsuit in connection with an alleged overcharge claim related to the Lexington Towers Mortgaged Property. The plaintiff alleges that the related apartment unit was not properly deregulated in 2006 and is still subject to rent stabilization laws. The plaintiff is seeking approximately $370,878 in damages for the alleged overcharge.
●	With respect to the Hamilton Commons Mortgage Loan (1.6%), the related borrower sponsor, Francis Greenburger, holds a minority, non-controlling interest in an entity (the “Parking Garage Owner”) that owns a parking garage securing a loan that went into default in 2015. In 2015, the parking garage became structurally unstable and the operator of the parking garage was awarded a judgment against the Parking Garage Owner in the amount of $4,161,000, representing the cost to temporarily stabilize the parking garage. After the Parking Garage Owner failed to pay the judgment, the operator filed an action to pierce the corporate veil and obtain reimbursement from the owners of the Parking Garage Owner, including Mr. Greenburger. In 2018, the action was dismissed and the judgment against the Parking Garage Owner remains outstanding. The parking garage operator has since vacated the property and the related loan remains in default. However,
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the related lender has not yet initiated a foreclosure action and has not yet accepted the Parking Garage Owner’s offer of a deed-in-lieu of foreclosure. Mr. Greenburger has represented to the lender that he has no personal liability with respect to either the outstanding judgment or the defaulted loan.

●	With respect to the Walgreens – St Paul Mortgage Loan (1.0%), borrower sponsor Mark Jaffe is currently subject to litigation regarding his role as the trustee of a family trust, which owns 99% of the ownership of the borrower. The action was brought by Laura Pressman Greenfield. The beneficiaries to the trust are Mark Jaffe and Beth Pressman. They are also the trustees, along with Gerard Proefriedt, who serves as a special trustee. Mr. Jaffe is the guarantor of the mortgage loan. Mrs. Pressman is Mr. Jaffe’s sister and Laura Pressman Greenfield is the daughter of Mrs. Pressman and the niece of Mr. Jaffe. Mrs. Greenfield, as a remainder beneficiary, has filed an action against the trustees alleging waste, mismanagement, conflicts of interest, self-dealing and breach of fiduciary duty. The action was filed in September, 2018 in New York County. Mrs. Greenfield is seeking the removal of the trustees, an accounting of trust assets and monetary damages. The petition states that Mr. Jaffe’s mismanagement of certain unrelated properties owned by the sole member of each of the borrower entities (failing to maximize rents, collect on unpaid rent, etc.) has resulted in a deterioration of trust assets. The petition also alleges that Mr. Jaffe sought to maximize profit only for himself and Mrs. Pressman and not the remainder beneficiaries.
●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), in 1997, the borrower sponsor and non-recourse carveout guarantor, Vincent J. Ponte pled guilty to the charge of Combination in Restraint of Trade and Competition in violation of General Business Law Sections 340 and 341 in connection with a payment of $10,000 to obtain an office building contract for his family’s trash removal business. This resulted in no jail time and a 5 year probation period which was completed on or about 2002. The borrower sponsor’s plea was in connection with a guilty plea by his father (Anthony Ponte) to attempted enterprise corruption in connection with the family’s trash collection business for which he was sentenced to two to six years in prison.
●	With respect to the Shops at The Domain Mortgage Loan (0.6%), one of the borrower sponsors, Joseph Goveia, is subject to two pending lawsuits related to a partnership dispute with a pair of investors. The claims include, among other things, breach of contract, intentional misrepresentation, breach of fiduciary duty and gross mismanagement in connection with Mr. Goveia’s development of three commercial properties. The complaints do not specify the exact amount of damages sought, and the cases are reportedly scheduled for trial in November, 2022.
●	With respect to the Load and Lock Self Storage Mortgage Loan (0.1%) and the Inner Space Storage Mortgage Loan (0.1%), two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1

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and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-five (35) of the Mortgage Loans (collectively, 54.9%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Twenty (20) of the Mortgage Loans (collectively, 32.8%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	Five (5) of the Mortgage Loans (collectively, 12.3%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to Yorkshire & Lexington Towers, ExchangeRight Net Leased Portfolio #55, Perry Hall Centre and Perry Hall Square, The Shoppes at Eagle Point, Hamilton Commons, Church Ranch Corporate Center, Kalamazoo Distribution Center, Magnolia Square, Nona Commons, Edwards Landing Apartments, Shops at The Domain, 5400-5450 W. Atlantic Blvd and Aragona Retail Portfolio Mortgage Loans (collectively, 24.8%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (6.0%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. See “—Litigation and Other Legal Considerations” above. In addition, one of the borrower sponsors reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the Covid-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, one of the borrower sponsors reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the Covid-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), Warren Thomas, one of the borrower sponsors, disclosed that in 2009, a lender foreclosed on a 60-unit
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Houston apartment building unrelated to the Mortgaged Property, for which the borrower sponsor was a co-guarantor. The borrower sponsor settled the debt with the lender in 2013.

●	With respect to the Perry Hall Centre and Perry Hall Square Mortgage Loan (2.8%), one of the borrower sponsors, Rob Gothier, disclosed that he is a 25% partner in an unrelated property called Farm Fresh at Princess Anne, which was securitized in WFCM 2015-NXS4. In 2016, the grocery anchor tenant, Farm Fresh, opted to not renew its lease and left the center. The partnership paid all expenses including the mortgage out of pocket. In 2020, the two majority partners voted to suspend loan payments, which effectively pushed the loan into foreclosure. The loan transferred to special servicing in January 2020 and became REO in June 2021.
●	With respect to The Shoppes at Eagle Point Mortgage Loan (2.8%), the related borrower sponsor and certain affiliates filed for Chapter 11 bankruptcy in November 2020, which filing triggered an event of default under a secured credit facility and senior unsecured notes. Various properties owned by the borrower sponsor (not including the Mortgaged Property) were pledged as collateral under the secured credit facility. In November 2021, the court approved the borrower sponsor’s reorganization plan and as part of its reorganization, the borrower sponsor’s debt was reduced by approximately $1.7 billion.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Eight (8) of the Mortgaged Properties (collectively, 2.0%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.
●	Nine (9) of the Mortgaged Properties (collectively, 10.8%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant

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percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 3075 Olcott, ILPT Logistics Portfolio and Phoenix Industrial Portfolio VIII.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
3075 Olcott	6.0%	No	9/30/2032	4/6/2032
Phoenix Industrial Portfolio VIII – Mossville, IL	0.6%	No	12/31/2025	6/6/2032
Phoenix Industrial Portfolio VIII – Eldon, MO	0.5%	No	4/30/2024	6/6/2032
ExchangeRight Net Leased Portfolio #55 – Pick N Save - Sun Prairie (Main), WI	0.4%	No	12/31/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Prairieville (Airline), LA	0.4%	No	4/12/2032	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Schnucks – Love’s Park (Harlem), IL	0.3%	No	12/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	No	1/27/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Houma (Park), LA	0.3%	No	8/31/2031	5/1/2032
Twin Spans Business Park and Delaware River Industrial Park – 301 Anchor Mill Road	0.3%	No	6/30/2027	2/6/2032
Twin Spans Business Park and Delaware River Industrial Park – 400 Ships Landing Way	0.3%	No	3/31/2027	2/6/2032
Stockton Self Storage Portfolio – Beckman Road Industrial	0.3%	No	1/31/2031	5/6/2032
Moonwater Office Portfolio – 6226 West Sahara Avenue	0.3%	No	1/31/2029	1/6/2032
CVS Fourth Street	0.3%	No	3/15/2033	4/6/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	No	10/21/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Meraux (Archbishop), LA	0.2%	No	1/27/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	No	1/13/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – PNC Bank - Clarendon Hills (Holmes), IL	0.2%	No	4/30/2032	5/1/2032
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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Phoenix Industrial Portfolio VIII – Kingsport, TN	0.2%	No	6/30/2029	6/6/2032
ExchangeRight Net Leased Portfolio #55 – CVS Pharmacy - Auburn (Opelika), AL	0.1%	No	1/30/2030	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Huntington Bank - Clarksburg (Pike), WV	0.1%	No	12/31/2030	5/1/2032
ExchangeRight Net Leased Portfolio #55 – CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	No	6/30/2027	5/1/2032
ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Northlake (North), IL	0.1%	No	1/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – O’Reilly Auto Parts - Madison (Commerce), WI	0.1%	No	10/31/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Elk Grove Village (Devon), IL	0.1%	No	1/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – CVS - Tullahoma (Jackson), TN	0.1%	No	5/31/2032	5/1/2032
ExchangeRight Net Leased Portfolio #55 – 7-Eleven- La Grange (Ogden), IL	0.1%	No	8/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Sherwin Williams - Marysville (Fifth), OH	0.1%	No	2/28/2033	5/1/2032
Twin Spans Business Park and Delaware River Industrial Park – 100 Ships Landing	0.1%	No	11/30/2027	2/6/2032
Twin Spans Business Park and Delaware River Industrial Park – 300 Anchor Mill Road	0.1%	No	5/31/2026	2/6/2032
Moonwater Office Portfolio – 10190 Covington Cross Drive	0.1%	No	7/31/2031	1/6/2032
Moonwater Office Portfolio – 1450 Center Crossing Road	0.1%	No	12/31/2023	1/6/2032
Moonwater Office Portfolio – 6551 Las Vegas Boulevard South	0.1%	No	12/31/2026	1/6/2032
ExchangeRight Net Leased Portfolio #55 – NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	No	7/31/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – PNC Bank - Aurora (Galena), IL	0.0%	No	5/31/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	No	9/30/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Lewiston (Sabattus), ME	0.0%	No	2/28/2030	5/1/2032
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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Niles (Dempster), IL	0.0%	No	1/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar Tree - Des Plaines (Rand), IL	0.0%	No	1/31/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Weber City, (Hwy 23), VA	0.0%	No	10/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Odessa (University), TX	0.0%	No	5/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General- Springtown (Highway), TX	0.0%	No	5/31/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Holly (Saginaw), MI	0.0%	No	10/31/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Sherwin Williams - Champaign (Marketview), IL	0.0%	No	8/31/2031	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Dyer (Sheffield), IN	0.0%	No	2/29/2028	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Dollar General - Lubbock (University), TX	0.0%	No	8/31/2029	5/1/2032
ExchangeRight Net Leased Portfolio #55 – Citizens Bank - Wilmington (Marsh), DE	0.0%	No	6/30/2027	5/1/2032

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

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For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 3075 Olcott and ILPT Logistics Portfolio.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Sawmill Plaza	1.8%	U.S. Armed Forces	4.8%	12.1%

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (2.6%), the largest tenant at the 300 Anchor Mill Road Mortgaged Property, Speakman Co, has subleased 83,850 square feet to Hermann Warehouse Corp., which sublease expires on May 31, 2026.
●	With respect to the 3075 Olcott Mortgage Loan (6.0%), Amazon Web Services (“AWS”) is the sole tenant at the Mortgaged Property. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in October 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and for floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
●	With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%) approximately $1,425,124 of straight line rent steps have been underwritten. In addition, the second largest tenant at the 6825 West County Road 400 North Mortgaged Property, Envigo RMS, LLC (77,041 square feet), representing approximately 31.4% of net rentable square footage at such Mortgaged Property, subleases 35,480 net rentable square feet to Vanguard Supply Chain Solutions LLC for a total annual base rent of $221,750 ($6.25 per square foot expiring on December 31, 2023).

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 to this prospectus as 3075 Olcott.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

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Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The 3075 Olcott, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Prairieville (Airline), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Thibodaux (Main), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Houma (Park), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - New Iberia (Parkview), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Meraux (Archbishop), LA, ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Opelousas (Union), LA, ExchangeRight Net Leased Portfolio #55 – Publix - Decatur (Point), AL, ExchangeRight Net Leased Portfolio #55 – PNC Bank - Clarendon Hills (Holmes), IL, ExchangeRight Net Leased Portfolio #55 – Huntington Bank - Clarksburg (Pike), WV, ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Northlake (North), IL, ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Elk Grove Village (Devon), IL, ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Niles (Dempster), IL, ExchangeRight Net Leased Portfolio #55 – 7-Eleven - La Grange (Ogden), IL, ExchangeRight Net Leased Portfolio #55 – PNC Bank - Aurora (Galena), IL, ExchangeRight Net Leased Portfolio #55 – O’Reilly - Owensboro (Bold Forbes), KY, ExchangeRight Net Leased Portfolio #55 – Family Dollar - Cuyahoga Falls (Bailey), OH, ExchangeRight Net Leased Portfolio #55 – Citizens Bank - Wilmington (Marsh), DE, ILPT Logistics Portfolio, The Shoppes at Eagle Point, Stockton Self Storage Portfolio – Beckman Road Industrial, The Summit, Kalamazoo Distribution Center, Moonwater Office Portfolio - 6226 West Sahara Avenue, Walgreens - St Paul, 127 8th Avenue Lease Fee, Walgreens McDonough, Walgreens Plainfield, CVS Fourth Street and Walgreens House Springs Mortgaged Properties (collectively, 21.4%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the 3075 Olcott Mortgage Loan (6.0%), the sole tenant has a right of first offer to purchase such Mortgaged Property. The ROFO does not apply to a foreclosure or deed in lieu thereof, but will apply to any transfers following a foreclosure or deed in lieu thereof.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), under the lease for the sole tenant at each of the following individual Mortgaged Properties, Walmart Neighborhood Market has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property or a controlling equity interest in itself (except to an affiliate): (i) the Walmart Neighborhood Market - Prairieville (Airline), LA Mortgaged Property (0.4%); (ii) the Walmart Neighborhood Market - Thibodaux (Main), LA Mortgaged Property (0.3%); (iii) the Walmart Neighborhood Market - Houma (Park), LA Mortgaged Property (0.3%); (iv) the Walmart Neighborhood Market - New Iberia (Parkview), LA Mortgaged Property (0.2%); (v) the Walmart Neighborhood Market - Meraux (Archbishop), LA Mortgaged Property (0.2%); and (vi) the Walmart Neighborhood Market - Opelousas (Union), LA Mortgaged Property (0.2%). Pursuant to the terms of each such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.
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●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the Publix - Decatur (Point), AL Mortgaged Property (0.2%), Publix, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Publix has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the PNC Bank - Clarendon Hills (Holmes), IL Mortgaged Property (0.2%), PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the fifth anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the Huntington Bank - Clarksburg (Pike), WV Mortgaged Property (0.1%), Huntington Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the third anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property. Huntington Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), under the lease for the sole tenant at each of the following individual Mortgaged Properties, U.S. Bank has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property: (i) the U.S. Bank - Northlake (North), IL Mortgaged Property (0.1%), (ii) the U.S. Bank – Elk Grove Village (Devon), IL Mortgaged Property (0.1%), and (iii) the U.S. Bank - Niles (Dempster), IL Mortgaged Property (0.0%). U.S. Bank has, pursuant to a subordination, non-disturbance and attornment agreement for each such Mortgaged Property, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the 7-Eleven - La Grange (Ogden), IL Mortgaged Property (0.1%), 7-Eleven, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the PNC Bank - Aurora (Galena), IL Mortgaged Property (0.0%), PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. PNC Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the O’Reilly Auto Parts - Owensboro (Bold Forbes), KY Mortgaged Property (0.1%), O’Reilly Auto Parts, has a right of first refusal to purchase the Mortgaged Property upon the related landlord’s receipt of a bona fide offer for the purchase of the Mortgaged Property.
●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the Family Dollar - Cuyahoga Falls (Bailey), OH Mortgaged Property (0.0%), Family Dollar, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property.
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Pursuant to the terms of such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.

●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the sole tenant at the Citizens Bank - Wilmington (Marsh), DE Mortgaged Property (0.0%), Citizens Bank, has a right of first offer to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. Citizens Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first offer is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
●	With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%), as to each of the 2020 Joe B. Jackson Parkway, 1901 Meadowville Technology Parkway, 510 John Dodd Road, 309 Dulty’s Lane, 5300 Centerpoint Parkway and 7000 West Post Road Mortgaged Properties (collectively, 1.8%), the related sole tenant has a right of first refusal and/or a right of first offer to purchase such Mortgaged Property. With respect to certain of such Mortgaged Properties, the ROFR may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
●	With respect to the BVG Portfolio III Mortgage Loan (3.1%), the borrower has entered into a purchase agreement to sell the release parcel at the Elsinore Hills RV Park Mortgaged Property. The release parcel was not included in the lender’s underwriting. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loan—Releases; Partial Releases”.
●	With respect to The Shoppes at Eagle Point Mortgage Loan (2.8%), the second largest tenant, Publix, has a right of first refusal to purchase or lease, as the case may be, the Mortgaged Property (or portion thereof) upon the same terms set forth in a bona fide offer from a third party in connection with the borrower’s proposal to sell, convey or assign or grant the third party an option to purchase or undertake to lease all or a portion of the Mortgaged Property. Pursuant to the terms of the Publix lease, the ROFR does not apply to a foreclosure or deed in lieu of foreclosure. The ROFR will, however, apply to a subsequent sale of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.
●	With respect to The Shoppes at Eagle Point Mortgage Loan (2.8%), the ground tenants occupying two outparcels at the Mortgaged Property, CFT NV Developments, LLC (“CFT,” and the related parcel, the “CFT Parcel” and the related lease, the “CFT Lease”) and BHG Cookeville Real Estate #1, LLC (“BHG,” and the related parcel the “BHG Parcel” and the related lease, the “BHG Lease”), have a right to purchase their respective parcel from the borrower at the expiration of the related ground leases, which expire on the date that the payment-in-lieu of taxes (“PILOT”) program with the Cookeville, Tennessee Industrial Development Board (“IDB”) terminates. See “—Real Estate and Other Tax Considerations” below. The CFT Parcel is subleased to Panda Express pursuant to a sublease that commenced on June 8, 2018 for a term of 20 years, with four successive options to extend for five years each. The BHG lease indicates the BHG Parcel will be initially operated as a Drakes restaurant. Both the CFT Lease and the BHG Lease provide that upon the expiration of the term of the ground lease, for the sum of $1.00, provided there are no defaults, the CFT tenant’s and the BHG tenant’s ownership interest in the CFT Parcel and the BHG Parcel, respectively, will automatically convert to a fee simple interest in the related parcel (the “Conversion”). The borrower agreed to execute and cause the IDB to execute any and all documents reasonably necessary to evidence the Conversion.
●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.3%), the sole tenant at the Beckman Road Industrial Mortgaged Property (0.3%) has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the related Mortgaged Property by a third party which the borrower intends to accept.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Phoenix Industrial Portfolio VIII Mortgage Loan (3.2%), the Kingsport, TN Mortgaged Property is 100% (5.6% of the rentable square footage of the portfolio) occupied by Phoenix Logistics, an affiliate of the borrowers. Phoenix Logistics has been at the Kingsport, TN Mortgaged Property since September 2020 and its lease expires on June 30, 2029.
●	With respect to the Biotrial Medical Center Mortgage Loan (1.2%), the borrower is 99.5% owned by the sole tenant at the Mortgaged Property, Biotrial, Inc. and 0.5% by Biotrial Research SAS. The sole tenant is 100% owned by Biotrial Research SAS. The non-recourse carveout guarantors for the Biotrial Medical Center Mortgage Loan are Biotrial Research SAS and Biotrial, Inc. The tenant lease is guaranteed by the parent company (Biotrial Research SAS). The Mortgage Loan is guaranteed by the tenant and the parent company.
●	With respect to the 701 Van Duzer Street Mortgage Loan (0.4%), an affiliate of the borrower occupies 30.1% of the net rentable area at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (2.6%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of

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co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-one (21) of the Mortgaged Properties (22.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-six (36) Mortgage Loans (collectively, 70.6%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the ExchangeRight Net Leased Portfolio #55, Walgreens - St Paul, Aragona Retail Portfolio – Macomb Centre Plaza, CVS Pawtucket, Walgreens McDonough, Walgreens Plainfield, CVS Fourth Street and Walgreens House Springs Mortgage Loans (collectively, 7.3%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), the Mortgage encumbers the fee estate only, which fee estate is subject to a 99-year ground lease. The ground tenant is required to maintain insurance on the improvements and is entitled to the proceeds of such insurance. Insurance proceeds are required to be disbursed in accordance with the terms of any leasehold mortgage.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are

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payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Bell Works Mortgage Loan (3.7%), the Mortgaged Property is subject to that certain Redevelopment Agreement, dated as of June 10, 2014, by and between Holmdel Township and Somerset Holmdel Development I, LP, as amended by that certain First Amendment to Development Agreement, dated as of December 6, 2019, by and between Holmdel Township and the borrower, which required the Mortgaged Property to be rehabilitated in accordance with certain approved site plans, schedules and use restrictions, which with respect to existing buildings at the Mortgaged Property, restricts (i) the number of health care services or ambulatory surgery center beds to eight beds; (ii) the number of independent living units to 100 units; and (iii) retail and personal service establishment uses to 50,000 square feet. Additionally, the redevelopment agreement requires the existing building façade to be maintained to the greatest extent possible and prohibits expansions to existing buildings.
●	With respect to the Phoenix Industrial Portfolio VIII Mortgage Loan (3.2%), the use of the Church Hill, TN Mortgaged Property as an industrial/warehouse building is legal non-conforming as such use is not permitted under the applicable current zoning code. Any nonconforming building which has been damaged by fire or other causes may be reconstructed and used as before unless the City of Church Hill Building Inspector determines that the building is damaged to the extent of more 75% of its appraised value for tax purposes. In the event of a casualty resulting in the loss of the ability to restore the Mortgaged Property to its current use as an industrial/warehouse building in accordance with all applicable legal requirements, the Mortgage Loan documents provide recourse to the related borrower.
●	With respect to the BVG Portfolio III Mortgage Loan (3.1%) the Gardena MHC & Apts Mortgaged Property, the Elsinore Hills RV Park Mortgaged Property, the Flying A MHC Mortgaged Property and the Golden Arrow MHC Mortgaged Property were constructed prior to the adoption of the
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current applicable zoning code and are considered pre-existing legal non-conforming use. With respect to the Gardena MHC & Apts Mortgaged Property, if such non-conforming use is discontinued for a period of 180 days or more, the Gardena MHC & Apts Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. With respect to the Elsinore Hills RV Park Mortgaged Property, if the Elsinore Hills RV Park Mortgaged Property is damaged or partially destroyed, the nonconforming use may be restored provided the actual reconstruction cost does not exceed four times the assessed value of the Elsinore Hills RV Park Mortgaged Property and is completed within one year from the date of damage. With respect to the Flying A MHC Mortgaged Property, if such non-conforming use is discontinued for a period of six months or more, the Flying A MHC Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. With respect to the Golden Arrow MHC Mortgaged Property, if such non-conforming use is discontinued for a period of 180 days or more, the Golden Arrow MHC Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. Law and ordinance coverage has been obtained for the Gardena MHC & Apts Mortgaged Property, the Elsinore Hills RV Park Mortgaged Property, the Flying A MHC Mortgaged Property and the Golden Arrow MHC Mortgaged Property.

●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.3%), the Airport Road Self Storage Mortgaged Property was constructed prior to the adoption of the current zoning code and is considered a pre-existing legal non-conforming use. If such non-conforming use is discontinued for a period of six months or more, the Airport Road Self Storage Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. In addition, the Morada Self Storage Mortgaged Property was constructed prior to the adoption of the current zoning code and a portion of the Morada Self Storage Mortgaged Property is considered a pre-existing legal non-conforming use. If such non-conforming use is discontinued for a period of more than twelve consecutive calendar months, the applicable portion of the Morada Self Storage Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. Law and ordinance coverage has been obtained for the Airport Road Self Storage Mortgaged Property and the Morada Self Storage Mortgaged Property.
●	With respect to the Biotrial Medical Center Mortgage Loan (1.2%), the use of the Mortgaged Property as a research and development facility is a pre-existing legally non-conforming use, as research and development is not a permitted use under current zoning laws. In the event of a partial destruction, the Mortgaged Property may be restored to its non-conforming use, provided that (among other things) (i) within 90 days of such casualty, the borrower provides notice to the appropriate zoning authority of its intent to restore or repair the Mortgaged Property, and (ii) such restoration is started within 90 days of such notice and is diligently pursued to completion.
●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), the borrower leased the Mortgaged Property to a single ground tenant pursuant to a ground lease. The improvements on the Mortgaged Property are legally non-conforming as to the floor area ratio. In the event of a casualty that exceeds 75% or more of the total floor area, the property may only be restored in conformance with the current zoning laws. Per the ground lease, upon a casualty, the ground tenant will be required to restore the property, rent may not be abated, and the ground tenant will be required to maintain insurance including law and ordinance insurance.
●	With respect to the Washington MHC Portfolio Mortgage Loan (0.5%), each of the Mortgaged Properties is a pre-existing legally non-conforming use, as mobile home parks (and certain ancillary uses at the Mortgaged Properties) are not permitted uses under the current zoning laws. Following a casualty, (i) the 2021 Coe Road Mortgaged Property may be rebuilt if the casualty does not exceed 50% of either the square footage or assessed value provided (a) a building permit application for is filed within 18 months of the casualty and (b) restoration is completed within two years of the date of the issuance of the building permit; (ii) the 102 East California Street Mortgaged Property may be rebuilt provided the casualty does not exceed 75% of the property’s value, upon the approval of the hearing examiner and in accordance with current zoning laws; (iii) the 401 Moxee Avenue Mortgaged Property may be rebuilt provided the casualty does not exceed 60% of
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the property’s fair market value; (iv) the 1507 South Fair Avenue Mortgaged Property may be rebuilt to its legally non-conforming use or in a manner that is more conforming, as determined by local zoning officials; and (v) the 9890 US Highway 12 Mortgaged Property may be rebuilt provided the casualty does not exceed 60% of the property’s fair market value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 1888 Century Park East Mortgage Loan (6.0%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.
●	With respect to the 3075 Olcott Mortgage Loan (6.0%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.
●	With respect to the 70 Hudson Street Mortgage Loan (4.4%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Bell Works Mortgage Loan (3.7%), the Mortgaged Property is subject to a 30-year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the Mortgaged Property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the Mortgaged Property to its current use, the Mortgaged Property qualifies for a historic tax credit (“HTC”) allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the Mortgage Loan. The borrower leases the Mortgaged Property to the Bell Works Master Tenant, LLC (the “Bell Works Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Bell Works Master Lease”). The borrower elected to pass-through the HTC to the Bell Works Master Lessee. Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Bell Works Master Lessee and the 99% equity interest owner of the Bell Works Master Lessee (the “Bell Works HTC Investor”), the Bell Works Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Bell Works Master Lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide Bell Works HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, the Bell Works HTC Investor is entitled to receive notices of defaults under the Mortgage Loan documents, and the Bell Works HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the Bell Works HTC Investor has certain rights to remove the borrower’s general partner and/or the Bell Works Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.
●	With respect to The Shoppes at Eagle Point Mortgage Loan (2.8%), the Mortgaged Property benefits from a PILOT that expires in the 2038/2039 tax year. Pursuant to the PILOT program, the IDB of Cookeville issued a revenue bond to the related borrower to fund infrastructure costs upon the completion of construction of The Shoppes at Eagle Point Mortgaged Property. Pursuant to the PILOT, the borrower transferred the fee interest in the Mortgaged Property to the IDB and the borrower retained the leasehold estate in the Mortgaged Property. The borrower has the right to purchase the fee interest in the Mortgaged Property from the IDB at the expiration of the PILOT program (for $1.00, provided the borrower remains the holder of the revenue bond). Pursuant to the PILOT program, (x) commencing on November 1, 2018 for a period of seven years, an annual service charge of $526,500 is to be paid in lieu of taxes, due on October 1, 2019 and the seven years following and (y) commencing on January 1, 2026 for a period of thirteen years, an annual service charge of $496,500 is to be paid in lieu of taxes, due on October 1, 2026 and the thirteen years following of that calendar year. Commencing on January 1, 2026 for a period of thirteen years, the related borrower is also required to pay $30,000 to the City of Cookeville, Tennessee and county of Putnam County, Tennessee. As long as the borrower is the holder of the revenue bond, the payments of $526,500 and $496,500, which have been assigned by the IDB to the borrower are not actually required to be paid by the borrower. Accordingly, so long as the borrower is the holder of the bond, the only payment in lieu of taxes which is required to be paid by the borrower to the IDB is the unassigned $30,000 beginning in 2026.
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●	With respect to the ILPT Logistics Portfolio - 2020 Joe B. Jackson Parkway Mortgaged Property (0.4%) (the “TN PILOT Property”), the Mortgage Loan is secured by a mortgage on the subleasehold interest of ILPT Murfreesboro LLC (the “TN PILOT Borrower”), in the TN PILOT Property pursuant to a lease between the TN PILOT Borrower and The Industrial Development Board of Rutherford County, Tennessee (the “TN PILOT Lessor”), which expires on December 31, 2032 (the “TN PILOT Lease”). The TN PILOT Lessor took ownership of the fee interest in the TN PILOT Property and as a result the TN PILOT Borrower is not required to pay any real or personal property taxes for the period of the TN PILOT Lease. The TN PILOT Borrower is required to pay an economic development fee on or before December 1st of each year in the amount of 15% of the ad valorem taxes that would be due with respect to the TN PILOT Property for such year if the TN PILOT Property were not owned by the TN PILOT Lessor. The TN PILOT Borrower has the option to purchase back the fee interest for $1 at any time prior to the expiration of the TN PILOT Lease. On the origination date, the TN PILOT Lessor executed and delivered a consent agreement in favor of the mortgage lender encumbering its fee interest in the TN PILOT Property.
●	With respect to the ILPT Logistics Portfolio - 5300 Centerpoint Parkway Mortgaged Property (0.2%), the Mortgaged Property receives a 100% property tax exemption pursuant to a certain Toy Road Community Reinvestment Area Agreement, dated as of December 15, 2003 (the “OH PILOT Agreement”), by and between the Village of Obetz, Ohio (the “OH PILOT Counterparty”), and Center Point Capital, LLC, for a period of 15 years following completion by the property owner of construction of 3,800,000 square feet of distribution facility (the “Project”) and delivery of a certificate of substantial completion to the OH PILOT Counterparty. The property owner is required to pay the OH PILOT Counterparty an annual fee for the Project equal to the greater of (a) 1% of the dollar value of the tax exemption received under the OH PILOT Agreement for that year or (b) $500, provided, however, if the value of the incentives exceeds $250,000, the fee cannot exceed $2,500. Pursuant to a tax increment financing agreement of even date with the OH PILOT Agreement between Center Point Capital, LLC and the OH PILOT Counterparty, the property owner must make service payments in an amount equal to the amount of real property taxes that would have been charged otherwise (less any other payments received by the OH PILOT Counterparty) for a period of 30 years after the expiration of the OH PILOT Agreement. The borrowers have not provided evidence of assignment of the OH PILOT Agreement and related documents from Center Point Capital, LLC to the borrowers (which assignment is expected to be made after the origination date). There can be no assurance that such assignment will be made or that the Mortgaged Property will continue to benefit from the PILOT.
●	With respect to the ILPT Logistics Portfolio - 17001 West Mercury Street Mortgaged Property (0.2%) (the “Gardner PILOT Property”), the Mortgage Loan is secured by a mortgage on the fee interest of Mercury Street Industrial LLC (the “Gardner PILOT Borrower”), in the Gardner PILOT Property pursuant to a base lease (the “Gardner PILOT Base Lease”) between the Gardner PILOT Borrower and the City of Gardner, Kansas (the “Gardner PILOT Lessor”) and a lease (the “Gardner PILOT Lease”), by and between the Gardner PILOT Lessor and the Gardner PILOT Borrower, which expires on February 1, 2029. On April 1, 2018, the Gardner PILOT Lessor took leasehold title to the Gardner PILOT Property pursuant to the Gardner PILOT Base Lease, leased the Gardner PILOT Property back to Gardner PILOT Borrower pursuant to the Gardner PILOT Lease and issued a bond in the maximum principal amount of $38,000,000 for which the payment of the principal, redemption and interest on the bond and certain other costs of the bond transaction is equal to the rent due by Gardner PILOT Borrower under the Gardner PILOT Lease. Under a bond purchase agreement of the same date, the Gardner PILOT Borrower agreed to purchase the bond at an interest rate of 2% per annum computed on actual/365/366-day basis and payable on each February 1, and as a result is entitled to certain exemptions from ad valorem and property taxes on real and personal property for a total period of 10 calendar years after the year in which the bond was issued with 100% tax abatement for the first 5 years and 20% less for each year thereafter. The Gardner PILOT Borrower is instead required to make a payment in lieu of taxes in the amount of (i) $394
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for the calendar year 2022, (ii) $402 for the calendar year 2023, (iii) $270,770 for the calendar year 2024, (iv) $546,955 for the calendar year 2025, (v) $828,636 for the calendar year 2026, (vi) $1,115,897 for the calendar year 2027 and (vii) $1,408,820 for the calendar year 2028. The bond must be paid in full on February 1, 2029. On the origination date, the Gardner PILOT Borrower collaterally assigned all of its interest in the Gardner PILOT Base Lease, Gardner PILOT Lease and related documents, including the bond, to the mortgage lender and caused the trustee holding the original bond to enter into a bond custody agreement in favor of the mortgage lender.

●	With respect to the 127 8th Avenue Leased Fee Mortgage Loan (0.9%), the borrower leased the Mortgaged Property to a single tenant pursuant to a ground lease containing a provision electing to treat the lease as a “Section 467 Rental Agreement” under Section 467 of the Internal Revenue Code, which governs the treatment of rents paid under a lease for US federal income tax purposes when such payments are not evenly divided throughout the term. In connection with this provision, the ground lease requires non-level payments and a portion of the rents paid by the tenant are allocated for tax purposes to other future periods as set forth in a schedule to the lease. As a result, the actual rents paid by the tenant for each month in the ground lease term may be different than allocated rent for such month. The difference between the cumulative amount actually collected and the cumulative amount allocated under the ground lease is characterized, solely for tax purposes, as a Section 467 “loan” from the tenant to the landlord (i.e., the borrower), with a balance that changes each month until such time as the rents have been fully allocated at the end of the term. The treatment of that portion of the rent paid as a Section 467 “loan” is solely for tax purposes, which is then deemed to be repaid in a future period.
●	With respect to the 965-977 Frankford Avenue Mortgage Loan (0.8%), the Mortgaged Property is subject to a tax abatement through December 31, 2031. Abated taxes will equal $4,857 per year and unabated taxes beginning in 2032 will equal $54,450 per year.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Thirty-eight (38) Mortgage Loans (collectively, 71.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Twelve (12) Mortgage Loans (collectively, 16.7%) require monthly payments of principal and interest for the entire term to stated maturity.
●	Eight (8) Mortgage Loans (collectively, 8.9%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter
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require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

●	Two (2) Mortgage Loans (collectively, 3.2%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance		Approx. % of Initial Pool Balance
Interest-Only	38	$773,249,999		71.3%
Amortizing Balloon	12	180,619,412		16.7
Interest-Only, Amortizing Balloon	8	96,387,000		8.9
Interest Only, ARD	2	34,400,000		3.2
Total	60	$1,084,656,41	2	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance		Approx. % of Initial Pool Balance
1	9	$ 214,223,431		19.8%
5	1	16,032,639		1.5
6	49	806,400,342		74.3
8	1	48,000,000		4.4
Total	60	$1,084,656,41	2	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance		Approx. % of Initial Pool Balance
0	56	$ 960,156,412		88.5%
5	4	124,500,000		11.5
Total	60	$1,084,656,41	2	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

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All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Fifty-nine of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

One (1) of the Mortgage Loans (2.8%) accrues interest assuming a 30-day month, assuming a 360-day year.

Single Purpose Entity Covenants

With respect to the ABC Mini Storage Portfolio Mortgage Loan (2.1%), the Mortgage Loan has a Cut-off Date Balance in excess of $20.0 million. However, the related borrower does not have an independent director and did not deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loan

Two (2) Mortgage Loans secured by the Village at Mitchell Ranch and CVS Pawtucket Mortgaged Properties (collectively, 3.2%) (each, an “ARD Loan”), provide that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

With respect to the Village at Mitchell Ranch Mortgage Loan (2.6%), the related Revised Rate is 6.85%.

With respect to the CVS Pawtucket Mortgage Loan (0.5%), the related Revised Rate will be the greater of (i) the ARD treasury note rate plus 5% and (ii) 10.34%.

All of the ARD Loans (collectively, 3.2%) are interest-only until their Anticipated Repayment Date. Consequently, the repayment of any such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class VRR and Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

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Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Forty-nine (49) Mortgage Loans (76.3%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
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●	Two (2) of the Mortgage Loans (7.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (4.4%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge, and following such period, permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Seven (7) of the Mortgage Loans (8.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (3.7%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	7.9%
4	40	47.4
5	8	16.4
6	3	9.6
7	6	18.6
Total	60	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan

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if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of fifty-two (52) Mortgage Loans (the “Defeasance Loans”) (collectively, 88.3%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due

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following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Houston Multifamily Portfolio Mortgage Loan (7.0%), after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property in connection with a bona-fide third-party sale provided that, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to the greater of (x) 90% of the net sales proceeds for the Mortgaged Property to be released and (y) 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to such release, (x) the debt yield for the remaining Mortgaged Properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.1% and (y) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of (1) the loan-to-value ratio immediately preceding such release and (2) 45%, and (iii) customary REMIC conditions are satisfied. Notwithstanding anything to the contrary in the foregoing, in no event may the Diamond Hill Mortgaged Property and/or the Providence at Memorial Mortgaged Property be released until such time as all other Mortgaged Properties have been released.
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●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.8%), the Mortgage Loan documents permit partial defeasance. At any time after the earlier of (a) three years from the closing date of the Mortgage Loan or (b) two years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC trust, the borrower may obtain a release of any Mortgaged Property (the “ExchangeRight Release Property”), upon 30 days prior written notice and the satisfaction of the conditions in the Mortgage Loan documents, including: (i) the borrower prepays the Mortgage Loan, in an amount equal to the greater of (x) 90% of the net sales proceeds with respect to such ExchangeRight Release Property and (y) 115% of the allocated loan amount for such ExchangeRight Release Property; (ii) after the release of the ExchangeRight Release Property, the lender will have determined that the debt service coverage ratio for the mortgaged properties then remaining must be no less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.06x; after the release of the ExchangeRight Release Property, the lender will determined that the debt yield for all of the mortgaged properties then remaining must be no less than the greater of (x) the debt yield immediately preceding such release and (y) 9.45%, (iii) the delivery of a rating agency confirmation; and (iv) the delivery of a REMIC opinion.
●	With respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%), the borrowers may obtain the release of any individual Mortgaged Property upon prepayment of a release price equal to 115% of the allocated loan amount of such Mortgaged Property, together with, if prior to the open period, payment of a prepayment fee equal to the greater of 0.5% and a yield maintenance premium, and satisfaction of certain conditions, including among others (i) no event of default exists, (ii) after giving effect to the release, the aggregate debt yield on the Mortgage Loan and the related mezzanine loans based on the remaining Mortgaged Properties is no less than the greater of the debt yield immediately preceding such release and 6.24% and (iii) satisfaction of REMIC related conditions.
●	In addition, with respect to the ILPT Logistics Portfolio Mortgage Loan (3.7%), the borrowers may obtain the release of any individual Mortgaged Property in order to cure a default or event of default related to such Mortgaged Property, but only if (i) (a) prior to obtaining such release, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or the use of any operating income or rents from any other Mortgaged Property to effectuate such cure) or (b) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.
●	With respect to the Phoenix Industrial Portfolio VIII Mortgage Loan (3.2%), after the expiration of the related lockout period, the related borrowers may release the West Mifflin, PA Mortgaged Property, the Mossville, IL Mortgaged Property and the Eldon, MO Mortgaged Property to a third-party purchaser subject to satisfaction of conditions set forth in the Mortgage Loan documents, including, without limitation, (i) no event of default exists; (ii) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount for such property and (b) 90% of the net proceeds of the sale of such property; (iii) after giving effect to such release, (a) the debt service coverage ratio based on the trailing 12 months is at least equal to the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.55x, (b) the debt yield for the remaining properties following the release is at least equal to the greater of (A) the debt yield immediately preceding such release and (B) 10.8%, and (c) the loan-to-value ratio for the remaining properties following the release does not exceed the lesser of (A) the loan-to-value ratio for all of the properties prior to the release or (B) 64.6%; (iv) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (v) satisfaction of customary REMIC requirements. The borrowers are also permitted to release certain vacant portions of the West Mifflin, PA Mortgaged Property, the Church Hill, TN Mortgaged Property and the Eldon, MO
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Mortgaged Property without defeasance or prepayment, provided that certain conditions, including among others, relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (2.6%), after the date that is the earlier of (a) January 28, 2025 and (b) the date that is two years after the closing of the securitization that includes the last note to be securitized, the borrower may deliver defeasance collateral and obtain a release of one or more individual mortgaged properties (the “Twin Spans Release Property”) upon at least 30 days’ but no more than 90 days’ prior written notice, and satisfaction of the conditions set forth in the Mortgage Loan documents, including: (i) the borrower prepays the Mortgage Loan, in an amount equal to 110% of the allocated loan amount of each individual Mortgaged Property; (ii) after the release of the Twin Spans Release Property, the lender will have determined that the debt service coverage ratio for the Mortgaged Properties then remaining must be equal to the greater of (x) 2.21x and (y) the debt service coverage ratio for all of the then remaining Mortgaged Properties (including the Twin Spans Release Property) for the twelve full calendar months immediately preceding the release of the Twin Spans Release Property; (iii) after the release of the Twin Spans Release Property, the lender will have determined that the loan to value ratio for the Mortgaged Properties then remaining must be no greater than the lesser of (x) 61.5% and (y) the loan to value ratio for all of the then remaining Mortgaged Properties (including the Twin Spans Release Property) immediately preceding the release of the Twin Spans Release Property; (iv) after the release of the Twin Spans Release Property, the lender will have determined that the debt yield for the remaining Mortgaged Properties must be no less than the greater of (x) 8.60% and (y) the debt yield for all of the then remaining Mortgaged Properties (including the Twin Spans Release Property) for the twelve full calendar months immediately preceding the release of the Twin Spans Release Property; (v) the delivery of a rating agency confirmation; and (vi) the delivery of a REMIC opinion.
●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.3%), at any time after the earlier to occur of (x) April 21, 2025 and (y) the second anniversary of the last securitization involving any portion or interest in the related Whole Loan, the Mortgage Loan documents permit the borrower to obtain the release of the Beckman Road Industrial Mortgaged Property and, solely in the event that the California Department of Transportation commences an eminent domain proceeding with respect to the Eight Mile Road Self Storage Mortgaged Property, the Eight Mile Road Self Storage Mortgaged Property, in connection with a partial defeasance of the Mortgage Loan, provided that, among other things, (i) no less than 60 days’ written notice specifying the date the defeasance collateral is to be delivered and the principal amount of the Mortgage Loan to be defeased, (ii) the borrower defeases the Whole Loan in an amount equal to the greatest of (a) 110% of the allocated loan amount for the Mortgaged Property to be released, (b) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt service coverage ratio for the remaining Mortgaged Properties being no less than 1.60x, (c) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the loan-to-value ratio for the remaining Mortgaged Properties being no greater than 49.1%, (d) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt yield for the remaining Mortgaged Properties being no less than 10.4%, and (e) an amount as may be required such that the securitization trust will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) satisfaction of customary REMIC requirements.
●	With respect to the Oak Ridge Office Park Mortgage Loan (1.5%), at any time after the earlier to occur of (x) October 29, 2025 and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (y) 100% of the net sales proceeds for the individual Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt yield for the remaining Mortgaged Property is not less than the greater of (x) the debt yield immediately preceding such release and
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(y) 9.51% and (b) the loan to value ratio for the remaining Mortgaged Property is not greater than the lesser of (x) the loan to value ratio immediately preceding such release and (y) 62.8% and (iii) the REMIC release requirements are satisfied.

●	With respect to the Panther Lake Shopping Center Mortgage Loan (1.2%), the borrower may obtain the release of (i) that certain portion of the parking lot of the Mortgaged Property not to exceed 2,500 square feet (the “Panther Lake Shopping Center Parking Outparcel”) and (ii) the 3,848 square foot single-tenant pad (the “Panther Lake Shopping Center KeyBank Outparcel” and together with the Panther Lake Shopping Center Parking Outparcel, the “Panther Lake Shopping Center Outparcel”), upon at least thirty (30) days’ notice, and the satisfaction of the conditions as set forth in the Mortgage Loan documents, including: (a) no event of default has occurred and is continuing on the date of such release; (b) the borrower delivers evidence satisfactory to the lender that (i) the applicable Panther Lake Shopping Center Outparcel is legally subdivided from the remaining Mortgaged Property and complies with all subdivision laws, ordinances and regulations; (ii) after giving effect to the release of any Panther Lake Shopping Center Outparcel, such Panther Lake Shopping Center Outparcel and the remaining Mortgaged Property conform to and are in compliance with all applicable legal requirements and constitute separate tax parcels; and (iii) the remaining Mortgaged Property is not and will not be subject to any lien for taxes due or not yet due attributable to such released Panther Lake Shopping Center Outparcel; (c) the borrower delivers (or causes to be delivered) to the lender, and after securitization, each rating agency, a REMIC opinion; (d) solely with respect to the release of the Panther Lake Shopping Center KeyBank Outparcel, (i) such release must occur after May 6, 2024 and (ii) the borrower, at the borrower’s sole cost and expense, must prepay the portion of the note equal to 110% of the allocated loan amount (together with all accrued and unpaid interest on the principal amount being prepaid) and the applicable yield maintenance premium; (e) solely with respect to the release of the Panther Lake Shopping Center KeyBank Outparcel, as of the date of the borrower’s notice to the lender and as of the consummation of such release, (i) the lender must have determined that the debt yield for the remaining Mortgaged Property must be greater than 9.5% and (ii) either (x) 24 Hour Fitness has a senior unsecured debt rating of at least “B3” or better as rated by Moody’s or (y) the space leased to 24 Hour Fitness has been re-tenanted under one or more replacement leases with tenants having a senior unsecured debt rating of at least “B3” or better as rated by Moody’s; and (f) no release of the Panther Lake Shopping Center Outparcel will be permitted unless, immediately after the release, either (x) the ratio of the unpaid principal balance of the loan to value of the remaining Mortgaged Property is equal to or less than 125% (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust and which must exclude personal property and going concern value, if any) or (y) the principal balance of the Mortgage Loan is paid down by the least of the following amounts: (i) only if the Panther Lake Shopping Center Outparcel is sold, the net proceeds of an arm’s length sale of the Panther Lake Shopping Center Outparcel to an unrelated person; (ii) the fair market value of the Panther Lake Shopping Center Outparcel at the time of the release; or (iii) an amount such that the loan to value ratio of the Mortgage Loan (as so determined by the lender) after giving effect to the release of the Panther Lake Shopping Center Outparcel is not greater than the loan to value ratio immediately prior to such release, unless the lender receives an opinion of counsel that, if this clause (f)(y) is applicable but not followed or is no longer applicable at the time of such release, the securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the Panther Lake Shopping Center Outparcel.
●	With respect to the Moonwater Office Portfolio Mortgage Loan (1.2%), provided that no event of default has occurred and is continuing, the Mortgage Loan documents provide that at any time (I) after the earlier of (x) December 30, 2024 and (y) the date that is two (2) years after the closing of the securitization that includes the last note to be securitized (the “Moonwater Release Date”), the borrower may deliver defeasance collateral and obtain release of the 6543 Las Vegas Boulevard South Mortgaged Property or the 6226 West Sahara Avenue Mortgaged Property and (II) (x) prior to Moonwater Release Date, the borrower has the one-time right to partially prepay the Mortgage Loan and obtain release of the 6226 West Sahara Avenue Mortgaged Property upon the sole tenant at such Mortgaged Property exercising the purchase option contained in such sole tenant’s
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lease and (y) after the Moonwater Release Date, for any reason, the borrower may obtain the release of the 6226 West Sahara Avenue Mortgaged Property, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (x) 120% of the allocated loan amount for the individual Mortgaged Property, and (y) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio and debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio and debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (y) 1.42x and 9.0%, respectively; (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, loan to value with respect to the remaining Mortgaged Properties is no greater than the lesser of (x) the loan to value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (y) 59.1%; and (vi) a partial defeasance event with respect to the 6543 Las Vegas Boulevard South Mortgaged Property will only be permitted to the extent a trigger period is then continuing and which is caused directly with respect to the sole tenant or the sole tenant’s lease.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty-nine (49) Mortgage Loans (collectively, 82.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-six (46) Mortgage Loans (collectively, 70.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-six (46) Mortgage Loans (collectively, 65.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty (30) Mortgage Loans (collectively, 53.9%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Eleven (11) Mortgage Loans (collectively, 19.3%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) Mortgage Loan (2.2%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

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Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans		Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$ 481,427,299		44.4%
Springing	38	480,349,113		44.3
Soft (Residential)/Hard (Commercial)/Upfront Cash Management	1	65,000,000		6.0
Soft/Springing Cash Management	3	51,880,000		4.8
Hard/Upfront Cash Management	1	6,000,000		0.6
Total:	60	$1,084,656,41	2	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
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●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt

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service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Yorkshire & Lexington Towers(2)	$65,000,000	6.0%	$253,000,000	$221,500,000	$174,500,000	$714,000,000	4.07289%	33.3%	74.8%	3.61x	1.20x
ILPT Logistics Portfolio(3)	$39,999,999	3.7%	$ 301,140,001	$ 103,860,000	$ 255,000,000	$700,000,000	4.41700%	29.0%	59.6%	3.12x	1.33x
Kalamazoo Distribution Center	$14,800,000	1.4%	N/A	N/A	$2,000,000	$16,800,000	5.92997%	63.8%	72.4%	1.68x	1.38x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	The Mezzanine Debt Cut-off Date Balance is comprised of an $80,000,000 Mezzanine A Loan, which accrues interest 5.80000% per annum, a $23,100,000 Mezzanine B Loan, which accrues interest at 7.14000% per annum, a $25,000,000 Mezzanine C Loan, which accrues interest at 8.00000% per annum and a $46,400,000 Mezzanine D Loan, which accrues interest at 9.46185345% per annum.
(3)	The Mezzanine Debt Cut-off Date Balance is comprised of a $175,000,000 Mezzanine A Loan, which accrues interest at 5.14560% per annum, and an $80,000,000 Mezzanine B Loan, which accrues interest at 5.89560% per annum.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding

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principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
1888 Century Park East	$65,000,000	N/A	41.8%	3.65x	9.76%	Yes	Yes
Phoenix Industrial Portfolio VIII	$35,000,000	N/A	64.6%	1.55x	10.8%	Yes	Yes
4S Ranch Village Center	$18,452,742	N/A	50%	1.74x	10.5%	Yes	Yes
127 8th Avenue Leased Fee	$9,489,240	N/A	32.5%	1.56x	N/A	Yes	Yes
Edwards Landing Apartments	$8,250,000	$2,000,000	52.5%	1.59x	8.5%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such

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pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Bell Works Mortgage Loan (3.7%), the Mortgaged Property benefits from HTCs incurred in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office. In connection therewith, the borrower leased the entire Mortgaged Property to a master lessee pursuant to the terms of a master lease under which the master lessee operates the Mortgaged Property and pays rent to the borrower, and pursuant to which master lease the HTCs have been passed through to the master lessee. Pursuant to the operating agreement of the master lessee, the Bell Works HTC Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to 2% of its paid-in capital contributions to the master lessee. Pursuant to a certain purchase agreement between the managing member of the master lessee and the Bell Works HTC Investor, the Bell Works HTC Investor has a put option to cause the managing member of the master lessee to purchase all of the Bell Works HTC Investor’s interests in the master lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Bell Works Put Option”). The purchase price payable by managing member of the master lessee under the Bell Works Put Option agreement is equal to the sum of (i) $1,971,124.75 (i.e. 5% of the Bell Works HTC Investor’s paid-in capital contributions of $39,422,395) plus (ii) any accrued unpaid amounts due under the Bell Works HTC Investor under Bell Works Master Tenant, LLC’s operating agreement (including any unpaid priority return).

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans

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allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the 3075 Olcott Mortgage Loan (6.0%), there is an unsecured $20,000,000 sponsor loan to the direct owner of the borrower. The sponsor lender executed a complete subordination and standstill agreement.
●	With respect to the Bell Works Mortgage Loan (3.7%), in connection with the borrower’s redevelopment of the Mortgaged Property, the borrower leased a portion of the Mortgaged Property to Township of Holmdel, New Jersey (“Holmdel Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to Holmdel Township for tenant fit-out through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of Holmdel Township. Such promissory note is unsecured and does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with Holmdel Township to pay for Holmdel Township’s costs incurred in connection with the redevelopment. As of the origination of the Mortgage Loan, approximately $96,181 remained in the escrow.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Yorkshire & Lexington Towers, 1888 Century Park East, 3075 Olcott, 70 Hudson Street, ExchangeRight Net Leased Portfolio #55, Bell Works, ILPT Logistics Portfolio, Phoenix Industrial Portfolio VIII, The Shoppes at Eagle Point, Twin Spans Business Park and Delaware River Industrial Park, Stockton Self Storage Portfolio, The Summit, Hamilton Commons, Oak Ridge Office Park and Moonwater Office Portfolio Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans and the Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with

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respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means each of the Yorkshire & Lexington Towers Whole Loan, the 70 Hudson Street Whole Loan (after the related Servicing Shift Date), the ILPT Logistics Portfolio Whole Loan and The Summit Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) the Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced A/B Whole Loans and (iii) on and after the applicable Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced A/B Whole Loan” means any Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

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“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each (i) of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

Yorkshire & Lexington Towers	Non-Serviced	Note A-1	Non-Control	$25,000,000	Bank of Montreal
		Note A-2	Non-Control	$25,000,000	BBCMS 2022-C16
		Note A-3	Non-Control	$25,000,000	Citi Real Estate Funding Inc.
		Note A-4	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-5	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-6	Non-Control	$20,000,000	Citi Real Estate Funding Inc.
		Note A-7	Non-Control	$20,000,000	Bank of Montreal
		Note A-8	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-9	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-10	Non-Control	$20,000,000	Bank of Montreal
		Note A-11	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-12	Non-Control	$20,000,000	Citi Real Estate Funding Inc.
		Note A-13	Non-Control	$10,000,000	Bank of Montreal
		Note A-14	Non-Control	$10,000,000	Starwood Mortgage Funding II LLC
		Note A-15	Non-Control	$10,000,000	Citi Real Estate Funding Inc.
		Note A-16	Non-Control	$12,000,000	Bank of Montreal
		Note A-17	Non-Control	$10,000,000	Starwood Mortgage Funding II LLC
		Note A-18	Non-Control	$11,000,000	Citi Real Estate Funding Inc.
		Note B-1	Control	$147,666,667	CGCMT 2022-GC48
		Note B-2	Non-Control	$73,833,333	CGCMT 2022-GC48

1888 Century Park East	Non-Serviced	Note A-1	Control	$70,000,000	BBCMS 2022-C14
		Note A-2	Non-Control	$65,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$35,000,000	BBCMS 2022-C16
		Note A-4	Non-Control	$30,000,000	BBCMS 2022-C16

3075 Olcott	Servicing Shift	Note A-1	Control	$20,000,000	UBS AG, New York Branch
		Note A-2	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-3	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-4	Non-Control	$20,000,000	BBCMS 2022-C16
		Note A-5	Non-Control	$15,000,000	UBS AG, New York Branch
		Note A-6	Non-Control	$15,000,000	UBS AG, New York Branch
		Note A-7	Non-Control	$12,000,000	UBS AG, New York Branch
		Note A-8	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-9	Non-Control	$5,000,000	BBCMS 2022-C16
		Note A-10	Non-Control	$5,000,000	UBS AG, New York Branch
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

70 Hudson Street	Servicing Shift	Note A-A-1	Non-Control(2)	$48,000,000	Natixis
		Note A-A-2	Non-Control	$48,000,000	BBCMS 2022-C16
		Note A-A-3	Non-Control	$12,000,000	Natixis
		Note A-A-4	Non-Control	$12,000,000	Natixis
		Note A-B	Control(2)	$76,950,000	Natixis

ExchangeRight Net Leased Portfolio #55	Non-Serviced	Note A-1-A	Control	$40,000,000	Benchmark 2022-B35
		Note A-1-B	Non-Control	$22,340,000	CGCMT 2022-GC48
		Note A-2	Non-Control	$41,560,000	BBCMS 2022-C16

Bell Works	Non-Serviced	Note A-1	Control	$50,000,000	Benchmark 2022-B35
		Note A-2-1	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-2-2	Non-Control	$5,000,000	Citi Real Estate Funding Inc.
		Note A-3	Non-Control	$25,000,000	Citi Real Estate Funding Inc.
		Note A-4	Non-Control	$20,000,000	CGCMT 2022-GC48
		Note A-5	Non-Control	$15,000,000	Bank of Montreal
		Note A-6	Non-Control	$15,000,000	Bank of Montreal
		Note A-7	Non-Control	$10,000,000	Bank of Montreal
		Note A-8	Non-Control	$10,000,000	Bank of Montreal
		Note A-9	Non-Control	$25,000,000	BBCMS 2022-C16
		Note A-10	Non-Control	$10,000,000	BBCMS 2022-C16
		Note A-11	Non-Control	$5,000,000	BBCMS 2022-C16

ILPT Logistics Portfolio	Non-Serviced	Note A-1-A	Control	$78,629,309.93	ILPT 2022-LPFX
		Note A-1-B	Non-Control	$58,713,332.75	ILPT 2022-LPFX
		Note A-1-C	Non-Control	$12,932,452.44	ILPT 2022-LPFX
		Note A-1-D	Non-Control	$12,932,452.44	ILPT 2022-LPFX
		Note A-1-E	Non-Control	$12,932,452.44	ILPT 2022-LPFX
		Note A-2-A-1	Non-Control	$36,828,193.88	Benchmark 2022-B35
		Note A-2-A-2	Non-Control	$36,828,193.88	Benchmark 2022-B35
		Note A-2-B-1	Non-Control	$15,000,000.00	WFCM 2022-C62
		Note A-2-B-2	Non-Control	$21,666,666.30	BBCMS 2022-C16
		Note A-2-B-3	Non-Control	$18,333,333.15	BBCMS 2022-C16
		Note A-2-C	Non-Control	$12,114,537.60	BANK 2022-BNK41
		Note A-2-D	Non-Control	$12,114,537.60	MSC 2022-L8
		Note A-2-E	Non-Control	$12,114,537.60	MSC 2022-L8
		Note B-1	Non-Control	$46,363,348.07	ILPT 2022-LPFX
		Note B-2	Non-Control	$34,619,999.65	ILPT 2022-LPFX
		Note B-3	Non-Control	$7,625,550.76	ILPT 2022-LPFX
		Note B-4	Non-Control	$7,625,550.76	ILPT 2022-LPFX
		Note B-5	Non-Control	$7,625,550.76	ILPT 2022-LPFX

Phoenix Industrial Portfolio VIII	Serviced	Note A-1	Control	$20,000,000	BBCMS 2022-C16
		Note A-2	Non-Control	$22,000,000	UBS AG
		Note A-3	Non-Control	$10,000,000	BBCMS 2022-C16

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-4	Non-Control	$5,000,000	BBCMS 2022-C16

The Shoppes at Eagle Point	Serviced	Note A-1	Control	$30,000,000	BBCMS 2022-C16
		Note A-2	Non-Control	$10,000,000	An affiliate of BSPRT(3)

Twin Spans Business Park and Delaware River Industrial Park	Non-Serviced	Note A-1	Control	$60,000,000	BBCMS 2022-C15
		Note A-2	Non-Control	$28,000,000	BBCMS 2022-C16
		Note A-3	Non-Control	$50,000,000	Benchmark 2022-B33

Stockton Self Storage Portfolio	Serviced	Note A-1	Control	$25,000,000	BBCMS 2022-C16
		Note A-2	Non-Control	$14,000,000	CGCMT 2022-GC48

The Summit	Non-Serviced	Note A-1-S	Non-Control(4)	$64,200,000	SUMIT 2022-BVUE
		Note A-1-1	Non-Control	$50,000,000	BBCMS 2022-C14
		Note A-1-2	Non-Control	$65,000,000	BBCMS 2022-C15
		Note A-1-3	Non-Control	$10,000,000	BBCMS 2022-C16
		Note A-1-4	Non-Control	$7,000,000	BBCMS 2022-C16
		Note A-2-S	Non-Control	$42,800,000	SUMIT 2022-BVUE
		Note A-2-1	Non-Control	$65,000,000	Benchmark 2022-B32
		Note A-2-2	Non-Control	$23,000,000	Benchmark 2022-B33
		Note B-1-1	Control(4)	$118,800,000	SUMIT 2022-BVUE
		Note B-2-1	Non-Control	$79,200,000	SUMIT 2022-BVUE

Hamilton Commons	Non-Serviced	Note A-1	Control	$22,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$17,000,000	BBCMS 2022-C16

Oak Ridge Office Park	Serviced	Note A-1	Control	$16,200,000	BBCMS 2022-C16
		Note A-2	Non-Control	$10,800,000	Natixis Real Estate Capital LLC

Moonwater Office Portfolio	Non-Serviced	Note A-1	Control	$40,000,000	Benchmark 2022-B32
		Note A-2	Non-Control	$23,000,000	Benchmark 2022-B32
		Note A-3	Non-Control	$40,000,000	BBCMS 2022-C15
		Note A-4	Non-Control	$13,000,000	BBCMS 2022-C16

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans”.
(2)	With respect to the 70 Hudson Street Whole Loan, the initial Control Note is Note A-B. During the continuance of a control appraisal period, Note A-A-1 will be the Control Note. See “—The A/B Whole Loans—70 Hudson Street Whole Loan” below.
(3)	With respect to The Shoppes at Eagle Point Whole Loan, the Non-Control Note A-2 companion note is currently held by BSPRT Finance Sub-Lender I, LLC.
(4)	With respect to The Summit Whole Loan, the initial Control Note is Note B-1-1. During the continuance of certain control appraisal periods, Note A-1-S will be the Control Note. See “—The A/B Whole Loans—The Summit Whole Loan” below.
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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and

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continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu

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Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

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●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such

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Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The A/B Whole Loans

The Yorkshire & Lexington Towers Whole Loan

General

The Yorkshire & Lexington Towers Mortgage Loan (6.0%) is part of a split loan structure comprised of 20 mortgage notes (the “Yorkshire & Lexington Towers Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Yorkshire & Lexington Towers Whole Loan (as defined below), in the initial aggregate principal balance of $539,500,000, is evidenced by:

(i) three senior promissory notes designated as Note A-2, Note A-5 and Note A-8, having an aggregate a Cut-off Date Balance of $65,000,000 (the “Yorkshire & Lexington Towers Mortgage Loan”), collectively, evidencing the Yorkshire & Lexington Towers Mortgage Loan, that will be deposited into the Issuing Entity;

(ii) fifteen senior promissory notes designated as Note A-1, Note A-3, Note A-4, Note A-6, Note A-7, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17 and Note A-18, having an aggregate Cut-off Date Balance of $253,000,000 (collectively, the “Yorkshire & Lexington Towers Pari Passu Companion Loans” and, together with the Yorkshire & Lexington Towers Mortgage Loan, the “Yorkshire & Lexington Towers Senior Notes” or the “Yorkshire & Lexington Towers A Notes”), and the holders of such Yorkshire & Lexington Towers Senior Notes (the “Yorkshire & Lexington Towers Note A Holders” and, each holder, a “Yorkshire & Lexington Towers Note A Holder”), and

(iii) two promissory notes designated as Note B-1 and Note B-2, having an aggregate Cut-off Date Balance of $221,500,000 (each, a “Yorkshire & Lexington Towers B Note”, and, together, the “Yorkshire & Lexington Towers Subordinate Companion Loan”.

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The holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans are referred to as the “Yorkshire & Lexington Towers Pari Passu Companion Loan Holders”, and the holder of the Yorkshire & Lexington Towers Subordinate Companion Loan is referred to as “Yorkshire & Lexington Towers Note B Holder” or as the context may require, a “Yorkshire & Lexington Towers Subordinate Companion Loan Holder”.

The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loans are collectively referred to in this prospectus as the Yorkshire & Lexington Towers Whole Loan (the “Yorkshire & Lexington Towers Whole Loan”).

The rights of the issuing entity as the holder of the Yorkshire & Lexington Towers Mortgage Loan, the rights of the holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans and the rights of the holders of the Yorkshire & Lexington Towers Subordinate Companion Loans are subject to a Co-Lender Agreement (the “Yorkshire & Lexington Towers Co-Lender Agreement”). The following summaries describe certain provisions of the Yorkshire & Lexington Towers Co-Lender Agreement. The Yorkshire & Lexington Towers Co-Lender Agreement provides that to the extent that there is a conflict between the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 pooling and servicing agreement, the terms of the Yorkshire & Lexington Towers Co-Lender Agreement will govern.

Servicing

The Yorkshire & Lexington Towers Whole Loan is expected to be serviced pursuant to the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the Yorkshire & Lexington Towers Mortgage Loan pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Yorkshire & Lexington Towers Co-Lender Agreement sets forth the respective rights of the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Tower Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loans with respect to distributions of funds received in respect of the Yorkshire & Lexington Towers Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Mortgage Loan documents, payments and proceeds received with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order:

first, to each Yorkshire & Lexington Towers Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

third, to each Yorkshire & Lexington Towers Note A Holder, pro rata, based on the respective principal balances of the Yorkshire & Lexington Towers A Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each Yorkshire & Lexington Towers A Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred

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and is continuing, all remaining funds, if any, until the principal balance for each Yorkshire & Lexington Towers A Note has been reduced to zero;

fourth, to each Yorkshire & Lexington Towers Trust Companion Loan Holder, pro rata, based on the respective principal balances of the Yorkshire & Lexington Towers B Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each Yorkshire & Lexington Towers B Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each Yorkshire & Lexington Towers B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the Yorkshire & Lexington Towers Whole Loan (a “Yorkshire & Lexington Towers Workout”), the aggregate principal balance of the Yorkshire & Lexington Towers Senior Notes has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate;

sixth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a Yorkshire & Lexington Towers Workout the aggregate principal balances of the Yorkshire & Lexington Towers Subordinate Companion Loans have been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate;

seventh, to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers A Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

eighth, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers B Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CGCMT 2022-GC48 pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Yorkshire & Lexington Towers Note A Holders, pro rata and the Yorkshire & Lexington Towers Subordinate Companion Loan Holders, pro rata in accordance with the Yorkshire & Lexington Towers Note A Percentage Interest and the Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances, and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the Yorkshire & Lexington Towers Note A Holders and the

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Yorkshire & Lexington Towers Subordinate Companion Loan Holders in accordance with the initial Yorkshire & Lexington Towers Note A Percentage Interest and the initial Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances.

“Yorkshire & Lexington Towers Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Senior Note, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Senior Notes.

“Yorkshire & Lexington Towers Note A Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note A-4 Holder or “Yorkshire & Lexington Towers Lead Securitization Note Holder” means the holder of Yorkshire & Lexington Towers Note A-4.

“Yorkshire & Lexington Towers Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Subordinate Companion Loan, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Subordinate Companion Loans.

“Yorkshire & Lexington Towers Note B Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note B-1 Holder” means the holder of Yorkshire & Lexington Towers Note B-1.

“Yorkshire & Lexington Towers Note B-2 Holder” means the holder of Yorkshire & Lexington Towers Note B-2.

“Yorkshire & Lexington Towers Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Yorkshire & Lexington Towers Whole Loan or (ii) any non-monetary event of default as a result of which the Yorkshire & Lexington Towers Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Yorkshire & Lexington Towers Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the Yorkshire & Lexington Towers Whole Loan.

Consultation and Control

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, the “Yorkshire & Lexington Towers Controlling Note”, as of any date of determination, will be Yorkshire & Lexington Towers Note B-1, unless a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing or if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, Yorkshire & Lexington Towers Note A-4; provided, that if Yorkshire & Lexington Towers Note B-1 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, but any interest in Yorkshire & Lexington Towers Note B-1 is held by a Yorkshire & Lexington Towers Borrower Party, or Yorkshire & Lexington Towers Borrower Party would otherwise be

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entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Note B-1, then, during such period, Yorkshire & Lexington Towers Note B-2 will be the Yorkshire & Lexington Towers Controlling Note; and provided, further, that if Yorkshire & Lexington Towers Note B-2 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the preceding proviso, but any interest in Yorkshire & Lexington Towers Note B-2 is held by a Yorkshire & Lexington Towers Borrower Party, or a Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Yorkshire & Lexington Towers Note B-2, then a Yorkshire & Lexington Towers Control Appraisal Period will be deemed to have occurred.

“Yorkshire & Lexington Towers Controlling Class Representative” means the purchaser of the controlling class of certificates issued pursuant to the CGCMT 2022-GC48 pooling and servicing agreement (or its representative) as designated pursuant to the terms of the CGCMT 2022-GC48 pooling and servicing agreement.

Any time Yorkshire & Lexington Towers Note B-1 and Yorkshire & Lexington Towers Note B-2 are included in the trust created under the CGCMT 2022-GC48 pooling and servicing agreement, the related Yorkshire & Lexington Towers Controlling Class Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement; provided that, at any time the Yorkshire & Lexington Towers Note A-4 is included in the trust created under the CGCMT 2022-GC48 pooling and servicing agreement, if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, the Yorkshire & Lexington Towers Controlling Class Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

A “Yorkshire & Lexington Towers Control Appraisal Period” will exist with respect to the Yorkshire & Lexington Towers Whole Loan, if and for so long as (a)(1) the initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Yorkshire & Lexington Towers Subordinate Companion Loan, (y) any appraisal reductions for the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan.

“Yorkshire & Lexington Towers Borrower Party” means, individually or collectively, as the context may require, (i) any Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Yorkshire & Lexington Towers Restricted Holder, (iii) any person controlling or controlled by or under common control with the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of the Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder (other than any shareholder,

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partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Yorkshire & Lexington Towers Restricted Holder” means with respect to the Yorkshire & Lexington Towers Whole Loan, any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Yorkshire & Lexington Towers Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Yorkshire & Lexington Towers Major Decision, the master servicer or the special servicer, as applicable, will be required to provide the holder of the Yorkshire & Lexington Controlling Note (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Yorkshire & Lexington Towers Major Decision. The master servicer or the special servicer, as applicable, is not permitted to take any action with respect to such Yorkshire & Lexington Towers Major Decision (or make a determination not to take action with respect to such Yorkshire & Lexington Towers Major Decision), unless and until the master servicer or the special servicer, as applicable, receives the written consent of the Yorkshire & Lexington Towers Controlling Class Representative before implementing a decision with respect to such Yorkshire & Lexington Towers Major Decision.

Notwithstanding the foregoing, the holder of the Yorkshire & Lexington Towers Lead Securitization Note (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the Yorkshire & Lexington Towers Controlling Class Representative that would require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate any applicable law, including applicable REMIC regulations, be inconsistent with the servicing standard, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate provisions of the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 pooling and servicing agreement, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate the terms of the Yorkshire & Lexington Towers Whole Loan, or materially expand the scope of the Yorkshire & Lexington Towers Lead Securitization Note holder’s (or any servicer acting on its behalf) responsibilities under the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 pooling and servicing agreement.

The special servicer will be required to (A) provide copies to any Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative of any notice, information and report that is required to be provided to the holder of the Yorkshire & Lexington Controlling Note or its representative pursuant to the CGCMT 2022-GC48 pooling and servicing agreement with respect to any Yorkshire & Lexington Towers Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the holder of the Yorkshire & Lexington Controlling Note or its representative, and (B) consult with each Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative on a strictly non-binding basis, if having received such notices, information and reports, any Yorkshire & Lexington Towers Non-Controlling Noteholders request consultation with respect to any such Yorkshire & Lexington Towers Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative; provided that after the expiration of a period of 10 business days from the delivery to any

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Yorkshire & Lexington Towers Non-Controlling Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Yorkshire & Lexington Towers Non-Controlling Noteholder, whether or not such Yorkshire & Lexington Towers Non-Controlling Noteholder has responded within such 10 business day period; provided that the provisions of the CGCMT 2022-GC48 pooling and servicing agreement will govern the consent and consultation rights of the Yorkshire & Lexington Towers Co-Lender Agreement.

“Yorkshire & Lexington Towers Non-Controlling Noteholder” means any holder of a Yorkshire & Lexington Towers Non-Controlling Note; provided that, if at any time a Yorkshire & Lexington Towers Non-Controlling Note is held by (or, at any time a Yorkshire & Lexington Towers Non-Controlling Note is included in a non-lead securitization, the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative for such non-lead securitization is) a Yorkshire & Lexington Towers Borrower Party, no person shall be entitled to exercise the rights of such Yorkshire & Lexington Towers Non-Controlling Noteholder with respect to such non-controlling note if the special servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event will the special servicer be obligated at any time to follow or take any alternative actions recommended by a Yorkshire & Lexington Towers Non-Controlling Noteholder.

“Yorkshire & Lexington Towers Non-Controlling Note” means any Yorkshire & Lexington Towers Note other than the Yorkshire & Lexington Towers Controlling Note.

“Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Yorkshire & Lexington Towers Borrower Party, no person will be entitled to exercise the rights of the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative.

The Yorkshire & Lexington Towers Whole Loan holders acknowledged that the CGCMT 2022-GC48 pooling and servicing agreement may contain certain provisions that give the operating advisor under the CGCMT 2022-GC48 pooling and servicing agreement certain non-binding consultation rights with respect to Yorkshire & Lexington Towers Major Decisions related to compliance with applicable credit risk retention rules.

“Yorkshire & Lexington Towers Major Decision” means a Major Decision under the CGCMT 2022-GC48 pooling and servicing agreement or any one or more analogous terms in the CGCMT 2022-GC48 pooling and servicing agreement.

Under the Yorkshire & Lexington Towers Co-Lender Agreement, the holder of each Yorkshire & Lexington Towers Note that is not the Yorkshire & Lexington Towers Lead Note (a “Yorkshire & Lexington Towers Non-Lead Note”) acknowledged the right and obligation of the Yorkshire & Lexington Towers Lead Noteholder to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the CGCMT 2022-GC48 pooling and servicing agreement without the consent of any holder of such Yorkshire & Lexington Towers Non-Lead Note (subject to the obligation of the special servicer to provide notice and information to such holder in accordance with the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, which are substantially similar to those provisions of the CGCMT 2022-GC48 pooling and servicing agreement relating to the sale of a Serviced Whole Loan by the special servicer). In connection with any sale of the Yorkshire & Lexington Towers Whole Loan that has become a defaulted loan, the special servicer will be required to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note in the manner set forth in the CGCMT 2022-GC48 pooling and servicing agreement.

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Subject to the terms of the CGCMT 2022-GC48 pooling and servicing agreement, each of the Yorkshire & Lexington Towers Controlling Class Representative and any other Yorkshire & Lexington Towers Noteholder (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a Yorkshire & Lexington Towers Non-Lead Note) will be permitted to bid at any sale of the Yorkshire & Lexington Towers Non-Lead Securitization Note unless such person is a Yorkshire & Lexington Towers Borrower Party.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 pooling and servicing agreement, if the Yorkshire & Lexington Towers Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Yorkshire & Lexington Towers Mortgage Loan in accordance with the CGCMT 2022-GC48 pooling and servicing agreement, then the special servicer may elect to sell the Yorkshire & Lexington Towers Whole Loan subject to the rights of the applicable holders of the Yorkshire & Lexington Towers Notes under the CGCMT 2022-GC48 pooling and servicing agreement and the Yorkshire & Lexington Towers Co-Lender Agreement, as described above under “—Consultation and Control”.

The 70 Hudson Street Whole Loan

General

The 70 Hudson Street Mortgage Loan (4.4%) is part of the 70 Hudson Street Whole Loan (as defined below) comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “70 Hudson Street Mortgaged Property”).

The 70 Hudson Street Mortgage Loan is evidenced by:

(i) one promissory note designated as A-A-2 with a Cut-off Date Balance of $48,000,000 (the “70 Hudson Street Mortgage Loan”), evidencing the 70 Hudson Street Mortgage Loan, that will be deposited into the Issuing Entity;

(ii) three senior promissory notes designated as Note A-A-1, Note A-A-3 and Note A-A-4, having an aggregate Cut-off Date Balance of $72,000,000 (collectively, the “70 Hudson Street Pari Passu Companion Loans” and, together with the 70 Hudson Street Mortgage Loan, the “70 Hudson Street Senior Notes” or the 70 Hudson Street A-A Notes”), and the holders of such 70 Hudson Street Senior Notes (the “70 Hudson Street Senior Note Holders” and, each such holder, a “70 Hudson Street Senior Note Holder”); and

(iii) one promissory note designated as Note A-B, having a Cut-off Date Balance of $76,950,000 (the “70 Hudson Street Subordinate Loan”), and the holder thereof the “70 Hudson Street Note A-B Holder” or as the context may require, a “70 Hudson Street Subordinate Loan Holder”), that will not be included in the issuing entity.

The 70 Hudson Street Mortgage Loan, the 70 Hudson Pari Passu Companion Loans and the 70 Hudson Street Subordinate Loan are collectively referred to in this prospectus as the 70 Hudson Street Whole Loan (the “70 Hudson Street Whole Loan”).

The rights of the issuing entity as the holder of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the rights of the holder of the 70 Hudson Street Subordinate Loan are subject to a Co-Lender Agreement (the “70 Hudson Street Intercreditor Agreement”). The following summaries describe certain provisions of the 70 Hudson Street Intercreditor Agreement.

Servicing

The 70 Hudson Street Whole Loan will be serviced pursuant to the 70 Hudson Street Co-Lender Agreement and (i) prior to the related Servicing Shift Date, pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and (ii) on and after the

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related Servicing Shift Date, pursuant to the related Servicing Shift PSA in accordance with the terms thereof.

For so long as the holder of the 70 Hudson Street Subordinate Loan or its representative is the 70 Hudson Street Directing Holder (as defined below), the holder of the 70 Hudson Street Subordinate Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 70 Hudson Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 70 Hudson Street Intercreditor Agreement, the 70 Hudson Street Subordinate Loan Holder) has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 70 Hudson Street Intercreditor Agreement sets forth the respective rights of the holders of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the 70 Hudson Street Subordinate Loan with respect to distributions of funds received in respect of the 70 Hudson Street Whole Loan, and provides, in general, that:

●	the 70 Hudson Street Subordinate Loan is, generally, at all times, junior, subject and subordinate to the 70 Hudson Street Senior Notes and the right of each holder of the 70 Hudson Street Senior Notes to receive payments with respect to the 70 Hudson Street Whole Loan; and
●	if no 70 Hudson Street Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 70 Hudson Street Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the 70 Hudson Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Senior Notes to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of 70 Hudson Street Senior Note, in an amount equal to its respective senior note percentage interest of principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date with respect to the 70 Hudson Street Whole Loan, (including any monthly debt service payment);

third, to each holder of the 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid first to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the applicable net senior note rate;

fifth, to the extent the 70 Hudson Street Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 70 Hudson Street Subordinate Loan at the net subordinate note rate;

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seventh, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the percentage interest of principal payments of the 70 Hudson Street Subordinate Loan (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the 70 Hudson Street Whole Loan (including any monthly debt service payment amount);

eighth, to the 70 Hudson Street Subordinate Loan Holder up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs;

ninth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

tenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each holder of a 70 Hudson Street Senior Note in an amount up to its respective pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Senior Note multiplied by the Senior Note relative spread;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan multiplied by the subordinate note relative spread;

twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the 70 Hudson Street Note Holders, pro rata, based on their respective percentage interests; and

thirteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each holder of the 70 Hudson Street Note Holders, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through thirteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 70 Hudson Street Whole Loan, (ii) a non-monetary event of default as to which the 70 Hudson Street Whole Loan becomes a Specially Serviced Loan (other than as a result of a foreseeable event), or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the 70 Hudson Street Subordinate Loan Holder (or a designee of such respective holder) has not exercised its cure rights under the 70 Hudson Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “70 Hudson Street Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Whole Loan to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

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second, to each holder of a 70 Hudson Street Senior Note, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

third, to each holder of a 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid by such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balance as a result of such workout, plus interest on such amount at the applicable net senior note rate;

fifth, to the extent the 70 Hudson Street t Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the 70 Hudson Street Subordinate Loan principal balance at the net subordinate note rate;

seventh, to each holder of 70 Hudson Street Senior Note in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

eighth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its subordinate note principal balance has been reduced to zero;

ninth, to the 70 Hudson Street Subordinate Loan Holder, up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Trust Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the PSA, including any Recovered Costs;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to its pro rata interest therein, based on the product of the senior note percentage interest of the 70 Hudson Street Whole Loan multiplied by the senior note relative spread;

twelfth, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan Holder multiplied by the subordinate note relative spread;

thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such default interest, late fees,

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assumption or transfer fees, to the extent actually paid by the related borrower, to each 70 Hudson Street Note Holder, pro rata, based on their respective percentage interests; and

fourteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each 70 Hudson Street Note Holder, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through fourteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Consultation and Control

For so long as the 70 Hudson Street Subordinate Loan Holder is the 70 Hudson Street Directing Holder, the master servicer and special servicer will be required to request the written consent of the 70 Hudson Street Directing Holder (as defined below) (or its representative) before implementing a Major Decision with respect to the 70 Hudson Street Whole Loan. If the 70 Hudson Street Directing Holder (or its representative) fails to respond to the master servicer or the special servicer with respect to any such proposed action within 10 business days after receipt of such notice, the 70 Hudson Street Directing Holder (or its representative), as applicable, will have no further consent rights with respect to such action.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the 70 Hudson Street Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the 70 Hudson Street Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the 70 Hudson Street Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the 70 Hudson Street Intercreditor Agreement or the PSA.

The Directing Certificateholder

The controlling noteholder (the “70 Hudson Street Directing Holder”) under the 70 Hudson Street Intercreditor Agreement, as of any date of determination, is:

●	the 70 Hudson Street Subordinate Loan Holder unless a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of the promissory note A-A-1.

A “70 Hudson Street Subordinate Loan Control Appraisal Period” will exist with respect to the 70 Hudson Street Whole Loan, if and for so long as: (a)(1) the initial unpaid principal balance of the 70 Hudson Street Subordinate Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 70 Hudson Street Subordinate Loan, (y) any Appraisal Reduction Amount for the 70 Hudson Street Whole Loan that is allocated to the 70 Hudson Street Subordinate Loan and (z) any losses realized with respect to the 70 Hudson Street Mortgaged Property or the 70 Hudson Street Whole Loan that are allocated to the 70 Hudson Street Subordinate Loan, plus (3) the 70 Hudson Street Threshold Event Collateral (as defined below) then held by the special servicer is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 70 Hudson Street Subordinate Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 70 Hudson Street Subordinate Loan Holder.

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Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 70 Hudson Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 70 Hudson Street Whole Loan, the 70 Hudson Street Subordinate Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 70 Hudson Street Intercreditor Agreement. The 70 Hudson Street Subordinate Loan Holder will be limited to six (6) cures related to monetary defaults in a 12 month period, but in no event more than twelve (12) cures related to monetary defaults over the term of the 70 Hudson Street Whole Loan, and six (6) cures related to non-monetary defaults over the life of the 70 Hudson Street Whole Loan. If the 70 Hudson Street Subordinate Loan Holder elects to cure an event of default, it must cure any monetary event of default within 10 business days of receipt of notice of such cure option from the master servicer or special servicer, as applicable, and must cure any non-monetary event of default with 10 days from the later of (i) the expiration of the applicable cure period under the 70 Hudson Street Mortgage Loan and (ii) receipt of notice of such cure option from the master servicer or special servicer, as applicable (which non-monetary default cure period may be extended an additional 60 days if certain conditions set forth in the 70 Hudson Street Intercreditor Agreement are satisfied).

So long as a monetary event of default exists for which the 70 Hudson Street Subordinate Loan is permitted to cure payment under the 70 Hudson Street Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such default as an event of default (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the 70 Hudson Street Whole Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 70 Hudson Street Mortgaged Property, or (iii) treating the 70 Hudson Street Whole Loan as a Specially Serviced Loan.

Purchase Option

If an event of default with respect to The 70 Hudson Street Whole Loan has occurred and is continuing, then, upon written notice from the 70 Hudson Street Subordinate Loan Holder (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase, the 70 Hudson Street Senior Notes for the applicable purchase price provided in the 70 Hudson Street Intercreditor Agreement on a date (i) not more than fifteen (15) Business Days after providing written notice or (ii) not more than forty (40) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) Business Days after written notice.

The right of the 70 Hudson Street Subordinate Loan Holder to purchase the 70 Hudson Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the 70 Hudson Street Mortgaged Property (and the special servicer is required to give the 70 Hudson Street Subordinate Loan Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 70 Hudson Street Mortgaged Property is transferred to the special servicer (or a designee on behalf of the special servicer) less than fifteen (15) days after the acceleration of the 70 Hudson Street Whole Loan, the special servicer (or a designee on behalf of the special servicer) must notify the 70 Hudson Street Subordinate Loan Holder of such transfer, and the 70 Hudson Street Subordinate Loan Holder will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 70 Hudson Street Subordinate Loan Holder will be obligated to purchase the 70 Hudson Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 70 Hudson Street Intercreditor Agreement and the PSA, if an event of default has occurred and is continuing, and if the special servicer determines to sell the 70 Hudson Street Whole Loan, then in connection with any such sale, the special servicer will be required to follow the procedures set forth in the 70 Hudson Street Intercreditor Agreement and PSA, including the provision that

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requires fifteen (15) business days’ prior written notice to the 70 Hudson Street Subordinate Loan Holder and to the holder of the 70 Hudson Street Subordinate Loan of the special servicer’s intention to sell the 70 Hudson Street Whole Loan. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

In accordance with the 70 Hudson Street Intercreditor Agreement and the PSA, the 70 Hudson Street Directing Holder (or its representative) will have the right, with or without cause, upon at least ten (10) business days’ prior notice to the special servicer, to replace the special servicer then acting with respect to the 70 Hudson Street Whole Loan and appoint a replacement special servicer in lieu thereof. Such appointment and replacement will be at the expense of the 70 Hudson Street Directing Holder (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated special servicer).

The ILPT Logistics Portfolio Whole Loan

General

The ILPT Logistics Portfolio Mortgage Loan (3.7%) is part of a split loan structure comprised of (a) the ILPT Logistics Portfolio Mortgage Loan evidenced by promissory note A-2-B-2 and promissory note A-2-B-3 with an aggregate original principal balance of $39,999,999, which are being contributed to the issuing entity, (b) eleven Pari Passu Companion Loans (together with the ILPT Logistics Portfolio Mortgage Loan, the “ILPT Logistics Portfolio A Notes”) evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-B-1, A-2-C, A-2-D and A-2-E with an aggregate original principal balance of $301,140,001, none of which are being contributed to the issuing entity, and (c) five Subordinate Companion Loans (the “ILPT Logistics Portfolio Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5 with an aggregate original principal balance of $103,860,000, none of which are being contributed to the issuing entity. The ILPT Logistics Portfolio A Notes evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, together with the ILPT Logistics Portfolio Subordinate Companion Loans, are contributed to a securitization trust governed by the ILPT 2022-LPFX TSA. The ILPT Logistics Portfolio A Notes evidenced by promissory notes A-2-A-1, A-2-A-2, A-2-B-1, A-2-B-2, A-2-B-3 and A-2-C are expected to be contributed to one or more securitizations from time to time in the future, but the holders of such ILPT Logistics Portfolio A Notes are under no obligation to do so. Interest is payable on the ILPT Logistics Portfolio A Notes and the ILPT Logistics Portfolio Subordinate Companion Loans at a rate equal to 3.86465618% per annum.

Servicing

The related Co-Lender Agreement (the “ILPT Logistics Portfolio Co-Lender Agreement”) provides that the administration of the ILPT Logistics Portfolio Mortgage Loan will be governed by the ILPT Logistics Portfolio Co-Lender Agreement and by the servicing agreement for the securitization of the ILPT Logistics Portfolio A Notes designated as promissory notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, which servicing agreement will be the ILPT 2022-LPFX TSA. The parties to the ILPT 2022-LPFX TSA identified in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” are expected to constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the ILPT Logistics Portfolio Whole Loan, the servicing standard set forth in the ILPT 2022-LPFX TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the ILPT Logistics Portfolio Companion Loans as a collective whole and consistent with the ILPT Logistics Portfolio Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the ILPT Logistics Portfolio Mortgage Loan pursuant to the ILPT Logistics Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the ILPT Logistics Portfolio Mortgage Loan (but not on any ILPT Logistics Portfolio Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the ILPT Logistics Portfolio Mortgage Loan.

Property protection advances in respect of the ILPT Logistics Portfolio Whole Loan will be made by the related Non-Serviced Master Servicer or related Non-Serviced Trustee under the ILPT 2022-LPFX TSA, as applicable, unless a determination of nonrecoverability is made under the ILPT 2022-LPFX TSA.

Custody of the Mortgage File

Computershare Trust Company, National Association, which will be the custodian under the ILPT 2022-LPFX TSA, will be the custodian of the mortgage file related to the ILPT Logistics Portfolio Whole Loan (other than the promissory notes evidencing the ILPT Logistics Portfolio A Notes that are not included in the ILPT 2022-LPFX securitization).

Application of Payments

The ILPT Logistics Portfolio Co-Lender Agreement sets forth the respective rights of the holders of the ILPT Logistics Portfolio Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the ILPT Logistics Portfolio Whole Loan, and provides, in general, that:

●	the ILPT Logistics Portfolio Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to any such ILPT Logistics Portfolio Subordinate Companion Loan are at all times junior, subject and subordinate to the ILPT Logistics Portfolio A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the ILPT Logistics Portfolio A Notes, as and to the extent set forth in the ILPT Logistics Portfolio Co-Lender Agreement; and
●	all amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof, after payments of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the ILPT 2022-LPFX TSA will be distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:
o	first, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to the accrued and unpaid interest on the principal balance for such ILPT Logistics Portfolio A Note at the applicable net interest rate;
o	second, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to the accrued and unpaid interest on the principal balance for such ILPT Logistics Portfolio Subordinate Companion Loan at the applicable net interest rate;
o	third, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT Logistics Portfolio A Notes, (i) at any time that no ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to such monthly payment date with respect to the ILPT Logistics Portfolio Whole Loan, until the principal balance for each ILPT Logistics Portfolio A Note has been reduced to zero, and (ii) at any time that an ILPT Logistics
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Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT Logistics Portfolio A Note has been reduced to zero;

o	fourth, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on the respective principal balances of the ILPT Logistics Portfolio Subordinate Companion Loans, (i) at any time that no ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such monthly payment date with respect to the ILPT Logistics Portfolio Whole Loan, until the principal balance for each ILPT Logistics Portfolio Subordinate Companion Loan has been reduced to zero, and (ii) at any time that an ILPT Logistics Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT Logistics Portfolio Subordinate Companion Loan has been reduced to zero;
o	fifth, if the proceeds of any foreclosure sale or any liquidation of the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances for the ILPT Logistics Portfolio A Notes have been reduced, such excess amount shall be paid to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT Logistics Portfolio A Note as a result of such workout, plus interest on such amount at the related net interest rate;
o	sixth, if the proceeds of any foreclosure sale or any liquidation of the ILPT Logistics Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances for the ILPT Logistics Portfolio Subordinate Companion Loans have been reduced, such excess amount shall be paid to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to the reduction, if any, of the principal balance for the related ILPT Logistics Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related net interest rate;
o	seventh, to the holders of the ILPT Logistics Portfolio A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio A Note, an amount equal to all yield maintenance premiums allocated to the related ILPT Logistics Portfolio A Note in accordance with the mortgage loan agreement;
o	eighth, to the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of an ILPT Logistics Portfolio Subordinate Companion Loan, an amount equal to all yield maintenance premiums allocated to the related ILPT Logistics Portfolio Subordinate Companion Loan in accordance with the mortgage loan agreement;
o	ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the ILPT 2022-LPFX TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such
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reimbursements or payments relate to the ILPT Logistics Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the ILPT Logistics Portfolio A Notes, pro rata, based on their respective percentage interests, and the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

o	tenth, if any excess amount is available to be distributed in respect of the ILPT Logistics Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount shall be paid to the holders of the ILPT Logistics Portfolio A Notes and the holders of the ILPT Logistics Portfolio Subordinate Companion Loans, pro rata, based on their respective initial percentage interests in the ILPT Logistics Portfolio Whole Loan.

For the purposes of the foregoing, “ILPT Logistics Portfolio Triggering Event of Default” means (i) any event of default with respect to an obligation of the related borrower to pay money due under the ILPT Logistics Portfolio Whole Loan or (ii) any non-monetary event of default as a result of which the ILPT Logistics Portfolio Whole Loan becomes a specially serviced mortgage loan (which, for clarification, shall not include any imminent event of default).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the ILPT Logistics Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the ILPT Logistics Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the ILPT Logistics Portfolio Companion Loans.

Certain costs and expenses allocable to the ILPT Logistics Portfolio Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent not otherwise paid out of collections on the ILPT Logistics Portfolio Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the ILPT Logistics Portfolio Co-Lender Agreement, the controlling noteholder with respect to the ILPT Logistics Portfolio Whole Loan (the “ILPT Logistics Portfolio Controlling Noteholder”) will be the trustee under the ILPT 2022-LPFX TSA, as the holder of note A-1-A, provided that if a borrower restricted party is a holder of an ILPT Logistics Portfolio A Note or an ILPT Logistics Portfolio Subordinate Companion Loan, then such party will not have any rights as the ILPT Logistics Portfolio Controlling Noteholder or a controlling class representative.

The related Non-Serviced Special Servicer will be required to (i) provide copies to each holder of an ILPT Logistics Portfolio A Note that is not the ILPT Logistics Portfolio Controlling Noteholder (each, a “ILPT Logistics Portfolio Non-Controlling Noteholder”), including the issuing entity, of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the ILPT Logistics Portfolio Controlling Noteholder or its representative with respect to any ILPT Logistics Portfolio Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the ILPT Logistics Portfolio Controlling Noteholder or its representative, and (ii) consult with each ILPT Logistics Portfolio Non-Controlling Noteholder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such ILPT Logistics Portfolio Non-Controlling Noteholder requests consultation with respect to any such ILPT Logistics Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such ILPT Logistics Portfolio Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such ILPT Logistics Portfolio Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written

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notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such ILPT Logistics Portfolio Non-Controlling Noteholder, whether or not such ILPT Logistics Portfolio Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any ILPT Logistics Portfolio Non-Controlling Noteholder set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any ILPT Logistics Portfolio Major Decision or take any recommended action outlined in the asset status report before the expiration of the aforementioned ten (10) business day period if the Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the ILPT Logistics Portfolio Whole Loan. In no event will the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by an ILPT Logistics Portfolio Non-Controlling Noteholder.

“ILPT Logistics Portfolio Major Decision” means a “Major Decision” under the ILPT 2022-LPFX TSA.

Sale of Defaulted Whole Loan

If the ILPT Logistics Portfolio Whole Loan becomes a defaulted mortgage loan under the ILPT 2022-LPFX TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the ILPT 2022-LPFX securitization, the related Non-Serviced Special Servicer will be required to sell the ILPT Logistics Portfolio Mortgage Loan and the ILPT Logistics Portfolio Companion Loans, together as notes evidencing one whole loan in accordance with the ILPT 2022-LPFX TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell any ILPT Logistics Portfolio A Note that is not included in the ILPT 2022-LPFX securitization (each, a “ILPT Logistics Portfolio Non-Lead Note”) without the consent of the holder thereof (each, a “ILPT Logistics Portfolio Non-Lead Noteholder”) (including the issuing entity, as holder of the ILPT Logistics Portfolio Mortgage Loan) (provided that such consent is not required if such ILPT Logistics Portfolio Non-Lead Noteholder is a borrower restricted party) unless it has delivered to such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the ILPT Logistics Portfolio Non-Lead Notes, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents reasonably requested by such holder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the ILPT 2022-LPFX securitization) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the ILPT Logistics Portfolio Controlling Noteholder, its representative, any other holder of an ILPT Logistics Portfolio A Note or ILPT Logistics Portfolio Subordinate Companion Loan or its representative are permitted to submit an offer at any sale of the ILPT Logistics Portfolio Whole Loan unless such person is a borrower restricted party.

Special Servicer Appointment Rights

Pursuant to the ILPT Logistics Portfolio Co-Lender Agreement, the ILPT Logistics Portfolio Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the ILPT 2022-LPFX TSA with respect to the ILPT Logistics Portfolio Whole Loan and appoint a replacement special servicer with respect to the ILPT Logistics Portfolio Whole Loan.

The Summit Whole Loan

General

The Summit Mortgage Loan (1.6%) is part of a split loan structure comprised of eight senior promissory notes (“The Summit Senior Notes”) and two subordinate promissory notes (“The Summit Junior Notes” and, together with The Summit Senior Notes, “The Summit Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $525,000,000. Two such senior promissory note designated as Note A-1-3 and Note A-1-4, with

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an aggregate initial principal balance of $17,000,000 (“The Summit Mortgage Loan”) will be deposited into this securitization. The Summit Whole Loan is evidenced by (i) The Summit Mortgage Loan, (ii) two senior promissory notes designated Note A-1-S and Note A-2-S (“The Summit Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $107,000,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (“The Summit Non-Standalone Pari Passu Companion Loans” and, together with The Summit Standalone Pari Passu Companion Loans, “The Summit Pari Passu Companion Loans”), which have an aggregate initial principal balance of $203,000,000; and (iv) two subordinate promissory notes designated Note B-1-1 and Note B-2-1 (“The Summit Subordinate Companion Loans” and, together with The Summit Standalone Pari Passu Companion Loans, “The Summit Standalone Companion Loans”), which have an aggregate initial principal balance of $198,000,000. The Summit Mortgage Loan, The Summit Pari Passu Companion Loans and The Summit Subordinate Companion Loans are referred to herein, collectively, as “The Summit Whole Loan”.

Only The Summit Mortgage Loan is included in the issuing entity. The Summit Standalone Companion Loans have been contributed to a securitization trust (the “SUMIT 2022-BVUE Securitization”) governed by the SUMIT 2022-BVUE Trust and Servicing Agreement (the “SUMIT 2022-BVUE TSA”). The Summit Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Summit Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The holders (“The Summit Noteholders”) of each promissory note comprising The Summit Whole Loan have entered into a Co-Lender Agreement (“The Summit Co-Lender Agreement”) that sets forth the respective rights of each holder of a The Summit Note.

Servicing

The Summit Whole Loan (including The Summit Mortgage Loan) and any related foreclosed property will be serviced and administered by KeyBank National Association, the master servicer for the SUMIT 2022-BVUE securitization (“The Summit Master Servicer”) and, if necessary, KeyBank National Association, the special servicer for the SUMIT 2022-BVUE securitization (“The Summit Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of The Summit Co-Lender Agreement. In servicing The Summit Whole Loan, the accepted servicing practices set forth in the SUMIT 2022-BVUE TSA will require The Summit Master Servicer and The Summit Special Servicer to take into account the interests, as a collective whole, of the Certificateholders and the holders of The Summit Standalone Pari Passu Companion Loans.

Application of Payments

Amounts payable to the SUMIT 2022-BVUE trust pursuant to the Co-Lender Agreement will be included in the available funds for the related distribution date to the extent described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, and amounts payable to the holders of The Summit Standalone Pari Passu Companion Loans will be distributed to each such holder net of certain fees and expenses on The Summit Senior Pari Passu Companion Loans as set forth in the Co-Lender Agreement and will not be available for distributions on the Certificates.

Each of The Summit Junior Notes and the right of the related holders to receive payments of interest, principal and other amounts with respect to its respective The Summit Junior Note will at all times be junior, subject and subordinate to each Summit Senior Note and the right of the related holder to receive payments of interest, principal and other amounts with respect to such Summit Senior Note, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with The Summit Whole Loan or The Summit Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by The Summit Whole Loan documents to be held as reserves or escrows and (y) all amounts that are then due, payable or

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reimbursable to The Summit Master Servicer or The Summit Special Servicer pursuant to the SUMIT 2022-BVUE TSA other than those specifically addressed below will be applied and distributed by The Summit Master Servicer in the following order of priority without duplication:

o	first, (A) to each Note Holder of a The Summit Senior Note (or The Summit Master Servicer or the trustee under the SUMIT 2022-BVUE TSA (“The Summit Trustee”) and, if applicable, the master servicers of the related other securitization trusts), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to The Summit Master Servicer or The Summit Trustee from general collections of the related other securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note Holder of a The Summit Senior Note (or The Summit Master Servicer or) The Summit Trustee and the master servicers or trustees of the related other securitization trust, up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such Summit Senior Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of Summit Senior Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), (C) third, to each Summit Junior Note Holder (or The Summit Master Servicer or The Summit Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such The Summit Junior Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of The Summit Junior Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the holder of The Summit Standalone Companion Loans (or The Summit Master Servicer or The Summit Trustee), up to the amount of any nonrecoverable administrative advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any nonrecoverable administrative advances previously reimbursed to The Summit Master Servicer or The Summit Trustee from general collections of the related other securitization trust);
o	second, to each Note Holder of a The Summit Senior Note (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by The Summit Senior Notes (or any servicer or the trustee (if any), as applicable), with respect to The Summit Whole Loan pursuant to The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under The Summit Co-Lender Agreement or under the SUMIT 2022-BVUE TSA;
o	third, to pay accrued and unpaid interest on The Summit Senior Notes to each Note Holder of a The Summit Senior Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Note interest rate minus the servicing fee;
o	fourth, to pay accrued and unpaid interest on The Summit Junior Notes to each Note Holder of a The Summit Junior Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Note interest rate minus the servicing fee;
o	fifth, to each Note Holder of a The Summit Senior Note, pro rata (based on the principal balances of such Notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on The Summit Whole Loan and payable to The Summit Noteholders, until the respective Note principal balances have been reduced to zero;
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o	sixth, if the proceeds of any foreclosure sale or any liquidation of The Summit Whole Loan or The Summit Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the aggregate principal balance of The Summit Senior Notes has been reduced, such excess amount to each Summit Senior Note Holder, pro rata (based on the principal balances of such Notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each Summit Senior Note as a result of such workout, plus interest on such aggregate amount at the related Note interest rate;
o	seventh, to each Note Holder of a The Summit Junior Note, pro rata (based on the principal balances of such Notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on The Summit Whole Loan and payable to the noteholders, until the respective Note principal balances have been reduced to zero;
o	eighth, to any Summit Junior Note Holder that has made any payments or advances to cure defaults pursuant to the Co-Lender Agreement, to such Summit Junior Note Holders, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;
o	ninth, if the proceeds of any foreclosure sale or any liquidation of The Summit Whole Loan or Summit Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(viii) and, as a result of a workout the aggregate principal balance of The Summit Junior Notes has been reduced, such excess amount to each Summit Junior Note Holder, pro rata, in an amount up to the reduction, if any, of the principal balance of each The Summit Junior Note as a result of such workout, plus interest on such aggregate amount at the related Note interest rate;
o	tenth, to each Note Holder of a The Summit Senior Note, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such Note and the denominator of which is the sum of the principal balances of all Notes multiplied by (ii) the ratio of the related Note’s interest rate to the weighted average of the interest rates of all Notes based on their principal balances and (iii) any yield maintenance premium to the extent paid by the related borrower;
o	eleventh, to each Note Holder of a The Summit Junior Note, pro rata (based on their respective entitlements) in an amount equal to the product of (a) a fraction, the numerator of which is the principal balance of such Note and the denominator of which is the sum of the principal balances of all Notes multiplied by (b) the ratio of the related Note’s interest rate to the weighted average of the interest rates of all Notes based on their principal balances and (c) any yield maintenance premium to the extent paid by the related borrower;
o	twelfth, to pay default interest and late payment charges (to the extent remaining after reimbursement of any special servicing fees, liquidation fees or work-out fees payable in accordance with the SUMIT 2022-BVUE TSA or payment of any additional servicing compensation payable in accordance with the SUMIT 2022-BVUE TSA) then due and owing under The Summit Whole Loan, all of which will be applied in accordance with the SUMIT 2022-BVUE TSA paid pro rata to each Note Holder of a The Summit Senior Note and each Note Holder of a The Summit Junior Note based on their initial principal balances; and
o	thirteenth, if any excess amount is available to be distributed in respect of The Summit Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), any remaining amount will be paid pro rata to each Note Holder of a The Summit Senior Note and each Note Holder of a The Summit Junior Note based on their initial principal balances.
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Workout

If The Summit Special Servicer, in connection with a workout or proposed workout of The Summit Whole Loan, modifies the terms thereof such that (i) the principal balance of The Summit Whole Loan is decreased, (ii) the applicable Note interest rate or scheduled amortization payments on The Summit Whole Loan are reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of The Summit Whole Loan, such modification will not alter, and any modification of The Summit Whole Loan documents will be structured to preserve, the sequential order of payment of the Notes as set forth in The Summit Whole Loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a work-out of The Summit Whole Loan will be applied to the Notes in the following order: (a) first, to the reduction of the Note principal balance of each of the Summit Junior Notes, on a pari passu basis, until the Note principal balance of each such Note is reduced to zero; and (b) second, to the reduction of the Note principal balance of each of the Senior Notes, on a pari passu basis, until the Note principal balance of each such Note is reduced to zero.

Sale of Defaulted Mortgage Loan

Upon The Summit Whole Loan becoming a defaulted mortgage loan, The Summit Special Servicer will be required to sell The Summit Non-Standalone Pari Passu Notes together with The Summit Standalone Pari Passu Notes as notes evidencing one whole loan in accordance with the terms of the SUMIT 2022-BVUE TSA.

Notwithstanding the foregoing, The Summit Special Servicer will not be permitted to sell The Summit Whole Loan if The Summit Whole Loan becomes a defaulted whole loan without the written consent of The Summit Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a The Summit Non-Controlling Note is a Borrower Affiliate) unless The Summit Special Servicer has delivered to The Summit Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Summit Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by The Summit Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Summit Whole Loan, and any documents in the servicing file reasonably requested by any Summit Non-Controlling Note Holder that are material to the price of The Summit Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and The Summit Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by The Summit Master Servicer or The Summit Special Servicer in connection with the proposed sale; provided that The Summit Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

“The Summit Non-Controlling Note Holders” means each holder (or its related representative) other than the controlling holder.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Consultation and Control

Pursuant to The Summit Co-Lender Agreement, the controlling noteholder with respect to The Summit Whole Loan (“The Summit Controlling Noteholder”), as of any date of determination, will be (i) the holder of a majority of The Summit Subordinate Companion Loans, unless a The Summit Control Appraisal Period (as defined below) has occurred and is continuing, (ii) if a The Summit Control Appraisal Period has occurred and is continuing, the holder of note A-1-S; provided that if the holder of a majority of The Summit Subordinate Companion Loans would be the Controlling Noteholder pursuant to the terms of The Summit Co-Lender Agreement, but any interest in The Summit Subordinate Companion Loans is held by the borrower or a borrower affiliate, or the borrower or borrower affiliate would otherwise be entitled to exercise the rights of The Summit Controlling Noteholder, a The Summit Control Appraisal Period will be deemed to have occurred.

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Pursuant to The Summit Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of The Summit Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a The Summit Major Decision (as defined below), The Summit Master Servicer or The Summit Special Servicer, as applicable, will be required to provide The Summit Controlling Noteholder (or its junior operating advisor) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested The Summit Major Decision. The Summit Master Servicer or The Summit Special Servicer, as applicable, is not permitted take any action with respect to such The Summit Major Decision (or make a determination not to take action with respect to such The Summit Major Decision), unless and until The Summit Special Servicer receives the written consent of The Summit Controlling Noteholder (or its junior operating advisor) before implementing a decision with respect to such The Summit Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to The Summit Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the SUMIT 2022-BVUE TSA, the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) may take actions with respect to such The Summit Mortgaged Property before obtaining the consent of The Summit Controlling Noteholder (or its junior operating advisor) if the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) reasonably determines in accordance with the servicing standard under the SUMIT 2022-BVUE TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of The Summit Whole Loan as a collective whole, and the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) has made a reasonable effort to contact The Summit Controlling Noteholder (or its junior operating advisor). Notwithstanding the foregoing, the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer acting, as applicable, on its behalf) will not follow any advice or consultation provided by The Summit Controlling Noteholder (or its junior operating advisor) that would require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate any applicable law, including the Treasury Regulations, be inconsistent with the servicing standard under the SUMIT 2022-BVUE TSA, require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate provisions of The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA, require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate the terms of The Summit Mortgage Loan, or materially expand the scope of any SUMIT 2022-BVUE Securitization’s (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) responsibilities under The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA.

“The Summit Major Decision” means (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of The Summit Mortgaged Property; (ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-nonmonetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of The Summit Whole Loan or any extension of the maturity date of The Summit Whole Loan, other than as permitted pursuant to the terms of The Summit Whole Loan without the consent of the lenders; (iii) any sale of the defaulted The Summit Whole Loan or the foreclosed property for less than the applicable purchase price for The Summit Whole Loan; (iv) any determination to bring The Summit Mortgaged Property or the foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at the foreclosed property; (v) any release of material collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for The Summit Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related The Summit Whole Loan and for which there is no material lender discretion; (vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to The Summit Whole Loan or any consent to such a waiver or consent to a transfer of The Summit Mortgaged Property or interests in the borrower other than for which there is no material lender discretion; (vii) any incurrence of additional debt (including any PACE debt) by the borrower or any additional mezzanine financing (or issuance of preferred equity that is substantially equivalent to a mezzanine loan) by any beneficial owner of the borrower other than pursuant to the specific terms of The Summit Whole

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Loan and for which there is no material lender discretion; (viii) any changes to the manager or any property management agreement with respect to The Summit Whole Loan for which the lender is required to consent or approve under The Summit Whole Loan documents; (ix) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of The Summit Whole Loan and for which there is no material lender discretion; (x) any acceptance of an assumption agreement or any other agreement releasing the borrower, the guarantor or other obligor from liability under The Summit Whole Loan or The Summit Whole Loan documents other than pursuant to the specific terms of The Summit Whole Loan and for which there is no material lender discretion; (xi) any determination of an acceptable insurance default; (xii) any material modification, waiver or amendment of The Summit Co-Lender Agreement, or any action to enforce rights (or decision not to enforce rights) with respect to such agreement, other than splitting the related notes in accordance with The Summit Co-Lender Agreement; (xiii) (i) any material modification, waiver or amendment of the intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to a mezzanine loan) related to The Summit Whole Loan, or any material modification, waiver or amendment of such agreements and/or (ii) the exercise of rights and powers granted under a mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement to the lenders to the extent such rights or powers affect the priority of payment, consent rights or security interest with respect to The Summit Whole Loan, to the extent the controlling class certificateholder, the directing holder or any affiliate of the foregoing does not own any interest (whether legally, beneficially or otherwise) in such mezzanine loan; provided that any amendment to split or reallocate the balance of notes pursuant to the terms of the related agreement shall not constitute a The Summit Major Decision; (xiv) approval of any lease that constitutes a “major lease” under The Summit Whole Loan documents, the execution, termination or renewal of such a lease, including any consent to entering into any subordination, non-disturbance and attornment agreement, in each case, to the extent the lender’s approval or discretion is required by The Summit Whole Loan documents; (xv) any calculation of debt yield or determination of whether a cash sweep period is in effect when required for any purposes under The Summit Whole Loan documents to the extent such calculation or determination waives a requirement in any material respect or reflects a material change in the methodology of the applicable calculation or determination; (xvi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower or a The Summit Mortgaged Property or the guarantor (or a replacement guarantor); (xvii) the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty; (xviii) any proposed modification or waiver of any provision of any The Summit Whole Loan documents which reduces the types, nature or amounts of insurance coverage, including terrorism insurance, required to be obtained and maintained by the borrowers (to the extent the lender’s approval is required under The Summit Whole Loan documents); (xix) any enforcement of any cure right or exercise of any remedies under the management agreement, recognition agreement or similar agreement related thereto; (xx) if a The Summit Mortgaged Property is a foreclosed property, approval of operating and business plans or asset sale and disposition plans of such foreclosed property (including incurring financing, restructuring or refinancing debt, engaging or replacing the manager or leasing agent, decisions with respect to operating and capital expenses, etc.); (xxi) following a default with respect to The Summit Whole Loan or an event of default under The Summit Whole Loan documents, any exercise of material remedies, including the acceleration of The Summit Whole Loan or initiation of judicial, bankruptcy or similar proceedings under The Summit Whole Loan documents or with respect to a borrower or a The Summit Mortgaged Property; (xxii) approving any proposed alterations that exceed $1,000,000 in cost for which the lender’s consent is required under The Summit Whole Loan agreement; and (xxiii) approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of The Summit Whole Loan rather than to restoration of any applicable The Summit Mortgaged Property, except in accordance with the express provisions of The Summit Whole Loan documents.

“The Summit Control Appraisal Period” will exist with respect to The Summit Subordinate Companion Loans if and for so long as (a)(1) the sum of the aggregate initial principal balances of The Summit Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any The Summit Subordinate Companion Loans after the date of its creation, (y) any appraisal reduction amount for The Summit Whole Loan that is allocated to such The Summit Subordinate Companion Loans and (z) any

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losses realized with respect to The Summit Mortgaged Property or The Summit Whole Loan that are allocated to The Summit Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the sum of the aggregate initial principal balances of The Summit Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, The Summit Subordinate Companion Loans after the date of their creation.

Special Servicer Appointment Rights

Pursuant to The Summit Co-Lender Agreement and the SUMIT 2022-BVUE TSA, The Summit Directing Holder will have the right, at any time prior to a “control termination event” under the SUMIT 2022-BVUE TSA, with or without cause, to replace The Summit Special Servicer then acting with respect to The Summit Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of The Summit Mortgage Loan in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2022 and ending on the hypothetical Determination Date in June 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC and Natixis Real Estate Capital LLC are to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC and Natixis Real Estate Capital LLC on or about June 28, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

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Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), the expected initial Risk Retention Consultation Party and the expected holder of the Class VRR certificates. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on May 23, 2022, Barclays or its affiliates were the loan sellers in approximately 188 commercial mortgage-backed securitization transactions. Approximately $52.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending

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on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through May 23, 2022.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2022	$3,917,509,372
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects

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with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
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●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
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●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 12, 2022 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of December 31, 2021, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain the Class VRR certificates. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than its portion of the Class VRR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain its portion of the Class VRR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or

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substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”), a Delaware limited liability company, is a sponsor, seller and originator of certain mortgage loans (the “SMC Mortgage Loans”) into the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and the special servicer under the BBCMS 2021-C12 pooling and servicing agreement which governs the servicing of the Hamilton Commons Whole Loan; (b) LNR Securities Holdings, LLC, the entity which is expected to hold approximately 55% of the Class S certificates and to act as the initial Directing Certificateholder under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder); (c) Starwood Mortgage Funding II LLC, the initial holder certain of the Yorkshire & Lexington Towers Companion Loans, (d) Starwood Mortgage Funding III LLC, the initial holder of the Stockton Self Storage Portfolio Companion Loan, (e) STWD CMBS Liquid Holdings LLC, the entity which is expected to purchase approximately 55% of each of the Class F, Class G, Class H, Class X-F, Class X-G, Class X-H and Class X-J Certificates and (f) STWD CMBS Venture Holdings LLC, the entity which is expected to purchase approximately 55% of the Class J Certificates.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $97,897,879. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, the certificate administrator, and SMC, which is a sponsor and an originator, Computershare Trust Company, acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (9.0%).

Starwood’s Securitization Program

This is the 103rd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.35 billion of commercial loans in its prior securitizations.

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SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and

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exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating

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statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-13 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review
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may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except
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that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, and will be entitled to special servicing fees and certain other compensation under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the Hamilton Commons Whole Loan, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, is expected to be the initial Directing Certificateholder and purchase approximately 55% of the Class S certificates (iii) STWD CMBS Liquid Holdings LLC, the entity which is expected to purchase approximately 55% of each of the Class F, Class G, Class H, Class X-F, Class X-G, Class X-H and Class X-J Certificates and (iv) STWD CMBS Venture Holdings LLC, the entity which is expected to purchase approximately 55% the Class J Certificates. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

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Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

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Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations

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issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an
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investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

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Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to

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identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2022 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2022, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New

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York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,684,822,716 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

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Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard

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form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity,

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sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

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Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive

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characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2022. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2021, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of March 31, 2022.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	383	$5,326,757,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

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BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals,

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as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be
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utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially

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reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

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Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
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●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for all Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $74,471,462. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-fifth (85th) commercial real estate debt investment

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securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million and $811 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as

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amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or

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guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

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Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to eleven (11) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or

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indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting

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Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2022. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2019 to and including December 31, 2021, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of Natixis, a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. The Loan Seller’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

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NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of May 25, 2022, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $62.89 billion and the total amount of these loans that were securitized is in excess of $29.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data

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Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower

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or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred
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maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

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Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 15, 2022. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to December 31, 2021.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) noedits decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

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Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, the expected holder of the Class VRR certificates (as a “majority-owned affiliate” of Barclays) and the expected initial Risk Retention Consultation Party. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2022-C16 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Trustee” and “―The Certificate Administrator” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

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Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2022, Midland was master and primary servicing approximately 25,674 commercial and multifamily mortgage loans with a principal balance of approximately $619 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,668 of such loans, with a total principal balance of approximately $313 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

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Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of March 31, 2022, Midland was named the special servicer in approximately 408 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $165 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 229 assets with an outstanding principal balance of approximately $4.4 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to a certain interim servicing agreement between UBS AG or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Pursuant to a certain interim servicing agreement between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer and special servicer under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (ii) the master

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servicer under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Moonwater Office Portfolio Whole Loan is serviced, and (iii) the master servicer under the BBCMS 2022-C15 pooling and servicing agreement, pursuant to which the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is serviced and (vi) anticipated to be the master servicer under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is expected to be serviced. Midland will be the initial master servicer with respect to the 70 Hudson Street Whole Loan and the 3075 Olcott Whole Loan until each related servicing shift date. After each servicing shift date, each loan will be serviced by a yet to be named master servicer and special servicer under each related servicing shift pooling and servicing agreement.

As set forth on Annex A-1, PNC Bank, N.A., is the sole/largest tenant at the Mortgaged Properties identified as PNC Bank - Aurora (Galena), IL and PNC Bank - Clarendon Hills (Holmes), IL, which secure in part the ExchangeRight Net Leased Portfolio #55 Mortgage Loan. As set forth on Annex A-1, these Mortgaged Properties represent approximately 6.3% of the Mortgaged Properties securing the related Mortgage Loan, and approximately 0.2% of the Initial Pool Balance.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance.

The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019 furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms

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of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners currently serves as special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the Hamilton Commons Whole Loan.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of March 31, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
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●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion; and
●	178 domestic commercial mortgage backed securitization pools as of March 31, 2022 with a then current face value in excess of $101.5 billion.

As of December 31, 2021, LNR Partners has resolved approximately $85.6 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately

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$0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2021 and approximately $0.93 billion of U.S. commercial and multifamily loans through March 31, 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2022, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,349 assets across the United States with a then current face value of approximately $101.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any

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material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to be appointed as the initial Directing Certificateholder by its affiliate, STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates. STWD Liquid Holdings LLC, also an affiliate of LNR Partners LLC and LNRSH is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates, and may purchase other classes of certificates. LNR Securities Holdings, LLC is anticipated to acquire approximately 55% of the Class S certificates. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then Controlling Class of Certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity is expected to, on the Closing Date, to be appointed the initial Directing Certificateholder and is anticipated to acquire approximately 55% of the Class S certificates, (iii) Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers Companion Loans, (iv) Starwood Mortgage Funding II LLC, the holder of the Stockton Self Storage Portfolio Companion Loan, (v) STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates and (vi) STWD Liquid Holdings LLC, which is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates, and may purchase other classes of certificates.

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Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) LNR Partners acting as special servicer under the BBCMS 2021-C12 pooling and servicing agreement, (iii) affiliates of LNR Partners purchasing approximately 55% of each of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H and Class J certificates, (iv) an affiliate of LNR Partners acting as the initial Directing Certificateholder, (v) SMC being one of the sponsors and an originator of some of the Mortgage Loans, (vi) Starwood Mortgage Funding II LLC, the initial holder of certain of the Yorkshire & Lexington Towers Companion Loans, (vii) Starwood Mortgage Funding III LLC, the initial holder of the Stockton Self Storage Portfolio Companion Loan and (viii) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2021, WTNA served as trustee on over 2,064 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $599 billion, of which approximately 797 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $545 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The foregoing information regarding WTNA is set forth under this heading “—The Trustee” has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the WTNA and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as Certificate Administrator and Custodian under the PSA. Computershare Trust Company is a national

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banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.096 billion (USD) in assets as of December 31, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2021, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1146 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $659 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2021, Computershare

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Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 348,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract

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underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2022, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $332.2 billion issued in 388 transactions.

As of March 31, 2022, Park Bridge Lender Services was acting as asset representations reviewer for 155 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $141.3 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to retain the Class VRR Certificates.

The “Class VRR Certificates” are an interest in the issuing entity representing the right to receive in the aggregate, approximately 5.0% (the “VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R Certificates).

The Class VRR Certificates are intended to meet the definition of a “single vertical security” that is an “eligible vertical interest”, as such terms are defined in the Credit Risk Retention Rules. The Class VRR Certificates will have an initial Certificate Balance of $54,232,821 and an initial effective interest rate equal to %. On the Closing Date, the Retaining Sponsor will receive the Class VRR Certificates and cash consideration in exchange for the Barclays Mortgage Loans.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Material Terms of the Class VRR Certificates

General

The right to payment of the Class VRR Certificateholders is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the Class VRR Certificates will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Class VRR Certificates, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the Class VRR Certificateholders on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the Class VRR Certificates; and, in connection therewith, the Certificate Balance of the Class VRR Certificates will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

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The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Class VRR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the Class VRR Certificates in reduction of the Certificate Balance of the Class VRR Certificates are recovered subsequent to such Certificate Balance being reduced to zero, Class VRR Certificateholders may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—Priority of Distributions on the Class VRR Certificates” below.

Priority of Distributions on the Class VRR Certificates

On each Distribution Date, for so long as the Certificate Balance of the Class VRR Certificates has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Class VRR Certificates, to the extent of the VRR Available Funds, in the following order of priority:

First, to the Class VRR Certificates, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Class VRR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class VRR Certificates has been reduced to zero; and

Third, to the Class VRR Certificates, to reimburse (with interest) prior write-offs of the Certificate Balance of the Class VRR Certificates up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the Class VRR Certificates, plus interest, in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable Treasury Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the Class VRR Certificates do not have a specified Pass-Through Rate, however, the effective interest rate on the Class VRR Certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

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The “VRR Interest Distribution Amount” with respect to any Distribution Date and the Class VRR Certificates will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the Class VRR Certificates will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the Class VRR Certificates, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the Class VRR Certificates will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the Class VRR Certificates in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the Class VRR Certificates (except to an MOA of the Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Pooling and Servicing Agreement—Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the Class VRR Certificates unless such transaction complies with the Credit Risk Retention Rules.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the

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Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the Class VRR Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Class VRR Certificates as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-C16 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class VRR, Class S and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates, the Class S Certificates, the Class VRR Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”. The Certificates (other than the Class VRR Certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”.

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Upon initial issuance, the Principal Balance Certificates and the Class VRR Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$15,000,000
A-2	$108,000,000
A-3	$16,000,000
A-4	(2)
A-5	(2)
A-SB	$22,296,000
X-A	$721,296,000
X-B	$200,933,000
A-S	$113,347,000
B	$46,369,000
C	$41,217,000
Non-Offered Certificates
X-D	$41,217,000
X-F	$23,184,000
X-G	$10,304,000
X-H	$12,881,000
X-J	$20,608,590
D	$24,472,000
E	$16,745,000
F	$23,184,000
G	$10,304,000
H	$12,881,000
J	$20,608,590
VRR	$54,232,821
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $270,000,000, and the initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $290,000,000 and $560,000,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $560,000,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class VRR Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class VRR Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of

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interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $721,296,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $200,933,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $41,217,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $23,184,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $10,304,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $12,881,000. The Notional Amount of the Class X-J certificates will equal the Certificate Balance of the Class J certificates outstanding from time to time. The initial Notional Amount of the Class X-J certificates will be approximately $20,608,590.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates and the rights of the Class VRR Certificates to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2022.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final

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distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the holder of the Class R certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the Class VRR Certificates);
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
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●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,
(b)	to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,
(c)	to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,
(d)	to the Class A-3 certificates in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,
(e)	to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,
(f)	to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,
(g)	to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;
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Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance,

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up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-eighth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the Class VRR Certificates, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the Class VRR Certificates; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance

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Certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class J certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

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The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-J certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class J certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the Class VRR Certificates will be the VRR Interest Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate,

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the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Aggregate Principal Shortfall for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date,

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provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount

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actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

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With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date and (ii) to the holders of the Class VRR Certificates, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class VRR Certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s)

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pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

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Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

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Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such

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Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D and Class E certificates as described above, (v) to the Class X-F certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class F certificates as described above, (vi) to the Class X-G certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class G certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class G certificates as described above, (vii) to the Class X-H certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class H certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class H certificates as described above, and (viii) to the Class X-J certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above and (y) to the Class VRR Certificates, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date,
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one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	March 2027
Class A-2	June 2027
Class A-3	February 2029
Class A-4	NAP – April 2032(1)
Class A-5	May 2032
Class A-SB	December 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2032
Class B	May 2032
Class C	June 2032

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 certificates ranging from $0 to $270,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

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In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2055. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such

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Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates (other than the Class S Certificates), pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being allocated to the Class VRR Certificates.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class B certificates will likewise be protected by the subordination of

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the Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J certificates;

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second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the Class VRR Certificates. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—Material Terms of the Class VRR Certificates—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or Class VRR Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the Class VRR Certificates, as applicable, in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the Class VRR Certificates, in accordance with the payment priorities set forth in “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates”.

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Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

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(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
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●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master

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servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Party is expected to be Barclays Bank PLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR Certificates is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

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“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class VRR Certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class VRR Certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate

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administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report; and
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
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●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or that a Consultation Termination Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;
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provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

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The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and the Class VRR Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class VRR Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued,

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maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international

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clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such

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proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class VRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing a Class VRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2022-C16

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the

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foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)  the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)        the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be

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transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)   all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)   any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the

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issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  all related environmental reports; and

(xiv)  all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

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(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

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provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until 18 months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every 90 days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related

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Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date

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immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.
A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

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(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

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The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Each Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or

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Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

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(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer

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will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage

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Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the

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PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely

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conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master

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servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such

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amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the Class VRR Certificates with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the holders of the Class VRR Certificates as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—Material Terms of the Class VRR Certificates”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class VRR and Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

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The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the Class VRR Certificates, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Principal Balance Certificates (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable on the Class VRR Certificates (including to reimburse for the VRR Realized Losses previously allocated to the Class VRR Certificates). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

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(ii)        to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)   to recoup any amounts deposited in the Collection Account in error;

(xiii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)    to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

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(xvi)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)  to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

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Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds,	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	the Collection Account with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount	First, out of recoveries of interest with respect to the related	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each related Companion Loan).	Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $19,000 multiplied by the number of Delinquent Loans, plus (ii) $1,900 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,500 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
principal amount of each Mortgage Loan.
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.05000% per annum, (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum, and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the non-serviced primary servicing fee rate). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

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●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans to the extent such action is (i) a Major Decision or an item under clause (5), or sub-clause (9)(a) or (9)(b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such action) or (ii) a Special Servicer Decision processed by the master servicer (provided, however, the master servicer will receive 0% of any fees collected with respect to any COVID Modification);
●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is (i) a Major Decision or an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) a Special Servicer Decision processed by the Master Servicer;
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision processed by the master servicer; for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is either a Special Servicer Decision which the master servicer is processing or a Major Decision or an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action);
●	with respects to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
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●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

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“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related

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Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO

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Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing

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Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    (x) 100% of all Excess Modification Fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees (a) earned in connection with a Special Servicer Decision on a Mortgage Loan that is not a Specially Serviced Loan, where the Special Servicer processes the related Special Servicer Decision (other than any Special Servicer Decision under clause (5), or sub-clause (9)(a) or (9)(b) of the definition of “Special Servicer Decision”, with respect to which each of the Master Servicer and Special Servicer shall be entitled to 50% of the fees earned regardless of who processes such decision), (b) earned in connection with any Specially Serviced Loan and/or (c) collected with respect to any COVID Modification;

(ii)    50% of Excess Modification Fees (other than Modification Fees related to a COVID Modification) collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a Special Servicer Decision processed by the master servicer or a Major Decision;

(iii)    (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Special Servicer Decision processed by the master servicer or a Major Decision or an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action);

(iv)    100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)    (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no

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modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Special Servicer Decision processed by the master servicer or a Major Decision or an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action);

(vi)    100% of charges for beneficiary statements and demand charges actually paid by the related borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan Documents to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)    with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)    late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent

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such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00687% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to

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0.00138% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00023% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $19,000 multiplied by the number of Delinquent Loans, plus (ii) $1,900 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,500 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

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The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)       prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

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(ii)       the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)       if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement;

(iv)       any COVID Modification Agreement (a) defers up to 9 monthly debt service payments but no greater than 9 monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(v)       the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying

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any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the

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Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

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As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the Class VRR Certificates (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the Class VRR Certificates, on the one hand, and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a

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Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the Class VRR Certificates to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G Certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G Certificates, and fourth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal

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Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to

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such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by

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reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain

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earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

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(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)       determining whether a borrower request is a COVID Modification, and whether consent to a COVID Modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan related to a COVID Modification; and

(11)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer

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with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged

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Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26 and Revenue Procedure 2021-12.

Any fees or other charges charged by the special servicer in connection with processing any COVID Modification with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such COVID Modification with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a COVID Modification. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a COVID Modification or the Mortgage Loan becomes a Specially Serviced Loan, all caps and limitations on fees will not be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years

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prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated

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borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR Certificates upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2023, unless a

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physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2022 and the calendar year ending on December 31, 2022 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if

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the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

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(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan with respect to an event described in clauses (2), (6) and (7) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

In addition, if a borrower has requested a COVID Modification but the Mortgage Loan is not yet a COVID Modified Loan and an event described in clauses (2), (6) or (7) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the COVID Modification, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced

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Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
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●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the

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Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

If the special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

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After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but

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will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as

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beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be

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120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a

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Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR Certificates) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a

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party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loans and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be LNR Securities Holdings, LLC or its affiliate.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, (i)  in the case of the 70 Hudson Street Mortgage Loan, Natixis Real Estate Capital LLC and (ii) in the case of the 3075 Olcott Mortgage Loan, UBS AG, New York Branch. On and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H and Class J certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10)

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business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States

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Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)    any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)    releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

(xii)    any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)    any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer's obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses, or cause the master servicer to incur additional expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

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(xiv)    any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)    any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days (or, if the Directing Certificateholder or Risk Retention Consultation Party, as applicable, and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

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In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the Treasury Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

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(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan, the Servicing Shift Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), the Servicing Shift Whole Loan or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the ILPT 2022-LPFX trust and servicing agreement, the BBCMS 2022-C14 pooling and servicing agreement and the operating advisor under the Benchmark 2022-B35 pooling and servicing agreement and is anticipated to be the operating advisor under the CGCMT 2022-GC48 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

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Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan or Non-Serviced Whole Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(c)       the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the certificate administrator (and

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made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached to this prospectus as Annex C to be provided to the Trustee, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth whether the operating advisor believes that the special servicer is

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operating in compliance with the Servicing Standard and its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an “asset-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report; provided further that, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with any annual report produced by the operating advisor, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA or made available to Privileged Persons that are posted on the certificate administrator’s website.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to such annual report’s delivery to the trustee, the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

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Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning

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allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating

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Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class S and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

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Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2011, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of

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any reporting period between December 10, 2016 and February 15, 2022 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 19.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative

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Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required

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under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the

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master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

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An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s, or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

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Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

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(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class VRR Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class VRR Certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a

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successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holder of the Class VRR Certificates that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holder of the Class VRR Certificates.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holder of the Class VRR Certificates;

(c)       does not have any liability or duties to the holders of any class of certificates other than the holder of the Class VRR Certificates;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to the holder of the Class VRR Certificates) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC) owns less than 15% of the certificate balance of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a

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replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and the Class VRR Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and Class VRR Certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class VRR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class VRR Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified

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Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer” and (viii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been publicly cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class VRR Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance

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Certificates and the Class VRR Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and the Class VRR Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class VRR Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the applicable Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the applicable Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

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(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency) within 60 days of such rating action and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

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(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

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Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

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Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or

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potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect

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to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator

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(including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class VRR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the

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provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to

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the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

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Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the Class VRR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

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Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Each Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced

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Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2022-C16 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of
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the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2022-C16 mortgage pool, if necessary).
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●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the ILPT Logistics Portfolio Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Yorkshire & Lexington Towers Mortgage Loan

The Yorkshire & Lexington Towers Mortgage Loan is expected to be serviced pursuant to a pooling and servicing agreement for another securitization transaction. The servicing terms of such other pooling and servicing agreement have not yet been finalized, and are subject to change. The terms of such other pooling and servicing agreement are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such

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agreements are expected to differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under such other pooling and servicing agreement is expected to earn a primary servicing fee with respect to the Yorkshire & Lexington Towers Mortgage Loan equal to 0.00125% per annum.
●	Upon the Yorkshire & Lexington Towers Mortgage Loan becoming a specially serviced loan under such other pooling and servicing agreement, the related Non-Serviced Special Servicer under such other pooling and servicing agreement is expected to earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.2500%, subject to a minimum amount of $3,500 per month with respect to the Yorkshire & Lexington Towers Whole Loan.
●	The related Non-Serviced Special Servicer under such other pooling and servicing agreement is expected to be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event is the workout fee with respect to the Yorkshire & Lexington Towers Whole Loan expected to exceed $1,000,000.
●	The related Non-Serviced Special Servicer under such other pooling and servicing agreement is expected to be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event is the liquidation fee with respect to the Yorkshire & Lexington Towers Whole Loan expected to exceed $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans— The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan” in this prospectus.

Servicing of the ILPT Logistics Portfolio Mortgage Loan

The ILPT Logistics Portfolio Mortgage Loan is being serviced pursuant to the ILPT 2022-LPFX TSA. The servicing terms of the ILPT 2022-LPFX TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the ILPT Logistics Portfolio Mortgage Loan that is to be calculated at 0.01375% per annum.
●	Upon the ILPT Logistics Portfolio Whole Loan becoming a specially serviced loan under the ILPT 2022-LPFX TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the ILPT Logistics Portfolio Whole Loan accruing at a rate equal to 0.15% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the ILPT Logistics Portfolio Whole Loan. The workout fee is subject to a cap of $1,000,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the ILPT Logistics Portfolio Whole Loan or the ILPT Logistics Portfolio Mortgaged Property. The liquidation fee is subject to a cap of $1,000,000.
●	The operating advisor under the ILPT 2022-LPFX TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the PSA. In particular, such operating
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advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the ILPT 2022-LPFX securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the ILPT 2022-LPFX securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the ILPT 2022-LPFX TSA will at any time be entitled to recommend the termination of the ILPT 2022-LPFX special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the ILPT 2022-LPFX TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the ILPT 2022-LPFX certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the ILPT 2022-LPFX certificateholders pursuant to a certificateholder vote.

●	The ILPT 2022-LPFX TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the ILPT 2022-LPFX TSA.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan”.

Servicing of The Summit Mortgage Loan

The Summit Mortgage Loan (1.6%) is being serviced pursuant to the SUMIT 2022-BVUE trust and servicing agreement. The servicing terms of the SUMIT 2022-BVUE trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the SUMIT 2022-BVUE trust and servicing agreement earns a primary servicing fee with respect to The Summit Mortgage Loan equal to 0.02500% per annum.
●	Upon The Summit Mortgage Loan becoming a specially serviced loan under SUMIT 2022-BVUE trust and servicing agreement, the related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000%.
●	The related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50000%.
●	The related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50000%.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Summit Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such

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request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS Morningstar has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“DBRS Morningstar”).

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Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

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In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the

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trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity, of which (A) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the Class VRR Certificates in exchange for the surrender of the Class VRR Certificates, and (B) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S or Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in June 2032 and the Village at Mitchell Ranch mortgage loan and/or CVS Pawtucket mortgage loan are still an asset or are still assets of the issuing entity, then any such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the Mortgage Loans as of the cut-off date). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of

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Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has

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determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

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(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or a short-term rating of “F1” by Fitch) and, if rated by DBRS Morningstar, “A” or such other rating with respect to which the Rating Agencies have

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provided a Rating Agency Confirmation; (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is at least “BBB(high)” by DBRS Morningstar provided that Computershare Trust Company, National Association will be deemed to have met the eligibility requirement in this clause (iii) so long as it maintains a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB” by any NRSRO or such other rating with respect to which DBRS Morningstar has provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Fifteen (15) Mortgaged Properties (18.8%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Sixteen (16) Mortgaged Properties (12.5%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be

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combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New Jersey. Six (6) Mortgaged Properties (11.4%) are located in New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally,

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the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges

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personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases

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have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to

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certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

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Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the

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then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not

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contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a

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lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a

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leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if

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certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the

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commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

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Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines,

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National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), which is expected to be the holder of the Class VRR Certificates and the expected initial Risk Retention Consultation Party.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Computershare Trust Company, National Association, the certificate administrator and custodian is also (i) the certificate administrator and custodian under the ILPT 2022-LPFX trust and servicing agreement, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced (ii) the certificate administrator and custodian under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (iii) the certificate administrator and custodian under the Benchmark 2022-B35 pooling and servicing agreement, pursuant to which the ExchangeRight Net Leased Portfolio #55 Whole Loan and the Bell Works Whole Loan are serviced, (iv) the certificate administrator and custodian under the BBCMS 2022-C15 pooling and servicing agreement, pursuant to which the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is serviced, (v) the certificate administrator and custodian under the SUMIT 2022-BVUE trust and servicing agreement, pursuant to which The Summit Whole Loan is serviced, (vi) the certificate administrator and custodian under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Moonwater Office Portfolio Whole Loan is serviced, (vii) the certificate administrator and custodian under the BBCMS 2021-C12 pooling and servicing agreement, pursuant to which the Hamilton Commons Whole Loan is serviced and (viii) anticipated to be the certificate administrator and custodian under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is expected to be serviced.

Midland is also (i) the master servicer and special servicer under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (ii) the master servicer under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Moonwater Office Portfolio Whole Loan is serviced, (iii) the master servicer under the BBCMS 2022-C15 pooling and servicing agreement, pursuant to which the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is serviced, and (iv) anticipated to be the master servicer under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is expected to be serviced. Midland will be the initial master servicer with respect to the 70 Hudson Street Whole Loan and the 3075 Olcott Whole Loan until each related servicing shift date. After each servicing shift date, each loan will be serviced by a yet to be named master servicer and special servicer under each related servicing shift pooling and servicing agreement.

As set forth on Annex A-1, PNC Bank, N.A., is the sole/largest tenant at the Mortgaged Properties identified as PNC Bank - Aurora (Galena), IL and PNC Bank - Clarendon Hills (Holmes), IL, which secure in part the ExchangeRight Net Leased Portfolio #55 Mortgage Loan. As set forth on Annex A-1, these Mortgaged Properties represent approximately 6.3% of the Mortgaged Properties securing the related Mortgage Loan, and approximately 0.2% of the Initial Pool Balance.

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Computershare Trust Company, National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under the ILPT 2022-LPFX trust and servicing agreement, pursuant to which the ILPT Logistics Portfolio Whole Loan is serviced, (ii) the trustee under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (iii) the trustee under the Benchmark 2022-B35 pooling and servicing agreement, pursuant to which the ExchangeRight Net Leased Portfolio #55 Whole Loan and the Bell Works Whole Loan are serviced, (iv) the trustee under the BBCMS 2022-C15 pooling and servicing agreement, pursuant to which the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is serviced, (v) the trustee under the SUMIT 2022-BVUE trust and servicing agreement, pursuant to which The Summit Whole Loan is serviced, (vi) the trustee under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Moonwater Office Portfolio Whole Loan is serviced, (vii) the trustee under the BBCMS 2021-C12 pooling and servicing agreement, pursuant to which the Hamilton Commons Whole Loan is serviced and (viii) anticipated to be the trustee under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is expected to be serviced.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the Hamilton Commons Whole Loan; (b) LNR Securities Holdings, LLC, the entity which is expected to hold approximately 55% in the Class S certificates and to act as the initial Directing Certificateholder under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder); (c) Starwood Mortgage Funding II LLC, the initial holder of certain of the Yorkshire & Lexington Towers Companion Loans, (d) Starwood Mortgage Funding III LLC, the initial holder of the Stockton Self Storage Portfolio Companion Loan, and (e) STWD CMBS Liquid Holdings LLC, the entity which is expected to purchase approximately 55% of each of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates and (f) STWD CMBS Venture Holdings LLC, the entity which is expected to purchase approximately 55% the Class J Certificates.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $97,897,879. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

LNR Partners is an affiliate of SMC, Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers Companion Loans, Starwood Mortgage Funding III LLC, the holder of the Stockton Self Storage Portfolio Companion Loan, and LNR Securities Holdings, LLC, the entity anticipated to be the initial Directing Certificateholder by its affiliate, STWD CMBS Venture Holdings LLC, which is anticipated to purchase approximately 55% of the Class J certificates. STWD Liquid Holdings LLC, also an affiliate of LNR Partners LLC and LNRSH is anticipated to purchase approximately 55% of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G and Class H Certificates, and may purchase other classes of certificates. LNR Securities Holdings, LLC is anticipated to acquire approximately 55% of the Class S certificates. LNR Partners or its affiliate assisted LNR Securities Holdings, LLC, STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings LLC (or their affiliates) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence of the Mortgage Pool. LNR Partners currently serves as special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the Hamilton Commons Whole Loan.

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Park Bridge Lender Services LLC is also: (i) the operating advisor and asset representations reviewer under the ILPT 2022-LPFX trust and servicing agreement pursuant to which the ILPT Logistics Portfolio Whole Loan will be serviced; (ii) the operating advisor and asset representations reviewer under the BBCMS 2022-C14 pooling and servicing agreement pursuant to which the 1888 Century Park East Whole Loan will be serviced; (iii) the operating advisor and asset representations reviewer under the Benchmark 2022-B35 pooling and servicing agreement pursuant to which the Exchange Right Net Leased Portfolio #55 Whole Loan and Bell Works Whole Loan will be serviced; and (iv) anticipated to be the operating advisor and asset representations reviewer under the CGCMT 2022-GC48 pooling and servicing agreement, pursuant to which the Yorkshire & Lexington Towers Whole Loan is expect to be serviced.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (9.0%).

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch currently holds six (6) of the 3075 Olcott Pari Passu Companion Loans and one (1) of the Phoenix Industrial Portfolio VIII Pari Passu Companion Loans. However, UBS AG, New York Branch intends to sell such Companion Loans in connection with one or more future securitizations.

NREC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for all Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $74,471,462. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

BSPRT is a sponsor, a mortgage loan seller and an originator.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a certain interim servicing agreement between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Pursuant to a certain interim servicing agreement between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans.

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See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during

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applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or

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lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the Class VRR Certificates, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates and the Class VRR Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$721,296,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$200,933,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$721,296,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$200,933,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and

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the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2022;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about June 28, 2022;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment

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experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	83%	83%	83%	83%	83%
June 2024	64%	64%	64%	64%	64%
June 2025	43%	43%	43%	43%	43%
June 2026	19%	19%	19%	19%	19%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.59	2.56	2.56	2.56	2.56

Percent of the Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.86	4.83	4.80	4.75	4.46

Percent of the Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.63	6.59	6.54	6.47	6.12

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Percent of the Maximum Initial Certificate Balance ($270,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	93%	93%	93%	93%	93%
June 2031	93%	93%	93%	93%	93%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.49	9.45	9.40	9.34	9.10

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($290,000,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031	100%	100%	100%	100%	100%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.83	9.79	9.56

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($560,000,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031	100%	100%	100%	100%	100%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.74	9.72	9.68	9.47

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	98%	98%	98%	98%	99%
June 2028	78%	78%	78%	78%	78%
June 2029	56%	56%	56%	56%	56%
June 2030	33%	33%	33%	33%	33%
June 2031	10%	10%	10%	10%	10%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.24	7.24	7.24	7.24	7.25

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031	100%	100%	100%	100%	100%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.88	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031	100%	100%	100%	100%	100%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.88	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031	100%	100%	100%	100%	100%
June 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.91	9.88	9.88	9.71
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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates and the regular interests that correspond in the aggregate to the Class VRR Certificates (excluding the right to receive Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the Class VRR Certificates will represent undivided beneficial interests in the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more

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than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eleven (11) of the Mortgaged Properties (collectively, 16.8%) securing or partially securing five (5) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing

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treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other

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than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Classcertificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Classcertificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

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Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this

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purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions

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attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated

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redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

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Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to residual interestholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively

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connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations

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Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class VRR and Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The

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same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Barclays Capital Inc.	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$
UBS Securities LLC	$	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$	$
Academy Securities, Inc.	$	$	$	$	$
Mischler Financial Group, Inc.	$	$	$	$	$
Total	$	$	$	$	$
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Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Mischler Financial Group, Inc.	$	$	$	$
Total	$	$	$	$
Underwriter	Class B	Class C
Barclays Capital Inc.	$	$
SG Americas Securities, LLC	$	$
UBS Securities LLC	$	$
Natixis Securities Americas LLC	$	$
Academy Securities, Inc.	$	$
Mischler Financial Group, Inc.	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2022, before deducting expenses payable by the depositor (such expenses estimated at $, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

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The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator and a mortgage loan seller, and an affiliate of Barclays Bank PLC, the expected initial Risk Retention Consultation Party and holder of the Class VRR Certificates (as a “majority-owned affiliate” of Barclays). SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the 3075 Olcott and Phoenix Industrial Portfolio VIII Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the 70 Hudson Street and Oak Ridge Office Park Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

(3)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(4)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(5)       the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF; and

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(6)       the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-04)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

With respect to the 1888 Century Park East Mortgage Loan (6.0%), persons who have an ongoing relationship with the California Public Employees’ Retirement System (CalPERS), which is a government

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plan, should note that such plan owns a 99% interest in the related borrower. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold certificates.

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an

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Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing

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Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in June 2055. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its

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financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSROs hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by those NRSROs for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	357
1986 Act	513
1996 Act	491
3
30/360 Basis	391
4
401(c) Regulations	530
7
70 Hudson Street Mortgage Loan	239
A
A/B Whole Loan	220
AB Modified Loan	403
Accelerated Mezzanine Loan Lender	350
Acceptable Insurance Default	406
Acting General Counsel’s Letter	145
Actual/360 Basis	205
Actual/360 Loans	380
ADA	493
Additional Exclusions	406
Administrative Cost Rate	333
ADR	154
Advances	376
Affirmative Asset Review Vote	442
Aggregate Available Funds	326
Aggregate Excess Prepayment Interest Shortfall	344
Aggregate Gain-on-Sale Entitlement Amount	327
Aggregate Principal Distribution Amount	334
Aggregate Principal Shortfall	335
ALTA	273
Annual Debt Service	154
Anticipated Repayment Date	205
AOCs	181
Appraisal Reduction Amount	400
Appraisal Reduction Event	398
Appraised Value	154
Appraised-Out Class	404
ARD	205
ARD Loan	205
Assessment of Compliance Report	472

Asset Representations Reviewer Asset Review Fee	397
Asset Representations Reviewer Fee	397
Asset Representations Reviewer Fee Rate	397
Asset Representations Reviewer Termination Event	447
Asset Representations Reviewer Upfront Fee	397
Asset Review	444
Asset Review Notice	443
Asset Review Quorum	443
Asset Review Report	445
Asset Review Report Summary	445
Asset Review Standard	444
Asset Review Trigger	441
Asset Review Vote Election	442
Asset Status Report	417
Assumed Final Distribution Date	342
Assumed Scheduled Payment	335
Attestation Report	472
Available Funds	327
B
Balloon or ARD LTV Ratio	158
Balloon or ARD Payment	158
Bankruptcy Code	69
Barclays	257
Barclays Data Tape	258
Barclays Holdings	257
Barclays Mortgage Loans	258
Barclays Review Team	258
Base Interest Fraction	341
BEA	179
Bell Works HTC Investor	201
Bell Works Master Lease	201
Bell Works Master Lessee	201
Bell Works Put Option	219
BHG	195
BHG Lease	195
BHG Parcel	195
Borrower Party	350
Borrower Party Affiliate	350
Breach Notice	366
BRRTS	179
BSPRT	285
BSPRT Data Tape	286
BSPRT Mortgage Loans	285
BSPRT Review Team	286

534

C
C(WUMP)O	19
Cash Flow Analysis	155
CB&I	182
CDTC	317
CERCLA	491
Certificate Administrator/Trustee Fee	396
Certificate Administrator/Trustee Fee Rate	396
Certificate Balance	324
Certificate Owners	359
Certificateholder	351
Certificateholder Quorum	450
Certificateholder Repurchase Request	459
Certificates	323
CFT	195
CFT Lease	195
CFT Parcel	195
Class A Certificates	323
Class A-SB Planned Principal Balance	336
Class VRR Certificates	320
Class X Certificates	323
Clearstream	358
Clearstream Participants	360
Closing Date	153, 256
CMBS	148, 307
COCR	182
Code	147, 511
Collateral Deficiency Amount	403
Collection Account	379
Collection Period	327
Communication Request	361
Companion Distribution Account	380
Companion Holder	220
Companion Holders	220
Companion Loan Rating Agency	220
Companion Loan(s)	151
Compensating Interest Payment	343
Computershare	317
Computershare Limited	317
Computershare Trust Company	316
Constant Prepayment Rate	502
Consultation Termination Event	431
Control Eligible Certificates	426
Control Note	220
Control Termination Event	431
Controlling Class	426
Controlling Class Certificateholder	426
Controlling Holder	220
Conversion	195
Corrected Loan	416
COVID Emergency	399
COVID Modification	399
COVID Modification Agreement	400
COVID Modified Loan	400

COVID-19	61
CPR	502
CPY	502
CREC	179
CREFC®	347
CREFC® Intellectual Property Royalty License Fee	398
CREFC® Intellectual Property Royalty License Fee Rate	398
CREFC® Reports	347
Cross-Over Date	331
CRR	128
CTS	317
Cumulative Appraisal Reduction Amount	403, 404
Cure/Contest Period	445
Cut-off Date	151
Cut-off Date Balance	155
Cut-off Date Loan-to-Value Ratio	156
Cut-off Date LTV Ratio	156
D
D or @%(#)	159
D or GRTR of @% or YM(#)	159
D or YM(#)	159
D(#)	159
DBRS Morningstar	307, 470
Debt Service Coverage Ratio	157
Defaulted Loan	422
Defeasance Deposit	209
Defeasance Loans	208
Defeasance Lock-Out Period	208
Defeasance Option	208
Definitive Certificate	358
Delinquent Loan	442
Depositaries	358
Determination Date	325
DHCR	168
Diligence File	364
Directing Certificateholder	425
Directing Certificateholder Approval Process	419
Disclosable Special Servicer Fees	396
Discount Rate	341
Dispute Resolution Consultation	462
Dispute Resolution Cut-off Date	461
Distribution Accounts	380
Distribution Date	325
Distribution Date Statement	347
Distributor	15
DISTRIBUTOR	16
DNREC	182
DNs	181
Dodd-Frank Act	150
DOL	528

535

DSCR	157
DTC	358
DTC Participants	358
DTC Rules	359
Due Date	204
Due Diligence Requirements	129
E
EDGAR	526
EEA	15
EEA Retail Investor	15
Effective Gross Income	155
Eligible Asset Representations Reviewer	446
Eligible Operating Advisor	437
Enforcing Party	460
Enforcing Servicer	460
ESA	178
Escrow/Reserve Mitigating Circumstances	262
EU Due Diligence Requirements	128
EU Institutional Investor	128
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Securitization Regulation	17
EU Transparency Requirements	129
Euroclear	358
Euroclear Operator	360
Euroclear Participants	360
EUWA	15, 17
Excess Interest	325
Excess Interest Distribution Account	380
Excess Modification Fee Amount	392
Excess Modification Fees	390
Exchange Act	256
Excluded Controlling Class Holder	349
Excluded Controlling Class Loan	350
Excluded Information	350
Excluded Loan	350
Excluded Plan	529
Excluded Special Servicer	450
Excluded Special Servicer Loan	450
Exemption	528
Exemption Rating Agency	528
F
FATCA	521
FDIA	144
FDIC	144
FIEL	21
Final Asset Status Report	419
Final Dispute Resolution Election Notice	462
Financial Market Publisher	352

Financial Promotion Order	18
FIRREA	145
Fitch	470
FPO Persons	18
FSMA	15, 17
G
Garn Act	492
GLA	157
Government Securities	206
grantor trust	56
Grantor Trust	325, 511
GRO	180
Ground Lease Parcel	177
Ground Tenant	171
GRTR of @% or YM(#)	160
H
Holmdel Township	220
HSTP Act	76
HTC	201
I
IDB	195
ILPT Logistics Portfolio A Notes	245
ILPT Logistics Portfolio Co-Lender Agreement	245
ILPT Logistics Portfolio Controlling Noteholder	248
ILPT Logistics Portfolio Major Decision	249
ILPT Logistics Portfolio Non-Controlling Noteholder	248
ILPT Logistics Portfolio Non-Lead Note	249
ILPT Logistics Portfolio Non-Lead Noteholder	249
ILPT Logistics Portfolio Subordinate Companion Loans	245
ILPT Logistics Portfolio Triggering Event of Default	248
Indirect Participants	358
Initial Delivery Date	417
Initial Pool Balance	151
Initial Rate	205
Initial Requesting Certificateholder	459
In-Place Cash Management	157
Institutional Investor	20
Institutional Investors	129
Insurance and Condemnation Proceeds	379
Intercreditor Agreement	220
Interest Accrual Amount	334
Interest Accrual Period	334

536

Interest Distribution Amount	334
Interest Reserve Account	380
Interest Shortfall	334
Interested Person	424
Investor Certification	351
IRS	146, 421
ISRA	181
J
Japanese Retention Requirement	21
JFSA	21
JRR Rule	21
K
KBRA	446
L
L(#)	159
Langan	181
Leasehold Condominium	171
Lennar	292
Liquidation Fee	392
Liquidation Fee Rate	393
Liquidation Proceeds	379
LMF	292
LMF Data Tape	297
LMF Mortgage Loans	292
LMF Review Team	296
LNR Partners	311
LNRSH	25
Loan Per Unit	157
Loan-Specific Directing Certificateholder	426
Local Law 97	94
Lock-out Period	206
Loss of Value Payment	368
Lower-Tier Regular Interests	511
lower-tier REMIC	56
Lower-Tier REMIC	325, 511
Lower-Tier REMIC Distribution Account	380
LTV Ratio	155
LTV Ratio at Maturity or Anticipated Repayment Date	158
LTV Ratio at Maturity or ARD	158
Lucent	181
M
MAI	369
Major Decision	427
MAS	20
Master Servicer Proposed Course of Action Notice	460

Material Defect	366
Maturity Date Balloon or ARD Payment	158
Midland	307
MiFID II	15, 16
MLPA	362
Modeling Assumptions	503
Modification Fees	391
Mortgage	152
Mortgage File	362
Mortgage Loans	151
Mortgage Note	152
Mortgage Pool	151
Mortgage Rate	334
Mortgaged Property	152
N
Natixis	298
Net Mortgage Rate	333
Net Operating Income	158
NFR	180
NI 33-105	22
NJDEP	181, 183
Non VRR Gain-on-Sale Remittance Amount	327
Non-Control Note	220
Non-Controlling Holder	221
Nonrecoverable Advance	377
Non-Serviced A/B Whole Loan	221
Non-Serviced Certificate Administrator	221
Non-Serviced Companion Loan	221
non-serviced companion loans	47
Non-Serviced Custodian	221
Non-Serviced Directing Certificateholder	221
Non-Serviced Master Servicer	221
non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	221
Non-Serviced Pari Passu Companion Loan	221
Non-Serviced Pari Passu Mortgage Loan	221
Non-Serviced Pari Passu Whole Loan	222
Non-Serviced PSA	222
Non-Serviced Special Servicer	222
Non-Serviced Trustee	222
non-serviced whole loan	47
Non-Serviced Whole Loan	222
Non-U.S. Person	521
Non-VRR Certificates	323
Non-VRR Gain-on-Sale Reserve Account	381
non-VRR percentage	38
Non-VRR Percentage	321

537

Non-VRR Principal Distribution Amount	335
Non-VRR Realized Loss	345
Note Holder Purchase Option Notice	244
Notional Amount	325
NRA	158
NRC	181
NREC	298
NREC Data Tape	299
NREC Deal Team	299
NREC Mortgage Loans	299
NRSRO	349
NRSRO Certification	352
O
O(#)	159
Occupancy As Of Date	159
Occupancy Rate	158
Offered Certificates	323
OH PILOT Agreement	202
OH PILOT Counterparty	202
OID	513
OID Regulations	514
OLA	145
Operating Advisor Consulting Fee	397
Operating Advisor Expenses	397
Operating Advisor Fee	396
Operating Advisor Fee Rate	397
Operating Advisor Standard	435
Operating Advisor Termination Event	438
Operating Advisor Upfront Fee	396
Operating Statements	163
Other Master Servicer	222
Other PSA	222
Other Special Servicer	222
P
P&I Advance	375
P&I Advance Date	375
PACE	219
Pads	164
PAHs	178
Pari Passu Companion Loan(s)	151
Pari Passu Mortgage Loan	222
Park Bridge Financial	318
Park Bridge Lender Services	318
Parking Garage Owner	185
Participants	358
Parties in Interest	527
Partner	183
partnership representative	520
Pass-Through Rate	332
Patriot Act	494
PCE	183

PCR	273
Percentage Interest	326
Periodic Payments	326
Permitted Investments	326, 381
Permitted Special Servicer/Affiliate Fees	396
PILOT	195
PIPs	184
Plans	527
PRC	19
Preliminary Dispute Resolution Election Notice	461
Prepayment Assumption	515
Prepayment Interest Excess	343
Prepayment Interest Shortfall	343
Prepayment Premium	342
Prepayment Provisions	159
Prime Rate	379
Principal Balance Certificates	323
Privileged Information	437
Privileged Information Exception	438
Privileged Person	349
Professional Investors	19
Prohibited Prepayment	344
Project	202
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	461
Proposed Course of Action Notice	460
Prospectus	19
PSA	323
PSA Party Repurchase Request	460
PTCE	530
Purchase Price	368
PVOCs	178
Q
Qualification Criteria	276, 287, 298
Qualified Replacement Special Servicer	451
Qualified Substitute Mortgage Loan	369
Qualifying CRE Loan Percentage	322
Queens Place Directing Holder	243
Queens Place Mortgaged Property	239
Queens Place Non-Trust Subordinate Companion Loan Control Appraisal Period	243
Queens Place Non-Trust Subordinate Companion Loan Holders	240
Queens Place Sequential Pay Event	241
Queens Place Whole Loan	239
R
RAC No-Response Scenario	470

538

RAOs	181
Rated Final Distribution Date	343
Rating Agencies	470
Rating Agency Confirmation	470
REA	74
Realized Losses	346
REC	178
Record Date	325
Registration Statement	526
Regular Certificates	323
Regular Interestholder	514
Regular Interests	511
Regulation AB	472
Reimbursement Rate	379
Related Proceeds	378
Release Date	208
Relevant Investor	20
Relevant Persons	18
Relief Act	493
Remaining Term to Maturity or ARD	160
REMIC	511
REO Account	381
REO Loan	337
REO Property	416
Repurchase Request	460
Requesting Certificateholder	462
Requesting Holders	404
Requesting Investor	361
Requesting Party	469
Required Credit Risk Retention Percentage	322
Requirements	494
Residual Certificates	323
Resolution Failure	460
Resolved	460
Restricted Group	528
Restricted Party	438
Retaining Sponsor	320
Review Materials	443
Revised Rate	205
RevPAR	160
Risk Retention Consultation Party	350
Risk Retention Requirements	129
ROFO	193
ROFR	193
Rooms	164
Rule 17g-5	352
S
S&P	307, 446, 470
Scheduled Principal Distribution Amount	335
SEC	256
Securities Act	472
Securitization Accounts	323, 381

Securitization Regulation	129
SEL	290
Senior Certificates	323
Serviced A/B Whole Loan	222
Serviced Companion Loan	222
serviced companion loans	47
serviced mortgage loan	47
Serviced Mortgage Loan	222
Serviced Pari Passu Companion Loan	222
Serviced Pari Passu Companion Loan Securities	454
Serviced Pari Passu Mortgage Loan	222
Serviced Pari Passu Whole Loan	223
serviced whole loan	47
Serviced Whole Loan	223
Servicer Termination Event	452
Servicing Advances	376
Servicing Fee	388
Servicing Fee Rate	388
Servicing Shift Companion Loan	223
servicing shift date	47
Servicing Shift Date	223
servicing shift master servicer	47
servicing shift mortgage loan	47
Servicing Shift Mortgage Loan	223
servicing shift pooling and servicing agreement	47
Servicing Shift PSA	223
servicing shift special servicer	47
servicing shift whole loan	47
Servicing Shift Whole Loan	223
Servicing Standard	374
Servicing Transfer Event	416
SF	160
SFA	20
SFO	19
SGFC Entities	270
SGNY	270
Similar Law	527
SMC	263
SMC Data Tape	264
SMC Mortgage Loans	263
SMC Review Team	264
SMMEA	531
Société Générale	269
Societe Generale Financial Corporation	269
Societe Generale Financial Corporation Data Tape	274
Societe Generale Financial Corporation Deal Team	274
Societe Generale Mortgage Loans	271
Special Servicer Decision	408
Special Servicing Fee	391
Special Servicing Fee Rate	391
Specially Serviced Loans	414

539

Sq. Ft.	160
Square Feet	160
SRAP	183
SRP	180
Standard Qualifications	2
Startup Day	512
Starwood	263
Stated Principal Balance	336
Structured Product	19
STWD	311
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	318
Subordinate Certificates	323
Subordinate Companion Loan	223
Subordinate Companion Loan(s)	151
Subsequent Asset Status Report	417
Sub-Servicing Agreement	374
SUMIT 2022-BVUE Securitization	250
SUMIT 2022-BVUE TSA	250
SVE	183
T
T-12	160
Term to Maturity	160
Termination Purchase Amount	474
Terms and Conditions	360
Tests	444
Tetra Tech	183
The Summit Co-Lender Agreement	250
The Summit Control Appraisal Period	255
The Summit Controlling Noteholder	253
The Summit Junior Notes	249
The Summit Major Decision	254
The Summit Master Servicer	250
The Summit Non-Controlling Note Holders	253
The Summit Non-Standalone Pari Passu Companion Loans	250
The Summit Noteholders	250
The Summit Notes	249
The Summit Pari Passu Companion Loans	250
The Summit Special Servicer	250
The Summit Standalone Companion Loans	250
The Summit Standalone Pari Passu Companion Loans	250
The Summit Subordinate Companion Loans	250
The Summit Trustee	251
The Summit Whole Loan	250
Title IV Financial Aid	69
Title V	493
TN PILOT Borrower	202
TN PILOT Lease	202

TN PILOT Lessor	202
TN PILOT Property	202
Total Operating Expenses	155
Treasury Regulations	511
TRIPRA	96
Trust	307
trust REMICs	56
Trust REMICs	325, 511
Trustee	316
TTM	160
U
U.S. Person	521
U/W DSCR	157
U/W Expenses	160
U/W NCF	160
U/W NCF Debt Yield	162
U/W NCF DSCR	157
U/W Net Cash Flow	160
U/W Net Operating Income	162
U/W NOI	162
U/W NOI Debt Yield	164
U/W NOI DSCR	164
U/W Revenues	164
UBS AG, New York Branch	23, 276
UBS AG, New York Branch Data Tape	278
UBS AG, New York Branch Deal Team	278
UBS AG, New York Branch Mortgage Loans	277
UBS Qualification Criteria	279
UBSRES	277
UCC	480
UK	15
UK Due Diligence Requirements	128
UK Institutional Investor	129
UK PRIIPS Regulation	16
UK Retail Investor	15
UK Securitization Regulation	17
UK Transparency Requirements	129
Underwriter Entities	119
Underwriting Agreement	523
Underwritten Debt Service Coverage Ratio	157
Underwritten Expenses	160
Underwritten NCF	160
Underwritten NCF Debt Yield	162
Underwritten Net Cash Flow	160
Underwritten Net Cash Flow Debt Service Coverage Ratio	157
Underwritten Net Operating Income	162
Underwritten Net Operating Income Debt Service Coverage Ratio	164
Underwritten NOI	162
Underwritten NOI Debt Yield	164

540

Underwritten Revenues	164
Units	164
Unscheduled Principal Distribution Amount	335
Unsolicited Information	444
Upper Unit	176
upper-tier REMIC	56
Upper-Tier REMIC	325, 511
Upper-Tier REMIC Distribution Account	380
V
VCP	182
Volcker Rule	150
Voting Rights	357
VRR Allocation Percentage	321
VRR Available Funds	320
VRR Gain-on-Sale Remittance Amount	327
VRR Gain-on-Sale Reserve Account	381
VRR Interest Distribution Amount	322
VRR Interest Rate	321
VRR percentage	38
VRR Percentage	320
VRR Principal Distribution Amount	322
VRR Realized Loss	321
VRR Realized Loss Interest Distribution Amount	322
W
WA MTCA	183
WAC Rate	333
WDNR	178
Weighted Average Mortgage Rate	164
weighted averages	165
Wells Fargo	317
Wells Fargo Bank	317
WFDTC	317
Whole Loan	151
Withheld Amounts	380
Workout Fee	392
Workout Fee Rate	392
Workout-Delayed Reimbursement Amount	379
WTNA	316
Y
Yield Maintenance Charge	342
YM(#)	159
Yorkshire & Lexington Towers A Notes	232, 239
Yorkshire & Lexington Towers B Note	232
Yorkshire & Lexington Towers Borrower Party	236

Yorkshire & Lexington Towers Co-Lender Agreement	233, 239
Yorkshire & Lexington Towers Control Appraisal Period	236
Yorkshire & Lexington Towers Lead Securitization Note	237
Yorkshire & Lexington Towers Lead Securitization Note Holder	235
Yorkshire & Lexington Towers Major Decision	238
Yorkshire & Lexington Towers Mortgage Loan	232
Yorkshire & Lexington Towers Non-Controlling Note	238
Yorkshire & Lexington Towers Non-Controlling Noteholder	238
Yorkshire & Lexington Towers Non-Lead Note	238
Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative	238
Yorkshire & Lexington Towers Note A Holder	232, 239
Yorkshire & Lexington Towers Note A Holders	232, 239
Yorkshire & Lexington Towers Note A Percentage Interest	235
Yorkshire & Lexington Towers Note A Rate	235
Yorkshire & Lexington Towers Note A-4 Holder	235
Yorkshire & Lexington Towers Note B Holder	233, 239
Yorkshire & Lexington Towers Note B Percentage Interest	235
Yorkshire & Lexington Towers Note B Rate	235
Yorkshire & Lexington Towers Note B-1 Holder	235
Yorkshire & Lexington Towers Note B-2 Holder	235
Yorkshire & Lexington Towers Notes	232
Yorkshire & Lexington Towers Pari Passu Companion Loans	232, 239
Yorkshire & Lexington Towers Restricted Holder	237
Yorkshire & Lexington Towers Senior Notes	232, 239
Yorkshire & Lexington Towers Subordinate Companion Loan	232, 239
Yorkshire & Lexington Towers Subordinate Companion Loan Holder	233, 239
Yorkshire & Lexington Towers Triggering Event of Default	235

541

Yorkshire & Lexington Towers Whole Loan	233

Yorkshire & Lexington Towers Workout	234

542

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code
								1	25
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	7.0%		SGFC	SGFC	NAP	NAP	Various	Houston	Harris	TX	Various
1.01	Property		1	Providence at Memorial	2.1%	29.6%					1370 Afton Street	Houston	Harris	TX	77055
1.02	Property		1	Diamond Hill	1.4%	20.1%					9411 Westheimer Road	Houston	Harris	TX	77063
1.03	Property		1	Casa Del Mar	1.4%	19.6%					2431 FM 1960 West	Houston	Harris	TX	77068
1.04	Property		1	Sedona Pointe	1.2%	17.7%					311 Highland Cross Drive	Houston	Harris	TX	77073
1.05	Property		1	Buena Vista	0.9%	13.0%					2402 Bammelwood Drive	Houston	Harris	TX	77014
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	6.0%		SMC, BMO, CREFI	SMC	NAP	NAP	Various	New York	New York	NY	Various
2.01	Property		1	Yorkshire Towers	5.2%	86.1%					305 East 86th Street	New York	New York	NY	10028
2.02	Property		1	Lexington Towers	0.8%	13.9%					160 East 88th Street	New York	New York	NY	10128
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	6.0%	100.0%	Barclays	Barclays	NAP	NAP	1888 Century Park East	Los Angeles	Los Angeles	CA	90067
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	6.0%	100.0%	UBS AG	UBS AG	NAP	NAP	3075 Olcott Street	Santa Clara	Santa Clara	CA	95054
5	Loan	12, 16, 24	1	70 Hudson Street	4.4%	100.0%	Natixis	Natixis	NAP	NAP	70 Hudson Street	Jersey City	Hudson	NJ	07302
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	3.8%		CREFI, BCREI	Barclays	NAP	NAP	Various	Various	Various	Various	Various
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.4%	9.6%					15047 Airline Highway	Prairieville	Ascension	LA	70769
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.4%	9.3%					640 East Main Street	Sun Prairie	Dane	WI	53590
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	8.8%					1810 Harlem Road	Loves Park	Winnebago	IL	61111
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	8.6%					224 West Main Street	Thibodaux	Terrebonne	LA	70301
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	8.3%					6411 West Park Avenue	Houma	Terrebonne	LA	70364
6.06	Property		1	Publix - Decatur (Point), AL	0.2%	5.8%					2934 Point Mallard Parkway Southeast	Decatur	Morgan	AL	35603
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	5.0%					300 Holmes Avenue	Clarendon Hills	DuPage	IL	60514
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	4.7%					1201 Parkview Drive	New Iberia	Iberia	LA	70563
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	4.3%					2310 South Union Street	Opelousas	Saint Landry	LA	70570
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.2%	4.2%					2500 Archbishop Philip M. Hannan Boulevard	Meraux	Saint Bernard	LA	70075
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	3.6%					1498 Opelika Road	Auburn	Lee	AL	36830
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	2.5%					230 West Pike Street	Clarksburg	Harrison	WV	26301
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	2.0%					1155 Fuller Avenue Northeast	Grand Rapids	Kent	MI	49503
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	1.8%					416 Commerce Drive	Madison	Dane	WI	53719
6.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	1.7%					26 North Avenue	Northlake	Cook	IL	60164
6.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	1.6%					1351 North Jackson Street	Tullahoma	Coffee	TN	37388
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	1.5%					9600 East Ogden Avenue	La Grange	Cook	IL	60525
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.1%	1.4%					1100 West Devon Avenue	Elk Grove Village	Cook	IL	60007
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.1%	1.3%					702 East 5th Street	Marysville	Union	OH	43040
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.1%	1.3%					3200 Bold Forbes Way	Owensboro	Daviess	KY	42303
6.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	1.3%					1977 West Galena Boulevard	Aurora	Kane	IL	60506
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	1.2%					901 Ogden Avenue	Downers Grove	DuPage	IL	60515
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	1.1%					1841 Bailey Road	Cuyahoga Falls	Summit	OH	44221
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	1.1%					1079 Sabattus Street	Lewiston	Androscoggin	ME	04240
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	1.0%					8500 West Dempster Street	Niles	Cook	IL	60714
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	1.0%					1507 Rand Road	Des Plaines	Cook	IL	60016
6.27	Property		1	Dollar General - Odessa (University), TX	0.0%	0.9%					10521 West University Boulevard	Odessa	Ector	TX	79764
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	0.9%					2000 Main Street	Weber City	Scott	VA	24290
6.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	0.8%					4405 East Highway 199	Springtown	Parker	TX	76082
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	0.8%					702 West Marketview Drive	Champaign	Champaign	IL	61822
6.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	0.7%					514 North Saginaw Street	Holly	Oakland	MI	48442
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	0.7%					1620 Sheffield Avenue	Dyer	Lake	IN	46311
6.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	0.7%					9604 University Avenue	Lubbock	Lubbock	TX	79423
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	0.6%					1620 Marsh Road	Wilmington	New Castle	DE	19803
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	3.7%	100.0%	CREFI, BMO, BCREI	Barclays	NAP	NAP	101 Crawfords Corner Road	Holmdel	Monmouth	NJ	07733
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	3.7%		UBS AG, CREFI, BANA, BMO, and MSBNA	UBS AG	NAP	NAP	Various	Various	Various	Various	Various
8.01	Property		1	4000 Principio Parkway	0.5%	12.3%					4000 Principio Parkway East	North East	Cecil	MD	21901
8.02	Property		1	2020 Joe B. Jackson Parkway	0.4%	11.1%					2020 Joe B. Jackson Parkway	Murfreesboro	Rutherford	TN	37127
8.03	Property		1	1901 Meadowville Technology Parkway	0.4%	10.7%					1901 Meadowville Technology Parkway	Chester	Chesterfield	VA	23836
8.04	Property		1	52 Pettengill Road	0.4%	10.4%					52 Pettengill Road	Londonderry	Rockingham	NH	03053
8.05	Property		1	510 John Dodd Road	0.4%	10.3%					510 John Dodd Road	Spartanburg	Spartanburg	SC	29303
8.06	Property		1	309 Dulty's Lane	0.3%	9.2%					309 Dulty's Lane	Burlington	Burlington	NJ	08016
8.07	Property		1	5300 Centerpoint Parkway	0.2%	5.3%					5300 Centerpoint Parkway	Groveport	Franklin	OH	43125
8.08	Property		1	17001 West Mercury Street	0.2%	4.7%					17001 Mercury Street	Gardner	Johnson	KS	66030
8.09	Property		1	725 Darlington Avenue	0.2%	4.3%					725 Darlington Avenue	Mahwah	Bergen	NJ	07430
8.10	Property		1	10100 89th Avenue N	0.1%	3.7%					10100 89th Avenue North	Maple Grove	Hennepin	MN	55369
8.11	Property		1	7303 Rickenbacker Parkway West	0.1%	3.1%					7303 Rickenbacker Parkway West	Columbus	Franklin	OH	43217
8.12	Property		1	4836 Hickory Hill Road	0.1%	3.0%					4836 Hickory Hill Road	Memphis	Shelby	TN	38141
8.13	Property		1	7000 West Post Road	0.1%	2.8%					7000 West Post Road	Las Vegas	Clark	NV	89113
8.14	Property		1	3201 Bearing Drive	0.1%	2.8%					3201 Bearing Drive	Franklin	Johnson	IN	46131
8.15	Property		1	900 Commerce Parkway West Drive	0.1%	2.4%					900 Commerce Parkway West Drive	Greenwood	Johnson	IN	46143
8.16	Property		1	6825 West County Road 400 North	0.1%	2.3%					6825 West County Road 400 North	Greenfield	Hancock	IN	46140
8.17	Property		1	951 Trails Road	0.1%	1.6%					951 Trails Road	Eldridge	Scott	IA	52748
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	3.2%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	Various	Various
9.01	Property		1	West Mifflin, PA	1.1%	35.1%					1200 Lebanon Road	West Mifflin	Allegheny	PA	15122
9.02	Property		1	Church Hill, TN	0.8%	26.3%					121 Kingsport Press Lane	Church Hill	Hawkins	TN	37642
9.03	Property		1	Mossville, IL	0.6%	18.0%					2314 East Wilkens Drive	Mossville	Peoria	IL	61523
9.04	Property		1	Eldon, MO	0.5%	15.1%					1401 East North Street	Eldon	Miller	MO	65026
9.05	Property		1	Kingsport, TN	0.2%	5.5%					2497 Sherwood Road	Kingsport	Hawkins	TN	37664
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	3.1%		SMC	SMC	NAP	NAP	Various	Various	Various	Various	Various
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	0.8%	25.3%					51 Midway Drive and 753 Patrick Point Drive	Trinidad	Humboldt	CA	95570
10.02	Property		1	Hacienda RV Resort	0.6%	18.7%					740 Stern Drive	Las Cruces	Dona Ana	NM	88005
10.03	Property		1	Gardena MHC & Apts	0.5%	15.6%					13801 South Vermont Avenue	Gardena	Los Angeles	CA	90247
10.04	Property		1	Fairmont MHC	0.4%	11.8%					1465 Remount Road, 1482 Sumner Avenue and 1116 Berkeley Street	North Charleston	Charleston and Berkeley	SC	29406
10.05	Property		1	Gansett MHC	0.3%	9.4%					40 Taylor Drive	Rumford	Providence	RI	02916
10.06	Property		1	Elsinore Hills RV Park	0.3%	8.5%					18860 Dexter Avenue	Lake Elsinore	Riverside	CA	92532
10.07	Property		1	Flying A MHC	0.2%	6.3%					165 South Main Street	Red Bluff	Tehama	CA	96080
10.08	Property		1	Golden Arrow MHC	0.1%	4.4%					10838 Vernon Avenue	Ontario	San Bernardino	CA	91762
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	2.8%	100.0%	Barclays	Barclays	NAP	NAP	8905 Belair Road	Perry Hall	Baltimore	MD	21236
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	2.8%	100.0%	BSPRT	BSPRT	NAP	NAP	1265 Interstate Drive	Cookeville	Putnam	TN	38501
13	Loan	11, 16	1	Village at Mitchell Ranch	2.6%	100.0%	BSPRT	BSPRT	NAP	NAP	3139 Little Road	New Port Richey	Pasco	FL	34655
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	2.6%		Barclays, CREFI	Barclays	NAP	NAP	Various	New Castle	New Castle	DE	19804
14.01	Property		1	350 Anchor Mill Road	0.5%	18.7%					350 Anchor Mill Road	New Castle	New Castle	DE	19804

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code
								1	25
14.02	Property		1	301 Anchor Mill Road	0.3%	13.4%					301 Anchor Mill Road	New Castle	New Castle	DE	19804
14.03	Property		1	400 Ships Landing Way	0.3%	11.2%					400 Ships Landing Way	New Castle	New Castle	DE	19804
14.04	Property		1	800 Ships Landing Way	0.3%	10.4%					800 Ships Landing Way	New Castle	New Castle	DE	19804
14.05	Property		1	6 Dockview	0.2%	9.3%					6 Dock View Drive	New Castle	New Castle	DE	19804
14.06	Property		1	501 Ships Landing Way	0.2%	7.0%					501 Ships Landing Way	New Castle	New Castle	DE	19804
14.07	Property		1	250 Anchor Mill Road	0.1%	5.6%					250 Anchor Mill Road	New Castle	New Castle	DE	19804
14.08	Property		1	10 Dockview Drive	0.1%	4.6%					10 Dock View Drive	New Castle	New Castle	DE	19804
14.09	Property		1	7 - 23 Harborview Drive	0.1%	4.2%					7-23 Harbor View Drive	New Castle	New Castle	DE	19804
14.10	Property		1	200 Anchor Mill Road	0.1%	4.1%					200 Anchor Mill Road	New Castle	New Castle	DE	19804
14.11	Property		1	300 Anchor Mill Road	0.1%	3.9%					300 Anchor Mill Road	New Castle	New Castle	DE	19804
14.12	Property		1	27 - 55 Harborview Drive	0.1%	3.7%					27-55 Harbor View Drive	New Castle	New Castle	DE	19804
14.13	Property		1	100 Ships Landing	0.1%	2.2%					100 Ships Landing Way	New Castle	New Castle	DE	19804
14.14	Property		1	600 Ships Landing Way	0.0%	1.8%					600 Ships Landing Way	New Castle	New Castle	DE	19804
15	Loan	6, 12	6	Stockton Self Storage Portfolio	2.3%		SMC	SMC	NAP	NAP	Various	Various	Various	CA	Various
15.01	Property		1	Airport Road Self Storage	0.8%	36.7%					1604 Airport Road	Rio Vista	Solano	CA	94571
15.02	Property		1	Morada Self Storage	0.4%	19.5%					10200 North State Route 99 East Frontage Road	Stockton	San Joaquin	CA	95212
15.03	Property		1	Highway 88 Self Storage	0.3%	13.1%					12941 Blossom Court	Lockeford	San Joaquin	CA	95237
15.04	Property		1	Beckman Road Industrial	0.3%	12.8%					850 Thurman Street a/k/a 500 South Beckman Road	Lodi	San Joaquin	CA	95240
15.05	Property		1	Highway 99 Self Storage	0.2%	10.8%					935 Simmerhorn Road	Galt	Sacramento	CA	95632
15.06	Property		1	Eight Mile Road Self Storage	0.2%	7.2%					10910 North Highway 99	Lodi	San Joaquin	CA	95240
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	2.2%		SMC	SMC	NAP	NAP	Various	Various	Harris	TX	Various
16.01	Property		1	Deerfield Apartments	1.1%	51.9%					10001 Club Creek Drive	Houston	Harris	TX	77036
16.02	Property		1	Courtyard Apartments	1.1%	48.1%					402 Garner Road	Pasadena	Harris	TX	77502
17	Loan	6, 10	3	ABC Mini Storage Portfolio	2.1%		SGFC	SGFC	NAP	NAP	Various	Various	Spokane	WA	Various
17.01	Property		1	ABC Mini Storage - West	0.9%	41.2%					7726 West Highway 2	Spokane	Spokane	WA	99224
17.02	Property		1	ABC Mini Storage - Valley	0.7%	35.3%					11506 East Indiana Road	Spokane Valley	Spokane	WA	99206
17.03	Property		1	ABC Mini Storage - North	0.5%	23.6%					11122 North Newport Highway	Spokane	Spokane	WA	99218
18	Loan	20, 23	1	Sawmill Plaza	1.8%	100.0%	LMF	LMF	NAP	NAP	2643 Sawmill Place Boulevard	Columbus	Franklin	OH	43235
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	1.7%	100.0%	SGFC	SGFC	NAP	NAP	16611-16629 Dove Canyon Road	San Diego	San Diego	CA	92127
20	Loan	1, 6, 19, 23	2	The Summit	1.6%		Barclays, GSBI	Barclays	NAP	NAP	Various	Bellevue	King	WA	98004
20.01	Property		1	Summit 1, 2	0.9%	55.8%					355 110th Avenue Northeast & 10885 Northeast 4th Street	Bellevue	King	WA	98004
20.02	Property		1	Summit 3	0.7%	44.2%					320 108th Avenue Northeast	Bellevue	King	WA	98004
21	Loan	10, 19, 20	1	Hamilton Commons	1.6%	100.0%	SGFC	SGFC	NAP	NAP	190 Hamilton Commons	Mays Landing	Atlantic	NJ	08330
22	Loan	15, 19	1	Church Ranch Corporate Center	1.5%	100.0%	Barclays	Barclays	NAP	NAP	10170 Church Ranch Way	Westminster	Jefferson	CO	80021
23	Loan	6, 12, 19	2	Oak Ridge Office Park	1.5%		Natixis	Natixis	NAP	NAP	Various	Oak Ridge	Anderson	TN	37830
23.01	Property		1	Oak Ridge Technical Center	1.1%	72.8%					1009, 1055, 1060, 1087, 1093, 1099 Commerce Park Drive	Oak Ridge	Anderson	TN	37830
23.02	Property		1	Oak Ridge Corporate Center	0.4%	27.2%					151 Lafayette Drive	Oak Ridge	Anderson	TN	37830
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	1.4%	100.0%	SGFC	SGFC	NAP	NAP	6677-6805 Beatrice Drive	Kalamazoo	Kalamazoo	MI	49009
25	Loan	6	2	Corpus Christi Portfolio	1.3%		Barclays	Barclays	NAP	NAP	Various	Corpus Christi	Nueces	TX	78411
25.01	Property		1	The Staybridge Suites	0.7%	54.5%					5201 Oakhurst Drive	Corpus Christi	Nueces	TX	78411
25.02	Property		1	The Holiday Inn Express & Suites	0.6%	45.5%					5213 Oakhurst Drive	Corpus Christi	Nueces	TX	78411
26	Loan	15, 19	1	Rosedale & Soundview	1.2%	100.0%	UBS AG	UBS AG	NAP	NAP	829-849 Soundview Avenue and 831 Rosedale Avenue	Bronx	Bronx	NY	10473
27	Loan	15	1	Panther Lake Shopping Center	1.2%	100.0%	Barclays	Barclays	NAP	NAP	20500-20632 108th Avenue Southeast	Kent	King	WA	98031
28	Loan		1	Biotrial Medical Center	1.2%	100.0%	LMF	LMF	NAP	NAP	99-117 Newark Street	Newark	Essex	NJ	07103
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	1.2%		Barclays, CREFI	Barclays	NAP	NAP	Various	Las Vegas	Clark	NV	Various
29.01	Property		1	6543 Las Vegas Boulevard South	0.5%	39.3%					6543 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119
29.02	Property		1	6226 West Sahara Avenue	0.3%	23.8%					6226 West Sahara Avenue	Las Vegas	Clark	NV	89146
29.03	Property		1	10190 Covington Cross Drive	0.1%	11.5%					10190 Covington Cross Drive	Las Vegas	Clark	NV	89144
29.04	Property		1	1450 Center Crossing Road	0.1%	11.4%					1450 Center Crossing Road	Las Vegas	Clark	NV	89144
29.05	Property		1	6551 Las Vegas Boulevard South	0.1%	8.0%					6551 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119
29.06	Property		1	9901-9921 Covington Cross Drive	0.1%	6.0%					9901-9921 Covington Cross Drive	Las Vegas	Clark	NV	89144
30	Loan	15, 19	1	Magnolia Square	1.2%	100.0%	Barclays	Barclays	NAP	NAP	1729-1755 Martin Luther King Junior Boulevard	Houma	Terrebonne	LA	70360
31	Loan	15, 19, 28	1	Nona Commons	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP	10727 & 10743 Narcoossee Road	Orlando	Orange	FL	32832
32	Loan	16, 19	1	Walgreens - St Paul	1.0%	100.0%	Barclays	Barclays	NAP	NAP	2099 Ford Parkway	Saint Paul	Ramsey	MN	55116
33	Loan	6	2	Aragona Retail Portfolio	1.0%		SMC	SMC	NAP	NAP	Various	Macomb	Macomb	MI	Various
33.01	Property		1	Macomb Centre Plaza	0.7%	76.4%					51300-51336 Romeo Plank Road	Macomb	Macomb	MI	48042
33.02	Property		1	River Park Plaza	0.2%	23.6%					46850-46922 Romeo Plank Road	Macomb	Macomb	MI	48044
34	Loan	15	1	Centennial Plaza	0.9%	100.0%	BSPRT	BSPRT	NAP	NAP	1401-1455 West Lake Street	Addison	DuPage	IL	60101
35	Loan	17	1	Great American Self Storage	0.9%	100.0%	SGFC	SGFC	NAP	NAP	74 Loloku Street	Kailua Kona	Hawaii	HI	96740
36	Loan	15, 19, 21	1	South Valley Center	0.9%	100.0%	Barclays	Barclays	NAP	NAP	8231, 8233, 8239 & 8243 East Stockton Boulevard	Sacramento	Sacramento	CA	95828
37	Loan	13, 19	1	127 8th Avenue Leased Fee	0.9%	100.0%	LMF	LMF	NAP	NAP	127-137 8th Avenue	New York	New York	NY	10011
38	Loan	10, 30	1	Go Store It Crossville	0.8%	100.0%	SGFC	SGFC	NAP	NAP	1872 West Avenue	Crossville	Cumberland	TN	38555
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	0.8%	100.0%	Barclays	Barclays	NAP	NAP	965 Frankford Avenue	Philadelphia	Philadelphia	PA	19125
40	Loan	16, 19	1	Home2 Suites Bedford	0.8%	100.0%	SMC	SMC	NAP	NAP	1916 Forest Ridge Drive	Bedford	Tarrant	TX	76021
41	Loan	13, 16, 32	1	Edwards Landing Apartments	0.8%	100.0%	BSPRT	BSPRT	NAP	NAP	3171 Morning Dew Lane	Fort Pierce	St. Lucie	FL	34981
42	Loan		1	Holiday Inn Express - Memphis, TN	0.6%	100.0%	Barclays	Barclays	NAP	NAP	3411 Elvis Presley Boulevard	Memphis	Shelby	TN	38116
43	Loan	19	1	Shops at The Domain	0.6%	100.0%	LMF	LMF	NAP	NAP	3310 West Braker Lane	Austin	Travis	TX	78758
44	Loan	16, 30	1	275 Commerce	0.6%	100.0%	SMC	SMC	NAP	NAP	275 Commerce Drive	Fort Washington	Montgomery	PA	19034
45	Loan	11, 19	1	CVS Pawtucket	0.5%	100.0%	LMF	LMF	NAP	NAP	835 Newport Avenue	Pawtucket	Providence	RI	02861
46	Loan	5, 19	1	Candlewood Suites Elgin	0.5%	100.0%	SGFC	SGFC	NAP	NAP	1780 Capital Street	Elgin	Kane	IL	60124
47	Loan		1	Load and Lock Self Storage	0.5%	100.0%	Barclays	Barclays	Group B	NAP	4425 South U.S. Highway 85 87	Colorado Springs	El Paso	CO	80911
48	Loan	15	1	Hartsville Crossing	0.5%	100.0%	UBS AG	UBS AG	NAP	NAP	1407-1495 Retail Row	Hartsville	Darlington	SC	29550
49	Loan		1	Washington MHC Portfolio	0.5%	100.0%	LMF	LMF	NAP	NAP	201 Coe Road, 102 East California Street, 401 Moxee Avenue, 1507 South Fair Street and 9890 U.S. Highway 12	Wapato, Union Gap, Naches and Yakima	Yakima	WA	98951, 98903, 98937, 98901
50	Loan	20	1	5400-5450 W. Atlantic Blvd	0.4%	100.0%	Barclays	Barclays	NAP	NAP	5400-5450 West Atlantic Boulevard	Margate	Broward	FL	33063
51	Loan	19	1	Walgreens McDonough	0.4%	100.0%	LMF	LMF	Group A	NAP	204 Jonesboro Road	McDonough	Henry	GA	30253
52	Loan	16	1	701 Van Duzer Street	0.4%	100.0%	SMC	SMC	NAP	NAP	701 Van Duzer Street	Staten Island	Richmond	NY	10304
53	Loan	20	1	Marymoor Self Storage	0.4%	100.0%	LMF	LMF	NAP	NAP	6065 East Lake Sammamish Parkway Northeast	Redmond	King	WA	98052
54	Loan		1	28818 Cinco Ranch	0.4%	100.0%	SMC	SMC	NAP	NAP	28818 Cinco Ranch Boulevard	Katy	Fort Bend	TX	77494
55	Loan	16	1	The Storage Depot	0.3%	100.0%	SMC	SMC	NAP	NAP	483 Washington Avenue	North Haven	New Haven	CT	06473
56	Loan	19	1	Walgreens Plainfield	0.3%	100.0%	LMF	LMF	Group A	NAP	4822 Caton Farm Road	Plainfield	Will	IL	60586
57	Loan	16	1	CVS Fourth Street	0.3%	100.0%	SMC	SMC	NAP	NAP	1049 West 4th Street	Mansfield	Richland	OH	44906
58	Loan	19	1	Walgreens House Springs	0.2%	100.0%	LMF	LMF	Group A	NAP	4535 Hunter Lane	House Springs	Jefferson	MO	63051
59	Loan		1	Inner Space Storage	0.1%	100.0%	Barclays	Barclays	Group B	NAP	502 Twin Bridges Road	Alexandria	Rapides	LA	71303
60	Loan	2	1	Lamplighter MHC	0.1%	100.0%	LMF	LMF	NAP	NAP	426 Linda Drive	San Marcos	Hays	TX	78666

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
					2	2			3			6, 7	6, 7	6, 7		8
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	Multifamily	Garden	Various	NAP	1,558	Units	48,780.49	76,000,000	76,000,000	76,000,000	6.30700%	0.01148%	6.29552%
1.01	Property		1	Providence at Memorial	Multifamily	Garden	1971	NAP	321	Units		22,466,000	22,466,000	22,466,000
1.02	Property		1	Diamond Hill	Multifamily	Garden	1968	NAP	305	Units		15,312,600	15,312,600	15,312,600
1.03	Property		1	Casa Del Mar	Multifamily	Garden	1978	NAP	354	Units		14,873,486	14,873,486	14,873,486
1.04	Property		1	Sedona Pointe	Multifamily	Garden	1979	NAP	352	Units		13,446,669	13,446,669	13,446,669
1.05	Property		1	Buena Vista	Multifamily	Garden	1980	NAP	226	Units		9,901,245	9,901,245	9,901,245
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	Multifamily	High Rise	Various	Various	808	Units	393,564.36	65,000,000	65,000,000	65,000,000	3.04000%	0.01148%	3.02852%
2.01	Property		1	Yorkshire Towers	Multifamily	High Rise	1964	2014, 2022	681	Units		55,938,155	55,938,155	55,938,155
2.02	Property		1	Lexington Towers	Multifamily	High Rise	1963	2014	127	Units		9,061,845	9,061,845	9,061,845
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	Office	CBD	1970	2016	502,510	SF	398.00	65,000,000	65,000,000	65,000,000	2.64050%	0.01148%	2.62902%
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	Office	Suburban	2022	NAP	246,606	SF	575.82	65,000,000	65,000,000	65,000,000	5.10000%	0.01148%	5.08852%
5	Loan	12, 16, 24	1	70 Hudson Street	Office	CBD	2002	2018	431,281	SF	278.24	48,000,000	48,000,000	48,000,000	3.19200%	0.01148%	3.18052%
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	Retail	Single Tenant	Various	Various	747,953	SF	138.91	41,560,000	41,560,000	41,560,000	4.58000%	0.01148%	4.56852%
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	Retail	Single Tenant	2017	NAP	41,917	SF		3,970,000	3,970,000	3,970,000
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	Retail	Single Tenant	2009	NAP	61,048	SF		3,854,000	3,854,000	3,854,000
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	Retail	Single Tenant	1998	NAP	142,357	SF		3,672,000	3,672,000	3,672,000
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	Retail	Single Tenant	2015	NAP	42,311	SF		3,562,000	3,562,000	3,562,000
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	Retail	Single Tenant	2016	NAP	44,237	SF		3,466,400	3,466,400	3,466,400
6.06	Property		1	Publix - Decatur (Point), AL	Retail	Single Tenant	2018	NAP	45,600	SF		2,426,000	2,426,000	2,426,000
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	Retail	Single Tenant	1986	NAP	15,896	SF		2,089,600	2,089,600	2,089,600
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	Retail	Single Tenant	2016	NAP	41,952	SF		1,972,000	1,972,000	1,972,000
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	Retail	Single Tenant	2016	NAP	43,240	SF		1,798,000	1,798,000	1,798,000
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	Retail	Single Tenant	2016	NAP	42,311	SF		1,756,000	1,756,000	1,756,000
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	Retail	Single Tenant	2009	NAP	13,253	SF		1,504,000	1,504,000	1,504,000
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	Retail	Single Tenant	1966	NAP	43,500	SF		1,027,600	1,027,600	1,027,600
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	Retail	Single Tenant	2000	NAP	10,965	SF		836,000	836,000	836,000
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	Retail	Single Tenant	1994	NAP	16,240	SF		729,200	729,200	729,200
6.15	Property		1	U.S. Bank - Northlake (North), IL	Retail	Single Tenant	1961	NAP	5,300	SF		692,000	692,000	692,000
6.16	Property		1	CVS - Tullahoma (Jackson), TN	Retail	Single Tenant	1997	NAP	9,600	SF		660,800	660,800	660,800
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	Retail	Single Tenant	1997	NAP	3,000	SF		617,600	617,600	617,600
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	Retail	Single Tenant	1977	NAP	4,250	SF		585,200	585,200	585,200
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	Retail	Single Tenant	2022	NAP	3,500	SF		556,000	556,000	556,000
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	Retail	Single Tenant	2021	NAP	7,150	SF		551,600	551,600	551,600
6.21	Property		1	PNC Bank - Aurora (Galena), IL	Retail	Single Tenant	1976	NAP	5,000	SF		537,600	537,600	537,600
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	Retail	Single Tenant	1954	2007	10,500	SF		502,800	502,800	502,800
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	Retail	Single Tenant	2014	NAP	8,353	SF		473,200	473,200	473,200
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	Retail	Single Tenant	2014	NAP	9,026	SF		436,800	436,800	436,800
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	Retail	Single Tenant	1978	NAP	5,477	SF		414,800	414,800	414,800
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	Retail	Single Tenant	1967	2019	8,300	SF		404,400	404,400	404,400
6.27	Property		1	Dollar General - Odessa (University), TX	Retail	Single Tenant	2013	NAP	9,026	SF		365,200	365,200	365,200
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	Retail	Single Tenant	1958	2013	9,495	SF		364,400	364,400	364,400
6.29	Property		1	Dollar General- Springtown (Highway), TX	Retail	Single Tenant	2014	NAP	9,026	SF		327,600	327,600	327,600
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	Retail	Single Tenant	1989	2012	4,884	SF		320,800	320,800	320,800
6.31	Property		1	Dollar General - Holly (Saginaw), MI	Retail	Single Tenant	1950	2014	10,736	SF		289,600	289,600	289,600
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	Retail	Single Tenant	2006	NAP	9,014	SF		284,400	284,400	284,400
6.33	Property		1	Dollar General - Lubbock (University), TX	Retail	Single Tenant	2004	NAP	9,014	SF		281,600	281,600	281,600
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	Retail	Single Tenant	1950	2007	2,475	SF		230,800	230,800	230,800
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	Office	Suburban	1962, 1964, 1982	2017	1,371,470	SF	153.12	40,000,000	40,000,000	40,000,000	5.11000%	0.01148%	5.09852%
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	Industrial	Various	Various	Various	9,438,321	SF	36.14	39,999,999	39,999,999	39,999,999	3.86465618%	0.02398%	3.84067618%
8.01	Property		1	4000 Principio Parkway	Industrial	Warehouse / Distribution	2006-2012	NAP	1,194,744	SF		4,937,143	4,937,143	4,937,143
8.02	Property		1	2020 Joe B. Jackson Parkway	Industrial	Warehouse / Distribution	2012	NAP	1,016,281	SF		4,428,000	4,428,000	4,428,000
8.03	Property		1	1901 Meadowville Technology Parkway	Industrial	Warehouse / Distribution	2012	NAP	1,016,281	SF		4,286,286	4,286,286	4,286,286
8.04	Property		1	52 Pettengill Road	Industrial	Warehouse / Distribution	2015	NAP	614,240	SF		4,145,714	4,145,714	4,145,714
8.05	Property		1	510 John Dodd Road	Industrial	Warehouse / Distribution	2012	NAP	1,015,740	SF		4,120,000	4,120,000	4,120,000
8.06	Property		1	309 Dulty's Lane	Industrial	Warehouse / Distribution	2001	NAP	633,836	SF		3,690,286	3,690,286	3,690,286
8.07	Property		1	5300 Centerpoint Parkway	Industrial	Warehouse / Distribution	2014	NAP	581,342	SF		2,139,429	2,139,429	2,139,429
8.08	Property		1	17001 West Mercury Street	Industrial	Warehouse / Distribution	2018	NAP	645,462	SF		1,872,000	1,872,000	1,872,000
8.09	Property		1	725 Darlington Avenue	Industrial	Warehouse / Distribution	1999	2010	167,424	SF		1,714,286	1,714,286	1,714,286
8.10	Property		1	10100 89th Avenue N	Industrial	Warehouse / Distribution	2015	NAP	319,062	SF		1,467,429	1,467,429	1,467,429
8.11	Property		1	7303 Rickenbacker Parkway West	Industrial	Warehouse / Distribution	2020	NAP	357,504	SF		1,240,571	1,240,571	1,240,571
8.12	Property		1	4836 Hickory Hill Road	Industrial	Warehouse / Distribution	1984-1987	NAP	646,160	SF		1,217,714	1,217,714	1,217,714
8.13	Property		1	7000 West Post Road	Industrial	Warehouse / Distribution	2011	NAP	95,953	SF		1,129,143	1,129,143	1,129,143
8.14	Property		1	3201 Bearing Drive	Industrial	Manufacturing / Distribution	1974	2006	422,912	SF		1,106,857	1,106,857	1,106,857
8.15	Property		1	900 Commerce Parkway West Drive	Industrial	Manufacturing / Distribution	2008	2020	294,388	SF		948,571	948,571	948,571
8.16	Property		1	6825 West County Road 400 North	Industrial	Warehouse / Distribution	2008	2020	245,041	SF		902,857	902,857	902,857
8.17	Property		1	951 Trails Road	Industrial	Manufacturing / Distribution	1997	2001	171,951	SF		653,714	653,714	653,714
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	Industrial	Various	Various	Various	2,329,016	SF	24.47	35,000,000	35,000,000	32,613,844	5.70000%	0.01148%	5.68852%
9.01	Property		1	West Mifflin, PA	Industrial	Warehouse / Distribution	1949	1994	625,000	SF		12,280,702	12,280,702	11,443,454
9.02	Property		1	Church Hill, TN	Industrial	Warehouse / Distribution	1966	2021	818,685	SF		9,210,526	9,210,526	8,582,590
9.03	Property		1	Mossville, IL	Industrial	Warehouse / Distribution	1995	NAP	478,400	SF		6,309,211	6,309,211	5,879,074
9.04	Property		1	Eldon, MO	Industrial	Manufacturing	1975	2019	276,180	SF		5,268,421	5,268,421	4,909,242
9.05	Property		1	Kingsport, TN	Industrial	Warehouse / Distribution	1960	2021	130,751	SF		1,931,140	1,931,140	1,799,483
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	Manufactured Housing	Manufactured Housing	Various	NAP	667	Pads	50,974.51	34,000,000	34,000,000	34,000,000	5.93000%	0.01148%	5.91852%
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	Manufactured Housing	Manufactured Housing	1948	NAP	167	Pads		8,600,000	8,600,000	8,600,000
10.02	Property		1	Hacienda RV Resort	Manufactured Housing	Manufactured Housing	2001	NAP	113	Pads		6,350,000	6,350,000	6,350,000
10.03	Property		1	Gardena MHC & Apts	Manufactured Housing	Manufactured Housing	1930	NAP	83	Pads		5,300,000	5,300,000	5,300,000
10.04	Property		1	Fairmont MHC	Manufactured Housing	Manufactured Housing	1970	NAP	96	Pads		4,000,000	4,000,000	4,000,000
10.05	Property		1	Gansett MHC	Manufactured Housing	Manufactured Housing	1962	NAP	70	Pads		3,200,000	3,200,000	3,200,000
10.06	Property		1	Elsinore Hills RV Park	Manufactured Housing	Manufactured Housing	1966	NAP	50	Pads		2,900,000	2,900,000	2,900,000
10.07	Property		1	Flying A MHC	Manufactured Housing	Manufactured Housing	1970	NAP	66	Pads		2,150,000	2,150,000	2,150,000
10.08	Property		1	Golden Arrow MHC	Manufactured Housing	Manufactured Housing	1957	NAP	22	Pads		1,500,000	1,500,000	1,500,000
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	Retail	Anchored	1957	2021	231,754	SF	130.01	30,130,000	30,130,000	30,130,000	5.22000%	0.01148%	5.20852%
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	Retail	Anchored	2018	NAP	228,041	SF	175.21	30,000,000	29,966,541	24,691,659	5.40000%	0.01148%	5.38852%
13	Loan	11, 16	1	Village at Mitchell Ranch	Retail	Anchored	2019	NAP	146,715	SF	194.25	28,500,000	28,500,000	28,500,000	4.85000%	0.01148%	4.83852%
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	Industrial	Warehouse / Distribution	Various	NAP	2,180,017	SF	63.30	28,000,000	28,000,000	28,000,000	3.64950%	0.01148%	3.63802%
14.01	Property		1	350 Anchor Mill Road	Industrial	Warehouse / Distribution	2007	NAP	421,291	SF		5,224,638	5,224,638	5,224,638

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
					2	2			3			6, 7	6, 7	6, 7		8
14.02	Property		1	301 Anchor Mill Road	Industrial	Warehouse / Distribution	2002	NAP	335,046	SF		3,753,623	3,753,623	3,753,623
14.03	Property		1	400 Ships Landing Way	Industrial	Warehouse / Distribution	1996	NAP	235,000	SF		3,124,638	3,124,638	3,124,638
14.04	Property		1	800 Ships Landing Way	Industrial	Warehouse / Distribution	2002	NAP	226,200	SF		2,911,594	2,911,594	2,911,594
14.05	Property		1	6 Dockview	Industrial	Warehouse / Distribution	2000	NAP	201,079	SF		2,617,391	2,617,391	2,617,391
14.06	Property		1	501 Ships Landing Way	Industrial	Warehouse / Distribution	1998	NAP	159,630	SF		1,947,826	1,947,826	1,947,826
14.07	Property		1	250 Anchor Mill Road	Industrial	Warehouse / Distribution	2004	NAP	106,800	SF		1,562,319	1,562,319	1,562,319
14.08	Property		1	10 Dockview Drive	Industrial	Warehouse / Distribution	2018	NAP	100,630	SF		1,298,551	1,298,551	1,298,551
14.09	Property		1	7 - 23 Harborview Drive	Industrial	Warehouse / Distribution	1999	NAP	68,067	SF		1,166,667	1,166,667	1,166,667
14.10	Property		1	200 Anchor Mill Road	Industrial	Warehouse / Distribution	2007	NAP	101,182	SF		1,136,232	1,136,232	1,136,232
14.11	Property		1	300 Anchor Mill Road	Industrial	Warehouse / Distribution	1960	NAP	83,850	SF		1,095,652	1,095,652	1,095,652
14.12	Property		1	27 - 55 Harborview Drive	Industrial	Warehouse / Distribution	1990	NAP	68,453	SF		1,044,928	1,044,928	1,044,928
14.13	Property		1	100 Ships Landing	Industrial	Warehouse / Distribution	2001	NAP	44,800	SF		608,696	608,696	608,696
14.14	Property		1	600 Ships Landing Way	Industrial	Warehouse / Distribution	2004	NAP	27,989	SF		507,246	507,246	507,246
15	Loan	6, 12	6	Stockton Self Storage Portfolio	Various	Various	Various	Various	464,535	SF	83.87	25,000,000	24,974,325	20,654,477	5.14400%	0.01148%	5.13252%
15.01	Property		1	Airport Road Self Storage	Self Storage	Self Storage	2000, 2003, 2006, 2018	NAP	113,170	SF		9,166,667	9,157,252	7,573,308
15.02	Property		1	Morada Self Storage	Self Storage	Self Storage	2002	NAP	98,700	SF		4,871,795	4,866,791	4,024,975
15.03	Property		1	Highway 88 Self Storage	Self Storage	Self Storage	2003	NAP	68,475	SF		3,269,231	3,265,873	2,700,970
15.04	Property		1	Beckman Road Industrial	Industrial	Manufacturing	1980	2021	99,000	SF		3,205,128	3,201,837	2,648,010
15.05	Property		1	Highway 99 Self Storage	Self Storage	Self Storage	1982	NAP	50,240	SF		2,692,308	2,689,543	2,224,328
15.06	Property		1	Eight Mile Road Self Storage	Self Storage	Self Storage	1990	NAP	34,950	SF		1,794,872	1,793,028	1,482,886
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	Multifamily	Garden	Various	Various	441	Units	54,303.58	24,000,000	23,947,879	19,869,076	5.21000%	0.01148%	5.19852%
16.01	Property		1	Deerfield Apartments	Multifamily	Garden	1977	2017-2018	246	Units		12,454,054	12,427,008	10,310,439
16.02	Property		1	Courtyard Apartments	Multifamily	Garden	1969	2021	195	Units		11,545,946	11,520,872	9,558,636
17	Loan	6, 10	3	ABC Mini Storage Portfolio	Self Storage	Self Storage	Various	NAP	531,553	SF	42.33	22,500,000	22,500,000	22,500,000	4.75000%	0.01148%	4.73852%
17.01	Property		1	ABC Mini Storage - West	Self Storage	Self Storage	1977-2008	NAP	232,253	SF		9,261,000	9,261,000	9,261,000
17.02	Property		1	ABC Mini Storage - Valley	Self Storage	Self Storage	1976-1993	NAP	168,750	SF		7,938,000	7,938,000	7,938,000
17.03	Property		1	ABC Mini Storage - North	Self Storage	Self Storage	2002	NAP	130,550	SF		5,301,000	5,301,000	5,301,000
18	Loan	20, 23	1	Sawmill Plaza	Retail	Anchored	1987	NAP	194,691	SF	100.07	19,500,000	19,482,223	16,358,706	5.63000%	0.01148%	5.61852%
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	Retail	Anchored	2002-2011	NAP	56,173	SF	328.50	18,500,000	18,452,742	14,917,593	4.42000%	0.01148%	4.40852%
20	Loan	1, 6, 19, 23	2	The Summit	Office	CBD	Various	NAP	907,306	SF	360.41	17,000,000	17,000,000	17,000,000	2.95200%	0.03523%	2.91677%
20.01	Property		1	Summit 1, 2	Office	CBD	2002, 2005	NAP	533,086	SF		9,490,857	9,490,857	9,490,857
20.02	Property		1	Summit 3	Office	CBD	2021	NAP	374,220	SF		7,509,143	7,509,143	7,509,143
21	Loan	10, 19, 20	1	Hamilton Commons	Retail	Anchored	2001	NAP	403,050	SF	96.76	17,000,000	17,000,000	17,000,000	3.20000%	0.01148%	3.18852%
22	Loan	15, 19	1	Church Ranch Corporate Center	Office	Suburban	2001	NAP	124,512	SF	132.60	16,510,000	16,510,000	16,510,000	5.45000%	0.01148%	5.43852%
23	Loan	6, 12, 19	2	Oak Ridge Office Park	Office	Suburban	Various	NAP	448,965	SF	59.52	16,200,000	16,032,639	12,775,443	3.80400%	0.01148%	3.79252%
23.01	Property		1	Oak Ridge Technical Center	Office	Suburban	1991-1999	NAP	290,365	SF		11,792,093	11,670,270	9,299,334
23.02	Property		1	Oak Ridge Corporate Center	Office	Suburban	1991	NAP	158,600	SF		4,407,907	4,362,370	3,476,109
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	Industrial	Cold Storage / Warehouse	1977, 1987	1989, 1991	313,502	SF	47.21	14,800,000	14,800,000	14,800,000	5.51510%	0.01148%	5.50362%
25	Loan	6	2	Corpus Christi Portfolio	Hospitality	Various	2009	Various	172	Rooms	82,971.62	14,300,000	14,271,119	11,965,961	5.55000%	0.01148%	5.53852%
25.01	Property		1	The Staybridge Suites	Hospitality	Extended Stay	2009	2015	84	Rooms		7,790,000	7,774,267	6,518,520
25.02	Property		1	The Holiday Inn Express & Suites	Hospitality	Limited Service	2009	2019-2020	88	Rooms		6,510,000	6,496,852	5,447,441
26	Loan	15, 19	1	Rosedale & Soundview	Retail	Anchored	1961	NAP	63,008	SF	214.26	13,500,000	13,500,000	13,500,000	4.97220%	0.01148%	4.96072%
27	Loan	15	1	Panther Lake Shopping Center	Retail	Anchored	1989	2018	112,130	SF	120.40	13,500,000	13,500,000	13,500,000	5.36000%	0.01148%	5.34852%
28	Loan		1	Biotrial Medical Center	Office	Medical	2014	NAP	60,500	SF	214.88	13,000,000	13,000,000	13,000,000	5.70000%	0.01148%	5.68852%
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	Office	Suburban	Various	Various	611,320	SF	189.75	13,000,000	13,000,000	11,585,072	4.25000%	0.01148%	4.23852%
29.01	Property		1	6543 Las Vegas Boulevard South	Office	Suburban	2007	2018	102,276	SF		5,113,931	5,113,931	4,557,328
29.02	Property		1	6226 West Sahara Avenue	Office	Suburban	1982	NAP	292,180	SF		3,094,000	3,094,000	2,757,247
29.03	Property		1	10190 Covington Cross Drive	Office	Suburban	1997	NAP	75,588	SF		1,490,517	1,490,517	1,328,288
29.04	Property		1	1450 Center Crossing Road	Office	Suburban	2004	NAP	52,975	SF		1,484,914	1,484,914	1,323,295
29.05	Property		1	6551 Las Vegas Boulevard South	Office	Suburban	2007	2018	31,105	SF		1,036,638	1,036,638	923,810
29.06	Property		1	9901-9921 Covington Cross Drive	Office	Suburban	1998	NAP	57,196	SF		780,000	780,000	695,104
30	Loan	15, 19	1	Magnolia Square	Retail	Anchored	2004	NAP	107,806	SF	115.83	12,487,000	12,487,000	10,640,062	5.31500%	0.01148%	5.30352%
31	Loan	15, 19, 28	1	Nona Commons	Retail	Shadow Anchored	2008	NAP	52,832	SF	227.14	12,000,000	12,000,000	10,403,675	4.09000%	0.01148%	4.07852%
32	Loan	16, 19	1	Walgreens - St Paul	Retail	Single Tenant	2010	NAP	15,632	SF	716.48	11,200,000	11,200,000	11,200,000	5.27500%	0.05148%	5.22352%
33	Loan	6	2	Aragona Retail Portfolio	Retail	Anchored	Various	Various	94,448	SF	112.76	10,650,000	10,650,000	10,650,000	4.60000%	0.06023%	4.53977%
33.01	Property		1	Macomb Centre Plaza	Retail	Anchored	2001, 2007	NAP	70,820	SF		8,133,791	8,133,791	8,133,791
33.02	Property		1	River Park Plaza	Retail	Anchored	1994	2011	23,628	SF		2,516,209	2,516,209	2,516,209
34	Loan	15	1	Centennial Plaza	Retail	Anchored	1969	1998-2018	115,456	SF	86.61	10,000,000	10,000,000	8,423,353	3.99900%	0.01148%	3.98752%
35	Loan	17	1	Great American Self Storage	Self Storage	Self Storage	2007	NAP	62,100	SF	154.59	9,600,000	9,600,000	9,600,000	5.73500%	0.01148%	5.72352%
36	Loan	15, 19, 21	1	South Valley Center	Office	Medical	2004, 2005, 2014	NAP	49,718	SF	191.08	9,500,000	9,500,000	9,500,000	5.14000%	0.01148%	5.12852%
37	Loan	13, 19	1	127 8th Avenue Leased Fee	Other	Leased Fee	NAP	NAP	13,800	SF	687.63	9,500,000	9,489,240	7,741,073	4.72500%	0.01148%	4.71352%
38	Loan	10, 30	1	Go Store It Crossville	Self Storage	Self Storage	2005-2021	NAP	173,465	SF	51.88	9,000,000	9,000,000	9,000,000	4.97000%	0.01148%	4.95852%
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	Multifamily	Mid Rise	2021	NAP	33	Units	272,727.27	9,000,000	9,000,000	9,000,000	5.09500%	0.01148%	5.08352%
40	Loan	16, 19	1	Home2 Suites Bedford	Hospitality	Extended Stay	2019	NAP	100	Rooms	89,775.80	9,000,000	8,977,580	7,288,552	4.54500%	0.01148%	4.53352%
41	Loan	13, 16, 32	1	Edwards Landing Apartments	Multifamily	Garden	2019	NAP	78	Units	105,769.23	8,250,000	8,250,000	8,250,000	5.44500%	0.01148%	5.43352%
42	Loan		1	Holiday Inn Express - Memphis, TN	Hospitality	Limited Service	2018	NAP	85	Rooms	81,710.28	6,960,000	6,945,374	5,790,467	5.36500%	0.01148%	5.35352%
43	Loan	19	1	Shops at The Domain	Retail	Shadow Anchored	2013	NAP	13,483	SF	496.92	6,700,000	6,700,000	6,213,198	5.36000%	0.01148%	5.34852%
44	Loan	16, 30	1	275 Commerce	Office	Suburban	1971	2007	50,850	SF	117.99	6,000,000	6,000,000	5,373,034	5.54000%	0.01148%	5.52852%
45	Loan	11, 19	1	CVS Pawtucket	Retail	Single Tenant	2002	NAP	10,880	SF	542.28	5,900,000	5,900,000	5,900,000	5.34000%	0.01148%	5.32852%
46	Loan	5, 19	1	Candlewood Suites Elgin	Hospitality	Extended Stay	2009	NAP	83	Rooms	63,984.20	5,600,000	5,310,689	4,069,376	4.24000%	0.01148%	4.22852%
47	Loan		1	Load and Lock Self Storage	Self Storage	Self Storage	2018	2021	85,644	SF	60.13	5,150,000	5,150,000	5,150,000	6.11000%	0.01148%	6.09852%
48	Loan	15	1	Hartsville Crossing	Retail	Shadow Anchored	2001	NAP	68,645	SF	72.84	5,000,000	5,000,000	5,000,000	5.46300%	0.01148%	5.45152%
49	Loan		1	Washington MHC Portfolio	Manufactured Housing	Manufactured Housing	1960, 1970, 1950, 1965	NAP, 2019	110	Pads	45,454.55	5,000,000	5,000,000	5,000,000	5.43000%	0.01148%	5.41852%
50	Loan	20	1	5400-5450 W. Atlantic Blvd	Retail	Unanchored	1987	NAP	26,033	SF	169.02	4,400,000	4,400,000	4,400,000	4.98500%	0.01148%	4.97352%
51	Loan	19	1	Walgreens McDonough	Retail	Single Tenant	2001	NAP	15,094	SF	278.26	4,200,000	4,200,000	4,200,000	5.27000%	0.01148%	5.25852%
52	Loan	16	1	701 Van Duzer Street	Industrial	Flex	1900	2015	18,600	SF	225.81	4,200,000	4,200,000	4,200,000	4.73500%	0.01148%	4.72352%
53	Loan	20	1	Marymoor Self Storage	Self Storage	Self Storage	2006	NAP	50,511	SF	82.16	4,150,000	4,150,000	4,150,000	4.81000%	0.01148%	4.79852%
54	Loan		1	28818 Cinco Ranch	Retail	Unanchored	2016	NAP	17,150	SF	224.49	3,850,000	3,850,000	3,850,000	5.48000%	0.05148%	5.42852%
55	Loan	16	1	The Storage Depot	Self Storage	Self Storage	2002	NAP	33,470	SF	88.14	2,950,000	2,950,000	2,950,000	6.15000%	0.01148%	6.13852%
56	Loan	19	1	Walgreens Plainfield	Retail	Single Tenant	2000	NAP	15,018	SF	196.43	2,950,000	2,950,000	2,950,000	5.04000%	0.01148%	5.02852%
57	Loan	16	1	CVS Fourth Street	Retail	Single Tenant	1999	NAP	10,125	SF	273.49	2,775,000	2,769,062	2,302,497	5.28000%	0.01148%	5.26852%
58	Loan	19	1	Walgreens House Springs	Retail	Single Tenant	2002	NAP	15,050	SF	159.47	2,400,000	2,400,000	2,400,000	5.04000%	0.01148%	5.02852%
59	Loan		1	Inner Space Storage	Self Storage	Self Storage	1996	NAP	30,500	SF	42.62	1,300,000	1,300,000	1,300,000	5.03000%	0.01148%	5.01852%
60	Loan	2	1	Lamplighter MHC	Manufactured Housing	Manufactured Housing	1990	2002	30	Pads	40,000.00	1,200,000	1,200,000	1,081,984	5.88000%	0.01148%	5.86852%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
					9	9	9	9		11
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	NAP	404,991.16	NAP	4,859,893.92	Interest Only	No	Actual/360	120	120	120	120	0	0	5/13/2022	0
1.01	Property		1	Providence at Memorial
1.02	Property		1	Diamond Hill
1.03	Property		1	Casa Del Mar
1.04	Property		1	Sedona Pointe
1.05	Property		1	Buena Vista
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	NAP	166,953.70	NAP	2,003,444.44	Interest Only	No	Actual/360	60	60	60	60	0	0	5/12/2022	0
2.01	Property		1	Yorkshire Towers
2.02	Property		1	Lexington Towers
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	145,013.57	NAP	1,740,162.84	Interest Only	No	Actual/360	120	114	120	114	0	0	11/24/2021	6
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	280,086.81	NAP	3,361,041.72	Interest Only	No	Actual/360	120	118	120	118	0	0	4/8/2022	2
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	129,453.33	NAP	1,553,439.96	Interest Only	No	Actual/360	60	57	60	57	0	0	2/11/2022	3
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	NAP	160,823.73	NAP	1,929,884.76	Interest Only	No	Actual/360	120	119	120	119	0	0	4/8/2022	1
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI
6.03	Property		1	Schnucks - Love's Park (Harlem), IL
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA
6.06	Property		1	Publix - Decatur (Point), AL
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI
6.15	Property		1	U.S. Bank - Northlake (North), IL
6.16	Property		1	CVS - Tullahoma (Jackson), TN
6.17	Property		1	7-Eleven- La Grange (Ogden), IL
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY
6.21	Property		1	PNC Bank - Aurora (Galena), IL
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME
6.25	Property		1	U.S. Bank - Niles (Dempster), IL
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL
6.27	Property		1	Dollar General - Odessa (University), TX
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA
6.29	Property		1	Dollar General- Springtown (Highway), TX
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL
6.31	Property		1	Dollar General - Holly (Saginaw), MI
6.32	Property		1	Dollar General - Dyer (Sheffield), IN
6.33	Property		1	Dollar General - Lubbock (University), TX
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	NAP	172,699.07	NAP	2,072,388.84	Interest Only	No	Actual/360	120	119	120	119	0	0	4/8/2022	1
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	NAP	130,611.06	NAP	1,567,332.72	Interest Only	No	Actual/360	120	117	120	117	0	0	2/25/2022	3
8.01	Property		1	4000 Principio Parkway
8.02	Property		1	2020 Joe B. Jackson Parkway
8.03	Property		1	1901 Meadowville Technology Parkway
8.04	Property		1	52 Pettengill Road
8.05	Property		1	510 John Dodd Road
8.06	Property		1	309 Dulty's Lane
8.07	Property		1	5300 Centerpoint Parkway
8.08	Property		1	17001 West Mercury Street
8.09	Property		1	725 Darlington Avenue
8.10	Property		1	10100 89th Avenue N
8.11	Property		1	7303 Rickenbacker Parkway West
8.12	Property		1	4836 Hickory Hill Road
8.13	Property		1	7000 West Post Road
8.14	Property		1	3201 Bearing Drive
8.15	Property		1	900 Commerce Parkway West Drive
8.16	Property		1	6825 West County Road 400 North
8.17	Property		1	951 Trails Road
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	203,140.15	168,559.03	2,437,681.80	2,022,708.36	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	5/10/2022	0
9.01	Property		1	West Mifflin, PA
9.02	Property		1	Church Hill, TN
9.03	Property		1	Mossville, IL
9.04	Property		1	Eldon, MO
9.05	Property		1	Kingsport, TN
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	NAP	170,350.23	NAP	2,044,202.78	Interest Only	No	Actual/360	120	119	120	119	0	0	4/14/2022	1
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground
10.02	Property		1	Hacienda RV Resort
10.03	Property		1	Gardena MHC & Apts
10.04	Property		1	Fairmont MHC
10.05	Property		1	Gansett MHC
10.06	Property		1	Elsinore Hills RV Park
10.07	Property		1	Flying A MHC
10.08	Property		1	Golden Arrow MHC
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	132,885.85	NAP	1,594,630.20	Interest Only	No	Actual/360	120	119	120	119	0	0	4/27/2022	1
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	168,459.24	NAP	2,021,510.88	NAP	Amortizing Balloon	No	30/360	0	0	120	119	360	359	4/28/2022	1
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	116,787.33	NAP	1,401,447.96	Interest Only - ARD	Yes	Actual/360	120	119	120	119	0	0	4/14/2022	1
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	NAP	86,337.71	NAP	1,036,052.52	Interest Only	No	Actual/360	120	116	120	116	0	0	1/28/2022	4
14.01	Property		1	350 Anchor Mill Road

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
					9	9	9	9		11
14.02	Property		1	301 Anchor Mill Road
14.03	Property		1	400 Ships Landing Way
14.04	Property		1	800 Ships Landing Way
14.05	Property		1	6 Dockview
14.06	Property		1	501 Ships Landing Way
14.07	Property		1	250 Anchor Mill Road
14.08	Property		1	10 Dockview Drive
14.09	Property		1	7 - 23 Harborview Drive
14.10	Property		1	200 Anchor Mill Road
14.11	Property		1	300 Anchor Mill Road
14.12	Property		1	27 - 55 Harborview Drive
14.13	Property		1	100 Ships Landing
14.14	Property		1	600 Ships Landing Way
15	Loan	6, 12	6	Stockton Self Storage Portfolio	136,414.15	NAP	1,636,969.80	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	4/21/2022	1
15.01	Property		1	Airport Road Self Storage
15.02	Property		1	Morada Self Storage
15.03	Property		1	Highway 88 Self Storage
15.04	Property		1	Beckman Road Industrial
15.05	Property		1	Highway 99 Self Storage
15.06	Property		1	Eight Mile Road Self Storage
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	131,934.91	NAP	1,583,218.92	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	3/24/2022	2
16.01	Property		1	Deerfield Apartments
16.02	Property		1	Courtyard Apartments
17	Loan	6, 10	3	ABC Mini Storage Portfolio	NAP	90,299.48	NAP	1,083,593.76	Interest Only	No	Actual/360	120	120	120	120	0	0	5/5/2022	0
17.01	Property		1	ABC Mini Storage - West
17.02	Property		1	ABC Mini Storage - Valley
17.03	Property		1	ABC Mini Storage - North
18	Loan	20, 23	1	Sawmill Plaza	112,314.56	NAP	1,347,774.72	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	5/10/2022	1
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	92,859.46	NAP	1,114,313.52	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	4/1/2022	2
20	Loan	1, 6, 19, 23	2	The Summit	NAP	42,400.83	NAP	508,809.96	Interest Only	No	Actual/360	86	80	86	80	0	0	12/10/2021	6
20.01	Property		1	Summit 1, 2
20.02	Property		1	Summit 3
21	Loan	10, 19, 20	1	Hamilton Commons	NAP	45,962.96	NAP	551,555.52	Interest Only	No	Actual/360	120	93	120	93	0	0	2/19/2020	27
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	76,024.35	NAP	912,292.20	Interest Only	No	Actual/360	120	119	120	119	0	0	5/5/2022	1
23	Loan	6, 12, 19	2	Oak Ridge Office Park	75,521.98	NAP	906,263.76	NAP	Amortizing Balloon	No	Actual/360	0	0	120	113	360	353	10/29/2021	7
23.01	Property		1	Oak Ridge Technical Center
23.02	Property		1	Oak Ridge Corporate Center
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	68,964.28	NAP	827,571.36	Interest Only	No	Actual/360	120	119	120	119	0	0	4/25/2022	1
25	Loan	6	2	Corpus Christi Portfolio	81,643.00	NAP	979,716.00	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	4/7/2022	2
25.01	Property		1	The Staybridge Suites
25.02	Property		1	The Holiday Inn Express & Suites
26	Loan	15, 19	1	Rosedale & Soundview	NAP	56,714.16	NAP	680,569.92	Interest Only	No	Actual/360	120	118	120	118	0	0	4/11/2022	2
27	Loan	15	1	Panther Lake Shopping Center	NAP	61,137.50	NAP	733,650.00	Interest Only	No	Actual/360	120	119	120	119	0	0	5/3/2022	1
28	Loan		1	Biotrial Medical Center	NAP	62,607.64	NAP	751,291.68	Interest Only	No	Actual/360	120	119	120	119	0	0	5/6/2022	1
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	63,952.19	46,681.13	767,426.28	560,173.56	Interest Only, Amortizing Balloon	No	Actual/360	48	43	120	115	360	360	12/30/2021	5
29.01	Property		1	6543 Las Vegas Boulevard South
29.02	Property		1	6226 West Sahara Avenue
29.03	Property		1	10190 Covington Cross Drive
29.04	Property		1	1450 Center Crossing Road
29.05	Property		1	6551 Las Vegas Boulevard South
29.06	Property		1	9901-9921 Covington Cross Drive
30	Loan	15, 19	1	Magnolia Square	69,457.25	56,075.16	833,487.00	672,901.92	Interest Only, Amortizing Balloon	No	Actual/360	12	11	120	119	360	360	4/12/2022	1
31	Loan	15, 19, 28	1	Nona Commons	57,914.21	41,468.06	694,970.52	497,616.72	Interest Only, Amortizing Balloon	No	Actual/360	36	33	120	117	360	360	3/8/2022	3
32	Loan	16, 19	1	Walgreens - St Paul	NAP	49,917.13	NAP	599,005.56	Interest Only	No	Actual/360	120	119	120	119	0	0	4/13/2022	1
33	Loan	6	2	Aragona Retail Portfolio	NAP	41,392.01	NAP	496,704.17	Interest Only	No	Actual/360	120	118	120	118	0	0	4/1/2022	2
33.01	Property		1	Macomb Centre Plaza
33.02	Property		1	River Park Plaza
34	Loan	15	1	Centennial Plaza	47,735.76	33,787.85	572,829.12	405,454.20	Interest Only, Amortizing Balloon	No	Actual/360	24	20	120	116	360	360	2/3/2022	4
35	Loan	17	1	Great American Self Storage	NAP	46,517.22	NAP	558,206.64	Interest Only	No	Actual/360	120	120	120	120	0	0	5/5/2022	0
36	Loan	15, 19, 21	1	South Valley Center	NAP	41,256.83	NAP	495,081.96	Interest Only	No	Actual/360	120	119	120	119	0	0	4/28/2022	1
37	Loan	13, 19	1	127 8th Avenue Leased Fee	49,413.44	NAP	592,961.28	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	5/5/2022	1
38	Loan	10, 30	1	Go Store It Crossville	NAP	37,792.71	NAP	453,512.52	Interest Only	No	Actual/360	120	119	120	119	0	0	4/26/2022	1
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	38,743.23	NAP	464,918.76	Interest Only	No	Actual/360	120	119	120	119	0	0	4/13/2022	1
40	Loan	16, 19	1	Home2 Suites Bedford	45,842.64	NAP	550,111.68	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	3/9/2022	2
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	37,954.30	NAP	455,451.60	Interest Only	No	Actual/360	120	119	120	119	0	0	4/21/2022	1
42	Loan		1	Holiday Inn Express - Memphis, TN	38,930.62	NAP	467,167.44	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	3/30/2022	2
43	Loan	19	1	Shops at The Domain	37,455.44	30,342.31	449,465.28	364,107.72	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360	4/7/2022	2
44	Loan	16, 30	1	275 Commerce	34,218.07	28,084.72	410,616.84	337,016.67	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	5/6/2022	1
45	Loan	11, 19	1	CVS Pawtucket	NAP	26,619.65	NAP	319,435.80	Interest Only - ARD	Yes	Actual/360	120	118	120	118	0	0	3/25/2022	2
46	Loan	5, 19	1	Candlewood Suites Elgin	30,305.99	NAP	363,671.88	NAP	Amortizing Balloon	No	Actual/360	0	0	120	93	300	273	2/26/2020	27
47	Loan		1	Load and Lock Self Storage	NAP	26,586.28	NAP	319,035.36	Interest Only	No	Actual/360	120	119	120	119	0	0	5/6/2022	1
48	Loan	15	1	Hartsville Crossing	NAP	23,078.65	NAP	276,943.80	Interest Only	No	Actual/360	120	119	120	119	0	0	4/28/2022	1
49	Loan		1	Washington MHC Portfolio	NAP	22,939.24	NAP	275,270.88	Interest Only	No	Actual/360	120	119	120	119	0	0	5/5/2022	1
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	18,532.20	NAP	222,386.40	Interest Only	No	Actual/360	120	118	120	118	0	0	4/4/2022	2
51	Loan	19	1	Walgreens McDonough	NAP	18,701.18	NAP	224,414.16	Interest Only	No	Actual/360	114	113	114	113	0	0	4/13/2022	1
52	Loan	16	1	701 Van Duzer Street	NAP	16,802.67	NAP	201,632.08	Interest Only	No	Actual/360	120	118	120	118	0	0	3/24/2022	2
53	Loan	20	1	Marymoor Self Storage	NAP	16,865.62	NAP	202,387.44	Interest Only	No	Actual/360	120	119	120	119	0	0	5/5/2022	1
54	Loan		1	28818 Cinco Ranch	NAP	17,825.86	NAP	213,910.28	Interest Only	No	Actual/360	120	119	120	119	0	0	4/7/2022	1
55	Loan	16	1	The Storage Depot	NAP	15,328.73	NAP	183,944.79	Interest Only	No	Actual/360	120	119	120	119	0	0	4/29/2022	1
56	Loan	19	1	Walgreens Plainfield	NAP	12,562.08	NAP	150,744.96	Interest Only	No	Actual/360	120	119	120	119	0	0	4/13/2022	1
57	Loan	16	1	CVS Fourth Street	15,375.26	NAP	184,503.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	3/24/2022	2
58	Loan	19	1	Walgreens House Springs	NAP	10,220.00	NAP	122,640.00	Interest Only	No	Actual/360	120	119	120	119	0	0	4/13/2022	1
59	Loan		1	Inner Space Storage	NAP	5,524.85	NAP	66,298.20	Interest Only	No	Actual/360	120	119	120	119	0	0	4/20/2022	1
60	Loan	2	1	Lamplighter MHC	7,102.29	5,961.67	85,227.48	71,540.04	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	4/22/2022	1

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
										10		12			28
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	1	7/1/2022	NAP	6/1/2032	6/1/2032	5	5	L(24),D(92),O(4)	17,044,863	9,209,318	7,835,545	2/28/2022	T-12
1.01	Property		1	Providence at Memorial									4,265,086	2,243,049	2,022,037	2/28/2022	T-12
1.02	Property		1	Diamond Hill									3,359,679	1,975,427	1,384,252	2/28/2022	T-12
1.03	Property		1	Casa Del Mar									3,571,236	1,880,386	1,690,850	2/28/2022	T-12
1.04	Property		1	Sedona Pointe									3,425,165	1,738,407	1,686,758	2/28/2022	T-12
1.05	Property		1	Buena Vista									2,423,697	1,372,049	1,051,648	2/28/2022	T-12
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	6	7/6/2022	NAP	6/6/2027	6/6/2027	0	0	L(24),D(31),O(5)	40,995,144	15,672,705	25,322,439	2/28/2022	T-12
2.01	Property		1	Yorkshire Towers									NAV	NAV	NAV	NAV	NAV
2.02	Property		1	Lexington Towers									NAV	NAV	NAV	NAV	NAV
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	6	1/6/2022	NAP	12/6/2031	12/6/2031	5	0	L(6),YM1(24),DorYM1(84),O(6)	30,783,815	11,274,350	19,509,465	10/31/2021	T-12
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	6	5/6/2022	NAP	4/6/2032	4/6/2032	10	0	L(26),D(87),O(7)	NAV	NAV	NAV	NAV	NAV
5	Loan	12, 16, 24	1	70 Hudson Street	8	4/8/2022	NAP	3/8/2027	3/8/2027	0	0	YM1(27),DorYM1(26),O(7)	19,707,190	5,408,854	14,298,336	12/31/2021	T-12
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	1	6/1/2022	NAP	5/1/2032	5/1/2032	5	0	L(25),D(90),O(5)	NAV	NAV	NAV	NAV	NAV
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA									NAV	NAV	NAV	NAV	NAV
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI									NAV	NAV	NAV	NAV	NAV
6.03	Property		1	Schnucks - Love's Park (Harlem), IL									NAV	NAV	NAV	NAV	NAV
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA									NAV	NAV	NAV	NAV	NAV
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA									NAV	NAV	NAV	NAV	NAV
6.06	Property		1	Publix - Decatur (Point), AL									NAV	NAV	NAV	NAV	NAV
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL									NAV	NAV	NAV	NAV	NAV
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA									NAV	NAV	NAV	NAV	NAV
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA									NAV	NAV	NAV	NAV	NAV
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA									NAV	NAV	NAV	NAV	NAV
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL									NAV	NAV	NAV	NAV	NAV
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV									NAV	NAV	NAV	NAV	NAV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI									NAV	NAV	NAV	NAV	NAV
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI									NAV	NAV	NAV	NAV	NAV
6.15	Property		1	U.S. Bank - Northlake (North), IL									NAV	NAV	NAV	NAV	NAV
6.16	Property		1	CVS - Tullahoma (Jackson), TN									NAV	NAV	NAV	NAV	NAV
6.17	Property		1	7-Eleven- La Grange (Ogden), IL									NAV	NAV	NAV	NAV	NAV
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL									NAV	NAV	NAV	NAV	NAV
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH									NAV	NAV	NAV	NAV	NAV
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY									NAV	NAV	NAV	NAV	NAV
6.21	Property		1	PNC Bank - Aurora (Galena), IL									NAV	NAV	NAV	NAV	NAV
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL									NAV	NAV	NAV	NAV	NAV
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH									NAV	NAV	NAV	NAV	NAV
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME									NAV	NAV	NAV	NAV	NAV
6.25	Property		1	U.S. Bank - Niles (Dempster), IL									NAV	NAV	NAV	NAV	NAV
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL									NAV	NAV	NAV	NAV	NAV
6.27	Property		1	Dollar General - Odessa (University), TX									NAV	NAV	NAV	NAV	NAV
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA									NAV	NAV	NAV	NAV	NAV
6.29	Property		1	Dollar General- Springtown (Highway), TX									NAV	NAV	NAV	NAV	NAV
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL									NAV	NAV	NAV	NAV	NAV
6.31	Property		1	Dollar General - Holly (Saginaw), MI									NAV	NAV	NAV	NAV	NAV
6.32	Property		1	Dollar General - Dyer (Sheffield), IN									NAV	NAV	NAV	NAV	NAV
6.33	Property		1	Dollar General - Lubbock (University), TX									NAV	NAV	NAV	NAV	NAV
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE									NAV	NAV	NAV	NAV	NAV
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(92),O(3)	31,757,320	16,577,630	15,179,689	2/28/2022	T-12
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	6	4/6/2022	NAP	3/6/2032	3/6/2032	0	0	YM0.5(113),O(7)	51,220,405	9,974,466	41,245,939	12/31/2021	T-12
8.01	Property		1	4000 Principio Parkway									6,199,172	1,165,652	5,033,520	12/31/2021	T-12
8.02	Property		1	2020 Joe B. Jackson Parkway									5,183,806	771,007	4,412,799	12/31/2021	T-12
8.03	Property		1	1901 Meadowville Technology Parkway									6,495,036	1,424,674	5,070,362	12/31/2021	T-12
8.04	Property		1	52 Pettengill Road									4,722,999	1,373,021	3,349,978	12/31/2021	T-12
8.05	Property		1	510 John Dodd Road									4,786,492	430,808	4,355,683	12/31/2021	T-12
8.06	Property		1	309 Dulty's Lane									3,608,303	155,003	3,453,300	12/31/2021	T-12
8.07	Property		1	5300 Centerpoint Parkway									3,079,812	464,041	2,615,772	12/31/2021	T-12
8.08	Property		1	17001 West Mercury Street									3,069,221	371,421	2,697,801	12/31/2021	T-12
8.09	Property		1	725 Darlington Avenue									2,537,246	958,219	1,579,028	12/31/2021	T-12
8.10	Property		1	10100 89th Avenue N									2,004,689	1,013,374	991,315	12/31/2021	T-12
8.11	Property		1	7303 Rickenbacker Parkway West									836,398	95,463	740,935	12/31/2021	T-12
8.12	Property		1	4836 Hickory Hill Road									1,452,723	239,607	1,213,116	12/31/2021	T-12
8.13	Property		1	7000 West Post Road									1,379,748	155,506	1,224,242	12/31/2021	T-12
8.14	Property		1	3201 Bearing Drive									1,563,348	92,989	1,470,359	12/31/2021	T-12
8.15	Property		1	900 Commerce Parkway West Drive									1,598,870	518,998	1,079,871	12/31/2021	T-12
8.16	Property		1	6825 West County Road 400 North									1,621,864	509,091	1,112,773	12/31/2021	T-12
8.17	Property		1	951 Trails Road									1,080,677	235,593	845,084	12/31/2021	T-12
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	6	7/6/2022	7/6/2027	6/6/2032	6/6/2032	0	0	L(24),D(90),O(6)	6,975,351	2,073,354	4,901,997	2/28/2022	T-12
9.01	Property		1	West Mifflin, PA									2,486,681	689,675	1,797,006	2/28/2022	T-12
9.02	Property		1	Church Hill, TN									2,140,551	845,178	1,295,373	2/28/2022	T-12
9.03	Property		1	Mossville, IL									1,117,297	171,590	945,707	2/28/2022	T-12
9.04	Property		1	Eldon, MO									884,318	294,002	590,316	2/28/2022	T-12
9.05	Property		1	Kingsport, TN									346,505	72,909	273,595	2/28/2022	T-12
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	6,349,847	3,191,625	3,158,222	2/28/2022	T-12
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground									2,333,597	1,432,678	900,919	2/28/2022	T-12
10.02	Property		1	Hacienda RV Resort									1,212,833	622,280	590,553	2/28/2022	T-12
10.03	Property		1	Gardena MHC & Apts									777,333	324,130	453,203	2/28/2022	T-12
10.04	Property		1	Fairmont MHC									540,795	187,510	353,285	2/28/2022	T-12
10.05	Property		1	Gansett MHC									360,675	149,206	211,469	2/28/2022	T-12
10.06	Property		1	Elsinore Hills RV Park									547,822	232,580	315,242	2/28/2022	T-12
10.07	Property		1	Flying A MHC									380,002	166,723	213,279	2/28/2022	T-12
10.08	Property		1	Golden Arrow MHC									196,790	76,518	120,272	2/28/2022	T-12
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(92),O(3)	3,815,258	1,039,264	2,775,995	12/31/2021	T-12
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	6	6/6/2022	6/6/2022	5/6/2032	5/6/2032	1 time 5 day grace	0	L(25),D(91),O(4)	5,190,981	1,009,975	4,181,006	2/28/2022	T-12
13	Loan	11, 16	1	Village at Mitchell Ranch	6	6/6/2022	NAP	5/6/2032	5/6/2034	0	0	L(25),D(91),O(4)	4,738,602	1,003,327	3,735,275	2/28/2022	T-12
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	6	3/6/2022	NAP	2/6/2032	2/6/2032	0	0	L(28),D(88),O(4)	14,588,352	3,593,010	10,995,342	11/30/2021	T-12
14.01	Property		1	350 Anchor Mill Road									2,714,828	648,904	2,065,924	11/30/2021	T-12

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
										10		12			28
14.02	Property		1	301 Anchor Mill Road									2,063,290	510,567	1,552,723	11/30/2021	T-12
14.03	Property		1	400 Ships Landing Way									1,459,757	405,751	1,054,007	11/30/2021	T-12
14.04	Property		1	800 Ships Landing Way									1,555,729	387,481	1,168,248	11/30/2021	T-12
14.05	Property		1	6 Dockview									1,477,509	266,438	1,211,071	11/30/2021	T-12
14.06	Property		1	501 Ships Landing Way									998,980	317,272	681,707	11/30/2021	T-12
14.07	Property		1	250 Anchor Mill Road									861,207	195,437	665,770	11/30/2021	T-12
14.08	Property		1	10 Dockview Drive									699,152	157,793	541,360	11/30/2021	T-12
14.09	Property		1	7 - 23 Harborview Drive									569,908	98,535	471,373	11/30/2021	T-12
14.10	Property		1	200 Anchor Mill Road									631,087	181,826	449,261	11/30/2021	T-12
14.11	Property		1	300 Anchor Mill Road									631,044	205,491	425,553	11/30/2021	T-12
14.12	Property		1	27 - 55 Harborview Drive									614,614	102,143	512,471	11/30/2021	T-12
14.13	Property		1	100 Ships Landing									311,247	91,375	219,873	11/30/2021	T-12
14.14	Property		1	600 Ships Landing Way									0	23,999	(23,999)	11/30/2021	T-12
15	Loan	6, 12	6	Stockton Self Storage Portfolio	6	6/6/2022	6/6/2022	5/6/2032	5/6/2032	0	0	L(25),D(90),O(5)	5,970,246	1,630,939	4,339,307	3/31/2022	T-12
15.01	Property		1	Airport Road Self Storage									2,005,527	485,294	1,520,233	3/31/2022	T-12
15.02	Property		1	Morada Self Storage									1,315,587	383,764	931,823	3/31/2022	T-12
15.03	Property		1	Highway 88 Self Storage									812,742	270,382	542,360	3/31/2022	T-12
15.04	Property		1	Beckman Road Industrial									647,212	53,544	593,668	3/31/2022	T-12
15.05	Property		1	Highway 99 Self Storage									718,354	273,677	444,677	3/31/2022	T-12
15.06	Property		1	Eight Mile Road Self Storage									470,824	164,277	306,547	3/31/2022	T-12
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(24),YM1(92),O(4)	3,822,677	1,669,297	2,153,380	1/31/2022	T-12
16.01	Property		1	Deerfield Apartments									1,875,880	798,012	1,077,868	1/31/2022	T-12
16.02	Property		1	Courtyard Apartments									1,946,797	871,285	1,075,512	1/31/2022	T-12
17	Loan	6, 10	3	ABC Mini Storage Portfolio	1	7/1/2022	NAP	6/1/2032	6/1/2032	0	5	L(24),D(89),O(7)	4,199,672	1,105,490	3,094,181	2/28/2022	T-12
17.01	Property		1	ABC Mini Storage - West									1,688,019	508,268	1,179,751	2/28/2022	T-12
17.02	Property		1	ABC Mini Storage - Valley									1,476,910	353,819	1,123,090	2/28/2022	T-12
17.03	Property		1	ABC Mini Storage - North									1,034,743	243,403	791,340	2/28/2022	T-12
18	Loan	20, 23	1	Sawmill Plaza	6	6/6/2022	6/6/2022	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	3,161,044	912,983	2,248,060	3/31/2022	T-12
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	1	5/1/2022	5/1/2022	4/1/2032	4/1/2032	5	0	L(60),YM1(56),O(4)	2,874,325	785,798	2,088,527	1/31/2022	T-12
20	Loan	1, 6, 19, 23	2	The Summit	6	1/6/2022	NAP	2/6/2029	2/6/2029	0	0	L(24),YM1(6),DorYM1(49),O(7)	28,769,626	7,919,733	20,849,893	12/31/2020	T-12
20.01	Property		1	Summit 1, 2									NAV	NAV	NAV	NAV	NAV
20.02	Property		1	Summit 3									NAV	NAV	NAV	NAV	NAV
21	Loan	10, 19, 20	1	Hamilton Commons	1	4/1/2020	NAP	3/1/2030	3/1/2030	5	5	L(51),D(65),O(4)	7,619,744	1,993,868	5,625,876	1/31/2022	T-12
22	Loan	15, 19	1	Church Ranch Corporate Center	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),YM1(91),O(4)	2,727,530	1,182,218	1,545,312	3/31/2022	T-12
23	Loan	6, 12, 19	2	Oak Ridge Office Park	5	12/5/2021	12/5/2021	11/5/2031	11/5/2031	0	0	L(31),D(86),O(3)	6,819,557	3,190,601	3,628,955	1/31/2022	T-12
23.01	Property		1	Oak Ridge Technical Center									4,415,611	1,988,962	2,426,649	1/31/2022	T-12
23.02	Property		1	Oak Ridge Corporate Center									2,403,946	1,201,639	1,202,306	1/31/2022	T-12
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	1	6/1/2022	NAP	5/1/2032	5/1/2032	0	0	L(25),D(91),O(4)	1,233,551	373,419	860,132	3/31/2022	T-12
25	Loan	6	2	Corpus Christi Portfolio	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	5,431,241	3,379,052	2,052,189	2/28/2022	T-12
25.01	Property		1	The Staybridge Suites									2,719,766	1,717,301	1,002,465	2/28/2022	T-12
25.02	Property		1	The Holiday Inn Express & Suites									2,711,474	1,661,750	1,049,724	2/28/2022	T-12
26	Loan	15, 19	1	Rosedale & Soundview	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(26),D(89),O(5)	2,437,122	599,187	1,837,935	2/28/2022	T-12
27	Loan	15	1	Panther Lake Shopping Center	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(24),YM1(92),O(4)	1,891,079	497,236	1,393,843	2/28/2022	T-12
28	Loan		1	Biotrial Medical Center	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	1,902,000	0	1,902,000	4/30/2022	T-12
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	6	2/6/2022	2/6/2026	1/6/2032	1/6/2032	0	0	L(29),D(86),O(5)	12,431,178	2,406,855	10,024,323	7/31/2021	T-12
29.01	Property		1	6543 Las Vegas Boulevard South									3,840,245	734,937	3,105,308	7/31/2021	T-12
29.02	Property		1	6226 West Sahara Avenue									3,089,004	44,259	3,044,745	7/31/2021	T-12
29.03	Property		1	10190 Covington Cross Drive									1,850,090	623,322	1,226,769	7/31/2021	T-12
29.04	Property		1	1450 Center Crossing Road									1,571,908	341,523	1,230,385	7/31/2021	T-12
29.05	Property		1	6551 Las Vegas Boulevard South									1,044,228	232,774	811,453	7/31/2021	T-12
29.06	Property		1	9901-9921 Covington Cross Drive									1,035,702	430,041	605,662	7/31/2021	T-12
30	Loan	15, 19	1	Magnolia Square	6	6/6/2022	6/6/2023	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	1,223,656	403,099	820,556	2/28/2022	T-12
31	Loan	15, 19, 28	1	Nona Commons	6	4/6/2022	4/6/2025	3/6/2032	3/6/2032	0	0	L(27),D(88),O(5)	1,650,893	518,427	1,132,466	1/31/2022	T-12
32	Loan	16, 19	1	Walgreens - St Paul	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV
33	Loan	6	2	Aragona Retail Portfolio	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	1,670,653	449,245	1,221,408	2/28/2022	T-12
33.01	Property		1	Macomb Centre Plaza									1,244,399	337,140	907,259	2/28/2022	T-12
33.02	Property		1	River Park Plaza									426,254	112,105	314,149	2/28/2022	T-12
34	Loan	15	1	Centennial Plaza	6	3/6/2022	3/6/2024	2/6/2032	2/6/2032	0	0	L(28),D(88),O(4)	1,676,214	410,074	1,266,140	12/31/2021	T-12
35	Loan	17	1	Great American Self Storage	1	7/1/2022	NAP	6/1/2032	6/1/2032	0	0	L(60),YM1(56),O(4)	1,485,516	580,392	905,124	1/31/2022	T-12
36	Loan	15, 19, 21	1	South Valley Center	6	6/6/2022	NAP	5/6/2032	5/6/2032	5	0	L(25),D(91),O(4)	1,156,879	294,112	862,767	1/31/2022	T-12
37	Loan	13, 19	1	127 8th Avenue Leased Fee	6	6/6/2022	6/6/2022	5/6/2032	5/6/2032	0	0	L(25),D(88),O(7)	835,569	0	835,569	3/31/2022	T-12
38	Loan	10, 30	1	Go Store It Crossville	1	6/1/2022	NAP	5/1/2032	5/1/2032	0	5	L(25),D(91),O(4)	1,177,725	183,965	993,759	1/31/2022	T-12
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	632,526	249,181	383,345	2/28/2022	T-12
40	Loan	16, 19	1	Home2 Suites Bedford	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	2,723,321	1,206,529	1,516,793	1/31/2022	T-12
41	Loan	13, 16, 32	1	Edwards Landing Apartments	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	1,108,753	205,434	903,319	2/28/2022	T-12
42	Loan		1	Holiday Inn Express - Memphis, TN	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	2,986,074	1,807,882	1,178,192	12/31/2021	T-12
43	Loan	19	1	Shops at The Domain	6	5/6/2022	5/6/2027	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	932,776	278,077	654,699	12/31/2021	T-12
44	Loan	16, 30	1	275 Commerce	6	6/6/2022	6/6/2025	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV
45	Loan	11, 19	1	CVS Pawtucket	6	5/6/2022	NAP	4/6/2032	4/6/2037	0	0	L(26),D(90),O(4)	511,787	0	511,787	2/28/2022	T-12
46	Loan	5, 19	1	Candlewood Suites Elgin	1	4/1/2020	4/1/2020	3/1/2030	3/1/2030	0	0	L(51),D(65),O(4)	1,807,453	1,006,551	800,902	2/28/2022	T-12
47	Loan		1	Load and Lock Self Storage	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	698,131	98,835	599,296	3/31/2022	T-12
48	Loan	15	1	Hartsville Crossing	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	869,674	191,679	677,995	3/31/2022	T-12
49	Loan		1	Washington MHC Portfolio	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	666,707	178,871	487,836	3/31/2022	T-12
50	Loan	20	1	5400-5450 W. Atlantic Blvd	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	569,941	183,303	386,638	12/31/2021	T-12
51	Loan	19	1	Walgreens McDonough	6	6/6/2022	NAP	11/6/2031	11/6/2031	0	0	L(25),D(85),O(4)	347,760	0	347,760	2/28/2022	T-12
52	Loan	16	1	701 Van Duzer Street	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(26),D(88),O(6)	217,640	78,202	139,438	12/31/2021	T-12
53	Loan	20	1	Marymoor Self Storage	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(23),YM1(92),O(5)	1,382,349	407,552	974,798	3/31/2022	T-12
54	Loan		1	28818 Cinco Ranch	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(90),O(5)	614,046	187,569	426,477	2/28/2022	T-12
55	Loan	16	1	The Storage Depot	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	426,715	207,502	219,212	12/31/2021	T-12
56	Loan	19	1	Walgreens Plainfield	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	275,000	0	275,000	2/28/2022	T-12
57	Loan	16	1	CVS Fourth Street	6	5/6/2022	5/6/2022	4/6/2032	4/6/2032	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV
58	Loan	19	1	Walgreens House Springs	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	120,000	0	120,000	2/28/2022	T-12
59	Loan		1	Inner Space Storage	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(25),D(91),O(4)	205,301	105,792	99,509	2/28/2022	T-12
60	Loan	2	1	Lamplighter MHC	6	6/6/2022	6/6/2025	5/6/2032	5/6/2032	0	0	L(24),YM1(92),O(4)	209,552	75,627	133,926	2/28/2022	T-12

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)

1	Loan	6, 10,12	5	Houston Multifamily Portfolio	16,498,017	9,102,821	7,395,196	12/31/2021	T-12	15,712,142	8,813,170	6,898,972	12/31/2020	T-12	91.1%	17,842,142	9,248,231
1.01	Property		1	Providence at Memorial	4,093,921	2,233,639	1,860,282	12/31/2021	T-12	4,030,085	2,168,533	1,861,552	12/31/2020	T-12	94.8%	4,579,334	2,178,659
1.02	Property		1	Diamond Hill	3,248,315	1,928,148	1,320,167	12/31/2021	T-12	3,025,640	1,960,114	1,065,526	12/31/2020	T-12	89.4%	3,555,957	1,955,974
1.03	Property		1	Casa Del Mar	3,452,062	1,895,338	1,556,724	12/31/2021	T-12	3,299,792	1,781,979	1,517,813	12/31/2020	T-12	87.6%	3,669,548	1,900,731
1.04	Property		1	Sedona Pointe	3,336,192	1,707,119	1,629,073	12/31/2021	T-12	3,028,813	1,651,895	1,376,918	12/31/2020	T-12	92.8%	3,495,445	1,808,347
1.05	Property		1	Buena Vista	2,367,527	1,338,577	1,028,950	12/31/2021	T-12	2,327,812	1,250,649	1,077,163	12/31/2020	T-12	89.3%	2,541,858	1,404,520
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	39,766,160	15,511,878	24,254,281	12/31/2021	T-12	40,128,052	14,510,102	25,617,949	12/31/2020	T-12	97.2%	51,394,888	16,019,126
2.01	Property		1	Yorkshire Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	Lexington Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	29,977,651	11,485,410	18,492,242	12/31/2020	T-12	31,074,129	11,534,175	19,539,954	12/31/2019	T-12	91.1%	35,705,426	11,539,757
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	15,228,360	3,036,800
5	Loan	12, 16, 24	1	70 Hudson Street	12,018,384	5,181,982	6,836,402	12/31/2020	T-12	7,230,855	5,642,981	1,587,874	12/31/2019	T-12	94.0%	22,465,058	6,481,062
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	10,181,784	254,545
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	821,985	20,550
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	903,510	22,588
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	895,426	22,386
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	737,466	18,437
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	722,843	18,071
6.06	Property		1	Publix - Decatur (Point), AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	542,013	13,550
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	534,826	13,371
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	699,757	17,494
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	592,919	14,823
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	613,836	15,346
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	357,819	8,945
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	242,493	6,062
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	222,966	5,574
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	165,335	4,133
6.15	Property		1	U.S. Bank - Northlake (North), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	175,893	4,397
6.16	Property		1	CVS - Tullahoma (Jackson), TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	143,552	3,589
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	141,106	3,528
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	149,831	3,746
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	121,795	3,045
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	115,533	2,888
6.21	Property		1	PNC Bank - Aurora (Galena), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	127,465	3,187
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	121,228	3,031
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	111,715	2,793
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	102,645	2,566
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	105,738	2,643
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	95,969	2,399
6.27	Property		1	Dollar General - Odessa (University), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	86,887	2,172
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	91,316	2,283
6.29	Property		1	Dollar General- Springtown (Highway), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	81,638	2,041
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	74,786	1,870
6.31	Property		1	Dollar General - Holly (Saginaw), MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	82,156	2,054
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	68,065	1,702
6.33	Property		1	Dollar General - Lubbock (University), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	70,223	1,756
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	61,049	1,526
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	31,681,421	15,894,296	15,787,125	12/31/2021	T-12	25,039,832	13,482,223	11,557,609	12/31/2020	T-12	88.7%	37,490,628	17,715,360
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	46,173,375	8,384,962	37,788,413	12/31/2020	T-12	43,166,777	7,222,431	35,944,346	12/31/2019	T-12	100.0%	55,178,154	10,108,560
8.01	Property		1	4000 Principio Parkway	6,018,245	1,033,939	4,984,306	12/31/2020	T-12	5,838,319	942,539	4,895,780	12/31/2019	T-12	100.0%	6,501,553	1,145,058
8.02	Property		1	2020 Joe B. Jackson Parkway	4,966,906	412,225	4,554,681	12/31/2020	T-12	4,934,718	466,890	4,467,828	12/31/2019	T-12	100.0%	5,326,380	508,544
8.03	Property		1	1901 Meadowville Technology Parkway	6,179,097	1,217,920	4,961,177	12/31/2020	T-12	6,147,034	1,193,206	4,953,828	12/31/2019	T-12	100.0%	6,711,851	1,587,536
8.04	Property		1	52 Pettengill Road	4,558,855	1,364,364	3,194,491	12/31/2020	T-12	3,240,412	885,179	2,355,233	12/31/2019	T-12	100.0%	5,099,301	1,459,081
8.05	Property		1	510 John Dodd Road	4,611,745	407,210	4,204,535	12/31/2020	T-12	4,671,876	315,449	4,356,427	12/31/2019	T-12	100.0%	5,001,109	401,290
8.06	Property		1	309 Dulty's Lane	3,546,330	151,200	3,395,129	12/31/2020	T-12	3,483,064	136,309	3,346,755	12/31/2019	T-12	100.0%	3,660,336	171,164
8.07	Property		1	5300 Centerpoint Parkway	2,970,898	413,311	2,557,587	12/31/2020	T-12	2,883,912	355,641	2,528,271	12/31/2019	T-12	100.0%	3,214,617	431,314
8.08	Property		1	17001 West Mercury Street	15,969	952	15,017	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	3,046,813	315,274
8.09	Property		1	725 Darlington Avenue	2,376,596	732,463	1,644,133	12/31/2020	T-12	2,477,401	837,916	1,639,485	12/31/2019	T-12	100.0%	2,864,263	837,845
8.10	Property		1	10100 89th Avenue N	2,514,769	943,582	1,571,187	12/31/2020	T-12	2,397,354	869,814	1,527,540	12/31/2019	T-12	100.0%	2,867,390	1,091,485
8.11	Property		1	7303 Rickenbacker Parkway West	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,590,343	179,543
8.12	Property		1	4836 Hickory Hill Road	1,486,515	245,083	1,241,432	12/31/2020	T-12	1,365,744	185,178	1,180,566	12/31/2019	T-12	100.0%	1,518,188	259,542
8.13	Property		1	7000 West Post Road	1,374,079	139,964	1,234,114	12/31/2020	T-12	980,472	76,552	903,920	12/31/2019	T-12	100.0%	1,399,009	164,776
8.14	Property		1	3201 Bearing Drive	1,532,694	89,236	1,443,459	12/31/2020	T-12	1,097,639	56,170	1,041,469	12/31/2019	T-12	100.0%	1,717,992	105,502
8.15	Property		1	900 Commerce Parkway West Drive	1,536,383	483,075	1,053,308	12/31/2020	T-12	1,273,562	351,655	921,907	12/31/2019	T-12	100.0%	1,739,623	710,534
8.16	Property		1	6825 West County Road 400 North	1,395,608	521,431	874,177	12/31/2020	T-12	1,338,603	318,566	1,020,037	12/31/2019	T-12	100.0%	1,790,931	494,997
8.17	Property		1	951 Trails Road	1,088,686	229,006	859,680	12/31/2020	T-12	1,036,668	231,367	805,301	12/31/2019	T-12	100.0%	1,128,453	245,077
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	6,863,588	2,085,284	4,778,303	12/31/2021	T-12	1,911,717	475,068	1,436,649	12/31/2020	T-12	95.5%	9,112,448	2,413,939
9.01	Property		1	West Mifflin, PA	2,425,135	673,101	1,752,034	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	91.1%	2,998,311	797,681
9.02	Property		1	Church Hill, TN	2,113,938	874,196	1,239,742	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	3,230,188	894,353
9.03	Property		1	Mossville, IL	1,113,632	172,024	941,609	12/31/2021	T-12	1,096,341	173,751	922,590	12/31/2020	T-12	100.0%	1,294,444	308,940
9.04	Property		1	Eldon, MO	863,928	288,884	575,044	12/31/2021	T-12	815,376	301,317	514,059	12/31/2020	T-12	87.7%	1,020,099	323,331
9.05	Property		1	Kingsport, TN	346,953	77,079	269,874	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	569,405	89,633
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	6,258,813	3,149,886	3,108,927	12/31/2021	T-12	4,779,487	2,636,592	2,142,895	12/31/2020	T-12	90.1%	6,391,499	3,248,131
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	2,339,678	1,386,987	952,691	12/31/2021	T-12	1,762,884	1,106,062	656,822	12/31/2020	T-12	100.0%	2,333,597	1,434,037
10.02	Property		1	Hacienda RV Resort	1,168,243	629,544	538,699	12/31/2021	T-12	850,857	487,884	362,973	12/31/2020	T-12	70.1%	1,212,833	624,582
10.03	Property		1	Gardena MHC & Apts	750,381	320,049	430,332	12/31/2021	T-12	580,406	308,136	272,270	12/31/2020	T-12	95.0%	773,618	326,154
10.04	Property		1	Fairmont MHC	538,836	185,823	353,013	12/31/2021	T-12	440,349	152,228	288,121	12/31/2020	T-12	95.0%	542,409	193,263
10.05	Property		1	Gansett MHC	356,143	159,455	196,688	12/31/2021	T-12	309,266	122,754	186,512	12/31/2020	T-12	92.5%	434,742	158,411
10.06	Property		1	Elsinore Hills RV Park	536,964	224,382	312,582	12/31/2021	T-12	423,090	182,242	240,848	12/31/2020	T-12	95.0%	499,224	241,193
10.07	Property		1	Flying A MHC	373,078	166,958	206,120	12/31/2021	T-12	238,673	184,510	54,163	12/31/2020	T-12	93.0%	378,558	188,414
10.08	Property		1	Golden Arrow MHC	195,490	76,688	118,802	12/31/2021	T-12	173,962	92,776	81,186	12/31/2020	T-12	95.0%	216,518	82,076
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	3,243,515	894,091	2,349,424	12/31/2020	T-12	3,416,017	913,410	2,502,607	12/31/2019	T-12	87.0%	3,989,340	1,035,830
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	5,107,816	962,269	4,145,547	12/31/2021	T-12	4,735,436	899,787	3,835,649	12/31/2020	T-12	95.0%	4,947,265	987,247
13	Loan	11, 16	1	Village at Mitchell Ranch	4,727,907	989,817	3,738,090	12/31/2021	T-12	3,814,341	887,444	2,926,897	12/31/2020	T-12	95.0%	4,793,806	1,529,879
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	14,231,093	3,262,000	10,969,093	12/31/2020	T-12	13,417,567	3,368,250	10,049,316	12/31/2019	T-12	95.0%	15,533,384	3,582,225
14.01	Property		1	350 Anchor Mill Road	2,623,217	541,521	2,081,696	12/31/2020	T-12	2,433,922	590,497	1,843,425	12/31/2019	T-12	97.4%	2,834,599	602,290

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)

14.02	Property		1	301 Anchor Mill Road	2,065,167	466,239	1,598,928	12/31/2020	T-12	1,975,716	497,190	1,478,526	12/31/2019	T-12	97.4%	2,103,763	506,670
14.03	Property		1	400 Ships Landing Way	1,422,674	340,370	1,082,304	12/31/2020	T-12	1,375,138	351,052	1,024,086	12/31/2019	T-12	97.4%	1,824,640	382,728
14.04	Property		1	800 Ships Landing Way	1,546,145	370,087	1,176,058	12/31/2020	T-12	1,431,719	399,526	1,032,193	12/31/2019	T-12	97.4%	1,634,997	393,303
14.05	Property		1	6 Dockview	1,377,642	270,355	1,107,287	12/31/2020	T-12	1,348,941	263,734	1,085,207	12/31/2019	T-12	97.4%	1,502,158	300,131
14.06	Property		1	501 Ships Landing Way	1,019,141	328,030	691,111	12/31/2020	T-12	971,770	306,218	665,552	12/31/2019	T-12	97.4%	1,180,685	339,191
14.07	Property		1	250 Anchor Mill Road	850,987	166,170	684,817	12/31/2020	T-12	848,851	179,879	668,972	12/31/2019	T-12	97.4%	903,310	195,204
14.08	Property		1	10 Dockview Drive	673,590	157,550	516,040	12/31/2020	T-12	502,758	164,362	338,396	12/31/2019	T-12	97.4%	709,875	158,895
14.09	Property		1	7 - 23 Harborview Drive	546,216	117,764	428,451	12/31/2020	T-12	513,386	105,994	407,392	12/31/2019	T-12	97.4%	680,137	122,834
14.10	Property		1	200 Anchor Mill Road	624,922	153,250	471,672	12/31/2020	T-12	612,936	155,169	457,767	12/31/2019	T-12	97.4%	651,534	170,813
14.11	Property		1	300 Anchor Mill Road	607,898	139,909	467,989	12/31/2020	T-12	594,821	142,437	452,384	12/31/2019	T-12	97.4%	610,728	150,105
14.12	Property		1	27 - 55 Harborview Drive	588,176	126,002	462,174	12/31/2020	T-12	502,458	123,220	379,238	12/31/2019	T-12	86.8%	557,313	119,676
14.13	Property		1	100 Ships Landing	285,317	60,730	224,587	12/31/2020	T-12	305,150	64,547	240,603	12/31/2019	T-12	97.4%	339,645	86,576
14.14	Property		1	600 Ships Landing Way	0	24,022	(24,022)	12/31/2020	T-12	0	24,424	(24,424)	12/31/2019	T-12	0.0%	0	53,808
15	Loan	6, 12	6	Stockton Self Storage Portfolio	5,676,848	1,625,083	4,051,765	12/31/2021	T-12	5,272,047	1,537,139	3,734,908	12/31/2020	T-12	78.5%	5,975,092	1,821,673
15.01	Property		1	Airport Road Self Storage	1,930,452	487,286	1,443,166	12/31/2021	T-12	1,792,931	446,957	1,345,974	12/31/2020	T-12	77.0%	2,005,527	536,596
15.02	Property		1	Morada Self Storage	1,269,017	374,874	894,143	12/31/2021	T-12	1,140,091	371,503	768,588	12/31/2020	T-12	82.1%	1,319,007	422,391
15.03	Property		1	Highway 88 Self Storage	795,221	267,064	528,157	12/31/2021	T-12	702,889	267,796	435,093	12/31/2020	T-12	74.1%	812,742	285,094
15.04	Property		1	Beckman Road Industrial	519,750	56,535	463,216	12/31/2021	T-12	581,742	43,799	537,943	12/31/2020	T-12	95.0%	648,638	111,410
15.05	Property		1	Highway 99 Self Storage	714,086	276,188	437,898	12/31/2021	T-12	664,124	258,468	405,656	12/31/2020	T-12	86.9%	718,354	288,566
15.06	Property		1	Eight Mile Road Self Storage	448,322	163,137	285,185	12/31/2021	T-12	390,270	148,617	241,653	12/31/2020	T-12	77.9%	470,824	177,617
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	3,798,015	1,656,251	2,141,765	12/31/2021	T-12	3,671,038	1,580,052	2,090,986	12/31/2020	T-12	95.0%	3,802,083	1,789,723
16.01	Property		1	Deerfield Apartments	1,863,810	788,583	1,075,228	12/31/2021	T-12	1,799,585	778,837	1,020,748	12/31/2020	T-12	95.0%	1,846,000	874,423
16.02	Property		1	Courtyard Apartments	1,934,205	867,668	1,066,537	12/31/2021	T-12	1,871,453	801,215	1,070,238	12/31/2020	T-12	95.0%	1,956,083	915,300
17	Loan	6, 10	3	ABC Mini Storage Portfolio	4,162,118	1,118,094	3,044,024	12/31/2021	T-12	3,797,914	1,070,006	2,727,908	12/31/2020	T-12	89.2%	4,308,777	1,328,576
17.01	Property		1	ABC Mini Storage - West	1,656,224	513,587	1,142,637	12/31/2021	T-12	1,517,648	470,668	1,046,980	12/31/2020	T-12	85.2%	1,730,727	595,446
17.02	Property		1	ABC Mini Storage - Valley	1,475,467	355,714	1,119,753	12/31/2021	T-12	1,314,751	358,315	956,436	12/31/2020	T-12	90.9%	1,517,980	417,838
17.03	Property		1	ABC Mini Storage - North	1,030,428	248,794	781,634	12/31/2021	T-12	965,515	241,022	724,493	12/31/2020	T-12	93.7%	1,060,070	315,292
18	Loan	20, 23	1	Sawmill Plaza	3,202,761	988,517	2,214,244	12/31/2021	T-12	2,877,157	839,445	2,037,712	12/31/2020	T-12	94.9%	3,398,850	1,265,802
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	2,811,669	762,459	2,049,210	12/31/2021	T-12	2,390,874	696,200	1,694,674	12/31/2020	T-12	95.0%	2,805,824	780,744
20	Loan	1, 6, 19, 23	2	The Summit	23,018,311	6,622,639	16,395,672	12/31/2019	T-12	25,404,892	7,774,331	17,630,561	12/31/2018	T-12	96.3%	57,071,586	15,970,440
20.01	Property		1	Summit 1, 2	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.02	Property		1	Summit 3	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21	Loan	10, 19, 20	1	Hamilton Commons	7,628,175	2,014,848	5,613,327	12/31/2021	T-12	7,754,120	1,999,644	5,754,476	12/31/2020	T-12	85.4%	7,684,216	2,153,924
22	Loan	15, 19	1	Church Ranch Corporate Center	2,753,952	1,182,608	1,571,344	12/31/2021	T-12	2,271,089	1,299,465	971,624	12/31/2020	T-12	88.5%	3,095,122	1,307,215
23	Loan	6, 12, 19	2	Oak Ridge Office Park	6,869,913	3,206,153	3,663,760	12/31/2021	T-12	6,592,651	3,073,017	3,519,634	12/31/2020	T-12	81.8%	6,510,869	3,219,541
23.01	Property		1	Oak Ridge Technical Center	4,465,967	2,004,517	2,461,450	12/31/2021	T-12	4,231,707	1,868,816	2,362,891	12/31/2020	T-12	90.3%	4,407,808	2,027,504
23.02	Property		1	Oak Ridge Corporate Center	2,403,946	1,201,636	1,202,310	12/31/2021	T-12	2,360,944	1,204,201	1,156,743	12/31/2020	T-12	68.4%	2,103,061	1,192,037
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	1,400,060	381,409	1,018,650	12/31/2021	T-12	1,695,408	318,749	1,376,659	12/31/2020	T-12	94.4%	1,850,645	362,584
25	Loan	6	2	Corpus Christi Portfolio	4,033,321	2,749,948	1,283,373	12/31/2020	T-12	4,988,057	3,548,509	1,439,548	12/31/2019	T-12	77.2%	5,301,072	3,321,298
25.01	Property		1	The Staybridge Suites	2,433,183	1,496,302	936,881	12/31/2020	T-12	2,960,854	1,859,826	1,101,029	12/31/2019	T-12	80.0%	2,589,597	1,633,487
25.02	Property		1	The Holiday Inn Express & Suites	1,600,138	1,253,645	346,492	12/31/2020	T-12	2,027,202	1,688,683	338,519	12/31/2019	T-12	74.7%	2,711,474	1,687,811
26	Loan	15, 19	1	Rosedale & Soundview	2,406,168	650,506	1,755,662	12/31/2021	T-12	2,376,351	755,777	1,620,574	12/31/2020	T-12	95.0%	2,435,901	881,760
27	Loan	15	1	Panther Lake Shopping Center	1,871,248	520,103	1,351,145	12/31/2021	T-12	1,798,183	516,332	1,281,851	12/31/2020	T-12	88.4%	1,936,790	484,744
28	Loan		1	Biotrial Medical Center	1,902,000	0	1,902,000	12/31/2020	T-12	1,593,000	0	1,593,000	12/31/2019	T-12	95.0%	2,381,650	605,000
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	10,655,601	2,469,360	8,186,241	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	91.9%	13,231,194	2,754,101
29.01	Property		1	6543 Las Vegas Boulevard South	3,771,289	698,311	3,072,977	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	4,116,846	869,315
29.02	Property		1	6226 West Sahara Avenue	1,482,267	127,960	1,354,307	12/31/2020	T-6	NAV	NAV	NAV	NAV	NAV	100.0%	3,147,646	180,603
29.03	Property		1	10190 Covington Cross Drive	1,846,424	655,129	1,191,295	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	2,536,300	671,663
29.04	Property		1	1450 Center Crossing Road	1,545,646	359,244	1,186,402	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	1,678,989	360,162
29.05	Property		1	6551 Las Vegas Boulevard South	1,022,919	250,572	772,347	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	1,172,088	238,873
29.06	Property		1	9901-9921 Covington Cross Drive	987,056	378,143	608,914	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	33.1%	579,325	433,485
30	Loan	15, 19	1	Magnolia Square	1,296,200	403,861	892,339	12/31/2021	T-12	1,288,019	298,614	989,406	12/31/2020	T-12	95.0%	1,683,402	407,300
31	Loan	15, 19, 28	1	Nona Commons	1,620,593	519,779	1,100,814	12/31/2021	T-12	1,807,381	502,916	1,304,465	12/31/2020	T-12	95.0%	1,986,182	507,271
32	Loan	16, 19	1	Walgreens - St Paul	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	968,060	20,907
33	Loan	6	2	Aragona Retail Portfolio	1,638,844	456,044	1,182,800	12/31/2021	T-12	1,546,763	385,776	1,160,987	12/31/2020	T-12	93.0%	1,737,432	441,923
33.01	Property		1	Macomb Centre Plaza	1,223,517	340,657	882,860	12/31/2021	T-12	1,134,093	285,514	848,579	12/31/2020	T-12	92.4%	1,322,997	333,012
33.02	Property		1	River Park Plaza	415,327	115,387	299,940	12/31/2021	T-12	412,670	100,262	312,408	12/31/2020	T-12	95.0%	414,434	108,912
34	Loan	15	1	Centennial Plaza	1,125,517	348,740	776,777	12/31/2020	T-12	1,322,345	448,925	873,420	12/31/2019	T-12	92.1%	1,745,638	434,978
35	Loan	17	1	Great American Self Storage	1,217,562	544,272	673,290	12/31/2020	T-12	1,317,808	550,421	767,387	12/31/2019	T-12	95.6%	1,500,755	565,628
36	Loan	15, 19, 21	1	South Valley Center	1,154,909	294,267	860,642	12/31/2021	T-12	1,113,230	287,672	825,558	12/31/2020	T-12	93.6%	1,281,610	310,215
37	Loan	13, 19	1	127 8th Avenue Leased Fee	816,068	0	816,068	12/31/2021	T-12	790,067	0	790,067	12/31/2020	T-12	100.0%	923,049	3,154
38	Loan	10, 30	1	Go Store It Crossville	1,154,376	180,719	973,657	12/31/2021	T-12	871,466	101,616	769,850	12/31/2020	T-12	88.7%	1,231,766	351,208
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.8%	1,038,427	259,111
40	Loan	16, 19	1	Home2 Suites Bedford	2,652,585	1,174,056	1,478,528	12/31/2021	T-12	1,383,472	999,538	383,934	12/31/2020	T-12	66.6%	2,723,321	1,258,116
41	Loan	13, 16, 32	1	Edwards Landing Apartments	1,090,313	260,269	830,044	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,098,823	355,243
42	Loan		1	Holiday Inn Express - Memphis, TN	1,519,337	1,283,446	235,891	12/31/2020	T-12	2,685,849	1,790,491	895,358	12/31/2019	T-12	80.0%	2,954,699	1,781,788
43	Loan	19	1	Shops at The Domain	815,017	244,883	570,134	12/31/2020	T-12	909,618	264,342	645,276	12/31/2019	T-12	95.0%	926,172	286,661
44	Loan	16, 30	1	275 Commerce	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,229,065	472,284
45	Loan	11, 19	1	CVS Pawtucket	522,484	0	522,484	12/31/2021	T-12	533,181	0	533,181	12/31/2020	T-12	100.0%	469,000	1,000
46	Loan	5, 19	1	Candlewood Suites Elgin	1,694,326	953,636	740,690	12/31/2021	T-12	1,142,325	792,822	349,503	12/31/2020	T-12	73.3%	1,807,453	1,006,551
47	Loan		1	Load and Lock Self Storage	671,703	91,864	579,839	12/31/2021	T-12	491,115	74,426	416,689	12/31/2020	T-12	95.0%	675,651	179,206
48	Loan	15	1	Hartsville Crossing	858,837	200,755	658,082	12/31/2021	T-12	713,339	187,871	525,467	12/31/2020	T-12	91.9%	906,893	282,900
49	Loan		1	Washington MHC Portfolio	658,282	189,788	468,494	12/31/2021	T-12	627,321	187,580	439,741	12/31/2020	T-12	95.0%	680,401	207,596
50	Loan	20	1	5400-5450 W. Atlantic Blvd	489,164	170,392	318,773	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	723,002	249,735
51	Loan	19	1	Walgreens McDonough	347,760	0	347,760	12/31/2020	T-12	347,760	0	347,760	12/31/2019	T-12	100.0%	363,165	1,036
52	Loan	16	1	701 Van Duzer Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	547,094	117,505
53	Loan	20	1	Marymoor Self Storage	1,340,266	390,824	949,442	12/31/2021	T-12	1,291,441	369,643	921,798	12/31/2020	T-12	90.0%	1,463,554	411,838
54	Loan		1	28818 Cinco Ranch	593,835	184,783	409,052	12/31/2021	T-12	488,436	181,315	307,121	12/31/2020	T-12	95.0%	646,105	188,952
55	Loan	16	1	The Storage Depot	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	89.4%	437,259	176,464
56	Loan	19	1	Walgreens Plainfield	275,000	0	275,000	12/31/2020	T-12	275,000	0	275,000	12/31/2019	T-12	100.0%	282,345	1,036
57	Loan	16	1	CVS Fourth Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	245,980	7,379
58	Loan	19	1	Walgreens House Springs	120,000	0	120,000	12/31/2020	T-12	120,000	0	120,000	12/31/2019	T-12	100.0%	222,907	1,036
59	Loan		1	Inner Space Storage	202,805	106,884	95,921	12/31/2021	T-12	168,675	79,334	89,341	12/31/2020	T-12	91.5%	200,368	73,307
60	Loan	2	1	Lamplighter MHC	213,467	80,310	133,156	12/31/2021	T-12	204,940	71,514	133,426	12/31/2020	T-12	93.2%	206,839	82,896

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
						15	15		14	14	7	7				5,7	5,7
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	8,593,911	523,170	0	8,070,741	1.77	1.66	11.3%	10.6%	168,780,000	As Is	Various	45.0%	45.0%
1.01	Property		1	Providence at Memorial	2,400,675	118,770	0	2,281,905					47,800,000	As Is	3/17/2022
1.02	Property		1	Diamond Hill	1,599,983	102,480	0	1,497,503					32,580,000	As Is	3/17/2022
1.03	Property		1	Casa Del Mar	1,768,817	113,634	0	1,655,183					34,400,000	As Is	3/17/2022
1.04	Property		1	Sedona Pointe	1,687,098	101,728	0	1,585,370					31,100,000	As Is	3/16/2022
1.05	Property		1	Buena Vista	1,137,338	86,558	0	1,050,780					22,900,000	As Is	3/17/2022
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	35,375,762	0	0	35,375,762	3.61	3.61	11.1%	11.1%	954,000,000	As Is	1/20/2022	33.3%	33.3%
2.01	Property		1	Yorkshire Towers	NAV	NAV	NAV	NAV					821,000,000	As Is	1/20/2022
2.02	Property		1	Lexington Towers	NAV	NAV	NAV	NAV					133,000,000	As Is	1/20/2022
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	24,165,669	100,502	753,765	23,311,402	4.51	4.35	12.1%	11.7%	478,000,000	As Is	10/26/2021	41.8%	41.8%
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	12,191,560	36,991	0	12,154,569	1.66	1.66	8.6%	8.6%	240,000,000	As Is	2/14/2022	59.2%	59.2%
5	Loan	12, 16, 24	1	70 Hudson Street	15,983,997	64,692	0	15,919,304	4.12	4.10	13.3%	13.3%	300,000,000	As Is	11/8/2021	40.0%	40.0%
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	9,927,240	112,193	0	9,815,047	2.06	2.03	9.6%	9.4%	195,600,000	As Is	Various	53.1%	53.1%
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	801,435	6,288	0	795,148					16,700,000	As Is	3/6/2022
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	880,923	9,157	0	871,765					17,000,000	As Is	2/24/2022
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	873,040	21,354	0	851,687					16,100,000	As Is	3/7/2022
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	719,030	6,347	0	712,683					14,900,000	As Is	3/3/2022
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	704,772	6,636	0	698,136					14,700,000	As Is	3/3/2022
6.06	Property		1	Publix - Decatur (Point), AL	528,463	6,840	0	521,623					10,800,000	As Is	3/7/2022
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	521,455	2,384	0	519,071					9,180,000	As Is	3/3/2022
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	682,263	6,293	0	675,970					14,200,000	As Is	3/3/2022
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	578,096	6,486	0	571,610					12,000,000	As Is	3/3/2022
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	598,490	6,347	0	592,144					12,400,000	As Is	3/6/2022
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	348,873	1,988	0	346,885					6,730,000	As Is	3/3/2022
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	236,431	6,525	0	229,906					4,550,000	As Is	3/9/2022
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	217,392	1,645	0	215,747					3,710,000	As Is	3/8/2022
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	161,201	2,436	0	158,765					3,200,000	As Is	2/24/2022
6.15	Property		1	U.S. Bank - Northlake (North), IL	171,496	795	0	170,701					3,090,000	As Is	3/3/2022
6.16	Property		1	CVS - Tullahoma (Jackson), TN	139,963	1,440	0	138,523					3,000,000	As Is	3/4/2022
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	137,578	450	0	137,128					2,700,000	As Is	2/26/2022
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	146,086	638	0	145,448					2,610,000	As Is	3/3/2022
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	118,750	525	0	118,225					2,400,000	As Is	2/22/2022
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	112,645	1,073	0	111,572					2,480,000	As Is	3/7/2022
6.21	Property		1	PNC Bank - Aurora (Galena), IL	124,278	750	0	123,528					2,360,000	As Is	3/3/2022
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	118,197	1,575	0	116,622					2,260,000	As Is	3/4/2022
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	108,922	1,253	0	107,669					2,025,000	As Is	3/3/2022
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	100,079	1,354	0	98,725					1,900,000	As Is	2/18/2022
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	103,095	822	0	102,273					1,840,000	As Is	3/3/2022
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	93,570	1,245	0	92,325					1,740,000	As Is	3/7/2022
6.27	Property		1	Dollar General - Odessa (University), TX	84,715	1,354	0	83,361					1,570,000	As Is	3/5/2022
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	89,033	1,424	0	87,609					1,600,000	As Is	2/28/2022
6.29	Property		1	Dollar General- Springtown (Highway), TX	79,597	1,354	0	78,243					1,500,000	As Is	3/5/2022
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	72,917	733	0	72,184					1,480,000	As Is	3/4/2022
6.31	Property		1	Dollar General - Holly (Saginaw), MI	80,102	1,610	0	78,492					1,275,000	As Is	3/1/2022
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	66,364	1,352	0	65,011					1,220,000	As Is	2/25/2022
6.33	Property		1	Dollar General - Lubbock (University), TX	68,468	1,352	0	67,116					1,320,000	As Is	3/5/2022
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	59,523	371	0	59,151					1,060,000	As Is	3/7/2022
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	19,775,267	295,000	1,219,032	18,261,235	1.82	1.68	9.4%	8.7%	335,200,000	As Is	1/31/2022	62.6%	62.6%
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	45,069,593	1,887,664	1,415,748	41,766,181	3.37	3.12	13.2%	12.2%	1,175,000,000	As Portfolio	1/3/2022	29.0%	29.0%
8.01	Property		1	4000 Principio Parkway	5,356,496	238,949	179,212	4,938,335					140,000,000	As Is	12/15/2021
8.02	Property		1	2020 Joe B. Jackson Parkway	4,817,836	203,256	152,442	4,462,138					132,100,000	As Is	12/21/2021
8.03	Property		1	1901 Meadowville Technology Parkway	5,124,315	203,256	152,442	4,768,617					115,400,000	As Is	12/15/2021
8.04	Property		1	52 Pettengill Road	3,640,220	122,848	92,136	3,425,236					123,000,000	As Is	1/3/2022
8.05	Property		1	510 John Dodd Road	4,599,819	203,148	152,361	4,244,310					112,500,000	As Is	12/23/2021
8.06	Property		1	309 Dulty's Lane	3,489,171	126,767	95,075	3,267,329					107,900,000	As Is	12/22/2021
8.07	Property		1	5300 Centerpoint Parkway	2,783,304	116,268	87,201	2,579,834					57,600,000	As Is	12/16/2021
8.08	Property		1	17001 West Mercury Street	2,731,539	129,092	96,819	2,505,627					50,400,000	As Is	12/20/2021
8.09	Property		1	725 Darlington Avenue	2,026,418	33,485	25,114	1,967,820					51,400,000	As Is	12/9/2021
8.10	Property		1	10100 89th Avenue N	1,775,905	63,812	47,859	1,664,234					39,500,000	As Is	12/15/2021
8.11	Property		1	7303 Rickenbacker Parkway West	1,410,800	71,501	53,626	1,285,674					33,400,000	As Is	12/16/2021
8.12	Property		1	4836 Hickory Hill Road	1,258,647	129,232	96,924	1,032,491					35,500,000	As Is	1/3/2022
8.13	Property		1	7000 West Post Road	1,234,233	19,191	14,393	1,200,650					30,400,000	As Is	12/14/2021
8.14	Property		1	3201 Bearing Drive	1,612,490	84,582	63,437	1,464,471					29,800,000	As Is	12/28/2021
8.15	Property		1	900 Commerce Parkway West Drive	1,029,090	58,878	44,158	926,054					27,500,000	As Is	12/28/2021
8.16	Property		1	6825 West County Road 400 North	1,295,934	49,008	36,756	1,210,170					24,300,000	As Is	12/15/2021
8.17	Property		1	951 Trails Road	883,377	34,390	25,793	823,194					17,600,000	As Is	12/15/2021
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	6,698,509	271,567	201,452	6,225,490	1.69	1.57	11.8%	10.9%	88,200,000	As Is	Various	64.6%	60.2%
9.01	Property		1	West Mifflin, PA	2,200,630	62,500	81,991	2,056,139					24,560,000	As Is	4/13/2022
9.02	Property		1	Church Hill, TN	2,335,835	81,869	71,480	2,182,487					31,000,000	As Is	3/7/2022
9.03	Property		1	Mossville, IL	985,504	47,840	22,749	914,915					13,700,000	As Is	4/13/2022
9.04	Property		1	Eldon, MO	696,768	66,283	11,817	618,668					11,440,000	As Is	4/6/2022
9.05	Property		1	Kingsport, TN	479,772	13,075	13,414	453,282					7,500,000	As Is	3/7/2022
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	3,143,368	43,223	0	3,100,145	1.54	1.52	9.2%	9.1%	65,100,000	As Is	Various	52.2%	52.2%
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	899,560	10,187	0	889,373					19,000,000	As Is	2/12/2022
10.02	Property		1	Hacienda RV Resort	588,251	7,910	0	580,341					10,900,000	As Is	2/13/2022
10.03	Property		1	Gardena MHC & Apts	447,464	4,980	0	442,484					9,000,000	As Is	2/9/2022
10.04	Property		1	Fairmont MHC	349,146	4,800	0	344,346					7,400,000	As Is	2/24/2022
10.05	Property		1	Gansett MHC	276,331	3,500	0	272,831					5,900,000	As Is	3/1/2022
10.06	Property		1	Elsinore Hills RV Park	258,031	5,950	0	252,081					6,100,000	As Is	2/8/2022
10.07	Property		1	Flying A MHC	190,144	3,300	0	186,844					4,200,000	As Is	2/28/2022
10.08	Property		1	Golden Arrow MHC	134,442	2,596	0	131,846					2,600,000	As Is	2/7/2022
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	2,953,510	9,763	90,241	2,853,506	1.85	1.79	9.8%	9.5%	46,000,000	As Is	2/17/2022	65.5%	65.5%
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	3,960,019	34,206	182,441	3,743,371	1.47	1.39	9.9%	9.4%	70,000,000	As Is	2/25/2022	57.1%	47.0%
13	Loan	11, 16	1	Village at Mitchell Ranch	3,263,927	22,007	110,036	3,131,884	2.33	2.23	11.5%	11.0%	68,500,000	As Is	3/1/2022	41.6%	41.6%
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	11,951,159	218,002	338,061	11,395,097	2.34	2.23	8.7%	8.3%	224,250,000	As Is	1/5/2022	61.5%	61.5%
14.01	Property		1	350 Anchor Mill Road	2,232,309	42,129	65,331	2,124,850					40,750,000	As Is	1/5/2022

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
						15	15		14	14	7	7				5,7	5,7
14.02	Property		1	301 Anchor Mill Road	1,597,093	33,505	51,956	1,511,632					32,950,000	As Is	1/5/2022
14.03	Property		1	400 Ships Landing Way	1,441,912	23,500	36,442	1,381,970					23,550,000	As Is	1/5/2022
14.04	Property		1	800 Ships Landing Way	1,241,694	22,620	35,077	1,183,996					23,000,000	As Is	1/5/2022
14.05	Property		1	6 Dockview	1,202,027	20,108	31,182	1,150,737					19,700,000	As Is	1/5/2022
14.06	Property		1	501 Ships Landing Way	841,494	15,963	24,754	800,777					14,600,000	As Is	1/5/2022
14.07	Property		1	250 Anchor Mill Road	708,106	10,680	16,562	680,864					12,550,000	As Is	1/5/2022
14.08	Property		1	10 Dockview Drive	550,979	10,063	15,605	525,311					10,300,000	As Is	1/5/2022
14.09	Property		1	7 - 23 Harborview Drive	557,302	6,807	10,555	539,940					9,300,000	As Is	1/5/2022
14.10	Property		1	200 Anchor Mill Road	480,721	10,118	15,691	454,912					10,200,000	As Is	1/5/2022
14.11	Property		1	300 Anchor Mill Road	460,624	8,385	13,003	439,236					8,850,000	As Is	1/5/2022
14.12	Property		1	27 - 55 Harborview Drive	437,637	6,845	10,615	420,176					9,050,000	As Is	1/5/2022
14.13	Property		1	100 Ships Landing	253,069	4,480	6,947	241,641					4,700,000	As Is	1/5/2022
14.14	Property		1	600 Ships Landing Way	(53,808)	2,799	4,340	(60,947)					4,750,000	As Is	1/5/2022
15	Loan	6, 12	6	Stockton Self Storage Portfolio	4,153,419	78,025	0	4,075,395	1.63	1.60	10.7%	10.5%	79,350,000	As Is	Various	49.1%	40.6%
15.01	Property		1	Airport Road Self Storage	1,468,931	12,449	0	1,456,483					28,890,000	As Is	3/15/2022
15.02	Property		1	Morada Self Storage	896,616	11,844	0	884,772					15,950,000	As Is	3/28/2022
15.03	Property		1	Highway 88 Self Storage	527,648	7,532	0	520,116					9,550,000	As Is	3/1/2022
15.04	Property		1	Beckman Road Industrial	537,228	27,720	0	509,508					11,700,000	As Is	3/16/2022
15.05	Property		1	Highway 99 Self Storage	429,788	9,043	0	420,745					8,010,000	As Is	3/28/2022
15.06	Property		1	Eight Mile Road Self Storage	293,207	9,437	0	283,771					5,250,000	As Is	3/16/2022
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	2,012,360	110,250	0	1,902,110	1.27	1.20	9.6%	9.1%	37,000,000	As Is	3/2/2022	56.6%	45.6%
16.01	Property		1	Deerfield Apartments	971,577	61,500	0	910,077					19,200,000	As Is	3/2/2022
16.02	Property		1	Courtyard Apartments	1,040,783	48,750	0	992,033					17,800,000	As Is	3/2/2022
17	Loan	6, 10	3	ABC Mini Storage Portfolio	2,980,201	53,155	0	2,927,046	2.75	2.70	13.2%	13.0%	51,000,000	As Is	3/21/2022	44.1%	44.1%
17.01	Property		1	ABC Mini Storage - West	1,135,281	23,225	0	1,112,055					21,000,000	As Is	3/21/2022
17.02	Property		1	ABC Mini Storage - Valley	1,100,142	16,875	0	1,083,267					18,000,000	As Is	3/21/2022
17.03	Property		1	ABC Mini Storage - North	744,779	13,055	0	731,724					12,000,000	As Is	3/21/2022
18	Loan	20, 23	1	Sawmill Plaza	2,133,049	36,991	136,284	1,959,774	1.58	1.45	10.9%	10.1%	28,000,000	As Is	3/18/2022	69.6%	58.4%
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	2,025,080	16,852	56,173	1,952,056	1.82	1.75	11.0%	10.6%	36,900,000	As Is	2/25/2022	50.0%	40.4%
20	Loan	1, 6, 19, 23	2	The Summit	41,101,145	181,461	688,764	40,230,920	4.20	4.11	12.6%	12.3%	895,500,000	As Is	11/1/2021	36.5%	36.5%
20.01	Property		1	Summit 1, 2	NAV	NAV	NAV	NAV					500,000,000	As Is	11/1/2021
20.02	Property		1	Summit 3	NAV	NAV	NAV	NAV					395,500,000	As Is	11/1/2021
21	Loan	10, 19, 20	1	Hamilton Commons	5,530,291	84,641	503,812	4,941,839	4.37	3.91	14.2%	12.7%	65,600,000	As Is	1/17/2020	59.5%	59.5%
22	Loan	15, 19	1	Church Ranch Corporate Center	1,787,907	76,063	115,211	1,596,634	1.96	1.75	10.8%	9.7%	25,600,000	As Is	3/2/2022	64.5%	64.5%
23	Loan	6, 12, 19	2	Oak Ridge Office Park	3,291,327	70,003	448,965	2,772,360	2.18	1.84	12.3%	10.4%	43,000,000	As Is	7/26/2021	62.1%	49.5%
23.01	Property		1	Oak Ridge Technical Center	2,380,304	45,274	290,365	2,044,665					31,300,000	As Is	7/26/2021
23.02	Property		1	Oak Ridge Corporate Center	911,023	24,729	158,600	727,695					11,700,000	As Is	7/26/2021
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	1,488,061	31,350	62,700	1,394,010	1.80	1.68	10.1%	9.4%	23,200,000	As Is	2/8/2022	63.8%	63.8%
25	Loan	6	2	Corpus Christi Portfolio	1,979,774	212,043	0	1,767,731	2.02	1.80	13.9%	12.4%	20,700,000	As Is	3/2/2022	68.9%	57.8%
25.01	Property		1	The Staybridge Suites	956,111	103,584	0	852,527					11,400,000	As Is	3/2/2022
25.02	Property		1	The Holiday Inn Express & Suites	1,023,664	108,459	0	915,205					9,300,000	As Is	3/2/2022
26	Loan	15, 19	1	Rosedale & Soundview	1,554,141	9,451	82,651	1,462,038	2.28	2.15	11.5%	10.8%	26,300,000	As Is	2/6/2022	51.3%	51.3%
27	Loan	15	1	Panther Lake Shopping Center	1,452,047	21,305	18,278	1,412,464	1.98	1.93	10.8%	10.5%	21,000,000	As Is	1/17/2022	64.3%	64.3%
28	Loan		1	Biotrial Medical Center	1,776,650	15,125	90,750	1,670,775	2.36	2.22	13.7%	12.9%	34,500,000	As Is	4/13/2022	37.7%	37.7%
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	10,477,093	158,766	611,320	9,707,007	1.53	1.42	9.0%	8.4%	196,300,000	As Is	10/7/2021	59.1%	52.7%
29.01	Property		1	6543 Las Vegas Boulevard South	3,247,531	44,189	175,922	3,027,420					66,700,000	As Is	10/7/2021
29.02	Property		1	6226 West Sahara Avenue	2,967,043	30,000	157,752	2,779,291					40,600,000	As Is	10/7/2021
29.03	Property		1	10190 Covington Cross Drive	1,864,637	14,658	104,421	1,745,558					26,600,000	As Is	10/7/2021
29.04	Property		1	1450 Center Crossing Road	1,318,827	38,375	102,592	1,177,860					26,500,000	As Is	10/7/2021
29.05	Property		1	6551 Las Vegas Boulevard South	933,215	13,439	42,229	877,547					18,500,000	As Is	10/7/2021
29.06	Property		1	9901-9921 Covington Cross Drive	145,839	18,104	28,405	99,330					17,400,000	As Is	10/7/2021
30	Loan	15, 19	1	Magnolia Square	1,276,102	16,171	25,015	1,234,916	1.53	1.48	10.2%	9.9%	17,400,000	As Is	3/8/2022	71.8%	61.1%
31	Loan	15, 19, 28	1	Nona Commons	1,478,911	8,453	55,403	1,415,055	2.13	2.04	12.3%	11.8%	23,100,000	As Is	2/11/2022	51.9%	45.0%
32	Loan	16, 19	1	Walgreens - St Paul	947,153	0	0	947,153	1.58	1.58	8.5%	8.5%	19,000,000	As Is	2/7/2022	58.9%	58.9%
33	Loan	6	2	Aragona Retail Portfolio	1,295,508	16,220	94,448	1,184,840	2.61	2.39	12.2%	11.1%	18,200,000	As Is	2/7/2022	58.5%	58.5%
33.01	Property		1	Macomb Centre Plaza	989,986	9,730	70,820	909,436					13,900,000	As Is	2/7/2022
33.02	Property		1	River Park Plaza	305,522	6,490	23,628	275,404					4,300,000	As Is	2/7/2022
34	Loan	15	1	Centennial Plaza	1,310,660	17,318	32,728	1,260,613	2.29	2.20	13.1%	12.6%	15,500,000	As Is	12/10/2021	64.5%	54.3%
35	Loan	17	1	Great American Self Storage	935,127	13,041	0	922,086	1.68	1.65	9.7%	9.6%	17,300,000	As Is	11/5/2021	55.5%	55.5%
36	Loan	15, 19, 21	1	South Valley Center	971,395	8,444	40,358	922,593	1.96	1.86	10.2%	9.7%	17,300,000	As Is	4/4/2022	54.9%	54.9%
37	Loan	13, 19	1	127 8th Avenue Leased Fee	919,895	0	0	919,895	1.55	1.55	9.7%	9.7%	29,200,000	As Is	4/4/2022	32.5%	26.5%
38	Loan	10, 30	1	Go Store It Crossville	880,558	17,347	0	863,212	1.94	1.90	9.8%	9.6%	17,175,000	As Is	2/16/2022	52.4%	52.4%
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	779,315	8,836	3,908	766,571	1.68	1.65	8.7%	8.5%	15,100,000	As Is	3/9/2022	59.6%	59.6%
40	Loan	16, 19	1	Home2 Suites Bedford	1,465,206	108,933	0	1,356,273	2.66	2.47	16.3%	15.1%	16,500,000	As Is	2/1/2022	54.4%	44.2%
41	Loan	13, 16, 32	1	Edwards Landing Apartments	743,580	19,500	0	724,080	1.63	1.59	9.0%	8.8%	15,700,000	As Is	3/10/2022	52.5%	52.5%
42	Loan		1	Holiday Inn Express - Memphis, TN	1,172,911	118,188	0	1,054,723	2.51	2.26	16.9%	15.2%	10,400,000	As Is	2/18/2022	66.8%	55.7%
43	Loan	19	1	Shops at The Domain	639,511	2,022	16,314	621,174	1.42	1.38	9.5%	9.3%	11,200,000	As Is	2/8/2022	59.8%	55.5%
44	Loan	16, 30	1	275 Commerce	756,780	10,152	50,850	695,778	1.84	1.69	12.6%	11.6%	9,200,000	As Is	3/31/2022	65.2%	58.4%
45	Loan	11, 19	1	CVS Pawtucket	468,000	1,632	0	466,368	1.47	1.46	7.9%	7.9%	9,800,000	As Is	2/24/2022	60.2%	60.2%
46	Loan	5, 19	1	Candlewood Suites Elgin	800,902	72,298	0	728,604	2.20	2.00	15.1%	13.7%	8,500,000	As Is Extraordinary	12/19/2019	62.5%	47.9%
47	Loan		1	Load and Lock Self Storage	496,445	8,554	0	487,891	1.56	1.53	9.6%	9.5%	9,200,000	As Is	2/2/2022	56.0%	56.0%
48	Loan	15	1	Hartsville Crossing	623,993	6,865	13,961	603,168	2.25	2.18	12.5%	12.1%	8,600,000	As Is	3/11/2022	58.1%	58.1%
49	Loan		1	Washington MHC Portfolio	472,805	5,500	0	467,305	1.72	1.70	9.5%	9.3%	8,290,000	As Is	3/2/2022	60.3%	60.3%
50	Loan	20	1	5400-5450 W. Atlantic Blvd	473,267	5,207	26,591	441,469	2.13	1.99	10.8%	10.0%	7,300,000	As Is	12/31/2021	60.3%	60.3%
51	Loan	19	1	Walgreens McDonough	362,129	0	0	362,129	1.61	1.61	8.6%	8.6%	7,100,000	As Is	3/6/2022	59.2%	59.2%
52	Loan	16	1	701 Van Duzer Street	429,589	3,720	6,500	419,369	2.13	2.08	10.2%	10.0%	6,400,000	As Is	2/15/2022	65.6%	65.6%
53	Loan	20	1	Marymoor Self Storage	1,051,716	5,051	0	1,046,665	5.20	5.17	25.3%	25.2%	21,370,000	As Is	3/31/2022	19.4%	19.4%
54	Loan		1	28818 Cinco Ranch	457,153	3,430	25,000	428,723	2.14	2.00	11.9%	11.1%	7,150,000	As Is	3/1/2022	53.8%	53.8%
55	Loan	16	1	The Storage Depot	260,795	5,322	0	255,473	1.42	1.39	8.8%	8.7%	6,150,000	As Is	4/5/2022	48.0%	48.0%
56	Loan	19	1	Walgreens Plainfield	281,309	0	0	281,309	1.87	1.87	9.5%	9.5%	5,800,000	As Is	2/27/2022	50.9%	50.9%
57	Loan	16	1	CVS Fourth Street	238,601	0	0	238,601	1.29	1.29	8.6%	8.6%	4,400,000	As Is	2/8/2022	62.9%	52.3%
58	Loan	19	1	Walgreens House Springs	221,871	0	0	221,871	1.81	1.81	9.2%	9.2%	4,430,000	As Is	3/8/2022	54.2%	54.2%
59	Loan		1	Inner Space Storage	127,061	3,050	0	124,011	1.92	1.87	9.8%	9.5%	2,050,000	As Is	3/22/2022	63.4%	63.4%
60	Loan	2	1	Lamplighter MHC	123,943	1,500	0	122,443	1.45	1.44	10.3%	10.2%	2,260,000	As Is	4/1/2022	53.1%	47.9%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					3,4			21,22,23				21,22,23
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	90.5%	4/24/2022
1.01	Property		1	Providence at Memorial	94.7%	4/24/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Diamond Hill	86.9%	4/24/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Casa Del Mar	89.8%	4/24/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Sedona Pointe	89.2%	4/24/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Buena Vista	92.5%	4/24/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	96.4%	3/1/2022
2.01	Property		1	Yorkshire Towers	96.3%	3/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Lexington Towers	96.9%	3/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	91.6%	11/16/2021	No	First Republic Bank	107,894	21.5%	11/30/2030	Sullivan & Cromwell LLP	51,822	10.3%	MTM
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	100.0%	4/8/2022	Yes	Amazon.com Services LLC	246,606	100.0%	9/30/2032	NAP	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	94.1%	12/31/2021	No	TD Ameritrade	208,396	48.3%	6/30/2033	Fidessa Corporation	78,000	18.1%	12/31/2032
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	100.0%	4/8/2022
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	41,917	100.0%	4/12/2032	NAP	NAP	NAP	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	100.0%	4/8/2022	Yes	Pick 'n Save	61,048	100.0%	12/31/2029	NAP	NAP	NAP	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	100.0%	4/8/2022	Yes	Schnucks	142,357	100.0%	12/31/2028	NAP	NAP	NAP	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	42,311	100.0%	1/27/2031	NAP	NAP	NAP	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	44,237	100.0%	8/31/2031	NAP	NAP	NAP	NAP
6.06	Property		1	Publix - Decatur (Point), AL	100.0%	4/8/2022	Yes	Publix	45,600	100.0%	2/28/2038	NAP	NAP	NAP	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	100.0%	4/8/2022	Yes	PNC Bank, N.A.	15,896	100.0%	4/30/2032	NAP	NAP	NAP	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	41,952	100.0%	10/21/2031	NAP	NAP	NAP	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	43,240	100.0%	1/13/2031	NAP	NAP	NAP	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	100.0%	4/8/2022	Yes	Walmart Neighborhood Market	42,311	100.0%	1/27/2031	NAP	NAP	NAP	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	100.0%	4/8/2022	Yes	CVS Pharmacy	13,253	100.0%	1/30/2030	NAP	NAP	NAP	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	100.0%	4/8/2022	Yes	Huntington Bancshares	43,500	100.0%	12/31/2030	NAP	NAP	NAP	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	100.0%	4/8/2022	Yes	CVS Pharmacy	10,965	100.0%	6/30/2027	NAP	NAP	NAP	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	100.0%	4/8/2022	Yes	O'Reilly Auto Parts	16,240	100.0%	10/31/2031	NAP	NAP	NAP	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL	100.0%	4/8/2022	Yes	U.S. Bank National Association	5,300	100.0%	1/31/2028	NAP	NAP	NAP	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN	100.0%	4/8/2022	Yes	CVS Pharmacy	9,600	100.0%	5/31/2032	NAP	NAP	NAP	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	100.0%	4/8/2022	Yes	7-Eleven	3,000	100.0%	8/31/2028	NAP	NAP	NAP	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	100.0%	4/8/2022	Yes	U.S. Bank National Association	4,250	100.0%	1/31/2028	NAP	NAP	NAP	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	100.0%	4/8/2022	Yes	Sherwin Williams	3,500	100.0%	2/28/2033	NAP	NAP	NAP	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	100.0%	4/8/2022	Yes	O'Reilly Auto Parts	7,150	100.0%	8/31/2036	NAP	NAP	NAP	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL	100.0%	4/8/2022	Yes	PNC Bank, N.A.	5,000	100.0%	5/31/2031	NAP	NAP	NAP	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	100.0%	4/8/2022	Yes	Napa Auto Parts	10,500	100.0%	7/31/2029	NAP	NAP	NAP	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	100.0%	4/8/2022	Yes	Family Dollar	8,353	100.0%	9/30/2029	NAP	NAP	NAP	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	100.0%	4/8/2022	Yes	Dollar General	9,026	100.0%	2/28/2030	NAP	NAP	NAP	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	100.0%	4/8/2022	Yes	U.S. Bank National Association	5,477	100.0%	1/31/2028	NAP	NAP	NAP	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	100.0%	4/8/2022	Yes	Dollar Tree	8,300	100.0%	1/31/2029	NAP	NAP	NAP	NAP
6.27	Property		1	Dollar General - Odessa (University), TX	100.0%	4/8/2022	Yes	Dollar General	9,026	100.0%	5/31/2028	NAP	NAP	NAP	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	100.0%	4/8/2022	Yes	Dollar General	9,495	100.0%	10/31/2028	NAP	NAP	NAP	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX	100.0%	4/8/2022	Yes	Dollar General	9,026	100.0%	5/31/2029	NAP	NAP	NAP	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	100.0%	4/8/2022	Yes	Sherwin Williams	4,884	100.0%	8/31/2031	NAP	NAP	NAP	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI	100.0%	4/8/2022	Yes	Dollar General	10,736	100.0%	10/31/2028	NAP	NAP	NAP	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	100.0%	4/8/2022	Yes	Dollar General	9,014	100.0%	2/29/2028	NAP	NAP	NAP	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX	100.0%	4/8/2022	Yes	Dollar General	9,014	100.0%	8/31/2029	NAP	NAP	NAP	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	100.0%	4/8/2022	Yes	Citizens Bank	2,475	100.0%	6/30/2027	NAP	NAP	NAP	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	90.5%	2/1/2022	No	iCIMS, Inc.	331,378	24.2%	11/30/2032	Guardian Life Insurance Company of America	91,319	6.7%	12/31/2032
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	100.0%	Various
8.01	Property		1	4000 Principio Parkway	100.0%	2/25/2022	Yes	Restoration Hardware, Inc.	1,194,744	100.0%	2/29/2028	NAP	NAP	NAP	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway	100.0%	2/25/2022	Yes	Amazon.com Services, Inc.	1,016,281	100.0%	9/30/2027	NAP	NAP	NAP	NAP
8.03	Property		1	1901 Meadowville Technology Parkway	100.0%	2/25/2022	Yes	Amazon.com Services, Inc.	1,016,281	100.0%	9/30/2027	NAP	NAP	NAP	NAP
8.04	Property		1	52 Pettengill Road	100.0%	2/25/2022	Yes	UPS Supply Chain Solutions, Inc.	614,240	100.0%	5/31/2030	NAP	NAP	NAP	NAP
8.05	Property		1	510 John Dodd Road	100.0%	2/25/2022	Yes	Amazon.com Services, Inc.	1,015,740	100.0%	9/30/2027	NAP	NAP	NAP	NAP
8.06	Property		1	309 Dulty's Lane	100.0%	2/25/2022	Yes	BJ's Wholesale Club, Inc.	633,836	100.0%	7/31/2033	NAP	NAP	NAP	NAP
8.07	Property		1	5300 Centerpoint Parkway	100.0%	2/25/2022	Yes	Avnet, Inc.	581,342	100.0%	9/30/2026	NAP	NAP	NAP	NAP
8.08	Property		1	17001 West Mercury Street	100.0%	2/25/2022	Yes	ELC Distribution Center LLC	645,462	100.0%	8/31/2032	NAP	NAP	NAP	NAP
8.09	Property		1	725 Darlington Avenue	100.0%	2/25/2022	Yes	YNAP Corporation	167,424	100.0%	8/31/2035	NAP	NAP	NAP	NAP
8.10	Property		1	10100 89th Avenue N	100.0%	2/1/2022	No	Bunzl Minneapolis, LLC	155,313	48.7%	8/31/2029	Pelican Bio Thermal LLC	117,242	36.7%	9/30/2031
8.11	Property		1	7303 Rickenbacker Parkway West	100.0%	2/25/2022	Yes	SYNNEX Corporation	357,504	100.0%	4/30/2028	NAP	NAP	NAP	NAP
8.12	Property		1	4836 Hickory Hill Road	100.0%	2/25/2022	Yes	Barrett Distribution Centers, LLC	646,160	100.0%	4/30/2027	NAP	NAP	NAP	NAP
8.13	Property		1	7000 West Post Road	100.0%	2/25/2022	Yes	Federal Express Corporation	95,953	100.0%	9/30/2025	NAP	NAP	NAP	NAP
8.14	Property		1	3201 Bearing Drive	100.0%	2/25/2022	Yes	Amcor Rigid Plastics USA, Inc.	422,912	100.0%	6/30/2029	NAP	NAP	NAP	NAP
8.15	Property		1	900 Commerce Parkway West Drive	100.0%	2/25/2022	Yes	BlueTriton Brands, Inc.	294,388	100.0%	7/31/2031	NAP	NAP	NAP	NAP
8.16	Property		1	6825 West County Road 400 North	100.0%	2/1/2022	No	Stanley Security Solutions, Inc.	108,467	44.3%	2/28/2027	Envigo RMS, LLC	77,041	31.4%	12/31/2023
8.17	Property		1	951 Trails Road	100.0%	2/25/2022	Yes	Joseph T. Ryerson & Son, Inc.	171,951	100.0%	8/31/2033	NAP	NAP	NAP	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	95.8%	Various
9.01	Property		1	West Mifflin, PA	91.5%	4/12/2022	No	Anex Warehouse	136,492	21.8%	MTM	Eby Brown Leasing LLC	92,777	14.8%	7/31/2024
9.02	Property		1	Church Hill, TN	100.0%	4/12/2022	No	Northern Safety Co. Inc.	234,009	28.6%	10/31/2026	Phoenix Logistics	165,456	20.2%	MTM
9.03	Property		1	Mossville, IL	100.0%	5/10/2022	Yes	Superior Consolidated	478,400	100.0%	12/31/2025	NAP	NAP	NAP	NAP
9.04	Property		1	Eldon, MO	83.5%	4/12/2022	No	Adient US LLC	230,669	83.5%	4/30/2024	NAP	NAP	NAP	NAP
9.05	Property		1	Kingsport, TN	100.0%	5/10/2022	Yes	Phoenix Logistics	130,751	100.0%	6/30/2029	NAP	NAP	NAP	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	89.7%	4/12/2022
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	70.0%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Hacienda RV Resort	96.2%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Gardena MHC & Apts	96.4%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Fairmont MHC	100.0%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Gansett MHC	94.3%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Elsinore Hills RV Park	96.0%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Flying A MHC	93.9%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Golden Arrow MHC	95.5%	4/12/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	91.6%	2/28/2022	No	Giant	56,848	24.5%	8/31/2027	AMF (Brunswick Bowling)	40,544	17.5%	6/30/2025
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	98.0%	4/1/2022	No	Academy Sports	62,962	27.6%	4/30/2034	Publix	45,600	20.0%	8/31/2038
13	Loan	11, 16	1	Village at Mitchell Ranch	100.0%	3/1/2022	No	Sprouts	29,896	20.4%	7/31/2034	Michaels	21,772	14.8%	8/31/2029
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	98.2%	Various
14.01	Property		1	350 Anchor Mill Road	99.8%	1/1/2022	No	Best Warehousing & Transportation	216,664	51.4%	4/30/2025	Hermann Warehouse Corp.	203,892	48.4%	4/30/2024

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					3,4			21,22,23				21,22,23
14.02	Property		1	301 Anchor Mill Road	100.0%	1/28/2022	Yes	Tire Rack, Inc	335,046	100.0%	6/30/2027	NAP	NAP	NAP	NAP
14.03	Property		1	400 Ships Landing Way	100.0%	1/28/2022	Yes	Zenith Products Corp	235,000	100.0%	3/31/2027	NAP	NAP	NAP	NAP
14.04	Property		1	800 Ships Landing Way	100.0%	1/1/2022	No	CEVA Logistics US Inc	125,000	55.3%	6/30/2023	The Hibbert Company	101,200	44.7%	1/31/2028
14.05	Property		1	6 Dockview	100.0%	1/1/2022	No	Iron Mountain	134,240	66.8%	2/28/2026	Zenith Products Corp	41,839	20.8%	7/31/2023
14.06	Property		1	501 Ships Landing Way	100.0%	1/1/2022	No	Choctaw-Kaul Distribution Co	104,268	65.3%	8/31/2027	NCC Vo-Tech School	34,823	21.8%	10/31/2026
14.07	Property		1	250 Anchor Mill Road	100.0%	1/1/2022	No	Iron Mountain	63,600	59.6%	3/31/2025	PODS of Philadelphia, LLC	43,200	40.4%	12/31/2022
14.08	Property		1	10 Dockview Drive	100.0%	1/1/2022	No	Mayflower Laundry	34,000	33.8%	10/31/2028	Trinity International Industries, LLC	33,457	33.2%	1/31/2025
14.09	Property		1	7 - 23 Harborview Drive	100.0%	1/1/2022	No	Southern Wine & Spirits of Delaware	33,800	49.7%	9/30/2022	Carlyle Cocoa	19,467	28.6%	8/31/2024
14.10	Property		1	200 Anchor Mill Road	100.0%	1/1/2022	No	Ferguson Enterprises, Inc	61,000	60.3%	6/30/2025	Art Guild, Inc.	40,182	39.7%	9/30/2024
14.11	Property		1	300 Anchor Mill Road	100.0%	1/28/2022	Yes	Speakman Co	83,850	100.0%	5/31/2026	NAP	NAP	NAP	NAP
14.12	Property		1	27 - 55 Harborview Drive	86.0%	1/1/2022	No	Nat'l Roll Kote	34,837	50.9%	MTM	Carlyle Cocoa	24,016	35.1%	8/31/2024
14.13	Property		1	100 Ships Landing	100.0%	1/28/2022	Yes	Timken Co	44,800	100.0%	11/30/2027	NAP	NAP	NAP	NAP
14.14	Property		1	600 Ships Landing Way	0.0%	1/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio	97.8%	Various
15.01	Property		1	Airport Road Self Storage	94.3%	4/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	99.2%	4/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	98.1%	4/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	100.0%	4/21/2022	Yes	Cepheid (subsidiary of Danaher Corp)	99,000	100.0%	1/31/2031	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	98.6%	4/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	97.1%	4/15/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	96.9%	3/18/2022
16.01	Property		1	Deerfield Apartments	98.8%	3/18/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtyard Apartments	94.4%	3/18/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio	89.2%	4/5/2022
17.01	Property		1	ABC Mini Storage - West	86.6%	4/5/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	ABC Mini Storage - Valley	91.0%	4/5/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	ABC Mini Storage - North	91.4%	4/5/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	20, 23	1	Sawmill Plaza	95.5%	3/14/2022	No	Hobby Lobby	57,617	29.6%	2/29/2024	Planet Fitness	28,469	14.6%	9/30/2028
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	98.1%	1/31/2022	No	Home Consignment Center	13,969	24.9%	9/30/2027	Carl's Jr.	3,900	6.9%	8/31/2034
20	Loan	1, 6, 19, 23	2	The Summit	98.2%	1/1/2022
20.01	Property		1	Summit 1, 2	96.9%	1/1/2022	No	Puget Sound Energy, Inc.	223,820	42.0%	10/31/2028	WeWork	133,059	25.0%	3/31/2032
20.02	Property		1	Summit 3	100.0%	1/1/2022	Yes	Amazon.com Services, Inc.	374,220	100.0%	8/31/2036	NAP	NAP	NAP	NAP
21	Loan	10, 19, 20	1	Hamilton Commons	85.0%	3/2/2022	No	Regal Cinemas	65,000	16.1%	3/31/2033	Hobby Lobby	50,063	12.4%	12/31/2027
22	Loan	15, 19	1	Church Ranch Corporate Center	88.8%	4/1/2022	No	Westwood Professional Services	17,137	13.8%	12/31/2027	Elixinol (Sublease to National Business Media)	9,400	7.5%	8/31/2024
23	Loan	6, 12, 19	2	Oak Ridge Office Park	76.3%	2/28/2022
23.01	Property		1	Oak Ridge Technical Center	83.1%	2/28/2022	No	Consolidated Nuclear Security, Inc.	118,759	40.9%	11/22/2022	UT-Battelle, LLC	35,100	12.1%	3/8/2023
23.02	Property		1	Oak Ridge Corporate Center	63.9%	2/28/2022	No	SAIC	63,017	39.7%	5/31/2024	All Meds, Inc.	21,467	13.5%	2/28/2023
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	95.1%	4/18/2022	No	Abraxas	106,225	33.9%	9/30/2023	Kalsec	99,820	31.8%	6/30/2036
25	Loan	6	2	Corpus Christi Portfolio	79.3%	2/28/2022
25.01	Property		1	The Staybridge Suites	84.1%	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	The Holiday Inn Express & Suites	74.7%	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	15, 19	1	Rosedale & Soundview	98.2%	3/30/2022	No	Western Beef-Rosedale Avenue, Inc.	30,657	48.7%	8/31/2030	Cee & Cee S.B. L.L.C.	24,000	38.1%	1/31/2026
27	Loan	15	1	Panther Lake Shopping Center	92.4%	4/1/2022	No	24 HR Fitness	44,682	39.8%	6/30/2030	Rite Aid	23,360	20.8%	5/31/2025
28	Loan		1	Biotrial Medical Center	100.0%	5/6/2022	Yes	Biotrial, Inc.	60,500	100.0%	7/31/2039	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	96.3%	Various
29.01	Property		1	6543 Las Vegas Boulevard South	100.0%	12/30/2021	Yes	WeWork	102,276	100.0%	10/31/2034	NAP	NAP	NAP	NAP
29.02	Property		1	6226 West Sahara Avenue	100.0%	12/30/2021	Yes	Nevada Power Company	292,180	100.0%	1/31/2029	NAP	NAP	NAP	NAP
29.03	Property		1	10190 Covington Cross Drive	100.0%	12/30/2021	Yes	Coin Cloud	75,588	100.0%	7/31/2031	NAP	NAP	NAP	NAP
29.04	Property		1	1450 Center Crossing Road	100.0%	12/30/2021	Yes	Diamond Resort Corporation	52,975	100.0%	12/31/2023	NAP	NAP	NAP	NAP
29.05	Property		1	6551 Las Vegas Boulevard South	100.0%	12/30/2021	Yes	Amazon.com Services, Inc.	31,105	100.0%	12/31/2026	NAP	NAP	NAP	NAP
29.06	Property		1	9901-9921 Covington Cross Drive	60.1%	10/7/2021	No	DeVry Education Group, Inc.	23,381	40.9%	7/31/2028	Adtalem Global Education Inc.	10,969	19.2%	7/31/2028
30	Loan	15, 19	1	Magnolia Square	98.5%	3/1/2022	No	Ross Dress for Less	30,025	27.9%	1/31/2025	Michael's	20,246	18.8%	8/31/2027
31	Loan	15, 19, 28	1	Nona Commons	100.0%	3/1/2022	No	Super Kids Academy	6,763	12.8%	3/14/2024	Orlando Fine Arts Academy	3,950	7.5%	12/31/2022
32	Loan	16, 19	1	Walgreens - St Paul	100.0%	4/13/2022	Yes	Walgreens	15,632	100.0%	2/28/2036	NAP	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio	92.4%	3/31/2022
33.01	Property		1	Macomb Centre Plaza	89.8%	3/31/2022	No	Ace Hardware	18,080	25.5%	12/31/2027	CVS	12,900	18.2%	1/31/2028
33.02	Property		1	River Park Plaza	100.0%	3/31/2022	No	CVS	10,845	45.9%	8/31/2024	AutoZone	7,583	32.1%	8/31/2026
34	Loan	15	1	Centennial Plaza	91.3%	12/1/2021	No	X Sport Fitness	39,339	34.1%	1/31/2034	BioLife Plasma Services	16,515	14.3%	11/30/2029
35	Loan	17	1	Great American Self Storage	97.7%	2/2/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center	93.3%	3/3/2022	No	Davita	17,690	35.6%	3/31/2030	Wellspace Health	17,654	35.5%	6/30/2033
37	Loan	13, 19	1	127 8th Avenue Leased Fee	100.0%	5/5/2022	Yes	16th and 8th LLC	13,800	100.0%	8/31/2105	NAP	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	98.5%	3/30/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	93.9%	3/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	66.6%	1/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	13, 16, 32	1	Edwards Landing Apartments	100.0%	3/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	80.9%	12/31/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Shops at The Domain	100.0%	2/2/2022	No	Mattress Firm	3,258	24.2%	6/30/2024	Sleep Number	3,000	22.3%	8/31/2023
44	Loan	16, 30	1	275 Commerce	97.9%	4/1/2022	No	Freiedman Schuman Applebaum & Nemeroff, PC	9,570	18.8%	6/30/2029	RAM Technologies	7,922	15.6%	12/31/2024
45	Loan	11, 19	1	CVS Pawtucket	100.0%	3/25/2022	Yes	Rhode Island CVS Pharmacy, L.L.C.	10,880	100.0%	10/31/2041	NAP	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	73.3%	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Load and Lock Self Storage	96.6%	4/13/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	91.6%	4/21/2022	No	It's Fashion Metro	12,525	18.2%	1/31/2027	Dollar Tree	10,000	14.6%	6/30/2026
49	Loan		1	Washington MHC Portfolio	100.0%	5/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	100.0%	1/12/2022	No	Jesse's Extreme Sports Bar	3,140	12.1%	12/31/2031	Fellowship Foundation	2,303	8.8%	12/31/2026
51	Loan	19	1	Walgreens McDonough	100.0%	4/13/2022	Yes	Walgreen Co.	15,094	100.0%	3/31/2035	NAP	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	100.0%	3/21/2022	No	TOKUD Express Corp.	5,700	30.6%	3/31/2031	BQBP Electronics Inc.	5,600	30.1%	3/31/2037
53	Loan	20	1	Marymoor Self Storage	94.7%	3/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	100.0%	3/1/2022	No	Cinco Fit	4,900	28.6%	7/31/2026	Serasana Wellness Studio	3,850	22.4%	9/30/2030
55	Loan	16	1	The Storage Depot	98.6%	4/27/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	100.0%	4/13/2022	Yes	Walgreen Co.	15,018	100.0%	3/31/2037	NAP	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	100.0%	3/24/2022	Yes	CVS Health Corporation	10,125	100.0%	3/15/2033	NAP	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	100.0%	4/13/2022	Yes	Walgreen Co.	15,050	100.0%	2/28/2037	NAP	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	96.4%	2/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	93.3%	3/1/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
					23				23				23
1	Loan	6, 10,12	5	Houston Multifamily Portfolio
1.01	Property		1	Providence at Memorial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Diamond Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Casa Del Mar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Sedona Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Buena Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers
2.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	Horizon Media, Inc.	49,138	9.8%	6/30/2027	Perkins Coie, LLP	39,835	7.9%	6/30/2026	Gursey, Schneider & Co., LLP	36,318
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	Federal Home Loan Bank of New York	52,041	12.1%	12/31/2033	Gucci America, Inc.	51,824	12.0%	12/31/2029	New Jersey CVS Pharmacy, LLC	11,659
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Publix - Decatur (Point), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Dollar General - Odessa (University), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	WorkWave LLC	71,667	5.2%	5/27/2029	Jersey Central Power & Light Company	69,870	5.1%	12/31/2027	International Flavors & Fragrances, L.P.	60,104
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio
8.01	Property		1	4000 Principio Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	52 Pettengill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	510 John Dodd Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	309 Dulty's Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	17001 West Mercury Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	725 Darlington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	10100 89th Avenue N	Countrywide Tire and Rubber, Inc.	46,507	14.6%	10/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	4836 Hickory Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	7000 West Post Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	3201 Bearing Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	6825 West County Road 400 North	Max Siegel, Inc.	59,533	24.3%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	951 Trails Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII
9.01	Property		1	West Mifflin, PA	Exclusive Services, Inc.	34,224	5.5%	9/30/2022	The Blessing Board	29,009	4.6%	12/31/2031	The Coffee Tree Roasters Corp.	28,800
9.02	Property		1	Church Hill, TN	Universal Forest Products	149,575	18.3%	12/31/2023	Cardinal FG Company	125,759	15.4%	12/31/2022	Bindtech	100,000
9.03	Property		1	Mossville, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Eldon, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Kingsport, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Hacienda RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Gardena MHC & Apts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Fairmont MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Gansett MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Elsinore Hills RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Flying A MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Golden Arrow MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	Rite Aid	14,404	6.2%	12/31/2025	ACE Hardware	11,898	5.1%	9/30/2026	Dollar Tree	10,000
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	Ross Dress for Less	22,000	9.6%	1/31/2029	PetSmart	18,242	8.0%	9/30/2028	Ulta Beauty	10,024
13	Loan	11, 16	1	Village at Mitchell Ranch	HomeGoods	20,000	13.6%	7/31/2029	ULTA	10,014	6.8%	11/30/2029	Five Below	8,240
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park
14.01	Property		1	350 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
					23				23				23
14.02	Property		1	301 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	400 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	800 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	6 Dockview	Staples	25,000	12.4%	2/28/2025	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	501 Ships Landing Way	Anchor Plastics	20,539	12.9%	7/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	250 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	10 Dockview Drive	Hibbert Group	33,173	33.0%	MTM	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	7 - 23 Harborview Drive	Hatzel Buehler, Inc.	14,800	21.7%	1/7/2027	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	200 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	300 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	27 - 55 Harborview Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	100 Ships Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.14	Property		1	600 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio
15.01	Property		1	Airport Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments
16.01	Property		1	Deerfield Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio
17.01	Property		1	ABC Mini Storage - West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	ABC Mini Storage - Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	ABC Mini Storage - North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	20, 23	1	Sawmill Plaza	Ninja Citi	28,024	14.4%	11/30/2029	U.S. Armed Forces	9,393	4.8%	3/2/2026	Dick Blick Art Materials	7,376
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	Eye Lux Optometry	3,674	6.5%	6/30/2023	Yoga Six	3,663	6.5%	5/31/2028	4S Ranch Gasoline (Shell)	3,380
20	Loan	1, 6, 19, 23	2	The Summit
20.01	Property		1	Summit 1, 2	First Republic Bank	73,910	13.9%	1/31/2032	Perkins Coie, LLP	26,070	4.9%	12/31/2026	New York Life Insurance Co.	21,875
20.02	Property		1	Summit 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10, 19, 20	1	Hamilton Commons	Marshalls	38,000	9.4%	1/31/2023	Big Lots!	34,009	8.4%	1/31/2029	Ross Dress For Less	30,187
22	Loan	15, 19	1	Church Ranch Corporate Center	Professional Security Alliance	9,157	7.4%	11/30/2025	TaskRay	8,317	6.7%	3/31/2023	Caliper Holdings	8,041
23	Loan	6, 12, 19	2	Oak Ridge Office Park
23.01	Property		1	Oak Ridge Technical Center	Avant, LLC	35,000	12.1%	10/31/2024	Tetra Tech, Inc.	19,553	6.7%	1/31/2024	Perma-Fix Environmental Services	16,319
23.02	Property		1	Oak Ridge Corporate Center	Energy Solutions, LLC	6,189	3.9%	6/19/2023	Cowperwood Company	6,104	3.8%	MTM	TCN dba Catawba Corporation	2,711
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	Kenco	92,180	29.4%	2/28/2024	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	2	Corpus Christi Portfolio
25.01	Property		1	The Staybridge Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	The Holiday Inn Express & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	15, 19	1	Rosedale & Soundview	Post Office	2,200	3.5%	6/30/2025	NY Community	1,260	2.0%	3/31/2028	843 Master Deli Grocery, Inc.	1,100
27	Loan	15	1	Panther Lake Shopping Center	Dollar Tree	10,342	9.2%	8/31/2028	King County Library System	5,300	4.7%	11/30/2027	Cat Sang	3,950
28	Loan		1	Biotrial Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio
29.01	Property		1	6543 Las Vegas Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	6226 West Sahara Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	10190 Covington Cross Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	1450 Center Crossing Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	6551 Las Vegas Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	9901-9921 Covington Cross Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	15, 19	1	Magnolia Square	PetSmart	20,000	18.6%	3/31/2025	Ulta	10,105	9.4%	1/31/2032	Dollar Tree	10,030
31	Loan	15, 19, 28	1	Nona Commons	Total Family Care	3,515	6.7%	6/30/2023	Nona Platinum Salon & Spa	2,800	5.3%	8/30/2025	Nona Village Veterinary Hospital	2,762
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio
33.01	Property		1	Macomb Centre Plaza	Country Inn of Macomb	5,000	7.1%	MTM	Athletico Physical Therapy	4,000	5.6%	3/31/2029	Chicken Shack	2,400
33.02	Property		1	River Park Plaza	C. Jones (dba Little Caesars)	1,600	6.8%	8/31/2026	Wild Bills Smokers Outlet	1,300	5.5%	2/28/2025	A. Hasnath (dba Driving School)	1,300
34	Loan	15	1	Centennial Plaza	Lazer X	9,120	7.9%	11/15/2024	Dent Wizard	6,768	5.9%	10/31/2024	Dance Xplosion, Inc.	6,099
35	Loan	17	1	Great American Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center	County of Sacramento	5,088	10.2%	6/30/2024	Community Resource	4,172	8.4%	1/31/2028	DaLoo Inc	1,798
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Shops at The Domain	Swish Dental	2,908	21.6%	2/28/2028	Domain Nail Salon	1,800	13.4%	3/31/2031	5 Star Nutrition	1,283
44	Loan	16, 30	1	275 Commerce	D'Lauro & Rodgers, Inc.	7,830	15.4%	8/31/2027	Lingwood Partners - Master Lease	7,000	13.8%	5/4/2037	Gras	4,850
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Load and Lock Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	Pet Lover's Warehouse	6,000	8.7%	3/31/2026	Shoe Show	5,000	7.3%	11/30/2026	Crossroads of Darlington	5,000
49	Loan		1	Washington MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	Shabanton Meat & Seafood	2,100	8.1%	12/31/2026	Phat-Kien Inc	1,932	7.4%	12/31/2026	Lefkada Soula/Toasted Café	1,860
51	Loan	19	1	Walgreens McDonough	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	JS Bargains LLC	4,900	26.3%	11/30/2036	Chipco Snacks Inc.	2,400	12.9%	7/31/2031	NAP	NAP
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	Saigon USA Pho & Grill	2,500	14.6%	11/30/2024	Polished Nails	2,200	12.8%	7/31/2026	Clarity Eye Care	2,100
55	Loan	16	1	The Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
													17
1	Loan	6, 10,12	5	Houston Multifamily Portfolio
1.01	Property		1	Providence at Memorial	NAP	NAP	3/24/2022	NAP	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
1.02	Property		1	Diamond Hill	NAP	NAP	3/25/2022	NAP	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
1.03	Property		1	Casa Del Mar	NAP	NAP	3/24/2022	NAP	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
1.04	Property		1	Sedona Pointe	NAP	NAP	3/24/2022	NAP	4/20/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
1.05	Property		1	Buena Vista	NAP	NAP	3/24/2022	NAP	3/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers
2.01	Property		1	Yorkshire Towers	NAP	NAP	2/3/2022	NAP	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
2.02	Property		1	Lexington Towers	NAP	NAP	1/19/2022	NAP	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	7.2%	12/31/2022	11/10/2021	NAP	11/10/2021	11/10/2021	17%	No	Fee	NAP	NAP	NAP
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	NAP	2/10/2022	NAP	2/24/2022	2/10/2022	7%	No	Fee	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	2.7%	10/31/2038	11/11/2021	NAP	11/11/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	NAP	NAP	3/14/2022	NAP	3/14/2022	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	NAP	NAP	3/24/2022	NAP	3/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	NAP	NAP	3/22/2022	NAP	3/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	NAP	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.06	Property		1	Publix - Decatur (Point), AL	NAP	NAP	1/31/2022	NAP	2/1/2022	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	NAP	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	NAP	NAP	3/15/2022	NAP	3/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	NAP	NAP	3/15/2022	NAP	3/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	NAP	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	NAP	NAP	1/31/2022	NAP	1/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	NAP	NAP	2/10/2022	NAP	2/10/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	NAP	NAP	2/10/2022	4/8/2022	2/10/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	NAP	NAP	3/9/2022	NAP	3/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL	NAP	NAP	2/24/2022	NAP	2/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN	NAP	NAP	2/24/2022	NAP	3/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	NAP	NAP	2/23/2022	4/8/2022	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	NAP	NAP	2/24/2022	NAP	2/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	NAP	NAP	1/28/2022	NAP	3/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	NAP	NAP	2/4/2022	NAP	2/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL	NAP	NAP	1/24/2022	NAP	1/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	NAP	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	NAP	NAP	12/29/2021	NAP	12/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	NAP	NAP	1/17/2022	NAP	1/17/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
6.27	Property		1	Dollar General - Odessa (University), TX	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	NAP	NAP	3/18/2022	NAP	3/18/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	NAP	NAP	2/23/2022	NAP	3/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI	NAP	NAP	3/11/2022	NAP	3/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	NAP	NAP	2/1/2022	NAP	2/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX	NAP	NAP	2/11/2022	NAP	3/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	NAP	NAP	2/9/2022	NAP	2/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	4.4%	9/30/2033	2/14/2022	NAP	2/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio
8.01	Property		1	4000 Principio Parkway	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Leasehold	12/31/2032	Automatically every 30 days	0
8.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	12/29/2021	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.04	Property		1	52 Pettengill Road	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.05	Property		1	510 John Dodd Road	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.06	Property		1	309 Dulty's Lane	NAP	NAP	12/28/2021	NAP	12/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
8.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.08	Property		1	17001 West Mercury Street	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee / Leasehold	NAP	NAP	NAP
8.09	Property		1	725 Darlington Avenue	NAP	NAP	12/22/2021	NAP	12/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
8.10	Property		1	10100 89th Avenue N	NAP	NAP	12/30/2021	NAP	12/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
8.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.12	Property		1	4836 Hickory Hill Road	NAP	NAP	1/3/2022	NAP	1/3/2022	12/20/2021	9%	Yes - AE	Fee	NAP	NAP	NAP
8.13	Property		1	7000 West Post Road	NAP	NAP	12/28/2021	NAP	12/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
8.14	Property		1	3201 Bearing Drive	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.16	Property		1	6825 West County Road 400 North	NAP	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
8.17	Property		1	951 Trails Road	NAP	NAP	12/22/2021	NAP	12/22/2021	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII
9.01	Property		1	West Mifflin, PA	4.6%	4/30/2027	9/13/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
9.02	Property		1	Church Hill, TN	12.2%	12/31/2022	2/24/2022	NAP	2/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
9.03	Property		1	Mossville, IL	NAP	NAP	9/13/2021	NAP	6/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
9.04	Property		1	Eldon, MO	NAP	NAP	9/13/2021	NAP	6/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
9.05	Property		1	Kingsport, TN	NAP	NAP	2/24/2022	NAP	2/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	10%	No	Fee	NAP	NAP	NAP
10.02	Property		1	Hacienda RV Resort	NAP	NAP	2/25/2022	NAP	2/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
10.03	Property		1	Gardena MHC & Apts	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	19%	No	Fee	NAP	NAP	NAP
10.04	Property		1	Fairmont MHC	NAP	NAP	2/25/2022	NAP	2/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
10.05	Property		1	Gansett MHC	NAP	NAP	2/25/2022	NAP	2/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
10.06	Property		1	Elsinore Hills RV Park	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	14%	No	Fee	NAP	NAP	NAP
10.07	Property		1	Flying A MHC	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	5%	Yes - AE	Fee	NAP	NAP	NAP
10.08	Property		1	Golden Arrow MHC	NAP	NAP	2/25/2022	NAP	2/25/2022	2/25/2022	19%	No	Fee	NAP	NAP	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	4.3%	8/31/2025	2/10/2022	NAP	2/10/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	4.4%	10/31/2028	3/4/2022	NAP	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
13	Loan	11, 16	1	Village at Mitchell Ranch	5.6%	7/31/2029	2/3/2022	NAP	2/2/2022	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park
14.01	Property		1	350 Anchor Mill Road	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
													17
14.02	Property		1	301 Anchor Mill Road	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.03	Property		1	400 Ships Landing Way	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.04	Property		1	800 Ships Landing Way	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.05	Property		1	6 Dockview	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.06	Property		1	501 Ships Landing Way	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.07	Property		1	250 Anchor Mill Road	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.08	Property		1	10 Dockview Drive	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.09	Property		1	7 - 23 Harborview Drive	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.10	Property		1	200 Anchor Mill Road	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.11	Property		1	300 Anchor Mill Road	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.12	Property		1	27 - 55 Harborview Drive	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.13	Property		1	100 Ships Landing	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
14.14	Property		1	600 Ships Landing Way	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio
15.01	Property		1	Airport Road Self Storage	NAP	NAP	3/31/2022	NAP	4/4/2022	3/28/2022	10%	No	Fee	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	NAP	NAP	3/31/2022	NAP	4/4/2022	3/28/2022	9%	No	Fee	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	NAP	NAP	3/21/2022	NAP	4/4/2022	3/28/2022	7%	No	Fee	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	NAP	NAP	4/6/2022	NAP	4/4/2022	3/28/2022	8%	No	Fee	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	NAP	NAP	4/4/2022	NAP	4/4/2022	3/28/2022	7%	No	Fee	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	NAP	NAP	4/5/2022	NAP	4/4/2022	3/28/2022	8%	No	Fee	NAP	NAP	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments
16.01	Property		1	Deerfield Apartments	NAP	NAP	3/18/2022	NAP	3/18/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
16.02	Property		1	Courtyard Apartments	NAP	NAP	3/18/2022	NAP	3/18/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio
17.01	Property		1	ABC Mini Storage - West	NAP	NAP	4/4/2022	NAP	4/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
17.02	Property		1	ABC Mini Storage - Valley	NAP	NAP	5/2/2022	NAP	4/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
17.03	Property		1	ABC Mini Storage - North	NAP	NAP	4/4/2022	NAP	4/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
18	Loan	20, 23	1	Sawmill Plaza	3.8%	10/31/2023	4/8/2022	NAP	4/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	6.0%	1/31/2023	3/9/2022	NAP	3/9/2022	3/9/2022	3%	No	Fee	NAP	NAP	NAP
20	Loan	1, 6, 19, 23	2	The Summit
20.01	Property		1	Summit 1, 2	4.1%	11/30/2029	11/15/2021	NAP	11/23/2021	12/7/2021	8%, 9%	No	Fee	NAP	NAP	NAP
20.02	Property		1	Summit 3	NAP	NAP	11/15/2021	NAP	11/23/2021	12/7/2021	8%	No	Fee	NAP	NAP	NAP
21	Loan	10, 19, 20	1	Hamilton Commons	7.5%	1/31/2027	12/16/2019	NAP	2/13/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
22	Loan	15, 19	1	Church Ranch Corporate Center	6.5%	4/30/2025	2/14/2022	NAP	2/14/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
23	Loan	6, 12, 19	2	Oak Ridge Office Park
23.01	Property		1	Oak Ridge Technical Center	5.6%	4/30/2026	7/15/2021	NAP	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
23.02	Property		1	Oak Ridge Corporate Center	1.7%	3/22/2023	7/14/2021	NAP	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	NAP	2/16/2022	NAP	2/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
25	Loan	6	2	Corpus Christi Portfolio
25.01	Property		1	The Staybridge Suites	NAP	NAP	3/8/2022	NAP	3/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
25.02	Property		1	The Holiday Inn Express & Suites	NAP	NAP	3/8/2022	NAP	3/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
26	Loan	15, 19	1	Rosedale & Soundview	1.7%	6/30/2029	2/9/2022	NAP	2/10/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
27	Loan	15	1	Panther Lake Shopping Center	3.5%	5/31/2028	1/26/2022	NAP	1/26/2022	1/26/2022	10%	No	Fee	NAP	NAP	NAP
28	Loan		1	Biotrial Medical Center	NAP	NAP	4/22/2022	NAP	4/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio
29.01	Property		1	6543 Las Vegas Boulevard South	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
29.02	Property		1	6226 West Sahara Avenue	NAP	NAP	10/18/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
29.03	Property		1	10190 Covington Cross Drive	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
29.04	Property		1	1450 Center Crossing Road	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
29.05	Property		1	6551 Las Vegas Boulevard South	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
29.06	Property		1	9901-9921 Covington Cross Drive	NAP	NAP	10/18/2021	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
30	Loan	15, 19	1	Magnolia Square	9.3%	9/30/2024	3/16/2022	NAP	3/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
31	Loan	15, 19, 28	1	Nona Commons	5.2%	8/31/2026	2/8/2022	NAP	2/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	2/11/2022	NAP	2/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio
33.01	Property		1	Macomb Centre Plaza	3.4%	4/30/2027	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
33.02	Property		1	River Park Plaza	5.5%	12/31/2026	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
34	Loan	15	1	Centennial Plaza	5.3%	7/31/2028	12/22/2021	NAP	12/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
35	Loan	17	1	Great American Self Storage	NAP	NAP	11/30/2021	NAP	11/30/2021	11/30/2021	11%	No	Leasehold	4/30/2040	3, 5-year extension options	177,864
36	Loan	15, 19, 21	1	South Valley Center	3.6%	3/31/2024	4/8/2022	NAP	4/8/2022	4/6/2022	7%	No	Fee	NAP	NAP	NAP
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	4/12/2022	NAP	4/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	2/9/2022	NAP	2/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	3/15/2022	NAP	3/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	NAP	2/15/2022	NAP	2/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	3/29/2022	NAP	3/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	NAP	3/2/2022	NAP	3/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
43	Loan	19	1	Shops at The Domain	9.5%	12/31/2023	3/1/2022	NAP	3/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
44	Loan	16, 30	1	275 Commerce	9.5%	5/31/2032	4/12/2022	NAP	4/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	2/22/2022	NAP	2/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	NAP	1/3/2020	NAP	1/3/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
47	Loan		1	Load and Lock Self Storage	NAP	NAP	12/8/2021	NAP	12/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	7.3%	8/31/2024	3/8/2022	NAP	3/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
49	Loan		1	Washington MHC Portfolio	NAP	NAP	3/21/2022, 3/10/2022, 3/11/2022	NAP	3/10/2022, 3/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	7.1%	12/31/2026	2/24/2022	NAP	1/17/2022	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP
51	Loan	19	1	Walgreens McDonough	NAP	NAP	3/4/2022	NAP	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	4/6/2022	NAP	4/6/2022	4/6/2022	8%	No	Fee	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	12.2%	7/31/2026	3/16/2022	NAP	3/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
55	Loan	16	1	The Storage Depot	NAP	NAP	4/26/2022	NAP	4/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	3/4/2022	NAP	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	NAP	NAP	3/4/2022	NAP	3/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	NAP	NAP	2/22/2022	NAP	2/22/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	NAP	NAP	3/31/2022	NAP	3/31/2022	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
						18	19	18	19	18	19	20	18	19	20	18	19
1	Loan	6, 10,12	5	Houston Multifamily Portfolio		1,146,865	191,144	358,214	179,107	0	43,598	0	0	0	0	0	0
1.01	Property		1	Providence at Memorial	NAP
1.02	Property		1	Diamond Hill	NAP
1.03	Property		1	Casa Del Mar	NAP
1.04	Property		1	Sedona Pointe	NAP
1.05	Property		1	Buena Vista	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers		5,390,917	898,486	367,868	Springing	1,100,000	0	0	1,000,000	0	0	0	0
2.01	Property		1	Yorkshire Towers	NAP
2.02	Property		1	Lexington Towers	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	0	Springing	0	Springing	0	Springing	201,004	7,850,385	Springing	1,507,530	0	0
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	116,072	72,545	25,661	9,870	0	Springing	147,964	0	Springing	1,479,636	0	0
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	263,338	131,669	313,920	26,160	0	5,391	0	0	0	0	0	0
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55		387,576	129,192	0	Springing	0	Springing	0	1,500,000	Springing	0	0	0
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	NAP
6.06	Property		1	Publix - Decatur (Point), AL	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	NAP
6.27	Property		1	Dollar General - Odessa (University), TX	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	NAP	617,834	308,917	0	Springing	0	24,583	0	8,500,000	Springing	8,500,000	0	0
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio		0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0
8.01	Property		1	4000 Principio Parkway	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway	No
8.03	Property		1	1901 Meadowville Technology Parkway	NAP
8.04	Property		1	52 Pettengill Road	NAP
8.05	Property		1	510 John Dodd Road	NAP
8.06	Property		1	309 Dulty's Lane	NAP
8.07	Property		1	5300 Centerpoint Parkway	NAP
8.08	Property		1	17001 West Mercury Street	NAP
8.09	Property		1	725 Darlington Avenue	NAP
8.10	Property		1	10100 89th Avenue N	NAP
8.11	Property		1	7303 Rickenbacker Parkway West	NAP
8.12	Property		1	4836 Hickory Hill Road	NAP
8.13	Property		1	7000 West Post Road	NAP
8.14	Property		1	3201 Bearing Drive	NAP
8.15	Property		1	900 Commerce Parkway West Drive	NAP
8.16	Property		1	6825 West County Road 400 North	NAP
8.17	Property		1	951 Trails Road	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII		136,487	35,040	0	Springing	0	19,408	698,705	1,500,000	Springing	1,500,000	0	0
9.01	Property		1	West Mifflin, PA	NAP
9.02	Property		1	Church Hill, TN	NAP
9.03	Property		1	Mossville, IL	NAP
9.04	Property		1	Eldon, MO	NAP
9.05	Property		1	Kingsport, TN	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III		72,077	29,068	74,820	7,942	0	3,602	0	0	0	0	0	0
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	NAP
10.02	Property		1	Hacienda RV Resort	NAP
10.03	Property		1	Gardena MHC & Apts	NAP
10.04	Property		1	Fairmont MHC	NAP
10.05	Property		1	Gansett MHC	NAP
10.06	Property		1	Elsinore Hills RV Park	NAP
10.07	Property		1	Flying A MHC	NAP
10.08	Property		1	Golden Arrow MHC	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	262,177	32,772	0	Springing	250,000	Springing	105,000	881,859	Springing	700,000	0	0
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	NAP	0	Springing	0	Springing	0	2,851	0	0	15,203	0	0	0
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	402,313	67,052	0	12,875	0	1,834	66,022	673,421	0	0	0	0
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park		853,045	142,174	0	Springing	0	Springing	0	0	Springing	0	0	0
14.01	Property		1	350 Anchor Mill Road	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
						18	19	18	19	18	19	20	18	19	20	18	19
14.02	Property		1	301 Anchor Mill Road	NAP
14.03	Property		1	400 Ships Landing Way	NAP
14.04	Property		1	800 Ships Landing Way	NAP
14.05	Property		1	6 Dockview	NAP
14.06	Property		1	501 Ships Landing Way	NAP
14.07	Property		1	250 Anchor Mill Road	NAP
14.08	Property		1	10 Dockview Drive	NAP
14.09	Property		1	7 - 23 Harborview Drive	NAP
14.10	Property		1	200 Anchor Mill Road	NAP
14.11	Property		1	300 Anchor Mill Road	NAP
14.12	Property		1	27 - 55 Harborview Drive	NAP
14.13	Property		1	100 Ships Landing	NAP
14.14	Property		1	600 Ships Landing Way	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio		55,257	27,629	56,532	5,855	0	6,502	0	0	0	0	0	0
15.01	Property		1	Airport Road Self Storage	NAP
15.02	Property		1	Morada Self Storage	NAP
15.03	Property		1	Highway 88 Self Storage	NAP
15.04	Property		1	Beckman Road Industrial	NAP
15.05	Property		1	Highway 99 Self Storage	NAP
15.06	Property		1	Eight Mile Road Self Storage	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments		148,121	37,030	133,826	19,096	0	9,188	0	0	0	0	0	0
16.01	Property		1	Deerfield Apartments	NAP
16.02	Property		1	Courtyard Apartments	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio		39,087	13,029	34,416	3,442	0	0	0	0	0	0	0	0
17.01	Property		1	ABC Mini Storage - West	NAP
17.02	Property		1	ABC Mini Storage - Valley	NAP
17.03	Property		1	ABC Mini Storage - North	NAP
18	Loan	20, 23	1	Sawmill Plaza	NAP	89,953	42,835	8,027	3,822	0	3,083	0	350,000	11,357	600,000	0	0
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	NAP	57,360	19,120	13,313	1,664	1,404	1,404	0	4,681	4,681	Various	0	0
20	Loan	1, 6, 19, 23	2	The Summit		0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0
20.01	Property		1	Summit 1, 2	NAP
20.02	Property		1	Summit 3	NAP
21	Loan	10, 19, 20	1	Hamilton Commons	NAP	273,594	136,797	0	Springing	0	7,053	0	0	41,984	1,511,438	0	0
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	0	37,377	3,172	3,172	0	6,339	0	610,000	20,000	1,000,000	0	0
23	Loan	6, 12, 19	2	Oak Ridge Office Park		48,457	48,457	29,585	Springing	0	5,834	0	1,500,000	37,414	3,000,000	0	0
23.01	Property		1	Oak Ridge Technical Center	NAP
23.02	Property		1	Oak Ridge Corporate Center	NAP
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	72,452	18,113	0	Springing	0	2,613	0	0	5,225	195,000	0	0
25	Loan	6	2	Corpus Christi Portfolio		101,644	25,411	9,654	9,654	0	17,670	0	0	0	0	0	0
25.01	Property		1	The Staybridge Suites	NAP
25.02	Property		1	The Holiday Inn Express & Suites	NAP
26	Loan	15, 19	1	Rosedale & Soundview	NAP	173,479	30,978	104,916	Springing	0	788	30,000	100,000	0	0	0	0
27	Loan	15	1	Panther Lake Shopping Center	NAP	39,725	19,863	14,230	2,372	0	1,775	42,609	500,000	Springing	500,000	0	0
28	Loan		1	Biotrial Medical Center	NAP	21,047	20,044	13,049	4,143	0	1,260	0	0	7,563	0	0	0
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio		95,265	47,633	24,682	24,682	0	13,231	366,750	780,000	76,442	6,100,000	0	0
29.01	Property		1	6543 Las Vegas Boulevard South	NAP
29.02	Property		1	6226 West Sahara Avenue	NAP
29.03	Property		1	10190 Covington Cross Drive	NAP
29.04	Property		1	1450 Center Crossing Road	NAP
29.05	Property		1	6551 Las Vegas Boulevard South	NAP
29.06	Property		1	9901-9921 Covington Cross Drive	NAP
30	Loan	15, 19	1	Magnolia Square	NAP	35,439	7,088	6,533	9,525	0	1,348	0	538,000	Springing	538,000	0	0
31	Loan	15, 19, 28	1	Nona Commons	NAP	75,718	15,144	14,412	3,133	0	881	0	200,000	Springing	200,000	0	0
32	Loan	16, 19	1	Walgreens - St Paul	NAP	0	Springing	258	129	0	Springing	0	0	Springing	0	0	0
33	Loan	6	2	Aragona Retail Portfolio		48,934	16,311	13,354	1,908	0	1,352	0	300,000	7,871	500,000	0	0
33.01	Property		1	Macomb Centre Plaza	NAP
33.02	Property		1	River Park Plaza	NAP
34	Loan	15	1	Centennial Plaza	NAP	118,920	14,865	26,041	2,367	0	1,443	51,955	250,000	4,811	450,000	0	0
35	Loan	17	1	Great American Self Storage	Yes	27,137	5,427	8,025	4,012	1,087	1,087	0	0	0	0	0	0
36	Loan	15, 19, 21	1	South Valley Center	NAP	58,083	11,617	4,546	1,515	15,000	Springing	15,000	160,000	Springing	160,000	0	0
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0
38	Loan	10, 30	1	Go Store It Crossville	NAP	27,668	3,458	11,115	1,588	100,000	1,446	0	0	0	0	0	0
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	1,619	405	20,821	2,082	0	Springing	0	0	326	0	0	0
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	37,763	9,441	59,993	4,295	0	4,539	650,000	0	0	0	0	0
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	43,421	8,684	35,031	4,379	0	1,625	0	0	0	0	0	0
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	87,922	10,990	9,129	4,565	0	9,849	0	0	0	0	0	0
43	Loan	19	1	Shops at The Domain	NAP	59,492	14,165	11,918	1,032	0	169	0	100,000	1,360	0	0	0
44	Loan	16, 30	1	275 Commerce	NAP	120,872	14,340	10,862	1,358	0	846	0	300,000	4,243	0	0	0
45	Loan	11, 19	1	CVS Pawtucket	NAP	0	Springing	962	83	0	136	0	0	0	0	0	0
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	81,000	10,125	20,759	1,730	0	5,431	0	0	0	0	0	0
47	Loan		1	Load and Lock Self Storage	NAP	0	5,335	5,051	459	0	713	0	0	0	0	0	0
48	Loan	15	1	Hartsville Crossing	NAP	39,308	7,019	4,648	1,788	0	858	0	200,000	4,290	200,000	0	0
49	Loan		1	Washington MHC Portfolio	NAP	13,145	2,504	3,397	1,618	0	458	0	0	0	0	0	0
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	22,200	11,100	4,445	4,445	0	435	0	0	2,169	175,000	0	0
51	Loan	19	1	Walgreens McDonough	NAP	0	Springing	997	86	0	Springing	0	0	0	0	0	0
52	Loan	16	1	701 Van Duzer Street	NAP	18,197	4,549	1,817	617	0	310	0	0	542	0	0	0
53	Loan	20	1	Marymoor Self Storage	NAP	19,046	9,070	681	648	0	421	10,102	0	0	0	0	0
54	Loan		1	28818 Cinco Ranch	NAP	45,342	9,068	0	Springing	0	286	0	0	2,083	125,000	0	0
55	Loan	16	1	The Storage Depot	NAP	18,222	3,644	1,918	959	0	443	0	0	0	0	0	0
56	Loan	19	1	Walgreens Plainfield	NAP	0	Springing	997	86	0	Springing	0	0	0	0	0	0
57	Loan	16	1	CVS Fourth Street	NAP	0	Springing	0	Springing	0	Springing	0	0	0	0	0	0
58	Loan	19	1	Walgreens House Springs	NAP	0	Springing	997	86	0	Springing	0	0	0	0	0	0
59	Loan		1	Inner Space Storage	NAP	6,100	1,017	6,263	569	63,938	254	0	0	0	0	0	0
60	Loan	2	1	Lamplighter MHC	NAP	6,650	1,267	1,698	404	0	125	0	0	0	0	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
					20	18	18	19		20
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	0	1,296,156	0	0		0
1.01	Property		1	Providence at Memorial
1.02	Property		1	Diamond Hill
1.03	Property		1	Casa Del Mar
1.04	Property		1	Sedona Pointe
1.05	Property		1	Buena Vista
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	0	0	12,400,000	Springing	Unit Upgrade Reserve (Upfront: $6,500,000); Supplemental Income Reserve (Upfront: $5,900,000; Monthly: Springing)	0
2.01	Property		1	Yorkshire Towers
2.02	Property		1	Lexington Towers
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	0	0	0	0		0
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	0	0	54,535,711	0	TATILC Reserve (Upfront: $23,983,292), Outstanding Completion Obligations Reserve (Upfront: $20,083,016), Rent Concession Reserve (Upfront: $10,469,403)	0
5	Loan	12, 16, 24	1	70 Hudson Street	0	0	306,422	0	Rent Abatement Reserve ($200,000.00), Maman Reserve ($106,421.76)	0
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	0	180,760	200,000	0	Unfunded Obligations Reserve	0
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI
6.03	Property		1	Schnucks - Love's Park (Harlem), IL
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA
6.06	Property		1	Publix - Decatur (Point), AL
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI
6.15	Property		1	U.S. Bank - Northlake (North), IL
6.16	Property		1	CVS - Tullahoma (Jackson), TN
6.17	Property		1	7-Eleven- La Grange (Ogden), IL
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY
6.21	Property		1	PNC Bank - Aurora (Galena), IL
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME
6.25	Property		1	U.S. Bank - Niles (Dempster), IL
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL
6.27	Property		1	Dollar General - Odessa (University), TX
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA
6.29	Property		1	Dollar General- Springtown (Highway), TX
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL
6.31	Property		1	Dollar General - Holly (Saginaw), MI
6.32	Property		1	Dollar General - Dyer (Sheffield), IN
6.33	Property		1	Dollar General - Lubbock (University), TX
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	0	0	6,778,984	Springing	Outstanding Obligations Reserve (Upfront: $6,778,984), Put Price Reserve (Monthly: Springing)	0
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	0	0	1,758,645	0	Unfunded Obligations Reserve	0
8.01	Property		1	4000 Principio Parkway
8.02	Property		1	2020 Joe B. Jackson Parkway
8.03	Property		1	1901 Meadowville Technology Parkway
8.04	Property		1	52 Pettengill Road
8.05	Property		1	510 John Dodd Road
8.06	Property		1	309 Dulty's Lane
8.07	Property		1	5300 Centerpoint Parkway
8.08	Property		1	17001 West Mercury Street
8.09	Property		1	725 Darlington Avenue
8.10	Property		1	10100 89th Avenue N
8.11	Property		1	7303 Rickenbacker Parkway West
8.12	Property		1	4836 Hickory Hill Road
8.13	Property		1	7000 West Post Road
8.14	Property		1	3201 Bearing Drive
8.15	Property		1	900 Commerce Parkway West Drive
8.16	Property		1	6825 West County Road 400 North
8.17	Property		1	951 Trails Road
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	0	59,444	8,870	0	Unfunded Obligations Reserve	0
9.01	Property		1	West Mifflin, PA
9.02	Property		1	Church Hill, TN
9.03	Property		1	Mossville, IL
9.04	Property		1	Eldon, MO
9.05	Property		1	Kingsport, TN
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	0	228,188	1,000,000	0	Economic Performance Reserve	0
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground
10.02	Property		1	Hacienda RV Resort
10.03	Property		1	Gardena MHC & Apts
10.04	Property		1	Fairmont MHC
10.05	Property		1	Gansett MHC
10.06	Property		1	Elsinore Hills RV Park
10.07	Property		1	Flying A MHC
10.08	Property		1	Golden Arrow MHC
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	0	240,925	2,361,439	Springing	Almost Home Care Expansion Reserve (Upfront: $1,986,871.73), Almost Home Care Rent Reserve (Upfront: $132,017.70), Kid to Kid Rent Reserve (Upfront: $105,259), Existing TI/LC Obligations Reserve (Upfront: $63,553.36), Zips Dry Cleaning Free Rent Reserve (Upfront: $56,591.66), I Heart Mac & Cheese Free Rent and Gap Rent Reserve (Upfront: $13,575.51), Levin Eye Care Free Rent Reserve (Upfront: $3,570), Springing Specified Tenant Renewal Reserve (Monthly: Springing)	0
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	0	0	0	0		0
13	Loan	11, 16	1	Village at Mitchell Ranch	0	0	0	0		0
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	0	0	139,982	0	Outstanding TI Reserve	0
14.01	Property		1	350 Anchor Mill Road

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
					20	18	18	19		20
14.02	Property		1	301 Anchor Mill Road
14.03	Property		1	400 Ships Landing Way
14.04	Property		1	800 Ships Landing Way
14.05	Property		1	6 Dockview
14.06	Property		1	501 Ships Landing Way
14.07	Property		1	250 Anchor Mill Road
14.08	Property		1	10 Dockview Drive
14.09	Property		1	7 - 23 Harborview Drive
14.10	Property		1	200 Anchor Mill Road
14.11	Property		1	300 Anchor Mill Road
14.12	Property		1	27 - 55 Harborview Drive
14.13	Property		1	100 Ships Landing
14.14	Property		1	600 Ships Landing Way
15	Loan	6, 12	6	Stockton Self Storage Portfolio	0	0	0	0		0
15.01	Property		1	Airport Road Self Storage
15.02	Property		1	Morada Self Storage
15.03	Property		1	Highway 88 Self Storage
15.04	Property		1	Beckman Road Industrial
15.05	Property		1	Highway 99 Self Storage
15.06	Property		1	Eight Mile Road Self Storage
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	0	0	3,000,000	0	Economic Reserve	0
16.01	Property		1	Deerfield Apartments
16.02	Property		1	Courtyard Apartments
17	Loan	6, 10	3	ABC Mini Storage Portfolio	0	84,063	0	0		0
17.01	Property		1	ABC Mini Storage - West
17.02	Property		1	ABC Mini Storage - Valley
17.03	Property		1	ABC Mini Storage - North
18	Loan	20, 23	1	Sawmill Plaza	0	161,500	0	0		0
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	0	0	0	0		0
20	Loan	1, 6, 19, 23	2	The Summit	0	0	9,900,543	0	Outstanding TI/LC Reserves ($6,942,143); Gap/Free Rent Account ($2,958,400)	0
20.01	Property		1	Summit 1, 2
20.02	Property		1	Summit 3
21	Loan	10, 19, 20	1	Hamilton Commons	0	5,520	500,000	Springing	Enhanced Reserve	1,209,150
22	Loan	15, 19	1	Church Ranch Corporate Center	0	153,525	62,670	0	Denver Children's Free Rent Reserve	0
23	Loan	6, 12, 19	2	Oak Ridge Office Park	0	106,469	0	0		0
23.01	Property		1	Oak Ridge Technical Center
23.02	Property		1	Oak Ridge Corporate Center
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	0	0	1,100,000	Springing	Outstanding TI/LC Reserve (Upfront: $1,100,000), Special Rollover Reserve (Monthly: Springing; Cap: Various)	Various
25	Loan	6	2	Corpus Christi Portfolio	0	35,625	1,973,500	0	PIP Reserve	0
25.01	Property		1	The Staybridge Suites
25.02	Property		1	The Holiday Inn Express & Suites
26	Loan	15, 19	1	Rosedale & Soundview	0	5,313	0	Springing	Material Tenant Rollover Reserve (Monthly: Springing; Cap: Various); Rent Concession Reserve (Monthly: Springing)	Various
27	Loan	15	1	Panther Lake Shopping Center	0	10,812	0	Springing	24 Hour Fitness Rollover Reserve (Monthly: Springing); KeyBank Rollover Reserve (Monthly: Springing); Low DSCR Reserve (Monthly: Springing)	0
28	Loan		1	Biotrial Medical Center	0	0	0	0		0
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	0	30,063	1,884,865	0	Unfunded Obligations Reserve	0
29.01	Property		1	6543 Las Vegas Boulevard South
29.02	Property		1	6226 West Sahara Avenue
29.03	Property		1	10190 Covington Cross Drive
29.04	Property		1	1450 Center Crossing Road
29.05	Property		1	6551 Las Vegas Boulevard South
29.06	Property		1	9901-9921 Covington Cross Drive
30	Loan	15, 19	1	Magnolia Square	0	34,844	456,725	0	Outstanding TI Reserve	0
31	Loan	15, 19, 28	1	Nona Commons	0	0	0	Springing	Material Tenant Rollover Reserve	0
32	Loan	16, 19	1	Walgreens - St Paul	0	0	0	Springing	Anchor Tenant Reserve	0
33	Loan	6	2	Aragona Retail Portfolio	0	30,625	43,632	0	Rent Gap Reserve ($23,632); Outstanding TI Reserve ($20,000)	0
33.01	Property		1	Macomb Centre Plaza
33.02	Property		1	River Park Plaza
34	Loan	15	1	Centennial Plaza	0	25,375	0	0		0
35	Loan	17	1	Great American Self Storage	0	0	0	0		0
36	Loan	15, 19, 21	1	South Valley Center	0	0	30,798	Springing	Outstanding Tenant Concession Reserve (Upfront: $30,798), Critical Tenant Reserve (Monthly: Springing)	0
37	Loan	13, 19	1	127 8th Avenue Leased Fee	0	0	0	0		0
38	Loan	10, 30	1	Go Store It Crossville	0	44,280	75,000	0	Leasing Office Reserve	0
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	0	0	17,945	0	Outstanding Tenant Obligations	0
40	Loan	16, 19	1	Home2 Suites Bedford	0	0	0	0		0
41	Loan	13, 16, 32	1	Edwards Landing Apartments	0	0	0	0		0
42	Loan		1	Holiday Inn Express - Memphis, TN	0	0	155,106	0	PIP Reserve Fund	0
43	Loan	19	1	Shops at The Domain	0	0	32,363	Springing	Mattress Firm Reconciliation Reserve (Upfront: $32,362.74), Swish Dental Rollover Fund (Monthly: Springing; Cap: $60,000), Sleep Number Rollover Fund (Monthly: Springing; Cap: $60,000), Mattress Firm Rollover Fund (Monthly: Springing; Cap: $60,000)	Various
44	Loan	16, 30	1	275 Commerce	0	11,333	1,306,802	0	Tenant Earnout Reserve ($775,000); Outstanding TI/LC Reserve ($469,731.64); Free Rent Reserve ($62,070)	0
45	Loan	11, 19	1	CVS Pawtucket	0	6,688	0	0		0
46	Loan	5, 19	1	Candlewood Suites Elgin	0	0	770,000	Springing	PIP Reserve	0
47	Loan		1	Load and Lock Self Storage	0	95,500	0	0		0
48	Loan	15	1	Hartsville Crossing	0	7,500	0	0		0
49	Loan		1	Washington MHC Portfolio	0	15,813	0	0		0
50	Loan	20	1	5400-5450 W. Atlantic Blvd	0	56,250	4,890	0	Free Rent Reserve	0
51	Loan	19	1	Walgreens McDonough	0	0	0	0		0
52	Loan	16	1	701 Van Duzer Street	0	4,688	0	0		0
53	Loan	20	1	Marymoor Self Storage	0	0	0	0		0
54	Loan		1	28818 Cinco Ranch	0	0	15,000	0	Serasana CAM Reserve	0
55	Loan	16	1	The Storage Depot	0	0	0	0		0
56	Loan	19	1	Walgreens Plainfield	0	0	0	0		0
57	Loan	16	1	CVS Fourth Street	0	0	0	0		0
58	Loan	19	1	Walgreens House Springs	0	0	0	0		0
59	Loan		1	Inner Space Storage	0	1,063	0	0		0
60	Loan	2	1	Lamplighter MHC	0	8,500	0	0		0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
							26	26
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
1.01	Property		1	Providence at Memorial
1.02	Property		1	Diamond Hill
1.03	Property		1	Casa Del Mar
1.04	Property		1	Sedona Pointe
1.05	Property		1	Buena Vista
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	NAP	NAP	Soft (Residential); Hard (Commercial)	In Place	Yes	No	Yes	No	65,000,000	253,000,000
2.01	Property		1	Yorkshire Towers
2.02	Property		1	Lexington Towers
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	65,000,000	135,000,000
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	65,000,000	77,000,000
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	48,000,000	72,000,000
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	NAP	NAP	Hard	Springing	Yes	No	Yes	No	41,560,000	62,340,000
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI
6.03	Property		1	Schnucks - Love's Park (Harlem), IL
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA
6.06	Property		1	Publix - Decatur (Point), AL
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI
6.15	Property		1	U.S. Bank - Northlake (North), IL
6.16	Property		1	CVS - Tullahoma (Jackson), TN
6.17	Property		1	7-Eleven- La Grange (Ogden), IL
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY
6.21	Property		1	PNC Bank - Aurora (Galena), IL
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME
6.25	Property		1	U.S. Bank - Niles (Dempster), IL
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL
6.27	Property		1	Dollar General - Odessa (University), TX
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA
6.29	Property		1	Dollar General- Springtown (Highway), TX
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL
6.31	Property		1	Dollar General - Holly (Saginaw), MI
6.32	Property		1	Dollar General - Dyer (Sheffield), IN
6.33	Property		1	Dollar General - Lubbock (University), TX
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	40,000,000	170,000,000
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	NAP	NAP	Hard	Springing	Yes	No	Yes	No	39,999,999	301,140,001
8.01	Property		1	4000 Principio Parkway
8.02	Property		1	2020 Joe B. Jackson Parkway
8.03	Property		1	1901 Meadowville Technology Parkway
8.04	Property		1	52 Pettengill Road
8.05	Property		1	510 John Dodd Road
8.06	Property		1	309 Dulty's Lane
8.07	Property		1	5300 Centerpoint Parkway
8.08	Property		1	17001 West Mercury Street
8.09	Property		1	725 Darlington Avenue
8.10	Property		1	10100 89th Avenue N
8.11	Property		1	7303 Rickenbacker Parkway West
8.12	Property		1	4836 Hickory Hill Road
8.13	Property		1	7000 West Post Road
8.14	Property		1	3201 Bearing Drive
8.15	Property		1	900 Commerce Parkway West Drive
8.16	Property		1	6825 West County Road 400 North
8.17	Property		1	951 Trails Road
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	35,000,000	22,000,000
9.01	Property		1	West Mifflin, PA
9.02	Property		1	Church Hill, TN
9.03	Property		1	Mossville, IL
9.04	Property		1	Eldon, MO
9.05	Property		1	Kingsport, TN
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground
10.02	Property		1	Hacienda RV Resort
10.03	Property		1	Gardena MHC & Apts
10.04	Property		1	Fairmont MHC
10.05	Property		1	Gansett MHC
10.06	Property		1	Elsinore Hills RV Park
10.07	Property		1	Flying A MHC
10.08	Property		1	Golden Arrow MHC
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	NAP	NAP	Hard	Springing	Yes	No	Yes	Yes	29,966,541	9,988,847
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	NAP	NAP	Springing	Springing	No	No	Yes	No	28,000,000	110,000,000
14.01	Property		1	350 Anchor Mill Road

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
							26	26
14.02	Property		1	301 Anchor Mill Road
14.03	Property		1	400 Ships Landing Way
14.04	Property		1	800 Ships Landing Way
14.05	Property		1	6 Dockview
14.06	Property		1	501 Ships Landing Way
14.07	Property		1	250 Anchor Mill Road
14.08	Property		1	10 Dockview Drive
14.09	Property		1	7 - 23 Harborview Drive
14.10	Property		1	200 Anchor Mill Road
14.11	Property		1	300 Anchor Mill Road
14.12	Property		1	27 - 55 Harborview Drive
14.13	Property		1	100 Ships Landing
14.14	Property		1	600 Ships Landing Way
15	Loan	6, 12	6	Stockton Self Storage Portfolio	NAP	NAP	Springing	Springing	Yes	No	Yes	Yes	24,974,325	13,985,622
15.01	Property		1	Airport Road Self Storage
15.02	Property		1	Morada Self Storage
15.03	Property		1	Highway 88 Self Storage
15.04	Property		1	Beckman Road Industrial
15.05	Property		1	Highway 99 Self Storage
15.06	Property		1	Eight Mile Road Self Storage
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	3,000,000	$3,000,000 deposited into the Economic Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing	Yes	No	No	NAP	NAP	NAP
16.01	Property		1	Deerfield Apartments
16.02	Property		1	Courtyard Apartments
17	Loan	6, 10	3	ABC Mini Storage Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
17.01	Property		1	ABC Mini Storage - West
17.02	Property		1	ABC Mini Storage - Valley
17.03	Property		1	ABC Mini Storage - North
18	Loan	20, 23	1	Sawmill Plaza	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
20	Loan	1, 6, 19, 23	2	The Summit	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	17,000,000	310,000,000
20.01	Property		1	Summit 1, 2
20.02	Property		1	Summit 3
21	Loan	10, 19, 20	1	Hamilton Commons	NAP	NAP	Springing	Springing	No	No	Yes	No	17,000,000	22,000,000
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
23	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	16,032,639	10,688,426
23.01	Property		1	Oak Ridge Technical Center
23.02	Property		1	Oak Ridge Corporate Center
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
25	Loan	6	2	Corpus Christi Portfolio	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
25.01	Property		1	The Staybridge Suites
25.02	Property		1	The Holiday Inn Express & Suites
26	Loan	15, 19	1	Rosedale & Soundview	NAP	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
27	Loan	15	1	Panther Lake Shopping Center	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
28	Loan		1	Biotrial Medical Center	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	13,000,000	103,000,000
29.01	Property		1	6543 Las Vegas Boulevard South
29.02	Property		1	6226 West Sahara Avenue
29.03	Property		1	10190 Covington Cross Drive
29.04	Property		1	1450 Center Crossing Road
29.05	Property		1	6551 Las Vegas Boulevard South
29.06	Property		1	9901-9921 Covington Cross Drive
30	Loan	15, 19	1	Magnolia Square	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
31	Loan	15, 19, 28	1	Nona Commons	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
33.01	Property		1	Macomb Centre Plaza
33.02	Property		1	River Park Plaza
34	Loan	15	1	Centennial Plaza	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
35	Loan	17	1	Great American Self Storage	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
43	Loan	19	1	Shops at The Domain	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
44	Loan	16, 30	1	275 Commerce	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
47	Loan		1	Load and Lock Self Storage	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
49	Loan		1	Washington MHC Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
51	Loan	19	1	Walgreens McDonough	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
55	Loan	16	1	The Storage Depot	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
					9	9				9		13
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Providence at Memorial
1.02	Property		1	Diamond Hill
1.03	Property		1	Casa Del Mar
1.04	Property		1	Sedona Pointe
1.05	Property		1	Buena Vista
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	649,835.19	816,788.89	221,500,000	3.04000%	539,500,000	1,385,715.74	56.6%	2.13	6.6%	174,500,000	7.26626934143266%	714,000,000
2.01	Property		1	Yorkshire Towers
2.02	Property		1	Lexington Towers
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	301,182.03	446,195.60	NAP	NAP	200,000,000	446,195.60	41.8%	4.35	12.1%	NAP	NAP	NAP
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	331,795.13	611,881.94	NAP	NAP	142,000,000	611,881.94	59.2%	1.66	8.6%	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	194,180.00	323,633.33	76,950,000	3.19200%	196,950,000	531,163.21	65.7%	2.50	8.1%	NAP	NAP	NAP
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	241,235.60	402,059.33	NAP	NAP	103,900,000	402,059.33	53.1%	2.03	9.6%	NAP	NAP	NAP
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI
6.03	Property		1	Schnucks - Love's Park (Harlem), IL
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA
6.06	Property		1	Publix - Decatur (Point), AL
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI
6.15	Property		1	U.S. Bank - Northlake (North), IL
6.16	Property		1	CVS - Tullahoma (Jackson), TN
6.17	Property		1	7-Eleven- La Grange (Ogden), IL
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY
6.21	Property		1	PNC Bank - Aurora (Galena), IL
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME
6.25	Property		1	U.S. Bank - Niles (Dempster), IL
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL
6.27	Property		1	Dollar General - Odessa (University), TX
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA
6.29	Property		1	Dollar General- Springtown (Highway), TX
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL
6.31	Property		1	Dollar General - Holly (Saginaw), MI
6.32	Property		1	Dollar General - Dyer (Sheffield), IN
6.33	Property		1	Dollar General - Lubbock (University), TX
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	733,971.07	906,670.14	NAP	NAP	210,000,000	906,670.14	62.6%	1.68	9.4%	NAP	NAP	NAP
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	983,305.41	1,113,916.47	103,860,000	3.86465618%	445,000,000	1,453,048.10	37.9%	2.40	10.1%	255,000,000	5.38089411764706%	700,000,000
8.01	Property		1	4000 Principio Parkway
8.02	Property		1	2020 Joe B. Jackson Parkway
8.03	Property		1	1901 Meadowville Technology Parkway
8.04	Property		1	52 Pettengill Road
8.05	Property		1	510 John Dodd Road
8.06	Property		1	309 Dulty's Lane
8.07	Property		1	5300 Centerpoint Parkway
8.08	Property		1	17001 West Mercury Street
8.09	Property		1	725 Darlington Avenue
8.10	Property		1	10100 89th Avenue N
8.11	Property		1	7303 Rickenbacker Parkway West
8.12	Property		1	4836 Hickory Hill Road
8.13	Property		1	7000 West Post Road
8.14	Property		1	3201 Bearing Drive
8.15	Property		1	900 Commerce Parkway West Drive
8.16	Property		1	6825 West County Road 400 North
8.17	Property		1	951 Trails Road
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	127,688.09	330,828.24	NAP	NAP	57,000,000	330,828.24	64.6%	1.57	11.8%	NAP	NAP	NAP
9.01	Property		1	West Mifflin, PA
9.02	Property		1	Church Hill, TN
9.03	Property		1	Mossville, IL
9.04	Property		1	Eldon, MO
9.05	Property		1	Kingsport, TN
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground
10.02	Property		1	Hacienda RV Resort
10.03	Property		1	Gardena MHC & Apts
10.04	Property		1	Fairmont MHC
10.05	Property		1	Gansett MHC
10.06	Property		1	Elsinore Hills RV Park
10.07	Property		1	Flying A MHC
10.08	Property		1	Golden Arrow MHC
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	56,153.08	224,612.32	NAP	NAP	39,955,388	224,612.32	57.1%	1.39	9.9%	NAP	NAP	NAP
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	339,183.85	425,521.56	NAP	NAP	138,000,000	425,521.56	61.5%	2.23	8.7%	NAP	NAP	NAP
14.01	Property		1	350 Anchor Mill Road

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
					9	9				9		13
14.02	Property		1	301 Anchor Mill Road
14.03	Property		1	400 Ships Landing Way
14.04	Property		1	800 Ships Landing Way
14.05	Property		1	6 Dockview
14.06	Property		1	501 Ships Landing Way
14.07	Property		1	250 Anchor Mill Road
14.08	Property		1	10 Dockview Drive
14.09	Property		1	7 - 23 Harborview Drive
14.10	Property		1	200 Anchor Mill Road
14.11	Property		1	300 Anchor Mill Road
14.12	Property		1	27 - 55 Harborview Drive
14.13	Property		1	100 Ships Landing
14.14	Property		1	600 Ships Landing Way
15	Loan	6, 12	6	Stockton Self Storage Portfolio	76,391.93	212,806.08	NAP	NAP	38,959,947	212,806.08	49.1%	1.60	10.7%	NAP	NAP	NAP
15.01	Property		1	Airport Road Self Storage
15.02	Property		1	Morada Self Storage
15.03	Property		1	Highway 88 Self Storage
15.04	Property		1	Beckman Road Industrial
15.05	Property		1	Highway 99 Self Storage
15.06	Property		1	Eight Mile Road Self Storage
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Deerfield Apartments
16.02	Property		1	Courtyard Apartments
17	Loan	6, 10	3	ABC Mini Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	ABC Mini Storage - West
17.02	Property		1	ABC Mini Storage - Valley
17.03	Property		1	ABC Mini Storage - North
18	Loan	20, 23	1	Sawmill Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 6, 19, 23	2	The Summit	773,191.67	815,592.50	198,000,000	2.95200%	525,000,000	1,309,437.50	58.6%	2.56	7.8%	NAP	NAP	NAP
20.01	Property		1	Summit 1, 2
20.02	Property		1	Summit 3
21	Loan	10, 19, 20	1	Hamilton Commons	59,481.48	105,444.44	NAP	NAP	39,000,000	105,444.44	59.5%	3.91	14.2%	NAP	NAP	NAP
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 12, 19	2	Oak Ridge Office Park	50,347.99	125,869.97	NAP	NAP	26,721,065	125,869.97	62.1%	1.84	12.3%	NAP	NAP	NAP
23.01	Property		1	Oak Ridge Technical Center
23.02	Property		1	Oak Ridge Corporate Center
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2,000,000	9.00000%	16,800,000
25	Loan	6	2	Corpus Christi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	The Staybridge Suites
25.02	Property		1	The Holiday Inn Express & Suites
26	Loan	15, 19	1	Rosedale & Soundview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	15	1	Panther Lake Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Biotrial Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	506,698.08	570,650.27	NAP	NAP	116,000,000	570,650.27	59.1%	1.42	9.0%	NAP	NAP	NAP
29.01	Property		1	6543 Las Vegas Boulevard South
29.02	Property		1	6226 West Sahara Avenue
29.03	Property		1	10190 Covington Cross Drive
29.04	Property		1	1450 Center Crossing Road
29.05	Property		1	6551 Las Vegas Boulevard South
29.06	Property		1	9901-9921 Covington Cross Drive
30	Loan	15, 19	1	Magnolia Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	15, 19, 28	1	Nona Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Macomb Centre Plaza
33.02	Property		1	River Park Plaza
34	Loan	15	1	Centennial Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	17	1	Great American Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Shops at The Domain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 30	1	275 Commerce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Load and Lock Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Washington MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	19	1	Walgreens McDonough	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16	1	The Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					9		13		13	13
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	No	NAP	Donald J. Dougher, II and Donald J. Dougher, II, Trustee of the Third Amended and Restated Donald J. Dougher, II Living Trust of 2002, Dated July 11, 2022, As Amended
1.01	Property		1	Providence at Memorial
1.02	Property		1	Diamond Hill
1.03	Property		1	Casa Del Mar
1.04	Property		1	Sedona Pointe
1.05	Property		1	Buena Vista
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	2,457,027.92	74.8%	1.20	5.0%	No	NAP	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009
2.01	Property		1	Yorkshire Towers
2.02	Property		1	Lexington Towers
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Fifth Street Properties, LLC
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	NAP	NAP	NAP	No	NAP	MDY Properties, Inc.
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	NAP	NAP	NAP	No	NAP	NAP
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	NAP	NAP	NAP	NAP	No	NAP	ExchangeRight Real Estate, LLC
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI
6.03	Property		1	Schnucks - Love's Park (Harlem), IL
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA
6.06	Property		1	Publix - Decatur (Point), AL
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI
6.15	Property		1	U.S. Bank - Northlake (North), IL
6.16	Property		1	CVS - Tullahoma (Jackson), TN
6.17	Property		1	7-Eleven- La Grange (Ogden), IL
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY
6.21	Property		1	PNC Bank - Aurora (Galena), IL
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME
6.25	Property		1	U.S. Bank - Niles (Dempster), IL
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL
6.27	Property		1	Dollar General - Odessa (University), TX
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA
6.29	Property		1	Dollar General- Springtown (Highway), TX
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL
6.31	Property		1	Dollar General - Holly (Saginaw), MI
6.32	Property		1	Dollar General - Dyer (Sheffield), IN
6.33	Property		1	Dollar General - Lubbock (University), TX
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	NAP	NAP	NAP	NAP	No	NAP	Ralph Zucker and Jozef Straus
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	2,612,369.21	59.6%	1.33	6.4%	No	NAP	Industrial Logistics Properties Trust
8.01	Property		1	4000 Principio Parkway
8.02	Property		1	2020 Joe B. Jackson Parkway
8.03	Property		1	1901 Meadowville Technology Parkway
8.04	Property		1	52 Pettengill Road
8.05	Property		1	510 John Dodd Road
8.06	Property		1	309 Dulty's Lane
8.07	Property		1	5300 Centerpoint Parkway
8.08	Property		1	17001 West Mercury Street
8.09	Property		1	725 Darlington Avenue
8.10	Property		1	10100 89th Avenue N
8.11	Property		1	7303 Rickenbacker Parkway West
8.12	Property		1	4836 Hickory Hill Road
8.13	Property		1	7000 West Post Road
8.14	Property		1	3201 Bearing Drive
8.15	Property		1	900 Commerce Parkway West Drive
8.16	Property		1	6825 West County Road 400 North
8.17	Property		1	951 Trails Road
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Phoenix Investors
9.01	Property		1	West Mifflin, PA
9.02	Property		1	Church Hill, TN
9.03	Property		1	Mossville, IL
9.04	Property		1	Eldon, MO
9.05	Property		1	Kingsport, TN
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	NAP	NAP	NAP	NAP	No	NAP	Elias Weiner
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground
10.02	Property		1	Hacienda RV Resort
10.03	Property		1	Gardena MHC & Apts
10.04	Property		1	Fairmont MHC
10.05	Property		1	Gansett MHC
10.06	Property		1	Elsinore Hills RV Park
10.07	Property		1	Flying A MHC
10.08	Property		1	Golden Arrow MHC
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	NAP	NAP	NAP	No	NAP	Robert V. Gothier, Jr. and Mark X. DiSanto
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	NAP	NAP	NAP	NAP	No	NAP	CBL & Associates Limited Partnership
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	NAP	NAP	NAP	No	NAP	Robert A. Davidsohn
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	NAP	NAP	NAP	NAP	No	NAP	E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust
14.01	Property		1	350 Anchor Mill Road

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					9		13		13	13
14.02	Property		1	301 Anchor Mill Road
14.03	Property		1	400 Ships Landing Way
14.04	Property		1	800 Ships Landing Way
14.05	Property		1	6 Dockview
14.06	Property		1	501 Ships Landing Way
14.07	Property		1	250 Anchor Mill Road
14.08	Property		1	10 Dockview Drive
14.09	Property		1	7 - 23 Harborview Drive
14.10	Property		1	200 Anchor Mill Road
14.11	Property		1	300 Anchor Mill Road
14.12	Property		1	27 - 55 Harborview Drive
14.13	Property		1	100 Ships Landing
14.14	Property		1	600 Ships Landing Way
15	Loan	6, 12	6	Stockton Self Storage Portfolio	NAP	NAP	NAP	NAP	No	NAP	Steven L. Diede
15.01	Property		1	Airport Road Self Storage
15.02	Property		1	Morada Self Storage
15.03	Property		1	Highway 88 Self Storage
15.04	Property		1	Beckman Road Industrial
15.05	Property		1	Highway 99 Self Storage
15.06	Property		1	Eight Mile Road Self Storage
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	NAP	NAP	NAP	NAP	No	NAP	Gary W. Gates, Jr.
16.01	Property		1	Deerfield Apartments
16.02	Property		1	Courtyard Apartments
17	Loan	6, 10	3	ABC Mini Storage Portfolio	NAP	NAP	NAP	NAP	No	NAP	Joseph F. Daley
17.01	Property		1	ABC Mini Storage - West
17.02	Property		1	ABC Mini Storage - Valley
17.03	Property		1	ABC Mini Storage - North
18	Loan	20, 23	1	Sawmill Plaza	NAP	NAP	NAP	NAP	No	NAP	Daxaben Patel and Bharatbhai Patel
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Robert F. Buie, Robert F. Buie, as trustee of the Robert F. Buie and Pamela I. Buie Declaration of Trust Dated December 15, 1999 as Restated by the Robert F. Buie and Pamela I. Buie Family Trust Under Restatement of Trust Dated December 22, 2005 and D.W.O. Enterprises, Inc.
20	Loan	1, 6, 19, 23	2	The Summit	NAP	NAP	NAP	NAP	No	NAP	KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P.
20.01	Property		1	Summit 1, 2
20.02	Property		1	Summit 3
21	Loan	10, 19, 20	1	Hamilton Commons	NAP	NAP	NAP	NAP	No	NAP	Francis Greenburger
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	NAP	NAP	NAP	No	NAP	Ken Crockett, Mark Koehler and Bryan Wrigley
23	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	NAP	NAP	NAP	No	NAP	John C. Harvey and Edward J. Sussi
23.01	Property		1	Oak Ridge Technical Center
23.02	Property		1	Oak Ridge Corporate Center
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	84,172.61	72.4%	1.38	8.9%	No	NAP	J.C.A. Gift Trust, dated July 9, 1992
25	Loan	6	2	Corpus Christi Portfolio	NAP	NAP	NAP	NAP	No	NAP	Sanjeev Amin and Rupesh Amin
25.01	Property		1	The Staybridge Suites
25.02	Property		1	The Holiday Inn Express & Suites
26	Loan	15, 19	1	Rosedale & Soundview	NAP	NAP	NAP	NAP	No	NAP	Harriet R. Shanus 2009 Family Trust FBO Corey Shanus, Harriet R. Shanus 2009 Family Trust FBO Sarene Shanus and Corey R. Shanus
27	Loan	15	1	Panther Lake Shopping Center	NAP	NAP	NAP	NAP	No	NAP	I. Jay Kerner
28	Loan		1	Biotrial Medical Center	NAP	NAP	NAP	NAP	No	NAP	Biotrial, Inc. and Biotrial Research, S.A.S
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	NAP	NAP	NAP	NAP	No	NAP	Ofir Hagay, Ryan Tedder and Keith Kantrowitz
29.01	Property		1	6543 Las Vegas Boulevard South
29.02	Property		1	6226 West Sahara Avenue
29.03	Property		1	10190 Covington Cross Drive
29.04	Property		1	1450 Center Crossing Road
29.05	Property		1	6551 Las Vegas Boulevard South
29.06	Property		1	9901-9921 Covington Cross Drive
30	Loan	15, 19	1	Magnolia Square	NAP	NAP	NAP	NAP	No	NAP	Clarke M. Williams, III and Donald M. Jarreau, Jr.
31	Loan	15, 19, 28	1	Nona Commons	NAP	NAP	NAP	NAP	No	NAP	Lexin Capital LLC
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	NAP	NAP	No	NAP	Mark Jaffe
33	Loan	6	2	Aragona Retail Portfolio	NAP	NAP	NAP	NAP	No	NAP	Aragona Properties LLC and Holiday Enterprises LLC
33.01	Property		1	Macomb Centre Plaza
33.02	Property		1	River Park Plaza
34	Loan	15	1	Centennial Plaza	NAP	NAP	NAP	NAP	No	NAP	Eron Sodie and Isaac Pretter
35	Loan	17	1	Great American Self Storage	NAP	NAP	NAP	NAP	No	NAP	David L. Baron and David Gandolfo
36	Loan	15, 19, 21	1	South Valley Center	NAP	NAP	NAP	NAP	No	NAP	Rodney A. Mitchell
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Vincent J. Ponte
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	NAP	NAP	No	NAP	Ryan L. Hanks
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	NAP	NAP	No	NAP	Paul Horos and Craig Elkind
40	Loan	16, 19	1	Home2 Suites Bedford	NAP	NAP	NAP	NAP	No	NAP	Heeten Masters, Atul Masters and Ketan Masters
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Gregg R. Wexler
42	Loan		1	Holiday Inn Express - Memphis, TN	NAP	NAP	NAP	NAP	No	NAP	Sukhdev Thind
43	Loan	19	1	Shops at The Domain	NAP	NAP	NAP	NAP	No	NAP	Joseph D. Goveia and Bruce M. Kahl, Jr.
44	Loan	16, 30	1	275 Commerce	NAP	NAP	NAP	NAP	No	NAP	Yaakov Prager
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	NAP	NAP	No	NAP	Matthew E. Diener and Julianne Diener
46	Loan	5, 19	1	Candlewood Suites Elgin	NAP	NAP	NAP	NAP	No	NAP	Mahendra A. Yogina
47	Loan		1	Load and Lock Self Storage	NAP	NAP	NAP	NAP	No	NAP	George Thacker, Lawrence Charles Kaplan and Richard Schontz
48	Loan	15	1	Hartsville Crossing	NAP	NAP	NAP	NAP	No	NAP	Thomas F. Hahn, Jr.
49	Loan		1	Washington MHC Portfolio	NAP	NAP	NAP	NAP	No	NAP	Benjamin W. Shoval
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	NAP	NAP	NAP	No	NAP	Andrew Perkins
51	Loan	19	1	Walgreens McDonough	NAP	NAP	NAP	NAP	No	NAP	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006
52	Loan	16	1	701 Van Duzer Street	NAP	NAP	NAP	NAP	No	NAP	David Banda and Chaim Landau
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	NAP	NAP	No	NAP	Stephen H. Garrison, Wayne David Ristig, Luke 19:10 Trust and Ristig Family Trust
54	Loan		1	28818 Cinco Ranch	NAP	NAP	NAP	NAP	No	NAP	Richard Neil Rainer and Clayton Lee McDaniel
55	Loan	16	1	The Storage Depot	NAP	NAP	NAP	NAP	No	NAP	Jason Lami and Samir Mistry
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	NAP	NAP	No	NAP	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006
57	Loan	16	1	CVS Fourth Street	NAP	NAP	NAP	NAP	No	NAP	Dennis Townsend
58	Loan	19	1	Walgreens House Springs	NAP	NAP	NAP	NAP	No	NAP	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006
59	Loan		1	Inner Space Storage	NAP	NAP	NAP	NAP	No	NAP	George Thacker, Lawrence Charles Kaplan and Richard Schontz
60	Loan	2	1	Lamplighter MHC	NAP	NAP	NAP	NAP	No	NAP	Richard R. Nelson III and John C. Duffie

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
					24				31
1	Loan	6, 10,12	5	Houston Multifamily Portfolio	Donald J. Dougher, II and Donald J. Dougher, II, Trustee of the Third Amended and Restated Donald J. Dougher, II Living Trust of 2002, Dated July 11, 2022, As Amended	No	No	Acquisition		76,000,000	95,023,800	0	0	171,023,800
1.01	Property		1	Providence at Memorial					No
1.02	Property		1	Diamond Hill					No
1.03	Property		1	Casa Del Mar					No
1.04	Property		1	Sedona Pointe					No
1.05	Property		1	Buena Vista					No
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009	No	Yes	Refinance		318,000,000	0	396,000,000	0	714,000,000
2.01	Property		1	Yorkshire Towers					No
2.02	Property		1	Lexington Towers					No
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	No	No	Recapitalization	No	200,000,000	0	0	0	200,000,000
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	No	No	Refinance	No	142,000,000	29,137,619	0	0	171,137,619
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	No	No	Acquisition	No	120,000,000	111,520,984	76,950,000	0	308,470,984
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition		103,900,000	100,606,605	0	0	204,506,605
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA					No
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI					No
6.03	Property		1	Schnucks - Love's Park (Harlem), IL					No
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA					No
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA					No
6.06	Property		1	Publix - Decatur (Point), AL					No
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL					No
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA					No
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA					No
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA					No
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL					No
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV					No
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI					No
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI					No
6.15	Property		1	U.S. Bank - Northlake (North), IL					No
6.16	Property		1	CVS - Tullahoma (Jackson), TN					No
6.17	Property		1	7-Eleven- La Grange (Ogden), IL					No
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL					No
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH					No
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY					No
6.21	Property		1	PNC Bank - Aurora (Galena), IL					No
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL					No
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH					No
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME					No
6.25	Property		1	U.S. Bank - Niles (Dempster), IL					No
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL					No
6.27	Property		1	Dollar General - Odessa (University), TX					No
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA					No
6.29	Property		1	Dollar General- Springtown (Highway), TX					No
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL					No
6.31	Property		1	Dollar General - Holly (Saginaw), MI					No
6.32	Property		1	Dollar General - Dyer (Sheffield), IN					No
6.33	Property		1	Dollar General - Lubbock (University), TX					No
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE					No
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	Ralph Zucker and Jozef Straus	No	No	Refinance	No	210,000,000	0	0	0	210,000,000
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	Industrial Logistics Properties Trust	No	No	Recapitalization		341,140,000	0	358,860,000	0	700,000,000
8.01	Property		1	4000 Principio Parkway					No
8.02	Property		1	2020 Joe B. Jackson Parkway					No
8.03	Property		1	1901 Meadowville Technology Parkway					No
8.04	Property		1	52 Pettengill Road					No
8.05	Property		1	510 John Dodd Road					No
8.06	Property		1	309 Dulty's Lane					No
8.07	Property		1	5300 Centerpoint Parkway					No
8.08	Property		1	17001 West Mercury Street					No
8.09	Property		1	725 Darlington Avenue					No
8.10	Property		1	10100 89th Avenue N					No
8.11	Property		1	7303 Rickenbacker Parkway West					No
8.12	Property		1	4836 Hickory Hill Road					No
8.13	Property		1	7000 West Post Road					No
8.14	Property		1	3201 Bearing Drive					No
8.15	Property		1	900 Commerce Parkway West Drive					No
8.16	Property		1	6825 West County Road 400 North					No
8.17	Property		1	951 Trails Road					No
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	Irrevocable Children's Trust dated 7/22/91 and Irrevocable Children's Trust No. 2 dated 7/22/91	No	No	Refinance		57,000,000	0	0	0	57,000,000
9.01	Property		1	West Mifflin, PA					No
9.02	Property		1	Church Hill, TN					No
9.03	Property		1	Mossville, IL					No
9.04	Property		1	Eldon, MO					No
9.05	Property		1	Kingsport, TN					No
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	Elias Weiner	No	No	Refinance		34,000,000	0	0	0	34,000,000
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground					No
10.02	Property		1	Hacienda RV Resort					No
10.03	Property		1	Gardena MHC & Apts					No
10.04	Property		1	Fairmont MHC					No
10.05	Property		1	Gansett MHC					No
10.06	Property		1	Elsinore Hills RV Park					No
10.07	Property		1	Flying A MHC					No
10.08	Property		1	Golden Arrow MHC					No
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	Robert V. Gothier, Jr. and Mark X. DiSanto	No	No	Acquisition	No	30,130,000	20,617,579	0	0	50,747,579
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	CBL & Associates Limited Partnership	No	No	Refinance	No	40,000,000	0	0	0	40,000,000
13	Loan	11, 16	1	Village at Mitchell Ranch	Robert A. Davidsohn	No	No	Acquisition	No	28,500,000	41,411,732	0	0	69,911,732
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust	No	No	Refinance		138,000,000	0	0	0	138,000,000
14.01	Property		1	350 Anchor Mill Road					No

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
					24				31
14.02	Property		1	301 Anchor Mill Road					No
14.03	Property		1	400 Ships Landing Way					No
14.04	Property		1	800 Ships Landing Way					No
14.05	Property		1	6 Dockview					No
14.06	Property		1	501 Ships Landing Way					No
14.07	Property		1	250 Anchor Mill Road					No
14.08	Property		1	10 Dockview Drive					No
14.09	Property		1	7 - 23 Harborview Drive					No
14.10	Property		1	200 Anchor Mill Road					No
14.11	Property		1	300 Anchor Mill Road					No
14.12	Property		1	27 - 55 Harborview Drive					No
14.13	Property		1	100 Ships Landing					No
14.14	Property		1	600 Ships Landing Way					No
15	Loan	6, 12	6	Stockton Self Storage Portfolio	Steven L. Diede	No	No	Refinance		39,000,000	0	0	0	39,000,000
15.01	Property		1	Airport Road Self Storage					No
15.02	Property		1	Morada Self Storage					No
15.03	Property		1	Highway 88 Self Storage					No
15.04	Property		1	Beckman Road Industrial					No
15.05	Property		1	Highway 99 Self Storage					No
15.06	Property		1	Eight Mile Road Self Storage					No
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	Gary W. Gates, Jr.	No	No	Refinance
16.01	Property		1	Deerfield Apartments					No
16.02	Property		1	Courtyard Apartments					No
17	Loan	6, 10	3	ABC Mini Storage Portfolio	Joseph F. Daley	No	No	Refinance
17.01	Property		1	ABC Mini Storage - West					No
17.02	Property		1	ABC Mini Storage - Valley					No
17.03	Property		1	ABC Mini Storage - North					No
18	Loan	20, 23	1	Sawmill Plaza	Daxaben Patel and Bharatbhai Patel	No	No	Acquisition	No
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	Robert F. Buie, Robert F. Buie, as trustee of the Robert F. Buie and Pamela I. Buie Declaration of Trust Dated December 15, 1999 as Restated by the Robert F. Buie and Pamela I. Buie Family Trust Under Restatement of Trust Dated December 22, 2005 and D.W.O. Enterprises, Inc.	No	No	Refinance	No
20	Loan	1, 6, 19, 23	2	The Summit	KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P.	No	No	Refinance
20.01	Property		1	Summit 1, 2					No
20.02	Property		1	Summit 3					No
21	Loan	10, 19, 20	1	Hamilton Commons	Francis Greenburger	No	Yes	Acquisition	No
22	Loan	15, 19	1	Church Ranch Corporate Center	Ken Crockett, Mark Koehler and Bryan Wrigley	No	Yes	Acquisition	No
23	Loan	6, 12, 19	2	Oak Ridge Office Park	John C. Harvey and Edward J. Sussi	No	No	Refinance
23.01	Property		1	Oak Ridge Technical Center					No
23.02	Property		1	Oak Ridge Corporate Center					No
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	J.C.A. Gift Trust, dated July 9, 1992	No	No	Refinance	No
25	Loan	6	2	Corpus Christi Portfolio	Sanjeev Amin and Rupesh Amin	No	No	Acquisition
25.01	Property		1	The Staybridge Suites					No
25.02	Property		1	The Holiday Inn Express & Suites					No
26	Loan	15, 19	1	Rosedale & Soundview	Harriet R. Shanus 2009 Family Trust FBO Corey Shanus, Harriet R. Shanus 2009 Family Trust FBO Sarene Shanus and Corey R. Shanus	No	No	Refinance	No
27	Loan	15	1	Panther Lake Shopping Center	I. Jay Kerner	No	No	Refinance	No
28	Loan		1	Biotrial Medical Center	Biotrial, Inc. and Biotrial Research, S.A.S	No	No	Refinance	No
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	Ofir Hagay, Ryan Tedder and Keith Kantrowitz	No	Yes	Recapitalization
29.01	Property		1	6543 Las Vegas Boulevard South					No
29.02	Property		1	6226 West Sahara Avenue					No
29.03	Property		1	10190 Covington Cross Drive					No
29.04	Property		1	1450 Center Crossing Road					No
29.05	Property		1	6551 Las Vegas Boulevard South					No
29.06	Property		1	9901-9921 Covington Cross Drive					No
30	Loan	15, 19	1	Magnolia Square	Clarke M. Williams, III and Donald M. Jarreau, Jr.	No	No	Acquisition	No
31	Loan	15, 19, 28	1	Nona Commons	Lexin Capital LLC	No	No	Refinance	No
32	Loan	16, 19	1	Walgreens - St Paul	Mark Jaffe	No	No	Acquisition	No
33	Loan	6	2	Aragona Retail Portfolio	Aragona Properties LLC and Holiday Enterprises LLC	No	No	Refinance
33.01	Property		1	Macomb Centre Plaza					No
33.02	Property		1	River Park Plaza					No
34	Loan	15	1	Centennial Plaza	Eron Sodie and Isaac Pretter	No	No	Acquisition	No
35	Loan	17	1	Great American Self Storage	David L. Baron and David Gandolfo	No	No	Refinance	No
36	Loan	15, 19, 21	1	South Valley Center	Rodney A. Mitchell	No	No	Refinance	No
37	Loan	13, 19	1	127 8th Avenue Leased Fee	Vincent J. Ponte	No	No	Refinance	No
38	Loan	10, 30	1	Go Store It Crossville	Ryan L. Hanks	Yes	No	Recapitalization	Yes
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	Paul Horos and Craig Elkind	No	No	Refinance	No
40	Loan	16, 19	1	Home2 Suites Bedford	Heeten Masters, Atul Masters and Ketan Masters	No	No	Refinance	No
41	Loan	13, 16, 32	1	Edwards Landing Apartments	Gregg R. Wexler	No	No	Refinance	No
42	Loan		1	Holiday Inn Express - Memphis, TN	Sukhdev Thind	No	No	Acquisition	No
43	Loan	19	1	Shops at The Domain	Joseph D. Goveia and Bruce M. Kahl, Jr.	No	No	Refinance	No
44	Loan	16, 30	1	275 Commerce	Yaakov Prager	No	No	Recapitalization	No
45	Loan	11, 19	1	CVS Pawtucket	Matthew E. Diener and Julianne Diener	No	No	Acquisition	No
46	Loan	5, 19	1	Candlewood Suites Elgin	Mahendra A. Yogina	No	No	Refinance	No
47	Loan		1	Load and Lock Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No	No	Refinance	No
48	Loan	15	1	Hartsville Crossing	Thomas F. Hahn, Jr.	No	Yes	Refinance	No
49	Loan		1	Washington MHC Portfolio	Benjamin W. Shoval	No	No	Refinance	No
50	Loan	20	1	5400-5450 W. Atlantic Blvd	Andrew Perkins	No	No	Acquisition	No
51	Loan	19	1	Walgreens McDonough	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006	No	No	Acquisition	No
52	Loan	16	1	701 Van Duzer Street	David Banda and Chaim Landau	No	No	Refinance	No
53	Loan	20	1	Marymoor Self Storage	Stephen H. Garrison, Wayne David Ristig, Luke 19:10 Trust and Ristig Family Trust	No	No	Refinance	No
54	Loan		1	28818 Cinco Ranch	Richard Neil Rainer and Clayton Lee McDaniel	No	No	Refinance	No
55	Loan	16	1	The Storage Depot	Jason Lami and Samir Mistry	No	No	Acquisition	No
56	Loan	19	1	Walgreens Plainfield	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006	No	No	Acquisition	No
57	Loan	16	1	CVS Fourth Street	Dennis Townsend	No	No	Refinance	No
58	Loan	19	1	Walgreens House Springs	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust, dated February 22, 2006	No	No	Acquisition	No
59	Loan		1	Inner Space Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No	No	Acquisition	No
60	Loan	2	1	Lamplighter MHC	Richard R. Nelson III and John C. Duffie	No	No	Refinance	No

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

1	Loan	6, 10,12	5	Houston Multifamily Portfolio	0	165,000,000	3,222,564	2,801,236	0	0	171,023,800	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Providence at Memorial								NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Diamond Hill								NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Casa Del Mar								NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Sedona Pointe								NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Buena Vista								NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	545,268,671	0	93,214,219	20,258,785	55,258,325	0	714,000,000	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Yorkshire Towers								NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Lexington Towers								NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	0	0	3,624,933	7,850,385	188,524,682	0	200,000,000	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	108,610,126	0	7,850,049	54,677,444	0	0	171,137,619	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	0	300,000,000	7,587,304	883,680	0	0	308,470,984	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	0	197,829,395	4,408,873	2,268,336	0	0	204,506,605	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI								NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Publix - Decatur (Point), AL								NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA								NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL								NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV								NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI								NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI								NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN								NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH								NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY								NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH								NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME								NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Dollar General - Odessa (University), TX								NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA								NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX								NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL								NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI								NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN								NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX								NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE								NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	170,604,822	0	3,366,160	15,896,818	20,132,200	0	210,000,000	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	0	0	5,206,178	1,758,645	693,035,177	0	700,000,000	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	4000 Principio Parkway								NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway								NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	1901 Meadowville Technology Parkway								NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	52 Pettengill Road								NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	510 John Dodd Road								NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	309 Dulty's Lane								NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5300 Centerpoint Parkway								NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	17001 West Mercury Street								NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	725 Darlington Avenue								NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	10100 89th Avenue N								NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	7303 Rickenbacker Parkway West								NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	4836 Hickory Hill Road								NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	7000 West Post Road								NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	3201 Bearing Drive								NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	900 Commerce Parkway West Drive								NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	6825 West County Road 400 North								NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	951 Trails Road								NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	38,034,329	0	740,606	1,704,801	4,496,782	12,023,483	57,000,000	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	West Mifflin, PA								NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Church Hill, TN								NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Mossville, IL								NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Eldon, MO								NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Kingsport, TN								NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	19,893,016	0	946,060	1,375,085	11,785,838	0	34,000,000	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground								NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Hacienda RV Resort								NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Gardena MHC & Apts								NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Fairmont MHC								NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Gansett MHC								NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Elsinore Hills RV Park								NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Flying A MHC								NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Golden Arrow MHC								NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	0	45,700,000	1,051,179	3,996,400	0	0	50,747,579	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	38,165,538	0	329,307	0	1,505,155	0	40,000,000	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	11, 16	1	Village at Mitchell Ranch	0	68,000,000	835,998	1,075,734	0	0	69,911,732	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	89,548,238	0	1,832,245	993,028	45,626,489	0	138,000,000	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	350 Anchor Mill Road								NAP	NAP	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

14.02	Property		1	301 Anchor Mill Road								NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	400 Ships Landing Way								NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	800 Ships Landing Way								NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	6 Dockview								NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	501 Ships Landing Way								NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	250 Anchor Mill Road								NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	10 Dockview Drive								NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	7 - 23 Harborview Drive								NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	200 Anchor Mill Road								NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	300 Anchor Mill Road								NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	27 - 55 Harborview Drive								NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	100 Ships Landing								NAP	NAP	NAP	NAP	NAP	NAP
14.14	Property		1	600 Ships Landing Way								NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio	20,170,671	0	341,762	111,789	18,375,778	0	39,000,000	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Airport Road Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial								NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments								NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Deerfield Apartments								NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtyard Apartments								NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio								NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	ABC Mini Storage - West								NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	ABC Mini Storage - Valley								NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	ABC Mini Storage - North								NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	20, 23	1	Sawmill Plaza								NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center								NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 6, 19, 23	2	The Summit								NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Summit 1, 2								NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Summit 3								NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10, 19, 20	1	Hamilton Commons								NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Church Ranch Corporate Center								NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 12, 19	2	Oak Ridge Office Park								NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Oak Ridge Technical Center								NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Oak Ridge Corporate Center								NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center								NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	2	Corpus Christi Portfolio								4/6/2037	107.75	83.16	77.2%	107.75	85.24
25.01	Property		1	The Staybridge Suites								4/6/2037	104.12	83.30	80.0%	104.12	87.54
25.02	Property		1	The Holiday Inn Express & Suites								4/6/2037	111.21	83.04	74.7%	111.21	83.04
26	Loan	15, 19	1	Rosedale & Soundview								NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	15	1	Panther Lake Shopping Center								NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Biotrial Medical Center								NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio								NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	6543 Las Vegas Boulevard South								NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	6226 West Sahara Avenue								NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	10190 Covington Cross Drive								NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	1450 Center Crossing Road								NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	6551 Las Vegas Boulevard South								NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	9901-9921 Covington Cross Drive								NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	15, 19	1	Magnolia Square								NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	15, 19, 28	1	Nona Commons								NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	16, 19	1	Walgreens - St Paul								NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio								NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Macomb Centre Plaza								NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	River Park Plaza								NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	15	1	Centennial Plaza								NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	17	1	Great American Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center								NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	13, 19	1	127 8th Avenue Leased Fee								NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville								NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue								NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford								9/30/2038	110.11	73.31	66.6%	110.11	73.31
41	Loan	13, 16, 32	1	Edwards Landing Apartments								NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN								4/13/2038	117.07	93.66	80.0%	117.07	94.67
43	Loan	19	1	Shops at The Domain								NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 30	1	275 Commerce								NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	11, 19	1	CVS Pawtucket								NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin								12/19/2033	79.33	58.11	73.3%	79.33	58.11
47	Loan		1	Load and Lock Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing								NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Washington MHC Portfolio								NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd								NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	19	1	Walgreens McDonough								NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street								NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	20	1	Marymoor Self Storage								NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch								NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16	1	The Storage Depot								NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield								NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street								NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs								NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Inner Space Storage								NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC								NAP	NAP	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	6, 10,12	5	Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Providence at Memorial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Diamond Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Casa Del Mar	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Sedona Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Buena Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 3, 6, 12, 13, 14, 19	2	Yorkshire & Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 13, 19, 21, 24	1	1888 Century Park East	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	12, 15, 16, 19, 24	1	3075 Olcott	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	12, 16, 24	1	70 Hudson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 6, 10, 12, 16, 30	34	ExchangeRight Net Leased Portfolio #55	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Pick N Save - Sun Prairie (Main), WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Schnucks - Love's Park (Harlem), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Publix - Decatur (Point), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U.S. Bank - Northlake (North), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	CVS - Tullahoma (Jackson), TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	7-Eleven- La Grange (Ogden), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	PNC Bank - Aurora (Galena), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Dollar General - Lewiston (Sabattus), ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	U.S. Bank - Niles (Dempster), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Dollar General - Odessa (University), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Dollar General- Springtown (Highway), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Dollar General - Holly (Saginaw), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Dollar General - Dyer (Sheffield), IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Dollar General - Lubbock (University), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 12, 13, 15, 19, 27, 30	1	Bell Works	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 5, 6, 12, 13, 19, 29	17	ILPT Logistics Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	4000 Principio Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	2020 Joe B. Jackson Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	1901 Meadowville Technology Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	52 Pettengill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	510 John Dodd Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	309 Dulty's Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5300 Centerpoint Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	17001 West Mercury Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	725 Darlington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	10100 89th Avenue N	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	7303 Rickenbacker Parkway West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	4836 Hickory Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	7000 West Post Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	3201 Bearing Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	900 Commerce Parkway West Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	6825 West County Road 400 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	951 Trails Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 12, 13, 15, 19, 20, 24, 28	5	Phoenix Industrial Portfolio VIII	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	West Mifflin, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Church Hill, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Mossville, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Eldon, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Kingsport, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 4, 6, 16	8	BVG Portfolio III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Trinidad RV & Emerald Forest RV & Campground	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Hacienda RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Gardena MHC & Apts	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Fairmont MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Gansett MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Elsinore Hills RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Flying A MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Golden Arrow MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	15, 19	1	Perry Hall Centre and Perry Hall Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 10, 12, 16, 17, 19, 27, 32	1	The Shoppes at Eagle Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	11, 16	1	Village at Mitchell Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	350 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

14.02	Property		1	301 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	400 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	800 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	6 Dockview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	501 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	250 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	10 Dockview Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	7 - 23 Harborview Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	200 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	300 Anchor Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.12	Property		1	27 - 55 Harborview Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.13	Property		1	100 Ships Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.14	Property		1	600 Ships Landing Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12	6	Stockton Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Airport Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6, 7	2	Deerfield and Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Deerfield Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 10	3	ABC Mini Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	ABC Mini Storage - West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	ABC Mini Storage - Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	ABC Mini Storage - North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	20, 23	1	Sawmill Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	10, 13, 19, 20	1	4S Ranch Village Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 6, 19, 23	2	The Summit	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Summit 1, 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Summit 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10, 19, 20	1	Hamilton Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Church Ranch Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Oak Ridge Technical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Oak Ridge Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	2, 13, 19, 20, 23	1	Kalamazoo Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	2	Corpus Christi Portfolio	79.3%	102.08	63.26	62.0%	115.31	78.24	67.8%
25.01	Property		1	The Staybridge Suites	84.1%	102.56	78.20	76.3%	113.97	95.34	83.7%
25.02	Property		1	The Holiday Inn Express & Suites	74.7%	101.62	48.99	48.2%	116.59	61.91	53.1%
26	Loan	15, 19	1	Rosedale & Soundview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	15	1	Panther Lake Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Biotrial Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 15, 19, 20, 23	6	Moonwater Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	6543 Las Vegas Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	6226 West Sahara Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	10190 Covington Cross Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	1450 Center Crossing Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	6551 Las Vegas Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	9901-9921 Covington Cross Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	15, 19	1	Magnolia Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	15, 19, 28	1	Nona Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	16, 19	1	Walgreens - St Paul	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6	2	Aragona Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Macomb Centre Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	River Park Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	15	1	Centennial Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	17	1	Great American Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	15, 19, 21	1	South Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	13, 19	1	127 8th Avenue Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	10, 30	1	Go Store It Crossville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 16, 19, 27	1	965-977 Frankford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 19	1	Home2 Suites Bedford	66.6%	108.92	71.39	65.5%	88.01	36.96	42.0%
41	Loan	13, 16, 32	1	Edwards Landing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Holiday Inn Express - Memphis, TN	80.9%	94.27	47.35	50.2%	107.24	85.53	79.8%
43	Loan	19	1	Shops at The Domain	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 30	1	275 Commerce	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	11, 19	1	CVS Pawtucket	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	5, 19	1	Candlewood Suites Elgin	73.3%	78.15	54.41	69.6%	69.83	36.42	52.2%
47	Loan		1	Load and Lock Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	15	1	Hartsville Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Washington MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	20	1	5400-5450 W. Atlantic Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	19	1	Walgreens McDonough	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16	1	701 Van Duzer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	20	1	Marymoor Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	28818 Cinco Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16	1	The Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	19	1	Walgreens Plainfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16	1	CVS Fourth Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	19	1	Walgreens House Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Inner Space Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Lamplighter MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller.

With respect to Loan No. 2, Yorkshire & Lexington Towers, the mortgage loan is part of a whole loan that was co-originated by SMC, Bank of Montreal and Citibank Real Estate Funding, Inc.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays.

With respect to Loan No. 7, Bell Works, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Barclays and Bank of Montreal.

With respect to Loan No. 8, ILPT Logistics Portfolio, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A.

With respect to Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays.

With respect to Loan No. 20, The Summit, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Barclays.

With respect to Loan No. 29, Moonwater Office Portfolio, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays.

(2)	With respect to Loan No. 2, Yorkshire & Lexington Towers, the mortgaged property consists of two buildings comprised of 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, six commercial and retail units totaling 29,451 square feet at the Yorkshire Towers building, and six commercial and retail units totaling 9,998 square feet at the Lexington Towers building. Of the 808 units, 305 of the units are rent stabilized.

With respect to Loan No. 10, BVG Portfolio III, the mortgaged properties are comprised of 667 total pad sites including 321 manufactured housing pads, 284 RV sites, 15 apartment units and 47 cabin/tent sites.

With respect to Loan No. 24, Kalamazoo Distribution Center, the mortgaged property is comprised of 157,410 square feet of cold storage area, 140,215 square feet of dry storage and 15,877 square feet of office space.

With respect to Loan No. 39, 965-977 Frankford Avenue, the mortgaged property consists of 33 multifamily units and 3,908 square feet of commercial space.

With respect to Loan No. 60, Lamplighter MHC, the mortgaged property is comprised of 29 manufactured housing community pads and one single family residence.

(3)	Certain mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, Yorkshire & Lexington Towers, there is 81,335 square feet of commercial space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial and retail space is 98.6% leased as of March 1, 2022.

With respect to Loan No. 39, 965-977 Frankford Avenue, there is 3,908 square feet of commercial space not presented in the Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property, of which 31 units are leased. The commercial space is 100% leased to Vince’s Pizzeria and The Bar Philadelphia.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

A-1-35

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 10, BVG Portfolio III, Leased Occupancy % for the Trinidad RV & Emerald Forest RV & Campground mortgaged property reflects trailing 12 months collections.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 8, ILPT Logistics Portfolio, the Appraised Value ($) represents the “as-portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” appraised value of the mortgaged properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual mortgaged properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively, for the ILPT Logistics Portfolio senior notes, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio whole loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio whole loan and the related mezzanine loans.

With respect to Loan No. 46, Candlewood Suites Elgin, the Appraised Value ($) represents the “as-is extraordinary assumption” appraised value of $8,500,000 as of December 19, 2019, which assumes the borrower escrowed funds for capital expenditures. At origination, the borrower escrowed $770,000 for a property improvement plan reserve. The “as-is” appraised value is $7,800,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 68.1% and 52.2%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
●       Loan No. 1, Houston Multifamily Portfolio
●       Loan No. 2, Yorkshire & Lexington Towers
●       Loan No. 6, ExchangeRight Net Leased Portfolio #55
●       Loan No. 8, ILPT Logistics Portfolio
●       Loan No. 9, Phoenix Industrial Portfolio VIII
●       Loan No. 10, BVG Portfolio III
●       Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park
●       Loan No. 15, Stockton Self Storage Portfolio
●       Loan No. 16, Deerfield and Courtyard Apartments
●       Loan No. 17, ABC Mini Storage Portfolio
●       Loan No. 20, The Summit
●       Loan No. 23, Oak Ridge Office Park
●       Loan No. 25, Corpus Christi Portfolio
●       Loan No. 29, Moonwater Office Portfolio
● Loan No. 33, Aragona Retail Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

With respect to Loan No. 16, Deerfield and Courtyard Apartments, at origination of the mortgage loan, the borrowers deposited $3,000,000 into an economic holdback reserve, to be released to the borrowers upon the debt yield (as calculated in the mortgage loan documents) at the mortgaged properties being at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to (i) the payment date in October

A-1-36

2022, when $2,000,000 is permitted to be released and (ii) the payment date in January 2023, when the remaining $1,000,000 is permitted to be released. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance ($) of approximately $20,947,879, which is net of the $3,000,000 economic holdback reserve. Assuming the gross mortgage loan Cut-off Date Balance ($) of approximately $23,947,879, Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 64.7%, 53.7%, 8.4% and 7.9%, respectively.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 12, The Shoppes at Eagle Point, the Mortgage Loan accrues interest on a 30/360 basis.

(10)	With respect to Loan No. 1, Houston Multifamily Portfolio, Grace Period – Late Fee (Days) of five days is allowed for monthly payment of principal and interest and for payment at maturity. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 3, 1888 Century Park East, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 12, The Shoppes at Eagle Point, a Grace Period – Late Fee (Days) of five days is allowed once during the mortgage loan term for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 17, ABC Mini Storage Portfolio, a Grace Period – Default (Days) is five days for the outstanding principal balance due at maturity and the monthly payment of principal and interest.

With respect to Loan No. 19, 4S Ranch Village Center, a Grace Period – Late Fee (Days) of five days is allowed for monthly payment of principal and interest and five days if any other sum due is not paid by the borrower.

With respect to Loan No. 21, Hamilton Commons, a Grace Period – Late Fee (Days) of five days is allowed for monthly payment of principal and interest and zero days for payment at maturity. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 38, Go Store It Crossville, a Grace Period – Default (Days) is five days for the outstanding principal balance due at maturity and zero days for the monthly payment of principal and interest.

(11)	With respect to Loan No. 13, Village at Mitchell Ranch, the mortgage loan is structured with an anticipated repayment date of May 6, 2032 (the “Village at Mitchell Ranch ARD”) and a final maturity date of May 6, 2034. From and after the Village at Mitchell Ranch ARD, the mortgage loan will accrue interest at a rate of 6.85000% per annum.

With respect to Loan No. 45, CVS Pawtucket, the mortgage loan is structured with an anticipated repayment date of April 6, 2032 (the “CVS Pawtucket ARD”) and a final maturity date of April 6, 2037. From and after the CVS Pawtucket ARD, the mortgage loan will accrue interest at a per annum rate equal to the greater of (i) the CVS Pawtucket ARD treasury note rate plus 5% and (ii) 10.34%.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

A-1-37

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, Houston Multifamily Portfolio, at any time on or after July 1, 2024, the borrowers may obtain the release of certain mortgaged properties provided that, among other conditions stated in the Houston Multifamily Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Houston Multifamily Portfolio Mortgage Loan defeased is equal to the greater of (x) 125% of the allocated loan amount or (y) 90% of the net sales proceeds for the related Houston Multifamily Portfolio mortgaged property being released; (iii) the debt yield for the remaining Houston Multifamily Portfolio mortgaged properties after such release is not less than the greater of (a) 9.10% and (b) the debt yield for the remaining Houston Multifamily Portfolio mortgaged properties and the Houston Multifamily Portfolio mortgaged property to be released for the preceding 12 months ending immediately before the release; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 45.0% and (b) the loan-to-value ratio for the remaining Houston Multifamily Portfolio mortgaged properties and the Houston Multifamily Portfolio mortgaged property to be released immediately preceding such release. In no event may the Providence at Memorial mortgaged property or Diamond Hill mortgaged property be subject to partial release until such time as all other mortgaged properties have been released.

With respect to Loan No. 2, Yorkshire & Lexington Towers, the lockout period will be at least 24 payment dates beginning with and including the first payment date in July 2022. Defeasance of the Yorkshire & Lexington Towers whole loan in full is permitted at any time after the earlier to occur of (i) July 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 4, 3075 Olcott, defeasance of the 3075 Olcott whole loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 5, 70 Hudson Street, the borrower is permitted to prepay the 70 Hudson Street whole loan, in whole or in part, at any time provided that, amongst other things, if such prepayment occurs prior to September 8, 2026, the borrower is required to pay the applicable yield maintenance premium. Defeasance of the 70 Hudson Street whole loan is permitted in whole, but not in part, at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) February 11, 2026. The assumed defeasance lockout period of 27 payments (during which yield maintenance is permitted) is based on the closing date of this transaction in June 2022. The actual defeasance lockout period (during which yield maintenance is permitted) may be longer.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, the borrower is permitted to defease the ExchangeRight Net Leased Portfolio #55 whole loan in whole or in part at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) April 8, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, at any time after the lockout period, the borrower may release a mortgaged property, upon the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing, (ii) the borrower defeases a portion of the ExchangeRight Net Leased Portfolio #55 whole loan equal to the greater of (a) 90% of the net sales proceeds with respect to such mortgaged property and (b) 115% of the allocated loan amount for such mortgaged property, (iii) the debt service coverage ratio of the remaining mortgaged properties immediately after release is no less than the greater of (x) 2.06x and (y) the debt service coverage ratio immediately prior to the release, and (iv) a debt yield no less than the greater of (x) 9.45% and (y) the debt yield immediately prior to the release.

With respect to Loan No. 7, Bell Works, the borrower is permitted to defease the Bell Works whole loan at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) April 8, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

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With respect to Loan No. 8, ILPT Logistics Portfolio, the borrowers may release one or more of the mortgaged properties to a third-party purchaser subject to satisfaction of conditions set forth in the ILPT Logistics Portfolio whole loan documents, including, without limitation, (i) no event of default exists under the ILPT Logistics Portfolio whole loan, (ii) the satisfaction of certain REMIC requirements, (iii) prepayment of the ILPT Logistics Portfolio whole loan in an amount equal to the lesser of 115% of the allocated loan amount of such mortgaged property or mortgaged properties and the outstanding principal balance of the ILPT Logistics Portfolio whole loan, (iv) the debt yield after giving effect to such release is not less than the greater of 6.24% and the debt yield immediately prior to the release, (v) payment of any applicable yield maintenance premium, and (vi) other standard market provisions such as the payment of lender’s out-of-pocket expenses and simultaneous prepayment of each of the mezzanine loans. In addition, the borrowers may obtain the release of any individual mortgaged property to cure a default or event of default related to such mortgaged property, but only if (i) (a) prior to obtaining such release, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or guarantor or the use of any operating income or rents from any other mortgaged property to effectuate such cure) or (b) such event of default is related to an environmental condition at any mortgaged property and (ii) such default or event of default was not caused by the borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Any such release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, defeasance of the Phoenix Industrial Portfolio VIII whole loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, after the expiration of the related lockout period, the related borrower may release the West Mifflin, PA, Mossville, IL and Eldon, MO mortgaged properties to a third-party purchaser subject to satisfaction of conditions set forth in the Phoenix Industrial Portfolio VIII whole loan documents, including, without limitation, (i) no event of default exists under the Phoenix Industrial Portfolio VIII whole loan; (ii) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount for such mortgaged property and (b) 90% of the net proceeds of the sale of such mortgaged property; (iii) after giving effect to such release, (a) the debt service coverage ratio based on the trailing 12 months is at least equal to the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.55x, (b) the debt yield for the remaining mortgaged properties following the release is at least equal to the greater of (A) the debt yield immediately preceding such release and (B) 10.8%, and (c) the loan-to-value ratio for the remaining mortgaged properties following the release does not exceed the lesser of (A) the loan-to-value ratio for all of the mortgaged properties prior to the release or (B) 64.6%; (iv) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (v) satisfaction of customary REMIC requirements. The borrowers are also permitted to release certain vacant portions of the Church Hill, TN, West Mifflin, PA and Eldon, MO mortgaged properties without defeasance or prepayment, provided that certain conditions, including among others, conditions relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

With respect to Loan No. 12, The Shoppes at Eagle Point, defeasance of The Shoppes at Eagle Point whole loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last note comprising The Shoppes at Eagle Point whole loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park, at any time after the lockout period, the borrower may release a mortgaged property, upon certain conditions being met, among other things, (i) no event of default, (ii) the borrower defeases the portion of the Twin Spans Business Park and Delaware River Industrial Park whole loan equal to the sum of the release price of the mortgaged property being released and any applicable Partial Release Rebalancing Amount (as defined below) (together with all accrued and unpaid interest on the principal amount being defeased), (iii) the debt service coverage ratio of the remaining mortgaged properties immediately after release is no less than the greater of (x) 2.21x and (y) the debt service coverage ratio immediately prior to the release, (iv) a debt yield no less than the greater of (x) 8.6% and (y) the debt yield immediately prior to the release and (v) the loan-to-value ratio for the remaining mortgaged properties will be no greater than the lesser of (x) 61.5% and (y) the loan-to-value ratio for all of the then-remaining mortgaged properties (including the mortgaged property to be released) immediately preceding the release. In the event that any of the required debt service coverage ratio, loan-to-value ratio, and/or debt yield requirements are not satisfied in connection with the proposed release of such mortgaged property, and provided that all other requirements of the loan agreement are satisfied, the borrower may satisfy such debt service coverage ratio, loan-to-value ratio, and/or

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debt yield requirements by defeasing a portion of the whole loan equal to an amount that, when deducted from the then outstanding principal balance of the whole loan, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the applicable requirements of the loan agreement (such amount, the “Partial Release Rebalancing Amount”).

With respect to Loan No. 15, Stockton Self Storage Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date in June 2022. Defeasance of the Stockton Self Storage Portfolio Whole Loan in full is permitted at any time after the earlier to occur of (i) April 21, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 15, Stockton Self Storage Portfolio, following the defeasance lockout period, and provided no event of default then exists, the loan documents permit the release of the Beckman Road Industrial mortgaged property, and, solely in the event that the California Department of Transportation commences an eminent domain proceeding with respect to the Eight Mile Road Self Storage mortgaged property, the Eight Mile Road Self Storage mortgaged property upon the borrower defeasing a portion of the mortgage loan in the amount equal to the greatest of (a) 110% of the allocated loan amount for the mortgaged property to be released, (b) the amount which would result in the LTV on the remaining mortgaged properties, after giving effect to such release, being not greater than 49.1%, (c) the DSCR on the remaining mortgaged properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%.

With respect to Loan No. 23, Oak Ridge Office Park, the borrower is permitted to defease the Oak Ridge Office Park whole loan in whole or in part at any time after earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Oak Ridge Office Park whole loan to be securitized or (ii) October 29, 2025. The assumed defeasance lockout period of 31 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 23, Oak Ridge Office Park, the borrowers have the right to release a release parcel, upon the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing, (ii) the borrower pays an amount equal to the greater of (a) 100% of the net sale proceeds for the release parcel, or (b) 125% of the allocated loan amount for the release parcel, (iii) the debt yield is not less than the greater of (a) 9.51% and (b) the debt yield immediately preceding such partial release, (iv) the LTV is not greater than the lesser of (a) 62.8% and (b) the LTV immediately preceding such partial release and (v) the REMIC release requirements are satisfied.

With respect to Loan No. 29, Moonwater Office Portfolio, the borrower is permitted to defease the Moonwater Office Portfolio whole loan at any time after the end of the two-year period commencing on the Closing Date. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

With respect to Loan No. 29, Moonwater Office Portfolio, at any time after the lockout period and upon proper exercise by the NV Energy tenant of an NV Energy purchase option in accordance with the express terms of the NV Energy lease, the borrower has the one-time right to release the 6226 West Sahara Avenue mortgaged property and/or the 6543 Las Vegas Boulevard South mortgaged property upon the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing, (ii) the borrower (A) prepays the portion of the Moonwater Office Portfolio whole loan equal to the greater of (a) 100% of the net sales proceeds with respect to such mortgaged property and (b) 120% of the allocated loan amount for such mortgaged property, (B) pays any applicable interest shortfall and (C) pays to the lender the yield maintenance premium to the extent that such prepayment occurs at any time other than during the open prepayment period, (iii) the debt service coverage ratio of the remaining mortgaged properties immediately after release will no less than the greater of (x) the debt service coverage ratio immediately prior to the release and (y) the debt service coverage ratio as of the origination date, (iv) a debt yield no less than the greater of (x) the debt yield immediately prior to the release and (y) the debt yield as of the origination date and (v) the loan-to-value ratio for the remaining mortgaged properties will be no greater than the lesser of (x) the loan-to-value ratio immediately prior to the release and (y) the loan-to-value ratio for all of the then-remaining mortgaged properties (including the mortgaged property to be released) as of the origination date.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with

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subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Yorkshire & Lexington Towers, concurrently with the funding of the Yorkshire & Lexington Towers whole loan, Bank of Montreal ("BMO") and Citigroup Global Markets Realty Corp. (“CGMRC”) co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the borrower, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers whole loan, BMO and CGMRC co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers whole loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date. The mezzanine loans are not included in the BBCMS 2022-C16 securitization trust.

With respect to Loan No. 3, 1888 Century Park East, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined loan-to-value of no greater than 41.8%, (iii) the debt service coverage ratio based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 3.65x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 9.76%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and a strike price equal to the lesser of 3.50% and the rate per annum that results in an aggregate debt service coverage ratio of not less than 1.10x.

With respect to Loan No. 7, Bell Works, the borrower is required to make an annual payment of $50,000 to Holmdel Township for tenant fit-out through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of Holmdel Township. Such promissory note does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with Holmdel Township to pay for Holmdel Township’s costs incurred in connection with the redevelopment. As of the origination of the whole loan, approximately $96,181 remained in the escrow.

With respect to Loan No. 8, ILPT Logistics Portfolio, the mortgage loan is part of a whole loan evidenced by 13 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $341.1 million (collectively, the “ILPT Logistics Portfolio A Notes”) and five pari passu promissory notes that are subordinate to the ILPT Logistics Portfolio A Notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $103.9 million. Additionally, two mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off Date of $255.0 million consisting of five senior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million and five junior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, the borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the mortgage loan and the mezzanine loan is not greater than 64.6%, (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 1.55x, (iii) the debt yield on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 10.8%, (iv) the lender has approved the mezzanine loan, and (v) the lender has received a rating agency confirmation.

With respect to Loan No. 19, 4S Ranch Village Center, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 50.0%, (iii) the combined debt service coverage ratio is no less than 1.74x; (iv) the combined debt yield

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is no less than 10.5%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 24, Kalamazoo Distribution Center, concurrently with the origination of the Kalamazoo Distribution Center mortgage loan, a $2.0 million mezzanine loan was originated, secured by, among other things, the pledge of the direct equity interest in the Kalamazoo Distribution Center borrower. The Kalamazoo Distribution Center mezzanine loan accrues interest at a rate of 9.0000% per annum and requires interest-only payments through the full term of the mezzanine loan.

With respect to Loan No. 37, 127 8th Avenue Leased Fee, future mezzanine debt is permitted provided that, among other conditions, (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined LTV of no greater than 32.5%, (iii) the DSCR based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 1.56x, and (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 41, Edwards Landing Apartments, a direct or indirect constituent owner of the borrower has the right to incur mezzanine financing in an amount not to exceed $2,000,000, secured by a pledge of the mezzanine borrower’s equity interest in the borrower provided, among other conditions, that (i) the combined LTV ratio for the mortgage loan and the proposed mezzanine loan does not exceed 52.5%, (ii) the combined DSCR for the mortgage loan and the proposed mezzanine loan is greater than or equal to 1.59x, (iii) the combined debt yield of the mortgage loan and the proposed mezzanine loan is equal to or greater than 8.5%, (iv) the mezzanine borrower delivers an intercreditor agreement in form and substance reasonably acceptable to the lender, (v) the holder of the mezzanine loan is acceptable to the lender and (vi) the lender has received rating agency confirmation.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 2, Yorkshire & Lexington Towers, the Underwritten Net Operating Income and Underwritten Net Cash Flow include disbursements from a supplemental income reserve of $5,226,004.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 4, 3075 Olcott, the underwritten TI/LC figure is $0.00 per square foot as the whole loan features a major tenant TI/LC reserve that will sweep 18 months of excess cash flow (approximately $9.8 million) prior to loan maturity.

With respect to Loan No. 7, Bell Works, a $850,000 credit for the $8,500,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $8,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, a $150,000 credit for the $1,500,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $1,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 11, Perry Hall Centre and Perry Hall Square, a $88,186 credit for the approximately $881,860 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The approximately $881,860 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 11, Perry Hall Centre and Perry Hall Square, a $25,000 credit for the $250,000 replacement reserve was underwritten on the mortgage loan. The $250,000 initial deposit was placed into a reserve and disbursements can be made for capital expenditures.

With respect to Loan No. 22, Church Ranch Corporate Center, a $61,000 credit for the $610,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $610,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 26, Rosedale & Soundview, a $10,000 credit for the $100,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $100,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

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With respect to Loan No. 27, Panther Lake Shopping Center, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 29, Moonwater Office Portfolio, a $78,000 credit for the $780,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $780,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 30, Magnolia Square, a $53,800 credit for the $538,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $538,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 31, Nona Commons, a $20,000 credit for the $200,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $200,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 34, Centennial Plaza, a $25,000 credit for the $250,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $250,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 36, South Valley Center, a $16,000 credit for the $160,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $160,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 36, South Valley Center, a $1,500 credit for the $15,000 replacement reserve was underwritten on the mortgage loan. The $15,000 initial deposit was placed into a reserve and disbursements can be made for capital expenditures.

With respect to Loan No. 48, Hartsville Crossing, a $20,000 credit for the $200,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $200,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 4, 3075 Olcott, historical financial information is not available because the mortgaged property was built in 2022.

With respect to Loan No. 5, 70 Hudson Street, historical financials prior to 2019 are not available because the mortgaged property was renovated in 2018.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, historical financial information is not available as the mortgaged properties are occupied by single tenants.

With respect to Loan No. 10, BVG Portfolio III, historical information prior to 2020 is not available as the mortgaged properties were acquired in a series of transactions between June 2018 and September 2019.

With respect to Loan No. 12, The Shoppes at Eagle Point, historical financials prior to 2020 are not available because the mortgaged property was built in fall of 2018 and was leasing up in 2019.

With respect to Loan No. 13, Village at Mitchell Ranch, historical financials prior to 2020 are not available because the mortgaged property was built in 2019.

With respect to Loan No. 32, Walgreens - St Paul, historical financial information was not available as the mortgaged property is occupied by a single tenant.

With respect to Loan No. 39, 965-977 Frankford Avenue, historical financial information was not available as the mortgaged property was built in 2021.

With respect to Loan No. 40, Home2 Suites Bedford, historical financials prior to 2020 are not available as the mortgaged property was built in 2019.

With respect to Loan No. 41, Edwards Landing Apartments, historical financials prior to 2021 are not available because the mortgaged property was built in 2019 and was leasing up in 2020.

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With respect to Loan No. 44, 275 Commerce, historical financial information is not available as the mortgaged property was purchased distressed in July 2021.

With respect to Loan No. 52, 701 Van Duzer Street, historical financial information prior to the trailing 12 months ending December 2021 is not available as the mortgaged property was previously 100% occupied by a borrower affiliate.

With respect to Loan No. 55, The Storage Depot, historical financials prior to the trailing 12 months ending December 2021 are not available as the seller did not provide historical financials for the mortgaged property.

With respect to Loan No. 57, CVS Fourth Street, historical financial information is not available as the mortgaged property is occupied by a single tenant.

(17)	With respect to Loan No. 12, The Shoppes at Eagle Point, the borrower transferred the fee interest in the mortgaged property to the Industrial Development Board of Cookeville ("IDB") in connection with a PILOT program and retained the leasehold interest. The leasehold interest will convert to a fee interest when the ground lease expires on October 31, 2038. The fee interest has been subordinated to the leasehold mortgage.

With respect to Loan No. 35, Great American Self Storage, the mortgaged property is subject to a 34-year ground lease with the borrower, as lessee, that is scheduled to expire on April 30, 2040, with three, five-year renewal options remaining.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, Yorkshire & Lexington Towers, the guarantors are required to provide a carry guaranty acceptable to the lender until a debt yield on the total debt of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists. On a quarterly basis after May 2023, if the lender, in its reasonable discretion, determines that additional deposits to the Supplemental Income Reserve are required to achieve a debt yield of 5.0% for the period ending on the 12 month anniversary of the first annual determination of such requirement, the borrower will be required to make such additional deposits to the Supplemental Income Reserve within 15-business days’ notice, which obligation will be guaranteed by the guarantors pursuant to the Carry Guaranty. Notwithstanding the foregoing, such Carry Guaranty will be limited to the amounts required to be deposited into the Supplemental Income Reserve on a quarterly basis.

With respect to Loan No. 3, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit 1/12th of $0.20 times the aggregate amount of rentable square feet of the mortgaged property (capital expenditure reserve monthly deposit) on each payment date, until the balance of the capital expenditure account reaches an amount equal to 24 times the required monthly deposit ($201,004).

With respect to Loan No. 3, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit 1/12th of $1.50 times the aggregate amount of rentable square feet of the mortgaged property (TI/LC reserve monthly deposit) on each payment date, until the balance of the TI/LC reserve account reaches an amount equal to 24 times the required monthly deposit ($1,507,530).

With respect to Loan No. 3, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (tax reserve monthly deposit) on each payment date.

With respect to Loan No. 3, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage (insurance reserve monthly deposit) on each payment date.

With respect to Loan No. 4, 3075 Olcott, on a monthly basis, the borrower is required to deposit approximately $4,110 for replacement reserves, subject to a cap of approximately $147,964. Notwithstanding the foregoing, for so long as (x) the Amazon.com Services LLC (“AWS”) lease is in full force and effect and the entirety of the mortgaged property is leased to AWS and no less than 12 months remain under its lease term and (y) no material tenant trigger event is continuing, the lender waives the monthly replacement reserve deposits requirement.

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With respect to Loan No. 4, 3075 Olcott, on a monthly basis, the borrower is required to deposit $41,101 for rollover reserves, subject to a cap of $1,479,636. Notwithstanding the foregoing, for so long as the AWS lease is in full force and effect and the entirety of the mortgaged property is leased to AWS, the lender waives the monthly rollover reserve deposits requirement. The borrower is required to deposit with the lender all amounts paid to the borrower in connection with, among other things, any termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option) (the “Extraordinary Lease Payments”), which the lender is required to disburse in accordance with the 3075 Olcott whole loan documents. Any Extraordinary Lease Payments remaining after the applicable premises have been re-tenanted, the applicable tenant is in occupancy and paying full, unabated rent, will be released to the borrower.

With respect to Loan No. 7, Bell Works, the borrower will be required to deposit $114,289.17 (leasing reserve monthly deposit) on each payment date until the balance of the leasing reserve funds reaches an amount equals or exceeds $8,500,000.

With respect to Loan No. 7, Bell Works, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require the borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 7, Bell Works, on each monthly payment date from July 2024 through and including the monthly payment date in June 2026, the borrower will be required to deposit $82,130.21 (put price reserve monthly deposit) on each payment date; provided that, if the borrower delivers to the lender a letter of credit in an amount not less than the put option exercise amount as determined by the lender, which letter of credit will serve as additional collateral for the whole loan, then the borrower’s obligation to make the put price reserve monthly deposit will be suspended for so long as such letter of credit remains outstanding.

With respect to Loan No. 8, ILPT Logistics Portfolio, on each monthly payment date during a trigger period, subject to certain exceptions set forth in the ILPT Logistics Portfolio whole loan documents, the borrowers are required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrowers over the next-ensuing 12-month period (excluding from such amount any taxes that are required to be paid directly by a tenant pursuant to its leases, provided that such tenant is not in default under its lease and no less than 12 months remain on the term of any such lease).

With respect to Loan No. 8, ILPT Logistics Portfolio, on each monthly payment date during a trigger period, the borrowers are required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the borrowers for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the ILPT Logistics Portfolio whole loan documents.

With respect to Loan No. 8, ILPT Logistics Portfolio, on each monthly payment date during a trigger period, the borrowers are required to deposit into a replacement reserve an amount equal to approximately $226,780.

With respect to Loan No. 8, ILPT Logistics Portfolio, on each monthly payment date during a trigger period, the borrowers are required to deposit into a TI/LC reserve an amount equal to approximately $117,979. Additionally, during a trigger period, the borrowers are required to deposit into such TI/LC reserve any lease termination fees required to be deposited with the lender pursuant to the ILPT Logistics Portfolio whole loan documents.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, on a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $19,049 a month); provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

With respect to Loan No. 11, Perry Hall Centre and Perry Hall Square, at any time the balance of the capital expenditure reserve is less than $105,000 (capital expenditure reserve cap), the borrower will be required to deposit $2,896.93 (capital expenditure reserve monthly deposit) on each payment date.

With respect to Loan No. 12, The Shoppes at Eagle Point, so long as the PILOT program is still in effect, the monthly tax deposit will be waived until October 6, 2026, at which time for so long as the PILOT program is still in effect, the monthly tax deposit will be based on the unassigned PILOT payment of $30,000, which amount will be due and payable pursuant to the ground lease. Notwithstanding the foregoing, the borrower will not be required to make the monthly tax deposit with respect to the unassigned PILOT payment if (i) no event of default has occurred and is

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continuing and (ii) the borrower delivers to the lender evidence that such unassigned PILOT payment has been made as required by the ground lease.

With respect to Loan No. 12, The Shoppes at Eagle Point, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket or umbrella insurance policy is in place, (iii) the borrower provides the lender with evidence of the renewal of such policies required under the terms of the mortgage loan documents, and (iv) the borrower provides to the lender paid receipts for the payment of all insurance premiums by no later than ten business days following the expiration dates of the insurance policies.

With respect to Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, the borrower will be required to deposit $18,166.81 (capital expenditure reserve monthly deposit) on each payment date.

With respect to Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, the borrower will be required to deposit $27,250.21 (TI/LC reserve monthly deposit) on each payment date.

With respect to Loan No. 14, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 19, 4S Ranch Village Center, monthly deposits to the rollover reserve subaccount will be suspended so long as (i) the amount on deposit is not less than $112,346 and the loan-to-value ratio  is 50%, as determined by the lender based on a then current appraisal, or (ii) the amount on deposit is not less than $280,865 and the loan-to-value ratio is greater than 50% but less than 60%; provided, however, that the borrower will be required to resume deposits on the first payment date that occurs after the balance in such rollover reserve subaccount falls below such amount.

With respect to Loan No. 20, The Summit, upon a cash sweep period, the borrower will be required to deposit $15,121.77 (capital expenditure reserve monthly deposit) on each payment date.

With respect to Loan No. 20, The Summit, upon a cash sweep period, the borrower will be required to deposit an amount equal to 1/12th of $1.50 per square foot of $113,413.25 for tenant improvement and leasing commission obligations on each payment date.

With respect to Loan No. 20, The Summit, upon a cash sweep period, the borrower will be required to deposit an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (tax reserve monthly deposit) on each payment date.

With respect to Loan No. 20, The Summit, upon a cash sweep period, if the lender determines that the liability policy maintained by the borrower is insufficient, the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage in order to accumulate with the lender sufficient funds to pay such insurance premiums (insurance reserve monthly deposit) on each payment date.

With respect to Loan No. 21, Hamilton Commons, so long as no event of default has occurred and is continuing and provided the borrower has delivered evidence reasonably satisfactory to the lender of a fully paid blanket insurance policy covering the mortgaged property, monthly deposits into the insurance escrow account will be suspended. As of the origination date, the Hamilton Commons mortgaged property was insured under a blanket insurance policy.

With respect to Loan No. 21, Hamilton Commons, so long as (i) no event of default has occurred and is continuing, (ii) the Outback lease is in full force and effect and (iii) Outback has timely paid directly to the appropriate governmental taxing authority all real estate taxes allocable to the Outback premises (and the borrower has provided the lender with evidence prior to the applicable delinquency date) (collectively, the “Outback Premises Tax Escrow Waiver Requirements”), then in calculating the amount of monthly deposits for the tax reserve, the lender will not include the amount of real estate taxes allocable to the Outback premises; provided however, that from and after the date that any of the Outback Premises Tax Escrow Waiver Requirements fail to be satisfied and until such time as all of the Outback Premises Tax Escrow Waiver Requirements are satisfied again, the amount of real estate taxes allocable to the Outback premises will be included in the calculation of the monthly deposits for real estate taxes. For avoidance of doubt, regardless of whether the Outback Premises Tax Escrow Waiver Requirements are satisfied, the borrower will remain responsible to the lender to pay all real estate taxes allocable to the Outback premises and any failure to pay such real estate taxes will be an event of default.

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With respect to Loan No. 21, Hamilton Commons, in the event that the debt service coverage ratio is less than 1.75x, the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space at the mortgaged property (initially $33,587.50 per month) into the enhanced reserve subaccount.

With respect to Loan No. 22, Church Ranch Corporate Center, on each payment date, the borrower will be required to deposit $20,000 during the first two years after the closing date and $10,376 thereafter for tenant improvement and leasing commission obligations on each payment date until the balance of the TI/LC reserve reaches an amount equal to or exceeds $1,000,000.

With respect to Loan No. 23, Oak Ridge Office Park, the borrower is not required to make monthly insurance deposit as long as (i) no event of default has occurred, (ii) the borrower provides evidence wholly satisfactory to the lender that the insurance coverages required are being maintained under an acceptable blanket insurance policy and (iii) the borrower maintains $29,584.51 in a static insurance reserve.

With respect to Loan No. 24, Kalamazoo Distribution Center, so long as (i) no event of default has occurred and is continuing, (ii) the borrower maintains a blanket insurance policy that is approved by the lender and (iii) the borrower provides evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration of the policy and 30 days prior to the delinquency of payment, the borrower will not be required to make monthly insurance deposits into the tax and insurance escrow subaccount. As of the origination date, the Kalamazoo Distribution Center mortgaged property was insured under a blanket insurance policy.

With respect to Loan No. 24, Kalamazoo Distribution Center, on each payment occurring during the continuance of a lease sweep period with respect to (i) the Abraxas lease, the borrower will be required to deposit $58,333 per month to the special rollover reserve subaccount, subject to a cap of $350,000, (ii) the Kenco lease, the borrower will be required to deposit $50,000 per month into the special rollover reserve subaccount (for the avoidance of doubt, if a lease sweep period is caused by both the Abraxas and Kenco leases, the maximum amount to be deposited will be $108,333 per month), subject to a cap of $300,000, or (iii) if the Kalsec lease and any other major lease other than the Abraxas lease or Kenco lease, provided no other cash management period is then continuing all available cash (or such portion of available cash) that will be allocated by the lender for deposit into the special rollover reserve subaccount, the foregoing amounts referenced in clauses (i), (ii) and (iii) will be transferred by the lender into the special rollover reserve subaccount. The borrower has the option to submit a letter of credit with respect to a lease sweep period caused by either the Abraxas lease or Kenco lease, as applicable, in lieu of making monthly deposits.

With respect to Loan No. 26, Rosedale & Soundview, on each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Rosedale & Soundview mortgage loan documents.

With respect to Loan No. 26, Rosedale & Soundview, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the greater of (A) an amount equal to 1/12th of the applicable material tenant rollover funds cap and (B) all material tenant trigger event excess cash flow (in each case, subject to the applicable material tenant rollover funds cap) for tenant allowances, tenant improvement costs and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with an acceptable material tenant lease extension or an acceptable material tenant space re-tenanting event. For the avoidance of doubt, in the event of a material tenant trigger event relating to a material tenant lease other than the Western Beef-Rosedale Avenue, Inc. lease or the Cee & Cee S.B. L.L.C. lease, the amount required to be deposited will be equal to all material tenant trigger event excess cash flow. On any monthly payment date where (x) a material tenant trigger event period exists and (y) the material tenant trigger event excess cash flow is less than the amount required to be deposited into the material tenant rollover account (a “Material Tenant Rollover Shortfall”), the borrower is required to deposit with the lender the amount of such Material Tenant Rollover Shortfall on the applicable monthly payment date. The material tenant rollover reserve is subject to a cap equal to (i) in the event of a material tenant trigger event period relating to the largest tenant at the mortgaged property, Western Beef-Rosedale Avenue, Inc., $600,000, (ii) in the event of a material tenant trigger event period relating to the second largest tenant at the mortgaged property, Cee & Cee S.B. L.L.C., $500,000 or (iii) in the event of a material tenant trigger event period relating to any other material tenant, an amount equal to the product of (a) the total rentable square footage under such material tenant’s lease and (b) $20.00. In the event that there is an expansion to the premises covered by either the Western Beef-Rosedale Avenue, Inc. lease or the Cee & Cee S.B. L.L.C. lease relative to the total rentable square footage leased as of the origination date, the applicable material tenant rollover

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reserve cap will be increased by an amount equal to the product of (a) the total rentable square footage of such expansion and (b) $20.00.

With respect to Loan No. 26, Rosedale & Soundview, in the event that the borrower enters into an acceptable material tenant lease extension, the borrower may deposit with the lender an amount equal to the full amount of outstanding free rents, rent abatements or other rent concessions (including any free rents, rent abatements or rent concessions imputed by the lender to any period prior to the commencement of the actual free rent or rent abatement period and/or the actual rent commencement date) under such acceptable material tenant lease extension in order to satisfy the condition requiring the material tenant to pay full unabated rent.

With respect to Loan No. 29, Moonwater Office Portfolio, upon a trigger period, the borrower will be required to deposit an amount equal to the estimated current rent payable by NV Energy tenant under the related lease from the first day of the month during when such trigger period occurred through the date of the next semi-annual payment of rent from NV Energy tenant.

With respect to Loan No. 30, Magnolia Square, the borrower will be required to deposit $6,737.88 (leasing reserve monthly deposit) on each payment date until the balance of the leasing reserve funds reaches an amount equals or exceeds $538,000.

With respect to Loan No. 31, Nona Commons, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to $2,201 for tenant allowances, tenant improvement costs and leasing commissions that may be incurred or required to be reimbursed by the borrower. Notwithstanding the foregoing, the amount of the rollover funds on deposit in the rollover account (excluding the amount, if any, on deposit in the rollover extraordinary lease payment sub-account), net of any outstanding disbursement requests therefrom, may not exceed $200,000 (the "Rollover Funds Cap"). For purposes of clarification, if, on any monthly payment date after the amount of the rollover funds on deposit in the rollover account (excluding the amount, if any, on deposit in the rollover extraordinary lease payment sub-account) is equal to the Rollover Funds Cap, the amount of the rollover funds on deposit in the rollover account (excluding the amount, if any, on deposit in the rollover extraordinary lease payment sub-account) is less than $100,000, the borrower is required to make the monthly rollover deposit on such monthly payment date in accordance with the terms in the mortgage loan documents until such time that the amount of the rollover funds on deposit in the rollover account (excluding the amount, if any, on deposit in the rollover extraordinary lease payment sub-account) is again equal to the Rollover Funds Cap. The borrower is required to deposit, or cause to be deposited, with the lender all amounts paid to the borrower in connection with (i) any modification or amendment of any lease, (ii) any consent (including any consent to an assignment or sublease of any lease) or waiver by the borrower of any term, condition or provision under any lease, (iii) any settlement of claims of the borrower against third parties in connection with any lease, (iv) any rejection, termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option or any bankruptcy action and including any payment relating to unamortized tenant allowances, tenant improvements and/or leasing commissions), and (v) any other extraordinary event pursuant to which the borrower receives payment (in whatever form) derived from or generated by the use, ownership or operation of the mortgaged property not otherwise covered by the mortgage loan agreement or the cash management agreement, in each case, with respect to clauses (i), (ii), (iii), (iv) and (v), net of reasonable, out-of-pocket costs and expenses, if any, incurred by the borrower.

With respect to Loan No. 31, Nona Commons, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender all material tenant trigger event excess cash flow for tenant allowances, tenant improvement costs and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with an acceptable material tenant lease extension or an acceptable material tenant space re-tenanting event. If, at any time or from time to time, there is more than one material tenant, the lender is required to establish a separate sub-account of the material tenant rollover account for each such material tenant. During the continuation of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant rollover funds deposited into the material tenant rollover account (if, as of the date of determination, there is only one material tenant) or the applicable material tenant rollover sub-account (if, as of the date of determination, there is more than one material tenant) may not exceed an aggregate amount equal to $15.00 per square foot of the applicable material tenant space as of the commencement of such material tenant trigger event period.

With respect to Loan No. 32, Walgreens - St Paul, upon a trigger period, the borrower will be required to deposit $130.27 (capital expenditure reserve monthly deposit) on each payment date.

With respect to Loan No. 32, Walgreens - St Paul, upon a trigger period, the borrower will be required to deposit $1,302.67 (TI/LC reserve monthly deposit) on each payment date.

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With respect to Loan No. 32, Walgreens - St Paul, upon an anchor tenant trigger event, the borrower will be required to deposit an amount equal to the excess cash flow generated by the mortgaged property (anchor tenant reserve monthly deposit) on each payment date.

With respect to Loan No. 36, South Valley Center, at any time the balance of the capital expenditure reserve account is less than $15,000 (capital expenditure cap amount), the borrower will be required to deposit an amount equal to 1/12th of $0.20 per square foot on each payment date until the balance of the leasing reserve funds reaches an amount equals or exceeds $15,000.

With respect to Loan No. 36, South Valley Center, at any time the balance of the TI/LC reserve account is less than $160,000 (TI/LC reserve cap amount), the borrower will be required to deposit an amount equal to 1/12th of $1.00 per square foot for tenant improvement and leasing commission obligations on each payment date until the balance of the leasing reserve funds reaches an amount equals or exceeds $160,000.

With respect to Loan No. 36, South Valley Center, upon a critical tenant trigger event, the borrower will be required to deposit $35,000 (critical tenant monthly deposit) on each payment date.

With respect to Loan No. 37, 127 8th Avenue Leased Fee, the borrower is not required to make monthly tax deposits so long as: (i) no event of default exists, (ii) the tenant of the 16th and 8th lease pays the taxes directly to the appropriate public office, (iii) the 16th and 8th lease is in full force and effect, and (iv) the borrower delivers evidence that such taxes have been paid in full.

With respect to Loan No. 37, 127 8th Avenue Leased Fee, the borrower is not required to make monthly insurance deposits so long as: with respect to (i) any insurance policies under the 16th and 8th lease and (ii) any insurance policies provided by the borrower, (a) no event of default exists, (b) the tenant under the 16th and 8th lease maintains the insurance policies and pays the insurance premiums, (c) the insurance policies are in accordance with the terms of the loan agreement, and (d) the borrower provides proof of such payment to lender.

With respect to Loan No. 39, 965-977 Frankford Avenue, starting May 2024, the borrower will be required to deposit $736.33 (capital expenditure reserve monthly deposit) on each payment date.

With respect to Loan No. 40, Home2 Suites Bedford, the mortgage loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) for the mortgaged property in an amount equal to (i) 1/12th of 2.0% of total revenues of the mortgaged property up to and including the payment date in April 2024 and (ii) 1/12th of 4.0% of total revenues of the mortgaged property thereafter.

With respect to Loan No. 43, Shops at The Domain, in the event the Swish Dental lease extension has not been exercised or a Swish Dental re-tenanting event has not occurred on or prior to September 6, 2027, commencing on September 6, 2027, the borrower will be required to deposit an amount equal to $10,000 for approved leasing expenses in connection with the Swish Dental space; provided, however, the borrower will not be required to make the deposit (i) if the balance in the Swish Dental rollover account exceeds $60,000, (ii) following a Swish Dental lease extension, or (iii) following a Swish Dental re-tenanting event.

With respect to Loan No. 43, Shops at The Domain, in the event the Sleep Number lease extension has not been exercised or a Sleep Number re-tenanting event has not occurred on or prior to March 6, 2023, commencing on March 6, 2023, the borrower will be required to deposit an amount equal to $10,000 for approved leasing expenses in connection with the Sleep Number space; provided, however, the borrower will not be required to make the deposit (i) if the balance in the Sleep Number rollover account exceeds $60,000, (ii) following a Sleep Number lease extension, or (iii) following a Sleep Number re-tenanting event.

With respect to Loan No. 43, Shops at The Domain, in the event the Mattress Firm lease extension has not been exercised or a Mattress Firm re-tenanting event has not occurred on or prior to January 6, 2024, commencing on January 6, 2024, the borrower will be required to deposit an amount equal to $10,000 for approved leasing expenses in connection with the Mattress Firm space; provided, however, the borrower will not be required to make the deposit (i) if the balance in the Mattress Firm rollover account exceeds $60,000, (ii) following a  Mattress Firm lease extension, or (iii) following a  Mattress Firm re-tenanting event.

With respect to Loan No. 45, CVS Pawtucket, the borrower is not required to make monthly tax deposits so long as (i) no event of default exists, (ii) CVS pays the taxes directly to the appropriate public office, (iii) the CVS lease is in full force and effect, and there are no defaults thereunder, (iv) no critical tenant trigger event exists, and (v) the borrower delivers evidence that such taxes have been paid in full.

With respect to Loan No. 45, CVS Pawtucket, the borrower is not required to make monthly insurance deposits so long as (i) no event of default exists, (ii) CVS maintains the policies and pays the insurance premiums, (iii) the CVS

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lease is in full force and effect, and there are no defaults thereunder, (iv) no critical tenant trigger event exists, (v) all insurance is in accordance with the terms of the loan agreement, and (vi) the borrower provides proof of such payments to lender within five days of any such payment. The borrower is required to deposit $83.33 each month for the purpose of terrorism insurance.

With respect to Loan No. 46, Candlewood Suites Elgin, on each payment date the borrower will be required to make deposits to the furniture, fixture and equipment (“FF&E”) subaccount in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E but excluding any amounts attributable to a property improvement plan, or (b) 4% of the annual gross revenues of the mortgaged property for the previous 12 month period as determined on the anniversary of the origination date (initially $5,431 per month).

With respect to Loan No. 46, Candlewood Suites Elgin, if any time, the franchisor or any approved replacement flag requires a property improvement plan (“PIP”) to be instituted for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower is required to deposit with the lender within 15 business days after receipt of the PIP, (i) a completion guaranty in a form satisfactory to the lender for completion of the PIP repairs, and (ii) an amount equal to 120% of the estimated cost to complete all PIP repairs pursuant to the PIP (less any amounts then on deposit in the FF&E reserve subaccount) (the “PIP Deposit Amount”); provided, however, if the borrower fails to deposit the PIP Deposit Amount as required, such failure will cause the commencement of a Franchise Sweep Period (as defined below). On each payment date occurring during the continuance of a Franchise Sweep Period (provided no other cash management period is then continuing), all available cash (or such portion of available cash that will be allocated by the lender for deposit into the property improvement plan reserve subaccount) will be paid to the lender. A “Franchise Sweep Period” will commence on (a) the earlier to occur of (i) the date that is 18 months prior to the expiration date of the any franchise agreement (after giving effect to any renewal option that has been exercised), or (ii) any franchise agreement expires by its terms (and has not otherwise been extended or renewed as of such date) or is surrendered, cancelled or terminated on or prior to its then current expiration date, and/or (b) the date the borrower fails to fund the PIP reserve subaccount.

With respect to Loan No. 51, Walgreens McDonough, the borrower is not required to make monthly tax deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the tenant pays all taxes directly to the applicable governmental authorities in a timely manner, and (vi) the borrower provides evidence that taxes have been paid in a timely manner.

With respect to Loan No. 51, Walgreens McDonough, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, and (v) the tenant maintains and pays insurance coverage in a timely manner. The borrower is required to deposit $86.33 each month for the purpose of terrorism insurance.

With respect to Loan No. 51, Walgreens McDonough, the borrower is not required to make monthly capital expenditure deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) such critical tenant lease is in full force and effect, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the critical tenant maintains the mortgaged property, including roof and structure, in a good, workmanlike and timely manner, and (vi) the borrower provides to lender evidence of such performance in a timely manner.

With respect to Loan No. 56, Walgreens Plainfield, the borrower is not required to make monthly tax deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the tenant pays all taxes directly to the applicable governmental authorities in a timely manner, and (vi) the borrower provides evidence that taxes have been paid in a timely manner.

With respect to Loan No. 56, Walgreens Plainfield, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, and (v) the tenant maintains and pays insurance coverage in a timely manner. The borrower is required to deposit $86.33 each month for the purpose of terrorism insurance.

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With respect to Loan No. 56, Walgreens Plainfield, the borrower is not required to make monthly capital expenditure deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) such critical tenant lease is in full force and effect, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the critical tenant maintains the mortgaged property, including roof and structure, in a good, workmanlike and timely manner, and (vi) the borrower provides to lender evidence of such performance in a timely manner.

With respect to Loan No. 58, Walgreens House Springs, the borrower is not required to make monthly tax deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the tenant pays all taxes directly to the applicable governmental authorities in a timely manner; and (vi) the borrower provides evidence that taxes have been paid in a timely manner.

With respect to Loan No. 58, Walgreens House Springs, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) the critical tenant lease is in full force and effect with no defaults, (iv) no critical tenant trigger event has occurred and remains outstanding, and (v) the tenant maintains and pays insurance coverage in a timely manner. The borrower is required to deposit $86.33 each month for the purpose of terrorism insurance.

With respect to Loan No. 58, Walgreens House Springs, the borrower is not required to make monthly capital expenditure deposits so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the critical tenant lease, (iii) such critical tenant lease is in full force and effect, (iv) no critical tenant trigger event has occurred and remains outstanding, (v) the critical tenant maintains the mortgaged property, including roof and structure, in a good, workmanlike and timely manner, and (vi) the borrower provides to lender evidence of such performance in a timely manner.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, on a monthly basis, the borrowers are required to deposit approximately $29,113 for rollover reserves if at any time the balance of the reserve falls below $500,000, until such time as the reserve is restored to a cap of $1,500,000.

With respect to Loan No. 18, Sawmill Plaza, the tenant improvement and leasing commission reserve account is subject to a cap of $600,000.

With respect to Loan No. 19, 4S Ranch Village Center, the tenant improvement and leasing commission reserve account is subject to a cap of $112,346. The borrower may suspend deposits into the tenant improvement and leasing commission reserve subaccount for so long as (a) the amount on deposit is not less than $112,346 and the loan-to-value ratio is 50%, as determined by the lender based on a then current appraisal acceptable to the lender, or (b) the amount on deposit is not less than $280,865 and the loan-to-value ratio is greater than 50% but less than 60%; provided, however, that the borrower will be required to resume such deposits on the first payment date that occurs after the balance in the tenant improvement and leasing commission reserve subaccount falls below such amount.

With respect to Loan No. 21, Hamilton Commons, the tenant improvement and leasing commission reserve account is subject to a cap of $1,511,438.

With respect to Loan No. 21, Hamilton Commons, with respect to the enhanced reserve subaccount, the borrowers will not be required to make monthly deposits into the enhanced reserve subaccount as long as (i) the amount on deposit in the enhanced reserve subaccount is greater than or equal to $1,209,150 (the “Enhanced Reserve Cap”) and/or (ii) the debt service coverage ratio is equal to or greater than 2.00x, provided, however, that if at any point prior to the stated maturity date, (1) the balance in the enhanced reserve subaccount again falls below the Enhanced Reserve Cap (unless and for so long as the debt service coverage ratio is equal to or greater than 2.00x) and/or (2) the debt service coverage ratio again falls below 1.75x, then the enhanced reserve monthly deposits into the enhanced reserve subaccount will recommence until such time as either (x) the amount on deposit in the enhanced reserve subaccount once again equals the Enhanced Reserve Cap and/or (y) the debt service coverage ratio once again equals or exceeds 2.00x. Provided that no event of default is continuing, the borrowers will have the right, no more than one time during the Hamilton Commons mortgage loan term to replace the funds then on deposit in the enhanced reserve subaccount with a letter of credit with a face amount equal to the Enhanced Reserve Cap.

A-1-51

With respect to Loan No. 24, Kalamazoo Distribution Center, the tenant improvement and leasing commission reserve account is subject to a cap of $195,000.

With respect to Loan No. 29, Moonwater Office Portfolio, there are various reserve caps in place including $366,750 for capital expenditure reserve funds, and $6,100,000 for leasing reserve funds.

With respect to Loan No. 50, 5400-5450 W. Atlantic Blvd, there is a reserve cap in place of $175,000 for TI/LC reserve funds.

With respect to Loan No. 53, Marymoor Self Storage, the capital expenditure reserve account is subject to a cap of $10,102.20.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 3, 1888 Century Park East, the Second Largest Tenant, Sullivan & Cromwell LLP, has various expirations: (i) its lease for 50,392 square feet will expire on June 30, 2023, and (ii) the remainder of its leased space is leased on a month-to-month basis.

With respect to Loan No. 36, South Valley Center, the Largest Tenant, Davita, has various expirations: (i) its lease for 8,022 square feet will expire on March 31, 2030, and (ii) the remainder of its leased space will expire on September 30, 2033.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 18, Sawmill Plaza, the Fourth Largest Tenant, U.S. Armed Forces, may terminate its lease in whole or in part at any time after March 3, 2021 by providing at least 180 days’ prior written notice.

With respect to Loan No. 20, The Summit, the Largest Tenant at the Summit 3 mortgaged property, Amazon.com Services, Inc., has the option to terminate its lease effective September 30, 2033 with 18 months’ prior notice.

With respect to Loan No. 20, The Summit, the Fifth Largest Tenant at the Summit 1, 2 mortgaged property, New York Life Insurance Co., has the option to terminate its lease effective October 31, 2027, with 12 months’ prior written notice.

With respect to Loan No. 24, Kalamazoo Distribution Center, the Second Largest Tenant, Kalsec, has the right to terminate its lease so long as there is no default beyond any applicable notice and cure periods effective as of June 30, 2033, with six months’ prior written notice and payment of a termination fee equal to $150,000.

With respect to Loan No. 24, Kalamazoo Distribution Center, the Third Largest Tenant, Kenco, has the right to terminate its lease so long as no event of default exists effective as of August 1, 2022, with six months’ prior written notice and payment of a termination fee equal to one month’s rent.

With respect to Loan No. 29, Moonwater Office Portfolio, certain of the mortgaged properties are subject to the termination options outlined below:

	-	With respect to the 6551 Las Vegas Boulevard South mortgaged property, the Largest Tenant, Amazon.com Services, Inc., has the option to terminate its lease effective December 31, 2024 with 12 months’ prior notice and the payment of a $975,136.10 termination fee.

	-	With respect to the 10190 Covington Cross Drive mortgaged property, the Largest Tenant, Coin Cloud, has the option to terminate its lease effective July 31, 2028 with 12 months’ prior written notice and payment of the unamortized cost of the allowance, real estate commissions, and rent abatement paid or accrued.

(24)	With respect to Loan No. 3, 1888 Century Park East, the mortgage loan does not have a separate carveout guarantor that is distinct from the borrower.

A-1-52

With respect to Loan No. 4, 3075 Olcott, there is no non-recourse carveout guarantor or separate environmental indemnitor.

With respect to Loan No. 5, 70 Hudson Street, there is no non-recourse carveout guarantor or separate environmental indemnitor.

With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, Phoenix Logistics, an affiliate of the borrowers, is the sole tenant at the Kingsport, TN mortgaged property and is the Second Largest Tenant at the Church Hill, TN mortgaged property.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

(27)	With respect to Loan No. 7, Bell Works, the mortgaged property is subject to a 30-year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the mortgaged property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the Mortgaged Property to its current use, the mortgaged property qualifies for an HTC allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the mortgage loan. The borrower leases the mortgaged property to the Bell Works Master Lessee pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Bell Works Master Lease”). The borrower elected to pass-through the HTC to the Bell Works Master Lessee. Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Bell Works Master Lessee and the Bell Works HTC Investor, the Bell Works Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Bell Works Master Lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the mortgaged property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide Bell Works HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, the Bell Works HTC Investor is entitled to receive notices of defaults under the mortgage loan documents, and the Bell Works HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the Bell Works HTC Investor has certain rights to remove the borrower’s general partner and/or the Bell Works Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.

With respect to Loan No. 12, The Shoppes at Eagle Point, the mortgaged property is subject to a PILOT whereby the local government provides property tax savings as long as the IDB, a public nonprofit corporation organized and existing under the laws of the State of Tennessee, retains ownership of the land, property and equipment. In connection with the PILOT program, the borrower transferred the fee interest in the mortgaged property to the IDB and retained the leasehold interest the borrower and the IDB entered into a ground lease. Beginning on November 1, 2018, PILOT payments are as follows: $526,500 per year for years 1 through 7, due on October 1st of each year; $496,500 per year for years 8 through 20 due on October 1st of each year. As long as the borrower is the holder of the revenue bond, the payments of $526,500 and $496,500, which have been assigned by the IDB to the borrower are not actually required to be paid by the borrower. Commencing on January 1, 2026, for a period of thirteen years, the borrower is required to pay $30,000 to Putnam County and the city of Cookeville, Tennessee, which equates to the difference between the ground lease and the bond payments then payable to the IDB by the borrower. Upon the ground lease expiration date of October 31, 2038, the borrower will have the right to purchase the fee simple interest in the mortgaged property from the IDB for $1.00.

With respect to Loan No. 39, 965-977 Frankford Avenue, the mortgaged property is subject to a tax abatement through December 31, 2031. Abated taxes will equal approximately $4,857 and unabated taxes beginning in 2032 will equal $54,450.

(28)	With respect to Loan No. 9, Phoenix Industrial Portfolio VIII, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to leasing totaling an additional approximately $1.4 million in base rent, $105,924 in rent steps through June 2023 and an additional $602,299 in recoveries. The Church Hill, TN and Kingsport, TN mortgaged properties were renovated in 2021.

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With respect to Loan No. 31, Nona Commons, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is attributable to leasing totaling an additional $25,442 in base rent, $119,531 in rent steps through April 2023 and an additional $105,507 in common area maintenance and other recoveries based on the reimbursement methodology under each lease. An adjustment to these recoveries is included historically to account for the difference between the flat rate billed amount and the amount required under each lease, which was not reconciled and was provided to tenants as a concession. Furthermore, the underwritten management fee (3.0%) is less than the fee in the most recent period (4.2%) and the underwritten insurance figure ($37,597) is less than the figure in the most recent period ($45,687).

(29)	With respect to Loan No. 8, ILPT Logistics Portfolio, the debt package recapitalized the borrower sponsor’s equity interest in the portfolio as the mortgaged properties were previously unencumbered.

(30)	With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #55, ExchangeRight Net-Leased Portfolio 55 DST entered into a master lease with EXCHANGERIGHT NLP 55 MASTER LESSEE, LLC on April 8, 2022 that is scheduled to expire concurrently with the landlord’s termination.

With respect to Loan No. 7, Bell Works, Somerset Holmdel Development I Urban Renewal, L.P. entered into a master lease with Bell Works Master Tenant, LLC on December 14, 2017, for a 32-year term with an expiration date on December 14, 2049.

With respect to Loan No. 38, Go Store It Crossville, the mortgaged property is master leased to Go Store It Crossville MT, LLC under a 10-year master lease to manage the operation of the mortgaged property for the term of the lease, and income from operations of the mortgaged property is required to be used to pay rent to the borrower in accordance with a rent schedule agreed to by the borrower.

With respect to Loan No. 44, 275 Commerce, 13.8% of the net rentable area at the mortgaged property is currently vacant and subject to a master lease between the borrower and an affiliate of the borrower sponsor. The master lease will terminate the earlier of (i) May 4, 2037 and (ii) when the vacant space is leased to a third party.

(31)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(32)	With respect to Loan No. 12, The Shoppes at Eagle Point, the ground tenants occupying two outparcels at the mortgaged property have the right to purchase its respective parcel from the borrower at the expiration of the related ground leases, which expire concurrent with the borrower’s ground lease with the IDB.

With respect to Loan No. 41, Edwards Landing Apartments, the borrower leased an undeveloped 26.73-acre portion of the mortgaged property (the “Ground Lease Parcel”) to an affiliate of the borrower sponsor pursuant to a 99-year ground lease (the “Ground Lease”). The affiliated ground lessee intends to obtain future financing to construct approximately 240 additional units on the Ground Lease Parcel. The Ground Lease provides for rent of $25,000 per annum and expires April 21, 2121.

A-1-54

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2	BBCMS 2022-C16

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Office	Suburban	12	$156,542,639	14.4%	1.67x	9.6%	61.1%	59.1%
	CBD	4	130,000,000	12.0	4.23x	12.6%	40.4%	40.4%
	Medical	2	22,500,000	2.1	2.07x	12.2%	45.0%	45.0%
	Subtotal:	18	$309,042,639	28.5%	2.78x	11.1%	51.3%	50.2%
Retail	Anchored	12	$203,668,505	18.8%	2.00x	11.1%	58.4%	53.8%
	Single Tenant	40	70,979,062	6.5	1.84x	9.2%	55.3%	54.9%
	Shadow Anchored	3	23,700,000	2.2	1.88x	11.6%	55.4%	50.7%
	Unanchored	2	8,250,000	0.8	1.99x	11.3%	57.3%	57.3%
	Subtotal:	57	$306,597,567	28.3%	1.95x	10.7%	57.4%	53.9%
Multifamily	Garden	8	$108,197,879	10.0%	1.55x	10.7%	48.1%	45.7%
	High Rise	2	65,000,000	6.0	3.61x	11.1%	33.3%	33.3%
	Mid Rise	1	9,000,000	0.8	1.65x	8.7%	59.6%	59.6%
	Subtotal:	11	$182,197,879	16.8%	2.29x	10.8%	43.4%	42.0%
Industrial	Warehouse / Distribution	32	$95,022,436	8.8%	2.37x	11.4%	49.7%	48.3%
	Cold Storage / Warehouse	1	14,800,000	1.4	1.68x	10.1%	63.8%	63.8%
	Manufacturing	2	8,470,258	0.8	1.58x	11.4%	58.7%	52.8%
	Flex	1	4,200,000	0.4	2.08x	10.2%	65.6%	65.6%
	Manufacturing / Distribution	3	2,709,143	0.2	3.12x	13.2%	29.0%	29.0%
	Subtotal:	39	$125,201,836	11.5%	2.24x	11.3%	52.1%	50.6%
Self Storage		14	$76,422,488	7.0%	2.15x	11.8%	47.9%	45.5%
Manufactured Housing		10	$40,200,000	3.7%	1.54x	9.3%	53.2%	53.1%
Hospitality	Extended Stay	3	$22,062,536	2.0%	2.12x	15.2%	61.5%	49.9%
	Limited Service	2	13,442,226	1.2	2.04x	15.5%	67.8%	56.7%
	Subtotal:	5	$35,504,762	3.3%	2.09x	15.3%	63.9%	52.5%
Other	Leased Fee	1	$9,489,240	0.9%	1.55x	9.7%	32.5%	26.5%
Total / Weighted Average:		155	$1,084,656,412	100.0%	2.28x	11.1%	51.9%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(5)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption or an as-is extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2022-C16

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
California	15	$203,377,066	18.8%	2.52x	10.3%	50.7%	48.7%
Texas	16	135,920,979	12.5%	1.64x	11.5%	51.3%	47.2%
New Jersey	6	123,404,571	11.4%	3.05x	12.2%	49.3%	49.3%
New York	5	92,189,240	8.5%	3.11x	11.0%	37.3%	36.7%
Tennessee	10	79,392,735	7.3%	1.77x	11.5%	57.4%	49.5%
Washington	8	62,150,000	5.7%	3.00x	13.0%	46.1%	46.1%
Florida	4	53,150,000	4.9%	2.07x	11.2%	47.2%	45.6%
Maryland	2	35,067,143	3.2%	1.98x	10.3%	60.4%	60.4%
Illinois	14	34,406,699	3.2%	1.98x	11.9%	59.8%	53.8%
Louisiana	8	30,311,400	2.8%	1.80x	9.9%	61.2%	56.8%
Delaware	15	28,230,800	2.6%	2.23x	8.7%	61.4%	61.4%
Pennsylvania	3	27,280,702	2.5%	1.62x	11.0%	63.1%	59.6%
Ohio	6	26,660,485	2.5%	1.67x	10.9%	63.1%	53.8%
Michigan	5	26,575,600	2.5%	1.98x	10.9%	61.2%	61.2%
Colorado	2	21,660,000	2.0%	1.70x	10.5%	62.5%	62.5%
Nevada	7	14,129,143	1.3%	1.56x	9.3%	56.7%	50.8%
South Carolina	3	13,120,000	1.2%	2.27x	11.7%	47.2%	47.2%
Minnesota	2	12,667,429	1.2%	1.76x	9.0%	55.4%	55.4%
Hawaii	1	9,600,000	0.9%	1.65x	9.7%	55.5%	55.5%
Rhode Island	2	9,100,000	0.8%	1.48x	8.4%	57.4%	57.4%
Missouri	2	7,668,421	0.7%	1.65x	11.0%	61.3%	58.3%
New Mexico	1	6,350,000	0.6%	1.52x	9.2%	52.2%	52.2%
Virginia	2	4,650,686	0.4%	3.03x	12.9%	30.9%	30.9%
Wisconsin	2	4,583,200	0.4%	2.03x	9.6%	53.1%	53.1%
Georgia	1	4,200,000	0.4%	1.61x	8.6%	59.2%	59.2%
New Hampshire	1	4,145,714	0.4%	3.12x	13.2%	29.0%	29.0%
Alabama	2	3,930,000	0.4%	2.03x	9.6%	53.1%	53.1%
Indiana	4	3,242,686	0.3%	3.02x	12.9%	31.1%	31.1%
Connecticut	1	2,950,000	0.3%	1.39x	8.8%	48.0%	48.0%
Kansas	1	1,872,000	0.2%	3.12x	13.2%	29.0%	29.0%
West Virginia	1	1,027,600	0.1%	2.03x	9.6%	53.1%	53.1%
Iowa	1	653,714	0.1%	3.12x	13.2%	29.0%	29.0%
Kentucky	1	551,600	0.1%	2.03x	9.6%	53.1%	53.1%
Maine	1	436,800	0.0%	2.03x	9.6%	53.1%	53.1%
Total / Weighted Average:	155	$1,084,656,412	100.0%	2.28x	11.1%	51.9%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(5)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption or an as-is extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2022-C16

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$1,200,000	-	$4,999,999	11	$34,369,062	3.2%	5.18887%	118	2.19x	11.7%	52.9%	51.9%
$5,000,000	-	$9,999,999	15	109,822,882	10.1%	5.20293%	118	1.79x	11.0%	55.7%	52.3%
$10,000,000	-	$19,999,999	17	242,885,723	22.4%	4.69344%	113	2.13x	11.6%	58.3%	53.6%
$20,000,000	-	$29,999,999	6	157,888,745	14.6%	4.82835%	118	1.88x	10.5%	51.9%	47.0%
$30,000,000	-	$39,999,999	4	139,129,999	12.8%	5.12459%	119	2.05x	11.1%	51.5%	50.4%
$40,000,000	-	$69,999,999	6	324,560,000	29.9%	3.84734%	97	3.00x	10.7%	47.3%	47.3%
$76,000,000			1	76,000,000	7.0%	6.30700%	120	1.66x	11.3%	45.0%	45.0%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
2.64050	-	3.24999	5	$212,000,000	19.5%	2.95770%	80	4.01x	12.3%	39.8%	39.8%
3.25000	-	3.99999	4	94,032,639	8.7%	3.80453%	116	2.54x	11.7%	48.1%	44.9%
4.00000	-	4.49999	4	48,763,431	4.5%	4.27387%	114	1.76x	11.2%	54.3%	45.6%
4.50000	-	4.99999	11	156,926,820	14.5%	4.73923%	119	2.27x	11.7%	48.4%	47.4%
5.00000	-	5.49999	24	341,480,181	31.5%	5.23055%	119	1.64x	9.7%	59.7%	56.7%
5.50000	-	5.99999	9	147,353,342	13.6%	5.70795%	119	1.64x	11.2%	59.7%	55.8%
6.00000	-	6.30700	3	84,100,000	7.8%	6.28943%	120	1.64x	11.1%	45.8%	45.8%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	2	$113,000,000	10.4%	3.10457%	59	3.82x	12.0%	36.1%	36.1%
86	1	17,000,000	1.6%	2.95200%	80	4.11x	12.6%	36.5%	36.5%
114	1	4,200,000	0.4%	5.27000%	113	1.61x	8.6%	59.2%	59.2%
120	56	950,456,412	87.6%	4.91335%	118	2.07x	10.9%	54.0%	51.3%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
57	-	60	2	$113,000,000	10.4%	3.10457%	59	3.82x	12.0%	36.1%	36.1%
80	-	93	3	39,310,689	3.6%	3.23325%	87	3.74x	13.6%	50.0%	48.0%
113	-	116	6	136,232,639	12.6%	3.31918%	115	3.10x	11.1%	52.1%	49.2%
117	-	120	49	796,113,083	73.4%	5.22911%	119	1.85x	10.8%	54.1%	51.6%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2022-C16

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
0	40	$807,649,999	74.5%	4.58135%	109	2.50x	10.9%	49.4%	49.4%
300	1	5,310,689	0.5%	4.24000%	93	2.00x	15.1%	62.5%	47.9%
360	19	271,695,723	25.0%	5.04393%	118	1.63x	11.3%	59.0%	50.1%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
0			40	$807,649,999	74.5%	4.58135%	109	2.50x	10.9%	49.4%	49.4%
273			1	5,310,689	0.5%	4.24000%	93	2.00x	15.1%	62.5%	47.9%
353	-	360	19	271,695,723	25.0%	5.04393%	118	1.63x	11.3%	59.0%	50.1%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	38	$773,249,999	71.3%	4.56566%	108	2.52x	10.9%	49.6%	49.6%
Amortizing Balloon	12	180,619,412	16.7%	5.01903%	117	1.62x	11.4%	57.1%	46.8%
Interest Only, Amortizing Balloon	8	96,387,000	8.9%	5.04629%	118	1.65x	11.3%	62.8%	56.2%
Interest Only - ARD	2	34,400,000	3.2%	4.93404%	119	2.10x	10.9%	44.8%	44.8%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.20x	-	1.59x	16	$221,491,944	20.4%	5.44739%	119	1.46x	9.9%	58.5%	52.7%
1.60x	-	1.69x	9	249,574,325	23.0%	5.53586%	119	1.66x	10.0%	54.7%	53.7%
1.70x	-	1.79x	4	70,092,742	6.5%	5.07855%	119	1.76x	10.3%	60.8%	58.3%
1.80x		1.89x	6	46,453,759	4.3%	4.79027%	117	1.83x	12.0%	61.6%	53.9%
1.90x	-	1.99x	3	26,900,000	2.5%	5.16818%	119	1.93x	10.5%	59.7%	59.7%
2.00x	-	2.49x	14	191,493,643	17.7%	4.58983%	117	2.17x	11.5%	53.5%	51.3%
2.50x	-	2.99x	1	22,500,000	2.1%	4.75000%	120	2.70x	13.2%	44.1%	44.1%
3.00x	-	3.99x	3	121,999,999	11.2%	3.33267%	83	3.49x	12.2%	35.5%	35.5%
4.00x	-	5.17x	4	134,150,000	12.4%	2.94442%	89	4.26x	13.0%	39.8%	39.8%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2022-C16

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
19.4%	-	49.9%	13	$416,563,564	38.4%	4.17021%	100	3.04x	12.1%	39.4%	38.8%
50.0%	-	59.9%	26	376,054,742	34.7%	4.99310%	117	1.82x	10.1%	55.7%	53.0%
60.0%	-	64.9%	14	198,522,390	18.3%	4.91277%	117	1.81x	10.5%	63.0%	60.2%
65.0%	-	69.9%	6	81,028,716	7.5%	5.38768%	119	1.76x	11.6%	67.2%	61.1%
70.0%	-	71.8%	1	12,487,000	1.2%	5.31500%	119	1.48x	10.2%	71.8%	61.1%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

LTV Ratios as of the Maturity Date/ARD(1)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
19.4%	-	49.9%	21	$532,451,634	49.1%	4.29288%	104	2.74x	11.9%	43.0%	40.3%
50.0%	-	59.9%	26	340,977,778	31.4%	5.06365%	117	1.87x	10.3%	58.1%	55.9%
60.0%	-	64.9%	11	176,897,000	16.3%	5.10775%	119	1.76x	10.1%	63.7%	62.1%
65.0%	-	65.6%	2	34,330,000	3.2%	5.16066%	119	1.83x	9.8%	65.5%	65.5%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	49	$827,295,791	76.3%	4.97125%	113	1.98x	10.7%	54.3%	51.8%
Defeasance or Yield Maintenance	3	130,000,000	12.0%	2.88487%	89	4.23x	12.6%	40.4%	40.4%
Yield Maintenance	8	127,360,620	11.7%	4.75287%	118	2.20x	11.7%	47.5%	44.0%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	35	$595,470,696	54.9%	4.78955%	111	2.06x	10.7%	53.0%	50.2%
Acquisition	20	356,185,716	32.8%	5.00184%	109	2.21x	11.3%	53.8%	51.9%
Recapitalization	5	132,999,999	12.3%	3.45443%	116	3.41x	12.0%	41.4%	40.5%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

Annex A-2	BBCMS 2022-C16

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	SGFC	Houston Multifamily Portfolio	Houston, TX	Multifamily	$76,000,000	7.0%	BANK 2019-BNK20, BANK 2019-BNK21
2	SMC	Yorkshire & Lexington Towers	New York, NY	Multifamily	$65,000,000	6.0%	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8, CSAIL 2018-CX11
15.01	SMC	Airport Road Self Storage	Rio Vista, CA	Self Storage	$9,157,252	0.8%	JPMBB 2015-C28
15.02	SMC	Morada Self Storage	Stockton, CA	Self Storage	$4,866,791	0.4%	JPMBB 2015-C28
15.03	SMC	Highway 88 Self Storage	Lockeford, CA	Self Storage	$3,265,873	0.3%	JPMBB 2015-C28
15.04	SMC	Beckman Road Industrial	Lodi, CA	Industrial	$3,201,837	0.3%	JPMBB 2015-C28
15.05	SMC	Highway 99 Self Storage	Galt, CA	Self Storage	$2,689,543	0.2%	JPMBB 2015-C28
15.06	SMC	Eight Mile Road Self Storage	Lodi, CA	Self Storage	$1,793,028	0.2%	JPMBB 2015-C28
17	SGFC	ABC Mini Storage Portfolio	Various, WA	Self Storage	$22,500,000	2.1%	COMM 2015-PC1
19	SGFC	4S Ranch Village Center	San Diego, CA	Retail	$18,452,742	1.7%	WFRBS 2012-C6, WFRBS 2014-C9
21	SGFC	Hamilton Commons	Mays Landing, NJ	Retail	$17,000,000	1.6%	RETL 2018-RVP; RETL 2019-RVP
23	Natixis	Oak Ridge Office Park	Oak Ridge, TN	Office	$16,032,639	1.5%	JPMCC 2012-C6
26	UBS AG	Rosedale & Soundview	Bronx, NY	Retail	$13,500,000	1.2%	COMM 2012-CR1
31	UBS AG	Nona Commons	Orlando, FL	Retail	$12,000,000	1.1%	COMM 2012-CR1
32	Barclays	Walgreens - St Paul	Saint Paul, MN	Retail	$11,200,000	1.0%	BANK 2019-BN18
33.01	SMC	Macomb Centre Plaza	Macomb, MI	Retail	$8,133,791	0.7%	UBSBB 2012-C2
33.02	SMC	River Park Plaza	Macomb, MI	Retail	$2,516,209	0.2%	UBSBB 2012-C2
34	BSPRT	Centennial Plaza	Addison, IL	Retail	$10,000,000	0.9%	BACM 2004-3
35	SGFC	Great American Self Storage	Kailua Kona, HI	Self Storage	$9,600,000	0.9%	COMM 2015-CR22
36	Barclays	South Valley Center	Sacramento, CA	Office	$9,500,000	0.9%	MSBAM 2015-C20
41	BSPRT	Edwards Landing Apartments	Fort Pierce, FL	Multifamily	$8,250,000	0.8%	BSPRT 2019-FL5
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3	BBCMS 2022-C16

No. 1 - Houston Multifamily Portfolio

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Annex A-3	BBCMS 2022-C16

No. 1 - Houston Multifamily Portfolio

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Annex A-3	BBCMS 2022-C16

No. 1 - Houston Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$76,000,000	Title:	Fee
Cut-off Date Principal Balance:	$76,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	7.0%	Net Rentable Area (Units):	1,558
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Donald J. Dougher, II and Donald J.	Occupancy:	90.5%
	Dougher, II, Trustee of the Third	Occupancy Date:	4/24/2022
	Amended and Restated Donald J.	4th Most Recent NOI (As of):	$8,842,240 (12/31/2019)
	Dougher, II Living Trust of 2002,	3rd Most Recent NOI (As of):	$6,898,972 (12/31/2020)
	Dated July 11, 2002, As Amended	2nd Most Recent NOI (As of):	$7,395,196 (12/31/2021)
Interest Rate:	6.30700%	Most Recent NOI (As of):	$7,835,545 (TTM 2/28/2022)
Note Date:	5/13/2022	UW Economic Occupancy:	91.1%
Maturity Date:	6/1/2032	UW Revenues:	$17,842,142
Interest-only Period:	120 months	UW Expenses:	$9,248,231
Original Term:	120 months	UW NOI:	$8,593,911
Original Amortization:	None	UW NCF:	$8,070,741
Amortization Type:	Interest Only	Appraised Value / Per Unit:	$168,780,000 / $108,331
Call Protection:	L(24),D(92),O(4)	Appraisal Date(2):	Various
Lockbox / Cash Management:	Springing
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$48,780
Taxes:	$1,146,865	$191,144	N/A	Maturity Date Loan / Unit:	$48,780
Insurance:	$358,214	$179,107	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	$43,598	N/A	Maturity Date LTV:	45.0%
Immediate Repairs:	$1,296,156	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$76,000,000	44.4%	Purchase Price	$165,000,000	96.5%
Sponsor Equity	95,023,800	55.6	Closing Costs	3,222,564	1.9
			Upfront Reserves	2,801,236	1.6
Total Sources	$171,023,800	100.0%	Total Uses	$171,023,800	100.0%

(1)	See “The Borrowers” below for more information.

(2)	Appraisal Dates for the Houston Multifamily Portfolio Properties (as defined below) range from March 16, 2022 to March 17, 2022.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Houston Multifamily Portfolio mortgage loan is secured by the borrowers’ fee interest in five multifamily properties located in Houston, Texas comprised of 1,558 total units (the “Houston Multifamily Portfolio Properties”). The Houston Multifamily Portfolio mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $76.0 million (the “Houston Multifamily Portfolio Mortgage Loan”). The Houston Multifamily Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Houston Multifamily Portfolio Properties consist of five multifamily properties located in Houston, Texas. The Houston Multifamily Portfolio Properties are comprised of 1,558 multifamily units.

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Annex A-3	BBCMS 2022-C16

No. 1 - Houston Multifamily Portfolio

The following table presents certain information relating to the Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Property - Subtype	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Providence at Memorial	Multifamily – Garden	1971 / NAP	321	$22,466,000	29.5%	$47,800,000	$2,400,675	27.9%
Diamond Hill	Multifamily – Garden	1968 / NAP	305	15,312,600	20.1	32,580,000	1,599,983	18.6
Casa Del Mar	Multifamily – Garden	1978 / NAP	354	14,873,486	19.6	34,400,000	1,768,817	20.6
Sedona Pointe	Multifamily – Garden	1979 / NAP	352	13,446,669	17.7	31,100,000	1,687,098	19.6
Buena Vista	Multifamily – Garden	1980 / NAP	226	9,901,245	13.0	22,900,000	1,137,338	13.2
Total/Wtd. Avg.			1,558	$76,000,000	100.0%	$168,780,000	$8,593,911	100.0%

Providence at Memorial. The Providence at Memorial property is a 321-unit multifamily property located in Houston, Texas. Built in 1971, the Providence at Memorial property consists of 36 apartment buildings situated on a 12.08-acre site. The Providence at Memorial property’s unit mix includes 91 one-bedroom/one-bathroom units, 12 two-bedroom/one-and-a-half-bathroom units, 108 two-bedroom/two-bathroom units, 96 three-bedroom/two-bathroom units and 14 four-bedroom/two-bathroom units, with an average unit size of approximately 1,098 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl and carpet flooring and granite and laminate countertops. Community amenities include common laundry centers, two swimming pools, a clubhouse, playground, fitness center, business center and barbeque grill areas. Parking is provided via 518 surface and carport parking spaces resulting in a parking ratio of 1.6 spaces per unit. As of April 24, 2022, the Providence at Memorial property was 94.7% occupied.

Diamond Hill. The Diamond Hill property is a 305-unit multifamily property located in Houston, Texas. Built in 1968, the Diamond Hill property consists of three apartment buildings and six non-residential buildings situated on a 6.78-acre site. The Diamond Hill property’s unit mix includes 214 one-bedroom/one-bathroom units, one two-bedroom/one-and-a-half-bathroom unit and 90 two-bedroom/two-bathroom units, with an average unit size of approximately 814 square feet. Unit amenities include a kitchen appliance package, a combination of wood-look vinyl and carpet flooring, and laminate and granite countertops. Community amenities include swimming pools, a fitness center and a common laundry area. Parking is provided via 418 surface and carport parking spaces resulting in a parking ratio of 1.4 spaces per unit. As of April 24, 2022, the Diamond Hill property was 86.9% occupied.

Casa Del Mar. The Casa Del Mar property is a 354-unit multifamily property located in Houston, Texas. Built in 1978, the Casa Del Mar property consists of 39 apartment buildings and three non-residential buildings situated on a 12.33-acre site. The Casa Del Mar property’s unit mix includes 180 one-bedroom/one-bathroom units, 88 two-bedroom/one-bathroom units and 86 two-bedroom/two-bathroom units, with an average unit size of approximately 753 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include common laundry centers, fitness center, dog park, swimming pool and a playground. Parking is provided via 441 surface parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of April 24, 2022, the Casa Del Mar property was 89.8% occupied.

Sedona Pointe. The Sedona Pointe property is a 352-unit multifamily property located in Houston, Texas. Built in 1979, the Sedona Pointe property consists of 35 apartment buildings and one non-residential building situated on a 10.10-acre site. The Sedona Pointe property’s unit mix includes 21 studio units, 224 one-bedroom/one-bathroom units, 35 two-bedroom/one-bathroom units and 72 two-bedroom/two-bathroom units, with an average unit size of approximately 684 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include controlled access gates, laundry centers, a barbeque grill area, playground and clubhouse. Parking is provided via 428 surface parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of April 24, 2022, the Sedona Pointe property was 89.2% occupied.

Buena Vista. The Buena Vista property is a 226-unit multifamily property located in Houston, Texas. Built in 1980, the Buena Vista property consists of 24 apartment buildings and two non-residential buildings situated on an 11.11-acre site. The Buena Vista property’s unit mix includes 88 one-bedroom/one-bathroom units, eight two-bedroom/one-bathroom units, 96 two-bedroom/two-bathroom units, 10 three-bedroom/two-bathroom units and 24 three-bedroom/three-bathroom units, with an average unit size of approximately 888 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include a swimming pool, playground, clubhouse, fitness center and laundry center. Parking is provided via 377 surface and carport parking spaces resulting in a parking ratio of 1.7 spaces per unit. As of April 24, 2022, the Buena Vista property was 92.5% occupied.

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No. 1 - Houston Multifamily Portfolio

The following table presents certain information relating to the unit mix of the Houston Multifamily Portfolio Properties:

Houston Multifamily Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Market Monthly Rental Rate Per Unit(3)
Providence at Memorial
1 Bedroom, 1 Bath	91	5.8%	80	87.9%	700	$861	$913
2 Bedroom, 1.5 Bath	12	0.8%	12	100.0%	900	$1,034	$1,050
2 Bedroom, 2 Bath	108	6.9%	105	97.2%	1,079	$1,101	$1,171
3 Bedroom, 2 Bath	96	6.2%	94	97.9%	1,463	$1,413	$1,448
4 Bedroom, 2 Bath	14	0.9%	13	92.9%	1,500	$1,519	$1,575
Diamond Hill
1 Bedroom, 1 Bath	214	13.7%	185	86.4%	714	$916	$950
2 Bedroom, 1.5 Bath	1	0.1%	1	100.0%	1,050	$1,104	$1,125
2 Bedroom, 2 Bath	90	5.8%	79	87.8%	1,050	$1,138	$1,175
Casa Del Mar
1 Bedroom, 1 Bath	180	11.6%	160	88.9%	614	$783	$805
2 Bedroom, 1 Bath	88	5.6%	78	88.6%	812	$899	$885
2 Bedroom, 2 Bath	86	5.5%	80	93.0%	984	$1,034	$1,030
Sedona Pointe
Studio	21	1.3%	20	95.2%	520	$641	$650
1 Bedroom, 1 Bath	224	14.4%	200	89.3%	623	$748	$761
2 Bedroom, 1 Bath	35	2.2%	27	77.1%	764	$857	$870
2 Bedroom, 2 Bath	72	4.6%	67	93.1%	880	$964	$955
Buena Vista
1 Bedroom, 1 Bath	88	5.6%	84	95.5%	679	$781	$785
2 Bedroom, 1 Bath	8	0.5%	8	100.0%	870	$919	$925
2 Bedroom, 2 Bath	96	6.2%	91	94.8%	938	$952	$953
3 Bedroom, 2 Bath	10	0.6%	10	100.0%	1,328	$1,367	$1,419
3 Bedroom, 3 Bath	24	1.5%	16	66.7%	1,271	$1,243	$1,240
Total/Wtd. Avg.(4)	1,558	100.0%	1,410	90.5%	840	$941	$963

(1)	Based on the underwritten rent rolls dated April 24, 2022.

(2)	Average Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

(3)	Market Monthly Rental Rate Per Unit is based on the Appraisals.

(4)	Total/Wtd. Avg. is based on the number of units of each unit type.

COVID-19 Update. As of the date of this term sheet, the Houston Multifamily Portfolio Properties are open and operating. Total net rental collections at the Houston Multifamily Portfolio Properties were 101.1% and 96.8% for January 2022 and February 2022, respectively. As of the date of this term sheet, the Houston Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated March 24, 2022 and March 25, 2022, there was no evidence of any recognized environmental conditions or recommendations at the Houston Multifamily Portfolio Properties other than a controlled recognized environmental condition with respect to a portion of the Diamond Hill property due to volatile organic compounds being detected in the groundwater and soil from the former operations of two dry cleaners located within approximately 250 feet east of the Diamond Hill Property. In 2015, groundwater sampling indicated the presence of trichloroethylene from the operation of a dry cleaner. The prior owners were issued an Innocent Owner/Operator certificate in 2016, based upon the proximity to the dry cleaner and the direction of groundwater flow. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
86.6%	88.2%	92.7%	90.5%

(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of April 24, 2022.

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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$16,566,028	$16,427,549	$16,773,676	$16,915,594	$17,634,300	$11,319	87.6%
Other Income 1(3)	1,755,131	1,185,823	1,263,130	1,399,022	1,399,022	898	7.0
Other Income 2(4)	992,874	915,809	1,060,282	1,095,308	1,095,308	703	5.4
Gross Potential Rent	$19,314,033	$18,529,181	$19,097,088	$19,409,924	$20,128,630	$12,920	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$19,314,033	$18,529,181	$19,097,088	$19,409,924	$20,128,630	$12,920	100.0%
(Vacancy/Credit Loss)	(2,010,917)	(2,466,130)	(2,278,059)	(2,098,138)	(2,115,204)	(1,358)	(10.5)
(Concessions)	(490,193)	(350,909)	(321,012)	(266,923)	(171,284)	(110)	(0.9)
Effective Gross Income	$16,812,923	$15,712,142	$16,498,017	$17,044,863	$17,842,142	$11,452	88.6%

Total Expenses	$7,970,683	$8,813,170	$9,102,821	$9,209,318	$9,248,231	$5,936	51.8%

Net Operating Income	$8,842,240	$6,898,972	$7,395,196	$7,835,545	$8,593,911	$5,516	48.2%

Replacement Reserves	0	0	0	0	523,170	336	2.9

Net Cash Flow	$8,842,240	$6,898,972	$7,395,196	$7,835,545	$8,070,741	$5,180	45.2%

(1)	TTM column represents the trailing 12 months ending February 28, 2022.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 consists of application fees, late fees, administrative fees, non-refundable pet fees, cleaning fees, debt collection, laundry income, vending machine income and covered parking lot fees.

(4)	Other Income 2 consists of utility reimbursements.

The Market. The Houston Multifamily Portfolio Properties are located in Houston, Texas, within the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area (the “Houston MSA”) in Harris County. Houston is the home to a multitude of industry leaders in advanced manufacturing, aerospace and aviation, energy, life sciences and biotechnology, digital technology and transportation and logistics. Major employers within the Houston MSA include Houston Methodist, Memorial Hermann Health System, UT MD Anderson Cancer Center, ExxonMobil United Airlines, Shell Oil Co. and Walmart.

The Houston Multifamily Portfolio Properties are located within approximately 2.0 miles of each other. The Houston Multifamily Portfolio Properties’ surrounding area is mainly composed of multifamily residential, retail, office and industrial development. Public transportation is accessible via the Metropolitan Transit Authority of Harris County’s light rail and bus system. The Houston Multifamily Portfolio Properties are each within approximately 23 miles of the Houston central business district. Major attractions in the Houston central business district include Avenida Houston, Bayou Place, Buffalo Bayou Park, Downtown Aquarium, Historic Market Square, Minute Maid Park and the Toyota Center.

According to the appraisal, the Houston Multifamily Portfolio Properties are located within the Houston MSA. As of the fourth quarter 2021, the Houston-The Woodlands-Sugar Land multifamily market contained approximately 724,335 units of inventory with a vacancy rate of 4.1% and an effective rental rate of $1,236 per unit. As of the fourth quarter 2021, the Houston-The Woodlands-Sugar Land multifamily market reported positive net absorption of 8,821 units.

The Providence at Memorial property is located within the Spring Branch apartment submarket. As of the fourth quarter of 2021, the Spring Branch apartment submarket contained 20,000 units with a vacancy rate of 4.2%. As of the fourth quarter 2021, the Spring Branch apartment submarket reported an effective rent of $1,156 per unit. As of the fourth quarter 2021, there were 252 units completed and positive net absorption of 444 units within the Spring Branch apartment submarket.

The Diamond Hill property is located within the Westchase apartment submarket. As of the fourth quarter of 2021, the Westchase apartment submarket contained 29,542 units with a vacancy rate of 4.7%. As of the fourth quarter 2021, the Westchase apartment submarket reported an effective rent of $1,116 per unit. As of the fourth quarter 2021, there were no completions and positive net absorption of 517 units within the Westchase apartment submarket.

The Casa Del Mar and Buena Vista properties are located within the Champions East apartment submarket. As of the fourth quarter of 2021, the Champions East apartment submarket contained 28,533 units with a vacancy rate of 5.2%. As of the fourth quarter 2021, the Champions East apartment submarket reported an effective rent of $985 per unit. As of the fourth quarter 2021, there were 32 units completed and positive net absorption of 235 units within the Champions East apartment submarket.

The Sedona Pointe property is located within the North Central Houston apartment submarket. As of the fourth quarter of 2021, the North Central Houston apartment submarket contained 23,952 units with a vacancy rate of 3.7%. As of the fourth quarter 2021, the North Central Houston apartment submarket reported an effective rent of $870 per unit. As of the fourth quarter 2021, there were no units completed and positive net absorption of 312 units within the North Central Houston apartment submarket.

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No. 1 - Houston Multifamily Portfolio

Market Summary(1)
Property Name	Location	1-mile Population(2)	3-mile Population(2)	5-mile Population(2)	1-mile Median Household Income(2)	3-mile Median Household Income(2)	5-mile Median Household Income(2)
Providence at Memorial	Houston, TX	17,153	125,802	435,230	$69,173	$70,140	$75,677

Diamond Hill	Houston, TX	29,119	220,602	565,994	$45,452	$48,315	$55,573

Casa Del Mar	Houston, TX	9,497	132,168	304,361	$50,728	$54,093	$62,195

Buena Vista	Houston, TX	9,497	132,168	304,361	$50,728	$54,093	$62,195

Sedona Pointe	Houston, TX	14,514	100,424	258,597	$36,634	$55,112	$62,678

(1)	Source: Appraisals.

(2)	1-mile, 3-mile and 5-mile Population and 1-mile, 3-mile and 5-mile Median Household Income as of 2021.

The Borrowers. The borrowing entities for the Houston Multifamily Portfolio Mortgage Loan are Casa Del Mar Apartments LLC, Sedona Pointe Apartments LLC, Providence at Memorial Apartments LLC, Diamond Hill Apartments LLC and Buena Vista Apartments LLC, each a single purpose entity with two independent directors (collectively, the “Houston Multifamily Portfolio Borrowers”). Legal counsel to the Houston Multifamily Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Houston Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Houston Multifamily Portfolio Mortgage Loan are Donald J. Dougher, II and Donald J. Dougher, II, Trustee of the Third Amended and Restated Donald J. Dougher, II Living Trust of 2002, Dated July 11, 2002, As Amended. Mr. Dougher has over 30 years of commercial real estate experience as an investor, owner, and manager of multifamily assets. Mr. Dougher currently owns three multifamily properties in Phoenix, Arizona totaling 527 units.

Property Management. The Houston Multifamily Portfolio Properties are managed by Pinnacle Property Management Services, LLC, a third-party management company.

Escrows and Reserves. At origination, the Houston Multifamily Portfolio Borrowers were required to deposit into escrow approximately $1,146,865 for tax reserves, approximately $1,296,156 for immediate repair reserves and approximately $358,214 for insurance reserves.

Tax Escrows – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $191,144.

Insurance Escrows – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $179,107.

Replacement Reserves – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow approximately $43,598 for replacement reserves (approximately $336 per unit annually).

Lockbox / Cash Management. The Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Houston Multifamily Portfolio Borrowers are required to establish a lender-controlled lockbox account upon the commencement of a Cash Management Period (as defined below). Upon the occurrence and continuance of a Cash Management Period, the Houston Multifamily Portfolio Borrowers or any agent of the Houston Multifamily Portfolio Mortgage Loan is required to deposit all rents received into the lockbox account within three business day of receipt. Pursuant to the Houston Multifamily Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Houston Multifamily Portfolio Mortgage Loan documents) are required to be disbursed to the Houston Multifamily Portfolio Borrowers upon the termination of such Cash Management Period. In the event of a termination of the existing lockbox account agreement, on or before the effective date of such termination and provided no event of default has occurred and is continuing, the Houston Multifamily Portfolio Borrowers are required to promptly appoint a successor lockbox account bank reasonably approved by the lender, and any failure by the Houston Multifamily Portfolio Borrowers to do so will be an event of default. The Houston Multifamily Portfolio Borrowers are required to pay for all expenses of opening and maintaining the lockbox account and cash management account.

A “Cash Management Period” means the occurrence of (i) the stated maturity date, (ii) an event of default or (iii) a DSCR Cash Management Period (as defined below). A Cash Management Period will end (a) with respect to clause (ii) above, a cure of such event

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No. 1 - Houston Multifamily Portfolio

of default has been accepted, and (b) with respect to clause (iii) above, on the date the debt service coverage ratio is at least 1.15x for two consecutive quarters.

A “DSCR Cash Management Period” will occur on any day the debt service coverage ratio, as of the calculation date, is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time on or after July 1, 2024, the Houston Multifamily Portfolio Borrowers may obtain the release of select individual properties provided that, among other conditions stated in the Houston Multifamily Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Houston Multifamily Portfolio Mortgage Loan defeased is the greater of (x) 125% of the allocated loan amount or (y) 90% of the net sales proceeds for the related Houston Multifamily Portfolio property being released; (iii) the debt yield for the remaining Houston Multifamily Portfolio Properties after such release is not less than the greater of (a) 9.10% and (b) the debt yield for the remaining Houston Multifamily Portfolio Properties and the Houston Multifamily Portfolio property to be released for the preceding 12 months ending immediately before the release; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 45.0% and (b) the loan-to-value ratio for the remaining Houston Multifamily Portfolio Properties and the Houston Multifamily Portfolio property to be released immediately preceding the release of the Houston Multifamily Portfolio property. In no event may the Providence at Memorial property or Diamond Hill property be subject to partial release until such time as all other properties have been released.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
		Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Multifamily – High-Rise
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (Units):	808
% of IPB:	6.0%	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	96.4%
Borrower Sponsors:	Meyer Chetrit and The Gluck	Occupancy Date:	3/1/2022
	Family Trust U/A/D July 16,	4th Most Recent NOI (As of):	$27,343,815 (12/31/2019)
	2009	3rd Most Recent NOI (As of):	$25,617,949 (12/31/2020)
Interest Rate:	3.04000%	2nd Most Recent NOI (As of):	$24,254,281 (12/31/2021)
Note Date:	5/12/2022	Most Recent NOI (As of)(5):	$25,322,439 (TTM 2/28/2022)
Maturity Date:	6/6/2027	UW Economic Occupancy:	97.2%
Interest-only Period:	60 months	UW Revenues:	$51,394,888
Original Term:	60 months	UW Expenses:	$16,019,126
Original Amortization Term:	None	UW NOI(5):	$35,375,762
Amortization Type:	Interest Only	UW NCF(5):	$35,375,762
Call Protection(3):	L(24),D(31),O(5)	Appraised Value / Per Unit:	$954,000,000 / $1,180,693
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1):	$253,000,000 / $221,500,000 / $174,500,000
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$5,390,917	$898,486	N/A	Cut-off Date Loan / Unit:	$393,564	$667,698	$883,663
Insurance:	$367,868	Springing	N/A	Maturity Date Loan / Unit:	$393,564	$667,698	$883,663
Replacement Reserves:	$1,100,000	$0	N/A	Cut-off Date LTV:	33.3%	56.6%	74.8%
TI/LC Reserve:	$1,000,000	$0	N/A	Maturity Date LTV:	33.3%	56.6%	74.8%
Other Reserve:	$12,400,000	Springing	N/A	UW NCF DSCR(5):	3.61x	2.13x	1.20x
				UW NOI Debt Yield(5):	11.1%	6.6%	5.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$318,000,000	44.5%	Loan Payoff	$545,268,671	76.4%
Subordinate Notes	221,500,000	31.0	Closing Costs	93,214,219	13.1
Mezzanine Loans	174,500,000	24.4	Principal Equity Distribution	55,258,325	7.7
			Upfront Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%
(1)	The Yorkshire & Lexington Towers Senior Loan (as defined below), with an original aggregate principal balance of $318,000,000, is part of the Yorkshire & Lexington Towers Whole Loan (as defined below). The Financial Information in the chart above reflects the Yorkshire & Lexington Towers Senior Loan, the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Total Debt (as defined below). For additional information, see “The Loan” below.

(2)	The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC.

(3)	Defeasance of the Yorkshire & Lexington Towers Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Yorkshire & Lexington Towers Whole Loan to be securitized and (b) July 6, 2025. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2022.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties (as defined below) and (ii) underwritten straight-lined rent for CVS Pharmacy. Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. The Yorkshire & Lexington Towers Senior Loan UW NCF DSCR, Yorkshire & Lexington Towers Whole Loan UW NCF DSCR, and Yorkshire & Lexington Towers Total Debt UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan UW NOI Debt Yield, Yorkshire & Lexington Towers Whole Loan UW NOI Debt Yield, and Yorkshire &

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No. 2 – Yorkshire & Lexington Towers

Lexington Towers Total Debt UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.

The Loan. The second largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) that is evidenced by eighteen pari passu senior promissory notes in the aggregate original principal amount of $318,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $221,500,000 (collectively, the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan was co-originated on May 12, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citibank Real Estate Funding, Inc. (“CREFI”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in two, high-rise multifamily properties totaling 808 units located in the Upper East Side neighborhood of New York, New York (the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Mortgage Loan is evidenced by the non-controlling promissory Notes A-2, A-5 and A-8, with an aggregate principal balance as of the Cut-off Date of $65,000,000. The Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2022-GC48 securitization trust. The remaining notes are expected to be contributed to future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The “Yorkshire & Lexington Towers Total Debt” consists of the Yorkshire & Lexington Towers Whole Loan and four mezzanine loans with an aggregate Cut-off Date balance of $174,500,000. For additional information, see “Subordinate Debt” and “Mezzanine Debt” below.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	No
A-2	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-3(1)	$25,000,000	$25,000,000	CREFI	No
A-4(2)	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-5	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-6(1)	$20,000,000	$20,000,000	CREFI	No
A-7(1)	$20,000,000	$20,000,000	BMO	No
A-8	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-9	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-10(1)	$20,000,000	$20,000,000	BMO	No
A-11	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-12(1)	$20,000,000	$20,000,000	CREFI	No
A-13(1)	$10,000,000	$10,000,000	BMO	No
A-14(1)	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-15(1)	$10,000,000	$10,000,000	CREFI	No
A-16(1)	$12,000,000	$12,000,000	BMO	No
A-17(1)	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-18(1)	$11,000,000	$11,000,000	CREFI	No
Total Senior Loan	$318,000,000	$318,000,000
B-1(2)	$147,666,667	$147,666,667	CGCMT 2022-GC48(3)	Yes
B-2	$73,833,333	$73,833,333	CGCMT 2022-GC48(3)	No
Whole Loan	$539,500,000	$539,500,000
(1)	Expected to be contributed to one or more future securitization(s).

(2)	The initial controlling note is Note B-1. Following a Yorkshire & Lexington Towers Control Appraisal Period (as defined in the related co-lender agreement), the controlling note will be Note A-4. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan” in the Preliminary Prospectus.

(3)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 square feet, a 33,000 square foot parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 square feet (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 square feet, a 8,886 square foot parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 square feet (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, and 12 commercial and retail units totaling 39,449 square feet. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 8.7 years excluding parking leases. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood and are located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire & Lexington Towers Properties were built in 1963 and 1964 and the residential portion of the Yorkshire & Lexington Towers Properties feature a range of studio, one bedroom, two bedroom, three bedroom, and four bedroom units. Of the 808 residential units,

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No. 2 – Yorkshire & Lexington Towers

305 of the units are rent-stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

The largest tenant by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 square feet (19.4% of the commercial NRA, 58.1% of the underwritten commercial base rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has approximately 300,000 employees in the United States. The remaining 65,522 square feet of commercial space is 98.3% occupied by ten tenants.

The following table presents certain information relating to the Yorkshire & Lexington Towers Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	% of Units	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7	75,213,312	13.9	133,000,000	13.9
Total			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 311 units that will be renovated, which consist of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 16 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $37,143 per unit and are anticipated to increase rent from $53.20 per square foot in-place to $82.67 per square foot. The borrower sponsors have executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per square foot to $75.37 per square foot.

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per square foot in-place to $82.79 per square foot. The borrower sponsors have executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per square foot to $82.04 per square foot.

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No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current market rate units at the Yorkshire Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
1 Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
2 Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
3 Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54
(1)	Based on the borrower rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current market rate units at the Lexington Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
1 Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
2 Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
3 Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total/Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81
(1)	Based on the borrower rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent stabilized units at the Yorkshire Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
1 Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
2 Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
3 Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
4 Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total/Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

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Annex A-3	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current rent stabilized units at the Lexington Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
2 Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total/Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Yorkshire Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
1 Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
2 Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
3 Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Lexington Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
1 Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
2 Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
3 Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total/Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

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Annex A-3	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Yorkshire Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	27	11.5%	544	$1,925	$3.54	$2,370	$3.52
1 Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
2 Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
3 Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
4 Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total/Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Lexington Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
2 Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total/Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

COVID-19 Update. The first debt service payment for the Yorkshire & Lexington Towers Whole Loan is scheduled for July 2022. As of the date of this term sheet, the Yorkshire & Lexington Towers Whole Loan is not subject to any forbearance, modification or debt service relief request.

Appraisals. According to the appraisals, the “as is” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $821,000,000 and $133,000,000, respectively. The “as stabilized” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $909,000,000 and $148,000,000, respectively.

Environmental. According to the Phase I reports dated February 3, 2022 and January 19, 2022, there was no evidence of any recognized environmental conditions at the Yorkshire & Lexington Towers Properties. The Phase I environmental assessment, however, did acknowledge historical recognized environmental conditions at the Yorkshire Towers Property.

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.7%	81.2%	94.7%	96.4%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of March 1, 2022.

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No. 2 – Yorkshire & Lexington Towers

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,883	74.9%
Commercial Base Rent	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	8,645	13.3
Gross Potential Rent	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,528	88.2%
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	405	0.6
Supplemental Income Reserve(3)	0	0	0	0	5,226,004	6,468	9.9
Total Other Income	702,657	863,978	694,304	675,664	675,664	836	1.3
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,237	100.0%
(Vacancy/Credit Loss)	(99,272)	(35,705)	0	0	(1,316,592)	(1,629)	(2.5)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,608	97.5%
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,826	31.2%
Net Operating Income(3)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
Total TI/LC, Capex/RR(4)	0	0	0	0	0	0	0.0
Net Cash Flow(3)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
(1)	TTM represents the trailing 12 months ending February 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” below.

(4)	The borrower sponsors funded five years’ worth of TI/LC, Capex/RR at origination.

The Market. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire & Lexington Towers Properties are located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art, and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefit from their proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side Multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units are still under construction at the end of the quarter.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

The following table presents certain information relating to comparable retail leases for the Yorkshire & Lexington Towers Properties:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Mos.)	Lease Type
Yorkshire Towers New York, NY	15,813(2)	1964 / 2014, 2022	CVS Pharmacy	$252.37(2)	May 2017(2)	189(2)	Triple Net
201 East 86th Street New York, NY	6,565	1987 / NAV	Lululemon	$240.00	Q4 2021	120	Triple Net
1523 Second Avenue New York, NY	4,488	NAV / NAV	NY Allergy and Asthma	$100.00	Q4 2021	144	Triple Net
1503 Third Avenue New York, NY	3,200	NAV / NAV	Cohen’s Fashion Optical	$175.00	Q3 2021	120	Triple Net
1592 Third Avenue New York, NY	400	NAV / NAV	Marathon Coffee	$90.00	Q3 2021	120	Triple Net
207 East 84th Street New York, NY	1,340	NAV / NAV	Glosslab	$116.00	Q2 2021	120	Triple Net
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated as of March 1, 2022.

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No. 2 – Yorkshire & Lexington Towers

The following table presents certain information relating to comparable multifamily rental properties to the Yorkshire & Lexington Towers Properties:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Yorkshire & Lexington Towers(2) 160 East 88th Street; 305 East 86th Street New York, NY	1963, 1964	96.4%	808	Studio 1 Bed 2 Bed 3 Bed 4 Bed	570 786 1,187 1,356 1,944	$55.65 $53.55 $46.68 $65.75 $88.93	$2,642 $3,505 $4,617 $7,430 $14,405
The Serrano	1986	92.6%	263	1 Bed	650	$83.10	$4,501
1735 York Avenue				2 Bed	NAV	NAV	$7,201
New York, NY				3 Bed	NAV	NAV	$8,878
Ventura	1999	98.4%	246	Studio	508	$88.20	$3,734
240 East 86th Street				1 Bed	751	$74.38	$4,652
New York, NY				2 Bed	967	$79.15	$6,380
				3 Bed	1,293	$82.79	$8,921
The Lucerne	1989	98.6%	219	1 Bed	659	$84.07	$4,617
350 East 79th Street				2 Bed	906	$94.49	$7,134
New York, NY				3 Bed	NAV	NAV	$11,878
				4 Bed	NAV	NAV	$17,975
The Colorado	1987	99.6%	173	Studio	547	$86.69	$3,953
201 East 86th Street				1 Bed	667	$82.70	$4,595
New York, NY				2 Bed	937	$85.51	$6,675
				3 Bed	1,254	$95.10	$9,938
				4 Bed	1,940	$95.71	$15,473
The Strathmore	1996	99.2%	179	1 Bed	714	$70.05	$4,168
400 East 84th Street				2 Bed	1,166	$71.28	$6,926
New York, NY				3 Bed	1,611	$83.55	$11,217
				4 Bed	NAV	NAV	$17,520
One Carnegie Hill	2005	99.6%	455	Studio	484	$83.18	$3,355
215 East 96th Street				1 Bed	636	$78.13	$4,141
New York, NY				2 Bed	879	$85.30	$6,248
				3 Bed	1,239	$80.56	$8,318
				4 Bed	1,350	$94.44	$10,625
CONVIVIUM	2020	98.6%	140	Studio	638	$80.88	$4,300
515 East 86th Street				1 Bed	741	$88.67	$5,474
New York, NY				2 Bed	1,138	$79.33	$7,523
				3 Bed	1,369	$85.50	$9,750
(1)	Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.
(2)	Based on underwritten rent roll dated as of March 1, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination the Yorkshire & Lexington Towers Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and over two million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited approximately (i) $5,390,917 into a real estate tax reserve account, (ii) $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account and (vi) $5,900,000 into a supplemental income reserve account.

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No. 2 – Yorkshire & Lexington Towers

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Yorkshire & Lexington Towers Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The Yorkshire & Lexington Towers Properties are currently undergoing certain renovations, and the borrowers deposited $5,900,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Yorkshire & Lexington Towers Whole Loan.  Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% “transient” debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after May 6, 2023 during the Yorkshire & Lexington Towers Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a  5.0% transient debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made).  The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amount as and when due.

So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Lockbox / Cash Management. The Yorkshire & Lexington Towers Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Upon an event of default under the Yorkshire & Lexington Towers Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e. until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers Total Debt debt yield of at least 4.25%; or (iv) a Yorkshire & Lexington Towers Mezzanine Loan (as defined below) default and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Yorkshire & Lexington Towers Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to

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No. 2 – Yorkshire & Lexington Towers

or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the Yorkshire & Lexington Towers Mezzanine Loans lender accepts a cure of such Yorkshire & Lexington Towers Mezzanine Loan default.

Subordinate Debt. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan.

Mezzanine Debt. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”) co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the mezzanine A borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the mezzanine B borrower, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the mezzanine C borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

Total Loan Metrics
	% of Total Loan	Cut-off Date LTV	UW NOI Debt Yield(1)	UW NCF DSCR(1)
A Notes	44.5%	33.3%	11.1%	3.61x
B Notes	31.0%	56.6%	6.6%	2.13x
Mezzanine Loans	24.4%	74.8%	5.0%	1.20x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” above.

Partial Release. Not permitted.

Ground Lease. None.

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No. 3 – 1888 Century Park East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	502,510
% of IPB:	6.0%	Location:	Los Angeles, CA
Loan Purpose:	Recapitalization	Year Built / Renovated:	1970 / 2016
Borrower:	FSP-1888 Century Park East,	Occupancy:	91.6%
	LLC	Occupancy Date:	11/16/2021
Borrower Sponsor:	Fifth Street Properties, LLC	4th Most Recent NOI (As of)(3):	$20,681,704 (12/31/2018)
Interest Rate:	2.64050%	3rd Most Recent NOI (As of)(3)(4):	$19,539,954 (12/31/2019)
Note Date:	11/24/2021	2nd Most Recent NOI (As of)(4):	$18,492,242 (12/31/2020)
Maturity Date:	12/6/2031	Most Recent NOI (As of)(5):	$19,509,465 (TTM 10/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	91.1%
Original Term:	120 months	UW Revenues:	$35,705,426
Original Amortization Term:	None	UW Expenses:	$11,539,757
Amortization Type:	Interest Only	UW NOI(5):	$24,165,669
Call Protection(2):	L(6),YM1(24),DorYM1(84),O(6)	UW NCF:	$23,311,402
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$478,000,000 / $951
Additional Debt(1):	Yes	Appraisal Date:	10/26/2021
Additional Debt Balance(1):	$135,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$398
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$398
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves:	$0	Springing	$201,004	Maturity Date LTV:	41.8%
TI/LC Reserve:	$7,850,385	Springing	$1,507,530	UW NCF DSCR:	4.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Return of Equity	$188,524,682	94.3%
			Upfront Reserves	7,850,385	3.9
			Closing Costs(7)	3,624,933	1.8
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The 1888 Century Park East Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1888 Century Park East Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1888 Century Park East Whole Loan.
(2)	Provided no event of default has occurred and is continuing, the borrower has the option to defease the 1888 Century Park East Whole Loan in full after the date which is two years after the closing date of the BBCMS 2022-C16 securitization.
(3)	The decrease in NOI from 2018 to 2019 was driven by a decrease in occupancy due to a tenant vacating 31,053 square feet at the 1888 Century Park East Property (as defined below).
(4)	The decrease in NOI from 2019 to 2020 was primarily due to a decrease in parking income.
(5)	The increase in UW NOI from Most Recent NOI is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Closing Costs include an approximately $1.97 million real estate tax payment.

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No. 3 – 1888 Century Park East

The Loan. The 1888 Century Park East mortgage loan (the “1888 Century Park East Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 502,510 square foot, Class A office property located in downtown Los Angeles, California (the “1888 Century Park East Property”). The 1888 Century Park East Whole Loan consists of four pari passu notes and accrues interest at a rate of 2.64050% per annum. The 1888 Century Park East Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2022-C16 securitization trust. The 1888 Century Park East Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BBCMS 2022-C14	Yes
A-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-3	$35,000,000	$35,000,000	BBCMS 2022-C16	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C16	No
Whole Loan	$200,000,000	$200,000,000

The Property. The 1888 Century Park East Property is a Class A, LEED Platinum certified, 20-story office building totaling 502,510 square feet situated on 2.1 acres in downtown Los Angeles, California. The 1888 Century Park East Property was built in 1970 and most recently renovated in 2016. Additionally, since the borrower sponsor acquired the 1888 Century Park East Property in 2013, the borrower sponsor has invested over $11.0 million in capital expenditures. The 1888 Century Park East Property features a recently modernized lobby, 24/7 security and key card access, and column-free floor plates, offering tenants 360 panoramic views of the Pacific Ocean, Santa Monica Mountains and Downtown Los Angeles Skyline. Tenants at the 1888 Century Park East Property also have access to the nine-story parking garage, which has 1,081 parking spaces (approximately 2.2 spaces per 1,000 square feet) and is part of the collateral. Twelve tenants have been at the 1888 Century Park East Property for over 10 years, and the weighted average tenure for tenants occupying all, or a portion of their current space, is 14.6 years. As of November 16, 2021, the 1888 Century Park East Property was 91.6% leased with 26.4% of the net rentable area leased to investment grade rated tenants.

COVID-19 Update. As of the date of this term sheet, the 1888 Century Park East Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 1888 Century Park East Property are dark, underutilizing their space, or receiving or seeking rent relief due to the COVID-19 pandemic.

Major Tenants.

First Republic Bank (107,894 square feet; 21.5% of NRA; 23.4% of underwritten base rent; Moody’s/S&P/Fitch: Baa1/A-/A-). Founded in 1985, First Republic Bank is an American bank and wealth management company offering personal banking, business banking, trust, and wealth management services, catering to low-risk, high net worth clientele, and focusing on providing personalized customer experience. As of year-end 2020, First Republic Bank was the nation’s 17th largest commercial bank by deposits and the 11th largest by market capitalization. First Republic Bank has been a tenant at the 1888 Century Park East Property since June 1999 and has expanded its space 10 times. First Republic Bank most recently renewed its lease in 2016 and subsequently executed an approximately 32,000 square foot expansion in 2018. First Republic Bank’s current lease expires in 2030.

Sullivan & Cromwell LLP (51,822 square feet; 10.3% of NRA; 9.5% of underwritten base rent). Sullivan & Cromwell LLP is an international law firm recognized as the 18th largest law firm by gross revenue in 2020 per the AM Law 100. Founded in 1879, Sullivan & Cromwell LLP comprises approximately 875 lawyers across the firm’s 13 total offices, located in leading financial centers in Asia, Australia, Europe and the United States. Sullivan & Cromwell LLP offers over 50 practices and capabilities, and according to a third-party report, led all law firm advisers in global M&A deals announced in 2021 by volume. Sullivan & Cromwell LLP has been at the 1888 Century Park East Property since July 1998 and its primary office lease expires in June 2023.

Horizon Media, Inc. (49,138 square feet; 9.8% of NRA; 10.7% of underwritten base rent). Horizon Media, Inc. marketing and advertising company focuses on driving business-based outcomes for marketers. Founded in 1989, Horizon Media, Inc. has over 2,300 employees and is the third largest U.S. media agency according to third-party research data. Horizon Media, Inc. has worked with several household names, including Corona and Geico. Horizon Media, Inc. has been at the 1888 Century Park East Property since July 2011 and most recently extended its lease in March 2016. The lease extension began in July 2016 and expires in June 2027.

Environmental. According to a Phase I environmental assessment dated November 10, 2021, there was no evidence of any recognized environmental conditions at the 1888 Century Park East Property.

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No. 3 – 1888 Century Park East

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
95.5%	92.9%	90.5%	91.6%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	Current occupancy is as of November 16, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
First Republic Bank	Baa1/A-/A-	107,894	21.5%	$63.84	$6,887,987	23.4%	11/30/2030
Sullivan & Cromwell LLP	NR/NR/NR	51,822	10.3	53.70	2,782,956	9.5	Various(4)
Horizon Media, Inc.	NR/NR/NR	49,138	9.8	63.89	3,139,194	10.7	6/30/2027
Perkins Coie, LLP	NR/NR/NR	39,835	7.9	73.02	2,908,856	9.9	6/30/2026
Gursey, Schneider & Co., LLP	NR/NR/NR	36,318	7.2	61.90	2,248,206	7.7	12/31/2022
Top Five Tenants		285,007	56.7%	$63.04	$17,967,198	61.1%

Other Tenants		175,188	34.9%	$65.16	$11,415,776	38.9%

Occupied Collateral Total / Wtd. Avg.		460,195	91.6%	$63.85	$29,382,974	100.0%
Vacant Space		42,315	8.4%

Collateral Total		502,510	100.0%

(1)	Based on the underwritten rent roll dated November 16, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.
(4)	Sullivan & Cromwell LLP leases 1,430 square feet on a month-to-month basis and 50,392 square feet expiring on June 30, 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,315	8.4%	NAP	NAP	42,315	8.4%	NAP	NAP
2022 & MTM	12	43,681	8.7	$2,534,176	8.6%	85,996	17.1%	$2,534,176	8.6%
2023	7	63,944	12.7	3,682,462	12.5	149,940	29.8%	$6,216,638	21.2%
2024	7	41,594	8.3	2,703,726	9.2	191,534	38.1%	$8,920,364	30.4%
2025	3	24,610	4.9	1,644,277	5.6	216,144	43.0%	$10,564,641	36.0%
2026	5	45,878	9.1	3,302,973	11.2	262,022	52.1%	$13,867,614	47.2%
2027	3	49,138	9.8	3,139,194	10.7	311,160	61.9%	$17,006,808	57.9%
2028	1	24,610	4.9	1,676,679	5.7	335,770	66.8%	$18,683,487	63.6%
2029	0	0	0.0	0	0.0	335,770	66.8%	$18,683,487	63.6%
2030	14	137,904	27.4	8,761,109	29.8	473,674	94.3%	$27,444,596	93.4%
2031	0	0	0.0	0	0.0	473,674	94.3%	$27,444,596	93.4%
2032	2	3,402	0.7	183,432	0.6	477,076	94.9%	$27,628,028	94.0%
2033 & Beyond	1	25,434	5.1	1,754,946	6.0	502,510	100.0%	$29,382,974	100.0%
Total	55	502,510	100.0%	$29,382,974	100.0%
(1)	Based on the underwritten rent roll dated November 16, 2021.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

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Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$28,447,410	$56.61	73.3%
Rent Steps(5)	0	0	0	0	797,606	1.59	2.1
Straight-Line Rent(6)	0	0	0	0	861,503	1.71	2.2
Vacant Income	0	0	0	0	3,088,078	6.15	8.0
Gross Potential Rent	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$33,194,597	$66.06	85.6%
Total Reimbursements	1,942,257	2,519,646	1,814,868	1,562,783	1,473,680	2.93	3.8
Total Parking Income(7)	4,775,593	4,304,787	2,522,566	2,240,701	3,867,649	7.70	10.0
Total Other Income	333,433	266,377	247,204	182,254	257,577	0.51	0.7
Net Rental Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$38,793,504	$77.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,088,078)	(6.15)	(8.6)
Effective Gross Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$35,705,426	$71.05	92.0%
Total Expenses	10,969,071	11,534,175	11,485,410	11,274,350	11,539,757	22.96	32.3
Net Operating Income	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$24,165,669	$48.09	67.7%
Total TI/LC, Capex/RR	0	0	0	0	854,267	1.70	2.4
Net Cash Flow	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$23,311,402	$46.39	65.3%
(1)	TTM represents the trailing 12 months ending October 31, 2021.
(2)	The increase in Net Operating Income from TTM to Underwritten is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Base Rent is based on the underwritten rent roll as of November 16, 2021.
(5)	Rent Steps totaling $797,606 are taken through December 31, 2022.
(6)	Straight-Line Rent was underwritten for investment grade rated tenants through their respective lease term: First Republic Bank ($808,228), Turner Broadcasting Systems, Inc. ($43,793) and Mass Mutual ($9,481).
(7)	Underwritten Total Parking Income reflects the average parking revenue for the 2018, 2019 and 2020 periods.

The Market. The 1888 Century Park East Property is located at the east corner of Santa Monica Boulevard and Century Park East in the Century City office submarket within the larger West Los Angeles office market. 1888 Century Property is accessible via Santa Monica Boulevard, Olympic Boulevard, and Pico Boulevard. Additionally, upon completion of the Purple Line Extension Transit Project, it is anticipated that there will be a Metro Rail stop approximately 0.3 miles from the 1888 Century Park East Property. The 1888 Century Park East Property is approximately 10 miles west of downtown Los Angeles, five miles east of Santa Monica and the Pacific Ocean, and seven miles north of the Los Angeles International Airport. According to the appraiser, Century City is considered the “CBD” of the West Los Angeles office market and is home to many of the major law and financial firms, as well as the largest talent agency, Creative Artists Agency.

The Century City office submarket accounts for approximately 16.8% of overall building inventory in the market and ranked highest in inventory in the West Los Angeles office market, while maintaining the lowest vacancy rate of 11.4%. According to the appraiser, the Century City submarket saw overall office rents increase from $68.47 per square foot in 2019 to $75.64 per square foot in the third quarter of 2021, representing a 10.5% increase.

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The following table presents certain information relating to comparable office leases for the 1888 Century Park East Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	Various	$63.85(2)	Various(2)	Various(2)	Full Service Gross
1999 Avenue of the Stars Century City	5,112 3,018 2,884 3,172	NAV	NAV	$98.39 $100.56 $97.66 $91.57	Q1 2021 Q1 2021 Q4 2021 Q3 2020	66 30 45 50	Full Service Gross
Fox Plaza Century City	1,724 4,009	NAV	NAV	$68.19 $69.33	Q3 2019 Q2 2019	35 60	Full Service Gross
Century Plaza Towers Century City	4,528 14,489 5,019 3,843 45,187	NAV	NAV	$112.00 $85.65 $75.20 $78.45 $95.91	Q1 2021 Q1 2021 Q1 2021 Q1 2021 Q4 2020	24 120 39 60 184	Full Service Gross
10100 Santa Monica Century City	24,590 6,760 25,795	NAV	NAV	$83.38 $80.99 $95.60	Q3 2020 Q2 2020 Q4 2019	124 73 123	Full Service Gross
Constellation Place Century City	5,044 2,698 5,044 3,947	NAV	NAV	$94.94 $98.55 $94.98 $98.53	Q3 2020 Q3 2020 Q3 2020 Q3 2020	62 60 62 84	Full Service Gross
The Plaza Century City	1,438 16,914	NAV	NAV	$63.89 $66.66	Q1 2020 Q1 2020	62 96	Full Service Gross
Watt Plaza Century City	7,208 2,359 3,843	NAV	NAV	$67.04 $66.33 $78.45	Q2 2020 Q2 2020 Q1 2020	89 37 60	Full Service Gross
1900 Avenue of the Stars Century City	10,111 1,363	NAV	NAV	$55.74 $70.08	Q3 2020 Q1 2020	65 60	Full Service Gross
1901 Avenue of the Stars Century City	26,125	NAV	NAV	$69.41	Q1 2020	120	Full Service Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 1888 Century Park East Property are based on underwritten rent from the underwritten rent roll dated November 16, 2021.

The following table presents certain information relating to comparable office sales for the 1888 Century Park East Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	91.6%(2)
The Post Beverly Hills, CA	103,555	1993 / NAP	100.0%	Oct-2021	$153,200,000	$1,479	$879
9050 Washington Culver City, CA	172,039	1996 / NAP	100.0%	Jan-2021	$165,000,000	$959	$1,047
2041 Colorado Santa Monica, CA	93,252	1946 / NAP	100.0%	Oct-2020	$166,000,000	$1,780	$1,175
5900 Wilshire Los Angeles, CA	454,040	1971 / NAP	87.0%	Feb-2020	$303,800,000	$669	$882
Jefferson Creative Office Los Angeles, CA	152,146	1949 / NAP	100.0%	Feb-2020	$144,000,000	$946	$938
Lantana “South” Santa Monica, CA	201,922	2000 / NAP	100.0%	Oct-2019	$210,865,000	$1,044	$879
Blackwelder Creative Culver City, CA	151,908	1950 / NAP	100.0%	Oct-2019	$185,000,000	$1,218	$1,270
The Brickyard & The Los Angeles, CA	634,891	2016 / NAP	84.0%	Aug-2019	$610,000,000	$961	$925
C3 Culver City, CA	283,207	2017 / NAP	100.0%	May-2019	$260,000,000	$918	$726
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 16, 2021.

The Borrower. The borrower is FSP-1888 Century Park East, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1888 Century Park East Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1888 Century Park East Whole Loan.

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No. 3 – 1888 Century Park East

The Borrower Sponsor. The borrower sponsor is Fifth Street Properties, LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners LLC (“CWP”). The borrower is 99.0% owned by CalPERS and 1.0% owned by CWP. CWP is CalPERS’ partner for domestic, core office investments and has been designated as one of the few strategic partners for CalPERS’ overall real estate program. CWP has executed over $4 billion of transactions in partnerships with CalPERS since 1998. Founded in 1995, CWP is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. With a total market value of over $495 billion as of November 16, 2021, CalPERS is the nation’s largest public pension fund, serving more than two million members in the retirement system and more than 1.5 million members and their families in the health program.

Property Management. The 1888 Century Park East Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $7,850,385 for outstanding tenant improvements ($6,908,144), leasing commissions ($374,877) and free rent ($567,364). The majority of the reserve is driven by an outstanding tenant improvement balance of approximately $4.4 million due to First Republic Bank and an outstanding tenant improvement balance of approximately $2.0 million due to Strategic Legal Practices.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit monthly into an insurance reserve 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1888 Century Park East Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $8,375 (equal to $0.20 per square foot per annum) into a reserve for approved capital expenditures, subject to a cap of approximately $201,004.

Rollover Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $62,814 (equal to $1.50 per square foot per annum) into a reserve for tenant improvements and leasing commissions, subject to a cap of $1,507,530.

Lockbox / Cash Management. The 1888 Century Park East Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 1888 Century Park East Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the 1888 Century Park East Properties to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled deposit account daily to be applied and disbursed in accordance with the 1888 Century Park East Whole Loan documents. Upon the occurrence of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1888 Century Park East Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1888 Century Park East Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 1888 Century Park East Whole Loan or mezzanine loan default, (ii) the debt yield of the 1888 Century Park East Whole Loan falling below 6.5% for two consecutive calendar quarters, or (iii) a First Republic Bank Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.5% for two consecutive calendar quarters or (c) with respect to clause (iii) above, the occurrence of a First Republic Bank Trigger Cure (as defined below).

A “First Republic Bank Trigger Event” means the occurrence of any of the following (i) First Republic Bank cancels or terminates its lease, (ii) First Republic Bank delivers notice of its intent to cancel or terminate its lease, provided that no First Republic Bank Trigger Event will be deemed to have occurred until the date that is 12 months prior to the actual termination and/or expiration date, (iii) the date on which First Republic Bank ceases operations at all or substantially all of the premises demised pursuant to its lease (other than (x) following a casualty or condemnation for a period not to exceed 90 days solely to the extent (I) such casualty or condemnation does not give rise to a right of First Republic Bank to terminate its lease and (II) First Republic Bank continues to pay rent as it comes due pursuant to its lease or (y) such closure is temporary (not to exceed 180 days) and is due to applicable directives from a governmental authority related to epidemics and pandemics and during such period First Republic Bank continues actually paying rent pursuant to its lease), (iv) a monetary or material non-monetary default beyond any applicable notice and cure period by First Republic Bank under the First Republic Bank lease; or (v) the filing or commencement by First Republic Bank of a bankruptcy or insolvency proceeding.

A “First Republic Trigger Cure” means (a) with respect to clause (ii) above, the date on which First Republic Bank rescinds its notice of termination and reaffirms its obligation under its lease, (b) with respect to clause (i) through (v) above, the earliest date on which either

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No. 3 – 1888 Century Park East

(x) has entered a replacement lease with an investment grade tenant for substantially all of the First Republic Bank space with a term at least equal to the greater of (I) five years from the commencement of such lease and (II) two year following the 1888 Century Park East Whole Loan maturity date, (y) all of the following have occurred (I) there remain fewer than 12 months until the 1888 Century Park East Whole Loan maturity date, (II) at least 85% of the First Republic Bank space has been re-tenanted subject to the criteria outlined in the 1888 Century Park East Whole Loan documents, (III) the debt yield is greater than 8.75%, or (z) the borrower deposits an amount equal to the product of (I) $85.00 per square foot and (II) the number of square feet of First Republic Bank space that has not been re-let, (c) with respect to clause (iv) above, the date on which each applicable default has been cured in a manner acceptable to the lender, and no other non-monetary default exists under the First Republic Bank lease for a period of two consecutive months, and (d) with respect to clause (v) above, the date on which First Republic Bank’s bankruptcy or insolvency proceeding is terminated and the First Republic Bank lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and First Republic Bank is paying full unabated rent.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the 1888 Century Park East Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no greater than 41.8%; (iii) the actual combined debt service coverage ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 3.65x; (iv) the actual combined net cash flow debt yield based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 9.76%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation; (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (viii) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and with a strike price equal to the lesser of (x) 3.50% and (y) the rate per annum that results in an aggregate debt service coverage ratio (assuming an interest rate under the floating rate loan based on the index being equal to the applicable strike price) of not less than 1.10x, in each case with interest due and payable monthly (i.e., interest does not accrue) and such interest rate will not be subject to adjustment except after an event of default.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.0%	Net Rentable Area (SF):	246,606
Loan Purpose:	Refinance	Location:	Santa Clara, CA
Borrower:	3075Tech LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	MDY Properties, Inc.	Occupancy:	100.0%
Interest Rate:	5.10000%	Occupancy Date:	4/8/2022
Note Date:	4/8/2022	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	4/6/2032	3rd Most Recent NOI (As of)(3):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAP
Original Term:	120 months	Most Recent NOI (As of)(3):	NAP
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$15,228,360
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$3,036,800
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,191,560
Additional Debt(1):	Yes	UW NCF:	$12,154,569
Additional Debt Balance(1):	$77,000,000	Appraised Value / Per SF:	$240,000,000 / $973
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/14/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$576
Taxes:	$116,072	$72,545	N/A	Maturity Date Loan / SF:	$576
Insurance:	$25,661	$9,870	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves:	$0	Springing	$147,964	Maturity Date LTV:	59.2%
TI/LC Reserve:	$0	Springing	$1,479,636	UW NCF DSCR:	1.66x
Outstanding Completion Obligations Funds:	$20,083,016	$0	N/A	UW NOI Debt Yield:	8.6%
TATILC Funds:	$23,983,292	$0	N/A
Rent Concession Funds:	$10,469,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$142,000,000	83.0%	Loan Payoff	$108,610,126	63.5%
Borrower Equity	29,137,619	17.0	Upfront Reserves	54,677,444	31.9
			Closing Costs	7,850,049	4.6
Total Sources	$171,137,619	100.0%	Total Uses	$171,137,619	100.0%

(1)	The 3075 Olcott Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $142.0 million (the “3075 Olcott Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the 3075 Olcott Whole Loan.

(2)	Defeasance of the 3075 Olcott Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	Historical financial information is not available as the 3075 Olcott Property (as defined below) was built in 2022.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 3075 Olcott mortgage loan (the “3075 Olcott Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 246,606 square foot, Class A office property located in Santa Clara, California (the “3075 Olcott Property”). The 3075 Olcott Whole Loan consists of 10 pari passu notes and accrues at an interest rate of 5.10000% per annum. The 3075 Olcott Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, Note A-3, Note A-4 and Note A-9, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2022-C16 securitization trust. The remaining notes are currently held by UBS AG and are expected to be contributed to one or more future securitization trust(s). The 3075 Olcott Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust until the controlling Note A-1 is securitized, whereupon the 3075 Olcott Whole Loan will be serviced pursuant to

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the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$20,000,000	$20,000,000	UBS AG	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-4	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-5(1)	$15,000,000	$15,000,000	UBS AG	No
A-6(1)	$15,000,000	$15,000,000	UBS AG	No
A-7(1)	$12,000,000	$12,000,000	UBS AG	No
A-8(1)	$10,000,000	$10,000,000	UBS AG	No
A-9	$5,000,000	$5,000,000	BBCMS 2022-C16	No
A-10(1)	$5,000,000	$5,000,000	UBS AG	No
Whole Loan	$142,000,000	$142,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 3075 Olcott Property is a Class A, newly constructed, six-story office building totaling 246,606 square feet located at 3075 Olcott Street in Santa Clara, California. The 3075 Olcott Property is situated on an approximately 2.73-acre site, approximately 6.3 miles northwest of San Jose and 43.7 miles southeast of San Francisco. Amenities include an expansive two-story lobby with wood, stone, and tile finishes, floor-to-ceiling glass curtain walls on all floors hitched to a louver system, a sports court area on the 4th floor featuring a basketball court and a putting green, and an outdoor deck on the 5th floor outfitted with a wine bar and collaborative seating. The 3075 Olcott Property contains 40,152 to 53,998 square foot floor plates, 14’-15’ floor-to-floor heights as well as a six-story parking garage providing 760 parking spaces with 24 electronic vehicle charging stations (approximately 3.1 spaces per 1,000 square feet) and bicycle parking for 38 bicycles.

The borrower sponsor acquired the land under the 3075 Olcott Property in 2015 for approximately $8.8 million and has invested approximately $164.3 million in capital improvements and approximately $54.5 million in other/soft costs. As of April 8, 2022, the 3075 Olcott Property was 100.0% leased to Amazon.com Services LLC (“AWS”), a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch), pursuant to a 246,606 square foot modified triple-net (“NNN”) lease through September 30, 2032, with two, five-year renewal options. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in October 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

COVID-19 Update. As of the date of this term sheet, the 3075 Olcott Property is not subject to any modification or forbearance requests. The first payment date of the 3075 Olcott Whole Loan was May 6, 2022. The borrower has reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of April 30, 2022.

Major Tenant.

AWS (246,606 square feet; 100.0% of NRA; 100.0% of underwritten base rent). AWS is a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch). AWS is a cloud offering, with more than 200 fully featured services for a wide range of technologies, industries, and use cases available from data centers globally. This broad set of global cloud-based products includes compute, storage, databases, analytics, networking, mobile, developer tools, management tools, IoT, security, and enterprise applications. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Meta. The AWS lease has a limited guaranty from Amazon, which guarantees the greater of 50% of the then-remaining base rent and $2.5 million at any given time throughout the lease term. AWS leases floors 5-6 (85,995 SF) on a 10.6-year lease that commenced in March 2022 and expires in September 2032 at an initial base rent of $45.60 PSF NNN with 3.0% annual rent steps throughout the lease term. In an amendment to the initial lease, AWS leased floors 1-4 (160,611 SF) at an initial base rent of $43.80 PSF NNN with 3.0% annual rent steps throughout the lease term. AWS has two, five-year renewal options remaining.

AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

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No. 4 – 3075 Olcott

Environmental. According to a Phase I environmental assessment dated February 10, 2022, there was no evidence of any recognized environmental conditions at the 3075 Olcott Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 3075 Olcott Property was completed in 2022.

(2)	Current leased occupancy is as of April 8, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon.com Services LLC(4)	A1/AA/AA-	246,606	100.0%	$44.90	$11,073,775	100.0%	9/30/2032
Occupied Collateral Total / Wtd. Avg.		246,606	100.0%	$44.90	$11,073,775	100.0%
Vacant Space		0	0.0%

Collateral Total		246,606	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $117,641 of contractual rent steps through June 2023.

(4)	AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in October 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

(5)	AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	2	246,606	100.0	11,073,775	100.0	246,606	100.0%	$11,073,775	100.0%
2033 & Beyond	0	0	0.0	0	0.0	246,606	100.0%	$11,073,775	100.0%
Total	2	246,606	100.0%	$11,073,775	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	The options of AWS to accelerate the expiration date of its lease are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $117,641 of contractual rent steps through June 2023.

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No. 4 – 3075 Olcott

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,956,134	$44.43	70.5%
Rent Steps(3)	117,641	0.48	0.8
Straight-Line Rent(4)	1,514,012	6.14	9.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,587,787	$51.04	81.0%
Total Reimbursements	2,951,356	11.97	19.0
Total Other Income	0	0.00	0.0
Net Rental Income	$15,539,143	$63.01	100.0%
(Vacancy/Credit Loss)	(310,783)	(1.26)	(2.0)
Effective Gross Income	$15,228,360	$61.75	98.0%
Total Expenses	3,036,800	12.31	19.9
Net Operating Income	$12,191,560	$49.44	80.1%
Total TI/LC, Capex/RR	36,991	0.15	0.2
Net Cash Flow	$12,154,569	$49.29	79.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent is based on the underwritten rent roll as of April 8, 2022.

(3)	Rent Steps totaling $117,641 are taken through June 2023.

(4)	Straight-Line Rent was underwritten for the investment grade rated tenant through the 3075 Olcott Whole Loan term.

The Market. The 3075 Olcott Property is located in Santa Clara, California on San Tomas Expressway. The transit-oriented site of the 3075 Olcott Property provides direct vehicular ingress/egress onto Bayshore Freeway, a highway with a daily traffic count of approximately 202,000 vehicles at its intersection with San Tomas Expressway, 0.4 miles north of the 3075 Olcott Property. Additionally, the 3075 Olcott Property has direct access to Highway 101 (two blocks north), Interstate 280 (five miles south), and Interstate 880 (four miles east), three of the Bay Area’s primary transportation arterials running north/south and east/west, allowing for access to either the San Francisco Peninsula or greater East Bay. Located in Silicon Valley, the 3075 Olcott Property is blocks away from Nvidia’s and Intel’s headquarters. Irvine Company’s newly constructed Santa Clara Square is also a half mile away and offers many retail amenities including over 30 shops and restaurants.

Santa Clara Valley Transportation Authority (“VTA”) provides light rail service from Mountain View through San Jose with trains that link to Caltrain (nearest station 2.3 miles southeast of the 3075 Olcott Property), Bay Area Rapid Transit (BART) (nearest station 6.6 miles northwest of Property) and San Jose International Airport (3.7 miles east of the 3075 Olcott Property). The Old Ironsides VTA station is located approximately 2.2 miles northwest of the 3075 Olcott Property. Additionally, Amtrak national passenger rail service and Union Pacific freight rail service provide access beyond the Bay Area. The 3075 Olcott Property is within proximity of three major international airports including San Jose International Airport (3.7 miles), San Francisco International Airport (30.5 miles), and Oakland International Airport (36.4 miles).

The 3075 Olcott Property is located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), with an estimated population of 1,992,544 in 2021. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. According to a third-party market research report, the 3075 Olcott Property is located within the Central Santa Clara office submarket. As of February 2022, the submarket reported a total inventory of approximately 5.3 million square feet with a 10.5% vacancy rate and an average asking rent of $62.06 PSF for 4- and 5-star office properties.

According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius of the 3075 Olcott Property was 4,799, 187,880 and 479,991, respectively and the estimated 2021 average household income within the same radii was approximately $168,341, $187,715 and $193,458, respectively.

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No. 4 – 3075 Olcott

The following table presents certain information relating to comparable office leases for the 3075 Olcott Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	AWS	$44.90(2)	Various(2)	Various(2)	Triple Net
The Quad-Portfolio Mountain View, CA	447,553	1997 / NAP	Google, Inc.	$51.00	Dec-2021	60	Triple Net
Sunnyvale Tech Campus Sunnyvale, CA	719,000	2007 / NAP	Facebook	$56.40	Dec-2021	126	Triple Net
Sunnyvale Pathline Park Sunnyvale, CA	701,118	2022 / NAP	Apple Inc	$45.00	May-2021	120	Triple Net
The Offices at Santana Row San Jose, CA	303,700	2019 / NAP	NetApp	$45.60	Apr-2021	132	Triple Net
Sunnyvale Cityline Sunnyvale, CA	133,966	2002 / NAP	Uber Technologies, Inc.	$72.00	Jun-2020	120	Net
Ameswell Mountain View Mountain View, CA	222,000	2021 / NAP	Google, Inc.	$67.80	Feb-2020	120	Triple Net
Moffett Towers II - Buildings III, IV, and V Sunnyvale, CA	1,087,689	2019 / NAP	Facebook	$52.20	Jan-2020	180	Triple Net
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 3075 Olcott Property are based on underwritten rent from the underwritten rent roll dated April 8, 2022. Rent PSF is inclusive of approximately $117,641 of contractual rent steps through June 2023.

The following table presents certain information relating to comparable office sales for the 3075 Olcott Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	100.0%(2)
Coleman Highline Phase IV San Jose, CA	657,934	2021 / NAP	100.0%	Dec-2021	$780,000,000	$1,186
520 Almanor Avenue Sunnyvale, CA	231,000	2021 / NAP	98.0%	Jul-2021	$254,000,000	$1,100
LinkedIn HQ Sunnyvale, CA	287,644	1999 / NAP	100.0%	Jul-2021	$323,000,000	$1,123
750 Moffett Mountain View, CA	222,000	2021 / NAP	100.0%	Jul-2021	$283,000,000	$1,275
HQ@First Campus San Jose, CA	603,999	2010 / NAP	100.0%	Jul-2021	$535,000,000	$886
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 8, 2022.

The Borrower. The borrower is 3075Tech LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3075 Olcott Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 3075 Olcott Whole Loan.

The Borrower Sponsor. The borrower sponsor is MDY Properties, Inc., the U.S. based subsidiary of Beijing Meidiya Property Co., Ltd. (“Meidiya”). The borrower is wholly-owned by the borrower sponsor. Headquartered in Beijing, Meidiya’s main businesses are project development and construction, property leasing management, parking lot management, equity investment and financial management. In recent years, the company has also expanded into capital operations, project investment, fixed-asset investment and equity acquisition.

Property Management. The 3075 Olcott Property is managed by Cushman & Wakefield U.S., Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $116,072 for real estate taxes, (ii) $25,661 for insurance premiums, (iii) $20,083,016 for outstanding completion obligations, (iv) $23,983,292 for outstanding tenant allowances, tenant improvements and leasing commissions (“TATILC”) with respect to the AWS lease and (v) $10,469,403 for outstanding free rents, rent abatements or other rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $72,545 a month).

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No. 4 – 3075 Olcott

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $9,870 a month).

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $4,110 for replacement reserves subject to a cap of approximately $147,964. Notwithstanding the foregoing, for so long as (x) the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS and no less than 12 months remain under its lease term and (y) no Material Tenant Trigger Event (as defined below) is continuing, the lender waives the monthly replacement reserve deposits requirement.

Rollover Reserve – On a monthly basis, the borrower is required to deposit $41,101 for rollover reserves subject to a cap of $1,479,636. Notwithstanding the foregoing, for so long as the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS, the lender will waive the monthly rollover reserve deposits requirement. The borrower is required to deposit with the lender all amounts paid to the borrower in connection with, among other things, any termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option) (the “Extraordinary Lease Payments”), which the lender is required to disburse in accordance with the 3075 Olcott Whole Loan documents. Any Extraordinary Lease Payments remaining after the applicable premises have been re-tenanted and the applicable tenant is in occupancy and paying full, unabated rent, will be released to the borrower.

Lockbox / Cash Management. The 3075 Olcott Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 3075 Olcott Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the 3075 Olcott Whole Loan, operating expenses and cash management bank fees) are required to be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover account (subject to a cap of $64.00 PSF of the applicable Material Tenant space as of the commencement of such Material Tenant Trigger Event), (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower sponsor or an affiliated property manager, (iii) the debt yield falling below 6.25%, (iv) the indictment for fraud or misappropriation of funds of the borrower, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 3075 Olcott Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days for the borrower or the borrower sponsor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the borrower’s or the borrower sponsor’s monetary obligations, or materially and adversely affect the borrower sponsor’s or the property manager’s ability to carry out their obligations under the 3075 Olcott Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents, (c) with respect to clause (iii) above, the debt yield being at least 6.50% for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower sponsor or an affiliated property manager, (iii) the debt yield falling below 6.00% or (iv) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days for the borrower or the borrower sponsor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the borrower’s or the borrower sponsor’s monetary obligations, or materially and adversely affect the borrower sponsor’s or the property manager’s ability to carry out their obligations under the 3075 Olcott Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents, (c) with respect to clause (iii) above, the debt yield being at least 6.25% for two consecutive calendar quarters or (d) with respect to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the earlier of (x) the 3075 Olcott Whole Loan maturity date and (y) then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated or no longer being in full force and effect, (vi) if a Material Tenant has an

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No. 4 – 3075 Olcott

outstanding contractual right to terminate (or partially terminate) its lease, if, on or prior to the date that is the earlier of (x) nine months prior to the 3075 Olcott Whole Loan maturity date or (y) nine months prior to the first day that such termination (or partial termination) would take effect, such Material Tenant has not unconditionally and irrevocably waived such right to terminate (or partially terminate) its lease, (vii) a Material Tenant other than AWS “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 3075 Olcott Property or a portion thereof constituting 20% or more of the total net rentable square footage at the 3075 Olcott Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) unless (a) such Material Tenant or its guarantor maintains a credit rating of at least “BBB-” (or the equivalent) by each applicable rating agency, (b) more than two years remain on the term of the applicable Material Tenant lease and (c) more than two years remain on the term of the 3075 Olcott Whole Loan, (viii) an Amazon Original Floors 1-4 Aggregate Trigger Event (as defined below) or (ix) an Amazon Original Floors 5-6 Aggregate Trigger Event (as defined below) and expiring upon (a) with respect to clause (i) above, the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space (or in connection with a partial termination, the applicable portion of the Material Tenant space) being leased to a replacement tenant, (f) with respect to clause (vi) above, the Material Tenant waives such right to terminate (or partially terminate) the applicable Material Tenant lease, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or a portion thereof constituting 20% or more of the total net rentable square footage leased by such Material Tenant at the 3075 Olcott Property, (h) with respect to clause (viii) above, AWS re-commences its operations and the conduct of business on floors 1 through 4 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 1 through 4 at the 3075 Olcott Property or (i) with respect to clause (ix) above, AWS re-commences its operations and the conduct of business on floors 5 and 6 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 5 and 6 at the 3075 Olcott Property.

A “Material Tenant” means (i) AWS or (ii) any tenant at the 3075 Olcott Property that, together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the 3075 Olcott Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the 3075 Olcott Property.

An “Amazon Original Floors 1-4 Aggregate Trigger Event” means the aggregate amount of space on floors 1 through 4 at the 3075 Olcott Property in which AWS has (a) “gone dark”, vacated, ceased to occupy or ceased to conduct business in the ordinary course and/or (b) exercised a contraction option, in either case exceeds 50% or more of the total rentable square footage demised to AWS on floors 1 through 4 at the 3075 Olcott Property pursuant to the AWS lease.

An “Amazon Original Floors 5-6 Aggregate Trigger Event” means the aggregate amount of space on floors 5 and 6 at the 3075 Olcott Property in which AWS has (a) “gone dark”, vacated, ceased to occupy or ceased to conduct business in the ordinary course and/or (b) exercised a contraction option, in either case exceeds 50% or more of the total rentable square footage demised to AWS on floors 5 and 6 at the 3075 Olcott Property pursuant to the AWS lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 5 – 70 Hudson Street

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No. 5 – 70 Hudson Street

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No. 5 – 70 Hudson Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$48,000,000	Net Rentable Area (SF):	431,281
Cut-off Date Principal Balance(1):	$48,000,000	Location:	Jersey City, NJ
% of IPB:	4.4%	Year Built / Renovated:	2002 / 2018
Loan Purpose:	Acquisition	Occupancy:	94.1%
Borrower:	70 Hudson LLC	Occupancy Date:	12/31/2021
Borrower Sponsor:	NAP	4th Most Recent NOI (As of):	NAV
Interest Rate:	3.19200%	3rd Most Recent NOI (As of)(3):	$1,587,874 (12/31/2019)
Note Date:	2/11/2022	2nd Most Recent NOI (As of)(3):	$6,836,402 (12/31/2020)
Maturity Date:	3/8/2027	Most Recent NOI (As of)(3)(4):	$14,298,336 (12/31/2021)
Interest-only Period:	60 months	UW Economic Occupancy:	94.0%
Original Term:	60 months	UW Revenues:	$22,465,058
Original Amortization Term:	None	UW Expenses:	$6,481,062
Amortization Type:	Interest Only	UW NOI(4):	$15,983,997
Call Protection(2):	YM1(27),DorYM1(26),O(7)	UW NCF:	$15,919,304
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$300,000,000 / $696
Additional Debt(1):	Yes	Appraisal Date:	11/8/2021
Additional Debt Balance(1):	$72,000,000 / $76,950,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.0%	65.7%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.0%	65.7%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Note(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%

(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.

(2)	The 70 Hudson Street Borrower (as defined below) has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the 70 Hudson Street Borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026.

(3)	The 70 Hudson Street Property (as defined below) was renovated in 2018, so financial information is unavailable for 2018. The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.

(4)	The increase in UW NOI from Most Recent NOI is associated with (i) the expiration of a free rent period, (ii) the inclusion of contractual rent steps through December 31, 2022 in the amount of approximately $363,829 and (iii) the inclusion of straight line rent in the amount of approximately $579,692.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 70 Hudson Street mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of four pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate

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No. 5 – 70 Hudson Street

Companion Note”). The 70 Hudson Street Whole Loan is secured by the 70 Hudson Street Borrower’s (as defined below) fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). The non-controlling Note A-A-2, with an outstanding principal balance as of the Cut-off Date of $48.0 million, will be included in the BBCMS 2022-C16 trust. The remaining notes are currently held by an affiliate of Natixis and are expected to be contributed to one or more future securitization trusts or sold to unaffiliated third-party investors. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. The 70 Hudson Street Whole Loan is expected to be serviced under the BBCMS 2022-C16 pooling and servicing agreement until the securitization of the related Note A-A-1, at which point it will be serviced under the related servicing shift PSA. After such subsequent securitization, the directing certificateholder for the BBCMS 2022-C16 securitization will nonetheless have the right to be consulted on a non-binding basis with respect to certain major servicing decisions. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—70 Hudson Street Whole Loan” and “Pooling and Servicing Agreement—Servicing of the 70 Hudson Street Mortgage Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1(1)	$48,000,000	$48,000,000	Natixis	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-4(1)	$12,000,000	$12,000,000	Natixis	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	Natixis	No	Yes
Whole Loan	$196,950,000	$196,950,000

(1) Expected to be contributed to one or more future securitization trust(s).

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.7 years as of the Cut-off Date with four tenants (81.2% of NRA) having a weighted average remaining lease term as of the Cut-off Date exceeding 10 years.

COVID-19 Update. As of the date of this term sheet, the 70 Hudson Street Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 70 Hudson Street Property are dark, underutilizing their space, or receiving or seeking rent relief due to the COVID-19 pandemic.

Major Tenants.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square feet) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square feet) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank

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No. 5 – 70 Hudson Street

System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square feet) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated November 11, 2021, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
31.5%	71.3%	94.0%	94.1%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of December 31, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%
Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%
Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%
Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $363,829 of contractual rent steps through December 31, 2022 and approximately $579,692 of straight line rent.

(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent is 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

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Annex A-3	BBCMS 2022-C16

No. 5 – 70 Hudson Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,648	5.9%	NAP	NAP	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	25,648	5.9%	$0	0.0%
2023	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2024	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2025	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2026	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2027	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2028	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2029	1	51,824	12.0	2,621,067	13.3	77,472	18.0%	$2,621,067	13.3%
2030	1	1,713	0.4	119,910	0.6	79,185	18.4%	$2,740,977	14.0%
2031	1	2,000	0.5	0	0.0	81,185	18.8%	$2,740,977	14.0%
2032	1	78,000	18.1	3,530,850	18.0	159,185	36.9%	$6,271,828	31.9%
2033 & Beyond	3	272,096	63.1	13,371,190	68.1	431,281	100.0%	$19,643,018	100.0%
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $363,829 of contractual rent steps through December 31, 2022 and approximately $579,692 of straight line rent.

(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent is 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$5,535,328	$9,834,710	$17,445,367	$18,699,497	$43.36	78.2%
Rent Steps(3)	0	0	0	363,829	0.84	1.5
Straight-Line Rent	0	0	0	579,692	1.34	2.4
Vacant Income	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,190	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,190	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,336	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,336	$15,919,304	$36.91	70.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent is based on the underwritten rent roll as of December 31, 2021. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.

(3)	Rent Steps totaling approximately $363,829 are taken through December 31, 2022.

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,400 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

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Annex A-3	BBCMS 2022-C16

No. 5 – 70 Hudson Street

According to a third-party report, as of May 3, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31 million square feet, overall vacancy in the market of approximately 14.2% and average asking rents of $40.83 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
10 Exchange Place Jersey City, NJ	9,920 78,709 9,504 24,408	1988 / 2019	Zim America Integrated Shipping Ace Chain Daikin Applied	$42.50 $43.00 $43.00 $40.00	May-2022 Feb-2021 Jul-2020 Jul-2020	10.8 Yrs. 8.9 Yrs. 5.3 Yrs. 6.4 Yrs.	Modified Gross
30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
210 Hudson Street Jersey City, NJ	4,491 46,189	1928 / 1986	Flipt Whole Foods Market	$45.00 $39.00	Sep-2020 Mar-2019	5.3 Yrs. NAV	Modified Gross
101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
525 Washington Blvd Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
15 Exchange Pl Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
10 Harborside Financial Ctr Jersey City, NJ	23,000 46,375	2002 / NAP	Proximo Spirits FINRA	$43.00 $42.00	Feb-2020 Sep-2019	10.2 Yrs. 10.7 Yrs.	Modified Gross
95 Christopher Columbus Drive Jersey City, NJ	310,137 8,061	1989 / NAP	Pershing Toll Brothers	$37.50 $37.00	Jul-2021 Nov-2019	16.0 Yrs. 3.3 Yrs.	Modified Gross
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated December 31, 2021. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 31, 2022 in the amount of approximately $363,320 and (ii) straight line rent on office tenants in the amount of approximately $579,131.

The following table presents certain information relating to comparable office sales for the 70 Hudson Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	94.1%(2)
9737 Washingtonian Boulevard Gaithersburg, MD	274,805	2004 / NAP	100.0%	Sep-2021	$119,000,000	$433
100 and 200 Everest Way Warren, NJ	315,494	2001 / NAP	100.0%	Jun-2021	$150,250,000	$476
399 & 499 Grove Street Herndon, VA	492,601	2004 / NAP	100.0%	Feb-2020	$256,000,000	$520
545 Washington Blvd Jersey City, NJ	866,706	2001 / NAP	95.0%	Jan-2020	$372,800,000	$430
275 Grove Street Newton, MA	509,702	2000 / NAP	99.0%	Jan-2020	$235,000,000	$461
179 Lincoln Street Boston, MA	221,474	1899 / 2010	85.0%	Jan-2020	$155,650,000	$703
175 Park Avenue Madison, NJ	270,000	1975 / 2013	100.0%	Jun-2019	$115,000,000	$426
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2021.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company (the “70 Hudson Street Borrower”). The 70 Hudson Street Borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the 70 Hudson Street Borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the 70 Hudson Street Borrower.

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Annex A-3	BBCMS 2022-C16

No. 5 – 70 Hudson Street

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of May 2022, Hana had approximately $7.57 billion USD of assets under management of which 67.3% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the 70 Hudson Street Borrower was required to deposit into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the 70 Hudson Street Borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the 70 Hudson Street Borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the 70 Hudson Street Borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The 70 Hudson Street Borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the 70 Hudson Street Borrower is required to cause all rents received by the 70 Hudson Street Borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the 70 Hudson Street Borrower.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the 70 Hudson Street Borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate and Mezzanine Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 65.7%, 2.50x and 8.1%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

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Annex A-3	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

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Annex A-3	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$41,560,000	Title:	Fee
Cut-off Date Principal Balance(1):	$41,560,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	3.8%	Net Rentable Area (SF):	747,953
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net-Leased	Year Built / Renovated:	Various / Various
	Portfolio 55 DST	Occupancy:	100.0%
Borrower Sponsor:	ExchangeRight Real Estate, LLC	Occupancy Date:	4/8/2022
Interest Rate:	4.58000%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	4/8/2022	3rd Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/1/2032	2nd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization Term:	None	UW Revenues:	$10,181,784
Amortization Type:	Interest Only	UW Expenses:	$254,545
Call Protection(2):	L(25),D(90),O(5)	UW NOI:	$9,927,240
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$9,815,047
Additional Debt(1):	Yes	Appraised Value / Per SF:	$195,600,000 / $262
Additional Debt Balance(1):	$62,340,000	Appraisal Date(5):	Various
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$139
Taxes:	$387,576	$129,192	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.1%
TI/LC Reserve:	$1,500,000	Springing	N/A	UW NCF DSCR:	2.03x
Other:	$380,760	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan		$103,900,000	50.8%	Purchase Price	$197,829,395	96.7%
Sponsor Equity		100,606,605	49.2	Closing Costs	4,408,873	2.2
				Upfront Reserves	2,268,336	1.1
Total Sources		$204,506,605	100.0%	Total Uses	$204,506,605	100.0%

(1)	The ExchangeRight Net Leased Portfolio #55 Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $103.9 million (the “ExchangeRight Net Leased Portfolio #55 Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the ExchangeRight Net Leased Portfolio #55 Whole Loan.

(2)	Defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 8, 2025. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(4)	The ExchangeRight Net Leased Portfolio #55 Properties (as defined below) were acquired between January 2022 and March 2022. As such, no historical operating history is available.

(5)	Appraisal Dates for the ExchangeRight Net Leased Portfolio #55 Properties range from February 18, 2022 to March 9, 2022.

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Annex A-3	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

The Loan. The ExchangeRight Net Leased Portfolio #55 mortgage loan (the “ExchangeRight Net Leased Portfolio #55 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 747,953 square foot single tenant retail portfolio of 34 properties located in 14 states (the “ExchangeRight Net Leased Portfolio #55 Properties”). The ExchangeRight Net Leased Portfolio #55 Whole Loan consists of three pari passu notes and accrues interest at a rate of 4.58000% per annum. The ExchangeRight Net Leased Portfolio #55 Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with an original principal balance of $41,560,000, will be included in the BBCMS 2022-C16 securitization trust. The ExchangeRight Net Leased Portfolio #55 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$40,000,000	$40,000,000	Benchmark 2022-B35	Yes
A-1-B	$22,340,000	$22,340,000	CGCMT 2022-GC48(1)	No
A-2	$41,560,000	$41,560,000	BBCMS 2022-C16	No
Whole Loan	$103,900,000	$103,900,000
(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The ExchangeRight Net Leased Portfolio #55 Properties are comprised of 34 single tenant retail properties totaling 747,953 square feet located across 14 states. Built between 1950 and 2022, the ExchangeRight Net Leased Portfolio #55 Properties range in size from 2,475 square feet to 142,357 square feet. As of April 8, 2022, the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% occupied.

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Annex A-3	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

The following table presents certain information relating to the individual ExchangeRight Net Leased Portfolio #55 Properties:

Portfolio Summary(1)
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut- off Date Balance	Appraised Value(1)	UW NCF
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	2017 / NAP	41,917	100.0%	$9,925,000	9.6%	$16,700,000	$795,148
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	2009 / NAP	61,048	100.0	9,635,000	9.3%	17,000,000	871,765
Schnucks - Love’s Park (Harlem), IL	Loves Park, IL	1998 / NAP	142,357	100.0	9,180,000	8.8%	16,100,000	851,687
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	2015 / NAP	42,311	100.0	8,905,000	8.6%	14,900,000	712,683
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	2016 / NAP	44,237	100.0	8,666,000	8.3%	14,700,000	698,136
Publix - Decatur (Point), AL	Decatur, AL	2018 / NAP	45,600	100.0	6,065,000	5.8%	10,800,000	521,623
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	1986 / NAP	15,896	100.0	5,224,000	5.0%	9,180,000	519,071
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	2016 / NAP	41,952	100.0	4,930,000	4.7%	14,200,000	675,970
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	2016 / NAP	43,240	100.0	4,495,000	4.3%	12,000,000	571,610
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	2016 / NAP	42,311	100.0	4,390,000	4.2%	12,400,000	592,144
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	2009 / NAP	13,253	100.0	3,760,000	3.6%	6,730,000	346,885
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	1966 / NAP	43,500	100.0	2,569,000	2.5%	4,550,000	229,906
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	2000 / NAP	10,965	100.0	2,090,000	2.0%	3,710,000	215,747
O’Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	1994 / NAP	16,240	100.0	1,823,000	1.8%	3,200,000	158,765
U.S. Bank - Northlake (North), IL	Northlake, IL	1961 / NAP	5,300	100.0	1,730,000	1.7%	3,090,000	170,701
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	1997 / NAP	9,600	100.0	1,652,000	1.6%	3,000,000	138,523
7-Eleven- La Grange (Ogden), IL	La Grange, IL	1997 / NAP	3,000	100.0	1,544,000	1.5%	2,700,000	137,128
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	1977 / NAP	4,250	100.0	1,463,000	1.4%	2,610,000	145,448
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	2022 / NAP	3,500	100.0	1,390,000	1.3%	2,400,000	118,225
O’Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	2021 / NAP	7,150	100.0	1,379,000	1.3%	2,480,000	111,572
PNC Bank - Aurora (Galena), IL	Aurora, IL	1976 / NAP	5,000	100.0	1,344,000	1.3%	2,360,000	123,528
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	1954 / 2007	10,500	100.0	1,257,000	1.2%	2,260,000	116,622
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	2014 / NAP	8,353	100.0	1,183,000	1.1%	2,025,000	107,669
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	2014 / NAP	9,026	100.0	1,092,000	1.1%	1,900,000	98,725
U.S. Bank - Niles (Dempster), IL	Niles, IL	1978 / NAP	5,477	100.0	1,037,000	1.0%	1,840,000	102,273
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	1967 / 2019	8,300	100.0	1,011,000	1.0%	1,740,000	92,325
Dollar General - Odessa (University), TX	Odessa, TX	2013 / NAP	9,026	100.0	913,000	0.9%	1,570,000	83,361
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	1958 / 2013	9,495	100.0	911,000	0.9%	1,600,000	87,609
Dollar General- Springtown (Highway), TX	Springtown, TX	2014 / NAP	9,026	100.0	819,000	0.8%	1,500,000	78,243
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	1989 / 2012	4,884	100.0	802,000	0.8%	1,480,000	72,184
Dollar General - Holly (Saginaw), MI	Holly, MI	1950 / 2014	10,736	100.0	724,000	0.7%	1,275,000	78,492
Dollar General - Dyer (Sheffield), IN	Dyer, IN	2006 / NAP	9,014	100.0	711,000	0.7%	1,220,000	65,011
Dollar General - Lubbock (University), TX	Lubbock, TX	2004 / NAP	9,014	100.0	704,000	0.7%	1,320,000	67,116
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	1950 / 2007	2,475	100.0	577,000	0.6%	1,060,000	59,151
Total / Wtd. Avg.			747,953	100.0%	$103,900,000	100.0%	$195,600,000	$9,815,047
(1)	Source: Appraisal.

(2)	As of the underwritten rent roll dated April 8, 2022.

COVID-19 Update. As of the date of this term sheet, the ExchangeRight Net Leased Portfolio #55 Properties were open and operating. Rent collections for the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% through the COVID-19 pandemic. As of the date of this term sheet, the ExchangeRight Net Leased Portfolio #55 Whole Loan is not subject to any modification or forbearance requests. The first payment date of the ExchangeRight Net Leased Portfolio #55 Whole Loan is June 1, 2022.

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Major Tenants.

Walmart Neighborhood Market (255,968 square feet; 34.2% of the NRA; 41.1% of underwritten rent; Aa2/AA/AA by Moody’s/S&P/Fitch): Walmart Neighborhood Market (“Walmart”) (NYSE: WMT) operates discount stores, supercenters and neighborhood markets worldwide. In 2022, Walmart had $572.8 billion in yearly revenue, offering consumer staples in approximately 10,500 stores under 46 banners in 24 countries.

Schnucks (142,357 square feet; 19.0% of the NRA; 8.8% of underwritten rent): Founded in 1939, Schnucks is a supermarket chain with 112 stores across Missouri, Illinois, Indiana, Wisconsin and Iowa.

Dollar General (65,337 square feet; 8.7% of the NRA; 5.7% of underwritten rent; Moody’s/S&P: Baa2/BBB): Dollar General (NYSE: DG) is a chain of more than 18,000 discount stores in 47 states, primarily in the South, East, Midwest, and Southwest, offering basic household items, such as cleaning supplies, health, and beauty aids, apparel, and food. The stores tend to target low-, middle-, and fixed-income shoppers.

Pick ‘n Save (61,048 square feet; 8.2% of the NRA; 8.9% of underwritten rent; Moody’s/S&P: Baa1/BBB): Pick ‘n Save (NYSE: KR;) is a premier supermarket chain in Wisconsin with over 100 stores. In 2015, Pick ‘n Save became a wholly-owned subsidiary of Kroger, which operates over 2,700 retail food stores throughout the United States.

Environmental. According to Phase I environmental assessments dated between December 29, 2021 and March 24, 2022, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #55 Properties, with the exception of the CVS Pharmacy – Grand Rapids (Fuller), MI property and the 7-Eleven – La Grange (Ogden), IL property. The CVS Pharmacy – Grand Rapids (Fuller), MI property has historical operations as an automotive service provider and dry cleaner, and the 7-Eleven – La Grange (Ogden), IL property has the presence of two underground storage tanks. According to a Phase II report for the 7-Eleven – La Grange (Ogden), IL property dated April 8, 2022, no further action is needed. According to a Phase II report for the CVS Pharmacy – Grand Rapids (Fuller), MI property dated April 8, 2022, the report recommends that the borrower prepare a Baseline Environmental Assessment and Due Care Plan at the CVS Pharmacy – Grand Rapids (Fuller), MI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2019	2020	2021	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio #55 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The O’Reilly – Owensboro (Bold Forbes), KY property was constructed in 2021, and the Sherwin Williams – Marysville (Fifth), OH property was constructed in 2022. These tenants are excluded from occupancy figures for the year of, and years prior to, their respective build dates.

(3)	Current occupancy is as of April 8, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date(4)
Walmart Neighborhood Market	Aa2/AA/AA	6	255,968	34.2%	$17.69	$4,528,438	41.1%	Various(5)
Schnucks	NR/NR/NR	1	142,357	19.0	$6.80	968,028	8.8	12/31/2028
Dollar General	Baa2/BBB/NR	7	65,337	8.7	$9.65	630,195	5.7	Various(6)
Pick ‘n Save	Baa1/BBB/NR	1	61,048	8.2	$16.00	976,768	8.9	12/31/2029
Publix	NR/NR/NR	1	45,600	6.1	$12.85	585,960	5.3	2/28/2038
Huntington Bancshares	Baa1/BBB+/A-	1	43,500	5.8	$6.03	262,155	2.4	12/31/2030
CVS Pharmacy	Baa2/BBB/NR	3	33,818	4.5	$23.16	783,066	7.1	Various(7)
O’Reilly Auto Parts	Baa1/BBB/NR	2	23,390	3.1	$12.98	303,641	2.8	Various(8)
PNC Bank, N.A.	A3/A-/A	2	20,896	2.8	$34.26	715,990	6.5	Various(9)
U.S. Bank National Association	A2/A+/A+	3	15,027	2.0	$31.04	466,446	4.2	1/31/2028
Top Tenants.		27	706,941	94.5%	$14.46	$10,220,688	92.9%
Remaining Tenants		7	41,012	5.5%	$19.18	$786,646	7.1%
Occupied Collateral Total / Wtd. Avg.		34	747,953	100.0%	$14.72	$11,007,334	100.0%
Vacant Space		NAP	0	0.0%
Collateral Total		34	747,953	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent is inclusive of $205,168 of straight-line rent steps for certain investment grade tenants.

(4)	Each tenant has at least two, five-year renewal options.

(5)	Walmart leases 255,968 square feet of space across six properties: (i) Walmart Neighborhood Market - Houma (Park), LA, 44,237 square feet of space with an initial lease expiration of August 31, 2031, (ii) Walmart Neighborhood Market - Opelousas (Union), LA, 43,240 square feet of space with an initial lease expiration date of January 13, 2031, (iii) Walmart Neighborhood Market - Thibodaux (Main), LA, 42,311 square feet of space with an initial lease expiration date of January 27, 2031, (iv) Walmart Neighborhood Market - Meraux (Archbishop), LA, 42,311 square feet of space with an initial lease expiration date of January 27, 2031, (v) Walmart Neighborhood Market - New Iberia (Parkview), LA, 41,952 square feet of space with initial lease expiration date of October 21, 2031, and (vi) Walmart Neighborhood Market - Prairieville (Airline), LA, 41,917 square feet of space with an initial lease expiration date of April 12, 2032.

(6)	Dollar General leases 65,337 square feet of space across seven properties: (i) Dollar General - Holly (Saginaw), MI, 10,736 square feet of space with an initial lease expiration of October 31, 2028, (ii) Dollar General - Weber City, (Hwy 23), VA, 9,495 square feet of space with an initial lease expiration of October 31, 2028, (iii) Dollar General- Springtown (Highway), TX, 9,026 square feet of space with an initial lease expiration of May 31, 2029, (iv) Dollar General - Odessa (University), TX, 9,026 square feet of space with an initial lease expiration of May 31, 2028, (v) Dollar General - Lewiston (Sabattus), ME, 9,026 square feet of space with an initial lease expiration of February 28, 2030, (vi) Dollar General - Dyer (Sheffield), IN, 9,014 square feet of space with an initial lease expiration of February 29, 2028, and (vii) Dollar General - Lubbock (University), TX, 9,014 square feet of space with an initial lease expiration of August 31, 2029.

(7)	CVS Pharmacy leases 33,818 square feet of space across three properties: (i) CVS Pharmacy - Auburn (Opelika), AL, 13,253 square feet of space with an initial lease expiration date of January 30, 2030, (ii) CVS Pharmacy - Grand Rapids (Fuller), MI, 10,965 square feet of space with an initial lease expiration date of June 30, 2027, and (iii) CVS - Tullahoma (Jackson), TN, 9,600 square feet of space with an initial lease expiration date of May 31, 2032.

(8)	O’Reilly Auto Parts leases 23,390 square feet across two properties: (i) O’Reilly Auto Parts - Madison (Commerce), WI, 16,240 square feet of space with an initial lease expiration date of October 31, 2031, and (ii) O’Reilly - Owensboro (Bold Forbes), KY, 7,150 square feet of space with an initial expiration date of August 31, 2036.

(9)	PNC Bank, N.A. leases 20,896 square feet across two properties: (i) PNC Bank - Clarendon Hills (Holmes), IL, 15,896 of space with an initial lease expiration date of April 30, 2032, and (ii) PNC Bank - Aurora (Galena), IL, 5,000 square feet of space with an initial expiration date of May 31, 2031.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	2	13,440	1.8	307,043	2.8	13,440	1.8%	$307,043	2.8%
2028	9	198,655	26.6	1,942,074	17.6	212,095	28.4%	$2,249,117	20.4%
2029	6	106,241	14.2	1,496,523	13.6	318,336	42.6%	$3,745,639	34.0%
2030	3	65,779	8.8	759,954	6.9	384,115	51.4%	$4,505,593	40.9%
2031	8	240,175	32.1	4,037,196	36.7	624,290	83.5%	$8,542,789	77.6%
2032	3	67,413	9.0	1,622,014	14.7	691,703	92.5%	$10,164,804	92.3%
2033 & Beyond	3	56,250	7.5	842,531	7.7	747,953	100.0%	$11,007,334	100.0%
Total	34	747,953	100.0%	$11,007,334	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	UW Base Rent Expiring is inclusive of $205,168 of straight-line rent steps for certain investment grade tenants.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,802,166	$14.44	98.1%
Rent Steps	205,168	0.27	1.9
Gross Potential Rent	$11,007,334	$14.72	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$11,007,334	$14.72	100.0%
(Vacancy/Credit Loss)	(825,550)	(1.10)	(7.5)
Other Income	0	0.00	0.0
Effective Gross Income	$10,181,784	$13.61	92.5%

Total Expenses	$254,545	$0.34	2.5%

Net Operating Income	$9,927,240	$13.27	97.5%

Total TI/LC, Capex/RR	112,193	0.15	1.1

Net Cash Flow	$9,815,047	$13.12	96.4%

(1)	The ExchangeRight Net Leased Portfolio #55 Properties were acquired between January 2022 and March 2022. As such no historical operating data was provided.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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The Market. The ExchangeRight Net Leased Portfolio #55 Properties are geographically diverse with properties located in 14 different states and 21 different markets.

ExchangeRight Net Leased Portfolio #55 Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Walmart Neighborhood Market - Prairieville (Airline), LA	Baton Rouge	Ascension Parish	1.8%	$21.20	$18.13
Pick N Save - Sun Prairie (Main), WI	Madison	Outlying Dane East	2.5%	$16.00	$17.06
Schnucks - Love’s Park (Harlem), IL	Chicago	I-39 Corridor/Winnebago County	6.7%	$6.80	$11.17
Walmart Neighborhood Market - Thibodaux (Main), LA	Houma-Thibodaux	City of Thibodaux	0.2%	$15.68	$13.17
Walmart Neighborhood Market - Houma (Park), LA	Houma-Thibodaux	City of Houma	2.0%	$17.67	$15.95
Publix - Decatur (Point), AL(2)	Morgan County	Morgan County	2.2%	$12.85	$26.46
PNC Bank - Clarendon Hills (Holmes), IL	Chicago	Eastern East/West Corridor	6.2%	$36.37	$16.05
Walmart Neighborhood Market - New Iberia (Parkview), LA	Lafayette	Iberia Parish	4.8%	$18.03	$7.00
Walmart Neighborhood Market - Opelousas (Union), LA	Lafayette	St. Landry Parish	0.7%	$14.82	$5.52
Walmart Neighborhood Market - Meraux (Archbishop), LA(2)	New Orleans	St. Bernard Parish	0.0%	$18.84	NAV
CVS Pharmacy - Auburn (Opelika), AL	Columbus	Lee County	1.9%	$29.19	$17.62
Huntington Bank- Clarksburg (Pike), WV	Clarksburg	City of Clarksburg	14.3%	$6.03	$8.18
CVS Pharmacy - Grand Rapids (Fuller), MI	West Michigan	Central Grand Rapids	2.4%	$21.98	$15.12
O’Reilly Auto Parts - Madison (Commerce), WI	Madison	Southwest Madison	5.4%	$11.01	$10.15
U.S. Bank - Northlake (North), IL	Chicago	Melrose Park Area	7.2%	$35.88	$16.10
CVS - Tullahoma (Jackson), TN	Tullahoma-Manchester	Tennessee Central Area	5.0%	$16.17	$14.58
7-Eleven- La Grange (Ogden), IL	Chicago	Eastern East/West Corridor	6.2%	$50.85	$16.05
U.S. Bank - Elk Grove Village (Devon), IL	Chicago	Schaumburg Area	8.2%	$38.11	$17.28
Sherwin Williams - Marysville (Fifth), OH	Columbus	Union County	1.3%	$37.62	$20.06
O’Reilly - Owensboro (Bold Forbes), KY	Owensboro	Daviess County	4.3%	$17.47	$15.01
PNC Bank - Aurora (Galena), IL	Chicago	Western East/West Corridor	8.2%	$27.56	$14.96
NAPA Auto Parts - Downers Grove (Ogden), IL	Chicago	Eastern East/West Corridor	6.2%	$12.48	$16.05
Family Dollar - Cuyahoga Falls (Bailey), OH(2)	Akron	Akron	3.8%	$14.46	$9.36
Dollar General - Lewiston (Sabattus), ME	Maine	Lewiston-Auburn	2.6%	$12.29	$9.51
U.S. Bank - Niles (Dempster), IL	Chicago	Near North	6.1%	$20.87	$14.99
Dollar Tree - Des Plaines (Rand), IL	Chicago	O’Hare	5.9%	$12.50	$19.68
Dollar General - Odessa (University), TX(2)	Odessa	Odessa	3.5%	$10.41	$16.41
Dollar General - Weber City, (Hwy 23), VA	Kingsport-Bristol	Scott County	0.0%	$10.40	NAV
Dollar General- Springtown (Highway), TX	Dallas/Ft. Worth	Parker County	2.8%	$9.78	$16.27
Sherwin Williams - Champaign (Marketview), IL	Champaign	Champaign County	3.8%	$16.55	$19.28
Dollar General - Holly (Saginaw), MI	Detroit	Lapeer & St. Clair	2.6%	$8.27	$12.11
Dollar General - Dyer (Sheffield), IN	Chicago	Lake County	5.3%	$8.16	$13.08
Dollar General - Lubbock (University), TX	Lubbock	South Outer Lubbock	3.1%	$8.42	$18.08
Citizens Bank - Wilmington (Marsh), DE(2)	New Castle County	New Castle County	6.8%	$26.67	$20.11
(1)	Source: Appraisals.

(2)	Due to limited information on the submarket, the submarket vacancies for Publix – Decatur (Point), AL, Family Dollar – Cuyahoga Falls (Bailey), OH, Dollar General – Odessa (University), TX and Citizens Bank – Wilmington (Marsh), DE reflect the overall market vacancy. Market Rent Rate PSF is unavailable for the Walmart Neighborhood Market – Meraux (Archbishop), LA property.

The Borrower. The borrower is ExchangeRight Net-Leased Portfolio 55 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio #55 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interests in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #55 Whole Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is ExchangeRight Real Estate, LLC (“ExchangeRight”), and the nonrecourse carve-out guarantors are ExchangeRight, David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren

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Thomas are the managing members of ExchangeRight. ExchangeRight has more than $4.8 billion in assets under management that includes over 1,050 properties located across 44 states, totaling over 19 million square feet as of March 31, 2022. ExchangeRight’s focus is in providing long-term, stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio #55 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio #55 Properties are managed by NLP Management, LLC, which is wholly-owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for tenant improvements and leasing commissions, $180,760 for deferred maintenance, $200,000 for unfunded obligations for free rent and approximately $387,576 for real estate taxes.

Tax & Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially, approximately $129,192 and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant pays taxes directly). The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender. Notwithstanding the foregoing (and regardless of whether the borrower maintains a blanket policy), the borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums for those ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is responsible for maintaining insurance.

Replacement Reserve – During a Cash Management Period (as defined below), the borrower is required to escrow 1/12th of the product obtained by multiplying $0.15 by the aggregate square footage of the ExchangeRight Net Leased Portfolio #55 Properties (initially approximately $2,856 per month and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is solely responsible for capital expenditures).

TI/LC Reserve – During a Cash Management Period, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.75 by the aggregate square footage of the ExchangeRight Net Leased Portfolio #55 Properties (initially approximately $46,747 per month).

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #55 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lockbox account and deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #55 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Management Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #55 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #55 Whole Loan.

A “Cash Management Period” will commence upon any of the following: (i) the stated maturity date; (ii) an event of default under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents; (iii) as of any calculation date, the debt service coverage is less than 1.50x or (iv) the May 2029 payment date to the extent a Qualified Transfer has not occurred. A Cash Management Period will end, with respect to clause (ii), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio being greater than or equal to 1.55x for two consecutive calendar quarters, or with respect to clause (iv) above, a Qualified Transfer (as defined below) has occurred.

A “Qualified Transfer” will occur upon a qualified transfer to an Approved Transferee (as defined below) in accordance with conditions set forth in the ExchangeRight Net Leased Portfolio #55 Whole Loan documents.

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, or (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the ExchangeRight Net Leased Portfolio #55 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) at all times, has either (1) a minimum net worth of $200,000,000 and has total assets of at least $1,000,000,000 as reasonably determined by the lender or (2) an investment grade rating of BBB- or above by S&P or Baa3 or above by Moody’s, as determined by the lender, (e) is required at all times to own 100% of the legal and beneficial ownership interests in the borrower, (f) is not permitted to be a Delaware statutory trust and (g) will be required to cause

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the borrower to convert to a Delaware limited liability company unless such conversion is not required by the ExchangeRight Net Leased Portfolio #55 Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. On any payment date following the release date, the borrowers may release any of the ExchangeRight Net Leased Portfolio #55 Properties with 30 days’ notice, or 20 days’ notice related to a sale, if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower covers all costs and provides customary documentation as described in the ExchangeRight Net Leased Portfolio #55 Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.06x; (iv) after such release or defeasance the debt yield for all remaining properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.45%; and (v) the borrower defeases an amount equal to the greater of (1) 90% of the net sales proceeds for the respective property and (2) 115% of the allocated loan amount for the respective property.

Ground Lease. None.

Right of First Refusal. Tenants at 17 of the ExchangeRight Net Leased Portfolio #55 Properties have rights of first refusal. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	1,371,470
Loan Purpose:	Refinance	Location:	Holmdel, NJ
Borrower:	Somerset Holmdel Development	Year Built / Renovated:	1962, 1964, 1982 / 2017
	I Urban Renewal, L.P.	Occupancy:	90.5%
Borrower Sponsors:	Ralph Zucker and Jozef Straus	Occupancy Date:	2/1/2022
Interest Rate:	5.11000%	4th Most Recent NOI (As of)(4):	$6,648,528 (12/31/2019)
Note Date:	4/8/2022	3rd Most Recent NOI (As of)(4):	$11,557,609 (12/31/2020)
Maturity Date:	5/6/2032	2nd Most Recent NOI (As of)(4):	$15,787,125 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	$15,179,689 (TTM 2/28/2022)
Original Term:	120 months	UW Economic Occupancy:	88.7%
Original Amortization Term:	None	UW Revenues:	$37,490,628
Amortization Type:	Interest Only	UW Expenses:	$17,715,360
Call Protection(2):	L(25),D(92),O(3)	UW NOI:	$19,775,267
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$18,261,235
Additional Debt(1):	Yes	Appraised Value / Per SF:	$335,200,000 / $244
Additional Debt Balance(1):	$170,000,000	Appraisal Date:	1/31/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$617,834	$308,917	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$24,583	N/A	Maturity Date LTV:	62.6%
TI/LC Reserve:	$8,500,000	Springing	$8,500,000	UW NCF DSCR:	1.68x
Other:	$6,778,984	Springing	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Return of Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%
(1)	The Bell Works Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $210.0 million (the “Bell Works Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Bell Works Whole Loan.
(2)	Defeasance of the Bell Works Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 8, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The increase in historical NOI is due to the borrower sponsors’ stabilization of the Bell Works Property (as defined below), averaging approximately 206,099 square feet of leasing per annum from 2017 to 2022.

The Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 1,371,470 square foot office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan consists of 12 pari passu notes and accrues interest at a rate of 5.11000% per annum. The Bell Works Whole Loan has a 10-year term, is interest only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-9, Note A-10 and Note A-11, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C16 securitization trust. The Bell Works Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

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No. 7 – Bell Works

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1, A-4	$40,000,000	$40,000,000	CGCMT 2022-GC48(1)	No
A-2-2, A-3(2)	$30,000,000	$30,000,000	CREFI	No
A-5, A-6, A-7, A-8(2)	$50,000,000	$50,000,000	BMO	No
A-9, A-10, A-11	$40,000,000	$40,000,000	BBCMS 2022-C16	No
Whole Loan	$210,000,000	$210,000,000
(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Bell Works Property is a five-story, Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 square feet. The Bell Works Property was built in phases in 1962, 1964, and 1982 and was recently renovated in 2017. The Bell Works Property was previously known as the Bell Labs scientific research center and is deemed historic by the National Register of Historic Places. The Bell Works Property was redeveloped by the borrower sponsors for approximately $94.8 million in capital expenditures and approximately $111.1 million in tenant improvements and leasing commissions from 2013 to 2017. The Bell Works Property is comprised of office space and ground floor retail and features a multi-story glass atrium in the center, a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet. At the borrower sponsors’ acquisition in 2013, the Bell Works Property was 100% vacant. Since the building’s redevelopment, the borrower sponsors have averaged 206,099 square feet of new leasing per annum through stabilization. As of February 1, 2022, the Bell Works Property was 90.5% occupied to 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

COVID-19 Update. As of the date of this term sheet, the Bell Works Property was open and operational, with some tenants operating at partial capacity. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan is June 6, 2022.

Major Tenants.

iCIMS, Inc. (331,378 square feet; 24.2% of NRA; 25.1% of underwritten base rent). iCIMS, Inc. (“iCIMS”) is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS’ talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 square feet and has expanded its space at the Bell Works Property by an additional 72,388 square feet in both August 2019 and February 2021. iCIMS’s current lease expires in November 2032 and has one, two-year extension option followed by two, five-year extension options. iCIMS is currently dark in approximately 75,000 square feet of its premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such portion of its premises to the extent that (i) iCIMS has not alleged in writing any default by the borrower with respect to such portion of the premises (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (ii) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (iii) iCIMS has not requested in writing any reduction in rent with respect to such portion of the premises, and (iv) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

Guardian Life Insurance Company of America (91,319 square feet; 6.7% of NRA; 8.9% of underwritten base rent). Guardian Life Insurance Company of America (“Guardian”) was founded in 1860 in New York City and is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance, as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives.  Guardian’s lease at Bell Works commenced in January 2018 and has a lease expiration in December 2032 followed by three, five-year extension options.

Jersey Central Power & Light Company (69,870 square feet; 5.1% of NRA; 5.8% of underwritten base rent; Moody’s/S&P/Fitch: A3/BBB/BBB). Jersey Central Power & Light Company is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. Jersey Central Power and Light Company has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027, followed by two, five-year extension options.

Environmental. According to a Phase I environmental assessment dated February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

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No. 7 – Bell Works

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
74.8%	79.1%	89.3%	90.5%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of February 1, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
iCIMS(5)	NR/NR/NR	331,378	24.2%	$24.96	$8,271,612	25.1%	11/30/2032
Guardian	NR/AA+/NR	91,319	6.7	$32.00	2,922,027	8.9	12/31/2032
Jersey Central Power & Light Company	A3/BBB/BBB	69,870	5.1	$27.51	1,921,789	5.8	12/31/2027
WorkWave LLC	NR/NR/NR	71,667	5.2	$26.50	1,899,176	5.8	5/27/2029
International Flavors & Fragrances, L.P.	Baa3/BBB/BBB	60,104	4.4	$30.68	1,844,047	5.6	9/30/2033
Cisco Systems	A1/AA-/NR	49,998	3.6	$26.24	1,312,182	4.0	12/31/2023
Santander Bank, N.A.(6)	A2/A+/NR	38,954	2.8	$31.00	1,207,574	3.7	4/30/2028
Central Reach	NR/NR/NR	26,615	1.9	$36.00	958,140	2.9	10/31/2032
Vonage	NR/NR/NR	25,517	1.9	$33.50	854,820	2.6	4/30/2027
Spirent Communications(7)	NR/NR/NR	34,389	2.5	$23.89	821,563	2.5	2/28/2030
Top Ten Tenants		799,811	58.3%	$27.52	$22,012,929	66.7%
Other Tenants		440,996	32.2%	$24.92	$10,990,333	33.3%

Occupied Collateral Total / Wtd. Avg.		1,240,807	90.5%	$26.60	$33,003,261	100.0%
Vacant Space		130,663	9.5%
Collateral Total		1,371,470	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

(4)	Guardian has three, five-year extension options. Jersey Central Power & Light Company, WorkWave LLC, International Flavors & Fragrances, L.P., Cisco Systems, Santander Bank, N.A. and Central Reach all have two, five-year extension options. Vonage has two, two-year extension options.

(5)	iCIMS has one, two-year extension option followed by two, five-year extension options.

(6)	Santander Bank, N.A. has the option to terminate its lease effective August 31, 2024 with 12 months’ notice and the payment of a termination fee.

(7)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027 with nine months’ notice and payment of a termination fee.

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No. 7 – Bell Works

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	130,663	9.5%	NAP	NAP	130,663	9.5%	NAP	NAP
2022 & MTM	20	43,796	3.2	$1,218,576	3.7%	174,459	12.7%	$1,218,576	3.7%
2023	15	78,933	5.8	2,394,956	7.3	253,392	18.5%	$3,613,531	10.9%
2024	12	23,561	1.7	865,476	2.6	276,953	20.2%	$4,479,008	13.6%
2025	8	44,562	3.2	1,316,138	4.0	321,515	23.4%	$5,795,145	17.6%
2026	10	41,427	3.0	1,309,163	4.0	362,942	26.5%	$7,104,309	21.5%
2027	6	99,957	7.3	2,923,188	8.9	462,899	33.8%	$10,027,497	30.4%
2028	6	87,830	6.4	2,353,695	7.1	550,729	40.2%	$12,381,192	37.5%
2029	14	146,993	10.7	4,008,535	12.1	697,722	50.9%	$16,389,726	49.7%
2030	10	118,084	8.6	2,571,170	7.8	815,806	59.5%	$18,960,896	57.5%
2031	0	0	0.0	0	0.0	815,806	59.5%	$18,960,896	57.5%
2032	5	470,976	34.3	12,198,319	37.0	1,286,782	93.8%	$31,159,215	94.4%
2033 & Beyond	3	84,688	6.2	1,844,047	5.6	1,371,470	100.0%	$33,003,261	100.0%
Total	109	1,371,470	100.0%	$33,003,261	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

Operating History and Underwritten Net Cash Flow
	2018(2)	2019(2)	2020(2)	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36	76.3%
Rent Steps(5)	0	0	0	0	964,855	0.70	2.3
Vacant Income	0	0	0	0	4,503,866	3.28	10.7
Gross Potential Rent	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$37,507,127	$27.35	89.3%
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	1.56	5.1
Event Revenue (net)(6)	8,314	37,558	158,948	226,082	1,023,000	0.75	2.4
Total Other Income(7)	568,329	341,475	959,018	996,252	1,330,546	0.97	3.2
Net Rental Income	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62	100.0%
(Vacancy/Credit Loss)	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	(3.28)	(10.7)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34	89.3%
Total Expenses	13,667,728	13,482,223	15,894,296	16,577,630	17,715,360	12.92	47.3
Net Operating Income	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42	52.7%
Total TI/LC, Capex/RR	0	0	0	0	1,514,032	1.10	4.0
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32	48.7%
(1)	TTM represents the trailing 12 months ending February 28, 2022.

(2)	The increase historical net operating income is due to the borrower sponsors’ stabilization of the Bell Works Property, averaging approximately 206,099 square feet of leasing per annum from 2017 to 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of February 1, 2022.

(5)	Rent Steps totaling $964,855 are taken through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

(6)	Event Revenue (net) includes net event revenue, access control fees and other miscellaneous income.

(7)	Total Other Income includes overtime HVAC reimbursements and net income from the co-working space.

The Market. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. As of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the professional and business services and education and health services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

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No. 7 – Bell Works

The Bell Works Property is located in the Central New Jersey Office submarket. As of the third quarter of 2021, the submarket had an inventory of 84,070,150 square feet, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 per square foot. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 square feet of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 per square foot.

According to the appraisal, the 2021 population and average household income with a one-, three- and five-mile radius of the Bell Works Property was 1,658; 26,186; and 127,105 and $254,706; $238,948; and $169,488, respectively.

The following table presents certain information relating to comparable office leases at the Bell Works Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (months)	Structure
Bell Works Holmdel, NJ	331,378(2)	1962, 1964, 1982 / 2017	iCIMS	$24.96(2)	December 2017(2)	179(2)	Modified
West Windsor Commons West Windsor, NJ	117,828	1999 / NAV	Bristol Myers Squibb	$35.00	November 2020	90	Modified
Princeton Forrestal Center Plainsboro, NJ	61,696	1992 / NAV	Croda International	$31.50	April 2020	138	Modified
250 Industrial Way West Eatontown, NJ	138,163	1999 / NAV	Tyco Submarine Systems	$29.26	October 2019	120	Modified
The Offices at Metropark Edison, NJ	155,000	1999 / NAV	IBM	$41.00	June 2019	64	Modified
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the Bell Works Property is based on underwritten rent from the underwritten rent roll dated February 1, 2022.

The following table presents certain information relating to comparable office sales for the Bell Works Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Bell Works Holmdel, NJ	1,371,470(2)	1962, 1964, 1982 / 2017	90.5%(2)
101 John F Kennedy Parkway Short Hills, NJ	828,422	1980 / 2003	81.0%	Apr-2021	$255,000,000	$308	$266
Metro Corporate Campus Iselin, NJ	945,906	1987 / NAP	91.0%	Mar-2021	$254,000,000	$269	$231
100 Metro Boulevard Nutley, NJ	255,108	1996 / NAP	100.0%	Feb-2020	$88,370,000	$346	$252
University Square West Windsor, NJ	328,181	2008 / NAP	86.0%	Jun-2019	$95,800,000	$292	$230
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 1, 2022.

The Borrower. The borrower is Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Works Whole Loan.

The borrower leases the Bell Works Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”), under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass-through to the Master Lessee certain historic rehabilitation tax credits (“HTCs”) to which the borrower is entitled as a result of expenditures incurred in connection with the certified rehabilitation of the Bell Works Property, and the HTCs are not collateral for the Bell Works Whole Loan. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a one percent controlling interest in the Master Lessee. The entity which owns 100% of the Managing Member of the Master Lessee has pledged its ownership interest in the Managing Member of the Master Lessee to the lender as collateral for the Bell Works Whole Loan. Pursuant to a subordination, non-disturbance and attornment agreement (the “HTC SNDA”) among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (the “HTC Investor”), the Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Master Lease until the next business day following the fifth anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Bell Works Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”). In addition, pursuant to the HTC SNDA the lender must provide HTC Investor with prior written notice of its intention to commence any enforcement action (such as foreclosure) under the Bell Works Whole Loan documents, the lender must provide HTC Investor with all notices of default under the Bell Works Whole Loan documents, and HTC Investor has a cure period of not less than 10 days with respect to all such defaults. Pursuant to the operating agreement of the Master Lessee, HTC

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No. 7 – Bell Works

Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to two percent of its paid-in capital contributions to the Master Lessee. Pursuant to a certain put option agreement between the Managing Member of the Master Lessee and the HTC Investor, the HTC Investor has a put option to cause the Managing Member of the Master Lessee to purchase all of the HTC Investor’s interests in the Master Lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Put Option”). In addition, HTC Investor has certain rights to replace borrower’s general partner and/or the Managing Member of the Master Lessee, subject to the terms and conditions set forth in the HTC SNDA.

The lender has also agreed that, prior to the HTC Recapture Period Expiration Date, on each due date following the first occurrence of a Trigger Period (as defined below), regardless of the existence of an event of default it will disburse to the Master Lessee any revenues from the Bell Works Property that exceed the sum of (i) base Master Lease rent (a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease), (ii) 1/12th of the estimated annual additional rent under the Master Lease (which is calculated based, in part, on net cash flow generated by the Bell Works Property and is payable annually to the extent of available net cash flow), (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI / LC reserve deposit amount (if any), (v) during a Trigger Period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee (such revenues in excess of the sums set forth in clauses (i)-(vi), the “Excess Revenues”).

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ralph Zucker and Jozef Straus. Ralph Zucker is the president of Somerset Development, a Holmdel, New Jersey based real estate company specializing in new urbanism and traditional neighborhood design. Jozef Straus is a key principal of Adarsan Holdings Limited, a family investment office based in Ottawa, Ontario, Canada. Adarsan Holdings Limited partners with developers and provides management support, strategic guidance and access to a network of investment and industry contacts.

Property Management. The Bell Works Property is managed by Somerset Holmdel, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Bell Works Whole Loan, the borrower deposited approximately (i) $617,834 into a reserve account for real estate taxes or payment-in-lieu-of-tax payments, (ii) $8,500,000 into a reserve account for tenant improvements and leasing commissions and (iii) $6,778,984 into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $308,917). The Bell Works Property is currently under its fifth year of a 30-year payment-in-lieu of taxes program. The PILOT payments are based on a formula that factors in the percentage of the gross annual rent generated at the Bell Works Property. For years one to five, the percentage is 10.25% and there are 0.25% annual rate increases through year 25. For years 26 to 30, taxes will be 80% of conventional taxes.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Bell Works Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $24,583.

Rollover Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $114,289; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount in the tenant improvements and leasing commissions account equals or exceeds $8,500,000.

Put Price Reserve – The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to the lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit serves as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.

Lockbox / Cash Management. The Bell Works Whole Loan is structured with a hard lockbox and springing cash management. The borrower or Master Lessee are required to deliver a tenant direction letter to the existing tenants at the Bell Works Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower, manager and Master Lessee are required to cause all rents to be deposited directly into a lender approved lockbox account immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to the extent no Trigger Period (as defined below) exists, either (A) prior to the termination of the Master Lease in accordance with the terms and conditions of the Bell Works Whole Loan documents, to or at the direction of Master Lessee, or (B) on and after the termination of the Master Lease, to or at the direction of the borrower. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business

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day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bell Works Whole Loan documents. Prior to the HTC Recapture Period Expiration Date, (i) all Excess Revenues are required to be disbursed to the Master Lessee (regardless of whether a Trigger Event or event of default has occurred), and (ii) all other funds will be applied in accordance with the Bell Works Whole Loan documents, with any excess after such application to be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan. After the HTC Recapture Period Expiration Date, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bell Works Whole Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Bell Works Whole Loan; (ii) the debt yield on or prior to the payment date occurring in April 2023 falling below 6.75%; (iii) the debt yield after the payment date occurring in April 2023 falling below 7.00%, (iv) the occurrence of a Specified Tenant Trigger Period (as defined below); and (v) on May 6, 2031 to the extent (x) iCIMS has not extended or renewed its Specified Tenant Lease (as defined below) for a term of at least five years and (y) iCIMS Specified Tenant Lease accounts for 10% or more of the total rental income for the property (provided that, if any portion of the premises which are the subject of the iCIMS Specified Tenant Lease are subleased to third-party tenants, and such third-party tenant has entered into a direct agreement with borrower or Master Lessee, as applicable, in form and substance acceptable to the lender whereby such third-party tenant’s sublease will continue as a direct lease between such third-party tenant and the borrower or Master Lessee, as applicable, following the expiration or termination of the iCIMS Specified Tenant Lease for a term ending not earlier than the date that is three years following the stated maturity date (i.e., May 6, 2035), then such third-party rent due pursuant to said sublease will reduce the total rent due under the iCIMS Specified Tenant Lease for purposes of the calculations included in this clause (y)). A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) and (iii) above, the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters, (c) with respect to clause (iv) above, a Specified Tenant Trigger Period ceasing to exist as set forth below and (d) with respect to clause (v) above, the satisfaction of the Collateral Cure Condition (as defined below).

A “Specified Tenant Trigger Period” means a period (A) with regard to the Specified Tenant (as defined below) commencing upon the first to occur of (i) event of default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) unless (A) the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions or (B) solely with respect to iCIMS, the “dark” portion of the premises consists solely of the approximately 75,000 square feet of the premises demised pursuant to iCIMS’ Specified Tenant Lease that have not been improved or fit-out and have not historically been occupied, and (w) iCIMS has not alleged in writing any default by borrower with respect to such portion of the premises, (x) iCIMS has paid and continues to pay full unabated rent, (y) iCIMS has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises (each a “Permitted Dark Event”), (iii) Specified Tenant gives notice of lease termination, (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency, (vi) failing to extend or renew the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof and with the Bell Works Whole Loan for the applicable and (vii) Specified Tenant ceasing to satisfy the Credit Rating Condition; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower or Master Lessee, as applicable, leasing the entire Specified Tenant Space (as defined below)(or applicable portion thereof) in accordance with the applicable terms and conditions hereof, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

The “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) subject to Permitted Dark Events, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms for the applicable Specified Tenant renewal term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

A “Specified Tenant” means, as applicable, (i) iCIMS, (ii) any tenant whose lease at the Bell Works Property, individually or when aggregated with all other leases at the Bell Works Property with the same tenant or any affiliates of such tenant, accounts for 15% or more of either (A) the total rental income for the Bell Works Property, or (B) the total square footage of the Bell Works Property, (iii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iv) any guarantor(s) of, or persons providing credit support in

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relation to, the applicable related Specified Tenant Lease(s). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lessee will not be deemed to be a Specified Tenant.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Bell Works Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lease will not be deemed to be a Specified Tenant Lease.

A “Specified Tenant Space” means that portion of the Bell Works Property demised as of the date hereof to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) will be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the date hereof in accordance with the applicable terms and conditions of the Bell Works Whole Loan documents.

A “Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

A “Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB+ from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

A “Collateral Cure Condition” means that borrower has deposited cash into an account with lender, or has delivered to lender a letter of credit, which, in each case, (i) serves as additional collateral for the Bell Works Whole Loan, and (ii) is in an amount determined by lender in its sole but good-faith discretion to be equal to the amount of excess cash flow that would have been deposited into the excess cash flow account pursuant to the terms of the Bell Works Whole Loan documents during the period from May 6, 2031 through and including May 6, 2032.

Subordinate and Mezzanine Debt. None.

Partial Release. The Bell Works Whole Loan documents permit, at any time other than the 60 days prior to and following a securitization of the Bell Works Whole Loan, the borrower to record condominium documents whereby it will impose a condominium regime on its fee interest in the Bell Works Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Bell Works Property that are not included in the Upper Unit, after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Ground Lease. None.

Township of Holmdel Library Lease & Note: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower has leased a portion of the Bell Works Property to the Township of Holmdel, New Jersey (the “Township”) for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township for “tenant fit-out” through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of the Township. This promissory note does not bear interest and is freely prepayable at any time. In connection with the borrower’s redevelopment of the Bell Works Property, the borrower was required to escrow certain funds with the Township in order to pay for the Township’s costs in connection with the redevelopment. As of the date of origination of the Bell Works Whole Loan, approximately $96,181 remained in the escrow, which has been collaterally assigned to the lender as additional security for the Bell Works Whole Loan.

Solar Panel Leases and Letters of Credit: The borrower is the lessee under three equipment lease agreements with Bank of the West in connection with certain solar panels at the Bell Works Property (the “Solar Panel Leases”). Pursuant to the terms thereof, the borrower has options to purchase the “equipment” (as defined in each Solar Panel Lease) that must each be exercised by no later than December 13, 2022 (the “Solar Panel Lease Purchase Option Deadline”). In connection with the Solar Panel Leases, Bank of the West is the beneficiary under three letters of credit issued by Canadian Imperial Bank of Commerce (each a “Solar Panel LOC”), for which an affiliate of the borrower is the applicant thereunder. There is one Solar Panel LOC associated with each Solar Panel Lease. The borrower has represented in the Bell Works Whole Loan documents that, among other things, on the Solar Panel Lease Purchase Option Deadline, the available amounts under each Solar Panel LOC will exceed the related purchase price under the associated Solar Panel Lease. The Bell Works Whole Loan documents obligate the borrower to timely exercise each Solar Panel Lease purchase option.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
		Title(4):	Various
		Property Type – Subtype(4):	Industrial – Various
Original Principal Balance(1):	$39,999,999	Net Rentable Area (SF):	9,438,321
Cut-off Date Principal Balance(1):	$39,999,999	Location(4):	Various
% of IPB:	3.7%	Year Built / Renovated(4):	Various / Various
Loan Purpose(2):	Recapitalization	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date(5):	Various
Borrower Sponsor:	Industrial Logistics Properties Trust	4th Most Recent NOI (As of):	NAV
Interest Rate:	3.86465618%	3rd Most Recent NOI (As of)(6):	$35,944,346 (12/31/2019)
Note Date:	2/25/2022	2nd Most Recent NOI (As of)(6):	$37,788,413 (12/31/2020)
Maturity Date:	3/6/2032	Most Recent NOI (As of):	$41,245,939 (12/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$55,178,154
Original Amortization Term:	None	UW Expenses:	$10,108,560
Amortization Type:	Interest Only	UW NOI:	$45,069,593
Call Protection:	YM0.5(113),O(7)	UW NCF:	$41,766,181
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$1,175,000,000 / $124
Additional Debt(1):	Yes	Appraisal Date:	1/3/2022
Additional Debt Balance(1):	$301,140,001 / $103,860,000 / $255,000,000
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$36	$47
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$36	$47
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	29.0%	37.9%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(6):	29.0%	37.9%
Unfunded Obligations	$1,758,645	$0	N/A	UW NCF DSCR:	3.12x	2.40x
Reserve:				UW NOI Debt Yield:	13.2%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes	$341,140,000	48.7%	Return of Equity(9)	$693,035,177	99.0%
B Notes	103,860,000	14.8	Closing Costs	5,206,178	0.7
Mezzanine Loans	255,000,000	36.4	Reserves	1,758,645	0.3
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%

(1)	The ILPT Logistics Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $341.14 million (collectively, the “ILPT Logistics Portfolio A Notes”) and five pari passu promissory notes that are subordinate to the ILPT Logistics Portfolio A Notes with an aggregate outstanding principal balance as of the Cut-off Date of $103.86 million (collectively, the “ILPT Logistics Portfolio B Notes”, and together with the ILPT Logistics Portfolio A Notes, the “ILPT Logistics Portfolio Whole Loan”). Additionally, mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off Date of $255,000,000 (the “ILPT Logistics Portfolio Mezzanine Loans”) consisting of (a) five senior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175,000,000 (the “ILPT Logistics Portfolio Senior Mezzanine Loan”) and (b) five junior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 (the “ILPT Logistics Portfolio Junior Mezzanine Loan”, and together with the ILPT Logistics Portfolio Senior Mezzanine Loan, the “ILPT Logistics Portfolio Mezzanine Loans”). The aggregate of the ILPT Logistics Portfolio Whole Loan together with the ILPT Logistics Portfolio Mezzanine Loans constitute the total debt (the “ILPT Logistics Portfolio Total Debt”).

(2)	The ILPT Logistics Portfolio Mortgage Loan recapitalized the borrower sponsor as the ILPT Logistics Portfolio Properties (as defined below) were previously unencumbered.

(3)	The borrowers of the ILPT Logistics Portfolio Whole Loan are ILPT Bemidji LLC, ILPT Burlington LLC, ILPT Chesterfield LLC, ILPT KYIN LLC, ILPT Mahwah LLC, ILPT Murfreesboro LLC, ILPT Obetz LLC, ILPT Spartanburg LLC, ILPT TN LLC, ILPT Trails Road LLC, Mercury Street Industrial LLC, Rickenbacker Industrial LLC and ILPT North East LLC.

(4)	See “The Properties” section below.

(5)	Based on the underwritten rent rolls dated February 1, 2022 and February 25, 2022.

(6)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018 and the 7303 Rickenbacker Parkway West property, which was built in 2020.

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(7)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV and Maturity Date LTV based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively for the ILPT Logistics Portfolio A Notes, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio Whole Loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio Total Debt.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The ILPT Logistics Portfolio Properties were previously held by the borrower sponsor unencumbered and the Return of Equity was used to facilitate the acquisition of Monmouth Real Estate Investment Corporation by Industrial Logistics Property Trust, an affiliate of the borrowers.

The Loan. The ILPT Logistics Portfolio mortgage loan (the “ILPT Logistics Portfolio Mortgage Loan”) is part of the ILPT Logistics Portfolio Whole Loan with an original principal balance of $445,000,000. The ILPT Logistics Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. The ILPT Logistics Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple interests in 15 industrial properties, leasehold (PILOT) interest in one industrial property and fee/leasehold (PILOT) interests in one industrial property (each, an “ILPT Logistics Portfolio Property” and, collectively, the “ILPT Logistics Portfolio Properties” or the “ILPT Logistics Portfolio”). The ILPT Logistics Portfolio Whole Loan is comprised of the ILPT Logistics Portfolio A Notes, consisting of 13 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $341,140,000, and the ILPT Logistics Portfolio B Notes, consisting of five pari passu subordinate promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $103,860,000. The ILPT Logistics Portfolio Mortgage Loan is comprised of the non-controlling Notes A-2-B-2 and A-2-B-3, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $39,999,999. The ILPT Logistics Portfolio Whole Loan is serviced under the trust and servicing agreement for the ILPT 2022-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The lenders also originated the ILPT Logistics Portfolio Mezzanine Loans with an original aggregate principal amount of $255,000,000.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$176,140,000	$176,140,000	ILPT 2022-LPFX	Yes
Notes A-2-A-1, A-2-A-2	$73,656,388	$73,656,388	BMARK 2022-B35	No
Note A-2-B-1	$15,000,000	$15,000,000	WFCM 2022-C62	No
Notes A-2-B-2, A-2-B-3	$39,999,999	$39,999,999	BBCMS 2022-C16	No
Note A-2-C	$12,114,538	$12,114,538	BANK 2022-BNK41	No
Note A-2-D, A-2-E	$24,229,075	$24,229,075	MSC 2022-L8	No
Notes B-1, B-2, B-3, B-4, B-5	$103,860,000	$103,860,000	ILPT 2022-LPFX	No
Whole Loan	$445,000,000	$445,000,000

The Properties. The ILPT Logistics Portfolio is comprised of 17 properties totaling approximately 9.4 million square feet and consists of primarily single-tenant industrial properties generally located in core distribution regions and heavily populated markets, as evidenced by the ILPT Logistics Portfolio’s weighted average population density within a 15-mile radius of approximately 674,996 (sourced from a third-party data provider and weighted based on UW NOI). The ILPT Logistics Portfolio consists of the following property sub-types: Warehouse/Distribution (92.2% of UW NOI) and Manufacturing/Distribution (7.8% of UW NOI). Based on square footage, the ILPT Logistics Portfolio has a weighted average year built of 2008, average size of 555,195 square feet and weighted average clear heights of approximately 31.9 feet.

The ILPT Logistics Portfolio is located across 12 states and 13 different markets, with the largest state concentrations in Tennessee (two properties; approximately 13.5% of UW NOI), New Jersey (two properties; approximately 12.2% of UW NOI) and Maryland (one property; approximately 11.9% of UW NOI). The largest market concentrations are in the Philadelphia (two properties; approximately 19.6% of UW NOI), Richmond (one property; approximately 11.4% of UW NOI), Nashville (one property; approximately 10.7% of UW NOI), Spartanburg (one property; approximately 10.2% of UW NOI), and Columbus (two properties; approximately 9.3% of UW NOI) markets, among others.

No single ILPT Logistics Portfolio Property contributes more than 11.9% of UW NOI and, with the exception of Amazon.com Services, Inc. (“Amazon”) (32.3% of SF and 30.9% of UW gross rent), no individual tenant represents more than 11.8% of UW gross rent. As of February 1, 2022 and February 25, 2022 the ILPT Logistics Portfolio was 100.0% occupied by 19 individual tenants, with a weighted average remaining lease term based on UW Base Rent of approximately 6.9 years and only 10.8% of UW gross rent expiring prior to 2027. Approximately 63.7% of UW gross rent (or 58.8% of NRA) comes from nine investment grade-rated tenants (or their respective parent companies), including, but not limited to, Amazon (32.3% of NRA; 30.9% of UW gross rent; rated A1/AA/AA- by Moody’s/S&P/Fitch; Lease Expiration Date (by UW Base Rent) (“LXP”) of September 2027), UPS Supply Chain Solutions, Inc. (“UPS”) (6.5% of NRA; 9.2% of UW gross rent; rated A2/A-/NR by Moody’s/S&P/Fitch; LXP of May 2030), Avnet, Inc. (6.2% of NRA; 5.8% of UW gross rent; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; LXP of September 2026), YNAP Corporation (parent company Compagnie Financiere

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Richemont SA) (1.8% of NRA; 5.2% of UW gross rent; rated NR/A+/NR by Moody’s/S&P/Fitch; LXP of August 2035) and Amcor Rigid Plastics USA, Inc. (4.5% of NRA; 3.1% of UW gross rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch; LXP of June 2029).

The following table presents detailed information with respect to each of the ILPT Logistics Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Title	Year Built/ Renovated	NRA (SF)(1)	Clear Height	As-Is Appraised Value	Occ. (%)(1)	% of Allocated Loan Amount	% of UW NOI
4000 Principio Parkway	North East, MD	Warehouse / Distribution	Fee	2006-2012/NAP	1,194,744	32.0	$140,000,000	100.0%	12.3%	11.9%
2020 Joe B. Jackson Parkway	Murfreesboro, TN	Warehouse / Distribution	Leasehold (PILOT)(2)	2012/NAP	1,016,281	32.0	$132,100,000	100.0%	11.1%	10.7%
1901 Meadowville Technology Parkway	Chester, VA	Warehouse / Distribution	Fee	2012/NAP	1,016,281	32.0	$115,400,000	100.0%	10.7%	11.4%
52 Pettengill Road	Londonderry, NH	Warehouse / Distribution	Fee	2015/NAP	614,240	32.0	$123,000,000	100.0%	10.4%	8.1%
510 John Dodd Road	Spartanburg, SC	Warehouse / Distribution	Fee	2012/NAP	1,015,740	32.0	$112,500,000	100.0%	10.3%	10.2%
309 Dulty’s Lane	Burlington, NJ	Warehouse / Distribution	Fee	2001/NAP	633,836	32.0	$107,900,000	100.0%	9.2%	7.7%
5300 Centerpoint Parkway	Groveport, OH	Warehouse / Distribution	Fee (PILOT)(2)	2014/NAP	581,342	30.0	$57,600,000	100.0%	5.3%	6.2%
17001 West Mercury Street	Gardner, KS	Warehouse / Distribution	Fee (PILOT)(2) / Leasehold	2018/NAP	645,462	36.0	$50,400,000	100.0%	4.7%	6.1%
725 Darlington Avenue	Mahwah, NJ	Warehouse / Distribution	Fee	1999/2010	167,424	34.0	$51,400,000	100.0%	4.3%	4.5%
10100 89th Avenue N	Maple Grove, MN	Warehouse / Distribution	Fee	2015/NAP	319,062	32.0	$39,500,000	100.0%	3.7%	3.9%
7303 Rickenbacker Parkway West	Columbus, OH	Warehouse / Distribution	Fee	2020/NAP	357,504	36.0	$33,400,000	100.0%	3.1%	3.1%
4836 Hickory Hill Road	Memphis, TN	Warehouse / Distribution	Fee	1984-1987/NAP	646,160	27.0	$35,500,000	100.0%	3.0%	2.8%
7000 West Post Road	Las Vegas, NV	Warehouse / Distribution	Fee	2011/NAP	95,953	35.0	$30,400,000	100.0%	2.8%	2.7%
3201 Bearing Drive	Franklin, IN	Manufacturing / Distribution	Fee	1974/2006	422,912	31.0	$29,800,000	100.0%	2.8%	3.6%
900 Commerce Parkway West Drive	Greenwood, IN	Manufacturing / Distribution	Fee	2008/2020	294,388	28.0	$27,500,000	100.0%	2.4%	2.3%
6825 West County Road 400 North	Greenfield, IN	Warehouse / Distribution	Fee	2008/2020	245,041	28.0	$24,300,000	100.0%	2.3%	2.9%
951 Trails Road	Eldridge, IA	Manufacturing / Distribution	Fee	1997/2001	171,951	39.0	$17,600,000	100.0%	1.6%	2.0%
Total / Wtd. Avg.					9,438,321	31.9(3)	$1,175,000,000(4)	100.0%	100.0%	100.0%
(1)	Information based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	See “PILOT Agreement” below.

(3)	Wtd. Avg. Clear Height is weighted based on square feet.

(4)	Represents the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties is $1,128,300,000.

COVID-19 Update. As of the date of this term sheet, the ILPT Logistics Portfolio Properties were open and operational. YNAP Corporation (representing approximately 5.2% of UW gross rent for the entire portfolio), the sole tenant at the 725 Darlington Avenue property, requested rent relief for four months from April 2020 through July 2020. The rent for those months was deferred and paid back by that tenant in 12 equal payments for the period beginning in August 2020 through July 2021 (in addition to monthly base rent per the lease). All deferred rent has been paid and the tenant remains current on rental obligations. As of April 26, 2022, the ILPT Logistics Portfolio Whole Loan is not subject to any modifications or forbearance requests. The ILPT Logistics Portfolio Whole Loan is current on debt service through May 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Major Tenants.

Amazon (AA-/A1/AA; Fitch/Moody’s/S&P; 3,048,302 square feet; 32.3% of NRA; 30.9% of underwritten gross rent). Amazon occupies 3,048,302 square feet across three ILPT Logistics Portfolio Properties. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Facebook. The Amazon leases at the 1901 Meadowville Technology Parkway, 2020 Joe B. Jackson Parkway and 510 John Dodd Road properties are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

Restoration Hardware, Inc. (“RH”) (Ba2/BB; Moody’s/S&P; 1,194,744 square feet; 12.7% of NRA; 11.8% of underwritten gross rent). RH occupies 1,194,744 square feet at the 4000 Principio Parkway property. RH is an upscale American home-furnishings company headquartered in Corte Madera, California. RH offers products such as furniture, lighting, textiles, bathware, décor, outdoor, and garden, as well as baby and child products. RH distributes its products through retail stores, catalogs, and websites. RH operates 82 retail locations including 38 outlet stores throughout the United States, Canada and the United Kingdom. RH has three, five-year renewal options and no unilateral termination or contraction options remaining under its lease.

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UPS (A2/A-; Moody’s/S&P; 614,240 square feet; 6.5% of NRA; 9.2% of underwritten gross rent). UPS occupies 614,240 square feet at the 52 Pettengill Road property. UPS is the world’s largest package deliverer, transporting nearly 25 million packages and documents per business day throughout the United States and in over 220 countries and territories. UPS deploys a fleet of approximately 127,000 cars, vans, tractors, and motorcycles, and roughly 600 aircraft for pickups and deliveries. Headquartered in Atlanta, Georgia, United States, UPS has over 1,000 package operating facilities and serves approximately 1.7 million shipping customers and approximately 11.8 million delivery customers daily. The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

Environmental. The Phase I environmental report of the 510 John Dodd Road property (10.2% of UW NOI) dated January 3, 2022, determined that, according to the regulatory database report, the adjoining parcel to the south (575 John Dodd Road) has known volatile organic compounds (chlorinated solvents) in the soil and groundwater. The environmental report stated that the adjoining parcel is potentially a recognized environmental condition originating from an off-property facility and the environmental consultant recommended that a regulatory file review at the South Carolina Department of Environmental Control should be completed to determine the extent of contamination and to evaluate the potential for the adjacent property to impact the 510 John Dodd Road property.

According to the Phase I environmental report of the 309 Dulty’s Lane property (7.7% of the UW NOI) dated December 28, 2021, the confirmed groundwater impact on the adjacent property to the north, followed by site remediations and the establishment of a Classification Exception Area and associated Response Action Outcome-Entire Site (Limited Restricted Use) approval that extend to the northern portion of the property represent a controlled recognized environmental condition at the 309 Dulty’s Lane property. Given the identified responsible party, no further investigations/remediations are warranted at this time.

According to the Phase I environmental report of the 10100 89th Avenue N property (3.9% of UW NOI) dated December 30, 2021, there is no evidence of any recognized or controlled recognized environmental condition at the 10100 89th Avenue N property. A historical recognized environmental condition relating to former petroleum contamination incidents in connection with former fuel underground storage tanks and associated LUST cases that were closed in 1994 and 2013. Given the identification of the responsible party and regulatory closures, the environmental consultant concluded that no further investigation is warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	99.3%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year with the exception of 2021, which is as of November 30.

(2)	Current occupancy is as of February 1, 2022 and February 25, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Gross Rent PSF(3)	UW Gross Rent(3)	% of Total UW Gross Rent(3)	Lease Expiration Date
Amazon(4)	AA-/A1/AA	3,048,302	32.3%	$5.59	$17,039,340	30.9%	9/30/2027
RH(5)	NR/Ba2/BB	1,194,744	12.7	$5.44	6,501,553	11.8	2/29/2028
UPS(6)	NR/A2/A-	614,240	6.5	$8.30	5,099,301	9.2	5/31/2030
BJ’s Wholesale Club, Inc.(7)	NR/NR/BB	633,836	6.7	$5.77	3,660,336	6.6	7/31/2033
Avnet, Inc.(8)	BBB-/Baa3/BBB-	581,342	6.2	$5.53	3,214,617	5.8	9/30/2026
ELC Distribution Center LLC(9)	NR/NR/NR	645,462	6.8	$4.72	3,046,813	5.5	8/31/2032
YNAP Corporation(10)	NR/NR/A+	167,424	1.8	$17.11	2,864,263	5.2	8/31/2035
BlueTriton Brands, Inc.	NR/NR/NR	294,388	3.1	$5.91	1,739,623	3.2	7/31/2031
Amcor Rigid Plastics USA, Inc.	NR/Baa2/BBB	422,912	4.5	$4.06	1,717,992	3.1	6/30/2029
SYNNEX Corporation	BBB-/Baa3/BBB-	357,504	3.8	$4.45	1,590,343	2.9	4/30/2028
Total Major Tenants		7,960,154	84.3%	$5.84	$46,474,182	84.2%

Other Tenants		1,478,167	15.7%	$5.89	$8,703,972	15.8%
Occupied Collateral Total / Wtd. Avg.		9,438,321	100.0%	$5.85	$55,178,154	100.0%
Vacant Space		0	0.0%
Collateral Total		9,438,321	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Gross Rent PSF, UW Gross Rent and % of Total UW Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	The Amazon leases at the 1901 Meadowville Technology Parkway property, 2020 Joe B. Jackson Parkway property and 510 John Dodd Road property are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

(5)	RH has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(6)	The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

(7)	BJ’s Wholesale Club, Inc. has (i) four, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(8)	Avnet, Inc. has (i) two consecutive renewal options (one three-year renewal and one five-year renewal) and (ii) no unilateral termination or contraction options remaining under its lease.

(9)	ELC Distribution Center LLC has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(10)	YNAP Corporation has the option to terminate its lease effective April 30, 2030 with notice to landlord by October 31, 2028 and payment of a termination fee.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Gross Rent Expiring(3)	% of UW Gross Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Gross Rent Expiring	Cumulative % of UW Gross Rent Expiring
Vacant	NAP	0	0.0%	$0	NAP	0	0.0%	$0	0.0%
2022 & MTM	0	0	0.0	0	0.0%	0	0.0%	$0	0.0%
2023	2	123,548	1.3	984,369	1.8	123,548	1.3%	$984,369	1.8%
2024	0	0	0.0	0	0.0	123,548	1.3%	$984,369	1.8%
2025	1	95,953	1.0	1,399,009	2.5	219,501	2.3%	$2,383,378	4.3%
2026	2	640,875	6.8	3,580,823	6.5	860,376	9.1%	$5,964,201	10.8%
2027(4)	5	3,802,929	40.3	19,355,297	35.1	4,663,305	49.4%	$25,319,497	45.9%
2028	2	1,552,248	16.4	8,091,897	14.7	6,215,553	65.9%	$33,411,394	60.6%
2029	2	578,225	6.1	3,118,833	5.7	6,793,778	72.0%	$36,530,226	66.2%
2030	1	614,240	6.5	5,099,301	9.2	7,408,018	78.5%	$41,629,527	75.4%
2031	2	411,630	4.4	2,848,762	5.2	7,819,648	82.8%	$44,478,289	80.6%
2032	1	645,462	6.8	3,046,813	5.5	8,465,110	89.7%	$47,525,102	86.1%
2033 & Beyond	3	973,211	10.3	7,653,052	13.9	9,438,321	100.0%	$55,178,154	100.0%
Total	21	9,438,321	100.0%	$55,178,154	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Gross Rent Expiring and % of UW Gross Rent Expiring are inclusive of (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	Approximately 30.9% of the UW Gross Rent Expiring can be attributed to three Amazon leases, which expire in 2027. Amazon has been at each of the three spaces since October 2012 and maintains four, five-year renewal options at each of its spaces.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$36,799,811	$39,088,922	$42,733,390	$44,510,611	$4.72	80.7%
Rent Steps(4)	0	0	0	784,006	0.08	1.4
Straight-Line Rent(5)	0	0	0	1,425,124	0.15	2.6
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$36,799,811	$39,088,922	$42,733,390	$46,719,741	$4.95	84.7%
Total Reimbursements	6,366,966	7,084,453	8,487,015	8,458,413	0.90	15.3
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85	100.0%
Total Expenses(6)	7,222,431	8,384,962	9,974,466	10,108,560	1.07	18.3
Net Operating Income	$35,944,346	$37,788,413	$41,245,939	$45,069,593	$4.78	81.7%
Total TI/LC, Capex/RR	0	0	0	3,303,412	0.35	6.0
Net Cash Flow	$35,944,346	$37,788,413	$41,245,939	$41,766,181	$4.43	75.7%
(1)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018 and the 7303 Rickenbacker Parkway West property, which was built in 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of February 1, 2022 and February 25, 2022.

(4)	Rent Steps totaling $784,006 are taken through March 1, 2023.

(5)	Straight Line Rent is underwritten based on the straight-line average rent steps for investment grade tenants over the shorter of (i) the respective tenant’s lease term and (ii) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(6)	Three of the ILPT Logistics Portfolio Properties, the 2020 Joe B. Jackson Parkway property, the 17001 West Mercury Street property, and the 5300 Centerpoint Parkway property, are subject to payment in lieu of taxes (“PILOT”) arrangements. With respect to such properties, real estate taxes were underwritten based on the PILOT agreements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

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The Market. According to the appraisal, the United States industrial market absorbed 133.8 million square feet of industrial space in the third quarter of 2021 and had a total inventory of approximately 15.7 billion square feet. As of the third quarter of 2021, the United States industrial market had a national vacancy rate of 4.6% and average triple-net asking rents of $8.62 PSF (which represents a 12.4% increase compared to the third quarter of 2020). The ILPT Logistics Portfolio, which is primarily comprised of large Warehouse/Distribution Properties (with an average property size of 555,195 square feet) has a weighted average UW Base Rent per occupied square foot of $4.80 (weighted by individual tenant square feet), which is below the appraiser’s weighted average concluded industrial market rents of $5.18 PSF (based on concluded market rents for each individual ILPT Logistics Portfolio Property weighted based on square footage).

The ILPT Logistics Portfolio is located across 12 states and 13 different markets. The largest market concentrations are in the Philadelphia (2 properties; approximately 19.6% of UW NOI), Richmond (1 property; approximately 11.4% of UW NOI), and Nashville (1 property; approximately 10.7% of UW NOI) markets.

According to a third-party market report, the Philadelphia market reported a vacancy rate of 4.4% as of February 2022 with 12-month rent growth of 12.7% and asking rents of $8.86 PSF. The Philadelphia market has seen average rent growth of 8.0% annually over the past three years and continues to benefit from its strategic location between New York City and Washington, D.C. Over the past 12 months, Southern New Jersey has garnered approximately 60.0% of the Philadelphia market’s leasing by square footage.

According to a third-party market report, the Richmond market reported a 3.0% vacancy rate and asking rents of $7.33 PSF as of February 2022. The Richmond industrial market has seen commitments from several nationally-recognized tenants, such as Amazon (2.6 million square foot lease signed in April 2021), Lowe’s (1.2 million square foot lease signed in October 2021) and Wegmans (plans to construct a 1.1 million square foot facility).

According to a third-party market report, the Nashville market reported a 4.1% vacancy rate, 12-month rent growth of 12.6% and asking rents of $9.31 PSF as of February 2022. The Nashville market benefits from its centralized location, allowing industrial users in the market to reach over half of the United States population in roughly one day’s drive.

The Borrowers. The borrowers are 13 special-purpose, bankruptcy-remote Delaware limited liability companies (the “Borrowers”), which are affiliates of Industrial Logistics Property Trust. The Borrowers delivered a non-consolidation opinion in connection with the origination the ILPT Logistics Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Industrial Logistics Properties Trust (“ILPT”), a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of March 31, 2022, ILPT owned 412 industrial and logistics properties with approximately 60 million rentable square feet, which are approximately 98.9% leased to 304 different tenants with a weighted average lease term of approximately 8.6 years.

ILPT focuses on acquiring properties that are of strategic importance to their tenant’s businesses, such as build to suit properties, strategic distribution hubs or other properties in which tenants have invested significant amounts of capital. ILPT targets occupied properties, where tenants are financially responsible for all, or substantially all, increases in property level operating.

Property Management. The ILPT Logistics Portfolio is currently managed by The RMR Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the ILPT Logistics Portfolio Whole Loan, the Borrowers funded $1,758,645 with the lender for unfunded obligations for tenant improvements, leasing commissions and other leasing obligations with respect to the ILPT Logistics Portfolio Properties.

Tax Escrows – On each monthly payment date during a Trigger Period (as defined below), subject to certain exceptions set forth in the ILPT Logistics Portfolio Whole Loan documents, the Borrowers are required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the Borrowers over the next-ensuing 12-month period (excluding from such amount any taxes that are required to be paid directly by a tenant pursuant to its leases, provided that such tenant is not in default under its lease and no less than 12 months remain on the term of any such lease).

Insurance Escrows – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the Borrowers for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the Borrowers maintain a blanket policy meeting the requirements of the ILPT Logistics Portfolio Whole Loan documents.

Replacement Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a replacement reserve an amount equal to approximately $226,780.

TI/LC Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a TI/LC reserve an amount equal to approximately $117,979. Additionally, during a Trigger Period, the Borrowers are required to deposit into such TI/LC reserve any lease termination fees required to be deposited with the lender pursuant to the ILPT Logistics Portfolio Whole Loan documents.

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Lockbox / Cash Management. The ILPT Logistics Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Within five business days of origination of the ILPT Logistics Portfolio Whole Loan, the Borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the Borrowers or the manager are required to be deposited in such lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to Borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept not less than two times per week to a cash management account under the control of the lender to be applied and disbursed in accordance with the ILPT Logistics Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ILPT Logistics Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ILPT Logistics Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the lockbox account. So long as no event of default has occurred and is continuing, the Borrowers may receive disbursements from the excess cash flow account to pay for costs and expenses in connection with the ownership, management and/or operation of the ILPT Logistics Portfolio Properties to the extent such amounts are not otherwise paid through releases from any other reserve account. Upon an event of default under the ILPT Logistics Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine. All amounts remaining in the cash management account after deposits will be deposited into the excess cash flow account.

A “Trigger Period” means, a period commencing upon the earliest of: (i) occurrence and continuance of an event of default; (ii) the date that the lender has received written notice from (x) the ILPT Logistics Portfolio Senior Mezzanine Loan lender that an event of default exists under the ILPT Logistics Portfolio Senior Mezzanine Loan, or (y) the ILPT Logistics Portfolio Junior Mezzanine Loan lender than an event of default exists under the ILPT Logistics Portfolio Junior Mezzanine Loan; or (iii) the aggregate debt yield falling below 5.25% for two consecutive calendar quarters (a “ILPT Logistics Portfolio Debt Yield Trigger Event”); and expiring upon the first date on which: (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default; (y) with regard to a Trigger Period commenced in connection with clause (ii) above, the lender has received written notice from ILPT Logistics Portfolio Senior Mezzanine Loan lender or ILPT Logistics Portfolio Junior Mezzanine Loan lender, as applicable, that the event of default under the applicable ILPT Logistics Portfolio Mezzanine Loan is no longer continuing; and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, (1) the aggregate debt yield is equal to or greater than 5.25% for two consecutive calendar quarters, (2) the Borrowers and the Mezzanine Borrowers (defined below) prepay the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans, respectively, on a pro rata basis (including payment of any applicable yield maintenance premium (provided that in the event of a prepayment pursuant to this clause (2), the ILPT Logistics Portfolio Debt Yield Trigger Event will cease upon such prepayment without any obligation to wait two (2) consecutive calendar quarters), or (3) the Borrowers and the Mezzanine Borrowers deliver to the lender cash or a letter of credit in an amount, if applied to the outstanding principal balance of the ILPT Logistics Portfolio Whole Loan and (and to the extent no event of default then exists, the outstanding principal balance of the ILPT Logistics Portfolio Mezzanine Loans), would achieve a debt yield equal to 5.25% (as applicable, “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the mortgage lender in escrow as additional collateral for the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans and is required to be promptly returned to the Borrowers and the Mezzanine Borrowers following the termination of the Trigger Period (determined without consideration of the Debt Yield Cure Collateral) and provided that no other Trigger Period is then in effect to the extent not previously disbursed or applied by the lender in accordance with the ILPT Logistics Portfolio Whole Loan documents). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period otherwise then exists for any other reason.

Subordinate and Mezzanine Debt. The ILPT Logistics Portfolio Properties secure the ILPT Logistics Portfolio A Notes, which have an aggregate Cut-off Date principal balance of $341,140,000, and the ILPT Logistics Portfolio B Notes, which have an aggregate Cut-off Date principal balance of $103,860,000. The ILPT Logistics Portfolio does not secure the ILPT Logistics Portfolio Mezzanine Loans, which are coterminous with the ILPT Logistics Portfolio Whole Loan and have an aggregate Cut-off Date principal balance of $255,000,000. The ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust and the ILPT Logistics Portfolio B Notes accrue interest at the same rate as the ILPT Logistics Portfolio Mortgage Loan. The ILPT Logistics Portfolio Senior Mezzanine Loan was made to ILPT Mezz Fixed Borrower 2 LLC, a Delaware limited liability company (the “Mezzanine A Borrower”), and has an aggregate Cut-off Date principal balance of $175,000,000 and accrues interest at 5.14560% per annum, whereas the ILPT Logistics Portfolio Junior Mezzanine Loan was made to ILPT Mezz Fixed Borrower LLC, a Delaware limited liability company (the “Mezzanine B Borrower” and together with the Mezzanine A Borrower, collectively, the “Mezzanine Borrowers”), and has an aggregate cut-off date principal balance of $80,000,000 and accrues interest at a rate of 5.89560% per annum. The ILPT Logistics Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust. The ILPT Logistics Portfolio Mortgage Loan and the ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust are generally senior to the ILPT Logistics Portfolio B Notes.

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Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV(1)
A Notes	$341,140,000	3.86465618%	3.12x	13.2%	29.0%
B Notes	$103,860,000	3.86465618%	2.40x	10.1%	37.9%
Senior Mezzanine Loan	$175,000,000	5.1456%	1.33x	6.4%	59.6%
Junior Mezzanine Loan	$80,000,000	5.8956%
Total Debt	$700,000,000
(1)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022.

Partial Release. The Borrowers may release one or more of the ILPT Logistics Portfolio Properties to a third-party purchaser subject to satisfaction of conditions set forth in the ILPT Logistics Portfolio Whole Loan documents, including, without limitation, (i) no event of default exists under the ILPT Logistics Portfolio Whole Loan, (ii) the satisfaction of certain REMIC requirements, (iii) prepayment of the ILPT Logistics Portfolio Whole Loan in an amount equal to 115% of the allocated loan amount of such ILPT Logistics Portfolio Property or ILPT Logistics Portfolio Properties, (iv) the debt yield after giving effect to such release is at least equal to the greater of 6.24% and the debt yield immediately prior to the release, (v) payment of any applicable yield maintenance premium, and (vi) other standard market provisions such as the payment of lender’s out-of-pocket expenses and simultaneous prepayment of each of the ILPT Logistics Portfolio Mezzanine Loans.

In addition, the Borrowers may obtain the release of any individual ILPT Logistics Portfolio Property to cure a default or event of default related to such ILPT Logistics Portfolio Property, but only if (i)(a) prior to obtaining such release, the Borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the Borrowers or guarantor or the use of any operating income or rents from any other ILPT Logistics Portfolio Property to effectuate such cure) or (b) such event of default related to an environmental condition at any ILPT Logistics Portfolio Property and (ii) such default or event of default was not caused by the Borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

PILOT Agreement. In connection with the Agreement for Payments in Lieu of Ad Valorem Taxes, dated December 21, 2011 (the “TN PILOT Agreement”), the Industrial Development Board of Rutherford County, Tennessee (the “Board”) took title to the land, improvements and personal property comprising the 2020 Joe B. Jackson Parkway property. The Board leases (i) the personal property portion of the 2020 Joe B. Jackson Parkway property to the sole tenant of the 2020 Joe B. Jackson Parkway property (the “TN PILOT Tenant”) pursuant to a Company Lease, dated December 21, 2011, and (ii) the real property portion of the 2020 Joe B. Jackson Parkway property to the applicable Borrower pursuant to the applicable developer lease, dated December 21, 2011. The applicable Borrower then subleases the real property to the TN PILOT Tenant pursuant to that certain industrial sublease dated December 21, 2011. The TN PILOT Agreement and related company lease and developer lease expire on December 31, 2032. The real and personal property taxes are fully abated and no payments in lieu of taxes are required during this time, but the applicable Borrower and TN PILOT Tenant are required to pay the Board an economic development fee that equals 15% of the ad valorem taxes that would be due for such year if the Property were not fee owned by the Board. The applicable Borrower has the option to repurchase the fee interest for $1 at any time. Additionally, the Board delivered a consent agreement, dated as of origination of the ILPT Logistics Portfolio Whole Loan, encumbering the Board’s fee interest in favor of the lender.

With respect to the 17001 West Mercury Street property, the ILPT Logistics Portfolio Whole Loan is secured by a mortgage on the related Borrower’s fee and leasehold interest in the 17001 West Mercury Street property pursuant to a payment in lieu of taxes arrangement. Because the ILPT Logistics Portfolio Whole Loan is secured by the related Borrower’s overlapping fee and leasehold interest in such property, the related Borrower’s interest is described herein as a fee interest.

With respect to the 5300 Centerpoint Parkway property (the “OH PILOT Property”), ILPT Obetz LLC (the “OH PILOT Borrower”) receives a 100% property tax exemption pursuant to that certain Toy Road Community Reinvestment Area Agreement, dated as of December 15, 2003 (the “OH PILOT Lease”), by and between the Village of Obetz, Ohio (the “OH PILOT Lessor”), and Center Point Capital, LLC, for a period of 15 years following completion by the property owner of construction of a 3,800,000 square foot distribution facility (the “Project”) and delivery of a certificate of substantial completion to OH PILOT Lessor. The property owner is required to pay OH PILOT Lessor an annual fee for the project equal to the greater of (a) 1% of the dollar value of the tax exemption received under the OH PILOT Lease for that year or (b) $500.00, provided, however, if the value of the incentives exceeds $250,000, the fee cannot exceed $2,500. Pursuant to that certain Tax Increment Financing Agreement (“OH PILOT TIF Agreement”), dated as of December 15, 2003, between Center Point Capital, LLC and OH PILOT Lessor, the property owner must make service payments in an amount equal to the amount of real property taxes that would have been charged otherwise (less any other payments received by the OH PILOT Lessor) for a period of 30 years after the expiration of the OH PILOT Lease. As of the date of this term sheet, the Borrowers have not provided evidence of assignment of the OH PILOT Lease and related documents from Center Point Capital, LLC to OH PILOT Borrower.

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No. 9 – Phoenix Industrial Portfolio VIII

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	3.2%	Net Rentable Area (SF):	2,329,016
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	95.8%
Interest Rate:	5.70000%	Occupancy Date(4):	Various
Note Date:	5/10/2022	4th Most Recent NOI (As of)(5):	$1,453,173 (12/31/2019)
Maturity Date:	6/6/2032	3rd Most Recent NOI (As of)(5):	$1,436,649 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,778,303 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(6):	$4,901,997 (TTM 2/28/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$9,112,448
Call Protection(3):	L(24),D(90),O(6)	UW Expenses:	$2,413,939
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$6,698,509
Additional Debt(1):	Yes	UW NCF:	$6,225,490
Additional Debt Balance(1):	$22,000,000	Appraised Value / Per SF:	$88,200,000 / $38
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$136,487	$35,040	N/A	Maturity Date Loan / SF:	$23
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	$19,408	$698,705	Maturity Date LTV:	60.2%
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	1.57x
Unfunded Obligations Reserve:	$8,870	$0	N/A	UW NOI Debt Yield:	11.8%
Deferred Maintenance:	$59,444	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,000,000	100.0%	Loan Payoff	$38,034,329	66.7%
			Partnership Buyout	12,023,483	21.1
			Return of Equity	4,496,782	7.9
			Upfront Reserves	1,704,801	3.0
			Closing Costs	740,606	1.3
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%
(1)	The Phoenix Industrial Portfolio VIII Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $57.0 million (the “Phoenix Industrial Portfolio VIII Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Phoenix Industrial Portfolio VIII Whole Loan.

(2)	See “The Borrowers” below for more information.

(3)	Defeasance of the Phoenix Industrial Portfolio VIII Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(4)	Occupancy is as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(5)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable for the West Mifflin, PA property, Church Hill, TN property and Kingsport, TN property as the borrower sponsor acquired those properties in 2020.

(6)	The increase from the Most Recent NOI to UW NOI is primarily attributable to leasing totaling an additional approximately $1.4 million in base rent, $105,924 in rent steps through June 2023 and an additional $602,299 in recoveries. The Church Hill, TN property and the Kingsport, TN property were renovated in 2021.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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No. 9 – Phoenix Industrial Portfolio VIII

The Loan. The Phoenix Industrial Portfolio VIII mortgage loan (the “Phoenix Industrial Portfolio VIII Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 2,329,016 square foot portfolio of five industrial properties located in Pennsylvania, Tennessee, Illinois and Missouri (each, a “Phoenix Industrial Portfolio VIII Property”, and collectively, the “Phoenix Industrial Portfolio VIII Properties”). The Phoenix Industrial Portfolio VIII Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.70000% per annum. The Phoenix Industrial Portfolio VIII Whole Loan has a 10-year term and is interest only for the first 60 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The controlling Note A-1 and non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $35,000,000, will be included in the BBCMS 2022-C16 securitization trust. The remaining note is currently held by UBS AG and is expected to be contributed to one or more future securitization trust(s). The Phoenix Industrial Portfolio VIII Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BBCMS 2022-C16	Yes
A-2(1)	$22,000,000	$22,000,000	UBS AG	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C16	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C16	No
Whole Loan	$57,000,000	$57,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Phoenix Industrial Portfolio VIII Whole Loan is secured by five industrial properties totaling 2,329,016 square feet located in Tennessee (two properties, 40.8% of NRA), Pennsylvania (one property, 26.8% of NRA), Illinois (one property, 20.5% of NRA) and Missouri (one property, 11.9% of NRA). The Phoenix Industrial Portfolio VIII Properties were 95.8% occupied by 33 tenants as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties. The borrower sponsor acquired the Phoenix Industrial Portfolio VIII Properties between 2018 and 2020 for an aggregate purchase price of approximately $28.0 million. Since acquisition, the borrower sponsor has invested approximately $4.8 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio VIII Properties.

West Mifflin, PA (26.8% of NRA; 35.1% of Allocated Whole Loan Amount (“ALA”)): The West Mifflin, PA property is a 625,000 square foot industrial warehouse building located in West Mifflin, Pennsylvania. The improvements were constructed in 1949, renovated in 1994 and include approximately 5.0% of office space. The West Mifflin, PA property is situated on an approximately 66.4-acre site with 364 surface parking spaces (0.6 per 1,000 square feet). The West Mifflin, PA property has a total of 42 dock-high doors, 11 drive-in doors and clear heights of 18 feet to 24 feet. As of April 12, 2022, the West Mifflin, PA property was 91.5% occupied by 23 tenants. The two largest tenants are Anex Warehouse (21.8% of property NRA, 21.8% of property underwritten base rent) and Eby Brown Leasing LLC (14.8% of property NRA, 14.8% of property underwritten base rent). Since acquisition of the West Mifflin, PA property in March 2020, the borrower sponsor has invested approximately $1.1 million in capital improvements and other/soft costs.

Church Hill, TN (35.2% of NRA; 26.3% of ALA): The Church Hill, TN property is comprised of three industrial warehouse buildings totaling 818,685 square feet located in Church Hill, Tennessee. The improvements were constructed in 1966, renovated in 2021 and include approximately 5.0% of office space. The Church Hill, TN property is situated on an approximately 84.8-acre site with 325 surface parking spaces (0.4 per 1,000 square feet). The Church Hill, TN property has a total of 38 dock-high doors, 16 drive-in doors and clear heights of 15 feet to 27.5 feet. As of April 12, 2022, the Church Hill, TN property was 100.0% occupied by seven tenants. The two largest tenants are Northern Safety Co. Inc. (28.6% of property NRA, 26.0% of property underwritten base rent) and Phoenix Logistics (20.2% of property NRA, 25.4% of property underwritten base rent). Since acquisition of the Church Hill, TN property in September 2020, the borrower sponsor has invested approximately $2.6 million in capital improvements and other/soft costs.

Mossville, IL (20.5% of NRA; 18.0% of ALA): The Mossville, IL property is comprised of two industrial warehouse buildings totaling 478,400 square feet located in Mossville, Illinois. The improvements were constructed in 1995 and include approximately 1.0% of office space. The Mossville, IL property is situated on an approximately 45.5-acre site with 207 surface parking spaces (0.4 per 1,000 square feet). The Mossville, IL property has a total of 85 dock-high doors, five drive-in doors and clear heights of 18 feet to 30 feet. As of May 10, 2022, the Mossville, IL property was 100.0% occupied by Superior Consolidated. Superior Consolidated has been at the Mossville, IL property since December 2018 on a seven-year lease with a current underwritten base rent of $2.06 PSF.

Eldon, MO (11.9% of NRA; 15.1% of ALA): The Eldon, MO property is a 276,180 square foot industrial manufacturing building located in Eldon, Missouri. The improvements were constructed in 1975, renovated in 2019 and include approximately 7.4% of office space. The Eldon, MO property is situated on an approximately 59.4-acre site with 501 surface parking spaces (1.8 per 1,000 square feet). The Eldon, MO property has a total of 15 dock-high doors, one drive-in door and clear heights of 17 feet to 24 feet. As of April 12, 2022, the Eldon, MO property was 83.5% occupied by Adient US LLC. Adient US LLC has been at the Eldon, MO property since May 2017 on a seven-year lease with a current underwritten base rent of $2.88 PSF. Since acquisition of the Eldon, MO property in December 2018, the borrower sponsor has invested approximately $425,000 in capital improvements and other/soft costs.

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No. 9 – Phoenix Industrial Portfolio VIII

Kingsport, TN (5.6% of NRA; 5.5% of ALA): The Kingsport, TN property is a 130,751 square foot industrial warehouse building located in Kingsport, Tennessee. The improvements were constructed in 1960, renovated in 2021 and include approximately 5.0% of office space. The Kingsport, TN property is situated on an approximately 5.7-acre site with 12 surface parking spaces (0.1 per 1,000 square feet). The Kingsport, TN property has a total of seven dock-high doors, one drive-in door and clear heights of 20 feet. As of May 10, 2022, the Kingsport, TN property was 100.0% occupied by Phoenix Logistics, an affiliate of Phoenix Industrial Portfolio VIII Borrowers. Phoenix Logistics has been at the Kingsport, TN property since September 2020 with a lease expiration date of June 30, 2029 and a current underwritten base rent of $3.80 PSF. Since acquisition of the Kingsport, TN property in September 2020, the borrower sponsor has invested approximately $697,000 in capital improvements and other/soft costs.

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% NOI	ALA	% of ALA	“As-Is” Appraised Value	Clear Heights (ft.)	Dock Doors	Drive-In Doors
West Mifflin, PA	Warehouse / Distribution	625,000	1949/1994	32.9%	$20,000,000	35.1%	$24,560,000	18 - 24	42	11
Church Hill, TN	Warehouse / Distribution	818,685	1966/2021	34.9	15,000,000	26.3	31,000,000	15 - 27’6	38	16
Mossville, IL	Warehouse / Distribution	478,400	1995/NAP	14.7	10,275,000	18.0	13,700,000	18 - 30	85	5
Eldon, MO	Manufacturing	276,180	1975/2019	10.4	8,580,000	15.1	11,440,000	17 - 24	15	1
Kingsport, TN	Warehouse / Distribution	130,751	1960/2021	7.2	3,145,000	5.5	7,500,000	20	7	1
Total/Wtd. Avg.		2,329,016		100.0%	$57,000,000	100.0%	$88,200,000		187	34
(1)	Source: Appraisals.

(2)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

COVID-19 Update. As of the date of this term sheet, all the Phoenix Industrial Portfolio VIII Properties were open and operating. The first payment date of the Phoenix Industrial Portfolio VIII Whole Loan is July 6, 2022. The Phoenix Industrial Portfolio VIII Borrowers have reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of May 10, 2022.

Environmental. According to Phase I environmental assessments dated September 13, 2021 and February 24, 2022, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio VIII Properties.

Historical and Current Occupancy
2019(1)(2)	2020(2)	2021(2)	Current(3)
94.4%	76.7%	84.8%	95.8%
(1)	The Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property were acquired by the borrower sponsor in 2020. As such, 2019 occupancy is unavailable for the Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property.

(2)	Historical occupancy is as of December 31 of each respective year.

(3)	Current occupancy is as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

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No. 9 – Phoenix Industrial Portfolio VIII

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Superior Consolidated	Mossville, IL	NR/NR/NR	478,400	20.5%	$2.06	$985,504	13.7%	12/31/2025
Phoenix Logistics	Various(3)	NR/NR/NR	296,207	12.7	$3.83	1,135,514	15.8	Various(3)
Northern Safety Co. Inc.	Church Hill, TN	NR/NR/NR	234,009	10.0	$2.80	655,225	9.1	10/31/2026
Adient US LLC	Eldon, MO	NR/NR/NR	230,669	9.9	$2.88	664,546	9.2	4/30/2024
Universal Forest Products	Church Hill, TN	NR/NR/NR	149,575	6.4	$3.32	496,196	6.9	Various(4)
Anex Warehouse	West Mifflin, PA	NR/NR/NR	136,492	5.9	$4.03	549,584	7.6	Various(5)
Cardinal FG Company	Church Hill, TN	NR/NR/NR	125,759	5.4	$2.62	330,000	4.6	12/31/2022
Bindtech	Church Hill, TN	NR/NR/NR	100,000	4.3	$2.84	283,500	3.9	12/31/2022
Eby Brown Leasing LLC	West Mifflin, PA	NR/NR/NR	92,777	4.0	$4.03	373,891	5.2	7/31/2024
Mundet Tennessee, Inc.	Church Hill, TN	NR/NR/NR	43,886	1.9	$2.55	111,909	1.6	7/31/2026
Total Major Tenants			1,887,774	81.1%	$2.96	$5,585,870	77.7%

Other Tenants			342,743	14.7%	$4.66	$1,598,669	22.3%

Occupied Collateral Total / Wtd. Avg.			2,230,517	95.8%	$3.22	$7,184,538	100.0%
Vacant Space			98,499	4.2%

Collateral Total			2,329,016	100.0%

(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $105,924 of contractual rent steps through June 2023.

(3)	Phoenix Logistics leases 165,456 square feet at the Church Hill, TN property expiring on March 31, 2025 and 130,751 square feet at the Kingsport, TN property expiring on June 30, 2029. Phoenix Logistics is an affiliate of Phoenix Industrial Portfolio VIII Borrowers.

(4)	Universal Forest Products leases 149,575 square feet expiring March 31, 2027 and has UW Base Rent of $6,000 expiring December 31, 2023.

(5)	Anex Warehouse leases 126,726 square feet expiring December 31, 2023 and 9,766 square feet on a month-to-month basis.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	98,499	4.2%	NAP	NAP	98,499	4.2%	NAP	NAP
2022 & MTM	6	264,324	11.3	$807,927	11.2%	362,823	15.6%	$807,927	11.2%
2023	8	207,206	8.9	1,020,106	14.2	570,029	24.5%	$1,828,033	25.4%
2024	2	323,446	13.9	1,038,437	14.5	893,475	38.4%	$2,866,470	39.9%
2025	6	702,531	30.2	1,856,431	25.8	1,596,006	68.5%	$4,722,901	65.7%
2026	5	328,781	14.1	974,403	13.6	1,924,787	82.6%	$5,697,304	79.3%
2027	3	203,911	8.8	696,429	9.7	2,128,698	91.4%	$6,393,733	89.0%
2028	2	40,558	1.7	175,595	2.4	2,169,256	93.1%	$6,569,328	91.4%
2029	1	130,751	5.6	496,854	6.9	2,300,007	98.8%	$7,066,181	98.4%
2030	0	0	0.0	0	0.0	2,300,007	98.8%	$7,066,181	98.4%
2031	1	29,009	1.2	118,357	1.6	2,329,016	100.0%	$7,184,538	100.0%
2032	0	0	0.0	0	0.0	2,329,016	100.0%	$7,184,538	100.0%
2033 & Beyond	0	0	0.0	0	0.0	2,329,016	100.0%	$7,184,538	100.0%
Total	34	2,329,016	100.0%	$7,184,538	100.0%
(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $105,924 of contractual rent steps through June 2023.

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No. 9 – Phoenix Industrial Portfolio VIII

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$1,483,407	$1,534,959	$5,582,257	$5,649,741	$7,078,614	$3.04	74.2%
Rent Steps(5)	0	0	0	0	105,924	0.05	1.1
Vacant Income	0	0	0	0	361,732	0.16	3.8
Gross Potential Rent	$1,483,407	$1,534,959	$5,582,257	$5,649,741	$7,546,270	$3.24	79.1%
Total Reimbursements	201,338	199,864	1,230,314	1,271,598	1,941,525	0.83	20.3
Total Other Income	261,477	176,894	51,017	54,012	54,012	0.02	0.6
Net Rental Income	$1,946,222	$1,911,717	$6,863,588	$6,975,351	$9,541,808	$4.10	100.0%
(Vacancy/Credit Loss)	850	0	0	0	(429,360)	(0.18)	(4.7)
Effective Gross Income	$1,947,072	$1,911,717	$6,863,588	$6,975,351	$9,112,448	$3.91	95.5%
Total Expenses	493,899	475,068	2,085,284	2,073,354	2,413,939	1.04	26.5
Net Operating Income(6)	$1,453,173	$1,436,649	$4,778,303	$4,901,997	$6,698,509	$2.88	73.5%
Total TI/LC, Capex/RR	0	0	0	0	473,019	0.20	5.2
Net Cash Flow	$1,453,173	$1,436,649	$4,778,303	$4,901,997	$6,225,490	$2.67	68.3%
(1)	2019 and 2020 historical information is unavailable for the Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property as the borrower sponsor acquired the properties in 2020.

(2)	TTM represents trailing 12 months as of February 28, 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent rolls as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(5)	Rent Steps totaling $105,924 are taken through June 2023.

(6)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to leasing totaling an additional approximately $1.4 million in base rent, $105,924 in rent steps through June 2023 and an additional $602,299 in recoveries. The Church Hill, TN property and the Kingsport, TN property were renovated in 2021.

The Market. The Phoenix Industrial Portfolio VIII Properties are located in Pennsylvania (35.1% of ALA), Tennessee (31.8% of ALA), Illinois (18.0% of ALA) and Missouri (15.1% of ALA).

West Mifflin, Pennsylvania (35.1% of ALA): The West Mifflin, PA property is in West Mifflin Borough in Allegheny County, Pennsylvania located approximately 8.3 miles southeast of downtown Pittsburgh. Primary access to the area is provided by Route 51, approximately 2.3 miles south of the West Mifflin property. According to a third-party market research report, the West Mifflin, PA property is located in the South Pittsburgh industrial submarket, which had approximately 19.8 million square feet of inventory, a vacancy rate of 4.1% and asking rent of $9.48 PSF as of March 2022. The vacancy rate of 4.1%, has declined by 1.6% in the past four quarters and asking rents in the submarket have increased 9.5% over the past 12 months, outpacing the 4.8% annualized average over the past three years.

Church Hill, Tennessee (26.3% of ALA): The Church Hill, TN property is located approximately 3.9 miles west of downtown Church Hill, approximately 26.7 miles west of the Tri-Cities Airport, and approximately 80.7 miles northeast of Knoxville. Primary access to the area is provided by Interstate 26 and US Highway 11W. According to a third-party market research report, the Church Hill, TN property is located in the Hawkins County industrial submarket, which had approximately 4.9 million square feet of inventory, a vacancy rate of 5.4% and asking rent of $4.69 PSF as of March 2022. Asking rents in the submarket have increased 12.5% over the past 12 months, which has increased the three-year average annual rent growth to 6.6%.

Mossville, Illinois (18.0% of ALA): The Mossville, IL property is located in Peoria County, approximately 3.3 miles north of downtown Mossville, approximately 13.1 miles north of Peoria and approximately 149 miles southwest of Chicago. Primary access to the area is provided by Highways 29, 40 and 6, as well as via Interstate 74, which runs through Peoria to the south. According to a third-party market research report, the Mossville, IL property is located in the Outlying Peoria County industrial submarket, which had approximately 10.6 million square feet of inventory, a vacancy rate of 0.4% and asking rent of $3.49 PSF as of March 2022. Asking rents in the submarket have increased 6.5% over the past 12 months, outpacing the 3.8% annualized average over the past three years.

Eldon, Missouri (15.1% of ALA): The Eldon, MO property is located in Miller County, approximately 1.7 miles east of downtown Eldon, approximately 27.9 miles northeast of The Lake of the Ozarks, approximately 145 miles southeast of Kansas City and approximately 155 miles southwest of St. Louis. Primary access to the area is provided by US Highway 54, connecting the neighborhood to Interstate 70 to the north and The Lake of the Ozarks to the south. According to the appraisal, the Eldon, MO property is located in the Miller County industrial market, which had approximately 758,610 square feet of inventory, a vacancy rate of 8.1% and asking rent of $4.20 PSF as of April 2022.

Kingsport, Tennessee (5.5% of ALA): The Kingsport, TN property is located in Sullivan County, approximately 3.1 miles south of downtown Kingsport, approximately 5.5 miles south of the Virginia-Tennessee border, approximately 11.5 miles northwest of the Tri-Cities Airport and approximately 16.6 miles east of the Church Hill, TN property. Primary access to the area is provided by Interstate 26 and Interstate

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81. According to a third-party market research report, the Kingsport, TN property is located in the Sullivan County industrial submarket, which had approximately 10.7 million square feet of inventory, a vacancy rate of 0.3% and asking rent of $6.26 PSF as of March 2022. Asking rents in the submarket have increased 11.8% over the past 12 months, which has increased the three-year average annual rent growth to 6.4%.

The following table presents certain market information with respect to the Phoenix Industrial Portfolio VIII Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
West Mifflin, PA	1949/1994	625,000	South Pittsburgh	8.5%	4.1%	9.4%	19,840,840	$4.41	$9.48
Church Hill, TN	1966/2021	818,685	Hawkins County	0.0%	5.4%	5.0%	4,897,730	$3.07	$4.69
Mossville, IL	1995/NAP	478,400	Outlying Peoria County	0.0%	0.4%	0.5%	10,611,248	$2.06	$3.49
Eldon, MO	1975/2019	276,180	Miller County	16.5%	8.1%	0.0%	758,610	$2.88	$4.20
Kingsport, TN	1960/2021	130,751	Sullivan County	0.0%	0.3%	0.0%	10,721,889	$3.80	$6.26
Total/Wtd. Avg.		2,329,016		4.2%	4.1%	4.4%	46,830,317	$3.22	$5.76
(1)	Source: Third-Party Market Research Reports.

(2)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $105,924 of contractual rent steps through June 2023.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio VIII Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF	% of UW NCF	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
West Mifflin, PA	625,000	$20,000,000	35.1%	$2,056,139	33.0%	207,700	$83,524
Church Hill, TN	818,685	15,000,000	26.3	2,182,487	35.1	11,784	$64,249
Mossville, IL	478,400	10,275,000	18.0	914,915	14.7	23,433	$141,067
Eldon, MO	276,180	8,580,000	15.1	618,668	9.9	8,578	$63,173
Kingsport, TN	130,751	3,145,000	5.5	453,282	7.3	70,174	$75,665
Total/Wtd. Avg.	2,329,016	$57,000,000	100.0%	$6,225,490	100.0%	69,649	$85,714
(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties Source: Third-Party Market Research Reports.

(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Phoenix Mossville Industrial Investors LLC, Phoenix Eldon Industrial Investors LLC, Phoenix West Mifflin Industrial Investors LLC, Phoenix Church Hill Industrial Investors LLC and Phoenix Kingsport Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio VIII Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio VIII Borrower owns one individual Phoenix Industrial Portfolio VIII Property. Legal counsel to the Phoenix Industrial Portfolio VIII Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio VIII Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio VIII Whole Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

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Property Management. The Phoenix Industrial Portfolio VIII Properties are managed by Phoenix Investors, a limited liability company and the borrower sponsor.

Escrows and Reserves. At origination, the Phoenix Industrial Portfolio VIII Borrowers deposited (i) approximately $136,487 for real estate taxes, (ii) $1,500,000 for tenant improvements and leasing commissions (“TI/LC”), (iii) $8,870 for unfunded obligations with respect to the South Hills Elite lease ($5,000) and the Carnegie Mellon University lease ($3,870) and (iv) $59,444 for deferred maintenance.

Tax Escrows – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $35,040 a month).

Insurance Escrows – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $19,049 a month); provided, such monthly deposits will be waived so long as the Phoenix Industrial Portfolio VIII Borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit approximately $19,408 for replacement reserves subject to a cap of approximately $698,705.

Rollover Reserve – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit approximately $29,113 for rollover reserves if at any time the balance of the reserve falls below $500,000, until such time as the reserve is restored to a cap of $1,500,000.

Lockbox / Cash Management. The Phoenix Industrial Portfolio VIII Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Industrial Portfolio VIII Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio VIII Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio VIII Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio VIII Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio VIII Borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio VIII Properties), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio VIII Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio VIII Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio VIII Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio VIII Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio VIII Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does

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not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable property or (y) the total in-place base rent at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio VIII Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio VIII Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio VIII Properties.

Subordinate and Mezzanine Debt. The Phoenix Industrial Portfolio VIII Borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the loan-to-value on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is not greater than 64.6%, (ii) the trailing 12-month debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is at least 1.55x, (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is at least 10.8%, (iv) the lender has approved the mezzanine loan, (v) the lender executes a mezzanine intercreditor agreement and (vi) the lender has received a rating agency confirmation.

Partial Release. After the expiration of the lockout period, the Phoenix Industrial Portfolio VIII Borrowers may release the West Mifflin, PA property, the Mossville, IL property and the Eldon, MO property to a third-party purchaser subject to satisfaction of conditions set forth in the Phoenix Industrial Portfolio VIII Whole Loan documents, including, without limitation: (i) no event of default exists under the Phoenix Industrial Portfolio VIII Whole Loan; (ii) the Phoenix Industrial Portfolio VIII Borrowers deliver defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount for such property and (b) 90% of the net proceeds of the sale of such property; (iii) after giving effect to such release, (a) the debt service coverage ratio based on the trailing 12 months is at least equal to the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.55x, (b) the debt yield for the remaining properties following the release is at least equal to the greater of (A) the debt yield immediately preceding such release and (B) 10.8%, and (c) the loan-to-value ratio for the remaining properties following the release does not exceed the lesser of (A) the loan-to-value ratio for all of the properties prior to the release or (B) 64.6%; (iv) the Phoenix Industrial Portfolio VIII Borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (v) satisfaction of customary REMIC requirements. The Phoenix Industrial Portfolio VIII Borrowers are also permitted to release certain vacant portions of the West Mifflin, PA property, the Church Hill, TN property and the Eldon, MO property without defeasance or prepayment, provided that certain conditions, including among others, conditions relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	3.1%	Net Rentable Area (Pads)(3):	667
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Elias Weiner	Occupancy:	89.7%
Interest Rate:	5.93000%	Occupancy Date:	4/12/2022
Note Date:	4/14/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of)(4):	$2,142,895 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,108,927 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,158,222 (TTM 2/28/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$6,391,499
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$3,248,131
Lockbox / Cash Management:	Springing	UW NOI:	$3,143,368
Additional Debt:	No	UW NCF:	$3,100,145
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$65,100,000 / $97,601
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$50,975
Taxes:	$72,077	$29,068	N/A	Maturity Date Loan / Pad:	$50,975
Insurance:	$74,820	$7,942	N/A	Cut-off Date LTV:	52.2%
Replacement Reserve:	$0	$3,602	N/A	Maturity Date LTV:	52.2%
Deferred Maintenance:	$228,188	$0	N/A	UW NCF DSCR:	1.52x
Economic Performance Reserve:	$1,000,000	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Payoff Existing Debt	$19,893,016	58.5%
			Return of Equity	11,785,838	34.7
			Reserves	1,375,085	4.0
			Closing Costs	946,060	2.8
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	The borrowers under the BVG Portfolio III Mortgage Loan (as defined below) are Fairmont MHP, LLC, Gansett MHC, LLC, Hacienda RV Resort, LLC, Flying A MHP LLC, Gardena MHP LLC, Golden Arrow MHP LLC, Elsinore Hills RV Park LLC and Trinidad RV Investors, LP.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	The BVG Portfolio III Properties (as defined below) are comprised of 667 total pad sites including 321 manufactured housing pads, 284 RV sites, 15 apartment units and 47 cabin/tent sites.

(4)	The borrower sponsor acquired the BVG Portfolio III Properties in a series of transactions between June 2018 and September 2019 on an all-cash basis for a total of $29,280,000, with seven of the eight properties being acquired between February 2019 and September 2019. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income from $2,142,895 in 2020 to $3,158,222 as of the trailing 12-month period ending February 28, 2022. Historical information for 2019 is not available due to the timing of the acquisitions of the BVG Portfolio III Properties.

The Loan. The BVG Portfolio III mortgage loan has an outstanding principal balance as of the Cut-off Date of $34.0 million (the “BVG Portfolio III Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in eight manufactured housing properties located in California, New Mexico, South Carolina and Rhode Island (the “BVG Portfolio III Properties”). The BVG Portfolio III Mortgage Loan has a 10-year interest-only term.

The Properties. The BVG Portfolio III Properties contain 667 pads and are located in Trinidad, Gardena, Lake Elsinore, Red Bluff and Ontario, California; Las Cruces, New Mexico; North Charleston, South Carolina; and Rumford, Rhode Island.

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The following table presents certain information relating to the BVG Portfolio III Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Trinidad RV & Emerald Forest RV & Campground	Manufactured Housing	1948	167	$8,600,000	25.3%	$19,000,000	29.2%	899,560	28.6%
Hacienda RV Resort	Manufactured Housing	2001	113	6,350,000	18.7	10,900,000	16.7	588,251	18.7
Gardena MHC & Apts	Manufactured Housing	1930	83	5,300,000	15.6	9,000,000	13.8	447,464	14.2
Fairmont MHC	Manufactured Housing	1970	96	4,000,000	11.8	7,400,000	11.4	349,146	11.1
Gansett MHC	Manufactured Housing	1962	70	3,200,000	9.4	5,900,000	9.1	276,331	8.8
Elsinore Hills RV Park	Manufactured Housing	1966	50	2,900,000	8.5	6,100,000	9.4	258,031	8.2
Flying A MHC	Manufactured Housing	1970	66	2,150,000	6.3	4,200,000	6.5	190,144	6.0
Golden Arrow MHC	Manufactured Housing	1957	22	1,500,000	4.4	2,600,000	4.0	134,442	4.3
Total			667	$34,000,000	100.0%	$65,100,000	100.0%	$3,143,368	100.0%
(1)	The BVG Portfolio III Mortgage Loan documents do not permit the release of any of the BVG Portfolio III Properties.

Trinidad RV & Emerald Forest RV & Campground. The Trinidad RV & Emerald Forest RV & Campground property (“Trinidad & Emerald Forest”) is comprised of two non-contiguous RV parks containing 167 pads built in 1948 on 17.01 acres and located in Trinidad, California. The Trinidad & Emerald Forest property was 70.0% occupied as of April 12, 2022. The borrower sponsor purchased the Trinidad & Emerald Forest property in February 2019 for $8.75 million and has spent $209,960 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $9.1 million in the Trinidad & Emerald Forest property.

Hacienda RV Resort. The Hacienda RV Resort property is a 113-pad RV park property built in 2001 on 12.06 acres and located in Las Cruces, New Mexico. The Hacienda RV Resort property operates primarily as a transient RV resort. The Hacienda RV Resort property was 96.2% occupied as of April 12, 2022. The borrower sponsor purchased the Hacienda RV Resort property in June 2018 for $3.9 million and has spent $17,000 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Hacienda RV Resort property.

Gardena MHC & Apts. The Gardena MHC & Apts property is an 83-pad/unit manufacturing housing property built in 1930 on 2.77 acres and located in Gardena, California. The Gardena MHC & Apts property has 70 manufactured housing pads and 13 apartment units. The Gardena MHC & Apts property was 96.4% occupied as of April 12, 2022. The borrower sponsor purchased the Gardena MHC & Apts property in August 2019 for $4.75 million and has spent $174,843 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $5.0 million in the Gardena MHC & Apts property.

Fairmont MHC. The Fairmont MHC property is a 96-pad manufactured housing property built in 1970 on 9.65 acres and located in North Charleston, South Carolina. The Fairmont MHC property is entirely manufactured housing pads. The Fairmont MHC property was 100.0% occupied as of April 12, 2022. The borrower sponsor purchased the Fairmont MHC property in February 2019 for $3.8 million and has spent $50,050 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.9 million in the Fairmont MHC property.

Gansett MHC. The Gansett MHC property is a 70-pad manufactured housing property built in 1962 on 5.32 acres and located in Rumford, Rhode Island. The Gansett MHC property is entirely manufactured housing pads. The Gansett MHC property was 94.3% occupied as of April 12, 2022. The borrower sponsor purchased the Gansett MHC property in September 2019 for $3.0 million, acquired $925,600-worth of park-owned homes and has spent $6,600 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Gansett MHC property.

Elsinore Hills RV Park. The Elsinore Hills RV Park property is a 50-pad RV park built in 1966 on 5.00 acres and located in Lake Elsinore, California. The Elsinore Hills RV Park property is comprised of 50 RV pads and 53 storage units. The Elsinore Hills RV Park property was 96.0% occupied as of April 12, 2022. The borrower sponsor purchased the Elsinore Hills RV Park property in April 2019 for $2.3 million and has spent $9,300 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.4 million in the Elsinore Hills RV Park property.

Flying A MHC. The Flying A MHC property is a 66-pad manufactured housing and RV park property built in 1970 on 7.11 acres and located in Red Bluff, California. The Flying A MHC property is comprised of 48 manufactured housing pads and 18 RV pad sites. The Flying A MHC property was 93.9% occupied as of April 12, 2022. The borrower sponsor purchased the Flying A MHC property in April 2019 for $1.6 million and has spent $146,596 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $1.8 million in the Flying A MHC property.

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Golden Arrow MHC. The Golden Arrow MHC property is a 22-pad manufactured housing property built in 1957 on 1.37 acres and located in Ontario, California. The Golden Arrow MHC property is comprised of 20 manufactured housing pads and two apartments. The Golden Arrow MHC property was 95.5% occupied as of April 12, 2022. The borrower sponsor purchased the Golden Arrow MHC property in February 2019 for $1.2 million and has spent $34,370 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $1.3 million in the Golden Arrow MHC property.

Historical and Current Occupancy
2019(1)(2)	2020(1)(2)	2021(1)	Current(3)
85.2%	84.8%	86.2%	89.7%

(1)	Historical occupancy is as of December 31 of each respective year.

(2)	The presented occupancy 2019 and 2020 does not include Hacienda RV Resort as it was not available.

(3)	Current Occupancy is as of April 12, 2022.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$4,119,419	$5,492,891	$5,566,212	$6,225,258	$9,333	100.0%
(Vacancy/Credit Loss)	0	0	0	(617,394)	(926)	(9.9)
Net Rental Income	$4,119,419	$5,492,891	$5,566,212	$5,607,864	$8,408	90.1%
Other Income	660,068	765,922	783,635	783,635	1,175	12.6
Effective Gross Income	$4,779,487	$6,258,813	$6,349,847	$6,391,499	$9,582	102.7%

Total Expenses	$2,636,592	$3,149,886	$3,191,625	$3,248,131	$4,870	50.8%

Net Operating Income(3)	$2,142,895	$3,108,927	$3,158,222	$3,143,368	$4,713	49.2%

Total TI/LC, Capex/RR	0	0	0	43,223	65	0.7

Net Cash Flow	$2,142,895	$3,108,927	$3,158,222	$3,100,145	$4,648	48.5%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	The borrower sponsor acquired the BVG Portfolio III Properties in a series of transactions between June 2018 and September 2019 on an all-cash basis for a total of approximately $29,280,000, with seven of the eight properties being acquired between February 2019 and September 2019. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income from $2,142,895 in 2020 to $3,158,222 as of the trailing 12 month period ending February 28, 2022. Historical information for 2019 is not available due to the timing of the acquisitions of the BVG Portfolio III Properties.

COVID-19 Update. As of the date of this term sheet, approximately 100% of tenants by pad and 100% by underwritten base rent had made their March 2022 rental payments. As of the date of this term sheet, the BVG Portfolio III Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Environmental. According to the Phase I reports dated February 25, 2022, there was no evidence of any recognized environmental conditions at the BVG Portfolio III Properties.

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No. 10 – BVG Portfolio III

The Markets. The following table presents certain market information relating to the BVG Portfolio III Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Trinidad & Emerald Forest	Trinidad, CA	898	1,763	2,574	$56,580	$61,503	$61,611
Manufactured Housing								$594	$600
Monthly RV								$550	$550
Transient RV(2)								$561	N/A
Cabin(2)								$561	N/A
Tent(2)								$561	N/A
Hacienda RV Resort	Las Cruces, NM	5,285	59,800	102,430	$36,636	$31,181	$41,094
Transient RV(3)								$32.58	$33.00
Garden MHC & Apts	Gardena, CA	28,015	280,891	845,274	$54,419	$56,296	$56,130
Manufactured Housing								$669	$750
Apartments								$813	$815
Fairmont MHC	North Charleston, SC	12,957	44,538	114,666	$44,547	$47,967	$48,355
Manufactured Housing								$393	$420
Gansett MHC	Rumford, RI	9,028	109,578	279,013	$70,181	$61,191	$56,404
Manufactured Housing								$477	$500
Elsinore Hills RV Park	Lake Elsinore, CA	4,260	38,033	99,468	$73,024	$62,758	$72,734
Monthly RV								$649	$675
Flying A MHC	Red Bluff, CA	9,651	20,817	24,779	$28,743	$38,202	$41,350
Manufactured Housing								$369	$530
Monthly RV								$410	$500
Golden Arrow MHC	Ontario, CA	16,603	213,683	486,569	$61,325	$64,714	$69,760
Manufactured Housing								$612	$750
Apartments								$1,080	$1,100
(1)	Source: Appraisals.

(2)	The appraisal for the Trinidad & Emerald Forest property only applied market rents to the manufactured housing and monthly RV sites given the transient nature of the remaining site and pad types.

(3)	Given the transient nature of the Hacienda RV Resort property’s pads, the appraisal determined market rent on the basis of an average daily rate rather than monthly.

The Borrowers. The borrowers are Fairmont MHP, LLC, Gansett MHC, LLC, Hacienda RV Resort, LLC, Flying A MHP LLC, Gardena MHP LLC, Golden Arrow MHP LLC, Elsinore Hills RV Park LLC and Trinidad RV Investors, LP, each a Delaware limited liability company, California limited liability company or California limited partnership, and each a special purpose entity with one independent director at the managing member level. A non-consolidation opinion was provided in connection with the origination of the BVG Portfolio III Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Elias Weiner. Elias Weiner owns and operates 142 manufactured housing facilities totaling approximately 17,000 pad sites in California, Oregon, Arizona, Nevada, Texas, Georgia, Indiana, Missouri, South Carolina, Wyoming, Maryland, Tennessee, Florida, North Carolina, Idaho, Kansas, New Jersey, Oklahoma, Alabama, Kentucky, Iowa, Alaska, Utah, Rhode Island, New Mexico and Michigan.

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No. 10 – BVG Portfolio III

Property Management. The BVG Portfolio III Properties are managed by BoaVida Communities, LLC, an affiliate of the borrowers, Trubild and M. Shapiro Management Company, LLC.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $72,077 for real estate taxes, $74,820 for insurance premiums, $228,188 for deferred maintenance and $1,000,000 for an economic performance reserve.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $29,068.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,942.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $3,602 for replacement reserves (approximately $65 per pad annually).

Economic Performance Reserve – At any point from and after April 14, 2023, provided (i) no BVG Portfolio III Sweep Event Period (as defined below) has occurred and is continuing, and (ii) the BVG Portfolio III Properties have achieved a debt yield of at least 10.0% based on the trailing 12 months, as determined by the lender, the lender will direct the servicer to release the economic performance reserve funds to the borrowers.

Lockbox / Cash Management. The BVG Portfolio III Mortgage Loan is structured with a springing lockbox and springing cash management. The BVG Portfolio III Mortgage Loan requires that during the continuance of a BVG Portfolio III Sweep Event Period, the borrowers or property managers, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a BVG Portfolio III Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the BVG Portfolio III Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the BVG Portfolio III Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the BVG Portfolio III Mortgage Loan. To the extent that no BVG Portfolio III Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “BVG Portfolio III Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the BVG Portfolio III Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) on or after April 14, 2031, the failure by the borrowers to maintain a debt yield (based on the trailing 12 months net operating income), as calculated by the lender, greater than 8.5%.

A BVG Portfolio III Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and (c) with regard to clause (iii), for two consecutive calendar quarters since the commencement of the existing BVG Portfolio III Sweep Event Period, the debt yield is at greater than 8.5%.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrowers may obtain the release of an improved portion of the Elsinore Hills RV Park property from the lien of the mortgage upon the satisfaction of standard parcel release conditions at set forth in the loan agreement. The release parcel was not considered in the underwriting and attributed no value in the appraisal.

Ground Lease. None.

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No. 11 – Perry Hall Centre and Perry Hall Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,130,000	Title:	Fee
Cut-off Date Principal Balance:	$30,130,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	231,754
Loan Purpose:	Acquisition	Location:	Perry Hall, MD
Borrower:	Triple BAR Perry Hall, LLC	Year Built / Renovated:	1957 / 2021
Borrower Sponsors:	Robert V. Gothier, Jr. and Mark X.	Occupancy:	91.6%
	DiSanto	Occupancy Date:	2/28/2022
Interest Rate:	5.22000%	4th Most Recent NOI (As of):	NAV
Note Date:	4/27/2022	3rd Most Recent NOI (As of):	$2,502,607 (12/31/2019)
Maturity Date:	5/6/2032	2nd Most Recent NOI (As of):	$2,349,424 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of):	$2,775,995 (12/31/2021)
Original Term:	120 months	UW Economic Occupancy:	87.0%
Original Amortization Term:	None	UW Revenues:	$3,989,340
Amortization Type:	Interest Only	UW Expenses:	$1,035,830
Call Protection:	L(25),D(92),O(3)	UW NOI:	$2,953,510
Lockbox / Cash Management:	Soft / Springing	UW NCF:	$2,853,506
Additional Debt:	No	Appraised Value / Per SF:	$46,000,000 / $198
Additional Debt Balance:	N/A	Appraisal Date:	2/17/2022
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$262,177	$32,772	N/A	Maturity Date Loan / SF:	$130
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Replacement Reserves:	$250,000	Springing	$105,000	Maturity Date LTV:	65.5%
TI/LC:	$881,859	Springing	$700,000	UW NCF DSCR:	1.79x
Other(1):	$2,602,364	Springing	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,130,000	59.4%	Purchase Price	$45,700,000	90.1%
Borrower Sponsor Equity(2)	20,617,579	40.6	Upfront Reserves	3,996,400	7.9
			Closing Costs	1,051,179	2.1
Total Sources	$50,747,579	100.0%	Total Uses	$50,747,579	100.0%

(1)	Other escrows include a $240,925 immediate repairs reserve, approximately $2,050,425 in outstanding tenant improvements and leasing commissions and approximately $311,014 in free and gap rent.

(2)	Borrower Sponsor Equity is inclusive of approximately $3,730,653 of seller credits.

The Loan. The Perry Hall Centre and Perry Hall Square mortgage loan (the “Perry Hall Centre and Perry Hall Square Mortgage Loan”) has an original and Cut-off Date balance of $30,130,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 231,754 square foot anchored retail property located in Perry Hall, Maryland (the “Perry Hall Centre and Perry Hall Square Property”). The Perry Hall Centre and Perry Hall Square Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Perry Hall Centre and Perry Hall Square Property consists of a 231,754 square foot anchored retail center situated on approximately 22.7 acres in Perry Hall, Maryland, approximately 15 miles northeast of Baltimore. The Perry Hall Centre and Perry Hall Square Property was originally built starting in 1957 and has been most recently renovated in 2021. Most recently, in the second quarter of 2021, the borrower sponsors completed an approximately $1.14 million renovation including extensive façade repairs, new roofs on Rite Aid, ACE Hardware and a portion of the in-line suites and other property upgrades. There are 984 parking spaces (resulting in a ratio of approximately 4.3 spaces per 1,000 square feet) at the Perry Hall Centre and Perry Hall Square Property. As of February 28, 2022, the Perry Hall Centre and Perry Hall Square Property was 91.6% leased. Giant and AMF (Brunswick Bowling) are the two largest tenants at the Perry Hall Centre and Perry Hall Square Property, with the remaining space leased to 28 other national and local tenants, including Rite Aid, ACE Hardware and Dollar Tree. Tenants representing approximately 70.6% of the net rentable area have occupied their space at the Perry Hall Centre and Perry Hall Square Property since 2012.

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No. 11 – Perry Hall Centre and Perry Hall Square

Major Tenants.

Giant (56,848 square feet; 24.5% of the NRA; 21.8% of underwritten rent): Giant is a grocery chain that is the #1 leading supermarket in the Baltimore-Washington metropolitan area. Giant has 164 grocery stores and 154 full service pharmacies located in Delaware, Maryland, Virginia and Washington, D.C. Giant has been located at the Perry Hall Centre and Perry Hall Square Property since August 2012 and has 10, five-year extension options remaining. In fiscal year 2021, the Giant location at the Perry Hall Centre and Perry Hall Square Property had sales of approximately $24.7 million. The Perry Hall Centre and Perry Hall Square Mortgage Loan documents include a cash flow sweep linked to Giant in the event that (i) Giant or its replacement being in default under its lease, (ii) Giant or its replacement vacating, failing to be open for business or going dark for more than three business days, (iii) Giant or its replacement tenant giving notice to terminate its lease and any termination of such lease and (iv) bankruptcy of Giant or its replacement tenant.

AMF (Brunswick Bowling) (40,544 square feet; 17.5% of the NRA; 7.1% of underwritten rent): AMF (Brunswick Bowling) is a bowling alley with locations across the United States. AMF is part of Bowlero Corporation, which is the largest owner and operator of bowling centers in the world, serving approximately 28 million guests per year. AMF (Brunswick Bowling) has been located at the Perry Hall Centre and Perry Hall Square Property since 1961 and has one, five-year extension option remaining.

Rite Aid (14,404 square feet; 6.2% of the NRA; 6.0% of underwritten rent; Moody’s/S&P: B3/B-): Rite Aid (NYSE: RAD) is a pharmacy delivering health care services and retail products to over one million Americans daily. Rite Aid has over 2,500 locations across 17 states. Rite Aid has been located at the Perry Hall Centre and Perry Hall Square Property since 1995 and has two, five-year extension options remaining.

ACE Hardware (11,898 square feet; 5.1% of the NRA; 3.3% of underwritten rent): ACE Hardware is the world’s largest hardware retail cooperative and largest non-grocery American retail cooperative. The company has over 5,000 locations. ACE Hardware has been located at the Perry Hall Centre and Perry Hall Square Property since 2006 and has two, five-year extension options remaining. ACE Hardware has a co-tenancy clause tied to a key tenant, Giant or its national or regional supermarket replacement. If Giant or its replacement is closed for business for 90 continuous days or 180 days in the case of casualty, condemnation, renovation, alteration or repairs, the co-tenancy threshold will not be met. If the threshold is not met, ACE Hardware has the right to pay 50% of its base rent and will continue to pay reduced rent until (i) the day the key tenant reopens for business in at least 75% of the space or (ii) 12 months of paying reduced rent. As soon as ACE Hardware stops paying reduced rent, the tenant is required to either (i) recommence paying its entire rent under its lease or (ii) terminate its lease with 60 days’ written notice.

Dollar Tree (10,000 square feet; 4.3% of the NRA; 4.3% of underwritten rent; Moody’s/S&P: Baa2/BBB): Dollar Tree is a Fortune 200 company and the leading operator of discount variety stores in North America. Dollar Tree operates over 15,000 stores across 48 states and five Canadian provinces. Dollar Tree has been located at the Perry Hall Centre and Perry Hall Square Property since 2000 and has two, five-year extension options remaining.

COVID-19 Update. As of the date of this term sheet, the Perry Hall Centre and Perry Hall Square Property is open and operating. During the COVID-19 pandemic, three tenants received rent relief. Brian’s Barbershop (0.5% of net rentable area and 0.9% of underwritten base rent) repaid its rent deferment in June 2020. Angel Nail & Spa (0.5% of net rentable area and 1.0% of underwritten base rent) is current on rent and has repaid all deferred rent. AMF (Brunswick Bowling) (17.5% of net rentable area and 7.1% of underwritten base rent) is repaying its deferred rent over a 42-month schedule ending in June 2024 and is current on in-place rent. The first payment date for the Perry Hall Centre and Perry Hall Square Mortgage Loan is in June 2022.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
85.0%	86.2%	96.7%	91.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date(4)	T12 2021 Sales(5)	T12 2021 Occupancy Cost(5)
Giant	NR/NR/NR	56,848	24.5%	$12.00	$682,176	21.8%	8/31/2027	$24,694,251	3.3%
AMF (Brunswick Bowling)	NR/NR/NR	40,544	17.5	$5.50	222,992	7.1	6/30/2025	$1,001,448	27.4%
Rite Aid	B3/B-/NR	14,404	6.2	$13.09	188,548	6.0	12/31/2025	NAV	NAV
ACE Hardware(6)	NR/NR/NR	11,898	5.1	$8.56	101,861	3.3	9/30/2026	$3,154,893	5.6%
Dollar Tree	Baa2/BBB/NR	10,000	4.3	$13.50	135,000	4.3	8/31/2025	NAV	NAV
Major Tenants		133,694	57.7%	$9.95	$1,330,578	42.5%

Other Tenants		78,482	33.9%	$22.94	$1,800,475	57.5%

Occupied Collateral Total		212,176	91.6%	$14.76	$3,131,052	100.0%

Vacant Space		19,578	8.4%

Collateral Total		231,754	100.0%

(1)	Based on underwritten rent roll dated February 28, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent PSF include rent steps through May 2023.

(4)	Giant has 10, five-year extension options remaining. AMF (Brunswick Bowling) has one, five-year extension option remaining. Rite Aid, ACE Hardware and Dollar Tree each have two, five-year extension options remaining.

(5)	T12 2021 Sales and T12 2021 Occupancy Cost figures were provided by the borrower sponsors. Giant and AMF (Brunswick Bowling) Sales are as of fiscal year 2021 and ACE Hardware sales are as of T12 January 2021.

(6)	ACE Hardware has a co-tenancy clause tied to a key tenant, Giant or its national or regional supermarket replacement. If Giant or its replacement is closed for business for 90 continuous days or 180 days in the case of casualty, condemnation, renovation, alteration or repairs, the co-tenancy threshold will not be met. If the threshold is not met, ACE Hardware has the right to pay 50% of its base rent and will continue to pay reduced rent until (i) the day the key tenant reopens for business in at least 75% of the space or (ii) 12 months of paying reduced rent. As soon as ACE Hardware stops paying reduced rent, the tenant is required to either (i) recommence paying its entire rent under its lease or (ii) terminate its lease with 60 days’ written notice.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,578	8.4%	NAP	NAP	19,578	8.4%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	19,578	8.4%	$0	0.0%
2023	3	10,197	4.4	172,672	5.5	29,775	12.8%	$172,672	5.5%
2024	2	8,260	3.6	159,875	5.1	38,035	16.4%	$332,547	10.6%
2025	8	77,505	33.4	818,023	26.1	115,540	49.9%	$1,150,569	36.7%
2026	3	15,398	6.6	222,486	7.1	130,938	56.5%	$1,373,056	43.9%
2027	2	63,532	27.4	819,676	26.2	194,470	83.9%	$2,192,732	70.0%
2028	2	2,100	0.9	59,375	1.9	196,570	84.8%	$2,252,107	71.9%
2029	2	8,950	3.9	324,080	10.4	205,520	88.7%	$2,576,187	82.3%
2030	2	3,811	1.6	111,885	3.6	209,331	90.3%	$2,688,071	85.9%
2031	4	17,803	7.7	314,877	10.1	227,134	98.0%	$3,002,948	95.9%
2032	2	4,620	2.0	128,104	4.1	231,754	100.0%	$3,131,052	100.0%
2033 & Beyond	0	0	0.0	0	0.0	231,754	100.0%	$3,131,052	100.0%
Total	30	231,754	100.0%	$3,131,052	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through May 2023.

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No. 11 – Perry Hall Centre and Perry Hall Square

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,501,497	$2,517,873	$2,867,966	$2,931,717	$12.65	65.8%
Contractual Rent Steps(2)	0	0	0	199,334	0.86	4.5
Vacant Income	0	0	0	468,891	2.02	10.5
Percentage Rent	0	2,972	0	0	0.00	0.0
Gross Potential Rent	$2,501,497	$2,520,845	$2,867,966	$3,599,942	$15.53	80.7%
Total Reimbursements	854,295	669,184	886,286	797,282	3.44	17.9
Other Income	60,225	53,486	61,007	61,007	0.26	1.4
Net Rental Income	$3,416,017	$3,243,515	$3,815,258	$4,458,231	$19.24	100.0%
(Vacancy/Credit Loss)	0	0	0	(468,891)	(2.02)	(10.5)
Effective Gross Income	$3,416,017	$3,243,515	$3,815,258	$3,989,340	$17.21	89.5%

Total Expenses	$913,410	$894,091	$1,039,264	$1,035,830	$4.47	26.0%

Net Operating Income	$2,502,607	$2,349,424	$2,775,995	$2,953,510	$12.74	74.0%

Capital Expenditures(3)	0	0	0	9,763	0.04	0.2
TI/LC(3)	0	0	0	90,241	0.39	2.3

Net Cash Flow	$2,502,607	$2,349,424	$2,775,995	$2,853,506	$12.31	71.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Contractual Rent Steps include rent steps through May 2023.

(3)	Underwritten Capital Expenditures and TI/LC include a $88,186 TI/LC straight line credit and a $25,000 replacement reserve credit, representing 10% of the respective upfront reserve balances.

The Market. The Perry Hall Centre and Perry Hall Square Property is located in Perry Hall, Maryland, approximately 15 miles northeast of Baltimore in Baltimore County. Baltimore County is Maryland’s third largest jurisdiction and second largest job center. The county is home to more than 21,000 companies, two universities and research centers and the federal headquarters of the Social Security Administration and Center for Medicare and Medicaid Services. According to the appraisal, the Perry Hall Centre and Perry Hall Square Property is located within 10 minutes of Interstate 95 and Interstate 695, providing access to the greater Baltimore area. The Perry Hall Centre and Perry Hall Square Property is located on the intersection of Bel Air Road and Ebenezer Road, with approximately 40,900 vehicles passing daily. The Perry Hall Centre and Perry Hall Square Property is also located approximately two miles from White Marsh, home to employers such as Franklin Square Hospital, FedEx Ground, Johns Hopkins, Kaiser Permanente, MedStar Health, Comcast and Ikea. According to the appraisal, as of 2021, the population within a one-, three- and five-mile radius totaled 16,715, 84,284 and 198,261 people, respectively, and average household income for the same radii was $102,729, $100,498 and $95,652, respectively.

According to the appraisal, the Perry Hall Centre and Perry Hall Square Property is situated within the Baltimore metropolitan statistical area retail market and the Baltimore County East retail submarket. As of year-end 2021, the total inventory of the Baltimore metropolitan statistical area retail market was approximately 141.4 million square feet with a 5.7% vacancy rate and average triple net rental rates of $21.09 per square foot. For the same time period, the total inventory for the Baltimore County East retail submarket was approximately 18.0 million square feet with a 5.8% vacancy rate and average triple net rental rates of $16.41 per square foot.

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No. 11 – Perry Hall Centre and Perry Hall Square

The appraiser identified five comparable retail rentals to the Perry Hall Centre and Perry Hall Square Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Perry Hall Centre and Perry Hall Square Property 8905 Belair Road Perry Hall, MD	1957	91.6%(2)	231,754(2)	Various(2)	Various(2)	$28.63(3)	Various(2)	Various(2)
Perry Hall Marketplace 9633 Belair Road Baltimore, MD	2001	NAV	69,744	Sugaring NYC	1,500	$24.00	Feb-22	60
Belair Beltway Village 7911-7915 Belair Road Nottingham, MD	2007	NAV	10,880	A Beautiful U	1,800	$21.15	Jan-22	60
Fullerton Plaza 7927 Belair Road Baltimore, MD	1980	NAV	152,834	Rock N Toss Crab House	4,000	$26.00	Nov-21	120
Shoppes at Perry Hall 8833 Belair Road Nottingham, MD	2016	NAV	12,421	Massoni’s Italian	3,340	$30.00	Sep-21	60
Perry Hall Shopping Center 8837-8841 Belair Road Perry Hall, MD	1979	NAV	8,500	Hair Salon	1,017	$23.00	Jun-21	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 28, 2022.

(3)	Based on the underwritten rent roll dated February 28, 2022 for tenants occupying 5,000 square feet or less at the Perry Hall Centre and Perry Hall Square Property.

The following table presents certain information relating to comparable sales for the Perry Hall Centre and Perry Hall Square Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Perry Hall Centre and Perry Hall Square Property	NAP	231,754(2)	91.6%(2)	NAP	NAP	NAP
Columbia East Marketplace Jessup, MD	Aug-21	172,676	99.0%	$38,750,000	$224.41	$215.32
Ridgeview Plaza Hanover, MD	Jun-21	169,286	98.0%	$34,900,000	$206.16	$208.22
Bel Air Town Center Bel Air, MD	Nov-20	87,343	85.0%	$19,332,805	$221.34	$227.98
Arundel Plaza Glen Burnie, MD	Mar-20	281,699	99.0%	$45,300,000	$160.81	$175.60
Free State Shopping Center Bowie, MD	May-19	264,152	97.0%	$72,000,000	$272.57	$274.48
Governors Commons Glen Burnie, MD	May-19	129,242	100.0%	$16,200,000	$125.35	$166.08
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 28, 2022.

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No. 12 – The Shoppes at Eagle Point

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$29,966,541	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	228,041
Loan Purpose:	Refinance	Location:	Cookeville, TN
Borrower:	Shoppes at Eagle Point SPE, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	CBL & Associates Limited Partnership	Occupancy:	98.0%
Interest Rate:	5.40000%	Occupancy Date:	4/1/2022
Note Date:	4/28/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of):	$3,835,649 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,145,547 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,181,006 (TTM 2/28/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,947,265
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$987,247
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,960,019
Additional Debt(1):	Yes	UW NCF:	$3,743,371
Additional Debt Balance(1):	$9,988,847	Appraised Value / Per SF:	$70,000,000 / $307
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/25/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$175
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$144
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$2,851	N/A	Maturity Date LTV:	47.0%
TI/LC:	$0	$15,203	N/A	UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,000,000		100.0%	Payoff Existing Debt	$38,165,538	95.4%
				Return of Equity	1,505,155	3.8
				Closing Costs	329,307	0.8
Total Sources	$40,000,000		100.0%	Total Uses	$40,000,000	100.0%

(1)	The Shoppes at Eagle Point Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate principal balance as of the Cut-off Date of approximately $39,955,388 (“The Shoppes at Eagle Point Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of The Shoppes at Eagle Point Whole Loan.

(2)	The borrower has the option to defease The Shoppes at Eagle Point Whole Loan in full at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	So long as the PILOT program is still in effect, the monthly tax deposit will be waived until October 6, 2026, at which time for so long as the PILOT program is still in effect, the monthly tax deposit will be based on the unassigned PILOT payment of $30,000 is due and payable pursuant to the ground lease. The borrower will not be required to make the monthly tax deposit with respect to the unassigned PILOT payment provided (i) no event of default has occurred, and (ii) the borrower delivers to lender evidence that such unassigned PILOT payment has been made as required by the ground lease.

(4)	The borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket or umbrella insurance policy is in place, (iii) the borrower provides lender evidence of renewal of such policies required under the terms of the loan documents, and (iv) borrower provides to lender paid receipts for the payment of all insurance premiums by no later than ten business following the expirations dates of the insurance policies.

(5)	The Shoppes at Eagle Point Property (as defined below) is subject to a payment in lieu of taxes (“PILOT”) program whereby the local government provides property tax savings as long as the Industrial Development Board of Cookeville (the “IDB”), a public nonprofit corporation organized and existing under the laws of the State of Tennessee, retains ownership of the land, property and equipment. In connection with the PILOT, (i) the borrower transferred the fee interest in The Shoppes at Eagle Point Property and retained the leasehold interest pursuant to a ground lease and (ii) the IDB issued a revenue bond to the borrower. Beginning on November 1, 2018, PILOT payments include: (i) $526,500 per year (Years 1 – 7: due on October 1st of each year); or (ii) $496,500 per year (Years 8 – 20: due on October 1st of each year). As long as the borrower is the holder of the revenue bond issued by the IDB, the payments of $526,500 and $496,500, which have been assigned by the IDB to the borrower are not actually required to be paid by the borrower. Commencing on January 1, 2026, for a period of thirteen years, the borrower is required to pay $30,000 to Putnam County and the City of Cookeville, Tennessee, which equates to the difference between the ground lease and the bond payments then payable to the IDB by the borrower. Upon the ground lease expiration date of October 31, 2038, the borrower will have the right to purchase the fee simple interest in The Shoppes at Eagle Point Property from the IDB for $1.00.

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No. 12 – The Shoppes at Eagle Point

The Loan. The Shoppes at Eagle Point mortgage loan (“The Shoppes at Eagle Point Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold (in connection with a PILOT program) interest in a 228,041 square foot, anchored retail property located in Cookeville, Tennessee (“The Shoppes at Eagle Point Property”). The Shoppes at Eagle Point Whole Loan consists of two pari passu notes and accrues interest at a rate of 5.40000% per annum. The Shoppes at Eagle Point Whole Loan has a 10-year term and amortizes on a 30-year schedule. The controlling Note A-1, with an original principal balance of $30,000,000, will be included in the BBCMS 2022-C16 securitization trust. The non-controlling Note A-2 is currently held by an affiliate of BSPRT and is expected to be contributed to one or more future securitization trust(s). The Shoppes at Eagle Point Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,966,541	BBCMS 2022-C16	Yes
A-2(1)	$10,000,000	$9,988,847	BSPRT	No
Whole Loan	$40,000,000	$39,955,388
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Shoppes at Eagle Point Property is an anchored retail center totaling 228,041 square feet located in Cookeville, Tennessee. Situated on 39.07 acres, The Shoppes at Eagle Point Property was constructed in 2018 and consists of four, single-story buildings and 1,562 surface parking spaces, equating to a parking ratio of approximately 6.85 spaces per 1,000 square feet. As of April 1, 2022, The Shoppes at Eagle Point Property was 98.0% leased to 29 diverse tenants whose services include food & beverage and healthcare uses. The Shoppes at Eagle Point Property’s anchor tenants are Academy Sports, Publix, and Ross Dress for Less. The largest tenant at The Shoppes at Eagle Point Property is Academy Sports, which leases 62,962 square feet (27.6% of NRA; 16.9% of UW Base Rent). Other major tenants include Publix which leases 45,600 square feet (20.0% of NRA; 17.2% of UW Base Rent) and Ross Dress for Less which leases 22,000 square feet (9.6% of NRA; 7.0% of UW Base Rent).

COVID-19 Update. As of the date of this term sheet, The Shoppes at Eagle Point Property was open and operating. As of the date of this term sheet, The Shoppes at Eagle Point Whole Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
94.9%	98.0%	98.1%	98.0%
(1)	Historical Occupancies represent the occupancy as of December 31st of each respective year.

(2)	Current Occupancy is as of April 1, 2022.

Major Tenants.

Academy Sports (S&P: BB-) (62,962 square feet; 27.6% of NRA; 16.9% of underwritten base rent): Academy Sports has been in occupancy since 2018 with a current base rent of $9.95 per square foot and has a lease expiration in April 2034. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the year ended January 29, 2022, Academy Sports reported net sales of approximately $6.77 billion, an increase of 19.05% from 2021. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011. Academy Sports does not have any lease termination options.

Publix (45,600 square feet; 20.0% of NRA; 17.2% of underwritten base rent): Publix has been in occupancy since 2018 with a current base rent of $13.95 per square foot and has a lease expiration in August 2038. Over the past three years, sales have been approximately $18,680,736 (2019), $26,112,271 (2020) and $30,894,015 (2021). Publix is the largest employee-owned grocer chain and is one of the largest-volume supermarket chains in the United States. Founded in 1930, Publix operates retail food supermarkets in Florida, Georgia, Alabama, South Carolina, Tennessee, North Carolina, and Virginia. Publix sells grocery, health and beauty care products, general merchandise, pharmacy, floral products, and services. As of 2021, Publix operated 1,293 stores and had approximately 232,000 employees. For the year ended 2021, Publix reported net sales of approximately $47.9 billion, an increase of 6.98% from 2020. Publix does not have any lease termination options. Publix has a right of first refusal (“ROFR”) to purchase or lease, as the case may be, The Shoppes at Eagle Point Property (or portion thereof) upon the same terms set forth in a bona fide offer from a third party in connection with the borrower’s proposal to sell, convey or assign or grant the third party an option to purchase or undertake to lease all or a portion of The Shoppes at Eagle Point Property. Pursuant to the terms of the Publix lease, the ROFR does not apply to a foreclosure or deed in lieu of foreclosure. The ROFR will, however, apply to a subsequent sale of The Shoppes at Eagle Point Property following such foreclosure or deed in lieu of foreclosure.

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No. 12 – The Shoppes at Eagle Point

Ross Dress for Less (Moody’s: A2 / S&P: BBB+) (22,000 square feet; 9.6% of NRA; 7.0% of underwritten base rent): Ross Dress for Less has been in occupancy since 2018 with a current base rent of $11.75 per square foot and has a lease expiration in January 2029. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year ended January 29, 2022, Ross Stores, Inc. reported net sales of approximately $18.9 billion, an increase of 50.95% from 2020. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less does not have any lease termination options.

PetSmart (Moody’s: B1 / S&P: B) (18,242 square feet; 8.0% of NRA; 7.8% of underwritten base rent): PetSmart has been in occupancy since 2018 with a current base rent of $15.85 per square foot and has a lease expiration in September 2028. PetSmart operates approximately 1,650 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel dog and cat boarding facilities. The retailer provides a broad range of competitively priced pet food and products, as well as services such as dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp and pet adoption. PetSmart does not have any lease termination options.

Ulta Beauty (10,024 square feet; 4.4% of NRA, 5.4% of underwritten base rent): Ulta Beauty has been in occupancy since 2018 with a current base rent of $19.95 per square foot and has a lease expiration in October 2028. Ulta Beauty is the largest beauty retailer in the United States, offering cosmetics, fragrance, skin care products, hair care products and salon services. Ulta Beauty operates more than 1,300 retail stores across 50 states and also distributes its products through its website. Ulta Beauty does not have any lease termination options.

The following table presents certain information relating to comparable retail leases for The Shoppes at Eagle Point Property:

Comparable Retail Leases(1)
Property / Location	Lease Size (SF)	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (months)	Lease Type
The Shoppes at Eagle Point Property Cookeville, TN	62,962(2)	2018 / NAP	Academy Sports(2)	$9.95(2)	18-Dec(2)	185(2)	Triple Net
Midland Crossing Midland, GA	48,848	2023 / NAP	Publix	$16.00	Feb-23	240	Triple Net
Alps Village Athens, GA	10,800	1965 / 2019	5 Below	$12.38	May-21	120	Triple Net
Cumberland Mall Atlanta, GA	70,285	1973 / 2020	Dick’s Sporting Goods	$11.38	Sep-20	120	Modified Gross
Charlotte Center Nashville, TN	84,180	1975 / NAP	At Home	$7.25	Jul-20	60	Triple Net
Centennial Crossing Memphis, TN	30,601	2006 / NAP	PetSmart	$14.50	May-20	132	Triple Net
Hickory Ridge Hickory, NC	12,000	2000 / NAP	Shoe Carnival	$14.25	Feb-20	60	Triple Net
Holland Point Buford, GA	48,387	2020 / NAP	Publix	$12.90	Feb-20	240	Absolute Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2022.

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No. 12 – The Shoppes at Eagle Point

The following table presents certain information relating to comparable retail sales for The Shoppes at Eagle Point Property:

Comparable Retail Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Shoppes at Eagle Point Property Cookeville, TN	228,041(2)	2018 / NAP	98.0%(2)	-	-	-	-
Connexion at Holcomb Bridge Roswell, GA	107,707	1985 / 2013	93.0%	Dec-21	$29,510,000	$274	$274
Shadow Creek Ranch Town Center Pearland, TX	613,468	2007 / NAP	98.0%	Dec-21	$135,000,000	$220	$220
Metropolitan Midtown Charlotte, NC	342,233	2008 / NAP	87.0%	Oct-20	$90,000,000	$263	$274
Perimeter Place Shopping Center Atlanta, GA	338,652	2005 / NAP	87.0%	Feb-20	$75,435,000	$223	$236
Mount Pleasant Towne Centre Mount Pleasant, SC	489,240	1999 / NAP	96.0%	Feb-20	$147,000,000	$300	$318
Preston Forest Shopping Center Dallas, TX	195,554	1960 / NAP	95.0%	Jan-20	$64,000,000	$327	$347
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2022.

The Market. The Shoppes at Eagle Point Property is located in Cookeville, Tennessee, approximately 80 miles east of Nashville. Nashville is known for its music industry, which contributes $5.5 billion to the local economy. In addition, Nashville is recognized as a national health care industry capital and global health care industry leader. Nashville is also home to Vanderbilt University, an independent, private research university. Vanderbilt University is comprised of 10 schools and colleges covering disciplines from the humanities to music to engineering. Major employers in Nashville are Vanderbilt University Medical Center (24,039); Nissan North America Inc. (11,000); HCA Inc. (10,600); Vanderbilt University (9,107); Saint Thomas Health Services (8,335); Randstad Work Solutions (4,550); Asurion (4,400); Amazon (4,000); Community Health Systems Inc. (3,925); and Lowe’s Cos. Inc. (3,614). Further, General Motors is expanding its footprint by building a new plant in Nashville area that will produce batteries for electric vehicles and provide approximately 1,300 jobs.

According to the appraisal, The Shoppes at Eagle Point Property is located in the Putnam County retail submarket. As of the fourth quarter of 2021, the Putnam County retail submarket had an inventory of approximately 4.9 million square feet, a vacancy rate of 1.1%, and an effective rental rate of $16.27 per square feet. The Putnam County submarket reported a positive net absorption of 123,101 square feet as of the fourth quarter of 2021.

The estimated 2021 population within a one-, three- and five-mile radius of The Shoppes at Eagle Point Property was 3,203, 29,050, and 52,010, respectively. The estimated 2021 median household income within the same radii was $41,111, $40,631, and $43,745, respectively.

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No. 12 – The Shoppes at Eagle Point

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Academy Sports	NR/BB-/NR	62,962	27.6%	$9.95	$626,472	16.9%	4/30/2034
Publix	NR/NR/NR	45,600	20.0	$13.95	636,120	17.2	8/31/2038
Ross Dress for Less	A2/BBB+/NR	22,000	9.6	$11.75	258,500	7.0	1/31/2029
PetSmart	B1/B/NR	18,242	8.0	$15.85	289,136	7.8	9/30/2028
Ulta Beauty	NR/NR/NR	10,024	4.4	$19.95	199,979	5.4	10/31/2028
Top Five Tenants		158,828	69.6%	$12.66	$2,010,206	54.3%

Other Tenants		64,606	28.3%	$26.18	$1,691,537	45.7%

Occupied Collateral Total		223,434	98.0%	$16.57	$3,701,743	100.0%

Vacant Space		4,607	2.0%

Collateral Total		228,041	100.0%

(1)	Based on underwritten rent roll dated April 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $3,808 of rent steps through January 1, 2023.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	4,607	2.0%	NAP	NAP	4,607	2.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	4,607	2.0%	$0	0.0%
2023	1	2,300	1.0	31,809	0.9	6,907	3.0%	$31,809	0.9%
2024	3	7,426	3.3	208,950	5.6	14,333	6.3%	$240,759	6.5%
2025	1	1,583	0.7	41,158	1.1	15,916	7.0%	$281,917	7.6%
2026	1	3,000	1.3	66,990	1.8	18,916	8.3%	$348,907	9.4%
2027	1	2,400	1.1	62,400	1.7	21,316	9.3%	$411,307	11.1%
2028	10	53,357	23.4	1,166,415	31.5	74,673	32.7%	$1,577,721	42.6%
2029	5	40,100	17.6	590,700	16.0	114,773	50.3%	$2,168,421	58.6%
2030	2	4,705	2.1	120,730	3.3	119,478	52.4%	$2,289,151	61.8%
2031	0	0	0.0	0	0.0	119,478	52.4%	$2,289,151	61.8%
2032	0	0	0.0	0	0.0	119,478	52.4%	$2,289,151	61.8%
2033 & Beyond	5	108,563	47.6	1,412,592	38.2	228,041	100.0%	$3,701,743	100.0%
Total	29	228,041	100.0%	$3,701,743	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2022.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring and % of UW Base Rent Expiring include $3,808 of rent steps through January 1, 2023.

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No. 12 – The Shoppes at Eagle Point

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$3,289,637	$3,758,141	$3,688,792	$3,789,716	$16.62	82.0%
Straight Line Rent	0	0	125,599	0	$0.00	0.0%
Gross Potential Rent	$3,289,637	$3,758,141	$3,814,391	$3,789,716	$16.62	82.0%
Total Reimbursements	882,924	791,525	802,927	830,238	$3.64	18.0%
Net Rental Income	$4,172,561	$4,549,666	$4,617,318	$4,619,954	$20.26	100.0%
Other Income(4)	562,875	558,150	573,663	558,309	$2.45	12.1%
(Vacancy/Credit Loss)	0	0	0	(230,998)	($1.01)	(5.0%)
Effective Gross Income	$4,735,436	$5,107,816	$5,190,981	$4,947,265	$21.69	107.1%
Total Expenses	$899,787	$962,269	$1,009,975	$987,247	$4.33	20.0%
Net Operating Income	$3,835,649	$4,145,547	$4,181,006	$3,960,019	$17.37	80.0%
Cap Ex, Total TI/LC	0	0	0	216,647	$0.95	4.4%
Net Cash Flow	$3,835,649	$4,145,547	$4,181,006	$3,743,371	$16.42	75.7%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Gross Potential Rent excludes a license agreement and includes $2,899 of rent steps through January 1, 2023.

(4)	Other Income includes PILOT and license agreement income.

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Annex A-3	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.6%	Net Rentable Area (SF):	146,715
Loan Purpose:	Acquisition	Location:	New Port Richey, FL
Borrower:	Shamaim Mitchell, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	Robert A. Davidsohn	Occupancy:	100.0%
Interest Rate:	4.85000%	Occupancy Date:	3/1/2022
Note Date:	4/14/2022	4th Most Recent NOI (As of)(2):	NAV
Anticipated Repayment Date(1):	5/6/2032	3rd Most Recent NOI (As of):	$2,926,897 (12/31/2020)
Interest-only Period(1):	120 months	2nd Most Recent NOI (As of):	$3,738,090 (12/31/2021)
Original Term(1):	120 months	Most Recent NOI (As of):	$3,735,275 (TTM 2/28/2022)
Original Amortization Term(1):	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only - ARD	UW Revenues:	$4,793,806
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,529,879
Lockbox / Cash Management:	Springing	UW NOI:	$3,263,927
Additional Debt:	No	UW NCF:	$3,131,884
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$68,500,000 / $467
Additional Debt Type:	N/A	Appraisal Date:	3/1/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$402,313	$67,052	N/A	Maturity Date Loan / SF(1):	$194
Insurance:	$0	$12,875	N/A	Cut-off Date LTV:	41.6%
Replacement Reserves:	$0	$1,834	$66,022	Maturity Date LTV(1):	41.6%
TI/LC Reserve:	$673,421	$0	N/A	UW NCF DSCR:	2.23x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	40.8%	Purchase Price	$68,000,000	97.3%
Borrower Equity	41,411,732	59.2	Upfront Reserves	1,075,734	1.5
			Closing Costs	835,998	1.2

Total Sources	$69,911,732	100.0%	Total Uses	$69,911,732	100.0%

(1)	The Village at Mitchell Ranch Mortgage Loan (as defined below) has an anticipated repayment date (the “ARD”) of May 6, 2032, and a final maturity date of May 6, 2034, and requires interest-only payments on each due date up to and including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 4.85000% per annum. From and after the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 6.85000% per annum. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(2)	The Village at Mitchell Ranch Property (as defined below) was built in 2019, therefore 4th Most Recent NOI is not available.

The Loan. The Village at Mitchell Ranch mortgage loan (the “Village at Mitchell Ranch Mortgage Loan”) has a principal balance as of the Cut-off Date of approximately $28,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 146,715 square foot retail property located in New Port Richey, Florida (the “Village at Mitchell Ranch Property”).

The Village at Mitchell Ranch Mortgage Loan has a 10-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Village at Mitchell Ranch Mortgage Loan requires interest-only payments on each due date up to and including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 4.85000% per annum (the “Initial Interest Rate”). From and after the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 6.85000% per annum (the “Adjusted Interest Rate”). Any principal outstanding from and after the ARD will accrue interest at the Adjusted Interest Rate rather than the Initial Interest Rate.

The Property. The Village at Mitchell Ranch Property is an anchored retail center with eight, single-story buildings, totaling 146,715 square feet on an approximately 18.84-acre site in New Port Richey, Florida. The Village at Mitchell Ranch Property was built in 2019 and offers 725 surface parking spaces, equating to a parking ratio of approximately 4.94 spaces per 1,000 square feet. The Village at

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Annex A-3	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

Mitchell Ranch Property is 100.0% leased to 31 diverse tenants whose services include food & beverage and healthcare uses. The Village at Mitchell Ranch Property’s anchor tenants are Sprouts, Michaels and HomeGoods. The Village at Mitchell Ranch Property also includes five retail strip center outparcels that are leased to national and regional tenants including Blaze Pizza, Chipotle Mexican Grill, and Jersey Mike’s Subs. The largest tenant at the Village at Mitchell Ranch Property is Sprouts, which leases 29,896 square feet (20.4% of NRA; 15.0% of UW Base Rent). Other major tenants include Michaels, which leases 21,772 square feet (14.8% of NRA; 7.9% of UW Base Rent) and HomeGoods, which leases 20,000 square feet (13.6% of NRA; 6.4% of UW Base Rent).

COVID-19 Update. As of the date of this term sheet, the Village at Mitchell Ranch Property was open and operating. As of the date of this term sheet, the Village at Mitchell Ranch Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
88.0%	94.9%	98.0%	100.0%
(1)	Historical Occupancies represent the occupancy as of December 31 of each respective year.

(2)	Current Occupancy is as of March 1, 2022.

Major Tenants.

Sprouts (29,896 square feet; 20.4% of NRA; 15.0% of underwritten base rent): Sprouts has been in occupancy since 2019 with a current base rent of $18.90 per square foot and has a lease expiration in July 2034. Sprouts is a supermarket chain headquartered in Phoenix, Arizona. Founded in 2002, Sprouts offers a wide selection of natural and organic foods, including fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items. As of January 2022, Sprouts had a total workforce of approximately 31,000 employees and operated approximately 374 stores in 23 states nationwide. In 2021, Sprouts had net sales of approximately $6.1 billion, a decrease from 2020 due to the COVID-19 pandemic but an approximately 8% increase from 2019. Sprouts does not have any lease termination options.

Michaels (21,772 square feet; 14.8% of NRA; 7.9% of underwritten base rent): Michaels has been in occupancy since 2019 with a current base rent of $13.75 per square foot and has a lease expiration in August 2029. Michaels is a privately held chain of American and Canadian arts and craft stores. Michaels is one of North America’s largest providers of arts, crafts, framing, floral and wall décor, and merchandise for makers and do-it-yourself home decorators. Michaels does not have any lease termination options.

HomeGoods (20,000 square feet; 13.6% of NRA; 6.4% of underwritten base rent): HomeGoods has been in occupancy since 2019 with a current base rent of $12.00 per square foot and has a lease expiration in July 2029. HomeGoods is a chain of home furnishing stores headquartered in Framingham, Massachusetts. HomeGoods was founded as a small chain in 1992 and grew to include hundreds of locations throughout the United States. HomeGoods sells furniture, linens, cooking products, art, and other home accessories. HomeGoods is owned by TJX Companies, and is a sister company to T.J. Maxx, Sierra Trading Post, and Marshalls. For the year ended January 29, 2022, TJX Companies reported total net sales of approximately $48.5 billion, an approximately 51.1% increase from 2021. As of January 29, 2022, HomeGoods accounted for approximately 18.5% of total net sales for TJX Companies. HomeGoods does not have any lease termination options.

ULTA (10,014 square feet; 6.8% of NRA; 6.1% of underwritten base rent): ULTA has been in occupancy since 2019 with a current base rent of $22.95 per square foot and has a lease expiration in November 2029. ULTA is the largest beauty retailer in the United States selling cosmetics, fragrances, skin care and hair care products, in addition to offering salon services. ULTA offers over 25,000 products available at its stores and at its website, ulta.com. As of January 29, 2022, ULTA operates 1,308 stores across all 50 states and reported net sales of approximately $8.63 billion, an approximately 40.3% increase from 2021. ULTA does not have any lease termination options.

Five Below (8,240 square feet; 5.6% of NRA; 4.4% of underwritten base rent): Five Below has been in occupancy since 2019 with a current base rent of $20.00 per square foot and has a lease expiration in July 2029. Five Below is a retailer offering simple electronics, fitness and sporting equipment, affordable clothes, candy, cosmetics and more. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below currently has 1,200 stores in 40 states. Five Below does not have any lease termination options.

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No. 13 – Village at Mitchell Ranch

The following table presents certain information relating to comparable retail leases for the Village at Mitchell Ranch Property:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Tenant	Rent PSF	Commencement Year	Lease Type
Village at Mitchell Ranch New Port Richey, FL	29,896(2)	Sprouts(2)	$18.90(2)	2019(2)	Triple Net(2)
Confidential NAV	136,858	Lowes (Recast)	$7.66	2016	Absolute Net
Bass Pro Tampa, FL	137,100	Bass Pro	$17.35	2017	Triple Net
Commons @ RPB Royal Palm Beach, FL	49,160	Hobby Lobby	$11.00	2017	Triple Net
Grove @ Winter Park Winter Park, FL	39,795	24-Hour Fitness	$10.75	2017	Triple Net
Confidential NAV	120,315	Lowes (New)	$4.07	2017	Absolute Net
Regency Court Jacksonville, FL	46,596	Surge	$6.00	2018	Triple Net
Orlando Square Orlando, FL	49,050	Floor & Décor	$16.75	2018	Triple Net
Albany Mall Albany, GA	45,554	Burlington	$15.00	2019	Triple Net
St Cloud Commons Orlando, FL	55,105	Marshall’s (New)	$8.75	2019	Triple Net
Newberry Square Gainesville, FL	84,146	Floor & Décor	$8.50	2020	Triple Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 1, 2022.

The following table presents certain information relating to comparable retail sales for the Village at Mitchell Ranch Property:

Comparable Retail Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Village at Mitchell Ranch New Port Richey, FL	146,715(2)	2019 / NAP	100.0%(2)	-	-	-
Shoppes at Woolbright Boynton Beach, FL	146,640	2008 / NAP	98.0%	Jan-22	$70,200,000	$479
Fountains of Boynton Boynton Beach, FL	174,996	1995 / 2017	100.0%	Dec-21	$79,500,000	$454
Shoppes at Nona Place Orlando, FL	60,250	2018 / NAP	100.0%	Aug-21	$35,000,000	$581
University Corner Bradenton, FL	55,831	2018 / NAP	100.0%	Dec-20	$24,000,000	$430
Market At Mirada Dade City, FL	60,100	2021 / NAP	100.0%	Dec-21	$22,000,000	$366

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 1, 2022.

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No. 13 – Village at Mitchell Ranch

The Market. The Village at Mitchell Ranch Property is located within the Tampa-St. Petersburg-Clearwater Metropolitan Statistical Area (the “Tampa MSA”) in Pasco County, Florida. The Tampa MSA offers a variety of post-secondary educational opportunities through universities like The University of South Florida and The University of Tampa. There are numerous recreational attractions in the region including Busch Gardens, MLB Spring Training, and Professional Sports teams such as the Tampa Bay Rays, the Tampa Bay Buccaneers, and the Tampa Bay Lightning. Top employers in the Tampa MSA are BayCare Health System, Publix Super Markets Inc., Hillsborough County School District, HCA West Florida Division, MacDill Air Force Base, University of South Florida System, Pinellas County School District, Polk County Public School District, AdventHealth West Florida Division, and the State of Florida.

According to the appraisal, the Village at Mitchell Ranch Property is located within the Pasco County retail submarket. As of the fourth quarter of 2021, the Pasco County submarket had a retail inventory of approximately 28.5 million square feet with a vacancy rate of 5.8%, higher than the overall Tampa MSA vacancy rate of 3.8%. The effective rental rate for the submarket was $16.35 per square foot, slightly lower than the overall Tampa MSA market rent of $18.34 per square foot. There have been 185,532 square feet of completions and 247,853 square feet of positive net absorption for the last 12 months as of the fourth quarter of 2021 in the Pasco County retail submarket.

The estimated 2021 population within a one-, three- and five-mile radius of the Village at Mitchell Ranch Property was 3,083, 53,084, and 126,679, respectively. The estimated 2021 median household income within the same radii was $53,079, $61,442, and $50,040, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Sprouts	NR/NR/NR	29,896	20.4%	$18.90	$565,034	15.0%	7/31/2034
Michaels	B1/B/NR	21,772	14.8	$13.75	299,365	7.9	8/31/2029
HomeGoods	A2/A/NR	20,000	13.6	$12.00	240,000	6.4	7/31/2029
ULTA	NR/NR/NR	10,014	6.8	$22.95	229,821	6.1	11/30/2029
Five Below	NR/NR/NR	8,240	5.6	$20.00	164,800	4.4	7/31/2029
Top Five Tenants		89,922	61.3%	$16.67	$1,499,021	39.7%

Other Tenants		56,793	38.7%	$40.05	$2,274,572	60.3%

Occupied Collateral Total		146,715	100.0%	$25.72	$3,773,593	100.0%

Vacant Space		0	0.0%

Collateral Total		146,715	100.0%

(1)	Based on underwritten rent roll dated March 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps through March 2023.

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No. 13 – Village at Mitchell Ranch

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	4,180	2.8	174,842	4.6	4,180	2.8%	$174,842	4.6%
2025	0	0	0.0	0	0.0	4,180	2.8%	$174,842	4.6%
2026	0	0	0.0	0	0.0	4,180	2.8%	$174,842	4.6%
2027	1	1,200	0.8	39,000	1.0	5,380	3.7%	$213,842	5.7%
2028	1	900	0.6	28,737	0.8	6,280	4.3%	$242,579	6.4%
2029	15	90,384	61.6	1,923,339	51.0	96,664	65.9%	$2,165,917	57.4%
2030	6	11,800	8.0	499,145	13.2	108,464	73.9%	$2,665,063	70.6%
2031	3	7,155	4.9	262,820	7.0	115,619	78.8%	$2,927,883	77.6%
2032	1	1,200	0.8	50,676	1.3	116,819	79.6%	$2,978,559	78.9%
2033 & Beyond	3	29,896	20.4	795,034	21.1	146,715	100.0%	$3,773,593	100.0%
Total	31	146,715	100.0%	$3,773,593	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through March 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$3,058,320	$3,615,677	$3,604,560	$3,773,593	$25.72	74.8%
Straight Line Rent	132,248	137,559	0	0	0.00	0.0
Gross Potential Rent	$3,190,568	$3,753,236	$3,604,560	$3,773,593	$25.72	74.8%
Total Reimbursements	622,489	740,531	754,787	1,269,860	8.66	25.2
Net Rental Income	$3,813,057	$4,493,767	$4,359,347	$5,043,453	$34.38	100.0%
Other Income(4)	1,284	234,140	379,255	2,525	0.02	0.1
(Vacancy/Credit Loss)	0	0	0	(252,173)	(1.72)	(5.0)
Effective Gross Income	$3,814,341	$4,727,907	$4,738,602	$4,793,806	$32.67	95.1%
Total Expenses	$887,444	$989,817	$1,003,327	$1,529,879	$10.43	31.9%
Net Operating Income	$2,926,897	$3,738,090	$3,735,275	$3,263,927	$22.25	68.1%
Cap Ex, Total TI/LC	56,633	0	0	132,044	0.90	2.8
Net Cash Flow	$2,870,264	$3,738,090	$3,735,275	$3,131,884	$21.35	65.3%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Base Rent includes rent steps taken through March 2023.

(4)	Other Income includes outparcel CAM.

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Annex A-3	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	2.6%	Net Rentable Area (SF):	2,180,017
Loan Purpose:	Refinance	Location:	New Castle, DE
Borrowers:	600 SLW 2, LLC, DRIP 2 Lot 5,	Year Built / Renovated:	Various / NAP
	LLC, DRIP 2, LLC and TSBP 2,	Occupancy:	98.2%
	LLC	Occupancy Date(4):	Various
Borrower Sponsors(2):	Various	4th Most Recent NOI (As of):	$9,655,202 (12/31/2018)
Interest Rate:	3.64950%	3rd Most Recent NOI (As of):	$10,049,316 (12/31/2019)
Note Date:	1/28/2022	2nd Most Recent NOI (As of):	$10,969,093 (12/31/2020)
Maturity Date:	2/6/2032	Most Recent NOI (As of):	$10,995,342 (TTM 11/30/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$15,533,384
Original Amortization Term:	None	UW Expenses:	$3,582,225
Amortization Type:	Interest Only	UW NOI:	$11,951,159
Call Protection:	L(28),D(88),O(4)	UW NCF:	$11,395,097
Lockbox / Cash Management:	Springing	Appraised Value / Per SF:	$224,250,000 / $103
Additional Debt(1):	Yes	Appraisal Date:	1/5/2022
Additional Debt Balance(1):	$110,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$853,045	$142,174	N/A	Maturity Date Loan / SF:	$63
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	61.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.23x
Unfunded Obligations Reserve:	$139,982	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$138,000,000	100.0%	Loan Payoff	$89,548,238	64.9%
			Return of Equity	45,626,489	33.1
			Closing Costs	1,832,245	1.3
			Reserves	993,028	0.7
Total Sources	$138,000,000	100.0%	Total Uses	$138,000,000	100.0%

(1)	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million (the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

(2)	The borrower sponsors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust.

(3)	The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $142,174). The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage; provided, however, such insurance reserve is waived so long as the borrowers maintain a blanket policy meeting the requirements of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents. During a Trigger Period (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $18,167. During a Trigger Period, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $27,250. A “Trigger Period” means a period (A) commencing upon the occurrence of an event of default, and (B) expiring upon the cure and the acceptance by lender (if applicable) of such event of default. Upon the occurrence of a Trigger Period, excess cash flow will be held in the cash management account.

(4)	Based on underwritten rent rolls dated January 1, 2022 and January 28, 2022.

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

The Loan. The Twin Spans Business Park and Delaware River Industrial Park mortgage loan (the “Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a portfolio of 14 warehouse/distribution properties located in New Castle, Delaware (the “Twin Spans Business Park and Delaware River Industrial Park Properties”). The Twin Spans Business Park and Delaware River Industrial Park Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan consists of three pari passu notes and accrues interest at a rate of 3.64950% per annum. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $28.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2022-C15	Yes
A-2	$28,000,000	$28,000,000	BBCMS 2022-C16	No
A-3	$50,000,000	$50,000,000	Benchmark 2022-B33	No
Whole Loan	$138,000,000	$138,000,000

The Property. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 industrial buildings totaling 2,180,017 square feet located in New Castle, Delaware. Situated on the western banks of the Delaware River, the Twin Spans Business Park and Delaware River Industrial Park Properties are situated within two industrial and logistics parks, Twin Spans Business Park and Delaware River Industrial Park. The Twin Spans Business Park and Delaware River Industrial Park Properties were built between 1960 and 2018 and feature ceiling heights ranging from 20 to 37 feet, wide column spacing and numerous loading docks and drive-in doors. As of the underwritten rent rolls dated January 1, 2022 and January 28, 2022, the Twin Spans Business Park and Delaware River Industrial Park Properties were 98.2% leased to 23 different tenants from various industries including national, regional, and local food service groups, auto part materials distributors, personal protective equipment suppliers and freight logistics firms. No single tenant across the Twin Spans Business Park and Delaware River Industrial Park Properties occupies more than 15.4% of net rentable area or makes up more than 14.1% of UW Base Rent. Additionally, 10 of the 23 tenants, accounting for 46.3% of UW Base Rent, have been at the Twin Spans Business Park and Delaware River Industrial Park Properties for at least 14 years.

The following table presents detailed information with respect to each of the Twin Spans Business Park and Delaware River Industrial Park Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W EGI	Occ. (%)	# of Tenants
350 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	$25,750,000	421,291	2007	$40,750,000	$2,834,599	99.8%	2
301 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	18,500,000	335,046	2002	32,950,000	2,103,763	100.0%	1
400 Ships Landing Way	New Castle, DE	Warehouse / Distribution	15,400,000	235,000	1996	23,550,000	1,824,640	100.0%	1
800 Ships Landing Way	New Castle, DE	Warehouse / Distribution	14,350,000	226,200	2002	23,000,000	1,634,997	100.0%	2
6 Dockview	New Castle, DE	Warehouse / Distribution	12,900,000	201,079	2000	19,700,000	1,502,158	100.0%	3
501 Ships Landing Way	New Castle, DE	Warehouse / Distribution	9,600,000	159,630	1998	14,600,000	1,180,685	100.0%	3
250 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	7,700,000	106,800	2004	12,550,000	903,310	100.0%	2
10 Dockview Drive	New Castle, DE	Warehouse / Distribution	6,400,000	100,630	2018	10,300,000	709,875	100.0%	3
7-23 Harborview Drive	New Castle, DE	Warehouse / Distribution	5,750,000	68,067	1999	9,300,000	680,137	100.0%	3
200 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,600,000	101,182	2007	10,200,000	651,534	100.0%	2
300 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,400,000	83,850	1960	8,850,000	610,728	100.0%	1
27-55 Harborview Drive	New Castle, DE	Warehouse / Distribution	5,150,000	68,453	1990	9,050,000	557,313	86.0%	2
100 Ships Landing	New Castle, DE	Warehouse / Distribution	3,000,000	44,800	2001	4,700,000	339,645	100.0%	1
600 Ships Landing Way	New Castle, DE	Warehouse / Distribution	2,500,000	27,989	2004	4,750,000	0	0.0%	0
Total / Wtd. Avg.			$138,000,000	2,180,017		$224,250,000	$15,533,384	98.2%	26

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

COVID-19 Update. As of the date of this term sheet, the Twin Spans Business Park and Delaware River Industrial Park Properties are open and operating. As of the date of this term sheet, the borrower has reported that 100% of the April 2022 rent payments were received. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is current on loan payments. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is not currently subject to any modification or forbearance requests.

Major Tenants.

Tire Rack, Inc (335,046 square feet; 15.4% of aggregate NRA; 14.1% of aggregate underwritten base rent). Tire Rack, Inc is a customer-direct wheels and car accessories distributor that has grown into a nationwide company that distributes more than two million tires annually. Tire Rack, Inc uses its space at the Twin Spans Business Park and Delaware River Industrial Park Properties as a distribution center for online and phone orders and has a small showroom to display its 24 tire brands. Tire Rack, Inc has occupied its space at the 301 Anchor Mill Road property since September 2002 and recently executed a five-year renewal option through June 30, 2027.

Zenith Products Corp (276,839 square feet; 12.7% of aggregate NRA; 13.6% of aggregate underwritten base rent). Zenith Products Corp was founded after World War II in Philadelphia, Pennsylvania as a small metal fabricating business making window boxes and small cabinets. Since then, the company has expanded and added capabilities with various metal presses for medicine cabinets, becoming a pioneer in the bath storage and organization industry. Zenith Products Corp has occupied 235,000 square feet at the 400 Ships Landing Way property since April 2010 and expanded into the 6 Dockview property (41,839 square feet) in August 2021. Zenith Products Corp has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

Iron Mountain (197,840 square feet; 9.1% of aggregate NRA; 10.8% of aggregate underwritten base rent). Iron Mountain was founded in 1951 and is a global leader of storage and information management services. Iron Mountain stores and protects billions of valued assets, including business information, highly sensitive data and cultural and historical artifacts. Iron Mountain has occupied 134,240 square feet at the 6 Dockview property since December 2000 and 63,600 square feet at the 250 Anchor Mill Road property since September 2004.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)(2)	Current(3)
97.7%	98.6%	100.0%	98.2%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Historical occupancies for the historical periods exclude the 600 Ships Landing Way property since this property was acquired by the borrower sponsors in September 2021.

(3)	Current occupancy is as of January 1, 2022 and January 28, 2022.

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
Tire Rack, Inc	NR/NR/NR	335,046	15.4%	$5.20	$1,742,239	14.1%	6/30/2027
Zenith Products Corp(5)	NR/NR/NR	276,839	12.7	$6.06	1,677,215	13.6	7/31/2023
Best Warehousing & Transportation	NR/NR/NR	216,664	9.9	$5.72	1,238,984	10.0	4/30/2025
Hermann Warehouse Corp.(6)	NR/NR/NR	203,892	9.4	$4.80	979,680	7.9	4/30/2024
Iron Mountain(7)	Ba3/BB-/NR	197,840	9.1	$6.75	1,335,874	10.8	2/28/2026
The Hibbert Company(8)	NR/NR/NR	134,373	6.2	$6.15	825,845	6.7	1/31/2028
CEVA Logistics US Inc	B2/BB+/NR	125,000	5.7	$5.15	643,171	5.2	6/30/2023
Choctaw-Kaul Distribution Co	NR/NR/NR	104,268	4.8	$5.50	573,474	4.7	8/31/2027
Speakman Co(6)	NR/NR/NR	83,850	3.8	$5.48	459,498	3.7	5/31/2026
Carlyle Cocoa	NR/NR/NR	43,483	2.0	$8.24	358,300	2.9	8/31/2024
Total Major Tenants		1,721,255	79.0%	$5.71	$9,834,281	79.8%

Other Tenants		421,173	19.3%	$5.93	$2,496,740	20.2%

Occupied Collateral Total / Wtd. Avg.		2,142,428	98.3%	$5.76	$12,331,021	100.0%
Vacant Space		37,589	1.7%

Collateral Total		2,180,017	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

(4)	Certain tenants have the following renewal/extension options: Tire Rack, Inc – five, one-year options; Iron Mountain, The Hibbert Company, CEVA Logistics US Inc, and Choctaw-Kaul Distribution Co – one, five-year option each; Hermann Warehouse Corp. and Speakman Co. – two, five-year options each.

(5)	Zenith Products Corp leases 235,000 square feet at the 400 Ships Landing Way property expiring on March 31, 2027 and 41,839 square feet at the 6 Dockview property expiring on July 31, 2023. Additionally, the tenant has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

(6)	Speakman Co is subleasing the entirety of its space (83,850 square feet) to Hermann Warehouse Corp., the fifth largest tenant at the Twin Spans Business Park and Delaware River Industrial Park Properties, through May 31, 2026.

(7)	Iron Mountain leases 134,240 square feet at the 6 Dockview property expiring on February 28, 2026 and 63,600 square feet at the 250 Anchor Mill Road property expiring on March 31, 2025.

(8)	The Hibbert Company currently occupies two suites: 101,200 square feet expiring on January 31, 2028 at the 800 Ships Landing Way property and 33,173 square feet on a month-to-month basis at the 10 Dockview Drive property.

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	37,589	1.7%	NAP	NAP	37,589	1.7%	NAP	NAP
2022 & MTM	5	165,549	7.6	$1,056,082	8.6%	203,138	9.3%	$1,056,082	8.6%
2023	2	166,839	7.7	880,189	7.1	369,977	17.0%	$1,936,271	15.7%
2024	4	287,557	13.2	1,555,325	12.6	657,534	30.2%	$3,491,596	28.3%
2025	5	399,721	18.3	2,283,577	18.5	1,057,255	48.5%	$5,775,173	46.8%
2026	3	252,913	11.6	1,546,850	12.5	1,310,168	60.1%	$7,322,023	59.4%
2027	5	733,914	33.7	4,176,824	33.9	2,044,082	93.8%	$11,498,847	93.3%
2028	2	135,200	6.2	832,174	6.7	2,179,282	100.0%	$12,331,021	100.0%
2029	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2030	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2031	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2032 & Beyond	1	735	0.0	0	0.0	2,180,017	100.0%	$12,331,021	100.0%
Total	27	2,180,017	100.0%	$12,331,021	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$11,521,732	$5.29	70.5%
Rent Steps(4)	0	0	0	0	795,691	0.36	4.9
Straight-Line Rent	0	0	0	0	13,598	0.01	0.1
Vacant Income	0	0	0	0	351,794	0.16	2.2
Gross Potential Rent	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$12,682,815	$5.82	77.6%
Total Reimbursements	2,270,404	2,815,987	3,215,705	3,424,248	3,670,173	1.68	22.4
Total Other Income	802	0	0	0	0	0.00	0.0
Net Rental Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$16,352,988	$7.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(819,604)	(0.38)	(5.0)
Effective Gross Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$15,533,384	$7.13	95.0%
Total Expenses	$2,947,890	$3,368,250	$3,262,000	$3,593,010	$3,582,225	$1.64	23.1%
Net Operating Income	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,951,159	$5.48	76.9%
Total TI/LC, Capex/RR	0	0	0	0	556,062	0.26	3.6
Net Cash Flow	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,395,097	$5.23	73.4%
(1)	TTM represents the trailing 12 months ending November 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent rolls as of January 1, 2022 and January 28, 2022.

(4)	Rent Steps are taken through June 2023.

The Market. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 properties located in the New Castle County submarket within the Philadelphia – PA market. The Twin Spans Business Park and Delaware River Industrial Park Properties are situated proximate to Interstate 295, which connects to New Jersey by way of the Delaware Memorial Bridge and Interstate 95, a few miles to the west. Additionally, the area is served by several major arteries, including DE Route 40, US Route 13 (DuPont Highway), and DE Route 141 (Basin Road). All of these roadways provide area residents with access to Wilmington, suburban employment centers, and local shopping. The New Castle County Airport is situated on Route 13 a short distance south of Basin Road and offers both private passenger and freight service. Development throughout New Castle is varied and includes residential, commercial, industrial, and institutional uses. The area includes a total of 2,970,237 employees and has a 7.5% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Educational Services and Prof/Scientific/Tech Services, which represent a combined total of 38% of the population. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Twin Spans Business Park was 7,007, 39,151, and 111,104, respectively. The 2021 average household income within the same radii was $90,312, $77,923, and $75,508, respectively.

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

According to the appraisals, as of the third quarter of 2021, the New Castle County warehouse submarket consisted of approximately 32,972,514 square feet of warehouse space, of which 31,634,158 square feet was occupied (including sublet space). The submarket has an asking rent of $8.26 per square foot and an occupancy of 95.9%.

The following table presents certain information relating to comparable office leases for the Twin Spans Business Park and Delaware River Industrial Park Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built	Tenant	Base Rent PSF(2)	Commencement Date	Structure
100 Ships Landing New Castle, DE	44,800	2001	Timken Co	$6.00	4/2001	NNN
200 Anchor Mill Road New Castle, DE	101,182	2007	Various	$6.00	Various	NNN
250 Anchor Mill Road New Castle, DE	106,800	2004	Various	$6.50	Various	NNN
301 Anchor Mill Road New Castle, DE	335,046	2002	Tire Rack, Inc	$5.50	9/2002	NNN
350 Anchor Mill Road New Castle, DE	421,291	2007	Various	$5.50/$10.00	Various	NNN
300 Anchor Mill Road New Castle, DE	83,850	1960	Speakman Co	NAV	4/2003	NAV
400 Ships Landing Way New Castle, DE	235,000	1996	Zenith Products Corp	$5.50	4/2010	NNN
501 Ships Landing Way New Castle, DE	159,630	1998	Various	$5.50/$6.00	Various	NNN
800 Ships Landing Way New Castle, DE	226,200	2002	Various	$5.50	Various	NNN
27-55 Harborview Drive New Castle, DE	68,453	1990	Various	$7.00/$8.00	Various	NNN
7-23 Harborview Drive New Castle, DE	68,067	1999	Various	$6.00/$8.50	Various	NNN
6 Dockview New Castle, DE	201,079	2000	Various	$5.50/$6.00	Various	NNN
10 Dockview Drive New Castle, DE	100,630	2018	Various	$6.00	Various	NNN
600 Ships Landing Way New Castle, DE	NAP	2004	NAP	$10.00	NAP	NNN
500 W. Basin Road New Castle, DE	116,350	1973	American Furniture Rentals	$6.34	1/2022	Modified Gross
820 Federal School Road New Castle, DE	1,080,322	2021	Amazon	$9.36	8/2021	NNN
2411 Bear Corbitt Road New Castle, DE	217,748	2021	New Acme LLC	$5.05	4/2021	NNN
300 White Clay Drive New Castle, DE	124,800	1983	Sardo & Sons	$5.00	5/2021	NNN
50 Harbor View Drive New Castle, DE	129,168	2023	PODS Enterprises, LLC	$7.75	2023	NNN
600 Pencader Drive Newark, DE	94,832	2001	DB USA	$5.75	Various	NNN
1800 Ogletown Road New Castle, DE	58,583	1990	Echo Data Services	$5.15	12/2020	NNN
301 Ruthar Drive Newark, DE	13,500	1987	Kosmos	$6.22	7/2019	NNN
12 McCullough Drive New Castle, DE	18,410	1988	Total Trans Logistics	$6.00	11/2020	NNN
620 A Street Wilmington, DE	21,915	1982	TBE International	$6.00	Various	NNN
20 Corporate Circle New Castle, DE	30,000	-	L&W Supply	$6.25	3/2021	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

Partial Release. Provided that no event of default is continuing under the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents, at any time two years following the closing date of the BBCMS 2022-C16 securitization, the borrowers may deliver defeasance collateral and obtain release of one or more individual Twin Spans Business Park and Delaware River Industrial Park Properties, in each case, provided that, among other conditions, (i) the borrowers defease the portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the individual Twin Spans Business Park and Delaware River Industrial Park Property being released, plus (b) any applicable Partial Release Rebalancing Amount (as defined below), (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio for the remaining Twin Spans Business Park and Delaware River

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No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Industrial Park Properties is greater than the greater of (a) 2.21x, and (b) the debt service coverage ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DSCR Test”), (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no greater than the lesser of (a) 61.5%, and (b) the loan-to-value ratio for all then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) immediately preceding such release (“LTV Test”), (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no less than the greater of (a) 8.60% and (b) the debt yield for all of the Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DY Test”), (v) in the event that any of the required DSCR Test, LTV Test, and/or DY Test requirements are not satisfied, and provided the other requirements for such release under the related Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents are satisfied, the borrowers may satisfy such DSCR Test, LTV Test, and/or DY Test requirements by defeasing a portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan equal to an amount that, when deducted from the then-outstanding principal balance, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the DSCR Test, LTV Test, and DY Test requirements (such amount, the “Partial Release Rebalancing Amount”), (vi) the borrowers deliver, if requested by the lender, servicer or one or more rating agencies, a REMIC opinion, and (vii) the borrowers deliver a rating agency confirmation. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

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No. 15 – Stockton Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,974,325	Property Type – Subtype:	Various - Various
% of IPB:	2.3%	Net Rentable Area (SF):	464,535
Loan Purpose:	Refinance	Location:	Various, CA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Steven L. Diede	Occupancy(4):	97.8%
Interest Rate:	5.14400%	Occupancy Date:	Various
Note Date:	4/21/2022	4th Most Recent NOI (As of):	$3,577,848 (12/31/2019)
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of):	$3,734,908 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,051,765 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,339,307 (TTM 3/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	78.5%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,975,092
Call Protection(3):	L(25),D(90),O(5)	UW Expenses:	$1,821,673
Lockbox / Cash Management:	Springing	UW NOI:	$4,153,419
Additional Debt(1):	Yes	UW NCF:	$4,075,395
Additional Debt Balance(1):	$13,985,622	Appraised Value / PSF:	$79,350,000 / $171
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$84
Taxes:	$55,257	$27,629	N/A	Maturity Date Loan / SF:	$69
Insurance:	$56,532	$5,855	N/A	Cut-off Date LTV:	49.1%
Replacement Reserve:	$0	$6,502	N/A	Maturity Date LTV:	40.6%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.60x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$39,000,000		100.0%	Payoff Existing Debt	$20,170,671	51.7%
				Return of Equity	18,375,778	47.1
				Closing Costs	341,762	0.9
				Reserves	111,789	0.3
Total Sources	$39,000,000		100.0%	Total Uses	$39,000,000	100.0%

(1)	The Stockton Self Storage Portfolio Mortgage Loan (as defined below) is part of the Stockton Self Storage Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $39,000,000. The Financial Information in the chart above reflects the Stockton Self Storage Portfolio Whole Loan. For additional information, see “The Loan” below.

(2)	The borrowers under the Stockton Self Storage Portfolio Mortgage Loan are Airport Road Self Storage, LLC, Beckman Road, LLC, Eight Mile Road Self Storage, LLC, Hwy 88 Self-Storage, LLC, Hwy 99 Self Storage - GALT, LLC and Morada Self Storage, LLC.

(3)	Defeasance of the Stockton Self Storage Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) April 21, 2025 and (b) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Stockton Self Storage Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

(4)	Occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio Properties (as defined below) except Beckman Road Industrial, which is as of April 21, 2022.

(5)	Appraisal Dates for the Stockton Self Storage Portfolio Properties range from March 1, 2022 to March 28, 2022.

The Loan. The Stockton Self Storage Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee interests in five self storage facilities and one industrial property located in Rio Vista, Stockton, Lockeford, Lodi and Galt, California (the “Stockton Self Storage Portfolio Properties”). The Stockton Self Storage Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of approximately $39.0 million and is comprised of two pari passu notes. The controlling Note A-1 with an original principal balance of $25.0 million will be included in the BBCMS 2022-C16 securitization trust (the “Stockton Self Storage Portfolio Mortgage Loan”). The Stockton Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 securitization trust. The remaining note is expected to be contributed to a future securitization. See “Description of the Mortgage

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No. 15 – Stockton Self Storage Portfolio

Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The Stockton Self Storage Portfolio Whole Loan has a 10-year term and amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,974,325	BBCMS 2022-C16	Yes
A-2	$14,000,000	$13,985,622	CGCMT 2022-GC48(1)	No
Total	$39,000,000	$38,959,947

(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The Stockton Self Storage Portfolio Properties contain 464,535 square feet and are located in Rio Vista, Stockton, Lockeford, Lodi and Galt, California.

The following table presents certain information relating to the Stockton Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	SF	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Airport Road Self Storage	Self Storage	2000, 2003, 2006, 2018	113,170	$9,157,252	36.7%	$28,890,000	36.4%	$1,468,931	35.4%
Morada Self Storage	Self Storage	2002	98,700	4,866,791	19.5	15,950,000	20.1	896,616	21.6
Highway 88 Self Storage	Self Storage	2003	68,475	3,265,873	13.1	9,550,000	12.0	527,648	12.7
Beckman Road Industrial	Manufacturing	1980	99,000	3,201,837	12.8	11,700,000	14.7	537,228	12.9
Highway 99 Self Storage	Self Storage	1982	50,240	2,689,543	10.8	8,010,000	10.1	429,788	10.3
Eight Mile Road Self Storage	Self Storage	1990	34,950	1,793,028	7.2	5,250,000	6.6	293,207	7.1
Total			464,535	$24,974,325	100.0%	$79,350,000	100.0%	$4,153,419	100.0%

(1)	Following the defeasance lockout period, and provided no event of default then exists, the loan documents permit the release of the Beckman Road Industrial property upon the borrower defeasing a portion of the mortgage loan in the amount equal to the greatest of (a) 110% of the allocated loan amount (b) the amount which would result in the LTV on the remaining properties, after giving effect to such release, being not more than 49.1%, (c) the DSCR on the remaining mortgaged properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%. Additionally, solely in the event that the California Department of Transportation commences an imminent domain proceeding with respect to the Eight Mile Road Self Storage property, the lender will release such mortgaged property upon the borrower defeasing a portion of the mortgage loan in the amount equal to the greatest of (a) 110% of the allocated loan amount (b) the amount which would result in the LTV on the remaining properties, after giving effect to such release, being not more than 49.1%, (c) the DSCR on the remaining mortgaged properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%.

Airport Road Self Storage. The Airport Road Self Storage property is comprised of 688 units totaling 113,170 square feet built in phases in 2000, 2003, 2006 and 2018 on 12.75 acres and located in Rio Vista, California. The Airport Road Self Storage property was 94.3% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Airport Road Self Storage property.

Morada Self Storage. The Morada Self Storage property is comprised of 560 units totaling 98,700 square feet built in 2002 on 7.19 acres and is located in Stockton, California. The Morada Self Storage property also includes 27 uncovered parking spaces and 33 covered parking spaces. The Morada Self Storage property was 99.2% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Morada Self Storage property.

Highway 88 Self Storage. The Highway 88 Self Storage property is comprised of 402 units totaling 68,475 square feet built in 2003 on 4.42 acres and located in Lockeford, California. Additionally, the Highway 88 Self Storage property has 32 covered parking spaces and 27 uncovered parking spaces. The Highway 88 Self Storage property was 98.1% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Highway 88 Self Storage property.

Beckman Road Industrial. The Beckman Road Industrial property is a 99,000 square feet industrial property built in 1980 on 5.29 acres and located in Lodi, California. The Beckman Road Industrial property is 100% occupied as of April 21, 2022 by Cepheid on a ten-year lease for $6.15 per square feet that runs through January 2031. The improvements were recently extensively repurposed for medical manufacturing. Cepheid is adding additional office space to a second floor; however this space is currently unfinished and is not included in the presented square footage. In February 2021, Cepheid, a subsidiary of Danaher Corporation, fully leased the Beckman Road Industrial property and began extensive tenant improvement work. The borrower sponsor acquired the Beckman Road Industrial property in 2006.

A-3-121

Annex A-3	BBCMS 2022-C16

No. 15 – Stockton Self Storage Portfolio

Highway 99 Self Storage. The Highway 99 Self Storage property is comprised of 317 units totaling 50,240 square feet, was built in 1982 on 5.29 acres and is located in Galt, California. The Highway 99 Self Storage property also has 111 uncovered parking spaces. The Highway 99 Self Storage property was 98.6% occupied as of April 15, 2022. The borrower sponsor acquired the Highway 99 Self Storage property in 2001.

Eight Mile Road Self Storage. The Eight Mile Road Self Storage property is comprised of 315 units totaling 34,950 square feet built in 1990 on 2.41 acres and located in Lodi, California. The Eight Mile Road Self Storage property also provides for 11 uncovered parking spaces and five covered parking spaces. The Eight Mile Road Self Storage property was 97.1% occupied as of April 15, 2022. The borrower sponsor was the original developer of the Eight Mile Road Self Storage property.

Historical and Current Occupancy
2019(1)	2020(1)(2)	2021(1)	Current(3)
93.4%	71.8%	97.7%	97.8%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	The Beckman Road Industrial property was vacant as of December 31, 2020.

(3)	Current Occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio Properties except Beckman Road Industrial, which is as of April 21, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	PSF	%(2)
Gross Potential Rent	$4,895,130	$5,060,291	$5,463,519	$5,763,027	$7,086,054	$15.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,391,832)	(3.00)	(19.6)
Net Rental Income	$4,895,130	$5,060,291	$5,463,519	$5,763,027	$5,694,223	$12.26	80.4%
Other Income	220,355	211,756	213,329	207,219	280,870	0.60	4.0
Effective Gross Income	$5,115,485	$5,272,047	$5,676,848	$5,970,246	$5,975,092	$12.86	84.3%

Total Expenses	$1,537,637	$1,537,139	$1,625,083	$1,630,939	$1,821,673	$3.92	30.5%

Net Operating Income	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,153,419	$8.94	69.5%

Total TI/LC, Capex/RR	0	0	0	0	78,025	0.17	1.3

Net Cash Flow	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,075,395	$8.77	68.2%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

COVID-19 Update. As of the date of this term sheet, there were no material disruptions at the Stockton Self Storage Properties due to COVID-19. As of the date of this term sheet, the Stockton Self Storage Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

The Markets. The following table presents certain market information relating to the Stockton Self Storage Portfolio Properties:

Market Summary
Property Name	Location	1-mile Population(1)	3-mile Population(1)	5-mile Population(1)	1-mile Median Household Income(1)	3-mile Median Household Income(1)	5-mile Median Household Income(1)	Monthly In Place Rent PSF(2)	Monthly Market Rent PSF(2)
Airport Road Self Storage	Rio Vista, CA	4,044	10,088	11,464	$65,233	$67,855	$65,990	$1.19	$1.21
Morada Self Storage	Stockton, CA	13,191	76,994	198,736	$97,196	$62,529	$56,813	$0.97	$1.00
Highway 88 Self Storage	Lockeford, CA	2,039	4,971	11,004	$72,452	$75,218	$78,617	$0.91	$0.93
Beckman Road Industrial	Lodi, CA	12,783	66,688	81,945	$37,396	$58,398	$62,661	$6.15(3)	$6.00(3)
Highway 99 Self Storage	Galt, CA	9,585	30,577	33,867	$71,463	$83,740	$83,061	$1.00	$1.03
Eight Mile Road Self Storage	Lodi, CA	13,191	76,994	198,736	$97,196	$62,529	$56,813	$1.11	$1.14
(1)	According to the appraisals and as of 2021.

(2)	Source: Appraisals.

(3)	Beckman Road Industrial rents reflect annual rent.

A-3-122

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson	(212) 412-4000
745 Seventh Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President - Division Head	(913) 253-9000	askmidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	LNR Partners, LLC
	Heather Bennett and Job Warshaw		lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Wilmington Trust, National Association
	Attention: CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Notional Certificates
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other
Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	07/15/22	BBCMS Mortgage Trust 2022-C16
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates Series 2022-C16

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2022 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2022-C16, Commercial Mortgage Pass-Through Certificates, Series 2022-C16
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.      Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(1)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(2)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II.    Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
C-2

IV.          Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

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materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan),

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except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.        Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.        Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole

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Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.     Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.     Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

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14.     Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.     Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary

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deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not

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less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.      Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower

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having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a

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holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time (the “REMIC Provisions”).

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC

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Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on

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Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

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35.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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39.     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.     Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the

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appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.     Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

D-1-15

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	LMF Commercial, LLC	Natixis Real Estate Capital LLC
N/A	Yorkshire & Lexington Towers (Loan No. 2)	Kalamazoo Distribution Center (Loan No. 24)	N/A	ILPT Logistics Portfolio (Loan No. 8)	N/A	N/A
D-1-16

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	LMF Commercial, LLC	Natixis Real Estate Capital LLC
1888 Century Park East (Loan No. 3)	N/A	4S Ranch Village Center (Loan No. 19)	Phoenix Industrial Portfolio VIII (Loan No. 9)	Edwards Landing Apartments (Loan No. 41)	127 8th Avenue Leased Fee (Loan No. 37)	N/A
D-1-17

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	LMF Commercial, LLC	Natixis Real Estate Capital LLC
Load and Lock Self Storage (Loan No. 47) Inner Space Storage (Loan No. 59)	N/A	N/A	N/A	N/A	Walgreens McDonough (Loan No. 51) Walgreens Plainfield (Loan No. 56) Walgreens House Springs (Loan No. 58)	N/A
D-1-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – Walmart Neighborhood Market - Prairieville (Airline), LA, – Walmart Neighborhood Market - Thibodaux (Main), LA, – Walmart Neighborhood Market - Houma (Park), LA, – Walmart Neighborhood Market - New Iberia (Parkview), LA, – Walmart Neighborhood Market - Meraux (Archbishop), LA, – Walmart Neighborhood Market - Opelousas (Union), LA (Loan No. 6)	The sole tenant at each of the Mortgaged Properties, Walmart, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property or a controlling interest in itself (except to an affiliate). Pursuant to the terms of each such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage or deed-in-lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – Publix - Decatur (Point), AL (Loan No. 6)	The sole tenant at the Mortgaged Property, Publix, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Publix has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – PNC Bank - Clarendon Hills (Holmes), IL (Loan No. 6)	The sole tenant at the Mortgaged Property, PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the fifth anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – Huntington Bank - Clarksburg (Pike), WV (Loan No. 6)	The sole tenant at the Mortgaged Property, Huntington Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the third anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property. Huntington Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – U.S. Bank - Northlake (North), IL, – U.S. Bank - Elk Grove Village (Devon), IL, – U.S. Bank - Niles (Dempster), IL (Loan No. 6)	The sole tenant at each of the Mortgaged Properties, U.S. Bank, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. U.S. Bank has, pursuant to a subordination, non-disturbance and attornment agreement for each such Mortgaged Property, agreed that such right of first refusal is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – 7-Eleven - La Grange (Ogden), IL (Loan No. 6)	The sole tenant at the Mortgaged Property, 7-Eleven, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – PNC Bank - Aurora (Galena), IL (Loan No. 6)	The sole tenant at the Mortgaged Property, PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. PNC Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal is expressly

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – O’Reilly - Owensboro (Bold Forbes), KY (Loan No. 6)	The sole tenant at the Mortgaged Property, O’Reilly Auto Parts, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide offer for the purchase of the Mortgaged Property.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – Family Dollar - Cuyahoga Falls (Bailey), OH (Loan No. 6)	The sole tenant at the Mortgaged Property, Family Dollar, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Pursuant to the terms of such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #55 – Citizens Bank - Wilmington (Marsh), DE (Loan No. 6)	The sole tenant at the Mortgaged Property, Citizens Bank, has a right of first offer to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. Citizens Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first offer is expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.
(6) Lien; Valid Assignment	The Summit (Loan No. 20)	The sole tenant at the Summit 3 Mortgaged Property has a right of first offer to purchase Mortgaged Property. The tenant has agreed that such right of first offer will not apply in connection with any exercise of remedies pursuant to the mortgage, including (i) a purchase of the Mortgaged Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure.
(6) Lien; Valid Assignment	Moonwater Office Portfolio – 6226 West Sahara Avenue (Loan No. 29)	The sole tenant at the Mortgaged Property, Nevada Power Company, has the option to purchase the Mortgaged Property on the last day of its primary term and on the last day of each of the second and fifth extended terms upon 360 days’ prior notice, at a price equal to the fair market value of the Mortgaged Property. The tenant has agreed that such purchase option will not apply in connection with any exercise of remedies pursuant to the mortgage, including: (i) the judicial or nonjudicial foreclosure of the security instrument, (ii) the delivery of a deed-in-lieu of judicial foreclosure or nonjudicial foreclosure of the security instrument, (iii) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (i) or (ii), or (iv) the first subsequent transfer following any of the events referred to in the foregoing clauses (i) or (ii).
(6) Lien; Valid Assignment	Walgreens - St Paul (Loan No. 32)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(11) Condition of Property	Bell Works (Loan No. 7)	The property condition assessment prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $89,200 in the aggregate. No escrow was established at origination of the Mortgage

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Loan in connection with the cost of such repairs.
(17) Insurance	1888 Century Park East (Loan No. 3)

The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain terrorism coverage from the highest rated insurance company providing such coverage, in the event that (x) the Mortgagor obtains standalone coverage and (y) such coverage is not available from an insurance company which meets the requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

(17) Insurance	The Summit (Loan No. 20)

The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

(17) Insurance	Corpus Christi Portfolio – The Staybridge Suites (Loan No. 25)	The Mortgage Loan documents require the restoration threshold to be 5% of the allocated loan amount for each individual Mortgaged Property, which will provide for no deductible in event that property losses exceed 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable.
(17) Insurance	Walgreens - St Paul (Loan No. 32)	The insurance coverage obtained by the Mortgagor does not name the Mortgagee and its successors and assigns as a loss payee or as mortgagee. Additionally, the Mortgagee will not receive a notice of cancellation. This was mitigated by the fact that the sole tenant at the Mortgaged Property, Walgreens, (i) is an investment-grade tenant and (ii) following a casualty, (x) must rebuild the Mortgaged Property to 100% replacement costs, (y) is not entitled to any period of rent abatement and (z) is not entitled to terminate its lease.
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	1888 Century Park East (Loan No. 3)	The Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the Mortgagor.
(27) Recourse Obligations	Bell Works (Loan No. 7)	Recourse for losses related to misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to the intentional misappropriation or conversion of the same.
(32) Single-Purpose Entity	Bell Works (Loan No. 7)	The related Mortgagor previously owned certain other unrelated property in addition to the collateral for the Mortgage Loan. The Mortgage Loan documents are recourse to the related Mortgagor in connection with the prior ownership of such other unrelated property.

D-2-4

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BVG Portfolio III (Loan No. 10)	The Mortgagor has entered into a purchase agreement with an adjacent property owner to sell a portion of the Elsinore Hills RV Park Mortgaged Property, and the Mortgagor may release such portion of the Mortgaged Property in connection therewith.
(6) Lien; Valid Assignment	Stockton Self Storage Portfolio (Loan No. 15)	Cepheid, the sole tenant at the Beckman Road Industrial Mortgaged Property, has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the Beckman Road Industrial Mortgaged Property by a third party which the Mortgagor intends to accept.
(6) Lien; Valid Assignment	CVS Fourth Street (Loan No. 57)	CVS, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in connection with any offer to purchase the Mortgaged Property by a third party which the landlord under the lease intends to accept.
(7) Permitted Liens; Title Insurance	Stockton Self Storage Portfolio (Loan No. 15)	Cepheid, the sole tenant at the Beckman Road Industrial Mortgaged Property, has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the Beckman Road Industrial Mortgaged Property by a third party which the Mortgagor intends to accept.
(7) Permitted Liens; Title Insurance	CVS Fourth Street (Loan No. 57)	CVS, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in connection with any offer to purchase the Mortgaged Property by a third party which the landlord under the lease intends to accept.
(13) Condemnation	Stockton Self Storage Portfolio (Loan No. 15)	With respect to the Eight Mile Road Self Storage Mortgaged Property, the California Department of Transportation has indicated that it may commence an eminent domain proceeding with respect to some or all of the Eight Mile Road Self Storage Mortgaged Property in connection with a contemplated roadway improvement. Pursuant to the mortgage loan documents, the Mortgagor may release the Mortgaged Property in connection with such eminent domain proceeding in accordance with the loan agreement.
(17) Insurance	Aragona Retail Portfolio (Loan No. 33)	With respect to the Macomb Centre Plaza Mortgaged Property, the Loan Documents provide that, if CVS provides third-party insurance in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, business interruption insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to the building occupied by CVS at the Macomb Centre Plaza Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) CVS is not in default under its lease, (iii) CVS is in physical possession of its leased premises and is open to the public for business and (iv) CVS has satisfied all insurance requirements under its related lease. If CVS elects to no longer self-insure with respect to terrorism coverage, the Mortgagor shall thereafter maintain terrorism insurance as required by the Loan Documents.
(17) Insurance	CVS Fourth Street (Loan No. 57)	The Loan Documents provide that, if CVS, the sole tenant at the Mortgaged Property, provides third-party insurance or self-insures in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to the Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) CVS remains an affiliate of CVS Health Corporation and (iii) CVS has satisfied all insurance requirements under its related lease.
D-2-5

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Access; Utilities; Separate Tax Parcels	BVG Portfolio III (Loan No. 10)	A portion of the Trinidad RV & Emerald Forest RV & Campground Mortgaged Property is connected to a public right of way solely by way of a county road, which crosses over an adjacent property pursuant to an easement granted by the adjacent property owner to the county. A portion of the county road may exceed the scope of such access easement and may encroach upon the adjacent property.
(25) Local Law Compliance	Yorkshire & Lexington Towers (Loan No. 2)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(25) Local Law Compliance	BVG Portfolio III (Loan No. 10)	The Gardena MHC & Apts Mortgaged Property, the Elsinore Hills RV Park Mortgaged Property, the Flying A MHC Mortgaged Property and the Golden Arrow MHC Mortgaged Property are legal non-conforming as to use.
(25) Local Law Compliance	BVG Portfolio III (Loan No. 10)	Certain portions of the Fairmont MHC Mortgaged Property are legal non-conforming as to use.
(25) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	The Airport Road Self Storage Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	The improvements at the Eight Mile Road Self Storage Mortgaged Property and the Highway 99 Self Storage Mortgaged Property are legal non-conforming and the Mortgagor obtained law and ordinance insurance coverage B in an amount less than customarily required by the originator for similar commercial and multifamily loans intended for securitization. Upon renewal of the insurance policy, the Mortgagor is required to obtain law and ordinance insurance coverage B in an amount equal to that which is customarily required by the originator for similar commercial and multifamily loans intended for securitization.
(25) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	A portion of the Morada Self Storage Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	Deerfield and Courtyard Apartments (Loan No. 16)	The Courtyard Apartments Mortgaged Property is the subject of certain fire code violations.
(25) Local Law Compliance	Aragona Retail Portfolio (Loan No. 33)	The River Park Plaza Mortgaged Property is the subject of certain building and zoning code violations.
(26) Licenses and Permits	Yorkshire & Lexington Towers (Loan No. 2)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

D-2-6

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.
(26) Licenses and Permits	BVG Portfolio III (Loan No. 10)	The Mortgagor has not yet obtained a final certificate of occupancy or business license for the Elsinore Hills RV Park Mortgaged Property.
(26) Licenses and Permits	Aragona Retail Portfolio (Loan No. 33)	Two tenants at the River Park Plaza Mortgaged Property have outstanding certificates of occupancy.

D-2-7

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Kalamazoo Distribution Center (Loan No. 24)	The largest tenant at the Mortgaged Property, Abraxas, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal is subject and subordinate to the terms, conditions and provisions of the related mortgage and is not exercisable in connection with any remedies under the mortgage including, but not limited to, (i) the purchase of the Mortgaged Property at a foreclosure sale, (ii) a transfer of the Mortgaged Property pursuant to a deed-in-lieu of foreclosure or (iii) any sale of the Mortgaged Property by the lender after such foreclosure or deed-in-lieu of foreclosure; provided, however, that the right of first refusal will apply to any sale of the Mortgaged Property subsequent to such sale by the lender.
(7) Permitted Liens; Title Insurance	Kalamazoo Distribution Center (Loan No. 24)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	Hamilton Commons (Loan No. 21)	The related property condition report is dated February 13, 2020, which is not within 12 months of the Cut-off Date.
(11) Condition of Property	Candlewood Suites Elgin (Loan No. 46)	The related property condition report is dated January 3, 2020, which is not within 12 months of the Cut-off Date.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(42) Appraisal	Hamilton Commons (Loan No. 21)	The related appraisal is dated February 14, 2020, which is not within 12 months of the Cut-off Date.
(42) Appraisal	Candlewood Suites Elgin (Loan No. 46)	The related appraisal is dated February 7, 2020, which is not within 12 months of the Cut-off Date.

D-2-8

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	3075 Olcott (Loan No. 4)	The sole tenant has a right of first offer to purchase the related Mortgaged Property. The right of first offer does not apply to a foreclosure or deed in lieu thereof, but will apply to any transfers following a foreclosure or deed in lieu thereof.
(6) Lien; Valid Assignment	ILPT Logistics Portfolio (Loan No. 8)	The related single tenant at each of the following Mortgaged Properties has a right of first refusal and/or a right of first offer to purchase the related Mortgaged Property: 1901 Meadowville Technology Parkway, 2020 Joe B Jackson Parkway, 510 John Dodd Road, 309 Dulty’s Lane, 5300 Centerpoint Parkway and 7000 West Post Road. With respect to the 5300 Centerpoint Parkway and 7000 West Post Road Mortgaged Properties, the right of first refusal may apply to a foreclosure or deed in lieu thereof, and will apply as to subsequent transfers. With respect to each other such Mortgaged Property, the right of first refusal does not apply to a foreclosure or deed in lieu thereof, but will apply to subsequent transfers.
(7) Permitted Liens; Title Insurance	3075 Olcott (Loan No. 4)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	ILPT Logistics Portfolio (Loan No. 8)	See exception to Representation and Warranty No. 6.
(17) Insurance	ILPT Logistics Portfolio (Loan No. 8)

The Mortgage Loan documents permit a property insurance deductible and a liability insurance deductible of up to $250,000.

The threshold above which the lender has the right to hold and disburse casualty insurance proceeds is 7.5% of the outstanding principal amount of the allocated loan amount attributable to the affected individual Mortgaged Property, rather than 5.0% of the outstanding principal balance of the related Mortgage Loan or Whole Loan. Notwithstanding anything to the contrary contained in the applicable Mortgage Loan documents (except compliance with REMIC requirements and the obligation to cause a restoration in accordance with the applicable Mortgage Loan documents) with respect to the disbursement of insurance or condemnation proceeds in respect of any lease, any PILOT lease and/or PILOT document, as applicable, the express provisions set forth in the lease, PILOT lease and/or PILOT document, as applicable, govern; provided, however, to the extent the compliance by the applicable Mortgagor with the terms and conditions of the loan agreement do not create a breach or default under or otherwise violate the terms and provisions of such lease, such PILOT lease or such PILOT document, as applicable, the Mortgagor must comply with the terms and provisions of the loan agreement; provided, further, that the Mortgagor may not grant its consent, approval or waiver with respect to any disbursement of insurance or condemnation proceeds if such disbursement would violate the terms and provisions of the loan agreement as may be requested or required in connection with the terms and provisions of any lease, any PILOT lease and/or any PILOT document, as applicable, without first obtaining the written consent, approval, or waiver of the lender. The lender is required to respond to any request for consent subject to the standards for consent set forth in the applicable lease, PILOT lease or PILOT document.

(25) Local Law Compliance	Phoenix Industrial Portfolio VIII (Loan No. 9)	The use of the Church Hill, TN Mortgaged Property as an industrial/warehouse building is legal non-conforming as such use is not permitted under the applicable current zoning code. Any nonconforming building which has been damaged by fire or other causes may be reconstructed and used as before unless the City of Church Hill Building Inspector determines that the building is damaged to the extent of more 75% of its appraised value for tax purposes. In the event of a casualty resulting in the loss of the ability to restore the Mortgaged Property to its current use as an

D-2-9

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
industrial/warehouse building in accordance with all applicable legal requirements, the Mortgage Loan documents provide recourse to the Mortgagor.
(25) Local Law Compliance	Hartsville Crossing (Loan No. 48)	The Hartsville Crossing Mortgaged Property is subject to three REAs that impose use restrictions on the collateral. Certain current tenants at the Mortgaged Property are not in compliance with such use restrictions. The Mortgage Loan is recourse to the related guarantor and Mortgagor for any losses incurred in connection with any REA, including if the Mortgagor defaults under any REA or breaches any REA-related representations, warranties or covenants in the loan agreement, and becomes full recourse if the Mortgaged Property loses any rights of access to public ways existing as of the origination as a result of any breach of any REA.
(27) Recourse Obligations	3075 Olcott (Loan No. 4)	There is no separate nonrecourse carve-out guarantor and no environmental indemnitor other than the Mortgagor.
(27) Recourse Obligations	ILPT Logistics Portfolio (Loan No. 8)	The Mortgage Loan documents do not provide for recourse if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, is acquiesced in by the Mortgagor.
(32) Single-Purpose Entity	ILPT Logistics Portfolio (Loan No. 8)	Three of the Mortgagors previously owned real properties other than the Mortgaged Properties, as follows: (i) ILPT Bemidji LLC previously owned a property located at 2401 Cram Avenue SE, Bemidji, Minnesota, (ii) ILPT KYIN LLC previously owned properties located at (a) 9215-9347 E Pendleton Pike, Lawrence, Indiana, (b) 1985 International Way, Hebron, Kentucky, (c) 2801 Airwest Boulevard, Plainfield, Indiana, (d) 2150 Stanley Road, Plainfield, Indiana, (e) 4237-4255 Anson Boulevard, Whitestown, Indiana, and (f) 20 Logistics Boulevard, Walton, Kentucky, and (iii) ILPT North East LLC previously owned property located at 16101 Queens Court, Upper Marlboro, Maryland. Prior to origination such properties were transferred either to affiliates of the Mortgagors or to third parties.
(41) Environmental Conditions	ILPT Logistics Portfolio (Loan No. 8)	With respect to the 510 John Dodd Road Mortgaged Property, the related Phase I environmental report stated that an adjacent facility had known volatile organic compounds in the soil and groundwater that had the potential to impact the Mortgaged Property, and that the adjoining parcel is potentially a recognized environmental condition originating from an off-property facility, and recommended that a file review be conducted to identify the extent of the groundwater contamination and evaluate the potential for the adjoining parcel to impact the Mortgaged Property. Such investigation has not been conducted.

D-2-10

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	The Shoppes at Eagle Point (Loan No. 12)

The second largest tenant, Publix, has a right of first refusal (“ROFR”) to purchase or lease, as the case may be, the Mortgaged Property (or portion thereof) upon the same terms set forth in a bona fide offer from a third party in connection with the borrower’s proposal to sell, convey or assign or grant the third party an option to purchase or undertake to lease all or a portion of the Mortgaged Property. Pursuant to the terms of the Publix lease, the ROFR does not apply to a foreclosure or deed in lieu of foreclosure. The ROFR will, however, apply to a subsequent sale of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

The Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) program that expires in the 2038/2039 tax year. Pursuant to the PILOT program, the IDB of Cookeville issued a revenue bond to the related borrower to fund infrastructure costs upon the completion of construction of the Mortgaged Property. Pursuant to the PILOT, the borrower transferred the fee interest in the Mortgaged Property to the Industrial Development Board (“IDB”) of Cookeville, Tennessee and the borrower retained the leasehold estate in the Mortgaged Property. The borrower has the right to purchase the fee interest in the Mortgaged Property from the IDB at the expiration of the PILOT program (for $1.00, provided the borrower remains the holder of the revenue bond).

The ground tenants occupying two outparcels at the Mortgaged Property, CFT NV Developments, LLC (“CFT”) and BHG Cookeville Real Estate #1, LLC (“BHG”) have the right to purchase their respective parcel from the borrower at the expiration of the related ground leases, which expire on the date that the PILOT program terminates. Each of the related ground leases provide that upon the expiration of the term of the ground lease, for the sum of $1.00, provided there are no defaults, the CFT tenant’s and the BHG tenant’s ownership interest in the CFT parcel and the BHG parcel, respectively, will automatically convert to a fee simple interest in the related parcel.

D-2-11

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	127 8th Avenue Leased Fee (Loan No. 37)	16th and 8th LLC, one of the ground lease tenants at the Mortgaged Property, has a right of first offer to purchase either the fee estate or equity interests in the Mortgagor if the Mortgagor desires to enter into a “landlord restricted transfer” which includes (i) a transfer of all or a portion of the fee estate or (ii) the sale of 50% or more of the equity interests in the Mortgagor. The right of first offer does not apply to a transfer in connection with any exercise of the remedies under the fee mortgage, but does not apply to any subsequent transfer.
(7) Permitted Liens; Title Insurance	Walgreens McDonough (Loan No. 51)	Walgreen Co., the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other enforcement action under the Mortgage.
(7) Permitted Liens; Title Insurance	Walgreens Plainfield (Loan No. 56)	Walgreen Co., the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other enforcement action under the Mortgage.
(7) Permitted Liens; Title Insurance	Walgreens House Springs (Loan No. 58)	Walgreen Co., the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other enforcement action under the Mortgage.
(17) Insurance	127 8th Avenue Leased Fee (Loan No. 37)	The Mortgage encumbers the fee estate only, which fee estate is subject to a 99-year ground lease. The ground tenant is required to maintain insurance on the improvements and is entitled to the proceeds of such insurance. Insurance proceeds are required to be disbursed in accordance with the terms of any leasehold mortgage.
(17) Insurance	Washington MHC Portfolio (Loan No. 49)	With respect to the Washington MHC Portfolio – 201 Coe Road parcel (“201 Coe Road”), the insurance policy maintained by the Mortgagor for comprehensive all risk insurance coverage has a limit of less than the actual replacement value of the 201 Coe Road parcel. The Mortgagor may maintain such coverage provided that (i) in no event may such coverage be less than $67,615 and (ii) in connection with any insured casualty at the 201 Coe Road parcel, the amount of any damage that exceeds $67,615 up to $150,000 will be recourse to the Mortgagor and the guarantor.
(17) Insurance	Walgreens McDonough (Loan No. 51)	Walgreen Co., the sole tenant at the Mortgaged Property, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that the applicable tenant satisfies certain requirements in the Mortgage Loan documents (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, with respect to each Mortgaged Property, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. Additionally, Walgreen Co. has the right to hold the insurance proceeds in the event of a casualty.
(17) Insurance	Walgreens Plainfield (Loan No. 56)	Walgreen Co., the sole tenant at the Mortgaged Property, is required to provide insurance (and is permitted to self-insure) pursuant to its

D-2-12

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that the applicable tenant satisfies certain requirements in the Mortgage Loan documents (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, with respect to each Mortgaged Property, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. Additionally, Walgreen Co. has the right to hold the insurance proceeds in the event of a casualty.
(17) Insurance	Walgreens House Springs (Loan No. 58)	Walgreen Co., the sole tenant at the Mortgaged Property, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that the applicable tenant satisfies certain requirements in the Mortgage Loan documents (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, with respect to each Mortgaged Property, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. Additionally, Walgreen Co. has the right to hold the insurance proceeds in the event of a casualty.
(18) Access; Utilities; Separate Tax Parcels	Marymoor Self Storage (Loan No. 53)	The Mortgaged Property’s access to a public right of way is granted via a permit granting use of an access area from the Mortgaged Property to the public right of way, through King County. The permit is recorded however, since it is not an easement, the permit not part of the insured legal description on title.
(25) Local Law Compliance	Biotrial Medical Center (Loan No. 28)	The use of the Mortgaged Property as a research and development facility is a pre-existing legally non-conforming use, as research and development is not a permitted use under current zoning laws. In the event of a partial destruction, the Mortgaged Property may be restored to its non-conforming use, provided that (among other things) (i) within 90 days of such casualty, the Mortgagor provides notice to the appropriate zoning authority of its intent to restore or repair the Mortgaged Property, and (ii) such restoration is started within 90 days of such notice and is diligently pursued to completion.
(25) Local Law Compliance	127 8th Avenue Leased Fee (Loan No. 37)	The borrower leased the Mortgaged Property to a single ground tenant pursuant to a ground lease. The improvements on the Mortgaged Property are legally non-conforming as to the floor area ratio. In the event of a casualty that exceeds 75% or more of the total floor area, the Mortgaged Property may only be restored in conformance with the current zoning laws. Per the ground lease, upon a casualty, the ground tenant will be required to restore the Mortgaged Property.
(25) Local Law Compliance	Washington MHC Portfolio (Loan No. 49)

2021 Coe Road - The use of the Mortgaged Property as a mobile home park (and certain ancillary uses at the Mortgaged Property) is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. In the event of a casualty not exceeding 50% of either the square footage or assessed value, the Mortgaged Property may be rebuilt to its existing use provided (i) a building permit application for is filed within 18 months of the casualty and (ii) restoration is completed within two years of the date of the issuance of the building permit.

102 East California Street - The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks (and certain ancillary uses at the Mortgaged Property) are not permitted uses under current zoning laws. In the event of a casualty exceeding 75% of property’s value, the Mortgaged Property may be rebuilt upon the approval of the hearing examiner, in accordance with current zoning laws.

D-2-13

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

401 Moxee Avenue - The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks (and certain ancillary uses at the Mortgaged Property) are not permitted uses under current zoning laws. In the event of a casualty exceeding 60% of property’s fair market value, the Mortgaged Property may only be restored in accordance with current zoning laws.

1507 South Fair Avenue - The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks (and certain ancillary uses at the Mortgaged Property) are not permitted uses under current zoning laws. In the event of a casualty, the Mortgaged Property may be rebuilt to its legally non-conforming use or in a manner that is more conforming, as determined by local zoning officials.

9890 US Highway 12 - The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks (and certain ancillary uses at the Mortgaged Property) are not permitted uses under current zoning laws. In the event of a casualty exceeding 60% of property’s fair market value, the Mortgaged Property may only be restored in accordance with current zoning laws.

D-2-14

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	70 Hudson Street (Loan No. 5)	There are open building code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cure such violations.
(27) Recourse Obligations	70 Hudson Street (Loan No. 5)	The Mortgage Loan documents provide that the Mortgage Loan is recourse to the Mortgagor only as there is no separate guarantor for this Mortgage Loan.
(28) Mortgage Releases	All Mortgage Loans transferred by Natixis	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-15

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
July 2022	$22,296,000.00
August 2022	$22,296,000.00
September 2022	$22,296,000.00
October 2022	$22,296,000.00
November 2022	$22,296,000.00
December 2022	$22,296,000.00
January 2023	$22,296,000.00
February 2023	$22,296,000.00
March 2023	$22,296,000.00
April 2023	$22,296,000.00
May 2023	$22,296,000.00
June 2023	$22,296,000.00
July 2023	$22,296,000.00
August 2023	$22,296,000.00
September 2023	$22,296,000.00
October 2023	$22,296,000.00
November 2023	$22,296,000.00
December 2023	$22,296,000.00
January 2024	$22,296,000.00
February 2024	$22,296,000.00
March 2024	$22,296,000.00
April 2024	$22,296,000.00
May 2024	$22,296,000.00
June 2024	$22,296,000.00
July 2024	$22,296,000.00
August 2024	$22,296,000.00
September 2024	$22,296,000.00
October 2024	$22,296,000.00
November 2024	$22,296,000.00
December 2024	$22,296,000.00
January 2025	$22,296,000.00
February 2025	$22,296,000.00
March 2025	$22,296,000.00
April 2025	$22,296,000.00
May 2025	$22,296,000.00
June 2025	$22,296,000.00
July 2025	$22,296,000.00
August 2025	$22,296,000.00
September 2025	$22,296,000.00
October 2025	$22,296,000.00
November 2025	$22,296,000.00
December 2025	$22,296,000.00
January 2026	$22,296,000.00
February 2026	$22,296,000.00
March 2026	$22,296,000.00
April 2026	$22,296,000.00
May 2026	$22,296,000.00
June 2026	$22,296,000.00
July 2026	$22,296,000.00
August 2026	$22,296,000.00
September 2026	$22,296,000.00
October 2026	$22,296,000.00
November 2026	$22,296,000.00
December 2026	$22,296,000.00
January 2027	$22,296,000.00
February 2027	$22,296,000.00
March 2027	$22,296,000.00
April 2027	$22,296,000.00

Distribution Date	Balance($)
May 2027	$22,296,000.00
June 2027	$21,898,659.99
July 2027	$21,510,825.86
August 2027	$21,151,975.02
September 2027	$20,791,603.46
October 2027	$20,399,207.10
November 2027	$20,035,641.20
December 2027	$19,640,127.89
January 2028	$19,273,340.45
February 2028	$18,904,998.10
March 2028	$18,474,553.48
April 2028	$18,102,816.65
May 2028	$17,699,330.61
June 2028	$17,324,302.65
July 2028	$16,917,605.17
August 2028	$16,539,258.04
September 2028	$16,159,306.16
October 2028	$15,747,803.78
November 2028	$15,364,490.79
December 2028	$14,949,708.69
January 2029	$14,563,005.96
February 2029	$14,124,662.47
March 2029	$13,645,571.94
April 2029	$13,253,536.18
May 2029	$12,830,243.22
June 2029	$12,434,743.34
July 2029	$12,008,070.11
August 2029	$11,609,076.58
September 2029	$11,208,389.24
October 2029	$10,776,653.87
November 2029	$10,372,428.67
December 2029	$9,937,241.05
January 2030	$9,529,447.82
February 2030	$9,119,922.82
March 2030	$8,621,373.08
April 2030	$8,222,656.22
May 2030	$7,793,706.67
June 2030	$7,391,452.58
July 2030	$6,959,050.89
August 2030	$6,553,229.24
September 2030	$6,145,674.40
October 2030	$5,708,099.21
November 2030	$5,296,931.38
December 2030	$4,855,830.09
January 2031	$4,441,018.31
February 2031	$4,024,434.33
March 2031	$3,521,999.70
April 2031	$3,101,479.50
May 2031	$2,651,251.42
June 2031	$2,227,007.03
July 2031	$1,773,144.30
August 2031	$1,345,143.77
September 2031	$915,313.78
October 2031	$455,999.49
November 2031	$22,365.46
December 2031 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	23
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	151
Transaction Parties	256
Credit Risk Retention	320
Description of the Certificates	323
Description of the Mortgage Loan Purchase Agreements	362
Pooling and Servicing Agreement	372
Certain Legal Aspects of Mortgage Loans	478
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	495
Pending Legal Proceedings Involving Transaction Parties	498
Use of Proceeds	498
Yield and Maturity Considerations	498
Material Federal Income Tax Considerations	511
Certain State and Local Tax Considerations	523
Method of Distribution (Underwriter)	523
Incorporation of Certain Information by Reference	526
Where You Can Find More Information	526
Financial Information	527
Certain ERISA Considerations	527
Legal Investment	531
Legal Matters	532
Ratings	532
Index of Defined Terms	534

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$922,229,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC

Depositor

BBCMS
MORTGAGE TRUST 2022-C16

Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2022-C16

Class A-1	$15,000,000
Class A-2	$108,000,000
Class A-3	$16,000,000
Class A-4	$0 - $270,000,000
Class A-5	$290,000,000 - $560,000,000
Class A-SB	$22,296,000
Class X-A	$721,296,000
Class X-B	$200,933,000
Class A-S	$113,347,000
Class B	$46,369,000
Class C	$41,217,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

 Société Générale

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Natixis
Co-Manager

Academy Securities
Co-Manager

Mischler Financial Group, Inc.
Co-Manager

June    , 2022